                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                         REGISTRAATION STATEMENT NO.: 333-132746

          THE DATE OF THIS FREE WRITING PROSPECTUS IS OCTOBER 30, 2006

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing Citigroup
DCM-Prospectus@Citigroup.com.

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                   DEPOSITOR

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
                                 ISSUING ENTITY

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C5
      CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
          CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D AND CLASS XP

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,964,204,000

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus specifically relates to, and is accompanied by, our base prospectus dated June 8, 2006. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the Citigroup Commercial Mortgage Trust 2006-C5, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The sponsors of the series 2006-C5 securitization transaction are LaSalle
Bank National Association, Citigroup Global Markets Realty Corp. and PNC Bank,
National Association.

     The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in any sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily, commercial and manufactured housing community mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in December 2006. The table on page 8 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C5 certificates. That same table on page 8 of this offering prospectus also contains a list of the non-offered classes of the series 2006-C5 certificates.

                                --------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 47 IN THIS
OFFERING PROSPECTUS AND ON PAGE 19 IN THE ACCOMPANYING BASE PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

                                --------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

     Citigroup Global Markets Inc., LaSalle Financial Services, Inc., PNC
Capital Markets LLC and Banc of America Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from the depositor, subject to the satisfaction of specified conditions. We will identify in a final prospectus supplement relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from the depositor. See "Method of Distribution"
in this offering prospectus.

     With respect to this offering, Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunner and LaSalle Financial Services, Inc. is acting as co-lead manager. PNC Capital Markets LLC and Banc of America
Securities LLC are co-managers.

[CITIGROUP LOGO OMITTED]                        LASALLE FINANCIAL SERVICES, INC.

[PNC LOGO OMITTED]                     [BANC OF AMERICA SECURITIES LOGO OMITTED]

CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5

Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Washington
5 properties
$48,093,776
2.3% of total
Colorado
6 properties
$24,333,773
1.1% of total
Nebraska
4 properties
$55,140,000
2.6% of total
Missouri
4 properties
$27,897,147
1.3% of total
Illinois
5 properties
$29,907,188
1.4% of total
Minnesota
4 properties
$41,798,000
2.0% of total
Wisconsin
7 properties
$53,055,544
2.5% of total
Indiana
3 properties
$91,212,875
4.3% of total
Michigan
17 properties
$49,160,671
2.3% of total
Ohio
3 properties
$22,677,027
1.1% of total
New York
9 properties
$168,408,953
7.9% of total
New Hampshire
3 properties
$25,690,948
1.2% of total
Massachusetts
8 properties
$46,523,514
2.2% of total
Pennsylvania
14 properties
$96,011,927
4.5% of total
Connecticut
5 properties
$76,720,000
3.6% of total
West Virginia
2 properties
$4,791,586
0.2% of total
Rhode Island
1 property
$9,200,000
0.4% of total
New Jersey
4 properties
$12,111,071
0.6% of total
Maryland
3 properties
$23,992,504
1.1% of total
District of Columbia
2 properties
$74,200,000
3.5% of total
Virginia
7 properties
$39,225,223
1.8% of total
North Carolina
12 properties
$87,972,717
4.1% of total
Georgia
11 properties
$146,832,705
6.9% of total
South Carolina
8 properties
$51,028,947
2.4% of total
Florida
7 properties
$36,211,660
1.7% of total
Kentucky
1 property
$4,450,000
0.2% of total
Alabama
3 properties
$10,731,056
0.5% of total
Mississippi
1 property
$1,540,939
0.1% of total
Arkansas
2 properties
$10,958,606
0.5% of total
Tennessee
6 properties
$40,341,061
1.9% of total
Louisiana
4 properties
$52,928,974
2.5% of total
Texas
18 properties
$106,538,911
5.0% of total
Oklahoma
4 properties
$18,420,095
0.9% of total
Kansas
4 properties
$37,415,321
1.8% of total
Arizona
5 properties
$27,232,056
1.3% of total
Hawaii
4 properties
$96,000,000
4.5% of total
Southern California
15 properties
$259,495,043
12.2% of total
Northern California
17 properties
$116,490,617
5.5% of total
Oregon
1 property
$1,597,258
0.1% of total
% of Initial Mortgage Pool Balance
Self Storage 1.8%
Mixed Use 2.5%
Manufactured Housing 1.5%
Land 0.3%
Unanchored Retail 5.2%
Industrial 5.8%
Hospitality 9.6%
Office 37.1%
Multifamily 16.3%
Anchored Retail 20.0%
> $150 MM of Initial Mortgage Pool Balance
$100 - $150 MM of Initial Mortgage Pool Balance
$50 - $100 MM of Initial Mortgage Pool Balance
$0 - $50 MM of Initial Mortgage Pool Balance

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                -----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING

   The Class A-M, A-J, B, C and D Certificates Are Subordinate to, and Are
      Therefore Riskier than, the Class A-1, A-2, A-3, A-SB, A-4 and A-1A
      Certificates. .........................................................      47
   The Offered Certificates Have Uncertain Yields to Maturity ...............      47
   The Investment Performance of Your Offered Certificates May Vary
      Materially and Adversely from Your Expectations Because the Rate of
      Prepayments and Other Unscheduled Collections of Principal on the
      Underlying Mortgage Loans Is Faster or Slower than You Anticipated ....      48
   The Interests of the Series 2006-C5 Controlling Class Certificateholders
      May Be in Conflict with the Interests of the Offered
      Certificateholders ....................................................      49
   The Interests of the Holders of the Class AMP-1, AMP-2 and AMP-3
      Certificates May Be in Conflict with the Interests of the Offered
      Certificateholders. ...................................................      50
   Repayment of the Underlying Mortgage Loans Depends on the Operation of
      the Mortgaged Real Properties. ........................................      50
   Risks Associated with Condominium Ownership ..............................      51
   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy
      the Amounts Owing Under an Underlying Mortgage Loan in the Event of
      Default ...............................................................      51
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on
      a Single Tenant or on One or a Few Major Tenants at the Related
      Mortgaged Real Property ...............................................      51
   Nine Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on the Respective Borrower's Interests in
      Each of the Following Property Types--Office, Retail, Multifamily and
      Hospitality ...........................................................      52
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured
      by Mortgage Liens on Real Properties Located in the State of
      California and Five Percent or More of the Initial Mortgage Pool
      Balance Will Be Secured by Mortgage Liens on Real Properties Located
      in Each of the Following States--New York, Georgia and Texas ..........      53
   The Mortgage Pool Will Include Material Concentrations of Balloon Loans
      and Loans with Anticipated Repayment dates ............................      54
   The Mortgage Pool Will Include Some Disproportionately Large Mortgage
      Loans ................................................................       54
   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
      Leasehold Interest in Real Property is Riskier Than Lending on the
      Fee Interest in That Property. ........................................      55
   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
      Legal Nonconforming Structures ........................................      55
   Some of the Mortgaged Real Properties May Not Comply with All Applicable
      Zoning Laws and/or Local Building Codes or with the Americans with
      Disabilities Act of 1990 ..............................................      55
   Some Mortgaged Properties May Not Be Readily Convertible to Alternative
      Uses ..................................................................      56
   Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
      Affiliated Borrowers or Borrowers with Related Principals or Are
      Occupied, in Whole or in Part, by the Same Tenant or Affiliated
      Tenants, Which Presents a Greater Risk to Investors in the Event of
      the Bankruptcy or Insolvency of Any Such Borrower or Tenant ...........      56
   Some of the Mortgaged Real Properties Are or May Be Encumbered by
      Additional Debt and the Ownership Interests in Some Borrowers Have
      Been or May Be Pledged to Secure Debt Which, in Either Case, May
      Reduce the Cash Flow Available to the Subject Mortgaged Real Property        57
   Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
      Property ..............................................................      58
   Certain Borrower Covenants May Affect That Borrower's Available Cash Flow       59
   Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
      Purpose Entities ......................................................      59
   Tenancies in Common May Hinder Recovery ..................................      59
   Changes in Mortgage Pool Composition Can Change the Nature of Your
      Investment ............................................................      60
   Risks Related to Redevelopment and Renovation at the Mortgaged Properties       60
   Decisions Made By The Trustee, the Master Servicers or the Special
      Servicer May Negatively Affect Your Interests .........................      60
   Sponsors May Not Be Able to Make a Required Repurchase or Substitution
      of a Defective Mortgage Loan ..........................................      60
   The Mortgage Loans Have Not Been Reunderwritten by Us ....................      61
   Mortgage Loans Secured by Mortgaged Real Properties Subject to
      Assistance and Affordable Housing Programs are Subject to the Risk
      That Those Programs May Terminate or Be Altered .......................      61
   Lending on Income-Producing Real Properties Entails Environmental Risks ..      61

                                        3

   Lending on Income-Producing Properties Entails Risks Related to Property
      Condition .............................................................      63
   Appraisals Performed on Mortgaged Real Properties May Not Accurately
      Reflect the Respective Values of Those Mortgaged Real Properties ......      63
   Terrorism Insurance Coverage on the Mortgaged Properties May Be
      Expensive and/or Difficult to Obtain ..................................      64
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged
      Properties May Adversely Affect Payments on the Offered Certificates ..      65
   There May be Restrictions on the Ability of a Borrower, a Lender or Any
      Transferee Thereof to Terminate or Renegotiate Property Management
      Agreements That are in Existence With Respect to Some of the
      Mortgaged Real Properties .............................................      66
   The Mortgaged Real Properties that Secure Some Mortgage Loans in the
      Series 2006-C5 Securitization Transaction Also Secure One or More
      Related Mortgage Loans That Will Not Be Transferred to the Issuing
      Entity; The Interests of the Holders of Those Related Mortgage Loans
      May Conflict with Your Interests ......................................      66
   Conflicts of Interest May Exist in Connection with Certain Previous or
      Existing Relationships of a Sponsor for the Series 2006-C5
      Securitization Transaction or an Affiliate Thereof to Certain of the
      Underlying Mortgage Loans, Related Borrowers or Related Mortgaged
      Real Properties .......................................................      67
   Limitations on Enforceability of Cross-Collateralization May Reduce Its

   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
      Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
      Have Been Adjusted in Consideration of Certain Financial Performance
      Assumptions or a Cash Holdback or a Guaranty or Based on a Stabilized

   Cross-Collateralized Mortgage Loans and Multiple Property Mortgage
      Loans .................................................................      73
   Cross-Collateralized Mortgage Loan Groups and Multiple Property Mortgage

   The Series 2006-C5 Controlling Class Representative, the Class AMP
      Representative and the Serviced Non-Trust Loan Noteholders ............     163
   Replacement of the Special Servicer ......................................     168
   Beneficial Owners of the Controlling Class of Series 2006-C5 Certificates      169

   Reductions of Certificate Principal Balances in Connection with Realized

                                        4

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties ................................................   A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and
   the Mortgaged Real Properties ............................................   A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties ...............   A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties ...............   A-4-1
ANNEX A-5--Characteristics of the Multifamily and Manufactured Housing
   Community Mortgaged Real Properties ......................................   A-5-1
ANNEX B--Description of Ten Largest Mortgage Loans and/or Groups of

                                        5

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
            OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

     Information about the offered certificates is contained in two separate documents:

     o    this offering prospectus, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this offering prospectus and the accompanying base prospectus.

     When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to
"prospectus supplement" should be read as references to this offering prospectus.

     The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

     This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this offering prospectus, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                        6

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C5 certificates to the public in the European Economic Area. See "Method of Distribution" in this offering prospectus.

                                        7

--------------------------------------------------------------------------------

                         SUMMARY OF OFFERING PROSPECTUS

     This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-C5 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus.

          SERIES 2006-C5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                            APPROX. %
            APPROX. TOTAL    APPROX. % OF     TOTAL
          PRINCIPAL BALANCE     INITIAL       CREDIT                                      WEIGHTED
             OR NOTIONAL       MORTGAGE     SUPPORT AT   PASS-THROUGH     INITIAL         AVERAGE
          AMOUNT AT INITIAL      POOL        INITIAL         RATE       PASS-THROUGH        LIFE          PRINCIPAL     RATINGS(13)
 CLASS        ISSUANCE        BALANCE(5)   ISSUANCE(6)  DESCRIPTION(8)      RATE      (YEARS)(10)(11)  WINDOW(11)(12)  MOODY'S/FITCH
--------  -----------------  ------------  -----------  --------------  ------------  ---------------  --------------  -------------

Offered Certificates

A-1       $   60,312,000         2.836%     30.000%(7)                       %             3.14          12/06-07/11      Aaa/AAA
A-2       $  236,800,000        11.137%     30.000%(7)                       %             4.80          07/11-10/11      Aaa/AAA
A-3       $   93,829,000         4.413%     30.000%(7)                       %             7.22          6/13-04/14       Aaa/AAA
A-SB      $   92,920,000         4.370%     30.000%(7)                       %             7.40          10/11-02/16      Aaa/AAA
A-4       $  775,822,000        36.486%     30.000%(7)                       %             9.74          02/16-10/16      Aaa/AAA
A-1A      $  228,753,000        10.758%     30.000%(7)                       %             9.16          12/06-10/16      Aaa/AAA
A-M       $  212,634,000        10.000%     20.000%                          %             9.90          10/16-10/16      Aaa/AAA
A-J       $  172,765,000         8.125%     11.875%                          %             9.90          10/16-10/16      Aaa/AAA
B         $   42,526,000         2.000%      9.875%                          %             9.90          10/16-10/16      Aa2/AAA
C         $   21,264,000         1.000%      8.875%                          %             9.90          10/16-10/16      Aa3/AAA
D         $   26,579,000         1.250%      7.625%                          %             9.90          10/16-10/16       A2/A
XP        $          TBD(3)        NAP         NAP        Variable IO        %(9)           NAP              NAP          Aaa/AAA

Non-Offered Certificates(1)

XC        $2,126,337,692(4)        NAP       NAP          Variable IO        %(9)           NAP              NAP          Aaa/AAA
E         $   29,237,000         1.375%      6.250%                          %              NAP              NAP           A3/A-
F         $   26,579,000         1.250%      5.000%                          %              NAP              NAP         Baa1/BBB+
G         $   21,264,000         1.000%      4.000%                          %              NAP              NAP         Baa2/BBB
H         $   21,263,000         1.000%      3.000%                          %              NAP              NAP         Baa3/BBB-
J         $    7,974,000         0.375%      2.625%                          %              NAP              NAP          Ba1/BB+
K         $    7,974,000         0.375%      2.250%                          %              NAP              NAP          Ba2/BB
L         $    7,973,000         0.375%      1.875%                          %              NAP              NAP          Ba3/BB-
M         $    2,658,000         0.125%      1.750%                          %              NAP              NAP           B1/B+
N         $    7,974,000         0.375%      1.375%                          %              NAP              NAP           B2/B
O         $    2,658,000         0.125%      1.250%                          %              NAP              NAP           B3/B-
P         $   26,579,692         1.250%        NAP                           %              NAP              NAP           NR/NR
AMP-1(2)  $   40,000,000           NAP         NAP       Loan-Specific       %              NAP              NAP        Baa1/BBB+
AMP-2(2)  $   48,000,000           NAP         NAP       Loan-Specific       %              NAP              NAP        Baa2/BBB
AMP-3(2)  $   27,000,000           NAP         NAP       Loan-Specific       %              NAP              NAP        Baa3/BBB-

----------
(1)  The non-offered classes of the series 2006-C5 certificates will also include the class Y and R certificates. Those classes of series 2006-C5 certificates will not have principal balances, notional amounts or pass-through rates.

(2)  The class AMP-1, AMP-2 and AMP-3 certificates will represent interests solely in a subordinate portion of the underlying mortgage loan that is secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as the Ala Moana Portfolio. For purposes of calculating distributions on the series 2006-C5 certificates,

--------------------------------------------------------------------------------

                                        8

--------------------------------------------------------------------------------

     the Ala Moana Portfolio underlying mortgage loan is divided into a pooled portion, which is evidenced by one promissory note, and a non-pooled portion, which is evidenced by one or more separate subordinate promissory notes. The class AMP-1, AMP-2 and AMP-3 certificates represent interests in the non-pooled portion of the Ala Moana Portfolio underlying mortgage loan.
     The pooled portion of the Ala Moana Portfolio underlying mortgage loan will be pooled with the other underlying mortgage loans to back the other classes of the series 2006-C5 certificates.

(3)  Notional amount. The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on
     Annex G to this offering prospectus. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series 2006-C5 certificates with principal balances and, at any time during any of the periods specified on Annex G to this offering prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex G to this offering prospectus with respect to the related class of series 2006-C5 certificates for that period and (b) the then total principal balance of the related class of series 2006-C5 certificates. Notwithstanding anything to the contrary in this offering prospectus, the total notional amount of the class XP certificates will be
     $0 following the distribution date in          . The class XP certificates
     do not have principal balances and do not entitle holders to distributions of interest.

(4)  Notional amount. The total notional amount of the class XC certificates will equal the total principal balance of the class A-1, A-2, A-3, A-SB,
     A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P
     certificates outstanding from time to time. In general, the total principal balance of each such class of series 2006-C5 certificates will constitute a separate component of the total notional amount of the class XC certificates. However, if a portion, but not all, of the total principal balance of any particular such class of series 2006-C5 certificates is identified on Annex G to this offering prospectus as being part of the total notional amount of the class XP certificates at any time prior to the
     distribution date in        , then that identified portion of such total
     principal balance will represent one separate component of the then total notional amount of the class XC certificates, and the remaining portion of such total principal balance will represent another separate component of the then total notional amount of the class XC certificates. The class XC certificates do not have principal balances and do not entitle holders to distributions of principal.

(5)  The initial mortgage pool balance will equal $2,126,337,692, subject to a variance of plus or minus 5%. The initial mortgage pool balance is exclusive of the principal balance of the subordinate non-pooled portion of the Ala Moana Portfolio underlying mortgage loan.

(6)  Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series 2006-C5 certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to each class of offered certificates represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series 2006-C5 certificates, exclusive of the class AMP-1,
     AMP-2 and AMP-3 certificates.

(7)  Presented on an aggregate basis for the class A-1, A-2, A-3, A-SB, A-4 and
     A-1A certificates.

(8)  In the case of any particular class of series 2006-C5 certificates shown in the foregoing table:

     (a)  "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

     (b)  "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the
          Ala Moana Portfolio underlying mortgage loan);

     (c)  "WAC Cap" refers to a variable pass-through rate equal to the lesser of (i) the initial pass-through rate for the subject class and (ii)
          the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the Ala Moana Portfolio underlying mortgage loan);

     (d)  "WAC-x%" refers to a variable pass-through rate equal to (i) the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the Ala Moana Portfolio underlying mortgage loan), minus (ii) x%;

     (e)  "Floating" refers to a variable pass-through rate calculated based on an independent interest rate index;

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     (f)  "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates; and

     (g)  "Loan-specific" refers to a pass-through rate equal to or otherwise calculated based on the net interest rate of the subordinate non-pooled portion of the Ala Moana Portfolio underlying mortgage loan.

     See "Description of the Offered Certificates--General" and
     "--Payments--Calculation of Pass-Through Rates" in this offering prospectus.

(9)  Approximate.

(10) The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(11) Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this offering prospectus.

(12) The principal window for any class of offered certificates is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

(13) The ratings shown in the foregoing table for the offered certificates are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See "Ratings" in this offering prospectus for a discussion of those ratings and the limitations thereof.

     The governing document for purposes of issuing the series 2006-C5 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of November 1, 2006. Except as described under
"--Transaction Participants--Ala Moana Portfolio Mortgagee of Record, Master
Servicer and Special Servicer" below, the series 2006-C5 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2006-C5 certificates. The parties to the series 2006-C5 pooling and servicing agreement will include us, a trustee, a certificate administrator, two master servicers and a special servicer. See "The
Series 2006-C5 Pooling and Servicing Agreement" in this offering prospectus. A copy of the series 2006-C5 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C5 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C5 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

ISSUING ENTITY................   The Citigroup Commercial Mortgage Trust 2006-C5
                                 will be the issuing entity for the series
                                 2006-C5 securitization transaction. See
                                 "Transaction Participants--The Issuing Entity"
                                 in each of this offering prospectus and the
                                 accompanying base prospectus.

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DEPOSITOR.....................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor for the series 2006-C5
                                 securitization transaction. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our
                                 telephone number is (212) 816-6000. We are a
                                 wholly-owned subsidiary of Citigroup Financial
                                 Products Inc. and an affiliate of (a) Citigroup
                                 Global Markets Inc., one of the underwriters,
                                 and (b) Citigroup Global Markets Realty Corp.,
                                 one of the sponsors. See "Transaction
                                 Participants--The Depositor" in each of this
                                 offering prospectus and the accompanying base
                                 prospectus.

SPONSORS......................   LaSalle Bank National Association, Citigroup
                                 Global Markets Realty Corp. and PNC Bank,
                                 National Association will be the sponsors for
                                 the series 2006-C5 securitization transaction.
                                 LaSalle Bank National Association, which is
                                 also the certificate administrator, is an
                                 affiliate of LaSalle Financial Services, Inc.,
                                 one of the underwriters. Citigroup Global
                                 Markets Realty Corp. is our affiliate and an
                                 affiliate of Citigroup Global Markets Inc., one
                                 of the underwriters. PNC Bank, National
                                 Association is an affiliate of (a) PNC Capital
                                 Markets LLC, one of the underwriters, and (b)
                                 Midland Loan Services, Inc., one of the master
                                 servicers. See "Transaction Participants--The
                                 Sponsors" in this offering prospectus and
                                 "Transaction Participants--The Sponsor" in the
                                 accompanying base prospectus.

                                 Each of the underlying mortgage loans was
                                 originated, acquired or co-originated by one of
                                 the Sponsors or an affiliate of a Sponsor. We
                                 will acquire the underlying mortgage loans from
                                 the sponsors. Accordingly, they are from time
                                 to time referred to in this offering prospectus
                                 as mortgage loan sellers.

INITIAL TRUSTEE...............   Wells Fargo Bank, N.A., a national banking
                                 association, will act as the initial trustee on
                                 behalf of the series 2006-C5
                                 certificateholders. See "Transaction
                                 Participants--The Trustee" in this offering
                                 prospectus. Following the transfer of the
                                 underlying mortgage loans to the issuing
                                 entity, the trustee, on behalf of the series
                                 2006-C5 certificateholders, will become the
                                 mortgagee of record under each underlying
                                 mortgage loan, subject to the discussion under
                                 "--Transaction Participants--The Ala Moana
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer" below.

INITIAL CERTIFICATE
ADMINISTRATOR.................   LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as the initial certificate administrator on
                                 behalf of the series 2006-C5
                                 certificateholders. See "Transaction
                                 Participants--The Certificate Administrator" in
                                 this offering prospectus. The certificate
                                 administrator will be responsible for
                                 calculating the amount of principal and
                                 interest to be paid to, and making
                                 distributions to, the series 2006-C5
                                 certificateholders, as

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                                       11

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                                 described under "Description of the Offered
                                 Certificates" in this offering prospectus. The
                                 certificate administrator will also have, or be
                                 responsible for appointing an agent to perform,
                                 additional duties with respect to tax
                                 administration.

INITIAL MASTER SERVICERS......   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer with respect to the underlying
                                 mortgage loans being sold to us by LaSalle Bank
                                 National Association and PNC Bank, National
                                 Association for inclusion in the series 2006-C5
                                 securitization transaction, other than the Ala
                                 Moana Portfolio underlying mortgage loan (which
                                 is being serviced pursuant to the pooling and
                                 servicing agreement for a separate
                                 securitization transaction). See "Transaction
                                 Participants--The Servicers--Midland Loan
                                 Services, Inc." in this offering prospectus.
                                 Midland Loan Services, Inc. is an affiliate of
                                 PNC Bank, National Association, one of the
                                 sponsors, and PNC Capital Markets LLC, one of
                                 the underwriters.

                                 Wachovia Bank, National Association, a national
                                 banking association, will act as the initial
                                 master servicer with respect to the underlying
                                 mortgage loans being sold to us by Citigroup
                                 Global Markets Inc. for inclusion in the series
                                 2006-C5 securitization transaction and, as
                                 indicated below under "Ala Moana Portfolio
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer," is the master servicer for
                                 the Ala Moana Portfolio underlying mortgage
                                 loan pursuant to the pooling and servicing
                                 agreement for the series CD 2006-CD3 commercial
                                 mortgage securitization transaction. See
                                 "Transaction Participants--The
                                 Servicers--Wachovia Bank, National Association"
                                 in this offering prospectus.

                                 Wachovia Bank, National Association will also
                                 have certain master servicing obligations with
                                 respect to the Ala Moana Portfolio underlying
                                 mortgage loan under the series 2006-C5 pooling
                                 and servicing agreement.

PRIMARY SERVICERS.............   GEMSA Loan Services, LP, a Delaware limited
                                 partnership, is expected to act as a
                                 sub-servicer on behalf of the master servicers
                                 and, in such capacity, will primary service
                                 underlying mortgage loans representing 10% or
                                 more of the initial mortgage pool balance. We
                                 are not aware of any other sub-servicer that
                                 will primary service underlying mortgage loans
                                 representing 10% or more of the initial
                                 mortgage pool balance or that is affiliated
                                 with one of the sponsors. See "Transaction
                                 Participants--The Servicers--GEMSA Loan
                                 Services, L.P." in this offering prospectus.

INITIAL SPECIAL SERVICER......   LNR Partners, Inc., a Florida corporation, will
                                 act as the initial special servicer with
                                 respect to the underlying mortgage loans,
                                 subject to the discussion under "--Transaction
                                 Participants--

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                                       12

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                                 The Ala Moana Portfolio Mortgagee of Record,
                                 Master Servicer and Special Servicer" below.
                                 See "Transaction Participants--The
                                 Servicers--LNR Partners, Inc." in this offering
                                 prospectus.

ALA MOANA PORTFOLIO MORTGAGEE
OF RECORD, MASTER SERVICER AND
SPECIAL SERVICER..............   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 as the
                                 Ala Moana Portfolio. The Ala Moana Portfolio
                                 underlying mortgage loan will be serviced and
                                 administered pursuant to the pooling and
                                 servicing agreement relating to the series CD
                                 2006-CD3 Mortgage Trust, CD 2006-CD3 Commercial
                                 Mortgage Pass-Through Certificates, which
                                 provides that:

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      initial trustee under the series CD
                                      2006-CD3 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record for the Ala Moana Portfolio
                                      underlying mortgage loan;

                                 o    Wachovia Bank National Association, a
                                      national banking association, which is one
                                      of the initial master servicers under the
                                      series CD 2006-CD3 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial master servicer for the Ala Moana
                                      Portfolio underlying mortgage loan; and

                                 o    J.E. Robert Company, Inc., a Virginia
                                      corporation, which is the initial special
                                      servicer under the series CD 2006-CD3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the initial special
                                      servicer for the Ala Moana Portfolio
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series 2006-C5 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this offering prospectus to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: (a)
                                 with respect to each of the 189 underlying
                                 mortgage loans having their first due dates in
                                 or prior to November 2006, the related due date
                                 of the subject underlying mortgage loan in
                                 November 2006; and (b) with respect to each of
                                 the 19 underlying mortgage loans having their
                                 first due dates in

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                                       13

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                                 December 2006, the later of the related date of
                                 origination of the subject underlying mortgage
                                 loan and November 1, 2006.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the issuing entity.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about November 21,
                                 2006.

DISTRIBUTION FREQUENCY/
DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in
                                 December 2006. During any given month, the
                                 distribution date will be the fourth business
                                 day following the related determination date.

DETERMINATION DATE............   The 11th day of each month or, if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in December 2006.

                                 Notwithstanding the foregoing, the applicable
                                 master servicer may make its determination as
                                 to the collections received in respect of
                                 certain mortgage loans as of an earlier date
                                 during each month.

                                 With respect to any calendar month, references
                                 in this offering prospectus to "determination
                                 date" mean, as to each mortgage loan, the
                                 applicable determination date occurring in such
                                 month.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date, will be
                                 entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the series
                                 2006-C5 certificates on any distribution date
                                 will depend on the payments and other
                                 collections received, and any advances of
                                 payments due, on or with respect to the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period:

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

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                                       14

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                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this offering prospectus to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period for the offered
                                 certificates for any distribution date will be
                                 the calendar month immediately preceding the
                                 month in which that distribution date occurs.

RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date with respect
                                 to the offered certificates will be the
                                 distribution date in October, 2049.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess
                                 thereof--or, solely in the case of the class XP
                                 certificates, $10,000 initial notional
                                 amount--and in any greater whole dollar
                                 denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this offering prospectus and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

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PAYMENTS

A.  GENERAL...................   The certificate administrator will make
                                 payments of interest and, except in the case of
                                 the class XC and XP certificates, principal to
                                 the following classes of series 2006-C5
                                 certificateholders, sequentially as follows:

                                 1st.....................   A-1, A-2, A-3, A-SB,
                                                            A-4, A-1A, XC and XP
                                 2nd.....................            A-M
                                 3rd.....................            A-J
                                 4th.....................             B
                                 5th.....................             C
                                 6th.....................             D
                                 7th.....................             E
                                 8th.....................             F
                                 9th.....................             G
                                 10th....................             H
                                 11th....................             J
                                 12th....................             K
                                 13th....................             L
                                 14th....................             M
                                 15th....................             N
                                 16th....................             O
                                 17th....................             P

                                 For purposes of allocating payments on the most
                                 senior classes of the series 2006-C5
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    a loan group no. 1 consisting of 180
                                      underlying mortgage loans (exclusive of
                                      the subordinate non-pooled portion of the
                                      Ala Moana Portfolio underlying mortgage
                                      loan) that represent 89.2% of the initial
                                      mortgage pool balance and are secured by a
                                      variety of property types; and

                                 o    a loan group no. 2 consisting of 28
                                      underlying mortgage loans that represent
                                      10.8% of the initial mortgage pool balance
                                      and are secured by multifamily and
                                      manufactured housing community properties.

                                 Interest payments with respect to the class
                                 A-1, A-2, A-3, A-SB, A-4, A-1A, XC and XP
                                 certificates are to be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-SB and A-4 certificates, on a pro rata
                                      basis in accordance with the respective
                                      interest entitlements evidenced by those
                                      classes of series 2006-C5 certificates,
                                      from funds attributable to loan group no.
                                      1;

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                                       16

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                                 o    in the case of the class A-1A
                                      certificates, from funds attributable to
                                      loan group no. 2; and

                                 o    in the case of the class XP and XC
                                      certificates, on a pro rata basis in
                                      accordance with the respective interest
                                      entitlements evidenced by those classes of
                                      series 2006-C5 certificates, from funds
                                      attributable to loan group no. 1 and/or
                                      loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payments on any of
                                 the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC
                                 and/or XP certificates, then payments of
                                 interest will be made on those classes of
                                 series 2006-C5 certificates, on a pro rata
                                 basis in accordance with the respective
                                 interest entitlements evidenced thereby, from
                                 available funds attributable to the entire
                                 mortgage pool; and provided, further, that the
                                 "available funds" referred to above in this
                                 sentence do not include amounts attributable to
                                 the subordinate non-pooled portion of the Ala
                                 Moana Portfolio underlying mortgage loan or any
                                 mortgage loan not held by the issuing entity.

                                 The class Y and R certificates do not bear
                                 interest and do not entitle their respective
                                 holders to payments of interest.

                                 Allocation of principal payments among the A-1,
                                 A-2, A-3, A-SB, A-4 and A-1A classes also takes
                                 into account loan groups and is described under
                                 "--Payments--Payments of Principal" below. The
                                 class XC, XP, Y and R certificates do not have
                                 principal balances and do not entitle their
                                 respective holders to payments of principal.

                                 As described under "Description of the Offered
                                 Certificates Payments--Payments on the Class
                                 AMP Certificates" in this offering prospectus,
                                 the class AMP-1, AMP-2 and AMP-3 certificates
                                 will represent a right to receive, out of
                                 payments (or advances in lieu of payments) and
                                 other collections on the subordinate non-pooled
                                 portion of the Ala Moana Portfolio underlying
                                 mortgage loan, monthly payments of interest at
                                 the respective pass-through rates for those
                                 classes and any and all scheduled payments of
                                 principal (or advances in lieu of payments) on,
                                 and other collections of previously unadvanced
                                 principal of, the non-pooled portion of the Ala
                                 Moana Portfolio underlying mortgage loan. See
                                 "Description of the Mortgage Pool--The Loan
                                 Combinations--The Ala Moana Portfolio Loan
                                 Combination" in this offering prospectus.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this offering prospectus.

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                                       17

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B. PAYMENTS OF INTEREST.......   Each class of series 2006-C5 certificates
                                 (other than the class Y and R certificates)
                                 will bear interest. In each case, that interest
                                 will accrue during each interest accrual period
                                 based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of series 2006-C5
                                      certificates for that interest accrual
                                      period,

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series 2006-C5
                                      certificates outstanding immediately prior
                                      to the related distribution date, and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 On each distribution date, subject to (i)
                                 available funds from collections and advances
                                 on the underlying mortgage loans (exclusive of
                                 the non-pooled portion of the Ala Moana
                                 Portfolio underlying mortgage loan) and (ii)
                                 the payment priorities described under
                                 "--Payments--General" above, the holders of
                                 each class of offered certificates will
                                 generally be entitled to receive:

                                 o    all interest accrued with respect to that
                                      class of offered certificates during the
                                      related interest accrual period, as
                                      described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that such class of offered
                                      certificateholders was entitled to receive
                                      on all prior distribution dates, to the
                                      extent not previously received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicers;
                                      minus

                                 o    except in the case of the class XP
                                      certificates, such class' allocable share
                                      of any reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest to be added to
                                      the principal balance of the subject
                                      mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this offering prospectus.

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                                       18

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C. PAYMENTS OF PRINCIPAL......   Subject to (i) available funds from collections
                                 and advances on the underlying mortgage loans
                                 (exclusive of the subordinate non-pooled
                                 portion of the Ala Moana Portfolio underlying
                                 mortgage loan) and (ii) the payment priorities
                                 described under "-- Payments--General" above,
                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of that particular
                                 class.

                                 The total payments of principal to be made with
                                 respect to the class A-1, A-2, A-3, A-SB, A-4,
                                 A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
                                 M, N, O and P certificates on any distribution
                                 date will, in general, be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans (or,
                                      in the case of the Ala Moana Portfolio
                                      underlying mortgage loan, on the pooled
                                      portion thereof only) during the related
                                      collection period, which payments are
                                      either received as of the end of that
                                      collection period or advanced by the
                                      master servicers and/or the trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans (or, in the case
                                      of the Ala Moana Portfolio underlying
                                      mortgage loan, with respect to the pooled
                                      portion thereof only) that are received
                                      during the related collection period.

                                 If a master servicer, the special servicer or
                                 the trustee reimburses itself out of general
                                 collections on the mortgage pool for any
                                 advance that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the series 2006-C5
                                 certificates (other than the class AMP-1, AMP-2
                                 and AMP-3 certificates), prior to being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise distributable
                                 on the series 2006-C5 certificates (other than
                                 the class AMP-1, AMP-2 and AMP-3 certificates).
                                 In addition, if payments and other collections
                                 of principal on the mortgage pool are applied
                                 to reimburse, or pay interest on, any advance
                                 that is determined to be nonrecoverable from
                                 collections on the related underlying mortgage
                                 loan, as described in the prior sentence, then
                                 that advance will be reimbursed, and/or
                                 interest thereon will be paid, first out of
                                 payments or other collections of principal on
                                 the loan group (i.e., loan group no. 1 or loan
                                 group no. 2, as applicable) that includes the
                                 subject underlying

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                                 mortgage loan as to which the advance was made,
                                 and prior to using payments or other
                                 collections of principal on the other loan
                                 group. No payments or other collections
                                 received on or otherwise allocable to the
                                 non-pooled portion of the Ala Moana Portfolio
                                 underlying mortgage loan will be available to
                                 reimburse advances on any other underlying
                                 mortgage loan or pay interest on those
                                 advances.

                                 The certificate administrator is required to
                                 make payments of principal to the holders of
                                 the various classes of the series 2006-C5
                                 certificates with principal balances in a
                                 specified sequential order, taking account of
                                 whether the payments (or advances in lieu
                                 thereof) and other collections of principal
                                 that are to be distributed were received and/or
                                 made with respect to underlying mortgage loans
                                 in loan group no. 1 or underlying mortgage
                                 loans in loan group no. 2, and also taking into
                                 account whether those payments (or advances in
                                 lieu thereof) and other collections of
                                 principal are allocable to the non-pooled
                                 portion of the Ala Moana Portfolio underlying
                                 mortgage loan.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 1 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-SB certificates, until the total
                                 principal balance of that class is paid down to
                                 the applicable scheduled principal balance
                                 thereof set forth on Annex E to this offering
                                 prospectus, and thereafter with respect to the
                                 following classes of series 2006-C5
                                 certificates in the following order (in each
                                 case until the related total principal balance
                                 is reduced to zero):

                                 1.    class A-1,
                                 2.    class A-2,
                                 3.    class A-3,
                                 4.    class A-SB,
                                 5.    class A-4.
                                 6.    class A-1A,
                                 7.    class A-M,
                                 8.    class A-J,
                                 9.    class B,
                                 10.   class C,
                                 11.   class D, and
                                 12.   classes E, F, G, H, J, K, L, M, N, O and
                                          P, in that order.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group

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                                       20

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                                 no. 2 will be applied to make distributions of
                                 principal, first, with respect to the class
                                 A-1A certificates, until the total principal
                                 balance of that class is reduced to zero,
                                 second, with respect to the class A-SB
                                 certificates, until the total principal balance
                                 of that class is paid down to the applicable
                                 scheduled principal balance thereof set forth
                                 on Annex E to this offering prospectus, and
                                 thereafter with respect to the following
                                 classes of series 2006-C5 certificates in the
                                 following order (in each case until the related
                                 total principal balance is reduced to zero):

                                 1.    class A-1,
                                 2.    class A-2,
                                 3.    class A-3,
                                 4.    class A-SB,
                                 5.    class A-4,
                                 6.    class A-M,
                                 7.    class A-J,
                                 8.    class B,
                                 9.    class C,
                                 10.   class D, and
                                 11.   classes E, F, G, H, J, K, L, M, N, O and
                                          P, in that order.

                                 Notwithstanding the foregoing, amounts
                                 allocable to principal of the non-pooled
                                 portion of the Ala Moana Portfolio underlying
                                 mortgage loan will not be available for
                                 distributions of principal on the class A-1,
                                 A-2, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D,
                                 E, F, G, H, J, K, L, M, N, O and/or P
                                 certificates. Instead, they will be applied to
                                 make distributions of principal with respect to
                                 the class AMP-1, AMP-2 and AMP-3 certificates.
                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations--The Ala Moana Portfolio Loan
                                 Combination" in this offering prospectus.

                                 The class XC, XP, Y and R certificates do not
                                 have principal balances and do not entitle
                                 their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 in this offering prospectus.

D. AMORTIZATION, LIQUIDATION
AND PAYMENT TRIGGERS..........   Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the issuing entity,
                                 the total principal balance of the class A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates could be reduced to zero at a
                                 time when the class A-1, A-2, A-3, A-SB, A-4
                                 and A-1A certificates, or any two or more
                                 classes of those

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                                       21

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                                 certificates, remain outstanding. Under those
                                 circumstances, any payments of principal on the
                                 outstanding class A-1, A-2, A-3, A-SB, A-4 and
                                 A-1A certificates will be made among those
                                 classes of certificates on a pro rata basis,
                                 rather than sequentially, in accordance with
                                 their respective total principal balances.

                                 Also, specified parties may terminate the
                                 issuing entity and cause the retirement of the
                                 series 2006-C5 certificates, as and when
                                 described under "--Description of the Offered
                                 Certificates--Optional Termination" below.

E. PAYMENTS OF PREPAYMENT
PREMIUMS AND YIELD MAINTENANCE
CHARGES.......................   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans (or, in the case of the Ala
                                 Moana Portfolio underlying mortgage loan,
                                 collected on the pooled portion thereof only),
                                 then the certificate administrator will pay
                                 that amount, net of any liquidation, workout or
                                 other fee payable in connection with the
                                 receipt thereof, in the proportions described
                                 under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 offering prospectus, to--

                                 o    the holders of the class XC certificates;
                                      and/or

                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D,
                                      E, F, G and/or H certificates that are
                                      then entitled to receive any principal
                                      payments with respect to the loan group
                                      that includes the prepaid mortgage loan.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on the non-pooled portion
                                 of the Ala Moana Portfolio underlying mortgage
                                 loan, then the certificate administrator will
                                 pay that amount, net of any liquidation,
                                 workout or other fee payable to the servicers
                                 under the series CD 2006-CD3 securitization
                                 transaction in connection with the receipt
                                 thereof, as described under "Description of the
                                 Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this offering prospectus, to the
                                 holders of the class AMP-1, AMP-2 and/or AMP-3
                                 certificates.

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                                       22

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F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 series 2006-C5 certificates on any distribution
                                 date will generally be net of the following
                                 fees and expenses:

          TYPE / RECIPIENT                           AMOUNT/SOURCE                 FREQUENCY
------------------------------------   -----------------------------------------   ---------

FEES

Master Servicing Fee / Master          Payable with respect to each and every       Monthly
Servicers                              mortgage loan held by the issuing entity,
                                       including the Ala Moana Portfolio
                                       underlying mortgage loan, each specially
                                       serviced mortgage loan, if any, and each
                                       mortgage loan, if any, as to which the
                                       corresponding mortgaged real property has
                                       been acquired as foreclosure property (in
                                       whole or in part) on behalf of the
                                       issuing entity. With respect to each such
                                       mortgage loan, the master servicing fee
                                       will: (a) generally be calculated on the
                                       same interest accrual basis as is
                                       applicable to the accrual of interest
                                       with respect to that mortgage loan; (b)
                                       accrue on the same principal amount as
                                       interest accrues or is deemed to accrue
                                       on that mortgage loan; (c) accrue at an
                                       annual rate that ranges, on a
                                       loan-by-loan basis, from 0.0200% to
                                       0.1450% per annum; and (d) be payable (i)
                                       monthly from amounts allocable as
                                       interest with respect to that mortgage
                                       loan and/or (ii) if the subject mortgage
                                       loan and any related foreclosure property
                                       has been liquidated on behalf of the
                                       issuing entity, out of general
                                       collections on the mortgage pool. Master
                                       servicing fees with respect to any
                                       underlying mortgage loan will include the
                                       primary servicing fees payable by the
                                       applicable master servicer to any
                                       sub-servicer with respect to that
                                       mortgage loan.

Primary Servicing Fee on the Ala       The applicable master servicer under the
Moana Portfolio underlying mortgage    series CD 2006-CD3 pooling and servicing
loan /CD 2006-CD3 Master Servicer      agreement will be entitled to receive a
                                       primary servicing fee calculated at the
                                       rate of 0.01% per annum for primary
                                       servicing the Ala Moana Portfolio
                                       underlying mortgage loan, which will be
                                       payable in a manner similar to that
                                       described in clause (d) above.

Special Servicing Fee / Special        Payable with respect to each mortgage        Monthly
Servicer                               loan (other than the Ala Moana Portfolio
                                       underlying mortgage loan) held by the
                                       issuing entity that is being specially
                                       serviced or as to which the corresponding
                                       mortgaged real property has been acquired
                                       as foreclosure property (in whole or in
                                       part) on behalf of the issuing entity.
                                       With respect to each such mortgage loan,
                                       the special servicing fee will: (a)
                                       generally be calculated on the same
                                       interest accrual basis as is applicable
                                       to the accrual of interest with respect
                                       to that mortgage loan; (b) accrue on the
                                       same principal amount as interest accrues
                                       or is deemed to accrue from time to time
                                       on that mortgage loan; (c) accrue at a
                                       special servicing fee rate of 0.35% per
                                       annum (subject to a $4,000/month
                                       minimum); and (d) be payable monthly from
                                       general collections on the mortgage pool.

Workout Fee / Special Servicer         Payable with respect to each specially       Time to
                                       serviced mortgage loan (other than the        time
                                       Ala Moana Portfolio underlying mortgage
                                       loan) held by the issuing entity that the
                                       special servicer successfully works out.
                                       The workout fee will be payable out of,
                                       and will be calculated by application of
                                       a workout fee rate of 1.0% to, each
                                       collection of principal and interest,
                                       other than default interest and post-ARD
                                       additional interest, received on the
                                       subject mortgage loan for so long as it
                                       is not returned to special servicing by
                                       reason of an actual or reasonably
                                       foreseeable

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                                       23

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          TYPE / RECIPIENT                           AMOUNT/SOURCE                 FREQUENCY
------------------------------------   -----------------------------------------   ---------

                                       default.

Liquidation Fee / Special Servicer     Subject to the exceptions (including as      Time to
                                       regards the Ala Moana Portfolio                time
                                       underlying mortgage loan) described under
                                       "The Series 2006-C5 Pooling and Servicing
                                       Agreement--Servicing and Other
                                       Compensation and Payment of
                                       Expenses--Principal Special Servicing
                                       Compensation--The Liquidation Fee" in
                                       this offering prospectus, payable with
                                       respect to: (a) each specially serviced
                                       mortgage loan--or any replacement
                                       mortgage loan substituted for it--as to
                                       which the special servicer obtains a full
                                       or discounted payoff from the related
                                       borrower; and (b) any specially serviced
                                       mortgage loan or foreclosure property as
                                       to which the special servicer receives
                                       any liquidation proceeds, sale proceeds,
                                       insurance proceeds or condemnation
                                       proceeds. As to each such specially
                                       serviced mortgage loan or foreclosure
                                       property, the liquidation fee will be
                                       payable from, and will be calculated by
                                       application of a liquidation fee rate of
                                       1.0% to, the related payment or proceeds.

Special Servicing Fee, Workout Fee     Comparable to the corresponding fees        From time
and Liquidation Fee on the Ala Moana   under the series 2006-C5 pooling and         to time
Portfolio underlying mortgage          servicing agreement and, to the extent
loan/CD 2006-CD3 Special Servicer      earned with respect to the Ala Moana
                                       Portfolio loan combination, payable out
                                       of collections thereon, except that, in
                                       the case of the Ala Moana Portfolio loan
                                       combination, the special servicing fee
                                       will accrue at 0.25% per annum and the
                                       workout fee and liquidation fee will be
                                       calculated at 1.0%.(1)

Trustee and Certificate                Payable out of general collections on the    Monthly
Administrator Fee / Trustee and        mortgage pool and, for any distribution
Certificate Administrator              date, will equal one month's interest at
                                       0.001% per annum with respect to each and
                                       every mortgage loan held by the issuing
                                       entity, including the Ala Moana Portfolio
                                       underlying mortgage loan, each specially
                                       serviced mortgage loan, if any, and each
                                       mortgage loan, if any, as to which the
                                       corresponding mortgaged real property has
                                       been acquired as foreclosure property on
                                       behalf of the issuing entity.

EXPENSES

Servicing Advances / Trustee, Master   To the extent of funds available, the        Time to
Servicers or Special Servicer          amount of any servicing advances.(2)(4)       time

Interest on Servicing Advances /       At a rate per annum equal to a published     Time to
Master Servicers, Special Servicer     prime rate, accrued on the amount of each     time
or Trustee                             outstanding servicing advance.(3)(4)

P&I Advances / Master Servicers and    To the extent of funds available, the        Time to
Trustee                                amount of any P&I advances.(1)                Time

Interest on P&I Advances / Master      At a rate per annum equal to a published     Time to
Servicers and Trustee                  prime rate, accrued on the amount of each     Time
                                       outstanding P&I advance.(3)(4)

Indemnification Expenses /             Amount to which such party is entitled to    Time to
Depositor, Trustee, Certificate        indemnification under the series 2006-C5      time
Administrator, Master Servicers or     pooling and servicing agreement.(5)
Special Servicer and any director,
officer, employee or agent of the
Depositor, Trustee, Certificate
Administrator, Master Servicers or
Special Servicer

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                                       24

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          TYPE / RECIPIENT                           AMOUNT/SOURCE                 FREQUENCY
------------------------------------   -----------------------------------------   ---------

Servicing Advances, Interest on        Comparable to corresponding expenses        From time
Servicing Advances and                 under the series 2006-C5 pooling and        to time.
Indemnification Expenses/Parties to    servicing agreement and, to the extent
CD 2006-CD3 Pooling and Servicing      related to the Ala Moana Portfolio
Agreement and Related Persons          underlying mortgage loan, payable out of
                                       collections thereon.(1)

----------
(1)  See "Description of the Mortgage Pool-- Loan Combinations--The Ala Moana
     Loan Combination" and "Servicing of the Ala Moana Portfolio Mortgage Loan"
     in this offering prospectus.

(2)  Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(3)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first out of general collections of principal on the mortgage pool.

(4)  If any underlying mortgage loan is part of a loan combination that includes a subordinate non-trust mortgage loan (see "--The Underlying Mortgage Loans and the Mortgaged Real Properties--Loan Combinations" below), then collections on that subordinate non-trust mortgage loan will be available to make the subject payment/reimbursement.

(5)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the series 2006-C5 pooling and servicing agreement, or (2)
     any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2006-C5 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C5 pooling and servicing agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, as well as
                                 information regarding other fees

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                                       25

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                                 and expenses, is set forth under "Description
                                 of the Offered Certificates--Fees and Expenses"
                                 in this offering prospectus.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON THE
UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 issuing entity will generally be allocated to
                                 reduce the respective total principal balances
                                 of the following classes of series 2006-C5
                                 principal balance certificates, sequentially in
                                 the following order:

                                 REDUCTION ORDER          CLASS
                                 ---------------   --------------------------
                                 1st............               P
                                 2nd............               O
                                 3rd............               N
                                 4th............               M
                                 5th............               L
                                 6th............               K
                                 7th............               J
                                 8th............               H
                                 9th............               G
                                 10th...........               F
                                 11th...........               E
                                 12th...........               D
                                 13th...........               C
                                 14th...........               B
                                 15th...........              A-J
                                 16th...........              A-M
                                 17th...........      A-1, A-2, A-3, A-SB,
                                                    A-4 and A-1A, pro rata
                                                   by total principal balance

                                 Notwithstanding the foregoing, as and to the
                                 extent described under "Description of the
                                 Offered Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus, losses on the
                                 non-pooled portion of the Ala Moana Portfolio
                                 underlying mortgage loan and default-related
                                 and/or otherwise unanticipated expenses of the
                                 issuing entity relating to the Ala Moana
                                 Portfolio underlying mortgage loan will
                                 generally be allocated to reduce the respective
                                 total principal balances of the class AMP-3,
                                 AMP-2 and AMP-1 certificates, in that order,
                                 prior to being allocated to the other series
                                 2006-C5 principal balance certificates.

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                                       26

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                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................   As and to the extent, and subject to the
                                 limitations, described under "The Series
                                 2006-C5 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, each master servicer will be
                                 required to make (with respect to each mortgage
                                 loan serviced by that master servicer and, in
                                 the case of Wachovia Bank, National
                                 Association, the Ala Moana Portfolio underlying
                                 mortgage loan), for each distribution date, a
                                 total amount of advances of principal and/or
                                 interest generally equal to all monthly debt
                                 service payments -- other than balloon payments
                                 -- and assumed monthly debt service payments,
                                 in each case net of related master servicing
                                 fees (and, in the case of the Ala Moana
                                 Portfolio underlying mortgage loan, further net
                                 of any related servicing fee under the series
                                 CD 2006-CD3 pooling and servicing agreement),
                                 that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans (including the non-pooled
                                      portion of the Ala Moana Portfolio
                                      underlying mortgage loan) during the
                                      related collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee must make any of those
                                 advances that a master servicer is required,
                                 but fails, to make. As described under "The
                                 Series 2006-C5 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, any party that makes an advance
                                 will be entitled to be reimbursed for the
                                 advance, together with interest at a published
                                 prime rate.

                                 Notwithstanding the foregoing, neither of the
                                 master servicers nor the trustee will be
                                 required to make any advance that it
                                 determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

                                 See "The Series 2006-C5 Pooling and Servicing
                                 Agreement--Advances" in this offering
                                 prospectus and "Description of the Governing
                                 Documents--Advances" in the accompanying base
                                 prospectus.

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                                       27

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REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the certificate
                                 administrator will provide or make available to
                                 the registered holders of the series 2006-C5
                                 certificates a monthly report substantially in
                                 the form of Annex D to this offering
                                 prospectus. The certificate administrator's
                                 report will detail, among other things, the
                                 payments made to the series 2006-C5
                                 certificateholders on that distribution date
                                 and the performance of the underlying mortgage
                                 loans and the mortgaged real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the certificate administrator's
                                 offices during normal business hours a variety
                                 of information and documents that pertain to
                                 the underlying mortgage loans and the mortgaged
                                 real properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this offering
                                 prospectus.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the issuing entity by purchasing all
                                 of the mortgage loans and any foreclosure
                                 properties held by the issuing entity, but only
                                 when the outstanding total principal balance of
                                 the series 2006-C5 certificates with principal
                                 balances is less than 1.0% of the initial total
                                 principal balance of the series 2006-C5
                                 certificates with principal balances.

                                 In addition, following the date on which the
                                 total principal balance of the class A-1, A-2,
                                 A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F,
                                 G and H certificates are reduced to zero, the
                                 issuing entity may also be terminated, with the
                                 consent of 100 percent of the remaining series
                                 2006-C5 certificateholders (other than the
                                 class R certificateholders) and subject to such
                                 additional conditions as may be set forth in
                                 the series 2006-C5 pooling and servicing
                                 agreement, in connection with the exchange of
                                 all the remaining series 2006-C5 certificates
                                 for all the mortgage loans and foreclosure
                                 properties held by the issuing entity at the
                                 time of the exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this offering
                                 prospectus.

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         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to transfer to
                                 the issuing entity. For more detailed
                                 information regarding those mortgage loans, you
                                 should review the following sections in this
                                 offering prospectus:

                                 o    "Risk Factors;"

                                 o    "Description of the Mortgage Pool;"

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Community Mortgaged Real Properties; and

                                 o    Annex B--Description of Ten Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 the most senior classes of the series 2006-C5
                                 certificates, the pool of mortgage loans
                                 backing the series 2006-C5 certificates
                                 (exclusive of the non-pooled portion of the Ala
                                 Moana Portfolio underlying mortgage loan) will
                                 be divided into a loan group no. 1 and a loan
                                 group no. 2.

                                 Loan group no. 1 will consist of 180 mortgage
                                 loans (exclusive of the non-pooled portion of
                                 the Ala Moana Portfolio underlying mortgage
                                 loan), with an initial loan group no. 1 balance
                                 of $1,897,584,444 and representing
                                 approximately 89.2% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

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                                 Loan group no. 2 will consist of 28 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $228,753,249 and representing approximately
                                 10.8% of the initial mortgage pool balance,
                                 that are secured by multifamily and
                                 manufactured housing community properties.

                                 When reviewing the information that we have
                                 included in this offering prospectus, including
                                 the Annexes hereto, with respect to the
                                 mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans; references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1; and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2; provided that none of the
                                      initial mortgage pool balance, the initial
                                      loan group no. 1 balance or the initial
                                      loan group no. 2 balance reflects the
                                      cut-off date principal balance of the
                                      subordinate non-pooled portion of the Ala
                                      Moana Portfolio underlying mortgage loan.
                                      We will transfer each of the underlying
                                      mortgage loans, at its respective cut-off
                                      date principal balance, to the issuing
                                      entity. We show the cut-off date principal
                                      balance for each of the underlying
                                      mortgage loans (or, in the case of the Ala
                                      Moana Portfolio underlying mortgage loan,
                                      for the pooled portion thereof) on Annex
                                      A-1 to this offering prospectus.

                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal balances
                                      (or, in the case of the Ala Moana
                                      Portfolio, unless the context clearly
                                      indicates otherwise, based on the cut-off
                                      date principal balance of the pooled
                                      portion thereof only).

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based on the
                                      cut-off date principal

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                                      balances of the related underlying
                                      mortgage loans or allocated portions of
                                      those balances (or, in the case of the Ala
                                      Moana Portfolio, unless the context
                                      clearly indicates otherwise, based on the
                                      cut-off date principal balance of the
                                      pooled portion thereof only).

                                 o    Unless specifically indicated otherwise
                                      (for example, with respect to
                                      loan-to-value and debt service coverage
                                      ratios and cut-off date balances per
                                      square foot of mortgaged real property, in
                                      which cases, each Ala Moana Portfolio pari
                                      passu non-trust loan is taken into
                                      account), statistical information
                                      presented in this offering prospectus with
                                      respect the Ala Moana Portfolio underlying
                                      mortgage loan excludes (a) the subordinate
                                      non-pooled portion of that mortgage loan,
                                      (b) the Ala Moana Portfolio pari passu
                                      non-trust loans and (c) the Ala Moana
                                      Portfolio subordinate non-trust loans.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      offering prospectus as set forth on Annex
                                      A-1 to this offering prospectus.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this offering
                                      prospectus. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      offering prospectus.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and

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                                      the initial mortgage pool balance may be
                                      as much as 5% larger or smaller than
                                      indicated.

LOAN COMBINATIONS.............   Twelve (12) underlying mortgage loans are, in
                                 each case, part of a loan combination comprised
                                 of two (2) or more cross-defaulted mortgage
                                 loans that are all: (a) obligations of the same
                                 borrower(s); and (b) secured by the same
                                 mortgage instrument(s) encumbering the same
                                 mortgaged real property or properties. One or
                                 more (but not all) of the mortgage loans in
                                 each such loan combination will be transferred
                                 to the issuing entity. The other mortgage
                                 loan(s) in each such loan combination will not
                                 be transferred to the issuing entity, and each
                                 is sometimes referred to in this offering
                                 prospectus as a non-trust mortgage loan.

                                 The following underlying mortgage loans are
                                 each part of a loan combination:

                                                              ORIGINAL
                                                             PRINCIPAL       ORIGINAL
                                                              BALANCE        PRINCIPAL
          MORTGAGED                               % OF       OF RELATED       BALANCE
        PROPERTY NAME                           INITIAL      PARI PASSU     OF RELATED
      (AS IDENTIFIED ON          CUT-OFF DATE   MORTGAGE      /SENIOR       SUBORDINATE
         ANNEX A-1 TO              PRINCIPAL      POOL       NON-TRUST       NON-TRUST
  THIS OFFERING PROSPECTUS)         BALANCE     BALANCE       LOANS(1)       LOANS(2)
------------------------------   ------------   --------   --------------   ------------

1.  Ala Moana Portfolio                Pooled     4.5%     $1,104,000,000   $185,000,000
                                     Portion:
                                 $ 96,000,000
                                  Subordinate
                                   Non-Pooled
                                     Portion:
                                 $115,000,000
2. NNN WellPoint Operations      $ 70,000,000     3.3%          NAP         $ 14,405,000
    Center
3.  Shore Pointe Office          $  9,600,000     0.5%          NAP         $    500,000
    Building
4.  Residence Inn - Cranberry    $  8,485,568     0.4%          NAP         $    568,000
    Township
5.  Hampton Inn Airport -        $  7,587,096     0.4%          NAP         $    508,500
    Coraopolis
6.  Hampton Inn - Greentree      $  7,087,945     0.3%          NAP         $    474,000
7.  Hampton Inn Express -        $  6,339,219     0.3%          NAP         $    423,500
    Cranberry Township
8.  Valley Wide Distribution     $  4.900,000     0.2%          NAP         $    325,000
9.  Wolf River Commons           $  3,713,842     0.2%          NAP         $    230,000
10. Campus Crossing at Aycock    $  3,320,000     0.2%          NAP         $    207,500
    & Spring Garden
11. Campus Crossing at Lindell   $  2,440,000     0.1%          NAP         $    152,500
12. Dabney Exchange              $  1,300,000     0.1%          NAP         $    100,000

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                                       32

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----------
(1)  Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the pooled portion of related underlying mortgage loan that is part of the subject loan combination and on a senior basis relative to the non-pooled portion of the related underlying mortgage loan that is part of the subject loan combination.

(2)  Reflects subordinate non-trust mortgage loans that are, in each case: (i)
     prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata (but subordinate) basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

                                 See "Description of the Mortgage Pool--Loan
                                 Combinations" in this offering prospectus for a
                                 description of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising each of the
                                 above-discussed loan combinations, and see "The
                                 Series 2006-C5 Pooling and Servicing
                                 Agreement--The Series 2006-C5 Controlling Class
                                 Representative, the Class AMP Representative
                                 and the Serviced Non-Trust Loan Noteholders"
                                 and "Description of the Mortgage Pool--The Loan
                                 Combinations--The Ala Moana Portfolio Loan
                                 Combination--" in this offering prospectus for
                                 a description of certain rights of the holders
                                 of the respective mortgage loans in those loan
                                 combinations that will not be included in the
                                 series 2006-C5 securitization transaction. See
                                 also the description of the Ala Moana Portfolio
                                 underlying mortgage loan on Annex B to this
                                 offering prospectus and "Risk Factors--The
                                 Mortgaged Real Properties that Secure Some
                                 Mortgage Loans in the Series 2006-C5
                                 Securitization Transaction Also Secure One or
                                 More Related Mortgage Loans That Will Not Be
                                 Transferred Are to the Issuing Entity; The
                                 Interests of the Holders of Those Related
                                 Mortgage Loans May Conflict with Your
                                 Interests" in this offering prospectus.

ACQUISITION OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 underlying mortgage loans from the sponsors and
                                 will transfer those mortgage loans to the
                                 issuing entity.

                                 Following the date of initial issuance of the
                                 series 2006-C5 certificates, no party will have
                                 the ability to add mortgage loans to the assets
                                 of the issuing entity. However, substitutions
                                 of underlying mortgage loans as to which there
                                 exists a material uncured breach of certain
                                 representations and warranties or a material
                                 uncured document defect or omission may occur
                                 under

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                                 the circumstances described under "Description
                                 of the Mortgage Pool--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Repurchase or Substitution of
                                 Cross-Collateralized Mortgage Loans" in this
                                 offering prospectus.

PAYMENT AND OTHER TERMS

A. General....................   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity is the
                                 obligation of a borrower to repay a specified
                                 sum with interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to transfer to the issuing entity is
                                 secured by a mortgage lien on the fee simple
                                 and/or leasehold interest of the related
                                 borrower or another party in one or more
                                 commercial, multifamily or manufactured housing
                                 community real properties. Except for limited
                                 permitted encumbrances, which we identify in
                                 the glossary to this offering prospectus, that
                                 mortgage lien will be a first priority lien.

                                 All of the mortgage loans that we intend to
                                 transfer to the issuing entity are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates.............   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity currently
                                 accrues interest at the annual rate specified
                                 with respect to that loan on Annex A-1 to this
                                 offering prospectus. Except as otherwise
                                 described below with respect to those mortgage
                                 loans that have anticipated repayment dates,
                                 the mortgage rate for each mortgage loan that
                                 we intend to transfer to the issuing entity is,
                                 in the absence of default, fixed for the entire
                                 term of the loan.

C. Balloon Loans..............   Two hundred three (203) of the mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 94.1% of the initial
                                 mortgage pool balance, of which 175 mortgage
                                 loans are in loan group no. 1, representing
                                 93.3% of the initial loan group no. 1 balance,
                                 and 28 mortgage loans are in loan group no. 2,
                                 representing 100.0% of the initial loan group
                                 no. 2 balance, each provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on its maturity date.

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                                 Eighteen (18) of the 203 balloon mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 29.9% of the initial
                                 mortgage pool balance, of which 17 mortgage
                                 loans are in loan group no. 1, representing
                                 33.0% of the initial loan group no. 1 balance,
                                 and one (1) mortgage loan is in loan group no.
                                 2, representing 4.0% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only until maturity. Eight-four (84) other
                                 balloon mortgage loans that we intend to
                                 transfer to the issuing entity, representing
                                 38.7% of the initial mortgage pool balance, of
                                 which 68 mortgage loans are in loan group no.
                                 1, representing 34.1% of the initial loan group
                                 no. 1 balance, and 16 mortgage loans are in
                                 loan group no. 2, representing 76.7% of the
                                 initial loan group no. 2 balance, provide for
                                 payments of interest only for periods ending
                                 prior to maturity that range from the first 12
                                 to the first 72 payments following origination.

D. ARD Loans..................   Four (4) of the mortgage loans that we intend
                                 to transfer to the issuing entity, representing
                                 5.9% of the initial mortgage pool balance and
                                 6.6% of the initial loan group no. 1 balance,
                                 each provides incentives to the related
                                 borrower to pay the subject mortgage loan in
                                 full by a specified date prior to maturity. We
                                 consider that date to be the anticipated
                                 repayment date for each of those mortgage
                                 loans. There can be no assurance, however, that
                                 these incentives will result in any of those
                                 mortgage loans being paid in full on or before
                                 its anticipated repayment date. The incentives,
                                 which in each case will become effective as of
                                 the related anticipated repayment date, may
                                 (but need not) include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded, will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full and, if collected, will be
                                      distributed with respect to the class Y
                                      certificates; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 Two (2) of the four (4) mortgage loans with
                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 5.4% of the initial mortgage pool balance and
                                 6.0% of the initial loan group no. 1 balance,
                                 provide for payments of interest only up to the
                                 related anticipated repayment date. One (1)
                                 other mortgage loan with an anticipated
                                 repayment date that

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                                       35

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                                 we intend to transfer to the issuing entity,
                                 representing 0.3% of the initial mortgage pool
                                 balance and 0.3% of the initial loan group no.
                                 1 balance, provides for payments of interest
                                 only for a period of 60 payments following
                                 origination (which interest only period ends
                                 prior to the related anticipated repayment
                                 date).

E. Fully Amortizing Loan......   One (1) mortgage loan that we intend to
                                 transfer to the issuing entity, representing
                                 0.1% of the initial mortgage pool balance and
                                 0.1% of the initial loan group no. 1 balance,
                                 has a payment schedule that provides for the
                                 payment of the subject mortgage loan in full or
                                 substantially in full by its maturity date.
                                 This mortgage loan does not provide for any of
                                 the repayment incentives associated with a
                                 mortgage loan that has an anticipated repayment
                                 date.

DELINQUENCY STATUS/LOSS
INFORMATION...................   None of the mortgage loans that we intend to
                                 transfer to the issuing entity was more than 30
                                 days delinquent with respect to any monthly
                                 debt service payment at any time since
                                 origination of the subject underlying mortgage
                                 loan. Further, none of the mortgage loans that
                                 we intend to transfer to the issuing entity
                                 have experienced any losses of principal or
                                 interest (through forgiveness of debt or
                                 restructuring) since origination.

PREPAYMENT RESTRICTIONS.......   As described more fully on Annex A-1 to this
                                 offering prospectus, except for one (1)
                                 mortgage loan (loan number 101) which does not
                                 provide for a prepayment lockout period, all of
                                 the mortgage loans that we intend to transfer
                                 to the issuing entity currently (as of the
                                 cut-off date) provide for a prepayment lock-out
                                 period, during which the principal balance of
                                 the mortgage loan may not be voluntarily
                                 prepaid in whole or in part, and which lock-out
                                 period will be followed by one or both of:

                                 o    a defeasance period, during which
                                      voluntary prepayments are still
                                      prohibited, but the related borrower may
                                      obtain a full or partial release of the
                                      related mortgaged real property through
                                      defeasance; or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Furthermore, prepayment premiums and/or yield
                                 maintenance charges may not be payable in
                                 connection with prepayments of this type.

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                                 The prepayment terms of each of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity are set forth in Annex A-1 to this
                                 offering prospectus. See also "Description of
                                 the Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Prepayment
                                 Provisions" in this offering prospectus.

DEFEASANCE....................   One hundred seventy-nine (179) of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 89.1% of the initial
                                 mortgage pool balance, of which 157 mortgage
                                 loans are in loan group no. 1, representing
                                 91.8% of the initial loan group no. 1 balance,
                                 and 22 mortgage loans are in loan group no. 2,
                                 representing 67.3% of the initial loan group
                                 no. 2 balance, permit the related borrower to
                                 defease the mortgage loan and obtain a release
                                 of the mortgaged real property from the related
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other government securities as
                                 substitute collateral, but prohibit voluntary
                                 prepayments during the defeasance period. None
                                 of those 179 mortgage loans permits defeasance
                                 prior to the second anniversary of the date of
                                 initial issuance of the series 2006-C5
                                 certificates.

ADDITIONAL STATISTICAL
INFORMATION...................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                                      MORTGAGE        LOAN GROUP      LOAN GROUP
                                                        POOL             NO. 1           NO. 2
                                                   --------------   --------------   ------------

Initial mortgage pool/loan group balance........   $2,126,337,692   $1,897,584,444   $228,753,249
Number of mortgage loans........................              208              180             28
Number of mortgaged real properties.............              239              210             29
Highest cut-off date principal balance..........   $  122,610,000   $  122,610,000   $ 32,000,000
Lowest cut-off date principal balance...........   $      850,000   $      850,000   $    954,374
Average cut-off date principal balance..........   $   10,222,777   $   10,542,136   $  8,169,759
Highest mortgage rate...........................           7.4500%          6.9800%        7.4500%
Lowest mortgage rate............................           5.0200%          5.0200%        5.4450%
Weighted average mortgage rate..................           6.0394%          6.0426%        6.0130%
Longest original loan term to maturity or
   anticipated repayment date...................       180 months       180 months     180 months
Shortest original loan term to maturity or
   anticipated repayment date...................        60 months        60 months      60 months
Weighted average original loan term to
   maturity or anticipated repayment date.......       112 months       111 months     119 months

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                                                      MORTGAGE        LOAN GROUP      LOAN GROUP
                                                        POOL             NO. 1           NO. 2
                                                   --------------   --------------   ------------

Longest remaining loan term to maturity or
   anticipated repayment date............... ...       179 months       178 months     179 months
Shortest remaining loan term to maturity or
   anticipated repayment date............... ...        56 months        56 months      59 months
Weighted average remaining loan term to
   maturity or anticipated repayment date... ...       109 months       109 months     117 months
Highest underwritten net cash flow debt
   service coverage ratio................... ...             2.80x            2.80x          1.47x
Lowest underwritten net cash flow debt service
   coverage ratio...............................             1.02x            1.06x          1.02x
Weighted average underwritten net cash flow
   debt service coverage ratio..................             1.37x            1.38x          1.26x
Highest cut-off date loan-to-value ratio........            83.78%           83.78%         80.00%
Lowest cut-off date loan-to-value ratio.........            24.98%           24.98%         52.63%
Weighted average cut-off date loan-to-value
   ratio........................................            69.66%           68.93%         75.71%
Highest maturity date/ARD loan-to-value ratio
                                                            80.90%           80.90%         76.75%
Lowest maturity date/ARD loan-to-value ratio
                                                             0.30%            0.30%         46.23%
Weighted average maturity date/ARD
   loan-to-value ratio..........................            64.14%           63.72%         67.59%

                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    In the case of two (2) of the mortgage
                                      loans that we intend to transfer to the
                                      issuing entity (loan numbers 2 and 3), the
                                      calculation of underwritten net cash flow
                                      for the related mortgaged real property or
                                      properties -- which is, in turn, used in
                                      the calculation of underwritten net cash
                                      flow debt service coverage ratios -- was
                                      based on various assumptions regarding
                                      projected rental income and/or occupancy.
                                      Furthermore, in the case of two (2)
                                      mortgage loans that we intend to transfer
                                      to the issuing entity (loan numbers 10 and
                                      12), the debt service coverage information
                                      presented in the foregoing table (a) takes
                                      into account various assumptions regarding
                                      the financial performance of the related
                                      mortgaged real property that are
                                      consistent with the respective performance
                                      related criteria required to obtain the
                                      release of a cash holdback or, in the case
                                      of one of these mortgage loans, a guaranty
                                      that serves as additional

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                                 collateral or otherwise covers losses to a
                                 limited extent and/or (b) reflects an
                                 application of that cash holdback or guaranty
                                 to pay down the subject mortgage loan, with (if
                                 applicable) a corresponding reamortization of
                                 the monthly debt service payment. In addition,
                                 in the case of five (5) mortgage loans (loan
                                 numbers 21, 22, 57, 121 and 136), the
                                 "as-stabilized" appraised value was used to
                                 calculate the loan-to-value ratios.

                                 o    In the case of the Ala Moana Portfolio
                                      underlying mortgage loan, the
                                      loan-to-value and debt service coverage
                                      information presented in the foregoing
                                      table takes into account each non-trust
                                      mortgage loan that is part of the Ala
                                      Moana Portfolio loan combination and that
                                      is pari passu in right of payment with the
                                      pooled portion of the Ala Moana Portfolio
                                      underlying mortgage loan, but does not
                                      take into account the subordinate
                                      non-pooled portion of the Ala Moana
                                      Portfolio underlying mortgage loan or any
                                      of the subordinate non-trust mortgage
                                      loans in the Ala Moana Portfolio loan
                                      combination. In the case of each other
                                      underlying mortgage loan that is part of a
                                      loan combination, the loan-to-value and
                                      debt service coverage information
                                      presented in the foregoing table does not
                                      reflect the related subordinate non-trust
                                      mortgage loan(s).

B.  GEOGRAPHIC CONCENTRATION..   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties located
                                 in the indicated states or regions:

                                  NUMBER OF   % OF INITIAL     % OF INITIAL      % OF INITIAL
                                  MORTGAGED     MORTGAGE     LOAN GROUP NO. 1   LOAN GROUP NO.
         STATE/REGION            PROPERTIES   POOL BALANCE        BALANCE          2 BALANCE
------------------------------   ----------   ------------   ----------------   --------------

California...................         32          17.7%            17.8%             16.4%
   Southern California.......         15          12.2             13.7                --
   Northern California.......         17           5.5              4.2              16.4
New York.....................          9           7.9              8.9                --
Georgia......................         11           6.9              6.7               9.0
Texas........................         18           5.0              2.9              22.2
Pennsylvania.................         14           4.5              4.5               4.4
Hawaii.......................          4           4.5              5.1                --
Indiana......................          3           4.3              4.8                --
North Carolina...............         12           4.1              2.5              17.5
Connecticut..................          5           3.6              4.0                --
District of Columbia.........          2           3.5              3.9                --
Other........................        129          37.9             38.8              30.6

                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 28 other states. No

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                                       39

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                                 more than 2.6% of the initial mortgage pool
                                 balance is secured by mortgaged real properties
                                 located in any of those other jurisdictions.
                                 Northern California includes areas with zip
                                 codes of 93308 and above, and Southern
                                 California includes areas with zip codes of
                                 92870 and below.

C.  PROPERTY TYPES............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                  NUMBER OF   % OF INITIAL     % OF INITIAL      % OF INITIAL
                                  MORTGAGED     MORTGAGE     LOAN GROUP NO. 1   LOAN GROUP NO.
         PROPERTY TYPES          PROPERTIES   POOL BALANCE        BALANCE          2 BALANCE
------------------------------   ----------   ------------   ----------------   --------------

Office........................        56          37.1%            41.6%               --%
   CDB........................        13          17.5             19.6                --
   Suburban...................        35          16.8             18.8                --
   Medical Office.............         8           2.8              3.2                --
Retail........................        65          25.2             28.2                --
   Anchored...................        17          10.4             11.7                --
   Anchored, Single Tenant....        17           4.8              5.4                --
   Regional Mall..............         2           4.3              4.8                --
   Unanchored.................        21           3.6              4.0                --
   Unanchored, Single Tenant..         2           1.6              1.8                --
   Shadow Anchored............         6           0.5              0.6                --
Multifamily...................        30          16.3              6.4              98.2
   Conventional...............        21           8.2               --              76.1
   High Rise..................         1           4.7              5.3                --
   Student Housing............         6           3.0              1.2              18.5
   Senior Housing.............         2           0.4               --               3.7
Hospitality...................        24           9.6             10.7                --
Industrial....................        28           5.8              6.5                --
Mixed Use.....................         7           2.5              2.8                --
Self Storage..................        19           1.8              2.0                --
Manufactured Housing                   9           1.5              1.4               1.8
   Community..................
Land..........................         1           0.3              0.4                --

                                 With respect to each of the six (6) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored" none of the relevant
                                 anchor tenants is on any portion of the
                                 particular property that is subject to the lien
                                 of the related mortgage instrument.

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                                       40

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D.  ENCUMBERED INTERESTS......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties for which
                                 the whole or predominant encumbered interest is
                                 as indicated:

                                  NUMBER OF   % OF INITIAL    % OF INITIAL   % OF INITIAL
                                  MORTGAGED     MORTGAGE       LOAN GROUP     LOAN GROUP
        ENCUMBERED INTERESTS     PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
------------------------------   ----------   ------------   -------------   ------------

Fee Simple....................     229(1)         96.6%           96.7%          95.6%
Leasehold.....................       6(2)          1.9             2.1            0.0
Fee Simple in part and
   Leasehold in part..........       4(3)          1.5             1.2            4.4

----------
(1)  Two hundred one (201) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 28 of these mortgaged real properties secure mortgage loans in loan group no. 2.

(2)  All of these mortgaged real properties secure mortgage loans in loan group
     no. 1.

(3)  Three (3) of these mortgaged real properties secure mortgage loans in loan group no. 1 and one (1) of these mortgaged real properties secures a mortgage loan in loan group no. 2.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this offering prospectus
                                 and is therefore included within the category
                                 referred to as "Fee Simple" in the chart above.

REMOVAL OF UNDERLYING MORTGAGE
LOANS

A.  REPURCHASE OR SUBSTITUTION
    DUE TO BREACH OF
    REPRESENTATION OR WARRANTY
    OR A DOCUMENT DEFICIENCY..   As of the date of initial issuance of the
                                 offered certificates, and subject to certain
                                 exceptions, each sponsor will make with respect
                                 to each underlying mortgage loan contributed by
                                 it, the representations and warranties
                                 generally described under "Description of the
                                 Mortgage Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this offering
                                 prospectus. If there exists a material uncured
                                 breach of any of those representations and
                                 warranties, or if there exists a material
                                 uncured document defect or omission with
                                 respect to any underlying mortgage loan (as
                                 discussed under "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" in this offering
                                 prospectus), then the sponsor that contributed
                                 the affected mortgage loan will be required,
                                 under certain circumstances, to (1) repurchase
                                 the affected mortgage loan at a price generally
                                 equal to the sum of (a) the unpaid principal
                                 balance of that mortgage loan at the time of
                                 purchase, (b) all unpaid interest, other than
                                 post-ARD additional interest and default
                                 interest, due with respect to that

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                                       41

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                                 mortgage loan through the due date in the
                                 collection period of purchase, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made with respect to that
                                 mortgage loan, and (e) certain other amounts
                                 payable under the series 2006-C5 pooling and
                                 servicing agreement or (2) substitute a
                                 qualified substitute mortgage loan and pay the
                                 shortfall amount equal to the difference
                                 between the amounts set forth in clause (1)
                                 above and the stated principal balance of such
                                 qualified substitute mortgage loan as of the
                                 date of substitution. See "Description of the
                                 Mortgage Pool--Representations and Warranties;
                                 Repurchases and Substitutions," "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this offering prospectus.

B.  FAIR VALUE OPTION.........   The largest single holder or beneficial owner,
                                 as applicable, of certificates of the series
                                 2006-C5 controlling class (which is described
                                 under "The Series 2006-C5 Pooling and Servicing
                                 Agreement--The Series 2006-C5 Controlling Class
                                 Representative, the Class AMP Representative
                                 and the Serviced Non-Trust Loan
                                 Noteholders--Series 2006-C5 Controlling Class"
                                 in this offering prospectus) and the special
                                 servicer will each have an assignable option to
                                 purchase any mortgage loan held by the issuing
                                 entity that meets the requisite default
                                 criteria, at a price generally equal to either:
                                 (1) the sum of (a) the outstanding principal
                                 balance of that mortgage loan, (b) all accrued
                                 and unpaid interest on that mortgage loan,
                                 other than default interest, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made by the applicable
                                 master servicer, the special servicer and/or
                                 the trustee with respect to that mortgage loan,
                                 and (e) any other amounts payable under the
                                 series 2006-C5 pooling and servicing agreement;
                                 or (2) following the determination thereof, the
                                 fair value of that mortgage loan. See "The
                                 Series 2006-C5 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" in this
                                 offering prospectus.

C.  OTHER PURCHASE OPTIONS....   The following third parties or their designees
                                 will have the option to purchase one or more
                                 underlying mortgage loans from the issuing
                                 entity, at no less than the outstanding
                                 principal balance thereof plus accrued
                                 interest, generally after such mortgage loan
                                 has become a specially serviced mortgage loan
                                 or otherwise under various default scenarios:

                                 o    the majority holders of each class of the
                                      class AMP-1, AMP-2 and AMP-3 certificates
                                      will be entitled, under certain
                                      circumstances, including the occurrence of
                                      a monetary event of default and the
                                      transfer to special servicing of the Ala

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                                       42

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                                      Moana Portfolio underlying mortgage loan
                                      to purchase the pooled portion of the Ala
                                      Moana Portfolio underlying mortgage loan
                                      from the trust, as described under
                                      "Description of the Series 2006-C5 Pooling
                                      and Servicing Agreement--The Series
                                      2006-C5 Controlling Class Representative,
                                      the Class AMP Representative and the
                                      Serviced Non-Trust Loan Noteholders" in
                                      this offering prospectus, and will also be
                                      entitled to purchase any promissory note
                                      that is part of the Ala Moana Portfolio
                                      subordinate non-pooled portion that is
                                      senior to the promissory note that relates
                                      to the subject class of class AMP
                                      certificates; and

                                 o    in the case of each underlying mortgage
                                      loan that is part of a loan combination,
                                      pursuant to a related co-lender,
                                      intercreditor or similar agreement, the
                                      holder of any (or a designated)
                                      subordinate non-trust mortgage loan
                                      included in that loan combination will be
                                      granted the right to purchase the subject
                                      underlying mortgage loan from the issuing
                                      entity to the extent and under various
                                      default scenarios as described under
                                      "Description of the Mortgage Pool--The
                                      Loan Combinations" in this offering
                                      prospectus; and

                                 o    a mezzanine lender with respect to the
                                      borrower under an underlying mortgage loan
                                      may be entitled to purchase a defaulted
                                      mortgage loan from the issuing entity upon
                                      the occurrence of a default thereunder or
                                      upon the transfer to special servicing,
                                      pursuant to a purchase right as set forth
                                      in the related intercreditor agreement
                                      (see "Description of the Mortgage
                                      Pool--Additional Loan and Property
                                      Information--Additional and Other
                                      Financing" in this offering prospectus).

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The certificate administrator or its agent will
                                 make elections to treat designated portions of
                                 the assets of the issuing entity as two (2)
                                 real estate mortgage investment conduits, or
                                 REMICs, under sections 860A through 860G of the
                                 Internal Revenue Code of 1986, as amended,
                                 designated as REMIC I and REMIC II. Any assets
                                 not included in a REMIC will constitute one or
                                 more grantor trusts for U.S. federal income tax
                                 purposes.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

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                                       43

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                                 The class XP certificates will, and one or more
                                 other classes of the offered certificates may,
                                 be issued with more than a de minimis amount of
                                 original issue discount. If you own an offered
                                 certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount income and be subject to a tax on this
                                 income before you receive a corresponding cash
                                 payment. When determining the rate of accrual
                                 of original issue discount, market discount and
                                 premium, if any, with respect to the series
                                 2006-C5 certificates for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    any underlying mortgage loan with an
                                      anticipated repayment date will be paid in
                                      full on that date,

                                 o    no underlying mortgage loan will otherwise
                                      be prepaid prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan held by the issuing
                                      entity.

                                 Some of the offered certificates may be treated
                                 as having been issued at a premium.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this offering
                                 prospectus and the accompanying base
                                 prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this offering prospectus,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could

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                                       44

--------------------------------------------------------------------------------

                                 give rise to a transaction that is prohibited
                                 under ERISA or section 4975 of the Internal
                                 Revenue Code of 1986, as amended.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities are encouraged to consult with
                                 their own legal advisors in determining whether
                                 and to what extent the offered certificates
                                 will be legal investments for them. See "Legal
                                 Investment" in this offering prospectus and in
                                 the accompanying base prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans may affect the
                                 yield to maturity on your offered certificates.
                                 In the case of any offered certificate
                                 purchased at a discount from its principal
                                 balance, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 In addition, if you are contemplating the
                                 purchase of class XP certificates, you should
                                 be aware that--

                                 o    the yield to maturity on the class XP
                                      certificate will be highly sensitive to
                                      the rate and timing of any principal
                                      prepayments and/or other early
                                      liquidations of the underlying mortgage
                                      loans;

                                 o    a faster than anticipated rate of payments
                                      and other collections of principal on the
                                      underlying mortgage loans could result in
                                      a lower anticipated yield with respect to
                                      the class XP certificates; and

                                 o    an extremely rapid rate of prepayments
                                      and/or other liquidations of the
                                      underlying mortgage loans could result in
                                      a complete or partial loss of your initial
                                      investment with respect to the class XP
                                      certificates.

                                 The yield on the other offered certificates
                                 with variable or capped pass-through rates,
                                 could also be adversely affected if the
                                 underlying mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the underlying mortgage
                                 loans with relatively lower net mortgage
                                 interest rates.

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                                       45

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                                 In addition, the pass-through rate for, and
                                 yield on, the class XP certificates will vary
                                 with changes in the relative sizes of the
                                 respective components that make up the related
                                 total notional amount of that class.

                                 See "Yield and Maturity Considerations" in this
                                 offering prospectus and in the accompanying
                                 base prospectus.

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                                       46

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-M, A-J, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A
CERTIFICATES.

     If you purchase class A-M, A-J, B, C and D certificates, then your offered certificates will provide credit support to other classes of series 2006-C5 certificates, including the A-1, A-2, A-3, A-SB, A-4, A-1A, XP and XC classes.
As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C5 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2006-C5 certificates,

     o    the order in which the principal balances of the respective classes of the series 2006-C5 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans backing the offered certificates.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

                                       47

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses
(b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "The Series 2006-C5 Pooling and
Servicing Agreement," "Servicing of the Ala Moana Portfolio Mortgage Loan,"
"Description of the Offered Certificates--Payments" and "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other

                                       48

collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class XP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class , , , , , , ,
, , or certificates may result in a reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
          Pool--Representations and Warranties; Repurchases and Substitutions"
          and "--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" in this offering prospectus; and

     o    the sale of defaulted underlying mortgage loans from the issuing entity in accordance with a fair value or other purchase option.

     Prior to investing in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class.

THE INTERESTS OF THE SERIES 2006-C5 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series 2006-C5 certificates representing a majority interest in the controlling class of series 2006-C5 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series 2006-C5 Pooling and
Servicing Agreement--The Series 2006-C5 Controlling Class Representative, the
Class AMP Representative and the Non-Trust Loan Noteholders" in this offering prospectus; and (b) replace the special servicer under the series 2006-C5 pooling and servicing agreement, subject to any limitations, and satisfaction of the conditions, described under "The Series 2006-C5 Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this offering prospectus.
Among other things, the series 2006-C5 controlling class representative may direct the special servicer under the series 2006-C5 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity (exclusive of the Ala Moana
Portfolio loan combination or any related foreclosure property) that

                                       49

the series 2006-C5 controlling class representative may consider advisable, subject (in the case of a loan combination serviced under the series 2006-C5 pooling and servicing agreement) to any rights in that regard of the holder(s)
of a related non-trust mortgage loan or group of non-trust mortgage loan(s).

     In the absence of significant losses on the underlying mortgage loans, the series 2006-C5 controlling class will be a non-offered class of series 2006-C5 certificates. The series 2006-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C5 controlling class representative will exercise its rights and powers on behalf of the series
2006-C5 controlling class certificateholders, and it will not be liable to any other class of series 2006-C5 certificateholders for so doing.

THE INTERESTS OF THE HOLDERS OF THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES
MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS.

     The holders or beneficial owners of certificates representing a majority of the total principal balance of a designated class of the class AMP-1, AMP-2 and
AMP-3 certificates will be entitled to having certain rights and powers with respect to the Ala Moana Portfolio loan combination, if the Ala Moana Portfolio controlling noteholder is the issuing entity as the holder of the non-pooled portion of the Ala Moana Portfolio underlying mortgage loan, and provided that a change of control event has not occurred with respect to each class of the class
AMP-1, AMP-2 and AMP-3 certificates. Those rights and powers are described under
"Description of the Mortgage Pool--The Loan Combinations--The Ala Moana
Portfolio Loan Combination" and "Description of the Series 2006-C5 Pooling and
Servicing Agreement--The Series 2006-C5 Controlling Class Representative, the
Class 2006-C5 AMP Representative and the serviced Non-Trust Loan Noteholders" in this offering prospectus, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer.

     None of the class AMP-1, AMP-2 and AMP-3 certificates are offered by this offering prospectus. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates.
You should expect that the class AMP representative will exercise its right and powers on behalf of the related classes of AMP-1, AMP-2 and /or AMP-3 certificateholders, and the class AMP representative will not be liable to any other class of series 2006-C5 certificateholders for so doing.

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES.

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    retail;

     o    multifamily;

     o    hospitality;

     o    industrial;

     o    mixed use;

     o    self storage

                                       50

     o    manufactured housing communities; and

     o    land

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Six (6) mortgage loans that we intend to transfer to the issuing entity, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Brown's Wharf, Scoop Building, Villages at Pinnacle Peak,
The EPL Building, Brown Office and Bushnell Plaza, respectively, representing
0.7%, 0.7%, 0.3%, 0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance and 0.8%, 0.7%, 0.3%, 0.2%, 0.2% and 0.1%, respectively, of the initial loan group no. 1 balance, are each secured in whole or in part by the related borrower's interest in a commercial condominium unit or, in the case of the mortgage loan secured by Brown's Wharf, the related borrower is permitted under the loan documents to convert the property into a condominium in the future. See "Risk Factors--Lending on Condominium Units Creates Risks for
Lenders That Are Not Present When Lending on Non-Condominiums" in the
accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 117 mortgaged real properties, securing 46.3% of the initial mortgage pool balance and 51.9% of the initial loan group no. 1 balance, the related borrower has leased the property to at least one tenant

                                       51

that occupies 25% or more of the particular property. In the case of 60 of those properties, securing 22.0% of the initial mortgage pool balance and 24.7% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--The Successful Operation of a Multifamily or Commercial
Property Depends on Tenants," "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Dependence on a Single
Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and
"--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying base prospectus.

     Certain mortgaged real properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises.
Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged real property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

NINE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--OFFICE, RETAIL, MULTIFAMILY AND HOSPITALITY

     Fifty-six (56) of the mortgaged real properties, securing 37.1% of the initial mortgage pool balance and 41.6% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates May Present Special Risks--Office Properties" in the accompanying base prospectus.

     Sixty-five (65) of the mortgaged real properties, securing 25.2% of the initial mortgage pool balance and 28.2% of the initial loan group no. 1 balance, are primarily used for retail purposes. We consider 42 of the subject retail properties (which include regional malls), securing 20.0% of the initial mortgage pool balance and 22.4% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 23 of the subject retail properties, securing 5.2% of the initial mortgage pool balance and 5.8%
of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Retail Properties"
in the accompanying base prospectus.

                                       52

     Thirty (30) of the mortgaged real properties, securing 16.3% of the initial mortgage pool balance, of which three (3) mortgaged real properties secure mortgage loans in loan group no. 1, representing 6.4% of the loan group no. 1 balance, and 27 of the mortgaged real properties secure mortgage loans in loan group no. 2, representing 98.2% of the initial loan group no. 2 balance, respectively, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks --Multifamily Rental
Properties" in the accompanying base prospectus.

     Twenty-four (24) of the mortgaged real properties, collectively securing
9.6% of the initial mortgage pool balance and 10.7% of the initial loan group
no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special Risks
--Hospitality Properties" in the accompanying base prospectus.

     In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF CALIFORNIA AND FIVE
PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE
LIENS ON REAL PROPERTIES LOCATED IN EACH OF THE FOLLOWING STATES--NEW YORK,
GEORGIA AND TEXAS

     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                           % OF INITIAL     % OF INITIAL       % OF INITIAL
                               NUMBER OF     MORTGAGE     LOAN GROUP NO. 1   LOAN GROUP NO. 2
             STATE            PROPERTIES   POOL BALANCE       BALANCE             BALANCE
---------------------------   ----------   ------------   ----------------   ----------------

California.................        32           17.7%            17.8%               16.4%
   Southern California(1)..        15           12.2             13.7                  --
   Northern California(1)..        17            5.5              4.2                16.4
New York...................         9            7.9              8.9                  --
Georgia....................        11            6.9              6.7                 9.0
Texas......................        18            5.0              2.9                22.2

----------
(1)  Northern California includes areas with zip codes of 93308 and above, and
     Southern California includes area with zip codes of below 92870.

     If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this offering prospectus contains the address for each mortgaged real property.

                                       53

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Two hundred three (203) of the mortgage loans that we intend to transfer to the issuing entity, representing 94.1% of the initial mortgage pool balance, of which 175 mortgage loans are in loan group no. 1, representing 93.3% of the initial loan group no. 1 balance, and 28 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, four (4) mortgage loans that we intend to transfer to the issuing entity, representing 5.9% of the initial mortgage pool balance and 6.6% of the initial loan group no. 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Eighteen (18) of those 203 balloon loans, representing 29.9% of the initial mortgage pool balance, of which 17 mortgage loans are in loan group no. 1, representing 33.0% of the initial loan group no.
1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.0%
of the initial loan group no. 2 balance, respectively, provide for payments of interest-only through maturity; and 84 of those 203 balloon loans, representing
38.7% of the initial mortgage pool balance, of which 68 mortgage loans are in loan group no. 1, representing 34.1% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 76.7% of the initial loan group no. 2 balance, respectively, provides for payments of interest only for periods ending prior to maturity that range from the first 12 to the first
72 payments following origination. Two (2) of the four (4) mortgage loans with anticipated repayment date that we intend to transfer to the issuing entity, representing 5.4% of the initial mortgage pool balance and 6.0% of the initial loan group no. 1 balance, provide for payments of interest only up to the related anticipated repayment date; and one (1) of the four (4) mortgage loans with anticipated repayment dates, representing 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, provides for interest-only payments for the period of 60 payments following origination
(which ends prior to the related anticipated repayment date). The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage
Pool--Terms and Conditions of the Underlying Mortgage Loans" in this offering prospectus and "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--There Is an Increased Risk of Default Associated with Balloon
Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 35.0% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 39.2% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 68.6% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
"--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in,
and Annex B to, this offering prospectus and "Risk Factors--Loan Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

                                       54

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY.

     Two (2) mortgage loans, representing 1.0% of the initial mortgage pool balance, and 1.1% of the loan group no. 1 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property.
In addition, five (5) mortgage loans, representing 7.6% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 8.0% of the initial loan group no. 1 balance and one (1) mortgage loan is in loan group no. 2, representing 4.4% of the initial loan group no. 2 balance, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of two (2) of these five
(5) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real properties).

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this offering prospectus and "Risk Factors--Lending on Ground Leases Creates Risks for Lenders
That Are Not Present When Lending on an Actual Ownership Interest in a Real
Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying base prospectus.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual

                                       55

arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternatives uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.
Such properties may have restrictions related to renovations, construction or other restrictions may not be permitted to be converted to alternative uses because of such restrictions.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

     Twenty (20) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The seven (7) largest of these separate groups represent 4.1%, 2.4%, 2.3%, 1.4%, 1.4%, 1.4% and 1.0% respectively, of the initial mortgage pool balance. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans"
and "--Mortgage Loans with Affiliated Borrowers" in this offering prospectus.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

                                       56

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

     As discussed under "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus, 12 underlying mortgage loans, representing 10.4% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 11.3% of the initial loan group no.
1 balance and two (2) mortgage loans are in loan group no. 2, representing 2.5%
of the initial loan group no. 2 balance, are each part of a loan combination that also includes one (1) or more other mortgage loans that will not be transferred to the issuing entity, but which are obligations of the same borrower(s) as, secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties as, and cross-defaulted with, the subject underlying mortgage loan.

     In the case of four (4) mortgage loans identified on Annex A-1 to this offering prospectus as One & Two Securities Centre, Northmont Business Park,
Gettysburg MHP & RV Resort and Ridgeview Village MHP, which in the aggregate represent 4.5% of the initial mortgage pool balance and 5.1% of the initial loan group no. 1 balance, the related borrower has a right to obtain subordinate financing which is secured by a junior mortgage on the related mortgaged real property subject to certain debt service coverage ratio and loan-to-value ratio requirements.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

     In addition, with respect to each of nine (9) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
3.2% of the initial mortgage pool balance and 3.5% of the initial loan group no.
1 balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

     Further, with respect to each of 27 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
29.6% of the initial mortgage pool balance, of which 25 mortgage loans are in loan group no. 1, representing 30.9% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 19.5% of the initial loan group no. 2 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

                                       57

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

     In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified as on Annex A-1 to this offering prospectus as Tri City
Plaza, representing 1.9% of the initial mortgage pool balance and 2.1% of the initial loan group no. 1 balance, the anchor tenant, Stop & Shop, has ceased operations, although it is paying rent on a current basis.

     In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Dick's
Sporting Goods, which represents 1.6% of initial mortgage pool balance and 1.8%
of the initial loan group no. 1 balance, four of the six properties securing the mortgage loan consist of the leasehold estate of the related borrower under four separate leases (one for each property) of premises that are, in turn, subleased to Dick's Sporting Goods, Inc. The Dick's sublease at one of the properties includes a provision whereby the rent payable by Dick's reduces in the event that less than 60% of the shopping center in which the Dick's premises is located is occupied by tenants open for business (the shopping center is shadow anchored by a Wal Mart store).

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CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this offering prospectus as NNN WellPoint Operations
Center, One & Two Securities Centre, Canyon Corporate Center, Northmont Business
Park, Hampton Inn & Suites-Ontario, Maple Grove Shopping Center, One Summit
Plaza, North Branch Outlet Center, Nashville Auto Diesel College, Family
Independence Agency, Camden Village Shopping Center, Pearl Britain Plaza,
Mountaineer Village, Walgreens - Dunedin, North Kent Mall, Mt. Rock MHP, Bishop
Retail Center, Sunrise Plaza and Liberty Town Center Shopping Center,
respectively, which secure mortgage loans that collectively represent 12.4% of the initial mortgage pool balance, of which 17 mortgage loans are in loan group
no. 1, representing 13.3% of the initial loan group no. 1 balance, and two (2)
mortgage loans are in loan group no. 2, representing 5.4% of the initial loan group no. 2 balance, are owned by tenant-in-common

                                       59

borrowers. In addition, some of the underlying mortgage loans (for example, the underlying mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this offering prospectus as Allen Forge Shopping Center, which mortgage loan secures 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance) permit the related borrower to convert into a tenant-in-common structure in the future. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals. See "Risk Factors--The Borrower's Form of
Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class XP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk
Factors--Changes in Pool Composition Will Change the Nature of Your Investment"
in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
For example, in the case of the Ala Moana Portfolio underlying mortgage loan, which represents 4.5% of the initial mortgage pool balance and 5.1% of the initial loan group no. 1 balance, the expansion space intended to be occupied by
Nordstrom is currently under construction. See "Risk Factors--Redevelopment and
Renovation of the Mortgaged Properties May Have Uncertain and Adverse Results"
in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICERS OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series 2006-C5 pooling and servicing agreement, by the master servicers, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

SPONSORS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A
DEFECTIVE MORTGAGE LOAN

     Citigroup Global Markets Realty Corp., PNC Bank, National Association and
LaSalle Bank National Association will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions", respectively. A breach by a sponsor with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series 2006-C5 certificateholders therein, may result in an obligation on the part of that sponsor to repurchase or replace that underlying mortgage loan that is the subject of such breach. Neither we nor any of our affiliates (except for Citigroup Global Markets Realty Corp. in its capacity as a mortgage loan seller) are obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as

                                       60

one or more REMICs or cause the issuing entity to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series 2006-C5 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party environmental consultant conducted a Phase I environmental study for all but two (2) of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 233 mortgaged real properties, securing 98.5% of the initial mortgage pool balance (of which 204 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.3% of the initial loan group no. 1 balance, and 29 mortgaged real properties secure mortgage

                                       61

          loans in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of four (4) mortgaged real properties, securing 1.2% of the initial mortgage pool balance, representing 1.3% of the initial loan group no. 1 balance, respectively, prior to the 12-month period preceding the cut-off date.

     In the case of one (1) mortgaged real property, securing (loan number 111)
0.2% of the initial mortgage pool balance and 0.3% of the initial loan group no.
1 balance, a secured lender's environmental insurance policy was obtained in lieu of an environmental study. In the case of one (1) other mortgaged real property, securing (loan number 163) 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, an environmental assessment has not been conducted.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Tri City Plaza, which secures an underlying mortgage loan that represents 1.9% of the initial mortgage pool balance and 2.1% of the initial loan group no. 1 balance, the related borrower is performing remedial work pursuant to a state administrative order with respect to chlorinated solvents from a former dry cleaning operation, including permanent groundwater treatment and soil vapor extraction systems in place at the property. The Phase
I assessment indicated that the contaminant plume has been contained and is not migrating off-site. The related loan documents provide for environmental reserve deposits of $2,500 per month (subject to a $60,000 reserve balance cap), to be disbursed to pay for monitoring, sampling and remediation costs, estimated in the Phase I assessment to be $30,000 annually. The Phase I assessment further identified a gasoline plume under the eastern portion of the property from an adjacent site gasoline station, for which an identified third party is performing remediation and monitoring activities. However, there can be no assurance that such third party will continue to perform or that the environmental reserve for the contamination for the dry cleaning operation will be sufficient to fund all necessary remedial measures with respect thereto.

     For a further discussion regarding the above-referenced environmental assessments and the responses to the findings of those reports, see "Description of the Mortgage Pool--Additional Loan and Property Information--Environmental
Reports" in this offering prospectus.

     The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

                                       62

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Professional engineers or architects inspected all except for one (1) of the mortgaged real properties for the underlying mortgage loans. Two hundred thirty-five (235) of the mortgaged real properties, securing 98.8% of the initial mortgage pool balance, of which 206 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.6% of the initial loan group
no. 1 balance, and 29 mortgaged real properties secure mortgage loans in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and three (3)
of the mortgaged real properties, securing 0.9% of the initial mortgage pool balance and 1.0% of the initial loan group no. 1 balance, were inspected prior to the 12-month period preceding the cut-off date. One (1) mortgaged real property, securing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group no. 1 balance, is secured by land and therefore required no property condition assessment. The scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

                                       63

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY BE EXPENSIVE AND/OR
DIFFICULT TO OBTAIN

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance
Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism
Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and copayment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing the mortgage loan that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. With respect to those mortgage loans included in the series 2006-C5 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable.
However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series
2006-C5 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer

                                       64

to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C5 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this offering prospectus. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Thirty-five (35) mortgaged real properties, securing 19.7% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Thirty-two (32) of those 35 mortgaged real properties secure mortgage loans in loan group no. 1, representing 20.1% of the initial loan group no. 1 balance, and three (3) of those 35 mortgaged real properties secure mortgage loans in loan group no. 2, representing 16.4% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this offering prospectus, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Thirteen (13) mortgaged real properties, securing
5.8% of the initial mortgage pool balance, are located in high windstorm risk areas. Nine (9) of those 13 mortgaged real properties secure mortgage loans in loan group no. 1, representing 5.2% of the initial loan group no. 1 balance, and four (4) of those 13 mortgaged real properties secures a mortgage loan in loan group no. 2, representing 10.6% of the initial loan group no. 2 balance.

     The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana in 2005 as a result of Hurricane Katrina.

                                       65

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES
2006-C5 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     Twelve (12) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans (a) are described under "Description of the
Mortgage Pool--Loan Combinations" in and/or on Annex B to this offering prospectus and (b) collectively represent 10.4% of the initial mortgage pool balance (with 10 of those mortgage loans in loan group no. 1, representing 11.3%
of the loan group no. 1 balance and two (2) of those mortgage loans in loan group no. 2, representing 2.5% of the initial loan group no. 2 balance), are each part of a loan combination that includes one or more additional mortgage loans (not included among the assets of the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause).
In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C5 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C5 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of

                                       66

the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative, or other comparable party or a servicer from that separate securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C5 certificateholders for so doing. See "Description of the Mortgage
Pool --Loan Combinations" in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "The Series 2006-C5 Pooling and Servicing
Agreement--The Series 2006-C5 Controlling Class Representative, the Class AMP
Representative and the Serviced Non-Trust Loan Noteholders" and "--Replacement
of the Special Servicer" and "Description of the Mortgage Pool--The Loan
Combinations--The Ala Moana Portfolio Loan Combination" in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

     Some provisions contained in the co-lender, intercreditor or similar agreement for a loan combination restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain Aspects of Co-Lender, Intercreditor
and Similar Agreements Executed in Connection with Mortgage Loans Underlying
Your Offered Certificates May be Unenforceable" in the accompanying base prospectus.

     In addition, the Ala Moana Portfolio underlying mortgage loan, which represents 4.5% of the initial mortgage pool balance and 5.1% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series CD 2006-CD3 Mortgage Trust, CD
2006-CD3 Commercial Mortgage Pass-Through Certificates, which is the governing document for the securitization of an Ala Moana Portfolio non-trust mortgage loan. See "Servicing of the Ala Moana Portfolio Loan Combination" in this offering prospectus for certain information regarding the servicing of the Ala
Moana Portfolio Underlying Mortgage Loan. As a result, the holders of the offered certificates will have limited ability to control the servicing of that underlying mortgage loan and the parties with control over the servicing of that underlying mortgage loan may have interests that conflict with your interests.

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES 2006-C5 SECURITIZATION TRANSACTION OR
AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series 2006-C5 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series 2006-C5 securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series 2006-C5 securitization transaction.

     In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series 2006-C5 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other

                                       67

underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this offering prospectus.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

BANKRUPTCY PROCEEDINGS MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     Except as indicated below, we are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 604 Fifth
Avenue, which mortgage loan represents 1.1% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance, National Restaurants
Management, Inc. ("NRM"), a division of the Riese Organization, filed a pre-packaged bankruptcy in July, 1999 and reemerged as a reorganized company in
July, 2000. Dennis Riese is a sponsor of the borrower and is the majority owner of NRM.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as NNN WellPoint Operations
Center, which mortgage loan represents 3.3% of the initial mortgage pool balance and 3.7% of the initial loan group no. 1 balance, the investors in NNN 220
Virginia Avenue 2, LLC, one of the tenants-in-common borrowers under that mortgage loan, filed for bankruptcy on

                                       68

February 25, 2004. That bankruptcy has been dismissed. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings
Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying base prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. For example, the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Orange Grove Shopping Center, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, is anchored by a Winn-Dixie, which is currently in bankruptcy. The creditors voted on October 1, 2006 to approve the reorganized plan and bankruptcy plan was submitted to the court for approval on October 13,
2006. Other tenants may, in the future, be parties to bankruptcy proceedings.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation and Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

     A principal of the borrower under the underlying mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as NNN WellPoint Operations Center and which represents 3.3% of the initial mortgage pool balance and 3.7% of the initial loan group no. 1 balance, is Triple Net Properties, LLC and its affiliate Triple Net Properties Realty,
Inc., is the property manager for the related mortgaged property. Triple Net
Properties, LLC has advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities (and the activities of certain of its affiliates). In its filing with the SEC, T REIT, Inc. an affiliate of Triple Net Properties LLC, indicated that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties LLC and its affiliated entities were involved and exemptions from the registration requirements of the
Securities Exchange Act of 1934, as amended, for several entities. In addition, the SEC has requested financial information regarding real estate investment trusts and other companies advised by Triple Net Properties LLC.

     In recent filings with the SEC, T REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple
Net Properties, LLC contained certain errors. T REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not; (ii) a number of prior performance data figures were themselves erroneous, even as presented on a tax or cash basis; and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net
Properties, LLC invested either alongside or in other programs sponsored by
Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of
Triple Net Properties, LLC's program and aggregate portfolio operating results.
We cannot assure you that T REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of T
REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

                                       69

     With respect to one (1) underlying mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Apache Self Storage, and which represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the guarantor pled guilty to a forgery misdemeanor in 1993 and, pursuant to the related loan documents, is not permitted to acquire a majority ownership interest in the mortgagor or serve as managing member. With respect to the underlying mortgage loan secured by the mortgaged property identified on Annex A-1 to this offering prospectus as Mountaineer Village, which mortgage loan represents 0.2% of the initial mortgage pool balance and 1.7% of the initial loan group no. 2 balance, as a result of a federal investigation, the guarantor is barred from acting as a board member or officer of any federally insured financial institution.

THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN ADJUSTED IN
CONSIDERATION OF CERTAIN FINANCIAL PERFORMANCE ASSUMPTIONS OR A CASH HOLDBACK OR
A GUARANTY OR BASED ON A STABILIZED APPRAISED VALUE

     With respect to two (2) of the mortgage loans that we intend to transfer to the issuing entity (loan numbers 2 and 3), which collectively represent 10.3% of the initial mortgage pool balance and 11.6% of the initial loan group no. 1 balance, the calculation of underwritten net cash flow for the related mortgaged real property - which is, in turn, used in the calculation of underwritten net cash flow debt service coverage ratios - was based on various assumptions regarding projected rental income and/or occupancy. The unadjusted underwritten net cash flow debt service coverage ratios for these two (2) mortgage loans are set forth on Annex A-1 to this offering prospectus. With respect to two (2)
mortgage loans that we intend to transfer to the issuing entity (loan numbers 10 and 12), which collectively represent 3.2% of the initial mortgage pool balance and 3.6% of the initial loan group no. 1 balance, the underwritten net cash flow debt service coverage ratios have, been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or guaranty which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or guaranty to pay down the subject mortgage loan, with
(if applicable) a corresponding reamortization of the monthly debt service payment. The unadjusted underwritten net cash flow debt service coverage ratios for these two (2) mortgage loans are set forth on Annex A-1 to this offering prospectus. With respect to five (5) mortgage loans that we intend to transfer to the issuing entity (loan numbers 21, 22, 57, 121 and 136), representing 1.9%
of the initial mortgage pool balance and 2.1% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated using the "as-stabilized" appraised value rather than the "as-is" appraised value. The "as-is" loan-to-value ratios for these five (5) mortgage loans are set forth on Annex A-1 to this offering prospectus. IF THE RELATED CASH HOLDBACKS, GUARANTY, FINANCIAL PERFORMANCE
ASSUMPTIONS OR STABILIZED APPRAISED VALUES WERE NOT TAKEN INTO ACCOUNT IN
CALCULATING DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS FOR ANY OF
THESE NINE (9) UNDERLYING MORTGAGE LOANS REFERRED TO ABOVE IN THIS PARAGRAPH
THEN: (A) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE
MORTGAGE POOL WOULD RANGE FROM 1.02X TO 2.80X, WITH A WEIGHTED AVERAGE OF 1.36X;
(B) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM
24.98% TO 95.16%, WITH A WEIGHTED AVERAGE OF 69.90%; (C) THE MATURITY DATE/ARD
LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 0.30% TO 85.15%, WITH
A WEIGHTED AVERAGE OF 64.36%; (D) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE
COVERAGE RATIOS FOR LOAN GROUP NO. 1 WOULD RANGE FROM 1.04X TO 2.80X, WITH A
WEIGHTED AVERAGE OF 1.37X; (E) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN
GROUP NO. 1 WOULD RANGE FROM 24.98% TO 95.16%, WITH A WEIGHTED AVERAGE OF
69.20%; AND (F) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1
WOULD RANGE FROM 0.30% TO 85.15%, WITH A WEIGHTED AVERAGE OF 63.97%. WEIGHTED
AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO, CUT-OFF DATE
LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD LOAN-TO-VALUE RATIO INFORMATION FOR
THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE NINE (9)
UNDERLYING MORTGAGE LOANS) SET FORTH IN THIS OFFERING PROSPECTUS REFLECT THE
RESPECTIVE ADJUSTMENTS REFERENCED ABOVE.

                                       70

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

     From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

     This offering prospectus and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the issuing entity, which we collectively refer to as the
"trust fund" in this offering prospectus, will primarily consist of a pool of multifamily, commercial and manufactured housing community mortgage loans. Upon initial issuance of the series 2006-C5 certificates, we intend to include the
208 mortgage loans identified on Annex A-1 to this offering prospectus in the trust fund. The mortgage pool consisting of those mortgage loans will have an
Initial Mortgage Pool Balance of $2,126,337,692. However, the actual Initial
Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C5 certificates
(exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan)
will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 180 mortgage loans (exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan), with an Initial
Loan Group No. 1 Balance of $1,897,584,444 and representing approximately 89.2%
of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 28 mortgage loans, with an Initial Loan
Group No. 2 Balance of $228,753,249 and representing approximately 10.8% of the
Initial Mortgage Pool Balance, that are secured by multifamily and manufactured housing community properties.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2; provided that none of the Initial Mortgage Pool
Balance, the Initial Loan Group No. 1 Balance and the Initial Loan Group No. 2
Balance will reflect the principal balance of the non-pooled portion of the Ala
Moana Portfolio Mortgage Loan. The cut-

                                       71

off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the issuing entity. The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity (or, in the case of the Ala Moana Portfolio Mortgage Loan, the cut-off date principal balance of the pooled portion thereof) is shown on Annex A-1 to this offering prospectus.
Those cut-off date principal balances range from $850,000 to $122,610,000, and the average of those cut-off date principal balances is $10,222,777.

     Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages, unless the context clearly indicates otherwise, the
          Ala Moana Portfolio Mortgage Loan is considered to exclude the non-pooled portion thereof.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the Ala Moana Portfolio
          Mortgage Loan, unless clearly indicated otherwise, based only upon the cut-off date principal balance of the pooled portion thereof).

     o    Unless specifically indicated otherwise, if any underlying mortgage loan is part of a Loan Combination that also includes a Subordinate
          Non-Trust Loan, then statistical information presented in this offering prospectus with respect to that underlying mortgage loan is presented without regard to the related subordinate Non-Trust Loans.

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per square foot of mortgaged real property, in which cases, each Ala Moana Portfolio Pari Passu Non-Trust Loan is taken into account), statistical information presented in this offering prospectus with respect the Ala Moana Portfolio

                                       73

          Mortgage Loan excludes the subordinate non-pooled portion thereof, the
          Ala Moana Portfolio Pari Passu Non-Trust Loans and the Ala Moana
          Portfolio Subordinate Non-Trust Loans.

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this offering prospectus as set forth on Annex A-1 to this offering prospectus.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
          Annex A-1 to this offering prospectus.

     o    Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
          Balance may be as much as 5% larger or smaller than indicated.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include four (4) mortgage loans, representing 1.8%
of the Initial Mortgage Pool Balance, and 2.0% of the Initial Loan Group No. 1
Balance, respectively, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

     The mortgage pool will also include nine (9) mortgage loans, representing
16.5% of the Initial Mortgage Pool Balance, of which eight (8) of the mortgage loans are in loan group no. 1, representing 18.2% of the Initial Loan Group No.
1 Balance, and one (1) of the mortgage loans in loan group no. 2, representing
1.7% of the Initial Loan Group No. 2 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

     The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will include in the trust fund.

                                       73

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                                                                                             % OF
                                                                                                 % OF      INITIAL
                                                                                                INITIAL     LOAN
                                            MULTIPLE PROPERTY                  CUT-OFF DATE    MORTGAGE   GROUP NO.
                                          MORTGAGE LOAN/CROSSED                 PRINCIPAL        POOL        1/2
         LOAN/PORTFOLIO NAME(S)                   GROUP           LOAN GROUP     BALANCE        BALANCE    BALANCE
---------------------------------------   ---------------------   ----------   ------------    --------   ---------

1.  IRET Portfolio                          Multiple Property         1        $122,610,000      5.8%       6.5%
2.  Ala Moana Portfolio                     Multiple Property         1          96,000,000(1)   4.5%       5.1%
3.  One & Two Securities Centre             Multiple Property         1          70,000,000      3.3%       3.7%
4.  Dick's Sporting Goods                   Multiple Property         1          35,072,202      1.6%       1.8%
5.  Wakefield Companies - Danvers             Crossed Group           1          11,500,000      0.5%       0.6%
    Wakefield Companies - Peabody             Crossed Group           1          10,700,000      0.5%       0.6%
6.  Courtyard Columbia Northwest              Crossed Group           1           8,000,000      0.4%       0.4%
    Courtyard Atlanta Roswell                 Crossed Group           1           7,500,000      0.4%       0.4%
7.  Livonia International                   Multiple Property         1           7,386,851      0.3%       0.4%
8.  Oklahoma Self Storage Portfolio         Multiple Property         1           6,220,095      0.3%       0.3%
9.  Capitol Self Storage Portfolio          Multiple Property         1           4,791,586      0.2%       0.3%
10. Buena Villa & Wheat Manor               Multiple Property         2           3,996,848      0.2%       1.7%
11. Cosmetic Dentistry & Actuant Office     Multiple Property         1           3,750,000      0.2%       0.2%
    Portfolio

----------
(1)  This represents only the pooled portion of the Ala Moana Portfolio Mortgage
     Loan.

     For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

     Certain of the Mortgaged Loans, Multiple Property Mortgage Loans and
Crossed Groups that we intend to include in the trust fund entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties or a portion of the mortgaged real property from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In the case of the Ala Moana Portfolio Mortgage Loan, which represents 4.5%
of the Initial Mortgage Pool Balance and 5.1% of the Initial Loan Group No. 1
Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii)
simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income-producing and unimproved or improved only by

                                       74

landscaping, utility facilities that are readily relocatable or surface parking areas. In addition, the related loan documents provide for the release of one or more portions or one or more acquired portions of the related mortgaged real property from the lien of the mortgage, subject to the satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower's operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired portion; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property, after giving effect to such transfer, each of the portion being released and the remaining related mortgaged real property conforms to and is in compliance in all material respects with applicable legal requirements, and the portion being released is not necessary for the remaining related mortgaged real property to comply with any zoning, building, land use or parking requirements.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One & Two
Securities Centre, which mortgage loan represents 3.3% of the Initial Mortgage
Pool Balance and 3.7% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of either of the related mortgaged real properties by partial defeasance, subject to satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivered to lender government securities that provide for payments equal to or greater than the amount of the corresponding monthly debt service payment amount or interest only payment amount, as applicable, after the release date through the related maturity date; (ii) the outstanding balance of the subject mortgage loan allocated to the remaining parcel will not exceed 75% of the fair market value of each parcel; (iii) the debt-service-coverage ratio with respect to the remaining parcel is equal to or greater than 1.35x; and (iv) the balance in the rollover reserve escrow allocated to the transferred parcel and the remaining parcel will be determined by the lender based on the rentable area of each such parcel, provided, however, that in no event may the amount escrowed by the lender of either parcel be less than $1.00 per square foot, and any ongoing requirements for the rollover reserve escrow will be adjusted proportionally in the lender's reasonable discretion.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Dick's Sporting
Goods, which mortgage loan represents 1.6% of the Initial Mortgage Pool Balance and 1.8% of the Initial Loan Group No. 1 Balance, the loan documents entitle the borrower to obtain (i) a release of one or more of the related mortgaged real properties from the related lien and (ii) a corresponding termination of the subject cross-collateralization, subject to certain conditions, including, without limitation, (A) no event of default has occurred and is continuing and
(B) the satisfaction of the requirements for partial defeasance set forth in the applicable mortgage loan documents. In addition, the loan documents for the underlying mortgage loan provide for the release of any one or more properties upon a sale of such property to a bona fide third-party purchaser and a corresponding termination of the subject cross-collateralization, subject to the satisfaction of certain conditions, including among others, that: (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio of the remaining properties is equal to or greater than the greater of (A) the debt service coverage ratio of the subject mortgage loan based on the actual trailing 12 month cash flow for the mortgaged property calculated immediately prior to the partial release and (B) 1.15x, (iii) the loan-to-value of the subject mortgage loan is no greater than 80% and (iv) the loan must be partially defeased in the amount of 125% of the allocated loan amount for the released property as a condition to such release.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as East Brook Mall, which mortgage loan represents 1.1% of the Initial Mortgage Pool Balance and
1.2% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of a specific portion of the related mortgaged property upon satisfaction of certain conditions as set forth in the loan documents, including, without limitation: (i) no event of default shall exist; (ii) such release will not cause a

                                       75

material adverse effect on the remaining portion of the Mortgaged Property;
(iii) appropriate easements will be granted; and (iv) the release will not result in any loss of parking or non-compliance with applicable law.

     In the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Penn Station, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 0.9% of
the Initial Loan Group No. 1 Balance, the loan documents provide for the release of a specific portion of the related mortgaged property upon satisfaction of certain conditions as set forth in the loan documents, including, without limitation: (i) no event of default shall exist; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that the lender will continue to have a first lien against the remaining property; (iii) the remaining property will not be in violation of any zoning, land use, subdivision, or other law, statute, ordinance, rule, regulation, or requirement of any governmental authority having jurisdiction; (iv) the borrower will provide appropriate parking spaces on a neighboring parcel or property to account for the reduced spaces during the improvement of the released parcel;
and (v) the borrower will have entered into the form of parking and reciprocal easement agreement attached to the related loan document to provide for the correct amount of parking spaces after the improvements are completed.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Brown's Wharf, which mortgage loan represents 0.7% of the Initial Mortgage Pool Balance and
0.8% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of a portion of the related mortgaged property upon satisfaction of certain conditions as set forth in the loan documents, including, without limitation: (i) no event of default has occurred and is continuing; (ii) all plans and specifications for the development of the portion of the related mortgaged property being released has been submitted to and approved by the lender; (iii) the development of the portion of the related mortgaged property being released is in compliance with all then existing zoning laws or special use permits, and the use of the portion of the related mortgaged property being released and the remaining portion of the mortgaged property does not result in any violation of any zoning or other laws; and (iv) at the time of the transfer, the borrower will be permitted to establish a condominium at the related mortgaged property and subject to the mortgaged property to a condominium subject to certain terms and conditions set forth in the loan documents.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Livonia
International, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance and 0.4% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of one or more parcels of the mortgaged real properties by partial defeasance, subject to satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower paid the lender an amount that would be sufficient to purchase defeasance collateral that will yield payments equal to 125% of (A) the amount of the corresponding monthly loan payments allocated to such parcels to be released for the balance of the term of the mortgage loan, and (B) all amounts required to be paid on the maturity date of the mortgage loan with respect to the portion of the principal amount allocated to such parcel to be released; (ii) following the partial defeasance, the debt service coverage ratio for the remaining parcels will be equal to or greater than the greater of (A) 1.20x, or (B) the debt service coverage ratio for all of the mortgaged property as of the date immediately preceding the date of the partial defeasance; and (iii) following the partial defeasance, the loan-to-value ratio for the remaining parcels will not exceed the lesser of (A)
the loan-to-value ratio for the mortgaged property as of the origination date of the mortgage loan, which is deemed to be 80%, and (B) the loan-to-value ratio for the entire mortgaged property immediately preceding the partial defeasance.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Oklahoma Self
Storage Portfolio represents 0.3% of the Initial Mortgage Pool Balance and 0.3%
of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of either parcel of the mortgaged real properties by partial defeasance, subject to satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the defeasance collateral will be in an amount sufficient to pay all principal and interest payments (including the balloon payment) on an assumed loan amount equal to 125% of the outstanding balance of the allocated loan amount for the release property; (ii) following the partial

                                       76

defeasance, the debt service coverage ratio for the mortgage loan is not less than the debt service coverage ratio (A) as of the origination date of the mortgage loan and (B) as of the date immediately preceding the release; (iii)
following the partial defeasance, the loan to value ratio of the related mortgaged property is not greater than the lesser of the loan to value ratio of the related mortgaged property (A) as of the origination date of the mortgage loan and (B) as of the dated immediately preceding the release; and (iv)
confirmation must be obtained from the applicable rating agencies that the then current ratings of the offered certificates will not be downgraded, withdrawn or qualified as a result of the substitution.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Villages at
Pinnacle Peak, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance and 0.3% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of a specific portion of the related mortgaged property upon satisfaction of certain conditions as set forth in the loan documents, including, without limitation: (i) no event of default shall exist; (ii) after giving affect to the release, the remaining portion of the mortgaged property will be sufficient to support a debt service coverage ratio of no less that
1.22x and an loan-to-value of not greater than 60% without regard to the last
$2,392,132 worth of principal due under the applicable note; and (iii) the delivery of an endorsement to the lender's title insurance policy insuring that the lender will continue to have a first lien against the remaining property.

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this offering prospectus.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Twenty (20) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 49 mortgage loans, and representing a total of 19.6% of the Initial Mortgage Pool Balance, of which 42 mortgage loans are in loan group no. 1, representing 19.5% of the Initial Loan Group No. 1
Balance, and seven (7) mortgage loans are in loan group no. 2, representing
20.1% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

     The table below shows each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the Initial Mortgage Pool Balance. See Annex A-1
for identification of additional affiliated borrower groupings.

                    MORTGAGE LOANS WITH AFFILIATED BORROWERS

                                       Cut-off Date                 % of Initial   % of Initial Loan
                                         Principal                 Mortgage Pool     Group No. 1/2
Loan/Portfolio Name(s)                    Balance     Loan Group      Balance           Balance
------------------------------------   ------------   ----------   -------------   -----------------

1.  One & Two Securities Centre         $70,000,000        1            3.3%              3.7%
    Northmont Business Park              17,500,000        1            0.8%              0.9%

2.  Tri City Plaza                       40,000,000        1            1.9%              2.1%
    Bell Forge Square                    11,600,000        1            0.5%              0.6%

3.  Broadway Place                       22,250,000        1            1.0%              1.2%
    Penn Station                         17,300,000        1            0.8%              0.9%
    Roxborough Building                   8,500,000        1            0.4%              0.4%

4.  Holiday Inn Express - Columbia,       6,487,706        1            0.3%              0.3%
    SC

                                       77

                                       Cut-off Date                 % of Initial   % of Initial Loan
                                         Principal                 Mortgage Pool     Group No. 1/2
Loan/Portfolio Name(s)                    Balance     Loan Group      Balance           Balance
------------------------------------   ------------   ----------   -------------   -----------------

    Wingate Inn - Columbia, SC            5,913,794        1            0.3%              0.3%
    Wingate Inn - Savannah, GA            5,725,000        1            0.3%              0.3%
    Holiday Inn Express -                 4,482,106        1            0.2%              0.2%
    Walterboro, SC

    Hampton Inn - Lexington, SC           3,967,482        1            0.2%              0.2%
    Holiday Inn Express - Emporia,        3,690,543        1            0.2%              0.2%
    VA

5.  Forest Cove Apartment Homes          14,750,000        2            0.7%              6.4%
    Woodland Hills Village               10,520,000        2            0.5%              4.6%
    Apartment Homes

    South Point Apartment Homes           4,275,000        2            0.2%              1.9%

6.  Residence Inn - Cranberry             8,485,568        1            0.4%              0.4%
     Township
    Hampton Inn Airport - Coraopolis      7,587,096        1            0.4%              0.4%
    Hampton Inn - Greentree               7,087,945        1            0.3%              0.4%
    Holiday Inn Express - Cranberry       6,339,219        1            0.3%              0.3%
    Township

7.  Wakefield Companies - Danvers        11,500,000        1            0.5%              0.6%
    Wakefield Companies - Peabody        10,700,000        1            0.5%              0.6%

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this offering prospectus are summary descriptions
(including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund, by cut-off date principal balance.

                       MORTGAGE
                         LOAN      LOAN     PROPERTY
 MORTGAGE LOAN NAME     SELLER    GROUP       TYPE          CITY        STATE
--------------------   --------   -----   -----------   ------------   -------

1) IRET Portfolio         CGM       1       Office        Various      Various
2) 801 South              CGM       1       Office      Los Angeles      CA
   Figueroa Street
3) Tower 67               CGM       1     Multifamily     New York       NY
4) Ala Moana            LaSalle     1      Various        Honolulu       HI
   Portfolio
5) NNN WellPoint        LaSalle     1       Office      Indianapolis     IN
   Operations Center
6) One & Two            LaSalle     1       Office        Atlanta        GA
   Securities Centre
7) Four Points            PNC       1     Hospitality    Washington      DC
   Sheraton
8) 909 Poydras          LaSalle     1       Office      New Orleans      LA
   Office Building
9) Tri City Plaza         CGM       1       Retail         Vernon        CT
10) Kent Station          CGM       1       Retail          Kent         WA

   TOTAL/WTD. AVG.

                                                                   % OF
                                         CUT-OFF                 INITIAL
                                           DATE         % OF       LOAN              CUT-OFF
                          CUT-OFF       PRINCIPAL      INITIAL    GROUP                DATE
                           DATE          BALANCE      MORTGAGE     NO.      U/W      LOAN-TO
                        PRINCIPAL          PER          POOL       1/2      NCF       VALUE
 MORTGAGE LOAN NAME       BALANCE        SF/UNIT       BALANCE   BALANCE    DSCR      RATIO
--------------------   ------------     ---------     --------   -------   -----     -------

1) IRET Portfolio      $122,610,000      $    131        5.8%      6.5%     1.42x     80.88%
2) 801 South            120,000,000           271        5.6       6.3      1.19      74.53
   Figueroa Street
3) Tower 67             100,000,000       222,717        4.7       5.3      1.94      30.12
4) Ala Moana             96,000,000(1)        603(2)     4.5       5.1      1.81(2)   51.51(2)
   Portfolio
5) NNN WellPoint         70,000,000           125        3.3       3.7      1.60      69.03
   Operations Center
6) One & Two             70,000,000           134        3.3       3.7      1.20      67.70
   Securities Centre
7) Four Points           48,200,000       181,887        2.3       2.5      1.40      67.51
   Sheraton
8) 909 Poydras           40,000,000            74        1.9       2.1      1.23      80.00
   Office Building
9) Tri City Plaza        40,000,000           135        1.9       2.1      1.35      80.00
10) Kent Station         36,850,000           272        1.7       1.9      1.20      79.61
                       ------------                     ----                ----      -----
   TOTAL/WTD. AVG.     $743,660,000                     35.0%               1.47X     65.86%

----------

                                       78

(1)  This represents only the pooled portion of the Ala Moana Portfolio Mortgage
     Loan.

(2)  In the case of the Ala Moana Portfolio Mortgage Loan, the Cut-off Date
     Principal Balance Per SF/Unit, U/W NCF DSCR and Cut-off Date Loan-to-Value
     Ratio were calculated based on the balance of the pooled portion of the Ala
     Moana Portfolio Mortgage Loan as well as the Ala Moana Portfolio Pari Passu
     Non-Trust Loans.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    One hundred sixty-one (161) of the mortgage loans that we intend to include in the trust fund, representing 57.4% of the Initial Mortgage
          Pool Balance, of which 137 mortgage loans are in loan group no. 1, representing 55.4% of the Initial Loan Group No. 1 Balance, and 24
          mortgage loans are in loan group no. 2, representing 74.0% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

     o    Thirty-four (34) of the mortgage loans that we intend to include in the trust fund, representing 26.6% of the Initial Mortgage Pool
          Balance, of which 31 mortgage loans are in loan group no. 1, representing 27.1% of the Initial Loan Group No. 1 Balance, and three
          (3) mortgage loans are in loan group no. 2, representing 22.3% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month;
          and

     o    Thirteen (13) of the mortgage loans that we intend to include in the trust fund, representing 16.0% of the Initial Mortgage Pool Balance, of which 12 mortgage loans are in loan group no. 1, representing 17.5%
          of the Initial Loan Group No. 1 Balance, and one (1) mortgage loans are in loan group no. 2, representing 3.7% of the Initial Loan Group
          No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage rates ranged from 5.0200% per annum to
7.4500% per annum, and the weighted average of those mortgage rates was 6.0394%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.0200% per annum to 6.9800% per annum, and the weighted average of those mortgage rates was 6.0426% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 5.4450% per annum to 7.4500% per annum, and the weighted average of those mortgage rates was 6.0130% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Two hundred seven (207) of the underlying mortgage loans, representing
99.8% of the Initial Mortgage Pool Balance of which 179 of the mortgage loans are in loan group no. 1, representing 99.8% of the Initial Loan Group No. 1
Balance and 28 of the mortgage loans are in loan group no. 2, representing
100.0% of the Initial Loan Group No. 2 Balance, respectively, will accrue interest on an Actual/360 Basis. One (1) of the underlying mortgage loans, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Loan
Group No. 1 Balance, will accrue interest on a 30/360 Basis.

     Balloon Loans. Two hundred three (203) of the mortgage loans that we intend to include in the trust fund, representing 94.1% of the Initial Mortgage Pool
Balance, of which 175 mortgage loans are in loan group no.

                                       79

1, representing 93.3% of the Initial Loan Group No. 1 Balance, and 28 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No.
2 Balance, are in each case characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Eighteen (18) of the balloon mortgage loans that we intend to include in the trust fund, representing 29.9% of the Initial Mortgage Pool Balance, of which 17 mortgage loans are in loan group no. 1, representing 33.0% of the
Initial Loan Group No. 1 Balance, and one (1) mortgage loans are in loan group
no. 2, representing 4.0% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 84 of the balloon mortgage loans that we intend to include in the trust fund, representing 38.7% of the
Initial Mortgage Pool Balance, of which 68 mortgage loans are in loan group no.
1, representing 34.1% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in loan group no. 2, representing 76.7% of the Initial Loan Group No.
2 Balance, provide for payments of interest only for periods ending prior to maturity and ranging from the first 12 to the first 72 payments following origination and prior to amortization.

     ARD Loans. Four (4) mortgage loans that we intend to include in the trust fund, representing 5.9% of the Initial Mortgage Pool Balance and 6.6% of the
Initial Loan Group No. 1 Balance, respectively, are each characterized by the following features:

     o    A maturity date that is generally 30 years following origination.

     o    The designation of an anticipated repayment date that is generally seven to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this offering prospectus.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is no earlier than 27 months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

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     One (1) of the ARD Loans that we intend to include in the trust fund, representing 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial
Loan Group No. 1 Balance, respectively, provide for payments of interest only for the first 60 payments following origination.

     Two (2) of the ARD Loans that we intend to include in the trust fund, representing 5.4% of the Initial Mortgage Pool Balance and 6.0% of the Initial
Loan Group No. 1 Balance, provide for payments of interest only until the related anticipated repayment date.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Fully Amortizing Loan. One (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.1% of the Initial Mortgage Pool Balance and
0.1% of the Initial Loan Group No. 1 Balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. This mortgage loan does not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

Prepayment Provisions.

     General. As described more fully on Annex A-1 to this offering prospectus, except for one (1) mortgage loan (loan number 101) which does not provide for a prepayment lockout period, all of the mortgage loans that we intend to transfer to the issuing entity currently (as of the cut-off date) provide for a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part, which lock-out period will be followed by one or both of:

     o    a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment..

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this offering prospectus.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have

                                       81

not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for
207 of the mortgage loans that we intend to include in the trust fund, collectively representing 99.7% of the Initial Mortgage Pool Balance, of which
179 mortgage loans are in loan group no. 1, representing 99.7% of the Initial
Loan Group No. 1 Balance, and 28 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, respectively. With respect to 177 of the 207 underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 87.8% of the
Initial Mortgage Pool Balance, of which 155 mortgage loans are in loan group no.
1, representing 90.2% of the Initial Loan Group No. 1 Balance, and 22 mortgage loans are in loan group no. 2, representing 67.3% of the Initial Loan Group No.
2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 177 mortgage loans begin earlier than the second anniversary of the Issue Date.

     Notwithstanding the foregoing, in the case of one (1) mortgage loan, representing 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial
Loan Group No. 1 Balance, the mortgage loan documents provide that, after the defeasance period, the related mortgage loan may be prepaid with the payment of a yield maintenance charge or prepayment premium during which the borrower may also elect to defease the loan.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the 207 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 176 months with respect to the entire mortgage pool, 175 months with respect to loan group no. 1 and 176 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 20 months with respect to the entire mortgage pool, 20 months with respect to loan group no. 1 and 22 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 97 months with respect to the entire mortgage pool, 98 months with respect to loan group no. 1 and 88 months with respect to loan group no. 2.

     Prepayment Consideration. Twenty-nine (29) of the mortgage loans that we intend to include in the trust fund, representing 10.9% of the Initial Mortgage
Pool Balance, of which 23 mortgage loans are in loan group no. 1, representing
8.2% of the Initial Loan Group No. 1 Balance, and six (6) mortgage loans are in loan group no. 2, representing 32.7% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the

                                       82

basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid

     Notwithstanding the foregoing, in the case of one (1) mortgage loan, representing 1.1% of the initial mortgage pool balance and 1.2% of the Initial
Loan Group No. 1 Balance, provides that during its prepayment consideration period, the borrower may elect to defease the mortgage loan.

     Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2006-C5 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield MaintenancE
Charges" in this offering prospectus. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the accompanying base prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust fund, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. Those open prepayment periods range between 1 and 27 payments up to and including the related stated maturity date or, in the case of an ARD
Loan, up to and including the related anticipated repayment date.

     Defeasance Loans. One hundred seventy-seven (177) of the mortgage loans that we intend to include in the trust fund, representing 87.8% of the Initial
Mortgage Pool Balance, of which 155 mortgage loans are in loan group no. 1, representing 90.2% of the Initial Loan Group No. 1 Balance, and 22 mortgage loans are in loan group no. 2, representing 67.3% of the Initial Loan Group No.
2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

                                       83

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this offering prospectus.

     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust fund are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage

                                       84

loan. None of the mortgage loans that we intend to include in the trust have experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    One hundred seventeen (117) of the mortgaged real properties, securing
          46.3% of the Initial Mortgage Pool Balance and 51.9% of the Initial
          Loan Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

     o    Sixty (60) of those mortgaged real properties, securing 22.0% of the
          Initial Mortgage Pool Balance and 24.7% of the Initial Loan Group No.
          1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 100% of the net rentable area of the particular property.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Six (6) mortgaged real properties, securing 3.0% of the Initial
          Mortgage Pool Balance, of which two (2) mortgaged real properties secure mortgage loans in loan group no. 1, representing 1.2% of the
          Initial Loan Group No. 1 Balance and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          18.5% of the Initial Loan Group No. 2 Balance, are multifamily rental properties that have material concentrations of student tenants or that constitute a student housing facility.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or third parties, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated or in connection with a prohibited use or other specified event. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

     o    With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of

                                       85

          their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant's ability to fulfill its obligations under its respective lease.

     Other Property Matters. In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Courtyard Century City, which represents 1.0% of Initial Mortgage
Pool Balance and 1.1% of the Initial Loan Group No. 1 Balance, the hotel on the related mortgaged real property is currently operated as a Courtyard by Marriott under a franchise agreement with Marriott. Marriot currently has a termination right that was triggered by low guest satisfaction survey scores, which the related borrower believes were due to disruption caused by a renovation that has since been completed. Marriott has agreed not to terminate the franchise agreement if guest satisfaction survey scores exit Marriott's "red" zone for a
6-month period ending in December, 2006, and the guest satisfaction surveys remain out of Marriott's "red" zone for three additional six month periods, ending in June, 2008. While the related borrower has indicated that it anticipates, based upon results for the first three months of the initial six month period, that the scores will exit the "red" zone, there is no assurance that this will in fact be the case or continue to be the case through June,
2008. In addition, there is no assurance that the franchise agreement could not otherwise be terminated, or that the hotel will not be reflagged under a different hotel franchise name in the event of such termination. The borrower would be obligated to pay liquidated damages and de-identification costs upon a termination of the Marriott franchise agreement, which could be substantial.

     Ground Leases. Two (2) of the mortgage loans that we intend to include in the trust fund (loan numbers 32 and 40), collectively representing 1.0% of the
Initial Mortgage Pool Balance and 1.1% of the Initial Loan Group No. 1 Balance,
respectively, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. Five (5) of the mortgage loans that we intend to include in the trust fund, collectively representing 7.6% of the Initial
Mortgage Pool Balance, of which four (4) mortgage loans are in loan group no. 1, representing 8.0% of the Initial Loan Group No. 1 Balance and one (1) mortgage loan is in loan group no. 2, representing 4.4% of the Initial Loan Group No. 2
Balance, respectively, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the mortgaged real property (or, in the case of two (2) of these five (5) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and borrower's fee simple interest in the remaining subject mortgaged real properties). With respect to all of these mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust fund notice of, and the right to cure, any default or breach by the ground lessee.

     In the case of one (1) mortgage loan (loan number 11), which is secured by the mortgaged real property identified on Annex A-1 as Dick's Sporting Goods, and which represents 1.6% of the Initial Mortgage Pool Balance and 1.8% of the
Initial Loan Group No. 1 Balance, four of the six properties securing the mortgage loan consist of the leasehold estate of the related borrower under four separate leases (one for each property) of premises that are, in turn, subleased to Dick's Sporting Goods, Inc. The leases are not ground leases (rather each is a lease of the premises occupied by Dick's Sporting Goods, Inc.), but all are treated and referred to as ground leases in this offering prospectus. The leases do not include certain leasehold mortgagee and lessee/borrower protections , including the following: (i) the lessor is entitled to condemnation awards upon condemnation (the borrowers' sponsor has assumed, under a recourse carveout guaranty, certain recourse obligations with respect to the mortgage loan in the event of a condemnation resulting in a lease termination under a recourse carveout guaranty); (ii) the lessor is not required to obtain the lender's prior written consent to lease amendments (the related borrowers covenant in the loan documents to obtain the lender's consent to lease amendments, and such covenant is a recourse obligation of the borrowers' sponsor under a recourse carveout guaranty); (iii) the lessor

                                       86

has a reasonable approval right over assignment and subleasing; (iv) the lease
(and the leasehold mortgage) is subordinate to the fee mortgage granted by the lessor, although the fee mortgagee provided a recognition agreement respecting nondisturbance of the borrower/lessee and leasehold mortgage lender so long as the lease is not in default; and (v) the leasehold premises do not constitute a separate tax parcel, although the leases provide for a landlord obligation to pay taxes and it is a recourse obligation of the borrowers' sponsor under a recourse carveout guaranty in the event of a lease termination resulting from a tax foreclosure due to a failure to pay taxes.

     The mortgage loans identified in the preceding paragraph do not include mortgage loans secured by overlapping fee simple and leasehold interests in the related mortgaged real property.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related mortgage loans that are not included in the trust fund. See "--The Loan Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

     As indicated under "Risk Factors--Some of the Mortgaged Real Properties Are
or May Be Encumbered by Additional Debt and the Ownership Interests in some
Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May
Reduce the Cash Flow Available to the Subject Mortgaged Real Property" in this offering prospectus, in the case of four (4) mortgage loans, representing 4.5%
of the Initial Mortgage Pool Balance and 5.1% of the Initial Loan Group No. 1
Balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                              MORTGAGE LOAN   MAXIMUM COMBINED      MINIMUM
                               CUT-OFF DATE       LTV RATIO      COMBINED DSCR
  MORTGAGED PROPERTY NAME        BALANCE          PERMITTED        PERMITTED
---------------------------   -------------   ----------------   -------------

One & Two Securities Centre    $ 70,000,00         75.00%            1.35x
Northmont Business Park        $17,500,000         80.00%            1.10x
Gettysburg MHP & RV Resort     $ 7,310,000         80.00%            1.45x
Ridgeview Village MHP          $ 1,597,258         80.00%            1.25x

     Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this offering prospectus, in the case of nine (9) mortgage loans that we intend to include in the trust fund, representing 3.2% of the Initial
Mortgage Pool Balance and 3.5% of the Initial Loan Group No. 1 Balance, one or
more of the principals of the related borrower have incurred mezzanine debt as indicated below.

                                       87

                                                                                          MATURITY
                                     MORTGAGE LOAN        ORIGINAL                        DATE OF     INTEREST RATE
                                      CUT-OFF DATE     MEZZANINE DEBT    AGGREGATE       MEZZANINE     ON MEZZANINE
    MORTGAGED PROPERTY NAME             BALANCE            BALANCE      DEBT BALANCE        LOAN          LOAN
----------------------------------   -------------     --------------   ------------     ---------    -------------

Pinehurst Centre                       $12,600,000(1)           NAP(1)           NAP(1)       NAP(1)        NAP(1)
One Summit Plaza                       $10,200,000       $2,357,994      $12,557,994             (2)     13.00%
Residence Inn - Cranberry Township     $ 8,485,568       $  568,000      $ 9,053,568       9/1/16        11.75%
Hampton Inn Airport - Coraopolis       $ 7,587,096       $  508,500      $ 8,095,596       9/1/16        11.75%
Hampton Inn - Greentree                $ 7,087,945       $  474,000      $ 7,561,945       9/1/16        11.75%
Holiday Inn Express - Cranberry        $ 6,339,219       $  423,500      $ 6,762,719       9/1/16        11.75%
Township
Camden Village Shopping Center         $ 5,558,000       $2,744,500      $ 8,302,500      3/24/07(3)  LIBOR + 2.5%(4)
The Inn at Tallgrass                   $ 4,994,482       $1,300,000      $ 6,294,482      8/31/16         6.00%
Pearl Britain Plaza                    $ 4,345,000       $  835,109      $ 5,180,109      3/14/07         8.00%

----------
(1)  Original mezzanine loan in the amount of $2.6 million has been repaid.
     Borrower is obligated to pay mezzanine lender 50% of excess cash flow and excess proceeds.

(2)  Earlier of (a) 1/26/07 and (b) date of sale of certain tenant-in-common interests.

(3)  Assumes one (1) 90-day extension option has been exercised.

(4)  Up to and including 12/24/06, charges to LIBOR + 7.5% thereafter.

     Certain of the above-referenced mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-
referenced underlying mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel;

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral); and

     o    has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     The table below identifies, by mortgage loan name set forth on Annex A-1 to this offering prospectus, those 27 mortgage loans, collectively representing
29.6% of the Initial Mortgage Pool Balance, of which 25 mortgage loans are in loan group no. 1, representing 30.9% of the Initial Loan Group No. 1 Balance and
two (2) loans are in loan group no. 2, representing 19.5% of the Initial Loan
Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service

                                       88

          coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                              MORTGAGE LOAN       MAXIMUM          MINIMUM
                                               CUT-OFF DATE     COMBINED LTV       COMBINED
          MORTGAGED PROPERTY NAME                BALANCE      RATIO PERMITTED   DSCR PERMITTED
-------------------------------------------   -------------   ---------------   --------------

801 South Figueroa Street                      $120,000,000        70.00%            1.20x
Ala Moana Portfolio                            $ 96,000,000        64.50%            1.45x
One & Two Securities Centre                    $ 70,000,000        75.00%            1.35x
Four Points Sheraton                           $ 48,200,000          NAP              NAP
909 Poydras Office Building                    $ 40,000,000        85.00%            1.10x
Dick's Sporting Goods                          $ 35,072,202        85.00%            1.05x
Paseo Villas Apartments                        $ 32,000,000        85.00%            1.20x
Waterfront Centre                              $ 26,000,000        85.00%            1.10x
Northmont Business Park                        $ 17,500,000        80.00%            1.10x
Scoop Building                                 $ 13,880,000        80.00%            1.20x
Holtze Executive Village Hotel                 $ 12,966,831        73.10%            1.07x
Augusta Apartments                             $ 12,500,000        85.00%            1.10x
The HMAI Building                              $ 12,201,772        85.00%            1.00x
CIGNA Regional Building                        $ 12,000,000        70.00%            1.20x
The Pavilion Movie Theater                     $ 11,000,000        90.00%            1.10x
Nationwide Building                            $  8,489,172          NAP              NAP
Residence Inn - Cranberry Township(1)          $  8,485,568        85.00%            1.10x
Courtyard Columbia Northwest                   $  8,000,000          NAP              NAP
Hampton Inn Airport - Coraopolis(1)            $  7,587,096        85.00%            1.10x
Courtyard Atlanta Roswell                      $  7,500,000          NAP              NAP
Hampton Inn - Greentree(1)                     $  7,087,945        85.00%            1.10x
Holiday Inn Express - Cranberry Township(1)    $  6,339,219        85.00%            1.10x
Citrus Heights Office                          $  5,490,249         75.0%            1.15x
USPS Processing Center                         $  3,800,000          NAP              NAP
Washington Square                              $  3,421,000        85.00%            1.07x
North Kent Mall                                $  3,000,000        85.00%            1.10x
7645 West Fond Du Lac Avenue                   $  1,446,000        85.00%            1.07x

----------
(1)  Future mezzanine debt is permitted only upon full repayment of the current mezzanine debt.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

                                       89

     In the case of four (4) mortgage loans identified on Annex A-1 to this offering prospectus as One & Two Securities Centre, Northmont Business Park,
Gettysburg MHP & RV Resort and Ridgeview Village MHP, which in the aggregate represent 4.5% of the Initial Mortgage Pool Balance and 5.1% of the Initial Loan
Group No. 1 Balance, the related borrower has a right to obtain subordinate financing which is secured by a junior mortgage on the related mortgaged real property subject to certain debt service coverage ratio and loan-to-value ratio requirements.

     Additional Unsecured Debt. The borrowers with respect to eight (8) mortgage loans (loan numbers 4, 61, 66, 71, 75, 86, 93 and 94) that we intend to include in the trust fund, representing 6.9% of the Initial Mortgage Pool Balance and
7.7% of the Initial Loan Group No. 1 Balance, have incurred or are permitted to incur additional unsecured debt.

     In the case of the Ala Moana Portfolio Mortgage Loan (loan number 4), which represents 4.5% of the Initial Mortgage Pool Balance and 5.1% of the Initial
Loan Group No. 1 Balance, sponsors of the related borrower are permitted to pledge indirect interests in one or more of the related borrowers in connection with a line of credit or similar corporate facility secured by all, or substantially all, of such sponsor's indirect equity interests in such borrower or borrowers.

     In the case of two (2) of the above-referenced underlying mortgage loans
(loan numbers 93 and 94), representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, the related borrower executed a development note in favor of the franchisor in the original principal amount of $250,000 on May 14, 1997. Under the development note, 1/15 of the principal of the note is forgiven each year on the anniversary date of the franchise agreement. Upon termination of the franchise agreement or transfer of the related mortgaged property, the outstanding principal balance becomes immediately due and payable by the related borrower.

     In the case of four (4) of the above-referenced underlying mortgage loans
(loan numbers 66, 71, 75 and 86), representing in the aggregate 1.4% of the
Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group No. 1 Balance,
the related borrower is permitted to incur trade payables in the ordinary course of business in an amount not exceeding 10% of the principal balance of the related loan combination. In addition, the related borrower or its limited partner is permitted to enter into unsecured fully subordinated affiliate loans for purposes of providing additional cash flow to avoid or cure, within any applicable grace period, an event of default under the underlying mortgage loan or related mezzanine loan upon the satisfaction of certain conditions.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this offering prospectus, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

                                       90

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all but two (2) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 233 mortgaged real properties, securing 98.5% of the
          Initial Mortgage Pool Balance (of which 204 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.3% of the
          Initial Loan Group No. 1 Balance, and 29 mortgaged real properties secure mortgage loans in loan group no. 2, representing 100.0% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

     o    in the case of four (4) mortgaged real properties, securing 1.2% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group
          No. 1 Balance, respectively, prior to the 12 month period preceding the cut-off date.

     In the case of one of the two (2) mortgaged real properties referred to above as an exception (loan number 111), representing 0.2% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, a
secured lender's environmental insurance policy was obtained in lieu of an environmental assessment. See "--Environmental Insurance" below. In the case of the other mortgaged real property (loan number 163), securing 0.1% of the
Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance,
an environmental assessment has not been conducted.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

          1.   to carry out the specific remedial measures prior to closing; or

          2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

                                       91

          3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

          4.   to obtain environmental insurance (in the form of a lender's environmental insurance property policy or other form of
               environmental insurance); or

          5.   to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

          6.   to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

          7.   to have such environmental condition investigated further, and based upon such additional investigation, a qualified
               environmental consultant recommended no further investigation or remediation; or

          8.   to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 5% of the original principal amount of the mortgage loan.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

                                       92

     However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

     See "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this offering prospectus for a discussion of certain environmental conditions identified at specific mortgaged real properties securing mortgage loans that we intend to include in the trust fund.

     The information contained in this offering prospectus regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the sponsors;

     o    any of the underwriters;

     o    the master servicers;

     o    the special servicer;

     o    the certificate administrator;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

                                       93

     The series 2006-C5 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2006-C5 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of one (1) mortgage loan (loan number
111) that we intend to include in the trust fund, representing 0.2% of the
Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance,
the related mortgaged real property is covered by an individual lender's environmental insurance policy, which was obtained in lieu of a Phase I environmental study. In general, the policy insures the issuing entity against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate.
Subject to certain conditions and exclusions, the insurance policy, by its terms, generally provides coverage against (i) losses, up to the lesser of (a)
the estimated cleanup costs and (b) the outstanding loan balance, resulting from default under the mortgage loan to which it relates if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real property during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) losses from third-party claims against the issuing entity during the policy periods for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy periods to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All except for one (1) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. Two hundred thirty-five (235) of those mortgaged real properties, securing 98.8% of the
Initial Mortgage Pool Balance, of which 206 mortgaged real properties secure mortgage loans in loans group no. 1, representing 98.6% of the Initial Loan
Group No. 1 Balance and 29 mortgaged real properties secure mortgage loans in loan group no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and three
(3) of those mortgaged real properties securing mortgage loans representing 0.9%
of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group No. 1
Balance, respectively, were inspected prior to the 12 month period preceding the cut-off date. One (1) mortgaged real property, securing 0.3% of the Initial
Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, is
secured by land, and therefore required no property condition assessment. These inspections included an assessment of the general condition of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in the amount ranging from 100% to 125%
          of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

                                       94

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this offering prospectus. For 236 mortgaged real properties, securing 99.1% of the Initial
Mortgage Pool Balance, of which 207 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.0% of the Initial Loan Group No. 1
Balance, and 29 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, the
appraised value is as of a date within 12 months of the cut-off date. For three
(3) mortgaged real properties, securing 0.9% of the Initial Mortgage Pool
Balance, and 1.0% of the Initial Loan Group No. 1 Balance, the appraised value is as of a date prior to the 12-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the analysis of the related appraiser, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

     o    legal opinions or zoning consultant's reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

                                       95

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers, n determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

                                       96

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount ranging from 100% to 125% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Thirty-five (35) mortgaged real properties, securing 19.7% of the Initial
Mortgage Pool Balance, of which 32 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 20.1% of the Initial Loan Group
No. 1 Balance, and three (3) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 16.4% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

     General. The mortgage pool will include 12 mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to include in the trust fund and one or more of which we will not include in the trust fund. In the case of any Loan Combination, the related promissory note(s) that we include in the trust fund will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted.

     The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected by virtue of relevant provisions contained in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

                                       97

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

               MORTGAGE LOANS THAT ARE                           RELATED PARI PASSU/SENIOR    RELATED SUBORDINATE    BASED ON ENTIRE
              PART OF A LOAN COMBINATION                              NON-TRUST LOANS           NON-TRUST LOANS     LOAN COMBINATION
----------------------------------------------------    -------- ------------------------- ------------------------ ----------------
    MORTGAGED REAL                                        % OF
     PROPERTY NAME                                       INITIAL    AGGREGATE                AGGREGATE                      CUT-OFF
   (AS IDENTIFIED ON      ORIGINAL      CUT-OFF DATE    MORTGAGE    ORIGINAL    NON-TRUST    ORIGINAL    NON-TRUST   U/W  DATE LOAN-
   ANNEX A-1 TO THIS      PRINCIPAL       PRINCIPAL       POOL      PRINCIPAL      LOAN      PRINCIPAL      LOAN     NCF   TO-VALUE
 OFFERING PROSPECTUS)      BALANCE         BALANCE       BALANCE     BALANCE    NOTEHOLDER    BALANCE    NOTEHOLDER DSCR     RATIO
----------------------- ------------    ------------    -------- -------------- ---------- ------------ ----------- ----  ----------

1.  Ala Moana Portfolio $211,000,000(1) $211,000,000(1)   4.5%   $1,104,000,000  Citigroup $185,000,000   LaSalle   1.45x   64.39%
                                                                                   and                    Bank and
                                                                                    CD                   Citigroup
                                                                                 2006-CD3
                                                                                   Trust

2.  NNN WellPoint         70,000,000      70,000,000      3.3%        NAP           NAP      14,405,000   RCC Real  1.29    83.24
    Operations Center                                                                                    Estate SPE
                                                                                                           II LLC

3.  Shore Pointe           9,600,000       9,600,000      0.5%        NAP           NAP         500,000     CBA     1.12    84.17
    Office Building                                                                                      -Mezzanine
                                                                                                          Finance,
                                                                                                            LLC

4.  Residence Inn -        8,500,000       8,485,568      0.4%        NAP           NAP         568,000     CBA     1.28    79.70
    Cranberry Township                                                                                   -Mezzanine
                                                                                                          Finance,
                                                                                                            LLC

5.  Hampton Inn            7,600,000       7,587,096      0.4%        NAP           NAP         508,500     CBA     1.34    79.60
    Airport -                                                                                           -Mezzanine
    Coraopolis                                                                                            Finance,
                                                                                                            LLC

6   Hampton Inn -          7,100,000       7,087,945      0.3%        NAP           NAP         474,000     CBA     1.32    79.77
    Greentree                                                                                            -Mezzanine
                                                                                                          Finance,
                                                                                                            LLC

7. Holiday Inn Express     6,350,000       6,339,219      0.3%        NAP           NAP         423,500     CBA     1.42    79.00
    - Cranberry                                                                                          -Mezzanine
    Township                                                                                              Finance,
                                                                                                            LLC

8.  Valley Wide            4,900,000       4,900,000      0.2%        NAP           NAP         325,000     CBA     1.12    80.38
    Distribution                                                                                         -Mezzanine
                                                                                                          Finance

9.  Wolf River Commons     3,720,000       3,713,842      0.2%        NAP           NAP         230,000     CBA     1.11    81.74
                                                                                                         -Mezzanine
                                                                                                          Finance,
                                                                                                           LLC

10. Campus Crossing at     3,320,000       3,320,000      0.2%        NAP           NAP         207,500      CBA    1.07    85.00
    Aycock & Spring                                                                                      -Mezzanine
    Garden                                                                                                Finance,
                                                                                                             LLC

11. Campus Crossing at     2,440,000       2,440,000      0.1%        NAP           NAP         152,500    CBA      1.08    85.00
    Lindell                                                                                              -Mezzanine
                                                                                                          Finance,
                                                                                                            LLC

12. Dabney Exchange        1,300,000       1,300,000      0.1%        NAP           NAP         100,000     CBA     1.07    83.58
                                                                                                         -Mezzanine
                                                                                                          Finance,
                                                                                                            LLC

----------
(1)  This includes the $96,000,000 pooled portion of the Ala Moana Portfolio
     Mortgage Loan and the $115,000,000 subordinate non-pooled portion of the
     Ala Moana Portfolio Mortgage Loan.

     The Ala Moana Portfolio Loan Combination

     General. The Ala Moana Portfolio Mortgage Loan, representing 4.5% of the
Initial Mortgage Pool Balance (with respect to the pooled portion only) and 5.1%
of the Initial Loan Group No. 1 Balance (with respect to the pooled portion only), has a cut-off date principal balance of $211,000,000, comprised of a
$96,000,000 senior portion (evidenced by Note A-1) which is pooled and six (6)
subordinate notes (Note B-1A, Note B-2A, Note B-1B, Note B-2B, Note B-1C and
Note B-2C, respectively) which are non-pooled and in the aggregate have

                                       98

an outstanding principal balance as of the cut-off date of $115,000,000. For purposes of calculating distributions on the Series 2006-C5 certificates (other than the Class AMP Certificates), only the $96,000,000 pooled portion will be taken into account. The $115,000,000 non-pooled portion will be represented only by the Class AMP Certificates. The pooled portion of the Ala Moana Portfolio
Mortgage Loan will be pooled with the other underlying mortgage loans to back the other classes of the series 2006-C5 certificates. The Ala Moana Portfolio
Mortgages Properties also secure multiple Non-Trust Loans (the "Ala Moana
Portfolio Non-Trust Loans"), including: (i) seven (7) Non-Trust Loans (the "Ala
Moana Portfolio Pari Passu Non-Trust Loans") that are pari passu in right of payment of principal and interest with the pooled portion of the Ala Moana
Portfolio Mortgage Loan and senior in right of payment of principal and interest relative to the non-pooled portion of the Ala Moana Portfolio Mortgage Loan and the other Ala Moana Portfolio Non-Trust Loans; and (ii) eight (8) subordinate
Non-Trust Loans (the "Ala Moana Portfolio Subordinate Non-Trust Loans" and,
together with the Ala Moana Portfolio Mortgage Loan and the Ala Moana Portfolio
Pari Passu Non-Trust Loans, the "Ala Moana Portfolio Loan Combination"). The Ala
Moana Portfolio Subordinate Non-Trust Loans are subordinate to both the Ala
Moana Portfolio Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust
Loans. The Ala Moana Portfolio Non-Trust Loans have aggregate principal balances as of the Cut-off Date and current holders as listed in the table below:

                                  AGGREGATE PRINCIPAL
         NON-TRUST LOAN                 BALANCE                           CURRENT HOLDER(S)
-------------------------------   -------------------   ----------------------------------------------------

            Note A-3                  $300,000,000      CD 2006-CD3 Mortgage Trust
 Note A-2, Note A-4, Note A-5,        $804,000,000      Citigroup Global Markets Realty Corp.
Note A-6, Note A-7 and Note A-8

 Note C-1, Note C-2, Note D-1,        $185,000,000      Citigroup Global Markets Realty Corp. and/or LaSalle
 Note D-2, Note E-1, Note E-2,                          Bank National Association
     Note F-1 and Note F-2

     Each of the loans in the Ala Moana Portfolio Loan Combination has the same maturity date. Each of the Ala Moana Portfolio Pari Passu Non-Trust Loans has
the same interest rate as the pooled portion of Ala Moana Portfolio Mortgage
Loan. The non-pooled portion of the Ala Moana Portfolio Mortgage Loan and each
Ala Moana Portfolio Subordinate Non-Trust Loan has the same interest rate of
5.52150% per annum.

     For the purpose of the information presented in this offering prospectus with respect to the Ala Moana Portfolio Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the pooled portion of the Ala Moana Portfolio Mortgage
Loan and the Ala Moana Portfolio Pari Passu Non-Trust Loans (collectively, the
"Ala Moana Portfolio Note A Loans"), but excludes the Ala Moana Portfolio
Subordinate Non-Trust Loans and the non-pooled portion of the Ala Moana
Portfolio Mortgage Loan (collectively, the "Ala Moana Portfolio Subordinate
Loans").

     Servicing. The Ala Moana Portfolio Loan Combination will be serviced pursuant to the terms of the series CD 2006-CD3 Mortgage Trust, CD 2006-CD3 pooling and servicing agreement and the Ala Moana Portfolio Co-Lender Agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Ala Moana Portfolio Loan Combination will be effected in accordance with the series CD 2006-CD3 pooling and servicing agreement and the
Ala Moana Portfolio Co-Lender Agreement). The master servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement will be obligated to make any required property protection advances with respect to the
Ala Moana Portfolio Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement determines that such an advance would not be recoverable from collections on

                                       99

the Ala Moana Portfolio Loan Combination. The CD 2006-CD3 pooling and servicing agreement governs the securitization of one of the Ala Moana Portfolio Pari
Passu Non-Trust Loans.

     Distributions.

     If no monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing (or if it is being cured by the holder of a portion of the Ala Moana Portfolio Loan Combination), all amounts tendered by the borrower or otherwise available for payment of the Ala Moana
Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

          (i)      to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust
                   Loan or the pooled portion of the Ala Moana Portfolio
                   Mortgage Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala
                   Moana Portfolio Co-Lender Agreement or the series CD 2006-CD3 pooling and servicing agreement;

          (ii)     to the master servicer, the applicable accrued and unpaid
                   servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the
                   series CD 2006-CD3 pooling and servicing agreement;

          (iii)    pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note A-1, Note
                   A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and
                   Note A-8 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (iv)     pro rata and pari passu, to each of Note A-1, Note A-2, Note
                   A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an
                   amount equal to their pro rata portion of any payments
                   received on account of principal with respect to the Ala
                   Moana Portfolio Loan Combination in accordance with their
                   respective percentage interests;

          (v)      pro rata and pari passu, to each of Note A-1, Note A-2, Note
                   A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an
                   amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (vi)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such Note
                   (a) pro rata to the Note B-1A and the Note B-2A then (b) pro rata to the Note B-1B and the Note B-2B and then (c) pro rata to the Note B-1C and the Note B-2C;

          (vii)    (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and
                   Note B-2A in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate, then (b)
                   pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note B-1B and

                                       100

                   Note B-2B in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate, and then
                   (c) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and
                   Note B-2C in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (viii)   (a) pro rata and pari passu, to each of Note B-1A and Note
                   B-2A, an amount equal to their pro rata portion of any
                   payments received on account of principal with respect to the
                   Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests, then (b) pro rata and pari passu, to each of Note B-1B and Note B-2B, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
                   Combination in accordance with their respective percentage interests, and then (c) pro rata and pari passu, to each of
                   Note B-1C and Note B-2C, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in
                   accordance with their respective percentage interests;

          (ix)     (a) pro rata and pari passu, to each of Note B-1A and Note
                   B-2A, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related
                   interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and Note B-2B, an amount equal to any realized loss allocated to those notes, together with any interest
                   thereon at the related interest rate from the date such
                   realized loss was allocated until reimbursed, and then (c)
                   pro rata and pari passu, to each of Note B-1C and Note B-2C, an amount equal to any realized loss allocated to those
                   notes, together with any interest thereon at the related
                   interest rate from the date such realized loss was allocated until reimbursed;

          (x)      in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such note, pro rata to Note C-1 and Note C-2;

          (xi)     pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note C-1 and
                   Note C-2 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (xii)    pro rata and pari passu, to each of Note C-1 and Note C-2 an amount equal to their pro rata portion of any payments
                   received on account of principal with respect to the Ala
                   Moana Portfolio Loan Combination in accordance with their
                   respective percentage interests;

          (xiii)   pro rata and pari passu, to each of Note C-1 and Note C-2, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xiv)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such note, pro rata to the Note D-1 and the Note D-2;

          (xv)     pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note D-1 and
                   Note D-2 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

                                       101

          (xvi)    pro rata and pari passu, to each of Note D-1 and Note D-2 an amount equal to their pro rata portion of any payments
                   received on account of principal with respect to the Ala
                   Moana Portfolio Loan Combination in accordance with their
                   respective percentage interests;

          (xvii)   pro rata and pari passu, to each of Note D-1 and Note D-2, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xviii)  in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such note, pro rata to the Note E-1 and the Note E-2;

          (xix)    pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note E-1 and
                   Note E-2 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (xx)     pro rata and pari passu, to each of Note E-1 and Note E-2 an amount equal to their pro rata portion of any payments
                   received on account of principal with respect to the Ala
                   Moana Portfolio Loan Combination in accordance with their
                   respective percentage interests;

          (xxi)    pro rata and pari passu, to each of Note E-1 and Note E-2, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xxii)   in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such note, pro rata to the Note F-1 and the Note F-2;

          (xxiii)  pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note F-1 and
                   Note F-2 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (xxiv)   pro rata and pari passu, to each of Note F-1 and Note F-2 an amount equal to their pro rata portion of any payments
                   received on account of principal with respect to the Ala
                   Moana Portfolio Loan Combination in accordance with their
                   respective percentage interests;

          (xxv)    pro rata and pari passu, to each of Note F-1 and Note F-2, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xxvi)   any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note
                   A-5, Note A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to the Note B-1A and Note B-2A, then (c) pro rata and pari passu to the Note B-1B and Note B-2B, then (d) pro rata and pari passu to the Note B-1C and Note B-2C, then (e)
                   pro rata and pari passu to the Note C-1 and Note C-2, then
                   (f) pro rata and pari passu to the Note D-1 and Note D-2,
                   then (g) pro rata and pari passu to the Note E-1 and Note E-2 and then (h) pro rata and pari passu to the Note F-1 and Note
                   F-2;

                                       102

          (xxvii)  to each note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any)
                   pursuant to the Ala Moana Portfolio Co-Lender Agreement or the series CD 2006-CD3 pooling and servicing agreement, (a)
                   pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note
                   A-4, Note A-5, Note A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to the Note B-1A and Note B-2A, then (c)
                   pro rata and pari passu to the Note B-1B and Note B-2B, then
                   (d) pro rata and pari passu to the Note B-1C and Note B-2C, then (e) pro rata and pari passu to the Note C-1 and Note
                   C-2, then (f) pro rata and pari passu to the Note D-1 and
                   Note D-2, then (g) pro rata and pari passu to the Note E-1 and Note E-2 and then (h) pro rata and pari passu to the Note
                   F-1 and Note F-2; and

          (xxviii) any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
                   A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to the Note B-1A and Note B-2A, then (c) pro rata and pari passu to the Note B-1B and Note B-2B, then (d) pro rata and pari passu to the Note B-1C and Note B-2C, then (e) pro rata and pari passu to the Note C-1 and Note C-2, then (f) pro
                   rata and pari passu to the Note D-1 and Note D-2, then (g)
                   pro rata and pari passu to the Note E-1 and Note E-2 and then
                   (h) pro rata and pari passu to the Note F-1 and Note F-2.

     If a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan
Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

          (i)      to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust
                   Loan or the pooled portion of the Ala Moana Portfolio
                   Mortgage Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala
                   Moana Portfolio Co-Lender Agreement or the series CD 2006-CD3 pooling and servicing agreement;

          (ii)     to the master servicer, the applicable accrued and unpaid
                   servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the
                   series CD 2006-CD3 pooling and servicing agreement;

          (iii)    pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note A-1, Note
                   A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and
                   Note A-8 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (iv)     pro rata and pari passu, to each of Note A-1, Note A-2, Note
                   A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in
                   an amount equal to all payments received on account of
                   principal with respect to the Ala Moana Portfolio Loan
                   Combination until their principal balances are reduced to
                   zero;

                                       103

          (v)      pro rata and pari passu, to each of Note A-1, Note A-2, Note
                   A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an
                   amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (vi)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such Note
                   (a) pro rata to the Note B-1A and the Note B-2A then (b) pro rata to the Note B-1B and the Note B-2B and then (c) pro rata to the Note B-1C and the Note B-2C;

          (vii)    (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and
                   B-2A in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata
                   (based on their respective interest rates and principal
                   balances) and pari passu, to each of Note B-1B and B-2B in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their respective interest rates and principal balances)
                   and pari passu, to each of Note B-1C and B-2C in an amount equal to the accrued and unpaid interest thereon at the
                   related net interest rate;

          (viii)   (a) pro rata and pari passu, to each of Note B-1A and Note
                   B-2A, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
                   Combination until their principal balances are reduced to
                   zero, then (b) pro rata and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio
                   Loan Combination until their principal balances are reduced to zero, and then (c) pro rata and pari passu, to each of
                   Note B-1C and Note B-2C, in an amount equal to all payments received on account of principal with respect to the Ala
                   Moana Portfolio Loan Combination until their principal
                   balances are reduced to zero;

          (ix)     (a) pro rata and pari passu, to each of Note B-1A and B-2A, an amount equal to any realized loss allocated to those
                   Notes, together with any interest thereon at the related
                   interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and B-2B, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, and then (c) pro rata and
                   pari passu, to each of Note B-1C and B-2C, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

          (x)      in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such Note, pro rata to Note C-1 and Note C-2;

          (xi)     pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note C-1 and
                   C-2 in an amount equal to the accrued and unpaid interest
                   thereon at the related net interest rate;

          (xii)    pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to all payments received on account of
                   principal with respect to the Ala Moana Portfolio Loan
                   Combination until their principal balances are reduced to
                   zero;

                                       104

          (xiii)   pro rata and pari passu, to each of Note C-1 and Note C-2, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xiv)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such Note, pro rata to Note D-1 and Note D-2;

          (xv)     pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note D-1 and
                   Note D-2 in an amount equal to the accrued and unpaid
                   interest thereon at the related net interest rate;

          (xvi)    pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to all payments received on account of
                   principal with respect to the Ala Moana Portfolio Loan
                   Combination until their principal balances are reduced to
                   zero;

          (xvii)   pro rata and pari passu, to each of Note D-1 and Note D-2, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xviii)  in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such Note, pro rata to Note E-1 and Note E-2;

          (xix)    pro rata (based on their respective interest rates and
                   principal balances) and pari passu, to each of Note E-1 and
                   E-2 in an amount equal to the accrued and unpaid interest
                   thereon at the related net interest rate;

          (xx)     pro rata and pari passu, to each of Note E-1 and Note E-2 , in an amount equal to all payments received on account of
                   principal with respect to the Ala Moana Portfolio Loan
                   Combination until their principal balances are reduced to
                   zero;

          (xxi)    pro rata and pari passu, to each of Note E-1 and Note E-2, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

          (xxii)   in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the
                   amount of any cure payments made by the holder of such Note, pro rata to Note F-1 and Note F-2;

          (xxiii)  pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note F-1 and
                   F-2 in an amount equal to the accrued and unpaid interest
                   thereon at the related net interest rate;

          (xxiv)   pro rata and pari passu, to each of Note F-1 and Note F-2, in an amount equal to all payments received on account of
                   principal with respect to the Ala Moana Portfolio Loan
                   Combination until their principal balances are reduced to
                   zero;

          (xxv)    pro rata and pari passu, to each of Note F-1 and Note F-2, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
                   reimbursed;

                                       105

          (xxvi)   any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note
                   A-5, Note A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to the Note B-1A and Note B-2A, then (c) pro rata and pari passu to the Note B-1B and Note B-2B, then (d) pro rata and pari passu to the Note B-1C and Note B-2C, then (e)
                   pro rata and pari passu to the Note C-1 and Note C-2, then
                   (f) pro rata and pari passu to the Note D-1 and Note D-2,
                   then (g) pro rata and pari passu to the Note E-1 and Note
                   E-2, and then (h) pro rata and pari passu to the Note F-1 and
                   Note F-2;

          (xxvii)  to each Note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any)
                   pursuant to the Ala Moana Portfolio Co-Lender Agreement or the series CD-2006-CD3 pooling and servicing agreement, (a)
                   pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note
                   A-4, Note A-5, Note A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to the Note B-1A and Note B-2A, then (c)
                   pro rata and pari passu to the Note B-1B and Note B-2B, then
                   (d) pro rata and pari passu to the Note B-1C and Note B-2C, then (e) pro rata and pari passu to the Note C-1 and Note
                   C-2, then (f) pro rata and pari passu to the Note D-1 and
                   Note D-2, then (g) pro rata and pari passu to the Note E-1 and Note E-2, and then (h) pro rata and pari passu to the
                   Note F-1 and Note F-2; and

          (xxviii) any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
                   A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to the Note B-1A and Note B-2A, then (c) pro rata and pari passu to the Note B-1B and Note B-2B, then (d) pro rata and pari passu to the Note B-1C and Note B-2C, then (e) pro rata and pari passu to the Note C-1 and Note C-2, then (f) pro
                   rata and pari passu to the Note D-1 and Note D-2, then (g)
                   pro rata and pari passu to the Note E-1 and Note E-2, and
                   then (h) pro rata and pari passu to the Note F-1 and Note
                   F-2.

     Ala Moana Portfolio Controlling Holder. The term "Ala Moana Portfolio
Controlling Holder" will mean, as of any date of determination, (i) the holder(s) of the most subordinate Ala Moana Portfolio Subordinate Loan(s)
(initially Note F-1 and F-2 (taken as a whole), then Note E-1 and E-2 (taken as a whole), then Note D-1 and D-2 (taken as a whole), then Note C-1 and C-2 (taken as a whole), then Note B-1C, B-2C, B-1B, B-2B, B-1A, B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists and at least 50%
of the principal balance of that Ala Moana Portfolio Subordinate Loan and each
Ala Moana Portfolio Subordinate Loan subordinate to that Note is not held by the related borrower or an affiliate thereof, or (ii) if a control appraisal event, as described below, has occurred and is continuing with respect to, or the borrower or an affiliate thereof holds more than 50% of the principal balance of each Ala Moana Portfolio Subordinate Loan, Note A-1, A-2, A-3, A-4, A-5, A-6,
A-7 and A-8. If the Ala Moana Portfolio Controlling Holder is the holder of Note
B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole) or the consent of any holder thereof is required under the Ala Moana Portfolio Co-Lender Agreement, then unless a control appraisal event has occurred with respect to Note B-1C,
B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole) or the holder of those notes is the related borrower or an affiliate thereof, the Note B Controlling Holder will be entitled to exercise all rights of the Ala Moana Portfolio Controlling
Holder.

     The term "Note B Controlling Holder" will mean, as of any date of determination, (i) the holder(s) of the most subordinate of Note B-1C, B-2C,
B-1B, B-2B, B-1A or B-2A (initially Note B-1C and B-2C (taken as a whole), then
Note B-1B and B-2B (taken as a whole) and then Note B-1A and B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists and at least 50% of the principal balance of that Ala Moana Portfolio Subordinate
Loan and each Ala Moana Portfolio Subordinate Loan subordinate to that Note is not held by the related borrower or an affiliate thereof.

                                       106

     For purposes of the foregoing, a control appraisal event will be deemed to have occurred with respect to an Ala Moana Portfolio Subordinate Loan if and so long as (a)(1) the initial principal balance of the Ala Moana Portfolio
Subordinate Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Loan, (y) any
Appraisal Reduction Amount allocated to the subject Ala Moana Portfolio
Subordinate Loan and (z) any losses realized with respect to the subject Ala
Moana Portfolio Subordinate Loan, is less than (b) 25% of (1) the initial principal balance of the subject Ala Moana Portfolio Subordinate Loan, minus (2)
any payments of principal allocated to, and received on, the subject Ala Moana
Portfolio Subordinate Loan; provided that the holder of an Ala Moana Portfolio
Subordinate Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana Portfolio Co-Lender Agreement. For purposes of determining a control appraisal event, each note with the same priority will be considered one Ala Moana Portfolio Subordinate Loan.

     The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana Portfolio
Controlling Holder to act through a representative.

     Rights of the Ala Moana Portfolio Controlling Holder.

     Consultation and Consent. The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio
Controlling Holder prior to taking any of the following actions (collectively,
"Ala Moana Portfolio Major Decisions"):

          1.   reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio
               Loan Combination prior to or after acceleration of the
               indebtedness;

          2.   consenting to (a) any sale or transfer of the related mortgaged real property, the related borrower, or any interest in any of them or (b) any modification of the provisions of the related mortgage loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

          3.   entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

          4.   converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

          5.   accelerating the maturity of the Ala Moana Portfolio Loan
               Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

          6.   consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana
               Portfolio Loan Combination or any change of the borrower or sponsor thereof;

                                       107

          7.   making any determination not to enforce a "due-on-sale" or
               "due-on-encumbrance" clause (unless such clause is not
               exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

          8.   consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

          9.   consenting to any material change in the standards contained in the related loan documents for alterations, construction of improvements, leasing and budget approvals, if any, at the related mortgaged real property;

          10.  consenting to any change in the property manager for any portion of the related mortgaged real property or any material amendment or modification or termination of any property management
               agreement;

          11.  consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related loan documents;

          12.  consenting to the waiver of any of the special purpose entity covenants of the related borrower;

          13.  appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related mortgaged real property following foreclosure;

          14.  consenting to the modification of any reciprocal easement agreement;

          15.  consenting to any material modification to any existing membership program or similar program at the related mortgaged real property, or consenting to any new membership or similar program at the related mortgaged real property;

          16.  consenting to any zoning reclassification of any portion of the related mortgaged real property;

          17.  approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender's approval is required under the related loan documents;

          18.  making any decisions with respect to any casualty and condemnation affecting all or any portion of the related
               mortgaged real property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related
               mortgaged real property;

          19.  making any decisions with respect to the operation, maintenance or disposition of the related mortgaged real property following the acquisition of the related mortgaged real property by
               foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related mortgaged real property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

                                       108

          20.  consenting to the related borrower or any beneficial owner of the related borrower incurring any additional indebtedness except as expressly permitted under the related loan documents;

          21.  approving any asset status report delivered by the special servicer under the series CD 2006-CD3 pooling and servicing agreement;

          22.  entering into, or materially modifying, any intercreditor agreement with a mezzanine lender; or

          23.  replacing the special servicer under the series CD 2006-CD3 pooling and servicing agreement in accordance with the Ala Moana
               Portfolio Co-Lender Agreement.

     The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide written notice and request for approval of any Ala Moana Portfolio Major
Decision and the Ala Moana Portfolio Controlling Holder will have five (5)
business days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana Portfolio Controlling
Holder has been provided with all reasonably requested information and fails to respond within five (5) business days after receipt of such first notice, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may deliver a second notice and request for approval of such Ala Moana Portfolio Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana Portfolio
Controlling Holder fails to approve or reject such Ala Moana Portfolio Major
Decision within five (5) business days after receipt of such second notice, such
Ala Moana Portfolio Major Decision will be deemed to have been approved by the
Ala Moana Portfolio Controlling Holder.

     Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the Ala Moana Portfolio Co-Lender Agreement, the related loan documents, the series CD 2006-CD3 pooling and servicing agreement (including the
REMIC provisions), or such master servicer's or special servicer's, as the case may be, obligation to act in accordance with the applicable servicing standard.
In addition, the special servicer under the series CD 2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana
Portfolio Controlling Holder for any actions to be taken by such special servicer if such special servicer has notified the Ala Moana Portfolio
Controlling Holder in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Ala Moana
Portfolio Loan Combination and for 60 days following the first such notice, the
Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the applicable servicing standard. In such event, the special servicer under the series CD 2006-CD3 pooling and servicing agreement may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the applicable servicing standard.

     Removal and Replacement of the Special Servicer. The Ala Moana Portfolio
Controlling Holder, at its expense, may remove the special servicer under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana
Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to such special servicer and the other noteholders of the Ala
Moana Portfolio Loan Combination. Upon any such termination, the Ala Moana
Portfolio Controlling Holder shall be required to appoint a successor Special
Servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

                                       109

     Cure Rights. In the event that the borrower under the Ala Moana Portfolio
Loan Combination commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of
the applicable grace period or a non-monetary default beyond the applicable notice and grace periods, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide notice of such default to the holder of each Ala Moana
Portfolio Subordinate Loan. The holder of each Ala Moana Portfolio Subordinate
Loan will have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice or within 30 days after receiving the non-monetary default notice. The holder of each Ala Moana Portfolio Subordinate Loan will have no right to exercise its cure rights with respect to the Ala Moana Portfolio Loan Combination unless such holder is also simultaneously exercising its cure rights with respect to each
Ala Moana Portfolio Subordinate Loan with a higher priority. At the time a cure payment is made, the holder of the Ala Moana Portfolio Subordinate Loan effecting the cure must pay or reimburse the holders of the Ala Moana Portfolio
Note A Loans, all securitization master servicers, special servicers and trustees, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the holders of the Ala Moana Portfolio Note A Loans (including, without limitation, any interest on advances but excluding default interest and late payment charges) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which the holder(s) of an Ala Moana Portfolio
Subordinate Loan are pursuing a cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the Ala Moana Portfolio Loan Combination (including for purposes of treating the
Ala Moana Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holders of the Ala Moana
Portfolio Note A Loans from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

     In the event that more than one holder of an Ala Moana Portfolio
Subordinate Loan desires to cure the default specified in the cure option notice, the holder of an Ala Moana Portfolio Subordinate Loan with the lowest payment priority with respect to the other holders of any Ala Moana Portfolio
Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the
Note E-1 and Note E-2 holders, third, the Note D-1 and Note D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the Note B-1A and Note
B-2A holders) will have the exclusive right to cure the default specified in the cure option notice with respect to the Ala Moana Portfolio Loan Combination.

     Notwithstanding the foregoing, the right of the holders of the Ala Moana
Portfolio Subordinate Loans collectively to cure a monetary default or non-monetary default will be limited as follows: (A) there may not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan
Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there may not be more than six (6) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" shall mean the exercise by the holder of an Ala Moana
Portfolio Subordinate Loan of its cure rights, whether for one month or consecutive months in the aggregate.

     The holders of the respective class of the Class AMP Certificates will be entitled to exercise the cure rights of the holders of the promissory notes evidencing the non-pooled portion of the Ala Moana Portfolio Mortgage Loan.

     Purchase Option. Upon the occurrence of (i) a monetary event of default or
(ii) a non-monetary event of default under the Ala Moana Portfolio Loan
Combination which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan, the special servicer under the series CD
2006-CD3 pooling and servicing agreement is required to deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Loans and the holders will have the right, by written notice to such special servicer and the holders of the Ala Moana Note A Loans, delivered within ninety (90) business days after receipt of notice from such special servicer to purchase the Ala Moana Portfolio
Note A Loans in whole but not in part at the Ala Moana Portfolio

                                      110

Defaulted Mortgage Loan Purchase Price. Upon the delivery of the purchase notice to the holders of the Ala Moana Portfolio Note A Loans, the holders of the Ala
Moana Note A Loans (and, where applicable, the applicable holders of the Ala
Moana Portfolio Subordinate Loans) must sell, and the holder(s) of the Ala Moana
Portfolio Subordinate Loan(s) that exercised such purchase option must purchase, the Ala Moana Portfolio Note A Loans (including, without limitation, any participations therein) (and, where applicable, the applicable Ala Moana
Portfolio Subordinate Loans) at the Ala Moana Portfolio Defaulted Mortgage Loan
Purchase Price (and, where applicable, the purchase price for the Ala Moana
Portfolio Subordinate Loans, as discussed below), on a date not more than sixty
(60) business days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Loans to purchase the Ala Moana
Portfolio Note A Loans will automatically terminate (a) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Ala Moana Portfolio Mortgaged Properties, (b) upon the cure of the applicable event of default or (c) the modification of the Ala Moana Portfolio
Mortgage Loan Combination.

     In the event that more than one holder of an Ala Moana Portfolio
Subordinate Loan elects to purchase the Ala Moana Portfolio Note A Loans, the holder of an Ala Moana Portfolio Subordinate Loan with the lowest payment priority with respect to the other holders of any Ala Moana Portfolio
Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the
Note E-1 and Note E-2 holders, third, the Note D-1 and Note D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the Note B-1A and Note
B-2A holders) will have the exclusive right to purchase the Ala Moana Portfolio
Note A Loans, provided that such holder must also concurrently purchase each Ala
Moana Portfolio Subordinate Loan with a higher priority at a price generally equal to the principal balance of such Ala Moana Portfolio Subordinate Loan plus accrued interest. A holder of an Ala Moana Portfolio Subordinate Loan may not purchase the Ala Moana Portfolio Note A Loans without concurrently purchasing the Ala Moana Portfolio Subordinate Loans with a higher priority.

     The "Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price" shall mean the sum, without duplication, of: (a) the outstanding principal balance of each loan in the Ala Moana Portfolio Loan Combination being purchased (the "Ala Moana
Portfolio Defaulted Loans") as of the date of purchase; (b) accrued and unpaid interest on such Ala Moana Portfolio Defaulted Loans at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon and any interest on any advances for principal and interest;
(d) any unreimbursed servicing advances and any expenses incurred in enforcing the related loan documents, including, without limitation, fees and expenses payable or reimbursable to the applicable master servicer, the special servicer and/or the trustee under the series CD 2006-CD3 pooling and servicing agreement, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees (unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the series CD 2006-CD3 pooling and servicing agreement; and (e) any unreimbursed costs allocable to the
Ala Moana Portfolio Defaulted Loans.

     The holders of the respective classes of the Class AMP Certificates will be entitled to exercise the foregoing purchase options of the holders of the promissory notes evidencing the non-pooled portion of the Ala Moana Portfolio
Mortgage Loan.

     The NNN WellPoint Operations Center Loan Combination.

     General. The NNN WellPoint Operations Center Mortgage Loan, which represents 3.3% of the Initial Mortgage Pool Balance and 3.7% of the Initial
Loan Group No. 1 Balance, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as NNN WellPoint Operations Center.
The related borrower has encumbered the NNN WellPoint Operations Center
Mortgaged Property with junior debt, which constitutes the NNN WellPoint
Operations Center Non-Trust Loan. The aggregate debt consisting of the NNN
WellPoint Operations Center Mortgage Loan and the NNN WellPoint Operations
Center Non-Trust Loan, which two mortgage loans constitute the NNN WellPoint
Operations Center Loan Combination, is secured by a single mortgage instrument on the NNN WellPoint Operations Center Mortgaged Property. We intend to include

                                       111

the NNN WellPoint Operations Center Mortgage Loan in the trust fund. The NNN
WellPoint Operations Center Non-Trust Loan was sold to an unaffiliated third party and will not be included in the trust fund.

     The NNN WellPoint Operations Center Mortgage Loan and the NNN WellPoint
Operations Center Non-Trust Loan comprising the NNN WellPoint Operations Center
Loan Combination are cross-defaulted. The outstanding principal balance of the
NNN WellPoint Operations Center Non-Trust Loan does not exceed 14.2% of the appraised value of the NNN WellPoint Operations Center Mortgaged Property that secures the NNN WellPoint Operations Center Loan Combination. The NNN WellPoint
Operations Center Non-Trust Loan has an interest rate of 7.0200% per annum and has the same maturity date, amortization schedule and prepayment structure as the NNN WellPoint Operations Center Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the NNN
WellPoint Operations Center Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the NNN WellPoint Operations
Center Mortgage Loan and does not take into account the NNN WellPoint Operations
Center Non-Trust Loan. The Cut-off Date Loan-to-Value Ratio and the Underwritten
Net Cash Flow Debt Service Coverage Ratio for the entire NNN WellPoint
Operations Center Loan Combination (calculated as if it was a single underlying mortgage loan) are 83.24% and 1.29x, respectively.

     The trust, as the holder of the NNN WellPoint Operations Center Mortgage
Loan, and the holder of the NNN WellPoint Operations Center Non-Trust Loan will be successor parties to a separate co-lender agreement, which we refer to as the
NNN WellPoint Operations Center Co-Lender Agreement, with respect to the NNN
WellPoint Operations Center Loan Combination. The holder of the NNN WellPoint
Operations Center Mortgage Loan must cause its servicer to provide certain information and reports related to the NNN WellPoint Operations Center Loan
Combination to the NNN WellPoint Operations Center Non-Trust Loan Noteholder.
The applicable master servicer will collect payments with respect to the NNN
WellPoint Operations Center Non-Trust Loan prior to the inclusion of the NNN
WellPoint Operations Center Non-Trust Loan in a securitization and also after the occurrence of certain events of default as described under "Servicing of the
NNN WellPoint Operations Center Loan Combination" below. The following describes certain provisions of the NNN WellPoint Operations Center Co-Lender Agreement.
The following does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual provisions of the NNN WellPoint
Operations Center Co-Lender Agreement.

     Distributions. Pursuant to the NNN WellPoint Operations Center Co-Lender
Agreement, prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the NNN WellPoint
Operations Center Loan Combination, or (ii) any non-monetary event of default as to which the NNN WellPoint Operations Center Loan Combination becomes a
Specially Serviced Mortgage Loan, except if the reason the NNN WellPoint
Operations Center Loan Combination becomes a Specially Serviced Mortgage Loan is because in the reasonable business judgment of the applicable master servicer or the special servicer, as applicable, there is (a) an imminent risk of an event of default consisting of a failure to make a monthly debt service payment and
(b) any other default that is likely to impair the use or marketability of the
NNN WellPoint Operations Center Mortgaged Property (a "NNN WellPoint Operations
Center Waterfall Trigger"), all amounts tendered by the related borrower or otherwise available for payment on the NNN WellPoint Operations Center Loan
Combination, whether received in the form of monthly debt service payments, advances, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the NNN WellPoint
Operations Center Mortgaged Property or released to the related borrower in accordance with the servicing standard or the related mortgage loan documents)
shall be distributed by the applicable master servicer and applied in the following order of priority:

     o    first, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan up to the amount of any unreimbursed costs paid by the holder of the NNN WellPoint Operations Center Mortgage

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          Loan with respect to the NNN WellPoint Operations Center Mortgage Loan or the NNN WellPoint Operations Center Mortgaged Property, including, without limitation, unreimbursed advances and interest thereon;

     o    second, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, the applicable accrued and unpaid master servicing fee earned by the applicable master servicer with respect to the NNN WellPoint
          Operations Center Loan Combination, and then to the holder of the NNN
          WellPoint Operations Center Mortgage Loan, any special servicing fees
          (including without limitation any workout fee and liquidation fee)
          earned by the special servicer with respect to the NNN WellPoint
          Operations Center Loan Combination;

     o    third, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, in an amount equal to the accrued and unpaid interest on the NNN
          WellPoint Operations Center Mortgage Loan principal balance at (x) the
          NNN WellPoint Operations Center Mortgage Loan interest rate minus (y)
          the servicing fee rate;

     o    fourth, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, in an amount equal to (i) its pro rata portion of any scheduled principal payment (including balloon payments) on the NNN WellPoint
          Operations Center Loan Combination in accordance with its percentage interest and (ii) its pro rata portion of any prepayment on the NNN
          WellPoint Operations Center Loan Combination in accordance with its percentage interest, in each case to be applied in reduction of the
          NNN WellPoint Operations Center Mortgage Loan principal balance;

     o    fifth, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, up to the amount of any unreimbursed advance made by the
          NNN WellPoint Operations Center Non-Trust Loan Noteholder and costs paid by the NNN WellPoint Operations Center Non-Trust Loan Noteholder
          with respect to the NNN WellPoint Operations Center Non-Trust Loan or
          the NNN WellPoint Operations Center Mortgaged Property;

     o    sixth, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, in an amount equal to interest accrued at the advance rate on the portion of any advance made by the NNN WellPoint Operations
          Center Non-Trust Loan Noteholder in respect of delinquent principal or interest allocable to the NNN WellPoint Operations Center Mortgage
          Loan;

     o    seventh, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, in an amount equal to the accrued and unpaid interest on the NNN WellPoint Operations Center Non-Trust Loan principal balance at the related interest rate minus the servicing fee rate;

     o    eighth, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, in an amount equal to (i) its pro rata portion of any scheduled principal payment (including balloon payments) on the NNN
          WellPoint Operations Center Loan Combination in accordance with its percentage interest and (ii) its pro rata portion of any prepayment on the NNN WellPoint Operations Center Loan Combination in accordance with its percentage interest, in each case to be applied in reduction of the NNN WellPoint Operations Center Non-Trust Loan principal balance;

     o    ninth, pro rata, to (i) the holder of the NNN WellPoint Operations
          Center Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the NNN WellPoint Operations Center Mortgage
          Loan default interest rate on the NNN WellPoint Operations Center
          Mortgage Loan principal balance, and (ii) the NNN WellPoint Operations
          Center Non-Trust Loan Noteholder, its pro rata portion of any penalty charges and any interest accrued at the related default interest rate on the related principal balance;

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     o    tenth, pro rata, to (i) the holder of the NNN WellPoint Operations
          Center Mortgage Loan, its percentage interest of any exit fees allocated to the NNN WellPoint Operations Center Loan Combination, to
          the extent actually paid and (ii) the NNN WellPoint Operations Center
          Non-Trust Loan Noteholder, its percentage interest of any exit fees allocated to the NNN WellPoint Operations Center Loan Combination, to
          the extent actually paid;

     o    eleventh, pro rata, to (i) the holder of the NNN WellPoint Operations
          Center Mortgage Loan, its percentage interest of any yield maintenance amounts allocated to the NNN WellPoint Operations Center Loan
          Combination, to the extent actually paid and (ii) the NNN WellPoint
          Operations Center Non-Trust Loan Noteholder, its percentage interest of any yield maintenance amounts allocated to the NNN WellPoint
          Operations Center Loan Combination, to the extent actually paid; and

     o    twelfth, if any excess amount is paid by, or on behalf of, the related borrower, and not otherwise applied, such remaining amount shall be paid to the holder of the NNN WellPoint Operations Center Mortgage
          Loan and the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, pro rata, based on their respective percentage interests.

     Pursuant to the NNN WellPoint Operations Center Co-Lender Agreement,
following the occurrence and during the continuation of a NNN WellPoint
Operations Center Waterfall Trigger, all amounts tendered by the related borrower or otherwise available for the payment of the NNN WellPoint Operations
Center Loan Combination, whether received in the form of monthly debt service payments, advances by the NNN WellPoint Operations Center Non-Trust Loan
Noteholder, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the NNN WellPoint Operations Center Mortgaged Property
or released to the related borrower in accordance with the servicing standard or the related mortgage loan documents) shall be applied in the following order of priority:

     o    first, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, up to the amount of any unreimbursed costs paid by the holder of the NNN WellPoint Operations Center Mortgage Loan with respect to the
          NNN WellPoint Operations Center Mortgage Loan or the NNN WellPoint
          Operations Center Mortgaged Property, including, without limitation, unreimbursed advances by the holder of the NNN WellPoint Operations
          Center Mortgage Loan and interest thereon at the applicable advance rate, to the extent such costs, advances and interest thereon are then payable;

     o    second, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, the applicable accrued and unpaid master servicing fee earned by the applicable master servicer with respect to the NNN WellPoint
          Operations Center Loan Combination, and then to the holder of the NNN
          WellPoint Operations Center Mortgage Loan, any special servicing fees earned by the special servicer with respect to the NNN WellPoint
          Operations Center Loan Combination;

     o    third, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, in an amount equal to the accrued and unpaid interest on the NNN
          WellPoint Operations Center Mortgage Loan principal balance at (x) the
          NNN WellPoint Operations Center Mortgage Loan interest rate minus (y)
          the servicing fee rate;

     o    fourth, to the holder of the NNN WellPoint Operations Center Mortgage
          Loan, in an amount equal to the NNN WellPoint Operations Center
          Mortgage Loan principal balance, until such principal amount has been paid in full;

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     o    fifth, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, up to the amount of any unreimbursed advances made by the
          NNN WellPoint Operations Center Non-Trust Loan Noteholder and costs paid by the NNN WellPoint Operations Center Non-Trust Loan Noteholder
          with respect to the NNN WellPoint Operations Center Loan Combination;

     o    sixth, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, in an amount equal to interest accrued at the advance rate on the portion of any advance made by the NNN WellPoint Operations
          Center Non-Trust Loan Noteholder made in respect of delinquent principal or interest allocable to the NNN WellPoint Operations Center
          Mortgage Loan;

     o    seventh, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, in an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate minus the servicing fee rate;

     o    eighth, to the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder in an amount equal to the related principal balance, until such principal amount has been paid in full;

     o    ninth, pro rata, to (i) the holder of the NNN WellPoint Operations
          Center Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the NNN WellPoint Operations Center Mortgage
          Loan default interest rate on the NNN WellPoint Operations Center
          Mortgage Loan principal balance, and (ii) the NNN WellPoint Operations
          Center Non-Trust Loan Noteholder, its pro rata portion of any penalty charges and any interest accrued at the related default interest rate on the related principal balance;

     o    tenth, pro rata, to (i) the holder of the NNN WellPoint Operations
          Center Mortgage Loan, its percentage interest of any exit fees allocated to the NNN WellPoint Operations Center Loan Combination, to
          the extent actually paid and (ii) the NNN WellPoint Operations Center
          Non-Trust Loan Noteholder, its percentage interest of any exit fees allocated to the NNN WellPoint Operations Center Loan Combination, to
          the extent actually paid;

     o    eleventh, pro rata, to (i) the holder of the NNN WellPoint Operations
          Center Mortgage Loan, its percentage interest of any yield maintenance amounts allocated to the NNN WellPoint Operations Center Loan
          Combination, to the extent actually paid and (ii) the NNN WellPoint
          Operations Center Non-Trust Loan Noteholder, its percentage interest of any yield maintenance amounts allocated to the NNN WellPoint
          Operations Center Loan Combination, to the extent actually paid; and

     o    twelfth, if any excess amount is paid by, or on behalf of, the related borrower, and not otherwise applied, such remaining amount shall be paid to the holder of the NNN WellPoint Operations Center Mortgage
          Loan and the NNN WellPoint Operations Center Non-Trust Loan
          Noteholder, pro rata, based on their respective percentage interests.

     Rights of the Holder of the NNN WellPoint Operations Center Mortgage Loan
and the NNN WellPoint Operations Center Non-Trust Loan Noteholder.

     The holder of the NNN WellPoint Operations Center Mortgage Loan and the NNN
WellPoint Operations Center Non-Trust Loan Noteholder have certain rights under the NNN WellPoint Operations Center Co-Lender Agreement, including, among others, the following:

     Option to Cure Defaults Under the NNN WellPoint Operations Center Mortgage
Loan. In the event that any monetary default, or to the extent that the applicable master servicer or the special servicer, as applicable, has knowledge thereof, any non-monetary default exists with respect to the NNN WellPoint
Operations Center

                                       115

Mortgage Loan, then upon notice from the applicable master servicer or the special servicer, as applicable, of such occurrence (which notice such servicer shall promptly give to the NNN WellPoint Operations Center Non-Trust Loan
Noteholder), the NNN WellPoint Operations Center Non-Trust Loan Noteholder will have the right, exercisable by the NNN WellPoint Operations Center Non-Trust
Loan Noteholder giving notice of its intent to cure a default within 5 business days of receipt of such notice. In the event the NNN WellPoint Operations Center
Non-Trust Loan Noteholder elects to cure any default, the default must be cured by the NNN WellPoint Operations Center Non-Trust Loan Noteholder within, in the case of a monetary default, 5 business days of receipt of such notice and in the case of a non-monetary default, 30 days of receipt of such notice. In the event that the NNN WellPoint Operations Center Non-Trust Loan Noteholder elects to cure a default that can be cured by making a payment of money, the NNN WellPoint
Operations Center Non-Trust Loan Noteholder is required to make such payment as directed by the applicable master servicer or the special servicer, as applicable; provided that such payment shall include, among other things, all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred by the holder of the NNN WellPoint
Operations Center Mortgage Loan (including all unreimbursed advances and any interest charged thereon, penalty charges, default interest and any unpaid servicing fees with respect to the NNN WellPoint Operations Center Loan
Combination) during the period of time from the expiration of the grace period under the NNN WellPoint Operations Center Loan Combination until such payment is made or such other cure is otherwise effected. The right of the NNN WellPoint
Operations Center Non-Trust Loan Noteholder to reimbursement of any cure payment shall be subordinate in all respects to the rights of the holder of the NNN
WellPoint Operations Center Mortgage Loan to distributions with respect to the
NNN WellPoint Operations Center Loan Combination. Notwithstanding anything to the contrary in this paragraph, (i) each holder's right to cure a monetary default or non-monetary default shall be limited to 9 cure events over the life of the NNN WellPoint Operations Center Mortgage Loan and (ii) no single cure event may exceed 3 consecutive months.

     Option to Purchase the NNN WellPoint Operations Center Mortgage Loan. Upon
notice from the holder of the NNN WellPoint Operations Center Mortgage Loan that a cure period with respect to the NNN WellPoint Operations Center Mortgage Loan has terminated, prior to the related default being cured or waived in writing by the applicable master servicer or the special servicer, as applicable, the NNN
WellPoint Operations Center Non-Trust Loan Noteholder shall have the right, by written notice to the holder of the NNN WellPoint Operations Center Mortgage
Loan, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the NNN WellPoint Operations Center
Mortgaged Property and prior to the related default being cured or waived in writing by the applicable master servicer or special servicer, as applicable, to purchase the NNN WellPoint Operations Center Mortgage Loan at a price generally equal to, with respect to the NNN WellPoint Operations Center Mortgage Loan, the
sum of the unpaid principal balance of such note, accrued and unpaid interest, any unreimbursed advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the NNN WellPoint Operations Center Mortgage
Loan on a date not less than 5 business days nor more than 90 business days after the NNN WellPoint Operations Center Non-Trust Loan Noteholder gives its notice to purchase. On the date of such repurchase the purchasing holder shall also pay all out-of-pocket costs and expenses of the applicable master servicer, the special servicer, the trustee or the trust fund in connection with such purchase.

     If the NNN WellPoint Operations Center Non-Trust Loan Noteholder delivers a notice to purchase during a purchase period, then the purchase date of the NNN
WellPoint Operations Center Mortgage Loan shall be not less than 5 business days prior to any scheduled foreclosure sale, if known, the purchase date of the NNN
WellPoint Operations Center Mortgage Loan shall be set forth in the notice to purchase, and the NNN WellPoint Operations Center Non-Trust Loan Noteholder
shall have the first right to purchase (in addition to any purchase option the
NNN WellPoint Operations Center Non-Trust Loan Noteholder has pursuant to the servicing agreement) the NNN WellPoint Operations Center Mortgage Loan, on the
condition that the NNN WellPoint Operations Center Non-Trust Loan Noteholder is
required to purchase the entire NNN WellPoint Operations Center Mortgage Loan at a price generally equal to the sum of the NNN WellPoint Operations Center
Mortgage Loan principal balance, accrued and unpaid interest, any unreimbursed advances, and any unreimbursed costs allocable to the NNN WellPoint Operations
Center Mortgage Loan, which shall be calculated by the applicable

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master servicer 3 days prior to the purchase of the NNN WellPoint Operations
Center Mortgage Loan and binding on the NNN WellPoint Operations Center
Non-Trust Loan Noteholder absent manifest error.

     Consent Rights of the NNN WellPoint Operations Center Non-Trust Loan
Noteholder. Pursuant to the NNN WellPoint Operations Center Co-Lender Agreement,
the NNN WellPoint Operations Center Non-Trust Loan Noteholder will be entitled to advise the applicable master servicer or the special servicer with respect to the following actions of the special servicer. The special servicer will not be permitted to take any of the following actions as to which the NNN WellPoint
Operations Center Non-Trust Loan Noteholder has objected in writing within 10 business days of being notified thereof (provided that if such written objection has not been received by the special servicer within such 10 business day period, then the advisor's approval will be deemed to have been given):

     o    any modification or waiver of a monetary term of the NNN WellPoint
          Operations Center Loan Combination and any modification of or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the NNN WellPoint Operations Center Non-Trust
          Loan, or the monthly debt service payment payable on the NNN WellPoint
          Operations Center Non-Trust Loan or a deferral or forgiveness of interest on or principal of the NNN WellPoint Operations Center
          Non-Trust Loan or a modification or waiver of any other monetary term of the NNN WellPoint Operations Center Non-Trust Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

     o    any modification of, or waiver with respect to, the NNN WellPoint
          Operations Center Mortgage Loan that would result in a discounted pay-off of the NNN WellPoint Operations Center Non-Trust Loan;

     o    any foreclosure upon or comparable conversion of the ownership of the
          NNN WellPoint Operations Center Mortgaged Property or any acquisition of the NNN WellPoint Operations Center Mortgaged Property by
          deed-in-lieu of foreclosure;

     o    any sale of the NNN WellPoint Operations Center Mortgaged Property,
          the NNN WellPoint Operations Center Loan Combination or related REO
          Property;

     o    any release of the related borrower or any guarantor from liability with respect to the NNN WellPoint Operations Center Loan Combination;

     o    any waiver of or determination not to enforce a "due-on-sale" or
          "due-on-encumbrance clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the NNN WellPoint Operations Center Mortgaged
          Property or related REO Property into compliance with any
          environmental laws;

     o    any substitution or release of collateral for the NNN WellPoint
          Operations Center Mortgage Loan, except as permitted by the related mortgage loan documents;

     o    any transfer of the NNN WellPoint Operations Center Mortgaged Property
          or any portion thereof, or any transfer of any direct or indirect ownership or beneficial interest in the related borrower, except in each case as permitted by the related mortgage loan documents;

     o    any incurrence of additional debt by the related borrower or any mezzanine financing or preferred equity by any beneficial owner of the related borrower;

                                       117

     o    any filing of any involuntary bankruptcy petition against the related borrower or any guarantor of the NNN WellPoint Operations Center Loan
          Combination or seeking the appointment of a receiver, conservator or trustee for the related borrower, and such guarantor of the NNN
          WellPoint Operations Center Mortgaged Property, or any voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     o    any declaration of any event of default or any acceleration of the NNN
          WellPoint Operations Center Loan Combination;

     o    any amendment or termination or approval of any entry into any property management agreement for the NNN WellPoint Operations Center
          Mortgaged Property or the termination, replacement or retaining of any property manager for the NNN WellPoint Operations Center Mortgaged
          Property or the granting or denial of any consent requested by or on behalf of the related borrower to any of the foregoing;

     o    any approval or denial of any requested extraordinary expenditure;

     o    the directing of the making of any permitted investment by the mortgagee under the cash management agreement during a cash management period;

     o    the termination or replacement of any cash management, clearing account or deposit account bank;

     o    any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     o    any renewal or replacement of the then existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents);

     o    the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent mortgagee's approval is provided for under the related mortgage loan documents;

     o    any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the mortgage with respect to the NNN WellPoint Operations Center Mortgaged
          Property;

     o    approval of an annual budget of the related borrower, to the extent mortgagee's approval is provided for under the related mortgage loan documents;

     o    the execution, termination, renewal or material modification of any lease, to the extent mortgagee's approval is provided for under the related mortgage loan documents;

     o    any alterations or improvements to the NNN WellPoint Operations Center
          Mortgaged Property, to the extent mortgagee's approval is provided for under the related mortgage loan documents;

     o    the use of any casualty or condemnation proceeds; and

     o    any other matter that could be reasonably expected to have a material adverse effect on the value of the NNN WellPoint Operations Center
          Non-Trust Loan.

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     In no event may the special servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the pooling and servicing agreement, violate any REMIC provisions, be inconsistent with or violate any provisions of the related mortgage loan documents, the NNN WellPoint Operations
Center Co-Lender Agreement or the pooling and servicing agreement.

     A "NNN WellPoint Operations Center Non-Trust Noteholder" will be the holder of the NNN WellPoint Operations Center Non-Trust Loan unless a NNN WellPoint
Operations Center Threshold Event has occurred and is continuing or the holder is the borrower or a borrower related party in which case it will be the holder of the NNN WellPoint Operations Center Mortgage Loan.

     A "NNN WellPoint Operations Center Threshold Event" will exist if and for so long as (i)(1) the initial NNN WellPoint Operations Center Non-Trust Loan principal balance principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the NNN WellPoint Operations Center Non-Trust Loan, (y) any
appraisal reduction amounts for the NNN WellPoint Operations Center Mortgage
Loan and (z) any realized losses on the NNN WellPoint Operations Center Mortgage
Loan (without duplication of amounts), is less than or equal to (ii) 0.

     Replacement of the Special Servicer. The NNN WellPoint Operations Center
Non-Trust Loan Noteholder may, at any time and from time to time, replace the special servicer then acting with respect to the NNN WellPoint Operations Center
Mortgage Loan with or without cause and appoint a replacement special servicer provided that any such replacement of the special servicer is subject to the terms and conditions of the pooling and servicing agreement and subject to a rating agency confirmation.

     The MezzCap Loan Combinations.

     General. There are 10 underlying mortgage loans, which respectively represent 0.5%, 0.4%, 0.4%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.1% and 0.1% of the
initial mortgage pool balance, that are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Shore Pointe Office
Building, Residence Inn - Cranberry Township, Hampton Inn Airport - Coraopolis,
Hampton Inn - Greentree, Hampton Inn Express - Cranberry Township, Valley Wide
Distribution, Wolf River Commons, Campus Crossing at Aycock & Spring Garden,
Campus Crossing at Lindell and Dabney Exchange, respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related Subordinate Non-Trust Loan. In each case, the aggregate debt consisting of the underlying mortgage loan and the related
Subordinate Non-Trust Loan, which two mortgage loans constitute a Loan
Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those Subordinate Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital Finance, LLC, and will not be included in the trust fund. We refer to each subject Loan Combination as a "MezzCap Loan Combination."

     In the case of each MezzCap Loan Combination, the underlying mortgage loan and related Subordinate Non-Trust Loan are cross-defaulted. Each such
Subordinate Non-Trust Loan has the same maturity date and prepayment structure as the related underlying mortgage loan. For purposes of the information presented in this offering prospectus with respect to each underlying mortgage loan that is part of a MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related Subordinate Non-Trust Loan.

     In the case of each MezzCap Loan Combination, The trust, as the holder of the underlying mortgage loans, and the respective holders of the Subordinate
Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as a related Co-Lender Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related Subordinate Non-Trust Loan) that is

                                      119

part of a MezzCap Loan Combination will be performed by the applicable master servicer on behalf of the issuing entity (and, in the case of the related
Subordinate Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to any Subordinate Non-Trust Loan following the occurrence of certain events of default with respect to the related MezzCap Loan Combination set forth in the related Co-Lender Agreement. The following describes certain provisions of the
Co-Lender Agreements for the MezzCap Loan Combinations.

     Priority of Payments. The rights of the holder of each Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to a Loan Combination, the borrower under the subject MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying mortgage loan and Subordinate Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to a MezzCap Loan
Combination, then all amounts tendered by the borrower on the related
Subordinate Non-Trust Loan will be subordinated to all payments due with respect to the subject underlying mortgage loan and the amounts with respect to the applicable MezzCap Loan Combination will be paid in the following manner:

     o    first, to the applicable master servicer, the special servicer, the trustee or the certificate administrator, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the applicable master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the issuing entity, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

     o    fourth, to the issuing entity, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

     o    fifth, to the issuing entity, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

     o    sixth, to the holder of the related Subordinate Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related Subordinate Non-Trust Loan;

     o    seventh, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related Subordinate Non-Trust Loan;

     o    eighth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to the principal balance of the related Subordinate
          Non-Trust Loan until paid in full;

     o    ninth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Non-Trust Loan;

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     o    tenth, to the issuing entity and the holder of the related Subordinate
          Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, respectively; and

     o    eleventh, to the issuing entity and the holder of the related
          Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer, the trustee or the certificate administrator; and

     o    twelfth, any excess, to the issuing entity and the holder of the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to a
Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless an A/B Material Default exists with respect to a MezzCap Loan Combination, payments of principal and interest with respect to the related Subordinate Non-Trust Loan will be made directly by the borrower to the holder of the related Subordinate Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing
Transfer Event could occur with respect to a MezzCap Loan Combination, giving rise to special servicing fees, at a time when no A/B Material Default exists.
In addition, following the resolution of all Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to a MezzCap Loan
Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any Subordinate Non-Trust Loan that is part of a MezzCap Loan
Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related
Subordinate Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described below), the related underlying mortgage loan or the subject Subordinate Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject Subordinate Non-Trust
Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject Subordinate Non-Trust Loan).

     So long as an A/B Material Default has not occurred with respect to a
MezzCap Loan Combination, the applicable master servicer will have no obligation to collect payments with respect to the related Subordinate Non-Trust Loan. A separate servicer of that Subordinate Non-Trust Loan will be responsible for collecting amounts payable in respect of that Subordinate Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If an
A/B Material Default occurs with respect to a MezzCap Loan Combination, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both the related underlying mortgage loan and the related Subordinate
Non-Trust Loan according to the sequential order of priority provided for in the related Co-Lender Agreement.

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     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that Subordinate Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related MezzCap Loan Combination.

     In the case of each MezzCap Loan Combination, the ability of the applicable master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve modifications and other actions as contained in the related Co-Lender Agreement; provided that the consent of the holder of a Subordinate Non-Trust Loan will not be required in connection with any modification or other action with respect to the related
MezzCap Loan Combination after the expiration of the right of the holder of the
Subordinate Non-Trust Loan to purchase the related underlying mortgage loan; and
provided, further, that no consent or failure to provide consent of the holder of a Subordinate Non-Trust Loan may cause the applicable master servicer or special servicer to violate applicable law or any term of the series 2006-C5 pooling and servicing agreement, including the Servicing Standard. The holder of a Subordinate Non-Trust Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject Subordinate Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the applicable master servicer and/or the special servicer as specified in the series 2006-C5 pooling and servicing agreement.

     Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
Co-Lender Agreement, the holder of a Subordinate Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon,
(d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the applicable master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees, certificate administrator's fees and trustee's fees payable under the series 2006-C5 pooling and servicing agreement, and (g)
out-of-pocket expenses incurred by the trustee, the certificate administrator, the special servicer or the applicable master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

     Cure Rights. The holder of a Subordinate Non-Trust Loan does not have any rights to cure any defaults with respect to the related MezzCap Loan
Combination.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series 2006-C5 certificateholders. In connection with such transfer, the applicable mortgage loan seller, which in each case is one of the sponsors, is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (as to each such mortgage loan, the "Mortgage File"):

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     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage instrument), in each case
          (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease and ground lessor estoppel;
          and

     (m)  environmental insurance policy or guaranty relating to such mortgage loan;

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provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series 2006-C5 securitization transaction; and provided, further, that, in the case of the Ala Moana Portfolio Mortgage Loan, the applicable mortgage loan seller will only be required to deliver, and the related Mortgage File will only consist of, the original promissory note evidencing that mortgage loan, a copy of the related co-lender agreement and a copy of the agreement governing servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C5 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related
Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the certificate administrator, the applicable master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the Ala Moana
Portfolio Mortgage Loan (with the exception of the original promissory note evidencing the Ala Moana Portfolio Mortgage Loan) have been delivered to the trustee for the series CD 2006-CD3 securitization, which includes an Ala Moana
Portfolio Pari Passu Non-Trust Loan.

     The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the applicable master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C5 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series 2006-C5 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C5 pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the capacity of trustee under the series 2006-C5 pooling and servicing agreement, the successor trustee or its designee, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series
2006-C5 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C5 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C5 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. See
"Transaction Participants--The Trustee" in this offering prospectus.

     As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2006-C5 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan

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seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above or clause (e) below), and (e) any other Additional
Trust Fund Expenses in respect of such underlying mortgage loan (including any
Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The
Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation
and Payment of Expenses--Principal Special Servicing Compensation--The
Liquidation Fee"); or (2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute
Mortgage Loan as of the date of substitution (the "Substitution Shortfall
Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of
Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2006-C5 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date and a
Qualified Substitute Mortgage Loan may not be substituted for the non-pooled portion of the Ala Moana Portfolio Mortgage Loan.

     The series 2006-C5 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d),
(e) and (i) of the first paragraph of this "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" section to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller, which in each case is one of the sponsors, will represent and warrant with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)    the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this offering prospectus) was true and correct in all material respects as of the cut-off date;

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     (ii)   as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

     (iii)  immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, with the exception of agreements regarding servicing of the mortgage loans as provided in the series 2006-C5 pooling and servicing agreement, subservicing agreements permitted thereunder and a servicing rights purchase agreement between the applicable master servicer and the applicable mortgage loan seller;

     (iv)   the proceeds of the subject mortgage loan have been fully disbursed
            (except to the extent that a portion of such proceeds are being held in escrow or reserve accounts) and there is no requirement for future advances thereunder by the lender;

     (v)    each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
            unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi)   as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default
            Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii)  each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the

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            borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions
            (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan;

     (ix)   all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient (together with future escrow payments required under the related mortgage instrument) to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

     (x)    to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan, and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi)   as of the date of its origination, all insurance coverage required under each related mortgage instrument was in full force and effect with respect to the related mortgaged real property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of
            improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

     (xii)  as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

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     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 12-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the
            assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
2006-C5 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including: (a)
the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (d) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (e) the type of permitted real property collateral releases; (f) compliance with zoning ordinances, building codes and land laws;
(g) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (h) REMIC eligibility of the subject underlying mortgage loan.

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2006-C5 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date and a
Qualified Substitute Mortgage Loan may not be substituted for the non-pooled portion of the Ala Moana Portfolio Mortgage Loan.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2006-C5 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted

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with one or more other mortgage loans in the trust fund and (c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other
Crossed Loan(s) in the subject Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and
Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee and certificate administrator receive an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series 2006-C5 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii) of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the issuing entity in connection with such release,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series 2006-C5 pooling and

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          servicing agreement to fail to qualify as a REMIC under the Internal
          Revenue Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this offering prospectus of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series 2006-C5 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series 2006-C5 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information set forth in this offering prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this offering prospectus may vary.

     A copy of the series 2006-C5 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on
Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C5 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C5 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series 2006-C5 certificates will be the Citigroup Commercial Mortgage Trust 2006-C5, a common law trust created under the laws of the State of New York pursuant to the series 2006-C5 pooling and servicing agreement. The Citigroup Commercial Mortgage Trust 2006-C5 is
sometimes referred to in this offering prospectus as the "trust" and its assets are sometimes collectively referred to in this offering prospectus as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C5 certificates being issued to us or at our direction.

     The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the issuing entity will be created pursuant to the series
2006-C5 pooling and servicing agreement, the issuing entity and its

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permissible activities can only be amended or modified by amending the series
2006-C5 pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the issuing entity is December 31.

     The issuing entity will not have any directors, officers or employees. The trustee, the certificate administrator, the master servicers and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series 2006-C5 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series 2006-C5 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

THE SPONSORS

     General. Citigroup Global Markets Realty Corp. ("CGMRC"), LaSalle Bank
National Association ("LaSalle Bank") and PNC Bank, National Association ("PNC
Bank") will act as co-sponsors with respect to the series 2006-C5 securitization transaction.

     We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                      % OF INITIAL    % OF INITIAL     % OF INITIAL
                 NUMBER OF      TOTAL CUT-OFF DATE   MORTGAGE POOL   LOAN GROUP NO.   LOAN GROUP NO.
   SPONSOR     MORTGAGE LOANS    PRINCIPAL BALANCE      BALANCE        1 BALANCE         2 BALANCE
------------   --------------   ------------------   -------------   --------------   --------------

LaSalle Bank         129         $  937,893,575           44.1%           42.5%            57.4%
CGMRC                 47            905,040,675           42.6            44.6             26.0
PNC Bank              32            283,403,443           13.3            12.9             16.6
                     ---         --------------          -----           -----            -----
TOTAL                208          2,126,337,692          100.0%          100.0%           100.0%

     Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

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     One of the underlying mortgage loans that is being sold to the depositor by
LaSalle Bank was originated by Suburban Capital Markets, Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying base prospectus.

     LaSalle Bank National Association. LaSalle Bank National Association
("LaSalle Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated all but one, and underwrote all, of the mortgage loans it is selling to us for inclusion in the series 2006-C5 securitization, which represent 44.1% of the Initial Mortgage Pool Balance.

     LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street,
Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle Bank offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle
Bank's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle Bank is a subsidiary of LaSalle Bank
Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of March 31, 2006, LaSalle had total assets of approximately
$75.2 billion. LaSalle is also acting as certificate administrator, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle Bank.

     LaSalle Bank's Commercial Mortgage Securitization Program. LaSalle Bank has
been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle Bank has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor, the
"COMM" program in which Deutsche Mortgage & Asset Receiving Corporation acted as depositor and the "HQ" program in which Morgan Stanley Capital I Inc. acted as depositor.

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     Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2005, LaSalle Bank originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle Bank also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2005, LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $3.98 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.
LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the Depositor.

     Servicing. LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

     Underwriting Standards. LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
LaSalle Bank will comply in all respects with the underwriting criteria.

     Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     o    Appraisals. In connection with the origination or securitization of each of the mortgage loans, LaSalle Bank obtains an appraisal by an independent appraiser that, generally, is a Member of the Appraisal
          Institute. Each appraisal complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions
          Reform, Recovery, and Enforcement Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an
          "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

     o    Environmental Assessments. For each mortgaged property, LaSalle Bank obtains an environmental site assessment except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy. LaSalle Bank generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I" environmental site assessment is performed in accordance with industry practice and in some cases, a
          "Phase II" environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, LaSalle Bank requires the

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          related borrowers to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

     o    Property Condition Assessments. For each mortgaged property, LaSalle
          Bank requires a licensed engineer, architect or consultant to inspect the related mortgaged property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. LaSalle Bank generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

     o    Seismic Review Process. LaSalle Bank generally requires prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     o    Zoning and Building Code Compliance. LaSalle Bank generally takes steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, are in compliance in all material respects with, or are legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants'
          reports and/or representations by the related borrower contained in the related mortgage loan documents.

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. LaSalle Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, LaSalle Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and the annexes hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-

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only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this offering prospectus.

     Escrow Requirements. LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     PNC Bank, National Association. PNC Bank, National Association ("PNC
Bank"), a national banking association, is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.8 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.6 billion in approximately 40 securitizations as to which PNC Bank

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acted as sponsor or loan seller, and approximately $677 million of such loans were included in securitizations in which we acted as the depositor. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this offering prospectus).

     Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan
Services, Inc. will act as the one of the master servicers in this transaction.
See "Transaction Participants--The Servicers" in this offering prospectus for more information.

     PNC Bank's Underwriting Standards. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     1. LOAN ANALYSIS. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     (a)  Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

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     (b)  Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

     (c)  Appraisal and LTV Ratio. For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
          Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an "as stabilized" basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

     (d)  Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     (e)  Environmental Site Assessment. Prior to origination, PNC Bank either
          (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii)
          obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount,
          PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

     (f)  Physical Assessment Report. Prior to origination, PNC Bank obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC
          Bank generally

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          requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

     (g)  Title Insurance Policy. The borrower is required to provide, and PNC
          Bank reviews, a title insurance policy for each mortgaged property.
          The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     (h)  Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1)
          commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC
          Bank may require based on the specific characteristics of the mortgaged property.

     2. LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     3. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this offering prospectus.

     4. ESCROW REQUIREMENTS. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital

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expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC
Bank.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans (other than the Ala Moana Portfolio Mortgage Loan) will be the master servicers and the special servicer. The obligations of the master servicers and the special servicer are set forth in the series 2006-C5 pooling and servicing agreement, and are described under "The Series 2006-C5 Pooling and
Servicing Agreement" below in this offering prospectus. In addition, as permitted under the series 2006-C5 pooling and servicing agreement, the master servicers and the special servicer may each delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the applicable master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans for which a master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. Except in the case of
GEMSA Loan Services, L.P., the aggregate percentage of underlying mortgage loans or groups of underlying mortgage loans serviced by each sub-servicer with whom it is contemplated that either master servicer will enter into a sub-servicing agreement, will be less than 10% of the Initial Mortgage Pool Balance. See "The
Series 2006-C5 Pooling and Servicing Agreement--Sub-Servicers" in this offering prospectus.

     Midland Loan Services, Inc. Midland Loan Services, Inc ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from PNC
Bank, National Association and LaSalle Bank for inclusion in the series 2006-C5 securitization, other than the Ala Moana Portfolio Mortgage Loan. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, which is one of the sponsors. Midland is an affiliate of PNC Capital
Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas
66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under various CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary
Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

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     Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for the servicing of particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2006-C5 pooling and servicing agreement.
Additionally, Midland has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the series 2006-C5 pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of September 30, 2006, Midland was servicing approximately 20,688 commercial and multifamily mortgage loans with a principal balance of approximately $180.1 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
14,188 of such loans, with a total principal balance of approximately $121.1 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

                                            CALENDAR YEAR END
PORTFOLIO GROWTH - MASTER/PRIMARY   (APPROXIMATE AMOUNTS IN BILLIONS)
---------------------------------   ---------------------------------
                                          2003     2004     2005
                                          ----     ----     ----
CMBS                                       $60      $70     $104
Other                                       23       28       32
                                           ---      ---     ----
TOTAL                                      $83      $98     $136

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust fund.

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     Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") will act as initial master servicer with respect to the underlying mortgage loans being sold to us by Citigroup Global Markets Inc. for inclusion in the series 2006-C5 securitization transaction. Wachovia is also the master servicer for the Ala Moana Portfolio Mortgage Loan (and the Ala Moana Portfolio
Loan Combination) pursuant to the pooling and servicing agreement for the series
CD 2006-CD3 commercial mortgage pass-through certificates.

     Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs
(formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about
Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

          COMMERCIAL AND MULTIFAMILY            AS OF DECEMBER   AS OF DECEMBER   AS OF DECEMBER   AS OF JUNE 30,
                MORTGAGE LOANS                     31, 2003         31, 2004         31, 2005           2006
---------------------------------------------   --------------   --------------   --------------   --------------

By Approximate Number........................        10,015           15,531           17,641           18,888
By Approximate Aggregate Unpaid Principal
   Balance (in Billions).....................       $  88.6          $ 141.3          $ 182.5          $ 207.6

     Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of June 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico
and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by
Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                          SECURITIZED MASTER                         OUTSTANDING
                          SERVICED PORTFOLIO   OUTSTANDING ADVANCE   ADVANCES AS
          Date                  (UPB)*            (P&I AND PPA)*       % OF UPB
-----------------------   ------------------   -------------------   -----------

December 31, 2003......    $ 74,461,414,561        $ 84,616,014          0.1%
December 31, 2004......    $113,159,013,933        $129,858,178          0.1%
December 31, 2005......    $142,222,662,628        $164,516,780          0.1%

     *    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

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                                          FITCH     S&P
                                          -----   ------
Primary Servicer.......................   CPS2+   Strong
Master Servicer........................   CMS2    Strong

     The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody's,
F1+ by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

     o    provision of Strategy and Strategy CS software

     o    identification, classification, imaging and storage of documents

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance

     o    entry of rent roll information and property performance data from operating statements

     o    tracking and reporting of flood zone changes

     o    tracking, maintenance and payment of rents due under ground leases

     o    abstracting of insurance requirements contained in loan documents

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

     o    abstracting of leasing consent requirements contained in loan documents

     o    legal representation

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

     o    maintenance and storage of letters of credit

     o    tracking of anticipated repayment dates for loans with such terms

     o    reconciliation of deal pricing, tapes and annexes prior to securitization

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     o    entry of new loan data and document collection

     o    initiation of loan payoff process and provision of payoff quotes

     o    printing, imaging and mailing of statements to borrowers

     o    performance of property inspections

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

     o    review of financial spreads performed by sub-servicers

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

     o    performance of UCC searches and filing of UCCs

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "The Pooling and
Servicing Agreement--Accounts" in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

     LNR Partners, Inc.. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer under the series 2006-C5 pooling and servicing agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its
telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

                                       143

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C5 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR
Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S.
commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S.
commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.
commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.
commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.
commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners
had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series
2006-C5 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR
Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by
Moody's and Fitch, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C5 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and

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currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR
Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C5 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C5 certificates.
Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C5 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsor(s), the issuing entity, the master servicers, the trustee, the certificate administrator or any originator of any of the underlying mortgage loans identified in this offering prospectus.

     LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series 2006-C5 certificates and will be the initial Controlling Class Representative. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR
Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business

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relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     J.E. Robert Company, Inc. J.E. Robert Company, Inc. ("JER"), a Virginia
corporation, will initially be appointed as the special servicer of the Ala
Moana Portfolio Loan Combination pursuant to the series CD 2006-CD3 pooling and servicing agreement and as such, will be responsible for servicing the Ala Moana
Portfolio Loan Combination.

     JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     o    equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

     o    investing in high-yielding real estate loans; and

     o    Investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

     In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

     JER has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSSI" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

     The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

     Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005,
JER in its capacity as special servicer has resolved over $475 million of U.S.
commercial and multifamily mortgage loans. As of December 31, 2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real assets

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include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the Certificates.

     All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. JER will service the Ala Moana
Portfolio in accordance with the procedures set forth in the series CD 2006-CD3 pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the Servicing Standard. JER is not aware of any unique factors involved in servicing the Ala Moana Portfolio.

     JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of any related subordinate companion loan if in connection with a loan combination). The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the pooling and servicing agreement.

     JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

     JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD 2006-CD3 pooling and servicing agreement and, accordingly will not have any material impact on the mortgage pool performance or the performance of the certificates. JER does not have any advancing obligations for principal interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements.
JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

     JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the series CD 2006-CD3 pooling and servicing
Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the servicing Standard and JER's policies, procedures and processes.

     From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

     JER is not an affiliate of the depositor, the sponsor(s), the trust, the master servicers, the trustee, the certificate administrator or any originator of any underlying mortgage loans identified in this prospectus

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supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years.

     No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

     The information set forth in this offering prospectus concerning the JER has been provided by it.

     GEMSA Loan Services, L.P. GEMSA Loan Services, L.P., a Delaware limited partnership, will be appointed as sub-servicer in respect of 18 of the underlying mortgage loans, representing 14.5% of the Initial Mortgage Pool
Balance.

     We are not aware of any other sub-servicer that is affiliated with a sponsor or that will primary service underlying mortgage loans representing 10%
or more of the initial mortgage pool balance.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association ("Wells Fargo"), will act as trustee and custodian under the series 2006-C5 pooling and servicing agreement, on behalf of the certificateholders. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005,
Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor and servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2006, Wells
Fargo was acting as trustee on over 280 series of commercial mortgage-backed securities with an aggregate principal balance of over $270 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if the related master servicer(s)
or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo is acting as custodian of the mortgage loan files pursuant to the series 2006-C5 pooling and servicing agreement. In that capacity, Wells
Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells
Fargo maintains

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each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of
September 30, 2006, Wells Fargo was acting as custodian of more than 40,000 commercial mortgage loan files.

     Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the series 2006-C5 pooling and servicing agreement with respect to the custody of the mortgage loans supercede any such custodial agreement.

     There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that is material to the certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     In addition to having express duties under the series 2006-C5 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C5 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency,
specifically those set forth in Chapter 12, Part 9 of the Code of Federal
Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under
New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series
2006-C5 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE CERTIFICATE ADMINISTRATOR

     LaSalle Bank National Association ("LaSalle Bank"), a national banking association, will act as certificate administrator under the series 2006-C5 pooling and servicing agreement, on behalf of the series 2006-C5 certificateholders. LaSalle Bank's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global
Securities and Trust Services--Citigroup Commercial Mortgage Trust 2006-C5 or at
such other address as the LaSalle Bank may designate from time to time.

     LaSalle Bank is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle Bank has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle Bank has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of September 30, 2006, LaSalle Bank served as trustee or paying agent in over 450 commercial mortgage-backed security transactions.

     LaSalle Bank and CGMRC are parties to a custodial agreement whereby LaSalle
Bank, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series 2006-C5 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

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     Using information set forth in this offering prospectus, the certificate administrator will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will calculate the amount of principal and interest to be paid to each class of series 2006-C5 certificates on each distribution date.
In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will perform distribution calculations, remit distributions on the distribution date to series 2006-C5 certificateholders and prepare a monthly statement to series
2006-C5 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the certificate administrator will be able to conclusively rely on the information provided to it by the master servicers, and the certificate administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

     The depositor may maintain other banking relationships in the ordinary course of business with the paying agent. The long-term unsecured debt of
LaSalle Bank is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

     There are no legal proceedings pending against LaSalle Bank, or to which any property of LaSalle Bank is subject, that is material to the certificateholders, nor does LaSalle Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PNC Bank, National Association (one of the sponsors), PNC Capital Markets
LLC (one of the underwriters) and Midland Loan Services, Inc. (one of the master servicers) are affiliated with each other.

     LaSalle Bank National Association (one of the sponsors and also the certificate administrator) and LaSalle Financial Services, Inc. (one of the
underwriters) are affiliated with each other.

     We, the sponsors, the master servicers, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee, the certificate administrator and their affiliates. See also
"Transaction Participants--The Trustee" and "Transaction Participants--The
Certificate Administrator" in this offering prospectus.

     Two (2) mortgage loans originated by CGMRC, representing approximately 1.5%
of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 1.1% of the loan group no. 1 balance and one (1)
mortgage loan is in loan group no. 2, representing 3.7% of the initial loan group no. 2 balance, were pre-approved by LNR Partners, Inc., the initial special servicer, prior to origination. LNR Partners, Inc. received a fee for pre-approving these mortgage loans.

               THE SERIES 2006-C5 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series 2006-C5 pooling and servicing agreement will consist of us, the trustee, the certificate administrator, the master servicers and the special servicer. The series 2006-C5 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series 2006-C5 certificates;

     o    the formation of the issuing entity;

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     o    the transfer of the initial trust assets to the issuing entity;

     o    the retention of the trust assets on behalf of the series 2006-C5 certificateholders; and

     o    the servicing and administration of the underlying mortgage loans
          (other than the Ala Moana Portfolio Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and
          (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C5 certificateholders and, if and when applicable, the
          Serviced Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

     The following summaries describe some of the material provisions of the series 2006-C5 pooling and servicing agreement. In addition, see "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions", "--Representations and Warranties; Repurchases and
Substitutions" and "Description of the Offered Certificates" in this offering prospectus and "Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

     The series 2006-C5 pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2006-C5 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, each master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Ala Moana
Portfolio Mortgage Loan) for which it is the applicable master servicer and any related Serviced Non-Trust Mortgage Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Ala Moana Portfolio Mortgage Loan) and any related Serviced
Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the issuing entity (other than any REO Property that relates to the Ala Moana Portfolio Mortgage Loan).

     Despite the foregoing, the series 2006-C5 pooling and servicing agreement will require the applicable master servicer to continue to receive information
(which information, with respect to the Ala Moana Portfolio Mortgage Loan, will be received from the applicable master servicer under 2006-CD3 pooling and servicing agreement) and prepare all reports to the certificate administrator required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with

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respect to any such specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Ala Moana Portfolio Mortgage Loan) in the trust fund. None of the master servicers or the special servicer will have responsibility for the performance by another servicer of its respective obligations and duties under the series 2006-C5 pooling and servicing agreement.

     Each master servicer will transfer servicing of an underlying mortgage loan for which it is responsible under the series 2006-C5 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this offering prospectus.

     In general, subject to the discussion under "--The Series 2006-C5
Controlling Class Representative, the Class AMP Representative and the Serviced
Non-Trust Loan Noteholders" below, the applicable master servicer and/or, if a
Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Serviced Loan Combination under the series
2006-C5 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Serviced Non-Trust Loan
Noteholders generally as if the entire Serviced Loan Combination were a mortgage loan in the trust fund. A Servicing Transfer Event with respect to any mortgage loan that is part of a Serviced Loan Combination will generally result in a transfer of servicing of the entire such Serviced Loan Combination to the special servicer; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Serviced Non-Trust Loan
Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust fund through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of that
Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust fund, or the transfer to special servicing of the applicable Serviced Loan Combination
(provided that a separate Servicing Transfer Event may occur with respect thereto).

SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicers. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     Pursuant to the series 2006-C5 pooling and servicing agreement, the master servicers and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C5 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 2006-C5 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series
2006-C5 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if a master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C5 pooling and servicing agreement (including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the subject master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause);
(iii) provides that the trustee, for the benefit of the series 2006-C5 certificateholders and, in the case of a sub-servicing agreement relating to a
Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to

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terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the applicable master servicer or the special servicer without the consent of the subject master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C5 pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series 2006-C5 pooling and servicing agreement, and under this "The Series 2006-C5 Pooling and Servicing Agreement" section, to actions taken or to be taken by a master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the applicable master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the applicable master servicer or the special servicer under the series
2006-C5 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the applicable master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the applicable master servicer or the special servicer, as the case may be. The series 2006-C5 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C5 pooling and servicing agreement, such interest to be allocable between the applicable master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For purposes of the series
2006-C5 pooling and servicing agreement, the applicable master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

     The series 2006-C5 pooling and servicing agreement requires the master servicers and the special servicer, for the benefit of the trustee, of the series 2006-C5 certificateholders and, in the case of a Serviced Loan
Combination, of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C5 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will each remain obligated and liable to the trustee, the series 2006-C5 certificateholders and the Serviced Non-Trust Loan Noteholders for the performance of their respective obligations and duties under the series 2006-C5 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicers and the special servicer will each be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by
it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each such mortgage loan that is a specially serviced mortgage loan, if any;

     o    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

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     o    each such mortgage loan, if any, that has been defeased; and

     o    the Ala Moana Portfolio Mortgage Loan.

     In the case of each mortgage loan in the trust fund, the master servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.0200% per annum to 0.1450% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust fund.

     For purposes of this offering prospectus, master servicing fees include primary servicing fees payable to the sub-servicers retained by the master servicers.

     In addition, a separate servicing fee of 0.01% per annum will be paid to the applicable series CD 2006-CD3 master servicer with respect to the Ala Moana
Portfolio Mortgage Loan.

     Subject to certain conditions, either master servicer is entitled, under the series 2006-C5 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If an initial master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the departing master servicer under the series 2006-C5 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of any entity acting as one of the initial master servicers, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Master servicing fees payable with respect to the NNN WellPoint Operations
Center Loan Combination will be payable out of collections on the entire such loan combination. After the occurrence, and during the continuance, of an A/B
Material Default, master servicing fees are payable with respect to the MezzCap
Loan Combinations out of collections on the entire such loan combination.

     Prepayment Interest Shortfalls. The series 2006-C5 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

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     o    the sum of--

          1.   the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the applicable master servicer during such collection period on the underlying mortgage loans serviced by that master servicer, and

          2.   all Prepayment Interest Excesses received by the applicable master servicer during such collection period on the underlying mortgage loans;

provided that if a Prepayment Interest Shortfall occurs as a result of a master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series 2006-C5 controlling class representative), then the amount in clause 1. of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to that master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in that master servicer's collection account. Any Prepayment Interest Excesses received by a master servicer not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment
Interest Shortfall related to a loan serviced by that master servicer not otherwise offset by the payments described in the prior sentence.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C5 certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this offering prospectus.

     The master servicers will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (other than the Ala Moana Portfolio
Mortgage Loan) will be:

     o    the special servicing fee;

     o    the liquidation fee; and

     o    the workout fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Ala Moana Portfolio
Mortgage Loan):

     o    that is being specially serviced by the special servicer; or

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     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at a special servicing fee rate of 0.35% per annum (but in any event may not be less than $4,000 in any month with respect to any specially serviced mortgage loan or REO Property);

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan) as to which, following a period of special servicing and resolution of all applicable Servicing Transfer Events, servicing thereof has been returned to the applicable master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional
Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans
(other than the Ala Moana Portfolio Mortgage Loan) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than the Ala Moana Portfolio Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage
Loan delivered in replacement thereof by the related mortgage loan seller), other than Ala Moana Portfolio Mortgage Loan or any related REO Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan (other than the Ala Moana
Portfolio Mortgage Loan) repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions" in this

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offering prospectus. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

     o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under "Description of the
          Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" and "--Representations and Warranties; Repurchases and
          Substitutions" in this offering prospectus;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any of the related Serviced Non-Trust Loan Noteholders, in each case pursuant to the purchase option in the related Co-Lender
          Agreement described under "Description of the Mortgage Pool--The Loan
          Combinations" in this offering prospectus, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
          Certificates--Termination" in this offering prospectus.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Any special servicing fees, workout fees and liquidation fees earned with respect to the NNN WellPoint Operation Center Loan Combination may be paid out of collections on the entire such Loan Combination. After the occurrence, and during the continuance, of an A/B Material Default, special servicing fees and, except in connection with a purchase of the related underlying mortgage loan by the related Serviced Non-Trust Loan Noteholder, pursuant to the purchase option in the related Co-Lender Agreement, as described under "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus, workout fees and liquidation fees, earned with respect to a MezzCap Loan Combination may be paid out of collections on the entire such Loan Combination.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans it is responsible for servicing.

     In addition, the following items collected (and, in the case of the Ala
Moana Portfolio Mortgage Loan, passed through to the issuing entity) on any particular mortgage loan in the trust fund will be allocated between

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the master servicers and the special servicer as additional compensation in accordance with the series 2006-C5 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2006-C5 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series 2006-C5 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earn out fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, in any Serviced Loan
Combination-specific custodial account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Accounts" below and
"Description of the Offered Certificates" in this offering prospectus. Each master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

Neither master servicer will be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any accounts maintained by such master servicer so long as those institutions or trust companies meet certain eligibility requirements set forth in the series 2006-C5 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2006-C5 pooling and servicing agreement.

     Payment of Expenses. Each of the master servicers and the special servicer will each be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C5 pooling and servicing agreement. The master servicers and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2006-C5 pooling and servicing agreement.

     The series 2006-C5 pooling and servicing agreement will permit a master servicer to pay, and will permit the special servicer to direct a master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in that master servicers' collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2006-C5 pooling and servicing agreement,

                                       158

each master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the subject master servicer will be required) to pay directly out of its collection account some servicing expenses that, if advanced by the subject master servicer, would not be recoverable from expected collections on the related mortgage loan or REO
Property (other than in the case of the Ala Moana Portfolio Mortgage Loan or any related REO Property). This is only to be done, however, when the applicable master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C5 certificateholders (and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholders), as a collective whole. Each master servicer will be able to conclusively rely on any such determination made by the special servicer.

TRUSTEE AND CERTIFICATE ADMINISTRATOR COMPENSATION

     The trustee and the certificate administrator will be entitled to receive monthly, out of general collections with respect to the mortgage pool, their respective allocated portions of the trust administration fee. With respect to each distribution date, the trust administration fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at 0.001% per annum on the Stated Principal Balance of the subject mortgage loan outstanding immediately prior to that distribution date
(calculated on the same interest accrual basis--i.e., an Actual/360 Basis or a
30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

     In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD
Additional Interest account and its interest reserve account in Permitted
Investments. See "--Accounts" below. In general, the certificate administrator will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the certificate administrator's distribution account, Post-ARD Additional Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2006-C5 pooling and servicing agreement at the time of the deposit.

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of either master servicer, the special servicer, the trustee or the certificate administrator in connection with the servicing of a mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage Loan) or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will generally be required to give the applicable master servicer not less than five business days' notice (or two business days'
notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made by that master servicer on a specially serviced mortgage loan or REO Property in the trust fund (other than the Ala Moana
Portfolio Mortgage Loan or any related REO Property), before the date on which that master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property. The special servicer may, however, itself make servicing advances with respect to special serviced mortgage loans and REO
Properties (other than the Ala Moana Portfolio Mortgage Loan or any related REO
Property).

                                      159

     If a master servicer is required under the series 2006-C5 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the defaulting master servicer notice of the failure;
          and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by a master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
The trustee may conclusively rely on the determination of the applicable master servicer, and the applicable master servicer and the trustee will be required to act in accordance with the determination of the special servicer, that any servicing advance with respect to an underlying mortgage loan or REO Property is not recoverable from expected collections on the subject mortgage loan or REO
Property. If a master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by a master servicer or the trustee), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time as more particularly described in this offering prospectus. See "--Advances--Special Considerations Regarding Nonrecoverable
Advances" below.

     Advances of Delinquent Monthly Debt Service Payments. Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees (and, in the case of the Ala Moana Portfolio Mortgage Loan, net of servicing fees payable to the applicable master servicer under the series CD 2006-CD3 pooling and servicing agreement), that:

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans (including, if applicable, the subordinate non-pooled portion of the Ala Moana Portfolio Mortgage Loan) serviced by such master servicer during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

                                       160

     o    with respect to each class of series 2006-C5 certificates with principal balances to which any portion of the subject Appraisal
          Reduction Amount is allocated, one month's interest (calculated on a
          30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class or REMIC II regular interest, as the case may be, at the applicable pass-through rate.

     Appraisal Reduction Amounts will be allocated to the respective classes of the series 2006-C5 certificates with principal balances, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: (a) if the subject Appraisal Reduction Amount is allocable to the pooled portion of the Ala Moana Portfolio Mortgage Loan or to an underlying mortgage loan other than the Ala Moana Portfolio Mortgage Loan, first, to the P, O, N, M, L, K, J, H, G, F, E, D, C, B, A-J and A-M classes, in that order, and then to the A-1, A-2, A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance; and (b) if the subject Appraisal Reduction Amount is allocable to the non-pooled portion of the Ala Moana Portfolio Loan Combination, to the AMP-1, AMP-2 and AMP-3 classes, in that order.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2006-C5 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2006-C5 certificates.

     If a master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this offering prospectus.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. Neither of the applicable master servicers, nor the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer under the series 2006-C5 pooling and servicing agreement with respect to any underlying mortgage loan; the applicable master servicer and the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer or the special servicer under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Loan or any related REO Property; and the applicable master servicer and the trustee will be required to act in accordance with any determination of nonrecoverability made by the special servicer with respect to any underlying mortgage loan or REO Property (other than the Ala Moana Portfolio Loan or any related REO Property). If either a master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan
(including with respect to the non-pooled portion of the Ala Moana Portfolio
Mortgage Loan) that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicers' collection accounts from time to time. See
"--Advances--Special Considerations Regarding Nonrecoverable Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

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The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

     Neither of the master servicers nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. Neither of the master servicers nor the trustee will be required to advance Post-ARD Additional Interest or Default Interest.

     Interest on Advances. The master servicers, the special servicer and the trustee will each be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicers' collection accounts.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently received and collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the applicable master servicer or the special servicer.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2006-C5 certificates.

     Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series 2006-C5 pooling and servicing agreement, the applicable master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

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     If any of the master servicers, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it (or, if applicable, in the case of the applicable master servicer and the trustee, that the applicable master servicer or the special servicer under the series CD 2006-CD3 pooling and servicing agreement, in the case of the Ala Moana Portfolio Mortgage Loan, or the special servicer, in the case of any other underlying mortgage loan or related REO Property) has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C5 certificates (exclusive of the Class AMP
Certificates) on the related distribution date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C5 certificates, exclusive of the Class AMP Certificates), thereby reducing the payments of principal on the series 2006-C5 certificates (exclusive of the Class AMP Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Amounts allocable to the non-pooled portion of the Ala Moana Portfolio Mortgage Loan will not be available to reimburse advances made with respect to other underlying mortgage loans or to pay interest thereon.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the applicable master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance (together with accrued and unpaid interest thereon) over a period of time (not to exceed more than 12 months without the consent of the series 2006-C5 controlling class representative), and the unreimbursed portion of such advance will accrue interest at the prime rate described under
"--Advances--Interest on Advances" above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the special servicer or the trustee as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series 2006-C5 certificateholders to the detriment of other classes of series 2006-C5 certificateholders will not, with respect to either master servicer or the special servicer, constitute a violation of the Servicing
Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2006-C5 certificateholders and/or contractual duty under the series 2006-C5 pooling and servicing agreement. In the event that a master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, that master servicer or the trustee, as applicable, will be required to give Fitch and Moody's at least 15 days' notice prior to any such reimbursement, unless that master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2006-C5 pooling and servicing agreement.

THE SERIES 2006-C5 CONTROLLING CLASS REPRESENTATIVE, THE CLASS AMP
REPRESENTATIVE AND THE SERVICED NON-TRUST LOAN NOTEHOLDERS

     Series 2006-C5 Controlling Class. As of any date of determination, the controlling class of series 2006-C5 certificateholders will be the holders of the most subordinate class of series 2006-C5 certificates then outstanding, other than the class XC, XP, AMP-1, AMP-2, AMP-3, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of series 2006-C5 certificates, exclusive of the class XC, XP, AMP-1, AMP-2, AMP-3, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C5 certificateholders will be the holders of the most subordinate class of series 2006-C5 certificates then outstanding, other than the class XC, XP, AMP-1, AMP-2, AMP-3, Y and R certificates, that has a total principal balance greater than zero. For

                                       163

purposes of determining, and exercising the rights of, the series 2006-C5 controlling class, the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will represent a single class.

     Selection of the Series 2006-C5 Controlling Class Representative. The
series 2006-C5 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2006-C5 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series 2006-C5 Controlling Class Representative, the Class AMP
          Representative and the Serviced Non-Trust Loan Noteholders--Rights and
          Powers of the series 2006-C5 Controlling Class Representative, the
          Class AMP Representative and the Serviced Non-Trust Loan Noteholders"
          below and elsewhere in this offering prospectus; or

     o    replace an existing series 2006-C5 controlling class representative.

     The certificate administrator will be required to notify promptly all the certificateholders of the series 2006-C5 controlling class that they may select a series 2006-C5 controlling class representative upon:

     o    the receipt by the certificate administrator of written requests for the selection of a successor series 2006-C5 controlling class representative from series 2006-C5 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C5 controlling class;

     o    the resignation or removal of the person acting as series 2006-C5 controlling class representative; or

     o    a determination by the certificate administrator that the series
          2006-C5 controlling class has changed.

The notice will explain the process for selecting a series 2006-C5 controlling class representative. The appointment of any person (other than the initial series 2006-C5 controlling class representative) as a series 2006-C5 controlling class representative will not be effective until that person provides the certificate administrator and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series 2006-C5 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2006-C5 Controlling Class
Representative. The series 2006-C5 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series 2006-C5 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series 2006-C5 controlling class, will be entitled to remove any existing series
2006-C5 controlling class representative by giving written notice to the certificate administrator and to the existing series 2006-C5 controlling class representative.

     AMP Controlling Class. As of any date of determination, the "AMP
Controlling Class" will consist of the most subordinate class of Class AMP
Certificates then outstanding that has a total principal balance, net of any
Appraisal Reduction Amount in respect of the non-pooled portion of the Ala Moana
Portfolio Mortgage Loan that is allocable thereto, that is greater than or equal to 25% of an amount equal to the excess, if any, of (a) that

                                       164

class's original total principal balance, over (b) any payments of principal made with respect to that class since the date of initial issuance thereof.
However, if no class of Class AMP Certificates has a total principal balance that satisfies this requirement, then the AMP Controlling Class will be the most senior class of Class AMP Certificates that has a total principal balance greater than zero.

     Selection, Resignation and Removal of the Class AMP Representative. The
holders of Class AMP Certificates representing a majority of the total principal balance of the AMP Controlling Class may elect and/or remove a class AMP representative, and a class AMP representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series 2006-C5 controlling class certificateholders and the series 2006-C5 controlling class representative.

     Rights and Powers of the Series 2006-C5 Controlling Class Representative,
the Class AMP Representative and the Serviced Non-Trust Loan Noteholders

     Rights to Consent and Give Direction. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage Loan, which is being serviced pursuant to the series CD 2006-CD3 pooling and servicing agreement) that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status Report will be subject to the rights of the applicable Loan-Specific Controlling Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series 2006-C5 controlling class representative and any related Serviced
Non-Trust Loan Noteholders, among others, by the special servicer.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund (other than the Ala
Moana Portfolio Mortgage Loan, which is being serviced pursuant to the series CD
2006-CD3 pooling and servicing agreement) and take such actions consistent with the Servicing Standard, the terms of the series 2006-C5 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause either master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2006-C5 pooling and servicing agreement, including a master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the
REMIC status of any REMIC created under the series 2006-C5 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC provisions of the Internal Revenue
Code, or (c) expand the scope of a master servicer's, the trustee's, the certificate administrator's or the special servicer's responsibilities under the series 2006-C5 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) in the case of the Ala
Moana Portfolio Loan Combination, the Ala Moana Portfolio Controlling Holder;
(b) in the case of the NNN WellPoint Operations Center Loan Combination, the NNN
WellPoint Operations Center Controlling Holder; and (c) in the case of all other underlying mortgage loans, the series 2006-C5 controlling class representative.
For the purposes of clauses (a) and (b) of the preceding sentence, the series
2006-C5 pooling and servicing agreement will designate the series 2006-C5 controlling class representative (or, in the case of the Ala Moana Portfolio
Loan Combination, for so long as the issuing entity is the Ala Moana Portfolio
Controlling Holder by reason of its holding the non-pooled portion of the Ala
Moana Portfolio Mortgage Loan, the class AMP representative) as the representative of the

                                       165

issuing entity, as holder of the promissory note for the underlying mortgage loan in the subject Loan Combination.

     In addition, except in the case of the Ala Moana Portfolio Loan Combination and the NNN WellPoint Operations Center Loan Combination, the series 2006-C5 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the applicable master servicer's taking) any of the following actions as to which the series 2006-C5 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;
          and

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C5 certificateholders (as a collective whole), then the special servicer may take (or consent to the applicable master servicer's taking) any such action without waiting for the instruction of the series 2006-C5 controlling class representative.

     See "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana
Portfolio Loan Combination" and "--The NNN WellPoint Operations Center Loan
Combination" for a description of additional similar rights that the related
Loan-Specific Controlling Party may exercise with respect to the related mortgage loans.

     Furthermore, the applicable Loan-Specific Controlling Party may direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than the Ala Moana Portfolio
Mortgage Loan) as the applicable Loan-Specific Controlling Party may deem advisable or as to which provision is otherwise made in the series 2006-C5 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the applicable master servicer must disregard any such direction or objection that would)
require or cause the special servicer or the applicable master servicer to

                                       166

violate any applicable law, any provision of the series 2006-C5 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the applicable master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the applicable master servicer's responsibilities under the series 2006-C5 pooling and servicing agreement or cause the special servicer or the applicable master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the applicable master servicer, as the case may be, is not in the best interests of the series 2006-C5 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholders.

     When reviewing the rest of this "The Series 2006-C5 Pooling and Servicing
Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above could have on the actions of the special servicer.

     In the case of a MezzCap Loan Combination, the related Serviced Non-Trust
Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus.

     If the trustee is requested to take any action in its capacity as holder of the promissory notes for the Ala Moana Portfolio Mortgage Loan, pursuant to the pooling and servicing agreement under which it is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then the trustee is required to notify, and act in accordance with the instructions of, (a) the series 2006-C5 controlling class representative insofar as the promissory note evidencing the pooled portion of the Ala Moana Portfolio
Mortgage Loan is affected, and (b) the class AMP representative, insofar as the promissory note evidencing the non-pooled portion of the Ala Moana Portfolio
Mortgage Loan is affected.

     Certain Liability Matters. In general, any and all expenses of the series
2006-C5 controlling class representative are to be borne by the holders of the series 2006-C5 controlling class in proportion to their respective percentage interests in the series 2006-C5 controlling class, and not by the issuing entity. However, if a claim is made against the series 2006-C5 controlling class representative by a borrower with respect to the series 2006-C5 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding
the Master Servicer, the Special Servicer, the Manager and Us" in the
accompanying base prospectus) the special servicer (on behalf of, and at the expense of, the issuing entity) will assume the defense of the claim against the series 2006-C5 controlling class representative, but only if in the sole judgment of the special servicer--

     1.   the series 2006-C5 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

     2.   there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series 2006-C5 controlling class representative.

     The series 2006-C5 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2006-C5 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C5 certificates other than the series
2006-C5 controlling class. It may act solely in the interests of the certificateholders of the series 2006-C5 controlling class and will have no liability to any other series 2006-C5 certificateholders for having done so. No series 2006-C5 certificateholder may take any action against the series 2006-C5 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2006-C5 controlling class.

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REPLACEMENT OF THE SPECIAL SERVICER

     Series 2006-C5 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C5 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of Fitch and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2006-C5 certificates (provided that such confirmation need not be obtained from Fitch if the proposed successor special servicer is rated at least "CSS2" by Fitch);

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C5 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C5 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series 2006-C5 certificateholder or any affiliate of a series 2006-C5 certificateholder may be appointed as special servicer.

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 2006-C5 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an
REO account or should have been delivered to the applicable master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C5 pooling and servicing agreement and the series
2006-C5 certificateholders, among others, of any termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C5 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the
terminated special servicer will be entitled to all amounts due and payable to it under the series 2006-C5 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     The special servicer maybe replaced with or without cause with respect to the NNN WellPoint Operations Center Loan Combination by the NNN WellPoint
Operations Center Controlling Holder as described under "Description of the
Mortgage Pool--The Loan Combinations--The NNN WellPoint Operations Center Loan
Combination" in this offering prospectus.

     The special servicer for the Ala Moana Portfolio Loan Combination under the series CD 2006-CD3 transaction may be replaced with or without cause as described under "Description of the Mortgage Pool--The Loan Combinations--The
Ala Moana Portfolio Loan Combination" in this offering prospectus.

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     If the special servicer for any Serviced Loan Combination is different from the special servicers for the rest of the mortgage loans serviced under the series 2006-C5 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2006-C5 CERTIFICATES

     If the certificates of the series 2006-C5 controlling class or any class of
Class AMP Certificates are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled to:

     o    receive all notices described under "--The Series 2006-C5 Controlling
          Class Representative, the Class AMP Representative and the Serviced
          Non-Trust Loan Noteholders" and/or "--Replacement of the Special
          Servicer" above; and

     o    exercise directly all rights described under "--The Series 2006-C5
          Controlling Class Representative, the Class AMP Representative and the
          Serviced Non-Trust Loan Noteholders" and/or "--Replacement of the
          Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series 2006-C5 controlling class certificates or Class
AMP Certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Ala Moana
Portfolio Mortgage Loan) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Ala Moana Portfolio
Mortgage Loan) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, (a) in the case of a mortgage loan
(that is not a specially serviced mortgage loan) being serviced by Midland Loan
Services, Inc. that is being sold to the depositor by PNC Bank, that master servicer must analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific
Controlling Party, and any applicable intercreditor, co-lender or similar agreement (except that the subject master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer) or (b) in the case of any other mortgage loan, the applicable master servicer must promptly forward the request to the special servicer, who, if otherwise permitted pursuant to the Series 2006-C5 pooling and servicing agreement, is to analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable
Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in the trust fund (other than the Ala Moana Portfolio Mortgage Loan), the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless (a) in the case of a mortgage loan (that is not a specially serviced mortgage loan)
being serviced by Midland Loan Services, Inc. that is being sold to the

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depositor by PNC Bank, that master servicer (with the consent of the special servicer) has determined consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard or (b) in the case of any other mortgage loan, the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. Neither of Midland Loan Services,
Inc. (in the case of a mortgage loan being serviced by Midland Loan Services,
Inc. that is being sold to the depositor by PNC Bank) nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans (i) with respect to which the aggregate of the
Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (ii) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (iii) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2006-C5 certificates.
In addition, neither of Midland Loan Services, Inc. (in the case of a mortgage loan (that is not a specially serviced loan) being serviced by Midland Loan
Services, Inc. that is being sold to the depositor by PNC Bank and in the circumstances specified in the series 2006-C5 pooling and servicing agreement)
nor the special servicer may exercise any waiver in respect of a due-on-sale provision of any of the underlying mortgage loans (a) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (b) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2006-C5 certificates; provided that, if the subject mortgage loan does not meet any of the thresholds set forth in clauses (a), (b) and (c) of this sentence, the special servicer may waive such requirement without approval by Fitch or Moody's in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional
Trust Fund Expenses. If the special servicer, in accordance with the Servicing
Standard, determines with respect to any underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the applicable master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and
"encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     Notwithstanding the foregoing, if Midland Loan Services, Inc. (in the case of a mortgage loan being serviced by Midland Loan Services, Inc. that is being sold to the depositor by PNC Bank) rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance" clause under a mortgage loan as to which it is reviewing such request in the circumstances specified under the series 200605 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the proceeding paragraph regarding "due-on-sale" and "due-on-encumbrance" provisions, determine to approve such borrower's request.

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     In addition, except in the case of the Ala Moana Portfolio Mortgage Loan, either master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties)
(without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the subject master servicer or the special servicer, as applicable, has determined in accordance with the
Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

CERTAIN LITIGATION MATTERS

     The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series 2006-C5 pooling and servicing agreement will generally be handled by the applicable master servicer and/or the special servicer, as more specifically provided for in the series 2006-C5 pooling and servicing agreement. In connection with handling such matters, the applicable master servicer and the special servicer will be required to seek the consent of the applicable Loan-Specific Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series 2006-C5 Controlling Class Representative, the Class AMP
Representative and the Serviced Non-Trust Loan Noteholders" above, the applicable master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section and in connection with certain waivers of Default Interest and late payment charges)
and the special servicer may, on behalf of the trustee, except in the case of the Ala Moana Portfolio Mortgage Loan, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and
Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2006-C5 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 2006-C5 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the applicable master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 2006-C5 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the applicable master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage Loan) that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest,

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          late payment charges and amounts payable as additional servicing compensation) payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal
          Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series
          2006-C5 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated
          Principal Balance as of such date, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2006-C5 certificates; or

     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
2006-C5 Controlling Class Representative, the Class AMP Representative and the
Serviced Non-Trust Loan Noteholders" above, the special servicer may, except in the case of the Ala Moana Portfolio Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust

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fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 2006-C5 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2006-C5 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) of the Internal Revenue Code and (2) cause any REMIC created under the series 2006-C5 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the startup day under the
REMIC provisions of the Internal Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series 2006-C5 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or
(2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. In the case of a MezzCap Loan Combination, the related Serviced Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferred, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Serviced Loan Combination, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

     The special servicer or the applicable master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2006-C5 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the applicable master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the applicable master servicer, any related sub-servicers, the trustee, the certificate administrator, the series 2006-C5 controlling class representative and the rating

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agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the applicable master servicer) for deposit in the related Mortgage
File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days)
following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information."

     For any non-specially serviced mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage Loan), subject to the discussion under "--The
Series 2006-C5 Controlling Class Representative, the Class AMP Representative
and the Serviced Non-Trust Loan Noteholders" above, the applicable master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 2006-C5 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2006-C5 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the applicable master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any
          REMIC created under the series 2006-C5 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction"
          under the REMIC provisions of the Internal Revenue Code; and

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements.

     Notwithstanding anything to the contrary described in this offering prospectus, neither the applicable master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan), to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such

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action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series 2006-C5 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Ala Moana Portfolio Mortgage Loan), and deliver to the trustee, the certificate administrator and the applicable master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series
2006-C5 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in certain cases with respect to an underlying mortgage loan that is part of a Serviced Loan
Combination, certain control issues. See "--Advances--Advances of Delinquent
Monthly Debt Service Payments" in this offering prospectus above and
"Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage
Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable. Based thereon, the appropriate party under the series 2006-C5 pooling and servicing agreement is to redetermine and report to the trustee, the certificate administrator and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal
Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event."

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

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MAINTENANCE OF INSURANCE

     The applicable master servicer (with respect to mortgage loans in the trust fund, other than the Ala Moana Portfolio Mortgage Loan) and the special servicer
(with respect to REO Properties in the trust fund, other than an REO Property related to the Ala Moana Portfolio Mortgage Loan) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the applicable master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the applicable master servicer or the special servicer shall be a servicing advance to be paid by the applicable master servicer. In addition to the foregoing, neither master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was (x) in effect either at the time of origination of the related mortgage loan or at the time of initial issuance of the certificates or (y)
required by the related loan documents and is available at commercially reasonable rates.

     The special servicer must also cause to be maintained for each REO Property in the trust fund (other than any REO Property relating to the Ala Moana
Portfolio Mortgage Loan) no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the applicable master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2006-C5 controlling class representative and, in the case of the any Serviced Loan Combination, subject to the discussion under "--The Series
2006-C4 Controlling Class Representative, the Class AMP Representative and the
Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
Controlling Class Representative, the Class AMP Representative, and the Serviced
Non-Trust Loan Noteholders" above, has determined in accordance with the
Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 2006-C5 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series
2006-C5 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 2006-C5 pooling and servicing agreement, the applicable master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the applicable master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO
Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2006-C5 pooling and servicing agreement and
(ii) provides protection equivalent to the individual policies otherwise required, the applicable master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master

                                       176

servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 2006-C5 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans (other than the
Ala Moana Portfolio Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2006-C5 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the certificate administrator, the master servicer, each rating agency and the Majority
Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted
Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans (excluding the subordinate non-pooled portion of the Ala Moana Portfolio Mortgage Loan) becomes a Defaulted Mortgage Loan, each of the special servicer, and the Majority
Controlling Class Certificateholder will have an assignable option (a "Purchase
Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the "Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2006-C5 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase

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Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any
Purchase Option must notify the trustee, the certificate administrator and the applicable master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the special servicer shall have the right to exercise its Purchase
Option prior to any exercise of the Purchase Option by any other holder of a
Purchase Option, except that, if the Purchase Option is not exercised by the special servicer or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the Majority Controlling
Class Certificateholder will have the right to exercise its Purchase Option prior to any exercise by the special servicer and the Majority Controlling Class
Certificateholder or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the special servicer will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Majority Controlling Class Certificateholder. If
not exercised earlier, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (d)
removal of such Defaulted Mortgage Loan from the trust fund.

     If the Ala Moana Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, the fair value will be determined pursuant to substantially similar but not identical provisions by, or based on information from, the special servicer under the series CD 2006-CD3 pooling and servicing agreement, however the
Purchase Option will be exercisable as set forth in this offering prospectus by the indicated parties.

     The series 2006-C5 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series 2006-C5 pooling and servicing agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the applicable master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2006-C5 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus.

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     Notwithstanding the foregoing, any Serviced Non-Trust Loan Noteholder will have the right to purchase the related underlying mortgage loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations". In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than the Ala Moana
Portfolio Mortgage Loan) has occurred, then, subject to the discussion under
"--The Series 2006-C5 Controlling Class Representative, the Class AMP
Representative and the Serviced Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2006-C5 certificateholders and, in the case of any mortgaged real property that secures a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 2006-C5 certificateholders and, in the case of any mortgaged real property that secures a Serviced

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               Loan Combination, the related Serviced Non-Trust Loan
               Noteholder(s) as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series 2006-C5 Controlling Class Representative, the
Class AMP Representative and the Serviced Non-Trust Loan Noteholders--Rights and
Powers of the Series 2006-C5 Controlling Class Representative, the Class AMP
Representative and the Serviced Non-Trust Loan Noteholders" above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable out of general collections on the mortgage pool.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan (exclusive of the Ala Moana Portfolio Mortgage
Loan), then the special servicer may, subject to the discussion under "--The
Series 2006-C5 Controlling Class Representative, the Class AMP Representative
and the Serviced Non-Trust Loan Noteholders" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2006-C5 Controlling Class Representative, the
Class AMP Representative and the Serviced Non-Trust Loan Noteholders" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the applicable master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicers and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2006-C5 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2006-C5 certificates may be further reduced by interest payable to the master servicers, the special servicer, and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property (other than a mortgaged real property securing the Ala Moana Portfolio Mortgage Loan) is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

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     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series
          2006-C5 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee, the certificate administrator nor any of their affiliates may bid for or purchase from the issuing entity any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties by the special servicer on behalf of the issuing entity will be subject to the approval of the applicable Loan-Specific
Controlling Party, as and to the extent described under "--The Series 2006-C5
Controlling Class Representative, the Class AMP Representative and the Serviced
Non-Trust Loan Noteholders" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the issuing entity and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO
Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing
Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the issuing entity receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

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     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C5 certificateholders. See "Federal
Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicers' collection accounts.

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicers on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C5 pooling and servicing agreement will consist of:

     o    the master servicers' collection accounts;

     o    the custodial account maintained by the applicable master servicer specifically with respect to each Serviced Loan Combination;

     o    the special servicer's REO account;

     o    the certificate administrator's distribution account;

     o    the certificate administrator's interest reserve account; and

     o    the certificate administrator's Post-ARD Additional Interest account.

     Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series 2006-C5 securitization transaction.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C5 pooling and servicing agreement or other third party.

     The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series 2006-C5 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicers, the special servicer or the certificate administrator will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long

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as that institution met certain eligibility requirements set forth in the series
2006-C5 pooling and servicing agreement at the time of the deposit.

     Each master servicer may maintain its collection account and each of its
Serviced Loan Combination-specific custodial accounts as sub-accounts of a single account, and the certificate administrator may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as sub-accounts of a single account. However, this offering prospectus discusses the primary transaction accounts as separate accounts.

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable series 2006-C5 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account and Serviced Loan Combination-Specific Custodial
Accounts. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series
2006-C5 pooling and servicing agreement, the master servicers must deposit or cause to be deposited in their collection accounts within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C5 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicers with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicers in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicers or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

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     o    any amount required to be transferred to the master servicers'
          collection accounts from any REO account maintained by the special servicer or from a Serviced Loan Combination-specific custodial account;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

     o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage
          Loans; Repurchases and Substitutions" and "--Representations and
          Warranties; Repurchases and Substitutions" in this offering prospectus;

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under "Description of the Offered Certificates--Termination" in this offering prospectus;

     o    any amounts paid by the master servicers to cover Prepayment Interest
          Shortfalls;

     o    any monthly remittances to the issuing entity with respect to the Ala
          Moana Portfolio Mortgage Loan or any related REO Property;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which a master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Serviced Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in each master servicer's collection account only to the extent necessary to reimburse parties to the series 2006-C5 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series 2006-C5 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Serviced
Loan Combination are generally required to be deposited into a separate custodial account maintained by the applicable master servicer before being transferred to that master servicer's collection account. The deposits to each
Serviced Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related
Serviced Loan Combination.

     The master servicers may make withdrawals from its collection account and each Serviced Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this offering prospectus that are not payable out of any other primary transaction account maintained under the series
2006-C5 pooling and servicing agreement; provided that no payments or other collections on any Serviced Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Serviced Loan
Combination that includes such Serviced Non Trust Loan.

                                       184

     No later than the business day prior to each distribution date, the applicable master servicer will withdraw from each Serviced Loan
Combination-specific custodial account and deposit in its collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Serviced Loan Combination that are then on deposit in such Serviced Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection account or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

     The master servicers will make monthly withdrawals from their collection accounts to remit to the certificate administrator for deposit in the certificate administrator's distribution account (or, in the case of Post-ARD
Additional Interest, the certificate administrator's Post-ARD Additional
Interest account), on the business day preceding each distribution date, an aggregate amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in their collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2.   payments and other collections received after the end of the related collection period; and

     3.   amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

     Only a master servicer and its sub-servicers will have access to funds in the collection account and Serviced Loan Combination-specific custodial accounts maintained by or on behalf of that master servicer.

     In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that

                                       185

property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account (or, if the subject REO Property relates to a
Serviced Loan Combination, into the related Serviced Loan Combination-specific custodial account) the total of all amounts received with respect to each REO
Property held by the issuing entity during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2006-C5 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, any amounts received with respect to any REO
Property relating to the Ala Moana Portfolio Mortgage Loan will be deposited into the applicable master servicer's collection account instead of the special servicer's REO account.

     Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Distribution Account and Post-ARD Additional Interest Account. The
certificate administrator must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD
Additional Interests) pending their payment on the series 2006-C5 certificates
(exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

     On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account an amount equal to the sum of the following:

     o    the applicable portion of the Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional
          Interest (which will be remitted to the certificate administrator for deposit in the Post-ARD Additional Interest account);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the such master servicer with respect to the underlying mortgage loans that it is servicing for that distribution date; and

     o    the aggregate amount deposited by such master servicer in its collection account for such distribution date in connection with
          Prepayment Interest Shortfalls.

                                       186

     In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the certificate administrator must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360
Basis.

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

     The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay the trustee and itself, the monthly trust administration fee, as described under "--Trustee and Certificate Administrator
          Compensation" above;

     o    to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

     o    to pay the trustee, itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Rights,
          Protections, Indemnities and Immunities of the Trustee" in the
          accompanying base prospectus (with the certificate administrator being entitled to similar reimbursements and indemnities as the trustee);

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2006-C5 pooling and servicing agreement and the administration of the trust fund;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "--REO Properties" above;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account at the termination of the series 2006-C5 pooling and servicing agreement;

provided that amounts allocable to the non-pooled portion of the Ala Moana
Portfolio Mortgage Loan will not be available to cover Additional Trust Fund
Expenses attributable to any other underlying mortgage loan.

     On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the certificate administrator will apply the
Total Available Funds to make payments on the series 2006-C5 certificates.

                                       187

     For any distribution date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
          A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, XC, XP, AMP-1, AMP-2
          and/or AMP-3 certificates, as described under "Description of the
          Offered Certificates--Payments--Payments of Prepayment Premiums and
          Yield Maintenance Charges" in this offering prospectus;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "Description of the Offered
          Certificates--Payments--Payments of Post-ARD Additional Interest"
          below; and

     o    the remaining portion of those funds, which we refer to as the "Total
          Available P&I Funds", and which will be paid to the holders of all the series 2006-C5 certificates, other than the class Y certificates, as and to the extent described under "Description of the Offered
          Certificates--Payments--Priority of Payments" in this offering prospectus.

     Only the certificate administrator will have access to funds in the distribution account and the Post-ARD Additional Interest account.

     Interest Reserve Account. The certificate administrator must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2007, the certificate administrator will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360
Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2007, the certificate administrator will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

     Only the certificate administrator will have access to funds in the interest reserve account.

                                       188

                                  FLOW OF FUNDS

                                                               -----------------
                                                                  Income from
            ----------------------------------------------      REO Properties
            Payments and Collections on the Mortgage Loans      (other than Ala
            (other than Ala Moana Portfolio Mortgage Loan)      Moana Portfolio
                  and the Serviced Loan Combinations             REO Property)
           -----------------------------------------------     -----------------
                         |          |              |                  |
                         |          |              |                  |
                         |          |              |                 \|/
                         |          |              |           -----------------
                         |          |              |           SPECIAL SERVICER
                         |         \|/             |
------------------------ | ---------------------   |     |-----  REO Accounts
    MASTER SERVICERS     |   MASTER SERVICERS      |     |     -----------------
                         |                         |     |            |
    Payments to Cover    |    Escrow Accounts      |     |            |
   Prepayment Interest   |   Reserve Accounts      |     |            |
       Shortfalls        |  Servicing Accounts     |     |            |
------------------------ | ---------------------   |     |            |
                      |------|                     |     |            |
------------------------ |   |             |-------|-----|            |
         Class Y         |   |             |       |                 \|/
   Certificateholders    |  \|/           \|/      |   -------------------------
------------------------ | ---------------------   |       MASTER SERVICERS
          /|\            |-  MASTER SERVICERS      |--->
           |        |------                                  Serviced Loan
           |       \|/      Collection Accounts <------  Combination-Specific
------------------------   ---------------------          Custodial Account:
      CERTIFICATE           /|\     |                  Collections on Applicable
     ADMINISTRATOR           |      |                  Serviced Loan Combination
                         |---|      |                  and Related REO Property
  Post-ARD Additional    |          |                            Only
    Interest Account     |          |                  -------------------------
------------------------ |          |                              |
                         |          |                             \|/
                         |          |                  -------------------------
                         |          |                       Non-Trust Loan
                         |          |                         Noteholders
                         |          |                  -------------------------
                         |         \|/
------------------------ | ---------------------       -------------------------
       CD 2006-CD3      -|                                   CERTIFICATE
     MASTER SERVICER                            ------>     ADMINISTRATOR
                                 CERTIFICATE
Payments and Collections        ADMINISTRATOR   <------Interest Reserve Account
   on the Ala Moana                                    -------------------------
Portfolio Mortgage Loan     Distribution Account
------------------------   ---------------------       -------------------------
                                    |      /|\              P&I Advances
                                    |       |----------  by Master Servicers
                                    |                  -------------------------
                                   \|/
                           ----------------------
                             Certificateholders
                           (other than Y Classes)
                           ----------------------

                                       189

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than the Ala Moana
Portfolio Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable as an Additional Trust Fund Expense.

     In addition, beginning in 2007, with respect to each mortgaged real property securing an underlying mortgage loan (other than the Ala Moana
Portfolio Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the applicable master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of a master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than
$2,000,000 once every other calendar year, provided that a master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the applicable master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the applicable master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage
Loan) and to cause annual operating statements to be prepared for each REO
Property in the trust fund (other than the REO Property related to the Ala Moana
Portfolio Mortgage Loan). Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2006-C5 certificateholders during normal business hours at the offices of the special servicer or the applicable master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this offering prospectus.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2007, each of the master servicers, the special servicer, the trustee and the certificate administrator must deliver or cause to be delivered, as applicable, to us and the certificate administrator, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, which report shall contain (a) a statement by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, used the servicing criteria in Item 1122(d) of
          Regulation AB of

                                       190

          the Securities Act to assess compliance with the applicable servicing criteria, (c) such master servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on such master servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public
          Company Accounting Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, to the effect that (i) a review of the activities of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2006, inclusive--and of its performance under the series 2006-C5 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, has fulfilled its obligations under the series 2006-C5 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series
          2006-C5 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicers, the special servicer, the trustee and the certificate administrator will be made available to series 2006-C5 certificateholders, at their expense, upon written request to the certificate administrator.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series
2006-C5 pooling and servicing agreement:

     o    either master servicer fails to (a) deposit into its collection account any amount required to be so deposited, or (b) or remit to a
          Serviced Non-Trust Loan Noteholder any amount required to be so remitted, and, in each case, the subject failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    either master servicer fails to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount (other than P&I advances) required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

                                       191

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the applicable master servicer for deposit into, the applicable master servicer's collection account, any amount required to be so deposited or remitted;

     o    either master servicer fails to timely make any servicing advance required to be made by it under the series 2006-C5 pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the subject master servicer by the trustee;

     o    any failure on the part of either master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C5 pooling and servicing agreement, which failure continues unremedied for 30 days
          (or such shorter period as is provided for in the series 2006-C5 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series 2006-C5 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2006-C5 pooling and servicing agreement), by the series 2006-C5 certificateholders entitled to at least 25% of the series 2006-C5 voting rights or the holder of an affected Serviced Non-Trust Loan;
          provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the subject master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial
          30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of either master servicer or the special servicer of any representation or warranty contained in the series
          2006-C5 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C5
          certificateholders or the holder of an affected Serviced Non-Trust
          Loan, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series 2006-C5 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2006-C5 pooling and servicing agreement), by the series 2006-C5 certificateholders entitled to at least 25% of the series 2006-C5 voting rights or the holder of an affected Serviced
          Non-Trust Loan; provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against either master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the subject master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or

                                       192

          order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

     o    either master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     o    either master servicer or the special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    either master servicer or the special servicer, as the case may be, receives actual knowledge that either Fitch or Moody's has (a)
          qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2006-C5 certificates or (b) placed one or more classes of series 2006-C5 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
          "watch status" placement shall not have been withdrawn by Fitch or
          Moody's, as the case may be, within 60 days of the date that the subject master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the subject master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    either master servicer fails to remit to the certificate administrator for deposit into the certificate administrator's distribution account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m. New York City time on the next business day; or

     o    either master servicer fails to be rated at least "CMS3" by Fitch or the special servicer fails to be rated at least "CSS3" by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

     The series 2006-C5 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Serviced
Non-Trust Loan.

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the either master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five (5) days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 2006-C5 certificateholders, Fitch and Moody's notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2006-C5 certificateholders entitled to not less than 25% of the series 2006-C5 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2006-C5 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series 2006-C5 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2006-C5 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series 2006-C5 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C5

                                       193

pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C5 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C5 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Serviced Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C5 pooling and servicing agreement in connection with an Event of Default on the part of a master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the departing master servicer or special servicer, as the case may be, under the series 2006-C5 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C5 pooling and servicing agreement.

     The holders of series 2006-C5 certificates entitled to at least 51% of the series 2006-C5 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C5 pooling and servicing agreement, rather than have the trustee act as that successor.

     In general, the series 2006-C5 certificateholders entitled to at least 66
2/3% of the series 2006-C5 voting rights allocated to the classes of series
2006-C5 certificates affected by any Event of Default may waive the Event of
Default. However, some events of default may only be waived by all of the holders of the series 2006-C5 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C5 pooling and servicing agreement. The series 2006-C5 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of a master servicer or the special servicer remains unremedied and affects the related
Serviced Non-Trust Loan(s), including the circumstances contemplated in clause
(b) of the first bullet under "--Events of Default" above. If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this offering prospectus or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     No series 2006-C5 certificateholder will have the right under the series
2006-C5 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2006-C5 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

                                       194

     o    except in the case of a default by the trustee, series 2006-C5 certificateholders entitled to not less than 25% of the series 2006-C5 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C5 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

     See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2006-C5 pooling and servicing agreement.
Accordingly, the series 2006-C5 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

               SERVICING OF THE ALA MOANA PORTFOLIO MORTGAGE LOAN

     The series CD 2006-CD3 pooling and servicing agreement initially governs the servicing and administration of the Ala Moana Portfolio Loan Combination and
any related REO Property. The series CD 2006-CD3 pooling and servicing agreement is the governing document for the series CD 2006-CD3 securitization, which closed prior to the Issue Date. Under the series CD 2006-CD3 pooling and servicing agreement, the master servicer with respect to the Ala Moana Portfolio
Loan Combination is Wachovia Bank, National Association, the trustee is LaSalle
Bank National Association, and the initial special servicer is J.E. Robert
Company, Inc. and the initial series CD 2006-CD3 controlling class representative (which is comparable to the series 2006-C5 controlling class representative) is an affiliate of the series CD 2006-C3 special servicer. The master servicers, special servicer and trustee under the series 2006-C5 pooling and servicing agreement will not have any obligation or authority to supervise the series CD 2006-CD3 master servicer, the series CD 2006-CD3 special servicer or the series CD 2006-CD3 trustee or to make servicing advances with respect to the Ala Moana Portfolio Loan Combination. The series CD 2006-CD3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2006-C5 securitization and the servicing arrangements under the series CD 2006-CD3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2006-C5 pooling and servicing agreement. In that regard--

     o    one or more parties to the series CD 2006-CD3 pooling and servicing agreement will be responsible for making servicing advances with respect to the Ala Moana Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Ala Moana
          Portfolio Loan Combination, and none of the parties to that agreement
          (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Ala Moana
          Portfolio Mortgage Loan;

                                       195

     o    the mortgage loans that form the Ala Moana Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series 2006-C5 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Ala Moana Portfolio
          Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Ala Moana Portfolio Loan
          Combination);

     o    the mortgage loans that form the Ala Moana Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2006-C5 pooling and servicing agreement, in which case the party serving as the special servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Ala Moana
          Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-C5 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series CD 2006-CD3 pooling and servicing agreement is calculated at 0.25% per annum;

     o    any modification, extension, waiver or amendment of the payment terms of the Ala Moana Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
          Co-Lender Agreement, such that neither the trust as holder of the Ala
          Moana Portfolio Mortgage Loan nor any holder of a related Non-Trust
          Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender
          Agreement;

     o    in the case of the Ala Moana Portfolio Loan Combination, the master servicer and special servicer under the series CD 2006-CD3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Ala Moana Portfolio
          Controlling Holder under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see "The Series
          2006-C5 Pooling and Servicing Agreement--The Series 2006-C5
          Controlling Class Representative, the Class AMP Representative and the
          Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series
          2006-C5 Controlling Class Representative, the Class AMP Representative
          and the Serviced Non-Trust Loan Noteholders"), subject to the discussion under "Description of the Mortgage Pool--The Loan
          Combinations--The Ala Moana Portfolio Loan Combination--Rights of the
          Ala Moana Portfolio Controlling Holder--Consultation and Consent" in
          this offering prospectus, and except that some of the servicing actions as to which the Ala Moana Portfolio Controlling Holder for the
          Ala Mona Portfolio Loan Combination has consent rights may be different in some respects;

                                       196

     o    in connection with the foregoing bullet, in the case of the Ala Moana
          Portfolio Loan Combination, the special servicer under the series CD
          2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana Portfolio Controlling Holder for any action to be taken by the special servicer under the series CD
          2006-CD3 pooling and servicing agreement if the special servicer under the series CD 2006-CD3 pooling and servicing agreement has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the Ala Moana Portfolio Loan Combination and for 60
          days following the first such notice, the Ala Moana Portfolio
          Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the Ala Moana Portfolio Loan Combination, the Ala Moana
          Portfolio Controlling Holder (which will be exercised by the Class AMP
          Representative if the Ala Moana Portfolio Controlling Holder is one of
          the notes comprising the non-pooled portion of the Ala Moana Portfolio
          Mortgage Loan), will have the right to replace the special servicer with respect to the Ala Moana Portfolio Loan Combination under the series CD 2006-CD3 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series CD 2006-CD3 pooling and servicing agreement and the other noteholders of the Ala Moana Portfolio Loan Combination;

     o    in general, the respective parties to the series CD 2006-CD3 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C5 pooling and servicing agreement; and

     o    if the Ala Moana Portfolio Mortgage Loan becomes no longer subject to the series CD 2006-CD3 pooling and servicing agreement, then the Ala
          Moana Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series CD 2006-CD3 pooling and servicing agreement and, if applicable, the special servicer under the series CD
          2006-CD3 pooling and servicing agreement, on terms substantially similar to those in the series CD 2006-CD3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Ala Moana Portfolio Loan
          Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Ala Moana
          Portfolio Mortgage Loan unless the holders of all mortgage loans comprising the Ala Moana Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
          Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2006-C5 certificates.

                                       197

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-C5 certificates will be issued, on or about November 21,
2006, under the series 2006-C5 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this offering prospectus from time to time as the "trust fund", will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers;

     o    any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series
          2006-C5 Pooling and Servicing Agreement--Accounts" in this offering prospectus, except for any such funds or assets held on behalf of a borrower.

     The series 2006-C5 certificates will include the following classes:

     o    the XP, A-1, A-2, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C and D classes, which are the classes of series 2006-C5 certificates that are offered by this offering prospectus, and

     o    the XC, E, F, G, H, J, K, L, M, N, O, P, AMP-1, AMP-2, AMP-3, R and Y
          classes, which are the classes of series 2006-C5 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this offering prospectus.

     The class A-1, A-2, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O, P, AMP-1, AMP-2 and AMP-3 certificates are the series 2006-C5 certificates that will have principal balances and are sometimes referred to as the "series 2006-C5 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments"
below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series 2006-C5 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

                                       198

     The class XC and XP certificates will not have principal balances and are sometimes referred to as the series 2006-C5 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2006-C5 interest-only certificates will have a total notional amount.

     The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on Annex G to this offering prospectus. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series 2006-C5 principal balance certificates and, at any time during any of the periods specified on Annex G to this offering prospectus, will equal the lesser of (a)
the specific amount identified in the table on Annex G to this offering prospectus with respect to the related class of series 2006-C5 principal balance certificates for that period and (b) the then total principal balance of the related class of series 2006-C5 principal balance certificates. Notwithstanding anything to the contrary in this offering prospectus, the total notional amount
of the class XP certificates will be $0 following the distribution date in     .

     The total notional amount of the class XC certificates will be equal to the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. In general, the total principal balance of each such class of series
2006-C5 principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates. However, if a portion, but not all, of the total principal balance of any particular such class of series 2006-C5 principal balance certificates is identified on Annex G to this offering prospectus as being part of the total notional amount of the class XP
certificates at any time prior to the distribution date in       , then that
identified portion of such total principal balance will represent one separate component of the then total notional amount of the class XC certificates, and the remaining portion of such total principal balance will represent another separate component of the then total notional amount of the class XC certificates.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

                                       199

     o    all references in this offering prospectus to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H hereto.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C5 certificates will be divided into:

     1.   Loan group no. 1, which will consist of 180 underlying mortgage loans
          (exclusive of the subordinate non-pooled portion of the Ala Moana
          Portfolio Mortgage Loan), with an Initial Loan Group No. 1 Balance of
          $1,897,584,444, representing approximately 89.2% of the Initial
          Mortgage Pool Balance.

     2.   Loan group no. 2, which will consist of 28 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $228,753,249, representing approximately 10.8% of the Initial Mortgage Pool Balance.

     On each distribution date, the certificate administrator will, subject to the available funds, make all payments required to be made on the series 2006-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

                                       200

     In order for a series 2006-C5 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no less than five business days prior to the record date for that distribution date
(or, in the case of the initial distribution date, no later than the close of business of the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2006-C5 certificates
(other than the R and Y classes) will bear interest.

     With respect to each interest-bearing class of the series 2006-C5 certificates, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2006-C5 certificates for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C5 certificates outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Standard Available P&I Funds or the Class AMP Available P&I Funds, as applicable, for that date and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class AMP Certificates", as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C5 certificates will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C5 certificates, reduced (to not less than zero) by

     o    that class's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that
               distribution date, and

          2.   except in the case of the class XC and XP certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C5 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Standard Available P&I
Funds or the Class AMP Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class AMP
Certificates", as applicable, below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date
(exclusive of any portion thereof attributable to the non-pooled portion of the
Ala Moana Portfolio Mortgage Loan) will be allocated among the respective interest-bearing classes of the series 2006-C5 certificates (exclusive of the
Class AMP Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of

                                       201

series 2006-C5 certificates for the related interest accrual period (in each case reduced by any Mortgage Deferred Interest allocated to the subject class of series 2006-C5 certificates for that distribution date).

     On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan (exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan) during the related collection period will be allocated among the respective classes of series
2006-C5 principal balance certificates (exclusive of the Class AMP Certificates)
in reverse order of seniority (based on the priority of payments described under
"--Payments--Priority of Payments" below and, in the case of the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series 2006-C5 certificates (in each case calculated without regard to any allocation of that
Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall).
No portion of any Mortgage Deferred Interest will be allocated to the class XC and XP certificates.

     Any portion of the Net Prepayment Interest Shortfall for any distribution date attributable to, and any Mortgage Deferred Interest added to the unpaid principal balance of, the non-pooled portion of the Ala Moana Portfolio Mortgage
Loan will be allocated among the respective classes of the Class AMP
Certificates.

     Calculation of Pass-Through Rates. The table under "Summary of Offering
Prospectus--Introduction to the Transaction" in this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2006-C5 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2006-C5 certificates.

     The pass-through rates for the class , , , , , , , , , , , , and certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table under "Summary of Offering
Prospectus--Introduction to the Transaction" in this offering prospectus as the initial pass-through rate for that class.

     The pass-through rates for the class , , , , , , , , , , , , and certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of series 2006-C5 certificates set forth in the table under "Summary of Offering
          Prospectus--Introduction to the Transaction" in this offering prospectus, and

     o    the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rates for the class , , and certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted
Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rates for the class , , and certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted
Average Pool Pass-Through Rate for the related distribution date, minus a specified class margin. The class margins for those classes are as follows:

                                       202

CLASS   CLASS MARGIN
-----   ------------
             %
             %
             %
             %

     As described under "--General" above, the total notional amount of the class XC certificates from time to time consists of multiple components. The pass-through rate for the class XC certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

     (1). the lesser of --

          (a)  the reference rate specified on Annex F to this offering prospectus for the related distribution date, and

          (b)  Weighted Average Pool Pass-Through Rate for the related distribution date, over

     (2). the pass-through rate in effect during that interest accrual period for the class of series 2006-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the _____ interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates
will have a 0% pass-through rate for the       interest accrual period and for
each interest accrual period thereafter.

     The _____ interest accrual period for the class XC and XP certificates
corresponds to the distribution date in           .

     As described under "--General" above, the total notional amount of the class XC certificates from time to time consists of multiple components. The pass-through rate for the class XC certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of the accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, the applicable class XC strip rate will be calculated as follows:

     (1). if the subject component consists of the entire total principal balance of any class of series 2006-C5 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess,

                                       203

          if any, if (a) the Weighted Average Pool Pass-Through Rate for the
          related distribution date, over (b) the greater of (i) the reference rate specified on Annex F to this offering prospectus for the related distribution date and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C5 principal balance certificates;

     (2)  if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C5 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal to the excess, if any, of (a) the Weighted
          Average Pool Pass-Through Rate for the related distribution date, over
          (b) the greater of (i) the reference rate specified on Annex F to this offering prospectus for the related distribution date and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C5 principal balance certificates;

     (3)  if the subject component consists of the entire total principal balance of any class of series 2006-C5 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class
          XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate
          for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for that class of series
          2006-C5 principal balance certificates; and

     (4)  if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C5 principal balance certificates, and if that designated portion of that total principal balance does not also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C5 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the interest accrual period, consistent with the discussion under "--General" above, the total principal balance of each class of series 2006-C5 principal balance certificates (exclusive of the Class AMP Certificates) will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a)
the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C5 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate of each class of Class AMP Certificates for any interest accrual period will equal the Net Mortgage Pass-Through Rate of the related non-pooled portion of the Ala Moana Portfolio Mortgage Loan for the related distribution date.

     The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

                                       204

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class AMP Certificates", as applicable, below, the holders of each class of series 2006-C5 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C5 principal balance certificates on any distribution date will generally equal the Total Principal
Distribution Amount for that distribution date.

     The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

     1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such distribution date; plus

     2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

     3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

     4.   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
          Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

     5.   if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Net Total Principal
          Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series 2006-C5 principal balance certificates (exclusive of the Class
          AMP Certificates) on the immediately preceding distribution date; plus

     6.   any amounts that were used to reimburse Nonrecoverable Advances
          (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

                                       205

     7.   the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the Total Principal Distribution Amount for such distribution date pursuant to any of clauses 1. through 4. above;

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

     The Total Principal Distribution Amount for any distribution date will consist of the Class AMP Principal Distribution Amount for that distribution date, which is distributable with respect to the Class AMP Certificates, and the
Net Total Principal Distribution Amount for that distribution date, which is distributable with respect to the remaining series 2006-C5 principal balance certificates. The "Class AMP Principal Distribution Amount" for any distribution date will equal that portion of the Total Principal Distribution Amount for that distribution date consisting of any and all amounts described in clauses 1, 2,
3, and 4 of the prior paragraph that are attributable to the non-pooled portion of the Ala Moana Portfolio Mortgage Loan. The "Net Total Principal Distribution
Amount" for any distribution date will equal the Total Principal Distribution
Amount, exclusive of the Class AMP Principal Distribution Amount, for that distribution date.

     On each distribution date, after all required payments of interest have been made with respect to the class XC, XP, A-1, A-2, A-3, A-SB, A-4 and A-1A certificates on that date, the certificate administrator will be required to apply any and all remaining Standard Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-SB and/or
          A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

     o    on any given distribution date, beginning with the distribution date in October 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-SB certificates must be paid down to the class A-SB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class
          A-1, A-2, A-3 and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates
          (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date in connection with the termination of the issuing entity, assuming that any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A

                                       206

classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C5 certificates then outstanding.

     The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this offering prospectus. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1,
A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this offering prospectus.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L,
M, N, O and P certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under
"--Payments--Priority of Payments" below, be entitled to payments of principal on each distribution date up to the lesser of:

     o    the total principal balance of the subject class of series 2006-C5 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Net Total Principal Distribution Amount
          for the subject distribution date, over (b) the total principal balance of all other classes of series 2006-C5 principal balance certificates that, as described under "--Payments--Priority of
          Payments" below, are senior in right of payment to the subject class of series 2006-C5 principal balance certificates, outstanding immediately prior to the subject distribution date.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-SB,
A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2006-C5 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE
OF THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES AND THE CLASS AMP
CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL
PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2006-C5 PRINCIPAL
BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS AMP CERTIFICATES) IS REDUCED TO
ZERO.

     The Class AMP Principal Distribution Amount for each distribution date will be allocated to the class AMP-1, AMP-2, and AMP-3 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class AMP Certificates immediately prior to the distribution date and
(b) any remaining unallocated portion of that Class AMP Principal Distribution
Amount.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Standard Available P&I
Funds or the Class AMP Available P&I Funds, as applicable for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class AMP
Certificates", as applicable, below, the holders of each class of series 2006-C5 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C5 principal balance certificates outstanding immediately prior to that final distribution date.

                                       207

     If a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C5 principal balance certificates
(exclusive of the Class AMP Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C5 certificates (exclusive of the Class AMP
Certificates), thereby reducing the payments of principal on the series 2006-C5 principal balance certificates (exclusive of the Class AMP Certificates). As a result, the Net Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool
(exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan)
as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C5 principal balance certificates (exclusive of the Class AMP Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool (exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan), and if interest on that advance is subsequently reimbursed to the issuing entity out of Default
Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C5 principal balance certificates (exclusive of the Class AMP Certificates). For purposes of determining the respective portions of the Net Total Principal
Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C5 principal balance certificates (exclusive of the Class AMP
Certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class XC, XP, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2006-C5 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C5 principal balance certificates, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class AMP Certificates," as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" and "--Payments--Payments on the Class AMP
Certificates" below and elsewhere in this offering prospectus, in the case of any class of series 2006-C5 principal balance certificates, for any distribution date, mean the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

                                       208

     Priority of Payments. On each distribution date, the certificate administrator will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Total Available P&I Funds:

ORDER OF        RECIPIENT
PAYMENT      CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------------------------

  1st           XP and XC*        From the entire Standard Available P&I Funds, interest up to the total interest payable on those classes, pro rata based on entitlement

              A-1, A-2, A-3       From the portion of the Standard Available P&I Funds
              A-SB and A-4*       attributable to the mortgage loans in loan group no. 1, interest up to the total interest payable on those classes, pro rata based on entitlement

                  A-1A*           From the portion of the Standard Available P&I Funds
                                  attributable to the mortgage loans in loan group no. 2, interest up to the total interest payable on that class

  2nd         A-1, A-2, A-3       Principal up to the Loan Group No. 1 Principal Distribution
              A-SB and A-4**      Amount (and, if the class A-1A certificates are retired, any remaining portion of the Loan Group No. 2 Principal Distribution
                                  Amount), first to the class A-SB certificates, until the total principal balance of that class is reduced to the applicable
                                  Class A-SB Planned Principal Balance, and then to (a) the class
                                  A-1 certificates, (b) the class A-2 certificates, (c) the class
                                  A-3 certificates, (d) the class A-SB certificates and (e) the class A-4 certificates, in that order, in each case until
                                  retired

                  A-1A**          Principal up to the Loan Group No. 2 Principal Distribution
                                  Amount (and, if the class A-4 certificates are retired, any remaining portion of the Loan Group No. 1 Principal Distribution
                                  Amount), to the class A-1A certificates, until retired

  3rd      A-1, A-2, A-3, A-SB,   Reimbursement up to the loss reimbursement amounts for those
               A-4 and A-1A       classes, pro rata based on entitlement, without regard to loan groups

  4th              A-M            Interest up to the total interest payable on that class

  5th              A-M            Principal up to the total principal payable on that class

  6th              A-M            Reimbursement up to the loss reimbursement amounts for that class

  7th              A-J            Interest up to the total interest payable on that class

  8th              A-J            Principal up to the total principal payable on that class

  9th              A-J            Reimbursement up to the loss reimbursement amount for that class

  10th              B             Interest up to the total interest payable on that class

  11th              B             Principal up to the total principal payable on that class

  12th              B             Reimbursement up to the loss reimbursement amount for that class

                                       209

ORDER OF        RECIPIENT
PAYMENT      CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------------------------

  13th              C             Interest up to the total interest payable on that class

  14th              C             Principal up to the total principal payable on that class

  15th              C             Reimbursement up to the loss reimbursement amount for that class

  16th              D             Interest up to the total interest payable on that class

  17th              D             Principal up to the total principal payable on that class

  18th              D             Reimbursement up to the loss reimbursement amount for that class

  19th              E             Interest up to the total interest payable on that class

  20th              E             Principal up to the total principal payable on that class

  21st              E             Reimbursement up to the loss reimbursement amount for that class

  22nd              F             Interest up to the total interest payable on that class

  23rd              F             Principal up to the total principal payable on that class

  24th              F             Reimbursement up to the loss reimbursement amount for that class

  25th              G             Interest up to the total interest payable on that class

  26th              G             Principal up to the total principal payable on that class

  27th              G             Reimbursement up to the loss reimbursement amount for that class

  28th              H             Interest up to the total interest payable on that class

  29th              H             Principal up to the total principal payable on that class

  30th              H             Reimbursement up to the loss reimbursement amount for that class

  31st              J             Interest up to the total interest payable on that class

  32nd              J             Principal up to the total principal payable on that class

  33rd              J             Reimbursement up to the loss reimbursement amount for that class

  34th              K             Interest up to the total interest payable on that class

  35th              K             Principal up to the total principal payable on that class

  36th              K             Reimbursement up to the loss reimbursement amount for that class

  37th              L             Interest up to the total interest payable on that class

  38th              L             Principal up to the total principal payable on that class

  39th              L             Reimbursement up to the loss reimbursement amount for that class

  40th              M             Interest up to the total interest payable on that class

  41st              M             Principal up to the total principal payable on that class

  42nd              M             Reimbursement up to the loss reimbursement amount for that class

  43rd              N             Interest up to the total interest payable on that class

  44th              N             Principal up to the total principal payable on that class

  45th              N             Reimbursement up to the loss reimbursement amount for that class

                                       210

ORDER OF        RECIPIENT
PAYMENT      CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------------------------

  46th              O             Interest up to the total interest payable on that class

  47th              O             Principal up to the total principal payable on that class

  48th              O             Reimbursement up to the loss reimbursement amount for that class

  49th              P             Interest up to the total interest payable on that class

  50th              P             Principal up to the total principal payable on that class

  51st              P             Reimbursement up to the loss reimbursement amount for that class

  52nd              R             Any remaining Total Available P&I Funds

----------
*    If the portion of the Standard Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-SB, A-4, A-1A, XP and XC classes, as set forth in the table above, is insufficient for that purpose, then the Total Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 and/or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-1, A-2 and
     A-3 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group No. 1 Principal Distribution Amount, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal Distribution
     Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group no. 2.
     However, if any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes are outstanding as of the Senior Principal Distribution Cross-Over
     Date, or if all or any two or more of those classes are outstanding on the final distribution date for the series 2006-C5 certificates, then payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund (or, in the case of the Ala
Moana Portfolio Mortgage Loan, with respect to the pooled portion thereof), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-SB, A-4, A-1A, A-M,
A-J, B, C, D, E, F, G or H certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C5 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the

                                       211

          denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C5 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal
          Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The certificate administrator will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class
XC certificates.

     Any prepayment consideration collected with respect to the non-pooled portion of the Ala Moana Portfolio Mortgage Loan, net of any liquidation fees payable in connection with the receipt thereof, will be distributable with respect to the Class AMP Certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this offering prospectus.

     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

     Payments on the Class AMP Certificates. On each distribution date, the certificate administrator will apply the Class AMP Available P&I Funds of that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class AMP Available P&I
Funds:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                       TYPE AND AMOUNT OF PAYMENT
--------   ----------------   ----------------------------------------------------------------

   1            AMP-1         Interest up to the total interest payable on that class

   2            AMP-1         Principal up to the total principal payable on that class

   3            AMP-1         Reimbursement up to the loss reimbursement amount for that class

   4            AMP-2         Interest up to the total interest payable on that class

   5            AMP-2         Principal up to the total principal payable on that class

   6            AMP-2         Reimbursement up to the loss reimbursement amount for that class

                                       212

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                       TYPE AND AMOUNT OF PAYMENT
--------   ----------------   ----------------------------------------------------------------

   7            AMP-3         Interest up to the total interest payable on that class

   8            AMP-3         Principal up to the total principal payable on that class

   9            AMP-3         Reimbursement up to the loss reimbursement amount for that class

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2006-C5 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2006-C5 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the trustee and the certificate administrator under the series 2006-C5 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C5 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the applicable master servicer, the special servicer, the trustee and/or the certificate administrator for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "The Series 2006-C5 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this offering prospectus, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool (exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan) may decline below the total principal balance of the series 2006-C5 principal balance certificates
(exclusive of the Class AMP Certificates).

                                       213

     On each distribution date, following the payments to be made to the series
2006-C5 certificateholders on that distribution date, the certificate administrator will allocate to the respective classes of the series 2006-C5 principal balance certificates identified in the following table, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es), the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total Stated Principal Balance of the mortgage pool (exclusive of the non-pooled portion of the Ala Moana Portfolio Mortgage Loan) that will be outstanding immediately following that payment date exceeds the total principal balance of the series 2006-C5 principal balance certificates (exclusive of the
Class AMP Certificates) following all distribution made to series 2006-C5 certificateholders on that distribution date.

            ORDER OF ALLOCATION               CLASS
            -------------------   ------------------------------
                    1st                         P
                    2nd                         O
                    3rd                         N
                    4th                         M
                    5th                         L
                    6th                         K
                    7th                         J
                    8th                         H
                    9th                         G
                    10th                        F
                    11th                        E
                    12th                        D
                    13th                        C
                    14th                        B
                    15th                       A-J
                    16th                       A-M
                    17th                  A-1, A-2, A-3,
                                       A-SB, A-4 and A-1A,
                                     pro rata based on total
                                  outstanding principal balances

     In no event will the total principal balance of any class of series 2006-C5 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2006-C5 principal balance certificates listed above it in the table has been reduced to zero.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the Ala Moana Portfolio
Mortgage Loan will be allocated:

     o    first, to the class AMP-3, AMP-2 and AMP-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the Class AMP Certificates equals the portion of the Stated Principal Balance of the Ala Moana
          Portfolio Mortgage Loan that is attributable to the non-pooled portion thereof and that will be outstanding immediately following that distribution date; and

     o    then, to the respective classes of series 2006-C5 principal balance certificates (exclusive of the Class AMP Certificates) as described above in this "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          section.

                                       214

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of series 2006-C5 principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the subject mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with all accrued and unpaid interest on such mortgage loan to but not including the due date in the collection period in which the final recovery determination was made
          (exclusive, however, of any portion of that interest that represents
          Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges); over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made, which payments or proceeds represent a recovery of principal of or interest on such mortgage loan (exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges).

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to a master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
          Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C5 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the issuing entity;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series
          2006-C5 pooling and servicing agreement and (d) the recording of the series 2006-C5 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series 2006-C5 pooling and servicing agreement;

                                       215

     o    any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1.   any reimbursements to and indemnifications of the trustee or the certificate administrator and various related persons and
               entities described under "Description of the Governing
               Documents--Rights, Protections, Indemnities and Immunities of the
               Trustee" in the accompanying base prospectus, and any comparable reimbursements to and indemnifications of the certificate
               administrator and various related persons and entities,

          2.   any reimbursements to and indemnifications of the master
               servicer, the special servicer, us and various related persons and entities described under "Description of the Governing
               Documents--Matters Regarding the Master Servicer, the Special
               Servicer, the Manager and Us" in the accompanying base
               prospectus,

          3.   the cost of recording the series 2006-C5 pooling and servicing agreement; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon
          Defaulted Mortgage Loans" in this offering prospectus.

     Any expenses under the series CD 2006-CD3 pooling and servicing agreement that are similar to Additional Trust Fund Expenses described above and that relate to the Ala Moana Portfolio Loan Combination, could adversely affect the amounts available for payments on the series 2006-C5 certificates and, to the extent paid out of amounts otherwise distributable to the issuing entity with respect to the Ala Moana Portfolio Mortgage Loan, should be considered
Additional Trust Fund Expenses.

                                       216

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

       TYPE / RECIPIENT                     AMOUNT                 GENERAL PURPOSE               SOURCE(1)               FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

FEES(2)

Master Servicing Fee / Master   With respect to each and        Compensation           First, out of recoveries of     Monthly
Servicers(3)                    every underlying mortgage                              interest with respect to the
                                loan, including the Ala Moana                          subject mortgage loan and
                                Portfolio Mortgage Loan, each                          then, if the subject
                                specially serviced mortgage                            mortgage loan and any
                                loan and each mortgage loan,                           related REO Property has
                                if any, as to which the                                been liquidated, out of
                                corresponding mortgaged real                           general collections on the
                                property has become an REO                             mortgage pool.
                                Property, the master
                                servicing fee will: (a)
                                generally be calculated on
                                the same interest accrual
                                basis (i.e., an Actual/360
                                Basis or a 30/360 Basis) as
                                is applicable to the accrual
                                of interest on the subject
                                mortgage loan; and (b) accrue
                                (at an annual rate that
                                ranges, on a loan-by-loan
                                basis, from 0.0200% to
                                0.1450% per annum) on the
                                same principal amount on
                                which interest accrues or is
                                deemed to accrue from time to
                                time with respect to the
                                subject mortgage loan. Master
                                servicing fees with respect
                                to any underlying mortgage
                                loan will include the primary
                                servicing fees payable by the
                                master servicer to any
                                sub-servicer retained thereby
                                with respect to the subject
                                mortgage loan.(4)

Primary Servicing Fee on the    The applicable master           Compensation           First, out of recoveries of     Monthly
Ala Moana Portfolio Mortgage    servicer under the series CD                           interest with respect to the
Loan/CD 2006-CD3 Master         2006-CD3 pooling and                                   Ala Moana Portfolio Mortgage
Servicer                        servicing agreement will be                            Loan and then, if the Ala
                                entitled to receive a primary                          Moana Portfolio Mortgage
                                servicing fee calculated at                            Loan and any related REO
                                the rate of 0.01% per annum                            Property has been
                                for primary servicing the Ala                          liquidated, out of general
                                Moana Portfolio                                        collections on the mortgage
                                                                                       pool.

                                       217

       TYPE / RECIPIENT                     AMOUNT                 GENERAL PURPOSE               SOURCE(1)               FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

                                Mortgage Loan.

Additional Master Servicing     o    Prepayment Interest        Compensation           Interest payments made by       Time to time
Compensation / Master                Excesses on underlying                            the related mortgagor
Servicers                            mortgage loans that are                           intended to cover interest
                                     the subject of a                                  accrued on the subject
                                     principal prepayment in                           principal prepayment with
                                     full or in part after                             respect to the subject
                                     their due date in any                             mortgage loan during the
                                     collection period.                                period from and after the
                                                                                       related due date.

                                o    All interest and           Compensation           Interest and investment         Monthly
                                     investment income earned                          income related to the
                                     on amounts on deposit in                          subject accounts (net of
                                     the master servicers'                             investment losses).
                                     collection accounts and
                                     the Serviced Loan
                                     Combination-specific
                                     custodial accounts
                                     maintained by the master
                                     servicers.

                                o    All interest and           Compensation           Interest and investment         Monthly
                                     investment income earned                          income related to the
                                     on amounts on deposit in                          subject accounts (net of
                                     the servicing accounts,                           investment losses).
                                     reserve accounts and the
                                     defeasance account
                                     maintained by the master
                                     servicers, to the extent
                                     not otherwise payable to
                                     the borrowers.

Special Servicing Fee /         With respect to each            Compensation           General collections on the      Monthly
Special Servicer                underlying mortgage loan that                          mortgage pool.(9)
                                is being specially serviced
                                or as to which the related
                                mortgaged real property has
                                become an REO Property, the
                                special servicing fee will:
                                (a) generally be calculated
                                on the same interest accrual
                                basis (i.e., an Actual/360
                                Basis or a 30/360 Basis) as
                                is applicable to the accrual
                                of interest on the subject
                                mortgage loan; and (b) accrue
                                at 0.35% per annum on the
                                same principal amount on
                                which interest accrues or is
                                deemed to accrue from time to
                                time with respect to the
                                subject mortgage loan
                                (subject to a $4,000/month
                                minimum).(5)

                                       218

       TYPE / RECIPIENT                     AMOUNT                 GENERAL PURPOSE               SOURCE(1)               FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

Workout Fee / Special           With respect to each            Compensation           Collections of interest         Time to time
Servicer                        underlying mortgage loan that                          (other than Default Interest
                                has been worked-out following                          and Post-ARD Additional
                                a Servicing Transfer Event                             Interest) and principal
                                and has not been returned to                           received on the subject
                                special servicing as a result                          mortgage loan.(9)
                                of a new Servicing Transfer
                                Event, the workout fee will
                                equal 1.0% of each collection
                                of interest (other than
                                Default Interest and Post-ARD
                                Additional Interest) and
                                principal received on the
                                subject mortgage loan for so
                                long as it remains a
                                worked-out mortgage loan.(5)

Liquidation Fee / Special       With respect to any             Compensation           Out of the full, partial or     Time to time
Servicer                        specially serviced mortgage                            discounted payoff obtained
                                loan in the trust fund for                             from the related borrower
                                which the special servicer                             and/or liquidation proceeds
                                obtains a full, partial or                             in respect of the related
                                discounted payoff and with                             specially serviced mortgage
                                respect to any specially                               loan or related REO
                                serviced mortgage loan or                              Property, as the case may
                                REO Property in the trust                              be.(9)
                                fund for which the special
                                servicer receives any
                                liquidation proceeds, the
                                liquidation fee will equal
                                1.0% of the related payment
                                or proceeds.(5)(6)

Special Servicing Fee,          Comparable to the               Compensation           Out of the full, partial or     From time to
Workout Fee and Liquidation     corresponding fees under the                           discounted payoff obtained      time
Fee on the Ala Moana            series 2006-C5 pooling and                             from the related borrower
Portfolio Mortgage Loan/CD      servicing agreement and, to                            and/or liquidation proceeds
2006-CD3 Special Servicer       the extent earned with                                 in respect of the Ala Moana
                                respect to the Ala Moana                               Portfolio Mortgage Loan if
                                Portfolio loan combination,                            it is a specially serviced
                                payable out of collections                             mortgage loan or any related
                                thereon, except that, in the                           REO Property. (5)(9)
                                case of the Ala Moana
                                Portfolio Loan Combination,
                                the special servicing fee
                                will accrue at 0.25% per
                                annum and the workout fee and
                                liquidation fee will be
                                calculated at 1.0%.(1)

Additional Special Servicing    All interest and investment     Compensation           Interest and investment         Monthly
Compensation / Special          income earned on amounts on                            income related to the
Servicer                        deposit in the special                                 subject accounts (net of
                                servicer's REO Account.                                investment losses).

                                       219

       TYPE / RECIPIENT                     AMOUNT                 GENERAL PURPOSE               SOURCE(1)               FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

Additional Servicing            o    Late payment charges and   Compensation           Late payment charges and        Time to time
Compensation / Master                Default Interest                                  Default Interest actually
Servicers and/or Special             actually collected with                           collected in respect of the
Servicer(7)                          respect to any mortgage                           underlying mortgage loans.
                                     loan in the trust fund,
                                     but only to the extent
                                     such late payment
                                     charges and Default
                                     Interest are not
                                     otherwise allocable to
                                     reimburse the parties to
                                     the series 2006-C5
                                     pooling and servicing
                                     agreement for, or to
                                     offset, certain expenses
                                     of the issuing entity
                                     (including interest on
                                     advances), each as
                                     provided in the series
                                     2006-C5 pooling and
                                     servicing agreement.

                                o    All assumption fees,       Compensation           Related payments made by        Time to Time
                                     assumption application                            mortgagors with respect to
                                     fees, modification fees,                          the subject mortgage loans.
                                     consent fees, extension
                                     fees and similar fees
                                     actually collected on
                                     the underlying mortgage
                                     loans and Serviced
                                     Non-Trust Loans.

                                       220

      TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE                 SOURCE(1)             FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

Trustee and Certificate         With respect to each            Compensation           General collections on the      Monthly
Administrator Fee / Trustee     distribution date, an amount                           mortgage pool.
and Certificate Administrator   equal to the aggregate of,
                                with respect to each and
                                every mortgage loan in the
                                trust fund (including the Ala
                                Moana Portfolio Mortgage
                                Loan), one month's interest
                                accrued at 0.001% per annum
                                on the Stated Principal
                                Balance of the subject
                                mortgage loan outstanding
                                immediately prior to such
                                distribution date (calculated
                                on the same interest accrual
                                basis--i.e., an Actual/360
                                Basis or a 30/360 Basis--as
                                is applicable to the accrual
                                of interest with respect to
                                the subject mortgage loan).

Additional Certificate          All interest and investment     Compensation           Interest and investment         Monthly
Administrator Compensation /    income earned on amounts on                            income related to the subject
Certificate Administrator       deposit in the certificate                             accounts (net of investment
                                administrator's distribution                           losses).
                                account and interest reserve
                                account.

EXPENSES

Servicing Advances / Master     To the extent of funds          Reimbursement of       Amounts that represent (a)      Time to time
Servicers, Special Servicer     available, the amount of any    expenses               payments made by the related
or Trustee                      servicing advances.(13)                                borrower to cover the item
                                                                                       for which such servicing
                                                                                       advance was made or (b)
                                                                                       liquidation proceeds,
                                                                                       condemnation proceeds,
                                                                                       insurance proceeds and, if
                                                                                       applicable, REO revenues (in
                                                                                       each case, if applicable, net
                                                                                       of any liquidation fee or
                                                                                       workout fee payable
                                                                                       therefrom) received in
                                                                                       respect of the particular
                                                                                       mortgage loan or related REO
                                                                                       Property, provided that if a
                                                                                       master servicer, special
                                                                                       servicer or certificate
                                                                                       administrator determines that
                                                                                       a servicing advance is not
                                                                                       recoverable out of
                                                                                       collections on the related
                                                                                       underlying mortgage, then
                                                                                       such reimbursement will be
                                                                                       paid out of general
                                                                                       collections on the mortgage
                                                                                       pool.(10)(12)

                                       221

      TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE                 SOURCE(1)             FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

Interest on Servicing           The amount of interest          Payment of interest    First, out of Default           Monthly
Advances / Master Servicers,    calculated at a rate per        on servicing           Interest and late payment
Special Servicer or Trustee     annum equal to the prime rate   advances               charges on the related
                                as published in the "Money                             mortgage loan, and then,
                                Rates" section of The Wall                             after or at the same time
                                Street Journal, accrued on                             that advance is reimbursed,
                                the amount of each                                     out of general collections on
                                outstanding servicing                                  the mortgage pool.(10)(12)
                                advance.(13)

P&I Advances / Master           To the extent of funds          Reimbursement of       Amounts that represent late     Time to Time
Servicers and Trustee           available, the amount of any    P&I advances           collections of interest and
                                P&I advances.                   made with              principal (net of related
                                                                respect to the         master servicing fees)
                                                                mortgage pool          received in respect of the
                                                                                       related underlying mortgage
                                                                                       loan or REO Property as to
                                                                                       which such P&I advance was
                                                                                       made, provided that if a
                                                                                       master servicer or
                                                                                       certificate administrator
                                                                                       determines that a P&I advance
                                                                                       is not recoverable out of
                                                                                       collections on the related
                                                                                       underlying mortgage, then out
                                                                                       of general collections on the
                                                                                       mortgage pool.(10)(12)

Interest on P&I Advances /      The amount of interest          Payment of interest    First, out of Default           Monthly
Master Servicers and Trustee    calculated at a rate per        on P&I advances        Interest and late payment
                                annum equal to the prime rate                          charges on the related
                                as published in the "Money                             mortgage loan and then, after
                                Rates" section of The Wall                             or at the same time that
                                Street Journal, accrued on                             advance is reimbursed, out of
                                the amount of each                                     general collections on the
                                outstanding P&I advance.                               mortgage pool.(10)(12)

Cost of property inspections    To the extent of funds          Payment of expenses    Out of general collections on   Time to Time
incurred by special servicer    available, the amount of the                           the mortgage pool.(12)
(other than interest on         outstanding expenses.
servicing advances or P&I
advances, special servicing
fees, workout fees and
liquidation fees)

                                       222

Reimbursement of costs and      To the extent of funds          Reimbursement of       General collections on the      Time to time
expenses for environmental      available, the costs and        expenses               mortgage pool.(12)
testing and the remediation     expenses in connection with
of adverse environmental        environmental testing and the
conditions at any mortgaged     remediation of adverse
real property / Special         environmental condition at
Servicer                        any mortgaged real property
                                that secures a defaulted
                                mortgage loan in the trust
                                fund (such costs and expenses
                                will be incurred only if the
                                Special Servicer has
                                determined to acquire title
                                or possession of the related
                                mortgaged real property).

Cost of an independent          To the extent of funds          Payment of expenses    General collections on the      Time to time
appraiser or other expert in    available, the cost of such                            mortgage pool.(12)
real estate matters             independent appraiser or
                                other expert in real estate
                                matters.

Fees of an independent          To the extent of funds          Payment of expenses    General collections on the      Time to time
contractor retained to manage   available, the amount of the                           mortgage pool.(12)
an REO Property                 fees of such independent
                                contractor.

Servicing expenses, that        To the extent of funds          Payment of servicing   General collections on the      Time to time
would, if advanced by a         available, the amount of such   expenses               mortgage pool.(12)
master servicer or special      servicing expense.
servicer, constitute
nonrecoverable servicing
advances

Amounts payable or              Amounts (other than normal      Payment or             General collections on the      Time to time
reimbursable to a Serviced      monthly payments)               reimbursement or       mortgage pool.
Non-Trust Noteholder            specifically payable or         amounts payable by
                                reimbursable to such party by   the issuing entity
                                the issuing entity in its
                                capacity as holder of any
                                underlying mortgage loan that
                                is part of a Serviced Loan
                                Combination, pursuant to the
                                terms of the related
                                co-lender or intercreditor
                                agreement.

                                       223

      TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE                 SOURCE(1)             FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

Indemnification of expenses     Any cost or expenses in         Indemnification        General collections on the      Time to time
in connection with the          connection with any actions                            mortgage pool.(12)
termination and removal of a    taken by any party to the
master servicer or the          series 2006-C5 pooling and
special servicer as a result    servicing agreement with
of an Event of Default / the    respect to the termination
applicable party to the         and removal of a master
series 2006-C5 pooling and      servicer or special servicer
servicing agreement             following an Event of Default
                                (if not paid by the
                                defaulting party within 90
                                days after notice of such
                                costs and expenses).

Cost of transferring mortgage   The cost of transferring        Payment of expenses    General collections on the      Time to Time
files and related documents     mortgage files and related                             mortgage pool.
to a successor trustee          documents to a successor
/Trustee                        trustee.

Cost of opinions or advice of   To the extent of funds          Payment of expenses    General collections on the      Time to time
counsel / Party incurring       available, the cost of such                            mortgage pool.(12)
such expense                    opinions of counsel or advice
                                of counsel.

Payment of any federal, state   The amount of any federal,      Payment of taxes and   General collections on the      Time to time
and local taxes imposed on      state and local taxes imposed   related expenses       mortgage pool.
the issuing entity, its         on the issuing entity, its
assets and/or transactions,     assets and/or transactions,
together with all incidental    together with all incidental
costs and expenses, that are    costs and expenses.
required to be borne by the
trust / Party incurring such
expense

Tax-Related Expenses / Tax      The amount of any               Payment of expenses    General collections on the      Time to time
Administrator                   professional fees or expenses                          mortgage pool.
                                related to audits or any
                                administrative or judicial
                                proceedings with respect to
                                the issuing entity that
                                involve the IRS or state tax
                                authorities.

Funds necessary for the         To the extent of funds          Payment of expenses    Amounts on deposit in the       Time to time
proper operation, management,   available, the amount of the                           account established by the
leasing, maintenance and        expenses for the proper                                special servicer for the
disposition of any              operation, management,                                 retention of revenues and
administered REO Property/      leasing, maintenance and                               other proceeds derived from
Special Servicer                disposition of such REO                                such REO Property.(12)
                                Property.

                                       224

      TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE                 SOURCE(1)             FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

The cost or expenses incurred   The amount of such cost or      Indemnification of     General collections on the      Time to time
in connection with              expenses.                       expenses               mortgage pool, to the extent
determining the identity of                                                            of amounts otherwise payable
the series 2006-C5                                                                     with respect to the series
controlling class                                                                      2006-C5 controlling class.
representative

The cost of recording the       The amount of recording         Payment of expenses    General collections on the      Time to time
series 2006-C5 pooling and      costs.                                                 mortgage pool.
servicing agreement

Cost of obtaining rating        The amount of rating agency     Payment of expenses    General collections on the      Time to time
confirmations from the rating   fees and expenses.                                     mortgage pool.(12)
agencies, to the extent not
otherwise payable by a
borrower or a party to the
series 2006-C5 pooling and
servicing agreement

Indemnification Expenses/       Any loss, liability or          Indemnification        General collections on the      Time to time
Trustee, Certificate            reasonable "out-of-pocket"                             mortgage pool.(11)(12)
Administrator and any           expense arising out of, or
affiliate, director, officer,   incurred in connection with
employee or agent of the        the series 2006-C5 pooling
Trustee or Certificate          and servicing agreement, the
Administrator                   underlying mortgage loans or
                                the series 2006-C5
                                certificates (provided that
                                such loss, liability or
                                expense constitutes an
                                "unanticipated expense"
                                within the meaning of
                                Treasury regulations section
                                1.860G-1(b)(3)(ii)).

Indemnification Expenses/ the   Any loss, liability or          Indemnification        General collections on the      Time to time
Depositor, the Master           reasonable expense incurred                            mortgage pool.(11)(12)
Servicers or the Special        in connection with the series
Servicer and any affiliate,     2006-C5 pooling and servicing
director, officer, employee     agreement or the series
or agent of the Depositor, a    2006-C5 certificates.
Master Servicer or the
Special Servicer

Servicing Advances, Interest    Comparable to corresponding     Indemnification        Collections on the Ala Moana    From time to
on Servicing Advances,          expenses under the series                              Portfolio Mortgage Loan.        time.
Servicing Expenses and          2006-C5 pooling and servicing
Indemnification                 agreement.(13)
Expenses/Parties to CD
2006-

                                       225

      TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE                 SOURCE(1)             FREQUENCY
-----------------------------   -----------------------------   --------------------   -----------------------------   -------------

CD3 Pooling and Servicing
Agreement and Related Persons

                                       226

----------
(1)  Unless otherwise specified, the fees and expenses shown in this table are paid or reimbursed (or retained by a master servicer, the special servicer, the trustee or certificate administrator in some cases involving amounts owed to any of them) prior to distributions on the certificates.

(2)  If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same fees and expenses of the departing master servicer or special servicer, as the case may be, described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C5 pooling and servicing agreement. See "Description of the
     Governing Documents--Amendment" in the accompanying base prospectus.

(3)  The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or transferred to a third party, as described under "The Series 2006-C5 Pooling and Servicing
     Agreement--Servicing and Other Compensation and Payment of Expenses--The
     Master Servicing Fee" in this offering prospectus.

(4)  The applicable master servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the Ala Moana Portfolio Mortgage Loan under the series CD
     2006-CD3 pooling and servicing agreement. See "Servicing of the Ala Moana
     Portfolio Mortgage Loan" in this offering prospectus.

(5)  No special servicing fee, workout fee or liquidation fee will be payable with respect to the Ala Moana Portfolio Mortgage Loan under the series
     2006-C5 pooling and servicing agreement, instead such fees will be payable with respect to the Ala Moana Portfolio Mortgage Loan under the series CD
     2006-CD3 pooling and servicing agreement. See "Servicing of the Ala Moana
     Portfolio Mortgage Loan" in this offering prospectus.

(6)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and
     Other Compensation and Payment of Expenses--Principal Special Servicing
     Compensation--The Liquidation Fee" in this offering prospectus.

(7)  Allocable between the master servicers and the special servicer as provided in the series 2006-C5 pooling and servicing agreement.

(8)  Expenses incurred by the issuing entity in connection with the payment of the subject fee may be offset by Default Interest and late payment charges received on the related underlying mortgage loan.

(9)  If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, the subject fee may be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust Mortgage
     Loan.

(10) See "The Series 2006-C5 Pooling and Servicing Agreement--Advances" in this offering prospectus for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C5 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2006-C5 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
     2006-C5 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 2006-C5 pooling and servicing agreement, or (d) allocable overhead. For further information, see
     "Description of the Governing Documents--Rights, Protections, Indemnities
     and Immunities of the Trustee" and "--Matters Regarding the Master
     Servicer, the Special Servicer, the Manager and Us" in the accompanying base prospectus.

(12) If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, the subject expense may be paid out of or offset by a mounts otherwise payable to the holder of a related Subordinate Non-Trust loan.

(13) See "Description of the Mortgage Pool-- Loan Combinations--The Ala Moana
     Loan Combination" and "Servicing of the Ala Moana Portfolio Mortgage Loan"
     in this offering prospectus.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the

                                       227

reasonable satisfaction of the certificate administrator, a distribution date statement substantially in the form of Annex D to this offering prospectus.

     Monthly, the special servicer will deliver or cause to be delivered to the applicable master servicer the following reports with respect to the specially serviced mortgage loans and any REO Properties in the trust fund, providing the required information (as of the end of the preceding calendar month): (i) a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a CMSA financial file; (iv) a CMSA historical liquidation report; (v) a CMSA historical loan modification and corrected mortgage loan report; (vi) a CMSA REO status report; (vii) a CMSA loan level reserve/LOC report; and (viii) a CMSA delinquent loan status report.

     Monthly, the master servicers will be required to furnish to the certificate administrator the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     Monthly (beginning in February 2007), each master servicer will be required to deliver or cause to be delivered to the certificate administrator (in electronic format acceptable to that master servicer and the certificate administrator) the following reports with respect to the applicable portion of the mortgage pool: (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a
CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer); and (D) a CMSA servicer watch list with the required information as of such determination date.

     Each master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The certificate administrator will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicers. In the case of information or reports to be furnished by a master servicer to the certificate administrator , to the extent that such information is based on reports to be provided by the special servicer and to the extent that such reports are to be prepared and delivered by the special servicer, that master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer, and that master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the applicable master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to
Certificateholders; Available Information--Other Information" below, the applicable master servicer and the special servicer will make available to the certificate administrator, the series 2006-C5 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), a master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "The Series 2006-C5 Pooling and
Servicing Agreement--Inspections; Collection of Operating Information" in this offering prospectus.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2006-C5 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation

                                       228

of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates.
Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrators' internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee , the certificate administrator and the series 2006-C5 certificate registrar are required to recognize as certificateholders only those persons in whose names the series
2006-C5 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each distribution date, the certificate administrator will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file,
CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the related offering prospectus, the accompanying base prospectus and the series
2006-C5 pooling and servicing agreement, and (v) any other items at our request.
In addition, on or prior to each distribution date, the certificate administrator will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and
(iii) any other items at the request of the Depositor. The certificate administrator will provide access to such restricted reports, upon request, to each Privileged Person.

     The certificate administrator will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the
Exchange Act (to the extent filed by or furnished to the certificate administrator) will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the
Certificates--Incorporation of Certain Documents by Reference; Reports Filed
with the SEC" in the accompanying base prospectus.

     The certificate administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the certificate administrator) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the certificate administrator. Requests for this information should be made to the certificate administrator at its corporate trust office at LaSalle Bank National
Association: 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services - Citigroup Commercial Mortgage
Trust, Series 2006-C5.

     In connection with providing access to its internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2006-C5 pooling and servicing agreement.

                                       229

     The master servicers and the special servicer may, but are not required to, each make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2006-C5 pooling and servicing agreement, the accompanying base prospectus and the related prospectus supplement and (iii) any other items at our request. In addition, the master servicers and the special servicer may, but are not required to, each make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the applicable master servicer, the Restricted
Servicer Reports, the CMSA financial file and the CMSA property file. Any
Restricted Servicer Report or Unrestricted Servicer Report that is not available on the applicable master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable master servicer, upon request, to any person otherwise entitled to access such report on the applicable master servicer's internet website.

     In connection with providing access to a master servicer's or the special servicer's internet website, that master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

     Other Information. The series 2006-C5 pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2
(other than monthly distribution date statements, the related prospectus supplement and the accompanying base prospectus), 3, 5, 6, 8, 9, 10 and 11), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the certificate administrator
(with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the applicable master servicer, the special servicer or the certificate administrator, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series 2006-C5 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C5 pooling and servicing agreement;

     2.   the related prospectus supplement and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series 2006-C5 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to Certificateholders;
          Available Information--Certificateholder Reports" above, by the subject master servicer since the date of initial issuance of the offered certificates;

     3.   all statements of compliance delivered to the certificate
          administrator by the master servicer and/or the special servicer (in the case of a master servicer and the special servicer, only with respect to statements of compliance delivered by that party) since the
          Issue Date, as described under "The Series 2006-C5 Pooling and
          Servicing Agreement--Evidence as to Compliance" in this offering prospectus;

     4.   all assessment of compliance reports and attestation reports delivered to the certificate administrator with respect to a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Evidence as to Compliance" in this offering prospectus;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan (other than the Ala Moana
          Portfolio Mortgage Loan) prepared by the subject

                                       230

          master servicer or received by the subject master servicer from the special servicer and any environmental assessments prepared, in each case as described under "The Series 2006-C5 Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this offering prospectus;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan) collected or otherwise received by the subject master servicer as described under "The Series 2006-C5
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this offering prospectus;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage
          Loan) entered into by the special servicer and the asset status report prepared pursuant the series 2006-C5 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans that the subject master servicer is servicing (other than the
          Ala Moana Portfolio Mortgage Loan), exclusive of any items therein that may not be disclosed by reason of contract or applicable law;

     9.   any and all officers' certificates and other evidence delivered by a master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal;

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the subject master servicer or the special servicer (and only with respect to those items maintained by that party); and

     11.  all reports and files received by the applicable master servicer with respect to the Ala Moana Portfolio Mortgage Loan under the related co-lender agreement or the series CD 2006-CD3 pooling and servicing agreement.

Copies of any and all of the foregoing items will be available from the master servicers, the special servicer or the certificate administrator, as the case may be, upon request. However, the applicable master servicer, the special servicer or the certificate administrator, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the certificate administrator, a master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C5 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2006-C5 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the

                                       231

          effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the certificate administrator, the applicable master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series 2006-C5 certificates will be allocated among the respective classes of those certificates as follows:

     o    96.0% of the voting rights will be allocated among the holders of the various classes of series 2006-C5 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    4.0% of the voting rights will be allocated among the holders of the class XC and XP certificates, pro rata in accordance with their respective total notional amounts; and

     o    0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

provided that, solely for the purpose of determining the voting rights of the classes of series 2006-C5 certificates specified in the first bullet, Appraisal
Reduction Amounts (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series 2006-C5 controlling class, the series 2006-C5 controlling class representative or the
Majority Controlling Class Certificateholder).

     Voting rights allocated to a class of series 2006-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2006-C5 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling
          Class Certificateholder or a master servicer, in that order of preference.

     Written notice of termination of the series 2006-C5 pooling and servicing agreement will be given to each series 2006-C5 certificateholder. The final payment with respect to each series 2006-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2006-C5 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or a master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

                                       232

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicers and approved by the certificate administrator; minus

     o    if the purchaser is a master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series 2006-C5 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable master servicer or the special servicer, as the case may be, in connection with such purchase).

     That purchase will result in early retirement of the then outstanding series 2006-C5 certificates. However, the right of the Majority Controlling
Class Certificateholder, the special servicer or a master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be less than 1.0% of the initial total principal balance of all the series 2006-C5 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C5 certificateholders, will constitute part of the Total
Available P&I Funds for the final distribution date.

     In addition, following the date on which the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H
certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series 2006-C5 certificateholders (other than the class R certificateholders) and subject to such additional conditions as may be set forth in the series 2006-C5 pooling and servicing agreement, in connection with the exchange of all the remaining series
2006-C5 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

                                       233

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
XP certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C5 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class XP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C5 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date

                                      234

if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class XP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class ___, ___, ___, ___, ___,
___, ___, ___, ___, ___, ___, ___, ___, ___, and certificates may result in a reduction in the total notional amount of the class XP certificates. If you are considering the purchase of class XP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C5 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

                                       235

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___,
___, ___, or certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class XP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C5 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, amounts otherwise payable with respect to the Class AMP Certificates will not be available to reimburse advances and/or pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the Ala Moana Portfolio
Mortgage Loan. Notwithstanding the foregoing, amounts otherwise payable with respect to the Class AMP Certificates will not be available to reimburse advances and/or pay Additional Trust Fund Expenses with respect to any underlying mortgage loans other than the Ala Moana Portfolio Mortgage Loan.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

                                       236

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space and manufactured housing community pads of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool", "The Series 2006-C5
Pooling and Servicing Agreement" and "Servicing of the Ala Moana Portfolio
Mortgage Loan" in this offering prospectus and "Description of the Governing
Documents" and "Yield and Maturity Considerations" in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

                                       237

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Standard Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

PREPAYMENT MODELS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Maturity Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99.24 means 99 24/32%.

     We calculated the yields set forth in the tables on Annex C-1 by

     o    determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Maturity Assumptions, and

                                       238

     o    converting those monthly rates to semi-corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class XP certificates, just payments of interest), and the
PSA Standard Formula modified duration is calculated by dividing the Macaulay
Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     The characteristics of the mortgage loans in the trust fund will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that --

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate;

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock out/defeasance periods, yield maintenance periods and/or declining premium periods;

     o    each ARD Loan in the trust fund will be paid in full on its anticipated repayment date;

     o    the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1; or

     o    the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

                                       239

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this offering prospectus, the Total Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-SB, A-4 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this offering prospectus), until the total principal balances of those classes are reduced to zero and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C5 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates with principal balances --

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

     o    mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the certificate administrator, the issuing entity, either master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series 2006-C5 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                       240

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the issuing entity, and

     o    pay expenses incurred in connection with the issuance of the series
          2006-C5 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C5 pooling and servicing agreement and the series CD 2006-CD3 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2006-C5 certificateholders,

     o    the master servicers' collection accounts,

     o    the master servicers' Serviced Loan Combination-specific custodial accounts (exclusive of amounts on deposit therein allocable to the related Serviced Non-Trust Loan(s)),

     o    the special servicer's REO account, and

     o    the certificate administrator's distribution account and interest reserve account.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC, XP, A-M, A-J, B, C, D,
          E, F, G, H, J, K, L, M, N, O, P, AMP-1, AMP-2 and AMP-3 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II;

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I and REMIC II; and

     o    the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

     For federal income tax purposes, the class XP and XC certificates will, in the case of each such class, evidence multiple regular interests in REMIC II.

                                       241

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying base prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C5 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the

                                       242

Offered Certificates--Payments--Payments of Prepayment Premiums and Yield
Maintenance Charges" in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after a master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates.
Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear.
We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

                                       243

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C5 certificateholders.

     See "The Series 2006-C5 Pooling and Servicing Agreement--REO Properties" in
this offering prospectus and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                                       244

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series 2006-C5 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2006-C5 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2006-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the issuing entity's underlying assets.
However, if the issuing entity or any of the Exemption-Favored Parties is a
Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch or Moody's;

                                       245

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the issuing entity must represent not more than the fair market value of the obligations,
               and

          3.   the sum of all payments made to and retained by a master
               servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2006-C5 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this offering prospectus.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

                                       246

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the certificate administrator, a master servicer, the special servicer, any sub-servicer, any person or entity responsible for the servicing and administration of the Ala Moana Portfolio Mortgage Loan, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

                                       247

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

                                       248

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments of the offered certificates. Not every underwriter will be obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of
DTC on or about November 21, 2006, against payment therefor in immediately available funds. We will identify in a final prospectus supplement relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates, before deducting expenses payable by us.

     With respect to this offering--

     o    Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunning manager; and

     o    LaSalle Financial Services, Inc. is acting as co-lead manager; and

     o    PNC Capital Markets LLC and Banc of America Securities LLC will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter will represent to and agree with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

                                       249

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2006-C5 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C5 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C5 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of series
2006-C5 certificates to the public" in relation to any series 2006-C5 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C5 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C5 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     We will agree to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers will agree to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about November 21, 2006, which may be more than three business days following the expected date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of
1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin LLP, New York, New
York.

                                       250

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by Fitch and Moody's:

                        CLASS   FITCH   MOODY'S
                        -----   -----   -------
                         A-1     AAA      Aaa
                         A-2     AAA      Aaa
                         A-3     AAA      Aaa
                         A-SB    AAA      Aaa
                         A-4     AAA      Aaa
                         A-1A    AAA      Aaa
                         A-M     AAA      Aaa
                         A-J     AAA      Aaa
                          B       AA      Aa2
                          C      AA-      Aa3
                          D       A       A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class XP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in October 2049.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the issuing entity,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

                                       251

     In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to tine.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or
Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

     See "Rating" in the accompanying base prospectus.

                                       252

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A/B MATERIAL DEFAULT" means, with respect to a MezzCap Loan Combination, one of the following events: (a) either of the related underlying mortgage loan or Subordinate Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2006-C5 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this offering prospectus.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trust administration fee rate, plus the applicable master servicing fee rate, plus (in the case of the Ala Moana Portfolio Mortgage Loan 0.01% per annum. The master servicing fee rate will include any applicable primary servicing fee rate payable by a master servicer to any sub-servicer retained by
it.

     "ALA MOANA PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the Ala Moana Portfolio Loan Combination.

     "ALA MOANA PORTFOLIO LOAN COMBINATION" means, collectively, the Ala Moana
Portfolio Mortgage Loan and the Ala Moana Portfolio Non-Trust Loans.

     "ALA MOANA PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Ala
Moana Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $96,000,000 with respect to the pooled portion thereof and $115,000,000 with respect to the non-pooled portion thereof.

     "ALA MOANA PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Ala Moana
Portfolio.

                                       253

     "ALA MOANA PORTFOLIO NON-TRUST LOAN" means any of the various mortgage loans secured by the Ala Moana Portfolio Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage
Pool--The Loan Combinations--The Ala Moana Portfolio Loan Combination" in this offering prospectus.

     "ALA MOANA PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Ala Moana Portfolio Non-Trust Loan.

     "ALA MOANA PORTFOLIO NOTE A LOANS" means, collectively, the pooled portion of the Ala Moana Portfolio Mortgage Loan and the Ala Moana Portfolio Pari Passu
Non-Trust Loans.

     "ALA MOANA PORTFOLIO PARI PASSU NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is pari passu in right of payment with the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this offering prospectus.

     "ALA MOANA PORTFOLIO SUBORDINATE LOANS" means, collectively, the non-pooled portion of the Ala Moana Portfolio Mortgage Loan and the Ala Moana Portfolio
Subordinate Non-Trust Loans.

     "ALA MOANA PORTFOLIO SUBORDINATE NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is subordinate in right of payment to the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this offering prospectus.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan
(excluding the non-pooled portion of the Ala Moana Portfolio Loan), multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that underlying mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of an underlying mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date (or an Ala Moana Portfolio Pari Passu Non-Trust Loan), the
product of (a) the principal balance of that mortgage loan (excluding in the case of the Ala Moan Portfolio Mortgage Loan, the principal balance of the subordinate non-pooled portion thereof) as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

     "APPRAISAL REDUCTION AMOUNT" means, for any underlying mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage Loan and the NNN
WellPoint Operations Center Mortgage Loan) as to which an Appraisal Trigger
Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series 2006-C5
               Pooling and Servicing Agreement--Required Appraisals" in this offering prospectus, or

          B.   if no such appraisal or other valuation is required, the date on which the applicable master servicer obtained knowledge of the relevant Appraisal Trigger Event, and

                                       254

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the underlying mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the underlying mortgage
                    loan;

               2.   to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest accrued on the mortgage loan through the most
                    recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional
                    Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the underlying mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the applicable master servicer, the special servicer or the trustee with respect to the underlying mortgage loan,
                    together with interest on those advances; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property; and

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the underlying mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Loan Combination will be calculated in a manner similar to that described above.

                                       255

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows--

     o    with respect to the Ala Moana Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series CD 2006-CD3 pooling and servicing agreement, first, to the Ala
          Moana Portfolio Subordinate Non-Trust Loan(s) in reverse priority (as described under "Descriptions of the Mortgage Pool--The Loan
          Combination--The Ala Moana Portfolio Loan Combination), up to the
          amount of the outstanding principal balance of the related Ala Moana
          Portfolio Subordinate Non-Trust Loan(s), second, the non-pooled portions of the Ala Moana Portfolio Mortgage Loan (in reverse order of priority), up to the outstanding principal balances of those non-pooled portions, and third, on a pro rata basis by balance, among the Ala Moana Portfolio Note A Loans; and

     o    with respect to each other Loan Combination, any resulting Appraisal
          Reduction Amount will be allocated, first, to the related Subordinate
          Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest)
          on, the subject Subordinate Non-Trust Loans, and then, to the subject underlying mortgage loan.

     "APPRAISAL REDUCTION AMOUNTS" with respect to the NNN WellPoint Operations
Center Mortgage Loans means, for any Distribution Date as to which an Appraisal
Reduction Trigger has occurred, an amount equal to the excess, if any, of (a)
the sum of (i) the NNN WellPoint Operations Center Loan Combination principal balance as of the last day of the related Collection Period, (ii) to the extent not previously advanced by the applicable master servicer or by the holder of the NNN WellPoint Operations Center Non-Trust Loan as a cure payment or otherwise, all accrued and unpaid interest on the NNN WellPoint Operations
Center Loan Combination, (iii) all unreimbursed Advances, with interest thereon at the Advance Rate in respect of the NNN WellPoint Operations Center Loan
Combination and (iv) all currently due and unpaid real estate taxes, ground rents, if applicable, and assessments and insurance premiums (less any amounts held in escrow for such items) and all other amounts (not including any default interest, penalty charges or other similar fees or charges) due and unpaid with respect to the NNN WellPoint Operations Center Loan Combination (which taxes, premiums and other amounts have not been the subject of an Advance, over (b) an amount equal to ninety percent (90%) of the appraised value of the related
Mortgaged Property as determined by updated appraisals, minus the dollar amount of any liens on the related Mortgaged Property that are prior to the lien of the mortgage.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage Loan and NNN WellPoint
Operations Center Mortgage Loan), any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the applicable master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding

                                       256

          commitment to refinance such mortgage loan (acceptable to the special servicer and the series 2006-C5 controlling class representative)
          within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund (other than the Ala Moana Portfolio Mortgage
Loan and NNN WellPoint Operations Center Mortgage Loan):

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     "APPRAISAL REDUCTION TRIGGER" with respect to the NNN WellPoint Operations
Center Loan Combination means the earliest to occur of any of (a) the first anniversary of the date on which an extension of the maturity date (other than an extension of the NNN WellPoint Operations Center Loan Combination pursuant to the terms of the mortgage loan documents) becomes effective as a result of a modification of the NNN WellPoint Operations Center Loan Combination which did not change the mortgage interest rate, the mortgage loan principal balance or a monthly debt service payment and did not alter or introduce any principal amortization feature; (b) the NNN WellPoint Operations Center Loan Combination
being more than 90 days' delinquent in payment of principal or interest; (c) the modification of the terms of the NNN WellPoint Operations Center Loan
Combination in any manner which reduces a monthly debt service payment, changes the mortgage interest rate, changes the mortgage loan principal balance or alters or introduces any principal amortization features; (d) the related borrower becoming the subject of a bankruptcy, insolvency or similar proceeding which, if brought by a third party, is not dismissed within 90 days or a receiver, conservator or trustee being appointed for the related Mortgaged
Property, which, if the appointment is involuntary, is not terminated within ninety 90 days after the same is appointed; (e) the related Mortgaged Property becoming an REO Property; or (f) a failure on the part of the related Borrower to make the balloon payment as and when the same becomes due and payable.

     Appraisal Trigger Events or the equivalent with respect to the Ala Moana
Portfolio Mortgage Loan will be as set forth in, and appraisals of the Ala Moana
Portfolio Mortgaged Properties will be conducted under, the series CD 2006-CD3 pooling and servicing agreement (or other successor servicing agreement). Those
Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this offering prospectus.

     "ARD" means anticipated repayment date.

                                       257

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this offering prospectus.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series 2006-C5 Pooling And Servicing Agreement--The Series 2006-C5
Controlling Class Representative, the Class AMP Representative and the Serviced
Non-Trust Loan Noteholders--Rights and Powers of the series 2006-C5 Controlling
Class Representative, the Class AMP Representative and the Serviced Non-Trust
Loan Noteholders" in this offering prospectus.

     "CBD" means central business district.

     "CGMRC" means Citigroup Global Markets Realty Corp.

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup
Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this offering prospectus. The principal balances set forth on Annex E to this offering prospectus were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to the scheduled principal balance that is specified for that distribution date on Annex E to this offering prospectus.

     "CLASS AMP AVAILABLE P&I FUNDS" means funds allocable to interest on, and principal of, the non-pooled portion of the Ala Moana Portfolio Mortgage Loan in accordance with the discussion under "Description of the Mortgage Pool--The Loan
Combinations--The Ala Moana Portfolio Loan Combination" this offering prospectus.

     "CLASS AMP CERTIFICATES" means collectively, the class AMP-1, AMP-2 and
AMP-3 certificates.

     "CLASS AMP PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of
Principal" in this offering prospectus.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

                                       258

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of
Certain Financial Performance Assumptions or a Cash Holdback or a Guaranty or
Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan), the ratio of--

          1.   the cut-off date principal balance of the mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the Ala Moana Portfolio Mortgage Loan, the ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan (excluding the subordinate non-pooled portion thereof) and the Ala Moana Portfolio Pari Passu Non-Trust Loans,
               to

          2.   the total Appraised Value of the related mortgaged real property or properties.

     "CY ENDED" means calendar year ended.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 to this offering prospectus and any Post-ARD Additional
          Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the applicable master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan
(acceptable to the special servicer and the series 2006-C5 controlling class representative) within 60 days after the due date of such balloon payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a
Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to

                                       259

any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the applicable master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
October 2006 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the October 2006 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
2006-C5 Pooling and Servicing Agreement--Events of Default" in this offering prospectus.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or

                                       260

          under common control with Citigroup Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc. and its successors in interest.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

                                       261

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INTEREST DIFFERENTIAL (ANNUAL)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r)(-n)
          -----------
               r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

          "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

          1.   the prepaid amount, multiplied by

          2.   the excess, if any, of the mortgage rate over the Yield
               Maintenance Interest Rate, multiplied by

          3.   the present value factor using the following formula:

          1-(1+r/12)(-n)
          --------------
                 r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY LS)" means an amount equal to the present value of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the Yield Maintenance Interest Rate, where:

     "Monthly Amount" shall be calculated as:

     (a) the mortgage rate

     minus

     (b) the Yield Maintenance Interest Rate, such result divided by 12 and the quotient thereof then multiplied by

     (c) the prepaid amount.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

                                       262

     "ISSUE DATE" means the date of initial issuance for the series 2006-C5 certificates, which will be on or about November 21, 2006.

     "LASALLE BANK" means LaSalle Bank National Association and its successors in interest.

     "LASALLE BANK MORTGAGE LOAN" means any of the underlying loans transferred to us by LaSalle Bank for inclusion in the trust fund and any Qualified
Substitute Mortgage Loan delivered by LaSalle Bank in replacement of a LaSalle
Bank Mortgage Loan.

     "LNR" means LNR Property Holdings, Ltd.

     "LNR PARTNERs" means LNR Partners, Inc.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan or Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an
ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means the group of two or more mortgage loans described under "Description of the Mortgage Pool--The Loan Combinations--General" in this offering prospectus.

     "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Net Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Net Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"The Series 2006-C5 Pooling and Servicing Agreement--The Series 2006-C5
Controlling Class Representative, the Class AMP Representative and the Serviced
Non-Trust Loan Noteholders" in this offering prospectus.

     "LOC" means letter of credit.

     "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2006-C5 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2006-C5 controlling class; provided, however, that, if there is no single holder
-- or, if applicable, beneficial owner -- of series 2006-C5 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder --
or, if applicable, beneficial owner -- of series 2006-C5 certificates with the largest percentage of voting rights allocated to the series 2006-C5 controlling class. With respect to determining the Majority Controlling Class
Certificateholder, the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class of series 2006-C5 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2006-C5 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series 2006-C5 Pooling and Servicing Agreement--Accounts" in this offering prospectus.

                                       263

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-C5 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this offering prospectus, the Initial Mortgage Pool Balance is approximately $2,126,337,692, the Initial Loan Group No. 1 Balance is
          approximately $1,897,584,444 and the Initial Loan Group No. 2 Balance
          is approximately $228,753,249;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C5 certificates, exclusive of the class R and Y certificates, is as described in this offering prospectus;

     o    the pass-through rate for each interest-bearing class of series
          2006-C5 certificates is as described in this offering prospectus;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the respective dates of each month and accrues interest on the respective bases described in this offering prospectus;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination";

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

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     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in December 2006; and

     o    the offered certificates are settled on November 21, 2006.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in
Consideration of Certain Financial Performance Assumptions or a Cash Holdback or
a Guaranty or Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to Ala Moana Portfolio Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan, excluding the subordinate non-pooled portion thereof, and the aggregate Loan Balance at Maturity/ARD for the
               Ala Moana Portfolio Pari Passu Non-Trust Loans, to

          2.   the Appraised Value of the related mortgaged real property or properties.

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     "MIDLAND" means Midland Loan Services, Inc.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors in interest.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

     "N/A" and "NAP" each means not applicable.

     "NNN WELLPOINT OPERATIONS CENTER CO-LENDER AGREEMENT" means the Co-Lender
Agreement for the NNN WellPoint Operations Center Loan Combination.

     "NNN WELLPOINT OPERATIONS CENTER MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the NNN WellPoint Operations Center Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of
$70,000,000.

     "NNN WELLPOINT OPERATIONS CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as NNN
WellPoint Operations Center.

     "NNN WELLPOINT OPERATIONS CENTER NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a NNN WellPoint Operations Center Non-Trust
Loan.

     "NNN WELLPOINT OPERATIONS CENTER NON-TRUST LOAN" means the mortgage loan secured by the NNN WellPoint Operations Center Mortgaged Properties that is not included in the trust fund, as described under "Description of the Mortgage
Pool--The NNN WellPoint Operations Center Loan Combination" in this offering prospectus.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan (or designated portion thereof) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the Net Mortgage Rate of that mortgage loan (or designated portion thereof) in effect as of the date of initial issuance of the offered certificates; and

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     o    in the case of each underlying mortgage loan (or designated portion thereof) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of
          (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated
          Principal Balance of that mortgage loan (or designated portion thereof) immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate of that mortgage loan (or designated portion thereof) in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the Stated Principal Balance of that mortgage loan (or designated portion thereof) immediately prior to the subject distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan (or designated portion thereof) that is transferred from the certificate administrator's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan (or designated portion thereof) that are transferred from the certificate administrator's interest reserve account to its distribution account during that month.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan (or designated portion thereof), the mortgage rate minus the Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NET TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means, for any distribution date, an amount (not less than zero) equal to (a) the Total Principal Distribution
Amount for that date, less (b) the Class AMP Principal Distribution Amount for that date.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan), for any specified
          12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

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          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the Ala Moana Portfolio Mortgage Loan, for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the Ala Moana
               Portfolio Pari Passu Non-Trust Loans.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2006-C5 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that Loan
Combination).

     "NON-TRUST LOAN" means any mortgage loan in a Loan Combination that is not being transferred to the trust.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this offering prospectus, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex A-1 to this offering prospectus. Occupancy Percentages presented in this offering prospectus may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "OPTION PRICE" has the meaning given to that term under "The Series 2006-C5
Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

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provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this offering prospectus will indicate "Interest
Only."

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "PADS" means, in the case of a mortgaged real property operated as a manufactured housing community, the number of pads, which are referred to in
Annex A-1 to this offering prospectus as "Pads."

     "PARI PASSU NON-TRUST LOAN" means any Non-Trust Loan that is pari passu in right of payment with the underlying mortgage loan that is part of the same Loan
Combination.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

     o    if the mortgage loan is part of a Loan Combination, the lien of the mortgage instrument for the related Non-Trust Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not

                                       269

          more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan
acquires an "equity interest" in that entity.

     "PNC BANK" means PNC Bank, National Association.

     "PNC BANK MORTGAGE LOAN" means any of the underlying mortgage loans transferred by PNC Bank, National Association to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by PNC Bank, National
Association in replacement of a PNC Bank Mortgage Loan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's

                                       270

due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "(I) GRTRX%UPBORYMOR(II)DEFEASANCE(Y)" means that, for a period of y payments, the relevant prepayment charge will equal (i) the greater of the applicable yield maintenance charge and x% of the principal amount prepaid, or (ii) defeasance;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     o    "YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

          over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

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     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2006-C5 pooling and servicing agreement, any person identified to the certificate administrator or the applicable master servicer, as applicable, as a prospective transferee of a certificate or interest therein
(or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series 2006-C5 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the certificate administrator or the applicable master servicer, as applicable, a certification in the form required by the series 2006-C5 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "The Series
2006-C5 Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

          over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the then-current loan-to-value ratio of the deleted mortgage loan;

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     o    comply in all material respects, as of the date of substitution, with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final distribution date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2006-C5 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series 2006-C5 controlling class representative (or, if there is no series 2006-C5 controlling class representative then serving, by the series 2006-C5 certificateholders representing a majority of the series 2006-C5 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2006-C5 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2006-C5 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C5 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2006-C5 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

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     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this offering prospectus.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this offering prospectus.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this offering prospectus will indicate "Interest Only."

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Serviced Loan Combination) or, in the case of the Ala Moana
Portfolio Loan Combination, any mortgaged real property that is acquired by the issuing entity for the series CD 2006-CD3 pooling and servicing agreement in similar circumstances.

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the certificate administrator;

     o    the Exemption-Favored Parties;

     o    us;

     o    each master servicer;

     o    the special servicer;

     o    any sub-servicers;

     o    any person or entity responsible for servicing the Ala Moana Portfolio
          Mortgage Loan or any related REO Property;

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     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          2006-C5 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
Inc. and its successors in interest.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

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     "SERVICED LOAN COMBINATION" means any Loan Combination other than the Ala
Moana Portfolio Loan Combination.

     "SERVICED NON-TRUST LOAN" means any Non-Trust Loan other than an Ala Moana
Portfolio Non-Trust Loan.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Serviced Non-Trust Loan.

     "SERVICING STANDARD" means, in general, with respect to each master servicer and the special servicer, to service and administer the mortgage loans
(including any Serviced Non-Trust Loans) and any REO Properties for which that party is responsible under the series 2006-C5 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the subject master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the subject master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2006-C5 certificateholders and the trust fund and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), but taking into account the subordinate nature of any related Subordinate Non-Trust Loan(s);
          and

     o    without regard to:

          1.   any relationship that the subject master servicer or the special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series
               2006-C5 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series 2006-C5 certificate (or other
               interest in any underlying mortgage loan) by the subject master servicer or the special servicer, as the case may be, or by any of its affiliates;

          3.   the right of the subject master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2006-C5 pooling and servicing agreement;

          4.   the obligation of the subject master servicer to make advances;

          5.   the ownership, servicing or management by the subject master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the subject master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

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          7.   any obligation of the subject master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt the subject master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan being serviced under the series 2006-C5 pooling and servicing agreement, any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment unless the applicable master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan (acceptable to the special servicer and the controlling class representative) within 60 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt service payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing Transfer Event" will occur immediately),
               or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
               continues unremedied for 60 days;

     2.   the applicable master servicer or the special servicer (in the case of the special servicer, with the consent of the Loan-Specific
          Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default)
          materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2006-C5 certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   there occurs a default (other than as described in clause 1. above)
          that the applicable master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the
          Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series 2006-C5 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2006-C5 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause
          3.;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the

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          corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Serviced Loan Combination, provided that, if a Serviced
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Serviced Loan Combination, unless a separate
Servicing Transfer Event haw occurred with respect thereto.

     The Ala Moana Portfolio Mortgage Loan is not being serviced under the series 2006-C5 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series CD 2006-CD3 pooling and servicing agreement (which governs the servicing of the Ala Moana
Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to the limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available P&I Funds, net of the Class AMP Available P&I Funds,
for that date.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

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     X.   "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
          Loan, the unpaid principal balance after application of all principal payments due on or before the related due date in the month of substitution, whether or not received);

     Y.   "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

     Z.   "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent received from the related borrower or advanced by the applicable master servicer or the trustee and distributed to series 2006-C5 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2006-C5 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2006-C5 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

          1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2006-C5
               certificateholders on or before such date of determination;

          2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2006-C5 certificateholders on or before such date of determination; and

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     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2006-C5 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2006-C5 certificateholders as of the first distribution date that those payments are included in the Total Principal Distribution
Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2006-C5 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUBORDINATE NON-TRUST LOAN" means a Non-Trust Loan that is subordinate in right of payment to the underlying mortgage loan in the same Loan Combination.

     "SUBORDINATE SERVICED NON-TRUST LOAN" means any Subordinate Non-Trust Loan that is a Serviced Non-Trust Loan.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this offering prospectus.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the series 2006-C5 certificates on that date as described under "The Series 2006-C5 Pooling and
Servicing Agreement--Accounts" in this offering prospectus.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this offering prospectus, all funds in the certificate administrator's distribution account that are available to make payments of interest and principal on the series 2006-C5 certificates on that distribution date. The Total Available P&I Funds do not include Post-ARD
Additional Interest, yield maintenance charges or prepayment premiums. The certificate administrator will apply the Total Available P&I Funds as described under "Description of the Offered Certificates--Payments" in this offering prospectus to pay principal and accrued interest on the series 2006-C5 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this offering prospectus.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

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     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real

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property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of Certain
Financial Performance Assumption or a Cash Holdback or a Guaranty or Based on a
Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan and the Ala Moana Portfolio Mortgage Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the Ala Moana Portfolio Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate-Annual Debt Service for the Ala Moana
               Portfolio Pari Passu Non-Trust Loans.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this offering prospectus with respect to any mortgaged real property intended to represent such future net operating income.

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     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this offering prospectus. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real

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property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this offering prospectus as "Units."

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

     o    CMSA historical liquidation report;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

                                       284

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property, but without regard to the non-pooled portion of the Ala Moana Portfolio Mortgage Loan) for that distribution date, weighted on the basis of the respective Stated Principal
Balances of those mortgage loans (or, in the case of the Ala Moana Portfolio
Mortgage Loan, the portion of the related Stated Principal Balance related to the pooled portion thereof) immediately prior to that distribution date.

     "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Maturity", an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "WAL", the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Specified", the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this offering prospectus is "T+x", or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield

                                       285

Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to
this offering prospectus is "Yes."

                                       286

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                                       A-1

             MORTGAGE   LOAN
               LOAN     GROUP
LOAN NUMBER   SELLER   NUMBER                 LOAN / PROPERTY NAME                                 PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

     1         CGM        1    IRET Portfolio                                  Various
    1.1                        Flagship Corporate Center                       775 Prairie Center Drive
    1.2                        The Riverport Building                          13690 Riverport Drive
    1.3                        Corporate Center West                           10805-10825 Old Mill Road
    1.4                        Pacific Hills Plaza                             12002 Pacific Street
    1.5                        Timberlands at Tomahawk                         4000 West 114th Street
    1.6                        Farnam Executive Center                         10810 Farnam Drive
    1.7                        Miracle Hills Executive Center                  11422 Miracle Hills Drive
    1.8                        Gateway Corporate Center                        576 Bielenberg Drive
    1.9                        Woodlands Plaza                                 11775 Borman Drive
-----------------------------------------------------------------------------------------------------------------------------------
     2         CGM        1    801 South Figueroa Street                       801 South Figueroa Street
     3         CGM        1    Tower 67                                        145 West 67th Street
-----------------------------------------------------------------------------------------------------------------------------------
     4       LaSalle      1    Ala Moana Portfolio                             Various
    4.1                        Ala Moana Center                                1450 Ala Moana Boulevard
    4.2                        Ala Moana Building                              1441 Kapiolani Boulevard
    4.3                        Ala Moana Pacific Center                        1585 Kapiolani Boulevard
    4.4                        Ala Moana Plaza                                 451 Piikoi Street
-----------------------------------------------------------------------------------------------------------------------------------
     5       LaSalle      1    NNN WellPoint Operations Center                 220 Virginia Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     6       LaSalle      1    One & Two Securities Centre                     Various
    6.1                        One Securities Centre                           3490 Piedmont Road
    6.2                        Two Securities Centre                           3500 Piedmont Road
-----------------------------------------------------------------------------------------------------------------------------------
     7         PNC        1    Four Points Sheraton                            1201 K Street N.W.
     8       LaSalle      1    909 Poydras Office Building                     909 Poydras Street
     9         CGM        1    Tri City Plaza                                  35 Talcottville Road
    10         CGM        1    Kent Station                                    417-514 Ramsay Way, 207-240 West Kent Station Street
-----------------------------------------------------------------------------------------------------------------------------------
    11         CGM        1    Dick's Sporting Goods                           Various
   11.1                        Dick's Sporting Goods/PetSmart - Concord        295-299 Loudon Road
   11.2                        Dick's Sporting Goods - Wichita                 4600 West Kellogg Drive
   11.3                        Dick's Sporting Goods - Bloomingdale            328 West Army Trail Road
   11.4                        Dick's Sporting Goods - Millbury                70 Worcester Providence Turnpike
   11.5                        Dick's Sporting Goods - North Attleboro         1360 South Washington Street
   11.6                        Dick's Sporting Goods - Melville                834 Walt Whitman Road
-----------------------------------------------------------------------------------------------------------------------------------
    12         CGM        1    Dominion Plaza                                  17300 & 17304 Preston Road
    13         CGM        2    Paseo Villas Apartments                         801 East Atherton Drive
    14       LaSalle      2    North Campus Crossing Phase I                   3800 Bostic Drive
    15       LaSalle      1    Waterfront Centre                               800 9th Street, SW
    16         PNC        1    Canyon Corporate Center                         5515 East La Palma Avenue
    17         CGM        1    604 Fifth Avenue                                604 Fifth Avenue
    18       LaSalle      2    Equinox Apartments                              409 West Gorham Street
    19         CGM        1    East Brook Mall                                 95 Storrs Road
    20         CGM        1    Broadway Place                                  2014-2058 and 2110-2114 Broadway Avenue
-----------------------------------------------------------------------------------------------------------------------------------
                               Wakefield Companies - Danvers and Peabody
    21         PNC        1    Wakefield Companies - Danvers                   249-251 North Street
    22         PNC        1    Wakefield Companies - Peabody                   4 First Avenue
-----------------------------------------------------------------------------------------------------------------------------------
    23         CGM        1    Whole Foods Market - Los Altos                  4800 El Camino Real
    24         CGM        1    Courtyard Century City                          10320 West Olympic Boulevard
    25       LaSalle      1    Northmont Business Park                         1950, 1955, & 1965 Evergreen Boulevard
    26         CGM        1    Penn Station                                    1630 Stewart Street
    27         PNC        1    Heart Center Medical Group Building             7916 West Jefferson Boulevard
    28       LaSalle      1    Boji Tower                                      124 West Allegan Street
    29         CGM        1    Hilton Head Village                             1460 Fording Island Road
    30         PNC        1    Ambassador Square                               407-411 East Beaver Avenue
-----------------------------------------------------------------------------------------------------------------------------------
                               Courtyard Atlanta Roswell and Columbia Northwest
    31         PNC        1    Courtyard Columbia Northwest                    347 Zimalcrest Drive
    32         PNC        1    Courtyard Atlanta Roswell                       1500 Market Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
    33       LaSalle      1    Orgill Distribution Facility                    260 Jordan Road
    34       LaSalle      1    Brown's Wharf                                   1615-1637 Thames Street
    35         PNC        2    Forest Cove Apartment Homes                     2401 Repsdorph Road
    36       LaSalle      1    77 Corporate Park                               400 Clanton Road
    37         CGM        1    Scoop Building                                  475 Broadway
    38         CGM        1    Collier Place I & II                            3001 and 3003 Tamiami Trail North
    39       LaSalle      1    Gordmans Shopping Center                        3551-3705 Rib Mountain Drive
    40       LaSalle      1    Athens Mall                                     739 - 921 East State Street
    41         PNC        1    Holtze Executive Village Hotel                  11400 College Blvd
    42       LaSalle      1    Pinehurst Centre                                477 Viking Drive
    43         CGM        2    Augusta Apartments                              1424 Sycamore Drive, 3146 & 3148 Alpine Drive, and
                                                                               237 Fox Trace
    44         CGM        1    Ralphs                                          3380 Los Coyotes Diagnol
    45         CGM        1    The HMAI Building                               141-143 Burke Street
    46         PNC        1    CIGNA Regional Building                         1 Cigna Drive
    47         CGM        1    Hampton Inn & Suites-Ontario                    4500 East Mills Circle
    48         CGM        1    Bell Forge Square                               5316 Mount View Road
    49         CGM        1    Northside Festival Shopping Center              2201 Gallatin Pike Road
    50         CGM        1    The Pavilion Movie Theater                      188 Prospect Park West
    51       LaSalle      1    Maple Grove Shopping Center                     6601 - 6655 McKee Road
    52         PNC        2    Woodland Hills Village Apartment Homes          2139 Lake Hills Drive
    53         CGM        1    Eastlake Medical                                2060 Otay Lakes Road
    54         PNC        1    One Summit Plaza                                5727 South Lewis Avenue
    55       LaSalle      1    Showplace Square West                           550 15th Street
    56       LaSalle      2    Lake View Apartments                            2331 Lakeview Drive
    57       LaSalle      1    Arrowhead Medical                               18555 North 79th Avenue
    58       LaSalle      1    Shore Pointe Office Building                    1 Selleck Street
    59         CGM        1    North Branch Outlet Center                      38500 Tanger Drive
    60       LaSalle      2    Towne Oaks Apartments                           9300 Treasure Hill Road and 9600 Southedge Drive
    61         PNC        1    Port Warwick Medical Arts II                    1031 Loftis Boulevard
    62       LaSalle      1    Stop & Shop - Coventry, RI                      900 Tiogue Avenue
    63       LaSalle      2    Oaks of Kingsbridge                             11888 Longridge Drive
    64         CGM        1    Roxborough Building                             1901 Roxborough Road
    65         PNC        1    Nationwide Building                             4300 Centerview Drive
    66       LaSalle      1    Residence Inn - Cranberry Township              1308 Freedom Road
    67         CGM        2    Nashville Auto Diesel College                   1003 Douglas Avenue
    68       LaSalle      1    Highland Town Center                            2880 East Highland Road
    69         CGM        1    Orsay Restaurant                                1057-1059 Lexington Avenue
    70       LaSalle      2    Wynfield Apartments                             4658 Mercer University Drive
    71       LaSalle      1    Hampton Inn Airport - Coraopolis                8514 University Boulevard
    72         CGM        1    JC Penney - 5050 East Ray Road                  5050 East Ray Road
-----------------------------------------------------------------------------------------------------------------------------------
    73       LaSalle      1    Livonia International                           Various
   73.1                        Livonia International - 31659 Glendale Street   31659 Glendale Street
   73.2                        Livonia International - 31731 Glendale Street   31731 Glendale Street
   73.3                        Livonia International - 31846 Glendale Street   31846 Glendale Street
   73.4                        Livonia International - 31899 Glendale Street   31899 Glendale Street
   73.5                        Livonia International - 12182 Belden Court      12182 Belden Court
   73.6                        Livonia International - 12250 Belden Court      12250 Belden Court
   73.7                        Livonia International - 12350 Belden Court      12350 Belden Court
   73.8                        Livonia International - 12400 Belden Court      12400 Belden Court
   73.9                        Livonia International - 30975 West 8 Mile Road  30975 West 8 Mile Road
   73.10                       Livonia International - 13321 Stark Road        13321 Stark Road
   73.11                       Livonia International - 6061 Commerce Drive     6061 Commerce Drive
-----------------------------------------------------------------------------------------------------------------------------------
    74       LaSalle      1    Gettysburg MHP & RV Resort                      1300 Hanover Road
    75       LaSalle      1    Hampton Inn - Greentree                         555 Trumbell Drive
    76       LaSalle      1    1430 Branding Office Building                   1430 Branding Avenue
    77         CGM        1    Raymour & Flanagan                              200 State Route 17 North
    78       LaSalle      1    Corolla Light Town Center                       1159 Austin Street
    79       LaSalle      1    Winchester & Payne                              1245-1275 South Winchester Boulevard
    80       LaSalle      1    Oak Park Plaza                                  13700 Nine Mile Road
    81         PNC        1    University Gate Apartments                      5086 Station Road
    82       LaSalle      2    VE - Colony Park Apartments                     1 Country Lane
    83       LaSalle      1    Holiday Inn Express - Columbia, SC              211 Lanneau Court
    84       LaSalle      1    East Lake Point Professional Office             4114 Woodlands Parkway
    85         CGM        2    Trinity Trace                                   1707 Trinity Heights Drive
    86       LaSalle      1    Holiday Inn Express - Cranberry Township        20003 Route 19
    87       LaSalle      2    Woodland Village                                1916 Rayconda Road
    88       LaSalle      1    Virginia Hills                                  642 Falls Church Road
-----------------------------------------------------------------------------------------------------------------------------------
    89       LaSalle      1    Oklahoma Self Storage Portfolio                 Various
   89.1                        A-1 Mini Storage                                1324 South Commerce Street
   89.2                        Rite Place Self Storage                         8706 South Shields Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
    90         CGM        1    Family Independence Agency                      14061 Lappin Avenue
    91         CGM        1    Villages at Pinnacle Peak                       10428, 10434, 10440, 10446 East Jomax Road
    92         CGM        1    Allen Forge Shopping Center                     850 - 890 South Valley Forge Road
    93       LaSalle      1    Wingate Inn - Columbia, SC                      217 Lanneau Court
    94       LaSalle      1    Wingate Inn - Savannah, GA                      11 Gateway Boulevard East
    95         CGM        1    SpringHill Suites-Charlotte Airport             3055 Scott Futrell Drive
    96         CGM        1    Camden Village Shopping Center                  3719 Old Alabama Road
    97       LaSalle      1    Bare Hills Office                               1423 Clarkview Road
    98       LaSalle      1    Citrus Heights Office                           7777 Greenback Lane
    99       LaSalle      1    Redwood Estates                                 100 Redwood Drive
    100      LaSalle      1    Florida Brewing Company                         1234 East 5th Avenue
    101      LaSalle      1    3300 Walnut                                     3300 Walnut Street
    102      LaSalle      1    Carman Road Medical Arts Building               3757 and 3761 Carman Road
    103      LaSalle      1    Fairfield Inn & Suites - Aiken                  185 Colony Parkway
    104        PNC        2    Laurel Point Senior Apartments                  16170 Westpark Drive
    105        CGM        1    Stine - White Towne Center                      4701 White Lane and 4150 & 4200 Stine Road
    106        PNC        1    Pecos Retail Center                             7440 Pecos Street
    107      LaSalle      1    Greenwich Centre                                192 Ballard Court
    108        PNC        1    The Inn at Tallgrass                            2280 North Tara Circle
    109      LaSalle      1    Hampton Inn New Bern                            200 Hotel Drive
    110      LaSalle      1    Valley Wide Distribution                        4010 East Hardy Avenue
    111        PNC        1    White Birch Plaza                               2800 Lafayette Road
    112        CGM        1    Circuit City - Cincinnati, OH                   5455 Glenway Avenue
    113        CGM        1    Stow Workman Plaza                              3732 Darrow Road
    114      LaSalle      1    Rudeen Business Park IV                         16726 and 16788 146th Street SE
-----------------------------------------------------------------------------------------------------------------------------------
    115      LaSalle      1    Capitol Self Storage Portfolio                  Various
   115.1                       Capitol Self Storage I                          4200 Kanawha Turnpike
   115.2                       Capitol Self Storage II                         410 58th Street
-----------------------------------------------------------------------------------------------------------------------------------
    116      LaSalle      1    Goodman Industrial                              525 Park Avenue
    117      LaSalle      1    180 Canal Street                                180 Canal Street
    118      LaSalle      1    Berkeley Office Building                        918 Parker Street
    119      LaSalle      1    Walgreens - Ware, MA                            167-171 West Street
    120      LaSalle      1    Holiday Inn Express - Walterboro, SC            1834 Sniders Highway
    121      LaSalle      1    Fairfield Inn - Owensboro                       800 Salem Drive
    122      LaSalle      1    Pearl Britain Plaza                             2645-2699 NE 35th Street
    123        PNC        2    South Point Apartment Homes                     1021 Pecan Crossing Drive
    124        PNC        1    1430 Vantage Court                              1430 Vantage Court
    125      LaSalle      1    FedEx - Indianapolis                            7400 East 90th Street
    126      LaSalle      2    Timbers on Broadway Apartments                  2720 South Broadway Avenue
    127        CGM        1    Gamma Medical Center                            107-109 Gamma Drive
    128      LaSalle      1    800 9th Street Office Building                  800 9th Street
-----------------------------------------------------------------------------------------------------------------------------------
    129      LaSalle      2    Buena Villa & Wheat Manor                       Various
   129.1                       Buena Villa                                     240 East Wheat Road
   129.2                       Wheat Manor                                     264 East Wheat Road
-----------------------------------------------------------------------------------------------------------------------------------
    130      LaSalle      2    Mountaineer Village                             720 North Colorado Street
    131      LaSalle      1    Hampton Inn - Lexington, SC                     601 Columbia Avenue
    132        PNC        1    The EPL Building                                45600 Terminal Drive
    133        CGM        1    Oakdale Shopping Center                         800-888 North Yosemite Avenue
    134      LaSalle      1    Comfort Suites - Winston-Salem, NC              200 Capitol Lodging Court
    135        PNC        1    USPS Processing Center                          9001 Tuscany Way
    136      LaSalle      1    Fairfield Inn - Alcoa, TN                       126 Cusick Road
    137      LaSalle      1    USA Maxi Storage                                3023 Unicorn Road
    138        CGM        1    Sunset Plaza Shopping Center                    1101-1229 South Prairie Avenue
-----------------------------------------------------------------------------------------------------------------------------------
    139      LaSalle      1    Cosmetic Dentistry & Actuant Office Portfolio   Various
   139.1                       Cosmetic Dentistry                              5401World Dairy Drive
   139.2                       Actuant Office                                  6151 North Baker Road
-----------------------------------------------------------------------------------------------------------------------------------
    140      LaSalle      1    Wolf River Commons                              420 South Germantown Parkway
    141      LaSalle      1    Holiday Inn Express - Emporia, VA               1350 West Atlantic Street
    142        PNC        1    Landover Metro Industrial                       3133-3137 Pennsy Drive
    143      LaSalle      2    Woodlawn Court                                  5218-28 South Woodlawn
    144      LaSalle      1    Raynham Center                                  275 New State Highway
    145        CGM        1    Washington Square                               21 West Washington Street
    146        PNC        2    Killeen Stone Ranch Apartments                  4401 East Rancier Road
    147      LaSalle      2    Campus Crossing at Aycock & Spring Garden       1018-1022 South Aycock Street and 2909-2911 Spring
                                                                               Garden Street
    148      LaSalle      1    Centre @ Wallisville                            15119 Wallisville Road
    149        CGM        1    1215 Spruce Street                              1215 Spruce Street
    150      LaSalle      1    Inland Old Time Pottery                         7400 Douglas Boulevard
    151      LaSalle      1    Walgreens - Dunedin                             5 Patricia Avenue
    152      LaSalle      2    Foothill Hacienda Apartments                    190 California Boulevard
    153      LaSalle      1    North Kent Mall                                 4325 Plainfield Avenue NE
    154      LaSalle      1    Iron Bridge I Office Building                   1401 East Trent Avenue
    155      LaSalle      1    AAA All American Self Storage                   505 South Mountain Avenue
    156      LaSalle      1    100 Resource Parkway Retail                     100, 101, & 117 Resource Parkway
    157      LaSalle      1    168 Business Park Drive                         168 Business Park Drive
    158      LaSalle      1    Brown Office                                    35715 US Highway 40
    159      LaSalle      1    Cubby Hole Louisiana 2                          3401 East Texas Street
    160        PNC        1    Smizer Station Professional Bldg                1560 Smizer Station Road
    161        CGM        1    Thomasville Furniture-Charlotte                 11705 Carolina Place Parkway
    162      LaSalle      1    Legion Way Building                             618 7th Avenue SE and 601-619 Legion Way SE
    163        PNC        1    Pro Health Physicians                           631 South Quaker Lane
    164        PNC        1    Ashlan & West ("Wishing Well Plaza")            1418-1464 West Ashlan Avenue
    165      LaSalle      2    520 Taylor St.                                  518-520 Taylor Street
    166      LaSalle      2    Campus Crossing at Lindell                      918 South Lindell Street
    167      LaSalle      1    Santa Nella MHC                                 13023 South Highway 33
    168      LaSalle      1    CVS El Monte                                    11574 Lower Azusa Road
    169      LaSalle      1    Ross Stores - Alhambra                          201 East Main Street
    170      LaSalle      1    Lakeview Storage                                7140-7150 Knoxville Road
    171        CGM        1    Bushnell Plaza                                  One Gold Street
    172      LaSalle      1    Oronoco Estates MHC                             3611 85th Street NW
    173      LaSalle      2    Regency Village MHC                             11540 Montana Avenue
    174      LaSalle      1    Rialto Self Storage                             2850 West Foothill Boulevard
    175        PNC        1    A+ Mini Storage (A3-Norman)                     4650 West Main
    176      LaSalle      1    VE Quality Inn Tempe                            1375 East University Drive
    177      LaSalle      1    Profiles Industrial                             7 First Street
    178      LaSalle      2    Wayside Glen MHP                                5120 14th Street West
    179      LaSalle      1    Roanoke Retail                                  1919 Valley View Boulevard
    180      LaSalle      1    La Quinta Valley Plaza                          79-440 Highway 111
    181      LaSalle      1    Mt. Rock MHP                                    7650 Molly Pitcher Highway
    182      LaSalle      1    Apache Self Storage                             1905 East Apache Boulevard
    183      LaSalle      1    Bishop Retail Center                            905 North Main Street
    184      LaSalle      1    Old Missouri Road Office Bldg                   2921 South Old Missouri Road
    185      LaSalle      1    Texas Plaza                                     5000 North 23rd. Street
    186      LaSalle      1    Shops of Laurelwood                             402-406 Perkins Extended
    187      LaSalle      1    Ridgeview Village MHP                           301 East Columbia Drive
    188      LaSalle      1    The Storage Center - Waller                     31745 Washington Street
    189      LaSalle      1    Orange Grove Shopping Center                    11312 Highway 49
    190      LaSalle      1    Walgreens - Chicago, IL                         1533 East 67th Street
    191        PNC        1    7645 West Fond Du Lac Avenue                    7645 West Fond Du Lac Avenue
    192      LaSalle      1    Texas Storage                                   3619 Avenue H
    193      LaSalle      1    Milford Corporate Office                        1150 Corporate Office Drive
    194      LaSalle      1    Starbucks Center (Campus Corner)                101 Division Street
    195      LaSalle      1    Sunrise Plaza                                   1529 Sunrise Plaza Drive
    196      LaSalle      1    Peachtree City Self Storage                     126 Huddleston Road
    197      LaSalle      1    Dabney Exchange                                 401-419 Prosperity Drive
    198      LaSalle      1    AutoZone - Pelham                               2180 Pelham Parkway
    199      LaSalle      1    The Storage Inn                                 1671 Penfield Road
    200      LaSalle      1    Classic Shopping Center                         13170 FM 529 (Spencer Road)
    201      LaSalle      1    Sandoval Mini Storage                           602 Shiloh Drive
    202      LaSalle      1    Personal Storage Systems                        8250 Bank Street
    203      LaSalle      1    Haddon Storage                                  401 North Route 130 & Nicholson Road
    204      LaSalle      1    Storagemaster                                   2100 North Bell Boulevard
    205      LaSalle      1    Ellerbe Place                                   9091 Ellerbe Road
    206        PNC        1    Liberty Town Center Shopping Center             8600-8606 North Church Road
    207      LaSalle      2    Thornton Hall Apartments                        2117 Lincoln Street
    208      LaSalle      1    Big 5 Hazel Dell                                8313 Northeast Highway 99

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b         CGM      NAP    Ala Moana Portfolio (non-pooled portion)

LOAN NUMBER             CITY            STATE   ZIP CODE       COUNTY              PROPERTY TYPE          DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1       Various                   Various   Various  Various               Office                Suburban
    1.1      Eden Prairie                 MN      55344   Hennepin              Office                Suburban
    1.2      Maryland Heights             MO      63043   Saint Louis           Office                Suburban
    1.3      Omaha                        NE      68154   Douglas               Office                Suburban
    1.4      Omaha                        NE      68154   Douglas               Office                Suburban
    1.5      Leawood                      KS      66211   Johnson               Office                Suburban
    1.6      Omaha                        NE      68154   Douglas               Office                Suburban
    1.7      Omaha                        NE      68154   Douglas               Office                Suburban
    1.8      Woodbury                     MN      55125   Washington            Office                Suburban
    1.9      Saint Louis                  MO      63146   Saint Louis           Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
     2       Los Angeles                  CA      90017   Los Angeles           Office                CBD
     3       New York                     NY      10023   New York              Multifamily           High Rise
------------------------------------------------------------------------------------------------------------------------------------
     4       Honolulu                     HI      96814   Honolulu              Various               Various
    4.1      Honolulu                     HI      96814   Honolulu              Retail                Regional Mall
    4.2      Honolulu                     HI      96814   Honolulu              Office                CBD
    4.3      Honolulu                     HI      96814   Honolulu              Office                CBD
    4.4      Honolulu                     HI      96814   Honolulu              Retail                Regional Mall
------------------------------------------------------------------------------------------------------------------------------------
     5       Indianapolis                 IN      46204   Marion                Office                CBD
------------------------------------------------------------------------------------------------------------------------------------
     6       Atlanta                      GA      30305   Fulton                Office                CBD
    6.1      Atlanta                      GA      30305   Fulton                Office                CBD
    6.2      Atlanta                      GA      30305   Fulton                Office                CBD
------------------------------------------------------------------------------------------------------------------------------------
     7       Washington                   DC      20005   District of Columbia  Hospitality           Full Service
     8       New Orleans                  LA      70112   Orleans               Office                CBD
     9       Vernon                       CT      06066   Tolland               Retail                Anchored
    10       Kent                         WA      98032   King                  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
    11       Various                   Various   Various  Various               Retail                Various
   11.1      Concord                      NH      03301   Merrimack             Retail                Anchored
   11.2      Wichita                      KS      67209   Sedgwick              Retail                Anchored, Single Tenant
   11.3      Bloomingdale                 IL      60108   DuPage                Retail                Anchored, Single Tenant
   11.4      Millbury                     MA      01527   Worcester             Retail                Anchored, Single Tenant
   11.5      North Attleboro              MA      02760   Bristol               Retail                Anchored, Single Tenant
   11.6      Melville                     NY      11747   Suffolk               Retail                Anchored, Single Tenant
------------------------------------------------------------------------------------------------------------------------------------
    12       Dallas                       TX      75252   Collin                Office                Suburban
    13       Manteca                      CA      95337   San Joaquin           Multifamily           Conventional
    14       Greenville                   NC      27834   Pitt                  Multifamily           Student Housing
    15       Washington                   DC      20024   District of Columbia  Office                CBD
    16       Anaheim                      CA      92807   Orange                Office                Suburban
    17       New York                     NY      10020   New York              Retail                Unanchored, Single Tenant
    18       Madison                      WI      53703   Dane                  Multifamily           Conventional
    19       Mansfield Center             CT      06250   Tolland               Retail                Anchored
    20       Santa Monica                 CA      90404   Los Angeles           Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
    21       Danvers                      MA      01923   Essex                 Industrial            Warehouse/Distribution
    22       Peabody                      MA      01960   Essex                 Industrial            Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
    23       Los Altos                    CA      94022   Santa Clara           Retail                Anchored, Single Tenant
    24       Los Angeles                  CA      90064   Los Angeles           Hospitality           Limited Service
    25       Duluth                       GA      30096   Gwinnett              Industrial            Flex
    26       Santa Monica                 CA      90404   Los Angeles           Office                Suburban
    27       Fort Wayne                   IN      46804   Allen                 Office                Medical Office
    28       Lansing                      MI      48933   Ingham                Office                CBD
    29       Bluffton                     SC      29910   Beaufort              Retail                Anchored
    30       State College                PA      16801   Centre                Multifamily           Student Housing
------------------------------------------------------------------------------------------------------------------------------------
    31       Columbia                     SC      29210   Lexington             Hospitality           Limited Service
    32       Roswell                      GA      30076   Fulton                Hospitality           Limited Service
------------------------------------------------------------------------------------------------------------------------------------
    33       Tifton                       GA      31794   Tift                  Industrial            Warehouse
    34       Baltimore                    MD      21231   Baltimore City        Mixed Use             Office(88%)/Retail(12%)
    35       Seabrook                     TX      77586   Harris                Multifamily           Conventional
    36       Charlotte                    NC      28217   Mecklenburg           Industrial            Flex
    37       New York                     NY      10013   New York              Retail                Unanchored
    38       Naples                       FL      34103   Collier               Office                Suburban
    39       Wausau                       WI      54401   Marathon              Retail                Anchored
    40       Athens                       OH      45701   Athens                Retail                Anchored
    41       Overland Park                KS      66210   Johnson               Hospitality           Extended Stay
    42       Virginia Beach               VA      23452   Virginia Beach City   Office                Suburban
    43       Augusta                      GA      30909   Richmond              Multifamily           Conventional
    44       Long Beach                   CA      90808   Los Angeles           Retail                Anchored, Single Tenant
    45       Nashua                       NH      03060   Hillsborough          Mixed Use             Industrial(79%)/Office(21%)
    46       Bourbonnais                  IL      60914   Kankakee              Office                Suburban
    47       Ontario                      CA      91764   San Bernardino        Hospitality           Limited Service
    48       Antioch                      TN      37013   Davidson              Retail                Anchored
    49       Madison                      TN      37115   Davidson              Retail                Anchored
    50       Brooklyn                     NY      11215   Kings                 Retail                Unanchored, Single Tenant
    51       Madison                      WI      53719   Dane                  Retail                Anchored
    52       Humble                       TX      77339   Harris                Multifamily           Conventional
    53       Chula Vista                  CA      91915   San Diego             Office                Medical Office
    54       Tulsa                        OK      74105   Tulsa                 Office                Suburban
    55       San Francisco                CA      94103   San Francisco         Office                CBD
    56       Erie                         PA      16506   Erie                  Multifamily           Conventional
    57       Glendale                     AZ      85308   Maricopa              Office                Medical Office
    58       Norwalk                      CT      06855   Fairfield             Office                Suburban
    59       North Branch                 MN      55056   Chisago               Retail                Anchored
    60       Little Rock                  AR      72227   Pulaski               Multifamily           Conventional
    61       Newport News                 VA      23606   Newport News          Office                Medical Office
    62       Coventry                     RI      02816   Kent                  Retail                Anchored, Single Tenant
    63       Baton Rouge                  LA      70816   East Baton Rouge      Multifamily           Conventional
    64       Charlotte                    NC      28211   Mecklenburg           Office                Suburban
    65       San Antonio                  TX      78228   Bexar County          Office                Suburban
    66       Cranberry Township           PA      16066   Butler                Hospitality           Limited Service
    67       Nashville                    TN      37206   Davidson              Multifamily           Student Housing
    68       Highland                     MI      48356   Oakland               Retail                Anchored
    69       New York                     NY      10021   New York              Mixed Use             Retail(85%)/Multifamily(15%)
    70       Macon                        GA      31210   Bibb                  Multifamily           Conventional
    71       Coraopolis                   PA      15108   Allegheny             Hospitality           Limited Service
    72       Phoenix                      AZ      85044   Maricopa              Retail                Anchored, Single Tenant
------------------------------------------------------------------------------------------------------------------------------------
    73       Various                      MI     Various  Wayne                 Industrial            Flex
   73.1      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.2      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.3      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.4      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.5      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.6      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.7      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.8      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.9      Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.10     Livonia                      MI      48150   Wayne                 Industrial            Flex
   73.11     Westland                     MI      48185   Wayne                 Industrial            Flex
------------------------------------------------------------------------------------------------------------------------------------
    74       Gettysburg                   PA      17325   Adams                 Manufactured Housing  Manufactured Housing
    75       Pittsburgh                   PA      15205   Allegheny             Hospitality           Limited Service
    76       Downers Grove                IL      60515   Dupage                Office                Suburban
    77       Paramus                      NJ      07652   Bergen                Land                  Retail
    78       Corolla                      NC      27927   Currituck             Mixed Use             Retail(72%)/Multifamily(28%)
    79       San Jose                     CA      95128   Santa Clara           Office                Suburban
    80       Oak Park                     MI      48237   Oakland               Retail                Unanchored
    81       Erie                         PA      16510   Erie                  Multifamily           Student Housing
    82       Mobile                       AL      36608   Mobile                Multifamily           Conventional
    83       Columbia                     SC      29212   Lexington             Hospitality           Limited Service
    84       Palm Harbor                  FL      34685   Pinellas              Office                Suburban
    85       Arlington                    TX      76014   Tarrant               Multifamily           Conventional
    86       Cranberry Township           PA      16066   Butler                Hospitality           Limited Service
    87       Fayetteville                 NC      28304   Cumberland            Multifamily           Conventional
    88       Imperial                     PA      15126   Allegheny             Manufactured Housing  Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
    89       Various                      OK     Various  Various               Self Storage          Self Storage
   89.1      Ardmore                      OK      73401   Carter                Self Storage          Self Storage
   89.2      Oklahoma City                OK      73149   Oklahoma              Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    90       Detroit                      MI      48205   Wayne                 Office                CBD
    91       Scottsdale                   AZ      85262   Maricopa              Retail                Unanchored
    92       Lansdale                     PA      19446   Montgomery            Retail                Anchored
    93       Columbia                     SC      29212   Lexington             Hospitality           Limited Service
    94       Savannah                     GA      31419   Chatham               Hospitality           Limited Service
    95       Charlotte                    NC      28208   Mecklenburg           Hospitality           Limited Service
    96       Alpharetta                   GA      30022   Fulton                Retail                Unanchored
    97       Baltimore                    MD      21209   Baltimore             Office                Suburban
    98       Citrus Heights               CA      95610   Sacramento            Office                Suburban
    99       Oakdale                      PA      15071   Allegheny             Manufactured Housing  Manufactured Housing
    100      Tampa                        FL      33605   Hillsborough          Office                Suburban
    101      Boulder                      CO      80301   Boulder               Industrial            Warehouse
    102      Schenectady                  NY      12303   Albany                Office                Medical Office
    103      Aiken                        SC      29803   Aiken                 Hospitality           Limited Service
    104      Houston                      TX      77082   Harris                Multifamily           Senior Housing
    105      Bakersfield                  CA      93309   Kern                  Retail                Unanchored
    106      Denver                       CO      80221   Adams                 Retail                Unanchored
    107      Virginia Beach               VA      23462   Virginia Beach City   Office                Suburban
    108      Wichita                      KS      67226   Sedgwick              Hospitality           Extended Stay
    109      New Bern                     NC      28562   Craven                Hospitality           Limited Service
    110      Fresno                       CA      93725   Fresno                Industrial            Warehouse
    111      Portsmouth                   NH      03801   Rockingham            Retail                Unanchored
    112      Cincinnati                   OH      45238   Hamilton              Retail                Anchored, Single Tenant
    113      Stow                         OH      44224   Summit                Retail                Anchored
    114      Monroe                       WA      98272   Snohomish             Industrial            Flex
------------------------------------------------------------------------------------------------------------------------------------
    115      Various                      WV      25309   Kanawha               Self Storage          Self Storage
   115.1     South Charleston             WV      25309   Kanawha               Self Storage          Self Storage
   115.2     Charleston                   WV      25309   Kanawha               Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    116      San Fernando                 CA      91340   Los Angeles           Industrial            Flex
    117      Boston                       MA      02114   Suffolk               Office                CBD
    118      Berkeley                     CA      94710   Alameda               Office                Suburban
    119      Ware                         MA      01082   Hampshire             Retail                Anchored, Single Tenant
    120      Walterboro                   SC      29488   Colleton              Hospitality           Limited Service
    121      Owensboro                    KY      42303   Daviess               Hospitality           Limited Service
    122      Ocala                        FL      34479   Marion                Retail                Anchored
    123      DeSoto                       TX      75115   Dallas                Multifamily           Conventional
    124      Vista                        CA      92081   San Diego             Industrial            Flex Warehouse
    125      Indianapolis                 IN      46256   Marion                Industrial            Warehouse
    126      Tyler                        TX      75701   Smith                 Multifamily           Conventional
    127      Pittsburgh                   PA      15238   Allegheny             Office                Medical Office
    128      Sacramento                   CA      95814   Sacramento            Office                CBD
------------------------------------------------------------------------------------------------------------------------------------
    129      Minotola                     NJ      08341   Atlantic              Multifamily           Conventional
   129.1     Minotola                     NJ      08341   Atlantic              Multifamily           Conventional
   129.2     Minotola                     NJ      08341   Atlantic              Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
    130      Gunnison                     CO      81230   Gunnison              Multifamily           Conventional
    131      Lexington                    SC      29072   Lexington             Hospitality           Limited Service
    132      Sterling                     VA      20166   Loudoun               Industrial            Office/Laboratory
    133      Oakdale                      CA      95361   Stanislaus            Retail                Anchored
    134      Winston-Salem                NC      27103   Forsyth               Hospitality           Limited Service
    135      Austin                       TX      78710   Travis                Industrial            Flex Warehouse
    136      Alcoa                        TN      37701   Blount                Hospitality           Limited Service
    137      Bakersfield                  CA      93308   Kern                  Self Storage          Self Storage
    138      Pueblo                       CO      81005   Pueblo                Retail                Unanchored
------------------------------------------------------------------------------------------------------------------------------------
    139      Various                      WI     Various  Various               Various               Various
   139.1     Madison                      WI      53718   Dane                  Office                Medical Office
   139.2     Glendale                     WI      53209   Milwaukee             Industrial            Flex
------------------------------------------------------------------------------------------------------------------------------------
    140      Cordova                      TN      38018   Shelby                Retail                Unanchored
    141      Emporia                      VA      23847   Greensville           Hospitality           Limited Service
    142      Landover                     MD      20706   Prince Georges        Industrial            Light Industrial
    143      Chicago                      IL      60615   Cook                  Multifamily           Conventional
    144      Raynham                      MA      02767   Bristol               Mixed Use             Retail(67%)/Self Storage(33%)
    145      West Chester                 PA      19380   Chester               Mixed Use             Multifamily(75%)/Office(25%)
    146      Killeen                      TX      76543   Bell                  Multifamily           Senior Housing
    147      Greensboro                   NC      27403   Guilford              Multifamily           Student Housing
    148      Houston                      TX      77049   Harris                Retail                Unanchored
    149      Boulder                      CO      80302   Boulder               Mixed Use             Office(85%)/Retail(15%)
    150      Douglasville                 GA      30135   Douglas               Retail                Anchored, Single Tenant
    151      Dunedin                      FL      34698   Pinellas              Retail                Anchored, Single Tenant
    152      San Luis Obispo              CA      93405   San Luis Obispo       Multifamily           Conventional
    153      Grand Rapids                 MI      49525   Kent                  Retail                Shadow Anchored
    154      Spokane                      WA      99202   Spokane               Office                Suburban
    155      Ontario                      CA      91762   San Bernardino        Self Storage          Self Storage
    156      Birmingham                   AL      35242   Shelby                Retail                Unanchored
    157      Virginia Beach               VA      23462   Virginia Beach City   Office                Suburban
    158      Evergreen                    CO      80439   Jefferson             Office                Suburban
    159      Bossier City                 LA      71111   Bossier               Self Storage          Self Storage
    160      Fenton                       MO      63026   St. Louis             Office                Suburban
    161      Pineville                    NC      28134   Mecklenburg           Retail                Anchored, Single Tenant
    162      Olympia                      WA      98501   Thurston              Industrial            Flex
    163      West Hartford                CT      06110   Hartford              Office                Medical Office
    164      Fresno                       CA      93705   Fresno                Retail                Unanchored
    165      San Francisco                CA      94102   San Francisco         Multifamily           Conventional
    166      918 South Lindell Street     NC      27403   Guilford              Multifamily           Student Housing
    167      Santa Nella                  CA      95322   Merced                Manufactured Housing  Manufactured Housing
    168      El Monte                     CA      91732   Los Angeles           Retail                Anchored, Single Tenant
    169      Alhambra                     CA      91801   Los Angeles           Retail                Anchored, Single Tenant
    170      Napa                         CA      94558   Napa                  Self Storage          Self Storage
    171      Hartford                     CT      06103   Hartford              Office                Suburban
    172      Oronoco                      MN      55960   Olmsted               Manufactured Housing  Manufactured Housing
    173      El Paso                      TX      79936   El Paso               Manufactured Housing  Manufactured Housing
    174      Rialto                       CA      92376   San Bernardino        Self Storage          Self Storage
    175      Norman                       OK      73072   Cleveland             Self Storage          Self Storage
    176      Tempe                        AZ      85281   Maricopa              Hospitality           Limited Service
    177      Palmer                       MA      01069   Hampden               Industrial            Warehouse
    178      Bradenton                    FL      34207   Manatee               Manufactured Housing  Manufactured Housing
    179      Roanoke                      VA      24012   Roanoke               Retail                Shadow Anchored
    180      La Quinta                    CA      92253   Riverside             Retail                Shadow Anchored
    181      Shippensburg                 PA      17257   Franklin              Manufactured Housing  Manufactured Housing
    182      Tempe                        AZ      85281   Maricopa              Self Storage          Self Storage
    183      Bishop                       CA      93514   Inyo                  Retail                Unanchored
    184      Springdale                   AR      72764   Washington            Retail                Unanchored
    185      McAllen                      TX      78504   Hidalgo               Retail                Unanchored
    186      Memphis                      TN      38117   Shelby                Retail                Unanchored
    187      Newberg                      OR      97132   Yamhill               Manufactured Housing  Manufactured Housing
    188      Waller                       TX      77484   Harris                Self Storage          Self Storage
    189      Gulfport                     MS      39503   Harrison              Retail                Anchored
    190      Chicago                      IL      60637   Cook                  Retail                Anchored, Single Tenant
    191      Milwaukee                    WI      53218   Milwaukee             Retail                Shadow Anchored
    192      Rosenberg                    TX      77471   Fort Bend             Self Storage          Self Storage
    193      Milford                      MI      48381   Oakland               Office                Suburban
    194      Stevens Point                WI      54481   Portage               Retail                Shadow Anchored
    195      Clermont                     FL      34714   Lake                  Retail                Unanchored
    196      Peachtree City               GA      30269   Fayette               Self Storage          Self Storage
    197      Henderson                    NC      27536   Vance                 Retail                Unanchored
    198      Pelham                       AL      35124   Shelby                Retail                Unanchored
    199      Penfield                     NY      14625   Monroe                Self Storage          Self Storage
    200      Houston                      TX      77041   Harris                Retail                Unanchored
    201      Laredo                       TX      78045   Webb                  Self Storage          Self Storage
    202      Batavia                      NY      14020   Gensee                Self Storage          Self Storage
    203      Haddon Township              NJ      08107   Camden                Self Storage          Self Storage
    204      Cedar Park                   TX      78613   Williamson            Self Storage          Self Storage
    205      Shreveport                   LA      71106   Caddo                 Office                Suburban
    206      Kansas City                  MO      64157   Clay                  Retail                Shadow Anchored
    207      Georgetown                   SC      29440   Georgetown            Multifamily           Conventional
    208      Vancouver                    WA      98665   Clark                 Retail                Unanchored

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b

                                   % OF AGGREGATE   % OF INITIAL  % OF INITIAL  CUT-OFF DATE PRINCIPAL
                CUT-OFF DATE      INITIAL MORTGAGE  LOAN GROUP 1  LOAN GROUP 2       BALANCE PER        LOAN BALANCE AT
LOAN NUMBER   PRINCIPAL BALANCE     POOL BALANCE       BALANCE       BALANCE       SF/UNIT/ROOM/PAD      MATURITY / ARD
-----------------------------------------------------------------------------------------------------------------------

  1               122,610,000.00        5.8%            6.5%                               130.89        122,610,000.00
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
-----------------------------------------------------------------------------------------------------------------------
  2               120,000,000.00        5.6%            6.3%                               270.71        120,000,000.00
  3               100,000,000.00        4.7%            5.3%                           222,717.15        100,000,000.00
-----------------------------------------------------------------------------------------------------------------------
  4           96,000,000 (Note 5)       4.5%            5.1%                               603.09         96,000,000.00
 4.1
 4.2
 4.3
 4.4
-----------------------------------------------------------------------------------------------------------------------
  5                70,000,000.00        3.3%            3.7%                               124.56         70,000,000.00
-----------------------------------------------------------------------------------------------------------------------
  6                70,000,000.00        3.3%            3.7%                               134.11         66,353,619.30
 6.1
 6.2
-----------------------------------------------------------------------------------------------------------------------
  7                48,200,000.00        2.3%            2.5%                           181,886.79         48,200,000.00
  8                40,000,000.00        1.9%            2.1%                                73.85         33,792,716.50
  9                40,000,000.00        1.9%            2.1%                               135.42         40,000,000.00
 10                36,850,000.00        1.7%            1.9%                               272.12         33,313,370.09
-----------------------------------------------------------------------------------------------------------------------
 11                35,072,201.95        1.6%            1.8%                               109.74         29,919,904.29
11.1
11.2
11.3
11.4
11.5
11.6
-----------------------------------------------------------------------------------------------------------------------
 12                32,070,000.00        1.5%            1.7%                               100.63         30,021,880.31
 13                32,000,000.00        1.5%                          14.0%            109,215.02         27,993,599.97
 14                28,000,000.00        1.3%                          12.2%             86,419.75         25,091,550.56
 15                26,000,000.00        1.2%            1.4%                               228.09         26,000,000.00
 16                24,600,000.00        1.2%            1.3%                               157.56         22,282,314.26
 17                23,241,314.50        1.1%            1.2%                             1,106.73         19,901,427.13
 18                22,500,000.00        1.1%                           9.8%            195,652.17         20,911,915.48
 19                22,410,000.00        1.1%            1.2%                                94.62         21,026,620.33
 20                22,250,000.00        1.0%            1.2%                               267.90         22,250,000.00
-----------------------------------------------------------------------------------------------------------------------
 21                11,500,000.00        0.5%            0.6%                                68.76         10,290,086.44
 22                10,700,000.00        0.5%            0.6%                                70.08          9,574,254.53
-----------------------------------------------------------------------------------------------------------------------
 23                21,600,000.00        1.0%            1.1%                               428.14         20,120,247.22
 24                20,500,000.00        1.0%            1.1%                           151,851.85         17,441,702.67
 25                17,500,000.00        0.8%            0.9%                                76.18         16,448,015.71
 26                17,300,000.00        0.8%            0.9%                               227.13         17,300,000.00
 27                17,040,000.00        0.8%            0.9%                               216.39         15,903,737.21
 28                16,500,000.00        0.8%            0.9%                                91.40         14,936,085.36
 29                15,950,000.00        0.8%            0.8%                               144.07         14,961,557.80
 30                15,510,846.39        0.7%            0.8%                           209,606.03         13,022,267.56
-----------------------------------------------------------------------------------------------------------------------
 31                 8,000,000.00        0.4%            0.4%                            53,691.28          7,724,481.04
 32                 7,500,000.00        0.4%            0.4%                            48,701.30          7,241,700.67
-----------------------------------------------------------------------------------------------------------------------
 33                15,452,926.42        0.7%            0.8%                                22.86         13,205,317.87
 34                14,900,000.00        0.7%            0.8%                               142.99         14,552,423.19
 35                14,750,000.00        0.7%                           6.4%             53,442.03         13,106,871.90
 36                13,900,000.00        0.7%            0.7%                                42.68         13,900,000.00
 37                13,880,000.00        0.7%            0.7%                             1,314.64         13,880,000.00
 38                13,648,000.00        0.6%            0.7%                               225.40         12,774,905.37
 39                13,084,543.95        0.6%            0.7%                               110.48         11,795,876.77
 40                13,000,000.00        0.6%            0.7%                                59.79         11,762,775.49
 41                12,966,830.76        0.6%            0.7%                            60,592.67         10,195,163.19
 42                12,600,000.00        0.6%            0.7%                               128.89         11,384,305.70
 43                12,500,000.00        0.6%                           5.5%             25,201.61         10,990,075.28
 44                12,425,000.00        0.6%            0.7%                               279.21         11,658,551.31
 45                12,201,771.84        0.6%            0.6%                                51.08         10,239,594.33
 46          12,000,000 (Note 10)       0.6%            0.6%                                78.80          9,640,261.33
 47                11,625,000.00        0.5%            0.6%                           127,747.25         10,405,329.07
 48                11,600,000.00        0.5%            0.6%                                88.91         10,884,209.87
 49                11,100,000.00        0.5%            0.6%                               118.48         10,598,557.03
 50                11,000,000.00        0.5%            0.6%                               332.13         11,000,000.00
 51                10,900,000.00        0.5%            0.6%                               139.51         10,900,000.00
 52                10,520,000.00        0.5%                           4.6%             40,461.54          9,160,463.25
 53                10,440,000.00        0.5%            0.6%                               288.19          9,471,099.44
 54                10,200,000.00        0.5%            0.5%                                85.80          9,249,726.91
 55                10,000,000.00        0.5%            0.5%                               138.54          9,064,773.26
 56                10,000,000.00        0.5%                           4.4%             58,139.53          9,353,789.83
 57                 9,991,820.33        0.5%            0.5%                               206.72          8,494,192.71
 58                 9,600,000.00        0.5%            0.5%                               151.97          8,480,498.46
 59                 9,433,000.00        0.4%            0.5%                                70.14          8,541,358.83
 60                 9,210,000.00        0.4%                           4.0%             40,394.74          9,210,000.00
 61                 9,200,000.00        0.4%            0.5%                               168.08          7,781,589.88
 62                 9,200,000.00        0.4%            0.5%                               145.74          9,200,000.00
 63                 8,963,095.67        0.4%                           3.9%             26,207.88          7,727,161.82
 64                 8,500,000.00        0.4%            0.4%                               131.30          8,500,000.00
 65                 8,489,172.27        0.4%            0.4%                                90.99          6,585,302.77
 66                 8,485,568.26        0.4%            0.4%                            88,391.34          7,278,027.97
 67                 8,450,000.00        0.4%                           3.7%             40,047.39          7,775,120.42
 68                 8,000,000.00        0.4%            0.4%                               175.85          7,139,599.85
 69                 8,000,000.00        0.4%            0.4%                               403.92          7,132,236.65
 70                 8,000,000.00        0.4%                           3.5%             43,478.26          7,121,115.90
 71                 7,587,096.33        0.4%            0.4%                            59,740.92          6,507,413.78
 72                 7,450,000.00        0.4%            0.4%                                71.09          6,865,927.33
-----------------------------------------------------------------------------------------------------------------------
 73                 7,386,851.24        0.3%            0.4%                                45.47          6,299,844.03
73.1
73.2
73.3
73.4
73.5
73.6
73.7
73.8
73.9
73.10
73.11
-----------------------------------------------------------------------------------------------------------------------
 74                 7,310,000.00        0.3%            0.4%                            19,338.62          6,486,255.37
 75                 7,087,945.24        0.3%            0.4%                            55,810.59          6,079,293.10
 76                 7,015,000.00        0.3%            0.4%                               100.43          6,365,342.18
 77                 7,000,000.00        0.3%            0.4%                               113.35          6,527,577.90
 78                 6,987,895.80        0.3%            0.4%                               124.16          5,979,990.57
 79                 6,775,000.00        0.3%            0.4%                                94.38          5,762,591.50
 80                 6,750,000.00        0.3%            0.4%                                84.06          6,121,887.94
 81                 6,688,228.86        0.3%            0.4%                           113,359.81          5,712,181.24
 82                 6,490,507.08        0.3%                           2.8%             32,291.08          5,664,377.89
 83                 6,487,706.14        0.3%            0.3%                            79,118.37          4,324,274.34
 84                 6,486,922.75        0.3%            0.3%                               122.96          4,253,862.38
 85                 6,451,000.00        0.3%                           2.8%             26,879.17          6,139,390.77
 86                 6,339,218.64        0.3%            0.3%                            62,149.20          5,437,115.45
 87                 6,300,000.00        0.3%                           2.8%             65,625.00          5,624,527.95
 88                 6,300,000.00        0.3%            0.3%                            18,694.36          5,887,939.22
-----------------------------------------------------------------------------------------------------------------------
 89                 6,220,095.17        0.3%            0.3%                                33.18          5,309,224.21
89.1
89.2
-----------------------------------------------------------------------------------------------------------------------
 90                 6,129,018.00        0.3%            0.3%                               167.83          5,743,958.45
 91                 6,000,000.00        0.3%            0.3%                               212.16          5,615,304.32
 92                 5,994,762.83        0.3%            0.3%                               154.90          5,058,959.15
 93                 5,913,793.67        0.3%            0.3%                            58,552.41          3,941,742.36
 94                 5,725,000.00        0.3%            0.3%                            56,683.17          4,495,527.34
 95                 5,585,534.13        0.3%            0.3%                            58,795.10          4,381,682.98
 96                 5,558,000.00        0.3%            0.3%                               179.44          5,205,766.24
 97                 5,492,504.04        0.3%            0.3%                               140.83          4,210,380.94
 98                 5,490,249.31        0.3%            0.3%                                85.54          4,683,675.96
 99                 5,400,000.00        0.3%            0.3%                            18,556.70          5,046,804.95
 100                5,395,441.39        0.3%            0.3%                               132.37          4,570,652.36
 101                5,386,820.74        0.3%            0.3%                                41.76          4,629,499.22
 102                5,300,000.00        0.2%            0.3%                               163.26          4,708,559.28
 103                5,273,486.46        0.2%            0.3%                            62,779.60          4,144,936.80
 104                5,155,462.26        0.2%                           2.3%             34,834.20          4,032,811.74
 105                5,150,000.00        0.2%            0.3%                               199.47          4,429,871.83
 106                5,000,000.00        0.2%            0.3%                                69.66          4,539,806.56
 107                5,000,000.00        0.2%            0.3%                                87.19          5,000,000.00
 108                4,994,482.41        0.2%            0.3%                            56,755.48          3,964,996.86
 109                4,993,804.09        0.2%            0.3%                            49,443.60          3,891,943.75
 110                4,900,000.00        0.2%            0.3%                                40.83          4,451,413.92
 111                4,880,000.00        0.2%            0.3%                               124.83          4,336,374.97
 112                4,877,026.79        0.2%            0.3%                               146.27          4,135,939.22
 113                4,800,000.00        0.2%            0.3%                                92.99          4,502,344.01
 114                4,796,197.54        0.2%            0.3%                               103.87          4,091,492.87
-----------------------------------------------------------------------------------------------------------------------
 115                4,791,586.03        0.2%            0.3%                                34.00          4,093,491.28
115.1
115.2
-----------------------------------------------------------------------------------------------------------------------
 116                4,791,586.03        0.2%            0.3%                                80.40          4,093,491.28
 117                4,700,000.00        0.2%            0.2%                               152.31          4,268,519.55
 118                4,500,000.00        0.2%            0.2%                               121.99          4,083,796.76
 119                4,500,000.00        0.2%            0.2%                               309.28          4,217,417.26
 120                4,482,105.59        0.2%            0.2%                            55,334.64          2,992,166.05
 121                4,450,000.00        0.2%            0.2%                            44,500.00          3,884,116.06
 122                4,345,000.00        0.2%            0.2%                                52.85          3,947,654.79
 123                4,275,000.00        0.2%                           1.9%             33,398.44          3,731,078.87
 124                4,196,528.04        0.2%            0.2%                               100.34          3,563,370.88
 125                4,172,874.92        0.2%            0.2%                                46.87          3,756,286.44
 126                4,093,851.54        0.2%                           1.8%             40,938.52          3,562,422.94
 127                4,088,684.09        0.2%            0.2%                               139.61          3,167,541.79
 128                4,000,000.00        0.2%            0.2%                               188.82          3,569,339.53
-----------------------------------------------------------------------------------------------------------------------
 129                3,996,848.30        0.2%                           1.7%             57,097.83          3,411,549.64
129.1
129.2
-----------------------------------------------------------------------------------------------------------------------
 130                3,989,779.07        0.2%                           1.7%             45,859.53          3,410,647.44
 131                3,967,481.83        0.2%            0.2%                            55,880.03          2,644,459.73
 132                3,893,085.87        0.2%            0.2%                               141.52          3,321,152.87
 133                3,847,103.94        0.2%            0.2%                                40.62          3,299,640.66
 134                3,820,482.68        0.2%            0.2%                            47,756.03          3,001,047.17
 135                3,800,000.00        0.2%            0.2%                                50.26          3,251,771.29
 136                3,800,000.00        0.2%            0.2%                            41,758.24          3,316,773.53
 137                3,796,940.93        0.2%            0.2%                                31.74          3,233,459.03
 138                3,775,256.77        0.2%            0.2%                                24.37          3,249,545.88
-----------------------------------------------------------------------------------------------------------------------
 139                3,750,000.00        0.2%            0.2%                                70.49          3,340,910.91
139.1
139.2
-----------------------------------------------------------------------------------------------------------------------
 140                3,713,841.92        0.2%            0.2%                               181.54          3,195,129.91
 141                3,690,542.82        0.2%            0.2%                            47,314.65          2,900,750.18
 142                3,600,000.00        0.2%            0.2%                                55.56          3,363,147.18
 143                3,500,000.00        0.2%                           1.5%            116,666.67          3,161,691.61
 144                3,464,201.71        0.2%            0.2%                               100.12          2,989,630.80
 145                3,421,000.00        0.2%            0.2%                                98.11          3,038,292.07
 146                3,325,658.86        0.2%                           1.5%             21,879.33          2,596,869.47
 147                3,320,000.00        0.2%                           1.5%             63,846.15          3,012,934.02
 148                3,293,962.69        0.2%            0.2%                               175.36          2,798,727.97
 149                3,287,000.00        0.2%            0.2%                               166.85          2,921,952.20
 150                3,250,133.00        0.2%            0.2%                                29.50          3,250,133.00
 151                3,047,774.80        0.1%            0.2%                               205.65          2,622,126.38
 152                3,027,651.06        0.1%                           1.3%            131,637.00          2,588,718.75
 153                3,000,000.00        0.1%            0.2%                                31.91          2,611,253.18
 154                2,997,578.49        0.1%            0.2%                               122.95          2,551,987.02
 155                2,994,906.44        0.1%            0.2%                                54.39          2,568,715.66
 156                2,992,016.09        0.1%            0.2%                               454.71          2,334,143.76
 157                2,922,775.40        0.1%            0.2%                                98.72          2,504,020.10
 158                2,894,916.55        0.1%            0.2%                               116.81          2,473,150.32
 159                2,867,612.50        0.1%            0.2%                                54.49          2,251,744.88
 160                2,847,897.35        0.1%            0.2%                               184.74          2,447,429.77
 161                2,825,000.00        0.1%            0.1%                               194.21          2,573,711.31
 162                2,600,000.00        0.1%            0.1%                                57.17          2,218,850.93
 163                2,565,000.00        0.1%            0.1%                               219.85          2,323,627.58
 164                2,560,000.00        0.1%            0.1%                               117.97          2,407,336.47
 165                2,500,000.00        0.1%                           1.1%             59,523.81          2,209,477.94
 166                2,440,000.00        0.1%                           1.1%             67,777.78          2,214,325.66
 167                2,398,057.62        0.1%            0.1%                            22,838.64          2,040,992.84
 168                2,300,000.00        0.1%            0.1%                               176.75          2,300,000.00
 169                2,198,322.19        0.1%            0.1%                                68.42          1,882,827.23
 170                2,195,614.22        0.1%            0.1%                                26.82          1,844,075.20
 171                2,145,000.00        0.1%            0.1%                               110.87          1,951,949.93
 172                2,100,000.00        0.1%            0.1%                             9,767.44          2,001,756.95
 173                2,098,327.46        0.1%                           0.9%             19,795.54          1,788,990.87
 174                2,045,141.85        0.1%            0.1%                                54.65          1,763,447.55
 175                2,000,000.00        0.1%            0.1%                             4,750.59          1,712,433.56
 176                1,993,305.65        0.1%            0.1%                            38,332.80          1,599,128.47
 177                1,960,000.00        0.1%            0.1%                                25.93          1,745,414.30
 178                1,941,693.85        0.1%                           0.8%             16,738.74          1,666,566.60
 179                1,918,818.67        0.1%            0.1%                               210.37          1,650,059.74
 180                1,828,558.10        0.1%            0.1%                               307.68          1,560,784.05
 181                1,798,575.99        0.1%            0.1%                            12,846.97          1,534,531.32
 182                1,796,929.83        0.1%            0.1%                                43.20          1,540,351.36
 183                1,750,000.00        0.1%            0.1%                               267.75          1,592,673.88
 184                1,748,606.22        0.1%            0.1%                               109.29          1,490,826.00
 185                1,744,307.80        0.1%            0.1%                                52.22            782,345.56
 186                1,677,218.93        0.1%            0.1%                               153.90          1,442,962.00
 187                1,597,258.45        0.1%            0.1%                            20,218.46          1,368,420.22
 188                1,593,264.37        0.1%            0.1%                                33.74          1,369,396.73
 189                1,540,938.59        0.1%            0.1%                                13.95             11,984.87
 190                1,498,859.17        0.1%            0.1%                               106.38          1,284,111.84
 191                1,446,000.00        0.1%            0.1%                                96.40          1,292,560.72
 192                1,403,421.93        0.1%            0.1%                                34.86          1,205,182.38
 193                1,394,801.45        0.1%            0.1%                                84.63          1,099,892.66
 194                1,375,000.00        0.1%            0.1%                               234.04          1,293,166.83
 195                1,346,827.50        0.1%            0.1%                               140.88          1,162,398.94
 196                1,346,646.05        0.1%            0.1%                                28.32          1,063,908.89
 197                1,300,000.00        0.1%            0.1%                               132.65          1,164,722.71
 198                1,248,532.71        0.1%            0.1%                                50.34            981,696.90
 199                1,247,131.85        0.1%            0.1%                                45.19          1,079,168.79
 200                1,196,349.30        0.1%            0.1%                               131.47          1,034,785.21
 201                1,170,000.00        0.1%            0.1%                                50.67            993,710.50
 202                1,169,129.58        0.1%            0.1%                                24.59          1,003,884.21
 203                1,114,222.57        0.1%            0.1%                                51.21            962,857.35
 204                1,109,132.46        0.1%            0.1%                                22.97            947,524.35
 205                1,098,266.11        0.1%            0.1%                                98.93            950,330.07
 206                  999,249.85        0.0%            0.1%                               166.54            857,292.31
 207                  954,373.60        0.0%                           0.4%             23,859.34            725,382.07
 208                  850,000.00        0.0%            0.0%                                77.27            771,571.09

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

 4b               115,000,000.00        NAP             NAP            NAP                               115,000,000.00

                              CROSS COLLATERALIZED                        RELATED MORTGAGE
                 CROSS         MORTGAGE LOAN GROUP                      LOAN GROUP AGGREGATE
             COLLATERALIZED  AGGREGATE CUT-OFF DATE                        CUT-OFF DATE
             (MORTGAGE LOAN     PRINCIPAL BALANCE    RELATED (MORTGAGE    PRINCIPAL BALANCE
LOAN NUMBER      GROUP)             (NOTE 3)             LOAN GROUP)          (NOTE 3)              BORROWER'S INTEREST
----------------------------------------------------------------------------------------------------------------------------

     1             No            122,610,000.00             No              122,610,000.00              Fee Simple
    1.1                                                                                                 Fee Simple
    1.2                                                                                                 Fee Simple
    1.3                                                                                                 Fee Simple
    1.4                                                                                                 Fee Simple
    1.5                                                                                                 Fee Simple
    1.6                                                                                                 Fee Simple
    1.7                                                                                                 Fee Simple
    1.8                                                                                                 Fee Simple
    1.9                                                                                                 Fee Simple
----------------------------------------------------------------------------------------------------------------------------
     2             No            120,000,000.00             No              120,000,000.00              Fee Simple
     3             No            100,000,000.00             No              100,000,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
     4             No             96,000,000.00             No               96,000,000.00       Fee Simple and Leasehold
    4.1                                                                                                 Fee Simple
    4.2                                                                                                 Fee Simple
    4.3                                                                                       Fee in Part, Leasehold in Part
    4.4                                                                                                 Fee Simple
----------------------------------------------------------------------------------------------------------------------------
     5             No             70,000,000.00             No               70,000,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
     6             No             70,000,000.00          Yes (R1)            87,500,000.00              Fee Simple
    6.1                                                                                                 Fee Simple
    6.2                                                                                                 Fee Simple
----------------------------------------------------------------------------------------------------------------------------
     7             No             48,200,000.00             No               48,200,000.00              Fee Simple
     8             No             40,000,000.00             No               40,000,000.00              Fee Simple
     9             No             40,000,000.00          Yes (R2)            51,600,000.00              Fee Simple
    10             No             36,850,000.00             No               36,850,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    11             No             35,072,201.95             No               35,072,201.95       Fee Simple and Leasehold
   11.1                                                                                                 Fee Simple
   11.2                                                                                                 Fee Simple
   11.3                                                                                                  Leasehold
   11.4                                                                                                  Leasehold
   11.5                                                                                                  Leasehold
   11.6                                                                                                  Leasehold
----------------------------------------------------------------------------------------------------------------------------
    12             No             32,070,000.00             No               32,070,000.00              Fee Simple
    13             No             32,000,000.00             No               32,000,000.00              Fee Simple
    14             No             28,000,000.00             No               28,000,000.00              Fee Simple
    15             No             26,000,000.00             No               26,000,000.00              Fee Simple
    16             No             24,600,000.00             No               24,600,000.00              Fee Simple
    17             No             23,241,314.50             No               23,241,314.50              Fee Simple
    18             No             22,500,000.00             No               22,500,000.00              Fee Simple
    19             No             22,410,000.00             No               22,410,000.00              Fee Simple
    20             No             22,250,000.00          Yes (R3)            48,050,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    21          Yes (C1)          22,200,000.00          Yes (R7)            22,200,000.00              Fee Simple
    22          Yes (C1)          22,200,000.00          Yes (R7)            22,200,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    23             No             21,600,000.00             No               21,600,000.00              Fee Simple
    24             No             20,500,000.00             No               20,500,000.00              Fee Simple
    25             No             17,500,000.00          Yes (R1)            87,500,000.00              Fee Simple
    26             No             17,300,000.00          Yes (R3)            48,050,000.00              Fee Simple
    27             No             17,040,000.00             No               17,040,000.00              Fee Simple
    28             No             16,500,000.00             No               16,500,000.00              Fee Simple
    29             No             15,950,000.00             No               15,950,000.00              Fee Simple
    30             No             15,510,846.39             No               15,510,846.39    Fee in Part, Leasehold in Part
----------------------------------------------------------------------------------------------------------------------------
    31          Yes (C2)          15,500,000.00          Yes (R10)           15,500,000.00              Fee Simple
    32          Yes (C2)          15,500,000.00          Yes (R10)           15,500,000.00               Leasehold
----------------------------------------------------------------------------------------------------------------------------
    33             No             15,452,926.42             No               15,452,926.42              Fee Simple
    34             No             14,900,000.00             No               14,900,000.00              Fee Simple
    35             No             14,750,000.00          Yes (R5)            29,545,000.00              Fee Simple
    36             No             13,900,000.00             No               13,900,000.00              Fee Simple
    37             No             13,880,000.00             No               13,880,000.00              Fee Simple
    38             No             13,648,000.00          Yes (R9)            15,793,000.00              Fee Simple
    39             No             13,084,543.95             No               13,084,543.95              Fee Simple
    40             No             13,000,000.00             No               13,000,000.00               Leasehold
    41             No             12,966,830.76             No               12,966,830.76              Fee Simple
    42             No             12,600,000.00          Yes (R8)            17,600,000.00              Fee Simple
    43             No             12,500,000.00             No               12,500,000.00              Fee Simple
    44             No             12,425,000.00             No               12,425,000.00              Fee Simple
    45             No             12,201,771.84             No               12,201,771.84              Fee Simple
    46             No             12,000,000.00             No               12,000,000.00              Fee Simple
    47             No             11,625,000.00             No               11,625,000.00              Fee Simple
    48             No             11,600,000.00          Yes (R2)            51,600,000.00              Fee Simple
    49             No             11,100,000.00             No               11,100,000.00              Fee Simple
    50             No             11,000,000.00             No               11,000,000.00              Fee Simple
    51             No             10,900,000.00             No               10,900,000.00              Fee Simple
    52             No             10,520,000.00          Yes (R5)            29,545,000.00              Fee Simple
    53             No             10,440,000.00             No               10,440,000.00              Fee Simple
    54             No             10,200,000.00             No               10,200,000.00              Fee Simple
    55             No             10,000,000.00             No               10,000,000.00              Fee Simple
    56             No             10,000,000.00             No               10,000,000.00    Fee in Part, Leasehold in Part
    57             No              9,991,820.33             No                9,991,820.33              Fee Simple
    58             No              9,600,000.00             No                9,600,000.00              Fee Simple
    59             No              9,433,000.00             No                9,433,000.00              Fee Simple
    60             No              9,210,000.00             No                9,210,000.00              Fee Simple
    61             No              9,200,000.00             No                9,200,000.00              Fee Simple
    62             No              9,200,000.00             No                9,200,000.00              Fee Simple
    63             No              8,963,095.67             No                8,963,095.67              Fee Simple
    64             No              8,500,000.00          Yes (R3)            48,050,000.00              Fee Simple
    65             No              8,489,172.27             No                8,489,172.27              Fee Simple
    66             No              8,485,568.26          Yes (R6)            29,499,828.47              Fee Simple
    67             No              8,450,000.00             No                8,450,000.00              Fee Simple
    68             No              8,000,000.00             No                8,000,000.00              Fee Simple
    69             No              8,000,000.00             No                8,000,000.00              Fee Simple
    70             No              8,000,000.00             No                8,000,000.00              Fee Simple
    71             No              7,587,096.33          Yes (R6)            29,499,828.47              Fee Simple
    72             No              7,450,000.00             No                7,450,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    73             No              7,386,851.24             No                7,386,851.24              Fee Simple
   73.1                                                                                                 Fee Simple
   73.2                                                                                                 Fee Simple
   73.3                                                                                                 Fee Simple
   73.4                                                                                                 Fee Simple
   73.5                                                                                                 Fee Simple
   73.6                                                                                                 Fee Simple
   73.7                                                                                                 Fee Simple
   73.8                                                                                                 Fee Simple
   73.9                                                                                                 Fee Simple
   73.10                                                                                                Fee Simple
   73.11                                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    74             No              7,310,000.00             No                7,310,000.00              Fee Simple
    75             No              7,087,945.24          Yes (R6)            29,499,828.47              Fee Simple
    76             No              7,015,000.00             No                7,015,000.00              Fee Simple
    77             No              7,000,000.00             No                7,000,000.00              Fee Simple
    78             No              6,987,895.80             No                6,987,895.80              Fee Simple
    79             No              6,775,000.00             No                6,775,000.00              Fee Simple
    80             No              6,750,000.00             No                6,750,000.00              Fee Simple
    81             No              6,688,228.86             No                6,688,228.86              Fee Simple
    82             No              6,490,507.08          Yes (R12)           10,584,358.61              Fee Simple
    83             No              6,487,706.14          Yes (R4)            30,266,630.05              Fee Simple
    84             No              6,486,922.75             No                6,486,922.75              Fee Simple
    85             No              6,451,000.00             No                6,451,000.00              Fee Simple
    86             No              6,339,218.64          Yes (R6)            29,499,828.47              Fee Simple
    87             No              6,300,000.00             No                6,300,000.00              Fee Simple
    88             No              6,300,000.00          Yes (R11)           13,800,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    89             No              6,220,095.17             No                6,220,095.17              Fee Simple
   89.1                                                                                                 Fee Simple
   89.2                                                                                                 Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    90             No              6,129,018.00             No                6,129,018.00              Fee Simple
    91             No              6,000,000.00             No                6,000,000.00              Fee Simple
    92             No              5,994,762.83             No                5,994,762.83              Fee Simple
    93             No              5,913,793.67          Yes (R4)            30,266,630.05              Fee Simple
    94             No              5,725,000.00          Yes (R4)            30,266,630.05              Fee Simple
    95             No              5,585,534.13             No                5,585,534.13              Fee Simple
    96             No              5,558,000.00             No                5,558,000.00              Fee Simple
    97             No              5,492,504.04             No                5,492,504.04              Fee Simple
    98             No              5,490,249.31             No                5,490,249.31              Fee Simple
    99             No              5,400,000.00          Yes (R11)           13,800,000.00              Fee Simple
    100            No              5,395,441.39             No                5,395,441.39              Fee Simple
    101            No              5,386,820.74             No                5,386,820.74              Fee Simple
    102            No              5,300,000.00             No                5,300,000.00              Fee Simple
    103            No              5,273,486.46             No                5,273,486.46              Fee Simple
    104            No              5,155,462.26             No                5,155,462.26              Fee Simple
    105            No              5,150,000.00          Yes (R14)            7,710,000.00              Fee Simple
    106            No              5,000,000.00             No                5,000,000.00              Fee Simple
    107            No              5,000,000.00          Yes (R8)            17,600,000.00              Fee Simple
    108            No              4,994,482.41             No                4,994,482.41              Fee Simple
    109            No              4,993,804.09             No                4,993,804.09    Fee in Part, Leasehold in Part
    110            No              4,900,000.00             No                4,900,000.00              Fee Simple
    111            No              4,880,000.00             No                4,880,000.00              Fee Simple
    112            No              4,877,026.79             No                4,877,026.79              Fee Simple
    113            No              4,800,000.00             No                4,800,000.00              Fee Simple
    114            No              4,796,197.54             No                4,796,197.54              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    115            No              4,791,586.03             No                4,791,586.03              Fee Simple
   115.1                                                                                                Fee Simple
   115.2                                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    116            No              4,791,586.03             No                4,791,586.03              Fee Simple
    117            No              4,700,000.00             No                4,700,000.00              Fee Simple
    118            No              4,500,000.00             No                4,500,000.00              Fee Simple
    119            No              4,500,000.00             No                4,500,000.00              Fee Simple
    120            No              4,482,105.59          Yes (R4)            30,266,630.05              Fee Simple
    121            No              4,450,000.00          Yes (R13)            8,250,000.00              Fee Simple
    122            No              4,345,000.00             No                4,345,000.00              Fee Simple
    123            No              4,275,000.00          Yes (R5)            29,545,000.00              Fee Simple
    124            No              4,196,528.04             No                4,196,528.04              Fee Simple
    125            No              4,172,874.92             No                4,172,874.92              Fee Simple
    126            No              4,093,851.54          Yes (R12)           10,584,358.61              Fee Simple
    127            No              4,088,684.09             No                4,088,684.09              Fee Simple
    128            No              4,000,000.00             No                4,000,000.00              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    129            No              3,996,848.30             No                3,996,848.30              Fee Simple
   129.1                                                                                                Fee Simple
   129.2                                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    130            No              3,989,779.07             No                3,989,779.07              Fee Simple
    131            No              3,967,481.83          Yes (R4)            30,266,630.05              Fee Simple
    132            No              3,893,085.87             No                3,893,085.87              Fee Simple
    133            No              3,847,103.94          Yes (R15)            7,622,360.71              Fee Simple
    134            No              3,820,482.68             No                3,820,482.68              Fee Simple
    135            No              3,800,000.00             No                3,800,000.00              Fee Simple
    136            No              3,800,000.00          Yes (R13)            8,250,000.00              Fee Simple
    137            No              3,796,940.93             No                3,796,940.93              Fee Simple
    138            No              3,775,256.77          Yes (R15)            7,622,360.71              Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    139            No              3,750,000.00             No                3,750,000.00              Fee Simple
   139.1                                                                                                Fee Simple
   139.2                                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    140            No              3,713,841.92          Yes (R17)            5,391,060.85              Fee Simple
    141            No              3,690,542.82          Yes (R4)            30,266,630.05              Fee Simple
    142            No              3,600,000.00             No                3,600,000.00              Fee Simple
    143            No              3,500,000.00             No                3,500,000.00              Fee Simple
    144            No              3,464,201.71             No                3,464,201.71              Fee Simple
    145            No              3,421,000.00             No                3,421,000.00              Fee Simple
    146            No              3,325,658.86             No                3,325,658.86              Fee Simple
    147            No              3,320,000.00          Yes (R16)            5,760,000.00              Fee Simple
    148            No              3,293,962.69             No                3,293,962.69              Fee Simple
    149            No              3,287,000.00             No                3,287,000.00              Fee Simple
    150            No              3,250,133.00             No                3,250,133.00              Fee Simple
    151            No              3,047,774.80          Yes (R18)            4,546,633.97              Fee Simple
    152            No              3,027,651.06             No                3,027,651.06              Fee Simple
    153            No              3,000,000.00             No                3,000,000.00              Fee Simple
    154            No              2,997,578.49             No                2,997,578.49              Fee Simple
    155            No              2,994,906.44             No                2,994,906.44              Fee Simple
    156            No              2,992,016.09             No                2,992,016.09              Fee Simple
    157            No              2,922,775.40             No                2,922,775.40              Fee Simple
    158            No              2,894,916.55             No                2,894,916.55              Fee Simple
    159            No              2,867,612.50             No                2,867,612.50              Fee Simple
    160            No              2,847,897.35             No                2,847,897.35              Fee Simple
    161            No              2,825,000.00             No                2,825,000.00              Fee Simple
    162            No              2,600,000.00             No                2,600,000.00              Fee Simple
    163            No              2,550,000.00             No                2,565,000.00              Fee Simple
    164            No              2,560,000.00          Yes (R14)            7,710,000.00              Fee Simple
    165            No              2,500,000.00             No                2,500,000.00              Fee Simple
    166            No              2,440,000.00          Yes (R16)            5,760,000.00              Fee Simple
    167            No              2,398,057.62             No                2,398,057.62              Fee Simple
    168            No              2,300,000.00             No                2,300,000.00              Fee Simple
    169            No              2,198,322.19             No                2,198,322.19              Fee Simple
    170            No              2,195,614.22             No                2,195,614.22              Fee Simple
    171            No              2,145,000.00          Yes (R9)            15,793,000.00              Fee Simple
    172            No              2,100,000.00          Yes (R11)           13,800,000.00              Fee Simple
    173            No              2,098,327.46             No                2,098,327.46              Fee Simple
    174            No              2,045,141.85             No                2,045,141.85              Fee Simple
    175            No              1,997,076.41             No                2,000,000.00              Fee Simple
    176            No              1,993,305.65             No                1,993,305.65              Fee Simple
    177            No              1,960,000.00             No                1,960,000.00              Fee Simple
    178            No              1,941,693.85             No                1,941,693.85              Fee Simple
    179            No              1,918,818.67             No                1,918,818.67              Fee Simple
    180            No              1,828,558.10             No                1,828,558.10              Fee Simple
    181            No              1,798,575.99             No                1,798,575.99              Fee Simple
    182            No              1,796,929.83             No                1,796,929.83              Fee Simple
    183            No              1,750,000.00             No                1,750,000.00              Fee Simple
    184            No              1,748,606.22             No                1,748,606.22              Fee Simple
    185            No              1,744,307.80             No                1,744,307.80              Fee Simple
    186            No              1,677,218.93          Yes (R17)            5,391,060.85              Fee Simple
    187            No              1,597,258.45             No                1,597,258.45              Fee Simple
    188            No              1,593,264.37          Yes (R19)            2,996,686.30              Fee Simple
    189            No              1,540,938.59             No                1,540,938.59              Fee Simple
    190            No              1,498,859.17          Yes (R18)            4,546,633.97              Fee Simple
    191            No              1,446,000.00             No                1,446,000.00              Fee Simple
    192            No              1,403,421.93          Yes (R19)            2,996,686.30              Fee Simple
    193            No              1,394,801.45             No                1,394,801.45              Fee Simple
    194            No              1,375,000.00             No                1,375,000.00              Fee Simple
    195            No              1,346,827.50             No                1,346,827.50              Fee Simple
    196            No              1,346,646.05             No                1,346,646.05              Fee Simple
    197            No              1,300,000.00             No                1,300,000.00              Fee Simple
    198            No              1,248,532.71             No                1,248,532.71              Fee Simple
    199            No              1,247,131.85          Yes (R20)            2,416,261.43              Fee Simple
    200            No              1,196,349.30             No                1,196,349.30              Fee Simple
    201            No              1,170,000.00             No                1,170,000.00              Fee Simple
    202            No              1,169,129.58          Yes (R20)            2,416,261.43              Fee Simple
    203            No              1,114,222.57             No                1,114,222.57              Fee Simple
    204            No              1,109,132.46             No                1,109,132.46              Fee Simple
    205            No              1,098,266.11             No                1,098,266.11              Fee Simple
    206            No                999,249.85             No                  999,249.85              Fee Simple
    207            No                954,373.60             No                  954,373.60              Fee Simple
    208            No                850,000.00             No                  850,000.00              Fee Simple

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b             No            115,000,000.00             No              115,000,000.00       Fee Simple and Leasehold

                                              CUT-OFF DATE LTV RATIO  MATURITY DATE / ARD
                                                    (NOTE 2)           LTV RATIO (NOTE 2)
LOAN NUMBER  APPRAISED VALUE  APPRAISAL DATE        (NOTE 4)                (NOTE 4)       ORIGINAL BALANCE  MORTGAGE RATE
--------------------------------------------------------------------------------------------------------------------------

     1          151,600,000       Various             80.88%                 80.88%          122,610,000.00      5.9236%
    1.1          26,900,000      08/15/06
    1.2          23,100,000      08/15/06
    1.3          22,600,000      08/16/06
    1.4          19,700,000      08/16/06
    1.5          15,200,000      08/15/06
    1.6          14,500,000      08/16/06
    1.7          12,200,000      08/16/06
    1.8          10,800,000      08/15/06
    1.9           6,600,000      08/15/06
--------------------------------------------------------------------------------------------------------------------------
     2          161,000,000      06/22/06             74.53%                 74.53%             120,000,000      6.0000%
     3          332,000,000      06/02/06             30.12%                 30.12%             100,000,000      5.8040%
--------------------------------------------------------------------------------------------------------------------------
     4        2,329,500,000      08/01/06         51.51% (Note 5)       51.51% (Note 5)          96,000,000     5.60275%
    4.1       2,200,000,000      08/01/06
    4.2          72,000,000      08/01/06
    4.3          48,000,000      08/01/06
    4.4           9,500,000      08/01/06
--------------------------------------------------------------------------------------------------------------------------
     5          101,400,000      06/01/06             69.03%                 69.03%              70,000,000      6.1277%
--------------------------------------------------------------------------------------------------------------------------
     6          103,400,000      12/23/05             67.70%                 64.17%              70,000,000      5.7900%
    6.1          56,000,000      12/23/05
    6.2          47,400,000      12/23/05
--------------------------------------------------------------------------------------------------------------------------
     7           71,400,000      08/21/06             67.51%                 67.51%              48,200,000      6.2000%
     8           50,000,000      09/01/06             80.00%                 67.59%              40,000,000      5.8700%
     9           50,000,000      06/26/06             80.00%                 80.00%              40,000,000      5.9300%
    10           46,289,000      03/21/06             79.61%                 71.97%              36,850,000      6.0150%
--------------------------------------------------------------------------------------------------------------------------
    11           44,050,000       Various             79.62%                 67.92%              35,100,000      6.1710%
   11.1          11,500,000      06/26/06
   11.2           7,550,000      06/26/06
   11.3           7,500,000      06/20/06
   11.4           5,900,000      06/26/06
   11.5           5,600,000      06/26/06
   11.6           6,000,000      06/27/06
--------------------------------------------------------------------------------------------------------------------------
    12           40,250,000      06/05/06             79.68%                 74.59%              32,070,000      6.0400%
    13           43,000,000      07/03/06             74.42%                 65.10%              32,000,000      5.4450%
    14           36,400,000      08/01/06             76.92%                 68.93%              28,000,000      5.5800%
    15           35,600,000      08/25/06             73.03%                 73.03%              26,000,000      5.7300%
    16           33,250,000      08/11/06             73.99%                 67.01%              24,600,000      6.1200%
    17           50,900,000      06/01/06             45.66%                 39.10%              23,300,000      6.2400%
    18           28,500,000      08/15/06             78.95%                 73.38%              22,500,000      5.5170%
    19           28,300,000      06/30/06             79.19%                 74.30%              22,410,000      6.2130%
    20           38,500,000      05/01/06             57.79%                 57.79%              22,250,000      5.9150%
--------------------------------------------------------------------------------------------------------------------------
    21           15,350,000      07/20/06             75.59%                 67.63%              11,500,000      6.4400%
    22           14,020,000      04/01/07             75.59%                 67.63%              10,700,000      6.4400%
--------------------------------------------------------------------------------------------------------------------------
    23           32,000,000      09/01/06             67.50%                 62.88%              21,600,000      5.6718%
    24           30,700,000      07/06/06             66.78%                 56.81%              20,500,000      6.1100%
    25           27,875,000      06/22/06             62.78%                 59.01%              17,500,000      6.3500%
    26           32,000,000      05/01/06             54.06%                 54.06%              17,300,000      5.7850%
    27           21,300,000      08/04/06             80.00%                 74.67%              17,040,000      5.8200%
    28           21,000,000      10/01/06             78.57%                 71.12%              16,500,000      6.0900%
    29           20,670,000      05/26/06             77.17%                 72.38%              15,950,000      6.1900%
    30           22,050,000      08/01/06             70.34%                 59.06%              15,525,000      5.6300%
--------------------------------------------------------------------------------------------------------------------------
    31           10,700,000      08/01/06             83.78%                 80.90%               8,000,000      6.2800%
    32            7,800,000      07/01/06             83.78%                 80.90%               7,500,000      6.2800%
--------------------------------------------------------------------------------------------------------------------------
    33           19,500,000      07/07/06             79.25%                 67.72%              15,480,000      6.2000%
    34           20,800,000      05/03/06             71.63%                 69.96%              14,900,000      6.0500%
    35           18,840,000      08/08/06             78.29%                 69.57%              14,750,000      6.1200%
    36           21,250,000      08/10/06             65.41%                 65.41%              13,900,000      6.5700%
    37           35,900,000      04/01/06             38.66%                 38.66%              13,880,000      6.2100%
    38           19,000,000      08/25/06             71.83%                 67.24%              13,648,000      6.0350%
    39           16,500,000      07/01/06             79.30%                 71.49%              13,100,000      6.1760%
    40           17,300,000      11/01/06             75.14%                 67.99%              13,000,000      6.0650%
    41           19,100,000      07/28/06             67.89%                 53.38%              13,000,000      6.3800%
    42           15,900,000      08/14/06             79.25%                 71.60%              12,600,000      5.9900%
    43           19,000,000      03/03/06             65.79%                 57.84%              12,500,000      6.5050%
    44           15,800,000      05/22/06             78.64%                 73.79%              12,425,000      6.2200%
    45           16,100,000      08/10/05             75.79%                 63.60%              12,400,000      5.1400%
    46           17,200,000      08/18/06             69.77%                 56.05%              12,000,000      6.1100%
    47           15,500,000      08/07/06             75.00%                 67.13%              11,625,000      6.4520%
    48           16,000,000      06/15/06             72.50%                 68.03%              11,600,000      6.2150%
    49           14,500,000      08/30/06             76.55%                 73.09%              11,100,000      5.8800%
    50           16,200,000      07/05/06             67.90%                 67.90%              11,000,000      6.2180%
    51           14,100,000      07/21/06             77.31%                 77.31%              10,900,000      6.2580%
    52           13,150,000      08/09/06             80.00%                 69.66%              10,520,000      6.1300%
    53           15,300,000      04/21/06             68.24%                 61.90%              10,440,000      6.2000%
    54           13,400,000      06/23/06             76.12%                 69.03%              10,200,000      6.1800%
    55           15,670,000      07/28/06             63.82%                 57.85%              10,000,000      6.1600%
    56           12,600,000      08/04/06             79.37%                 74.24%              10,000,000      5.9800%
    57           12,800,000      12/01/06             78.06%                 66.36%              10,000,000      6.0500%
    58           12,000,000      08/01/06             80.00%                 70.67%               9,600,000      5.8600%
    59           13,000,000      12/16/05             72.56%                 65.70%               9,433,000      6.1000%
    60           12,000,000      08/15/06             76.75%                 76.75%               9,210,000      5.8800%
    61           12,700,000      06/29/06             72.44%                 61.27%               9,200,000      5.9100%
    62           11,800,000      08/25/06             77.97%                 77.97%               9,200,000      6.0400%
    63           11,500,000      04/13/06             77.94%                 67.19%               9,000,000      6.4210%
    64           11,800,000      03/23/06             72.03%                 72.03%               8,500,000      6.1250%
    65           12,830,000      08/07/06             66.17%                 51.33%               8,500,000      6.0100%
    66           11,360,000      05/08/06             74.70%                 64.07%               8,500,000      6.3300%
    67           10,650,000      09/08/06             79.34%                 73.01%               8,450,000      5.8750%
    68           10,000,000      06/29/06             80.00%                 71.40%               8,000,000      6.3150%
    69           10,700,000      05/22/06             74.77%                 66.66%               8,000,000      6.2640%
    70           10,040,000      06/05/06             79.68%                 70.93%               8,000,000      6.1970%
    71           10,170,000      05/08/06             74.60%                 63.99%               7,600,000      6.3300%
    72           10,700,000      07/12/06             69.63%                 64.17%               7,450,000      6.1000%
--------------------------------------------------------------------------------------------------------------------------
    73           10,310,000      06/23/06             71.65%                 61.10%               7,400,000      6.1300%
   73.1             630,000      06/23/06
   73.2             600,000      06/23/06
   73.3             750,000      06/23/06
   73.4           1,840,000      06/23/06
   73.5             440,000      06/23/06
   73.6             460,000      06/23/06
   73.7             920,000      06/23/06
   73.8           1,730,000      06/23/06
   73.9             880,000      06/23/06
   73.10            740,000      06/23/06
   73.11          1,320,000      06/23/06
--------------------------------------------------------------------------------------------------------------------------
    74            9,200,000      08/03/06             79.46%                 70.50%               7,310,000      6.5160%
    75            9,480,000      05/08/06             74.77%                 64.13%               7,100,000      6.3300%
    76            9,000,000      08/02/06             77.94%                 70.73%               7,015,000      6.2130%
    77           15,300,000      02/17/06             45.75%                 42.66%               7,000,000      5.7500%
    78            9,500,000      06/30/06             73.56%                 62.95%               7,000,000      6.2500%
    79           13,800,000      06/02/06             49.09%                 41.76%               6,775,000      6.1000%
    80           10,500,000      06/08/06             64.29%                 58.30%               6,750,000      6.1900%
    81            8,500,000      09/01/06             78.69%                 67.20%               6,700,000      6.1800%
    82            8,200,000      05/23/06             79.15%                 69.08%               6,500,000      6.9700%
    83            8,800,000      03/29/06             73.72%                 49.14%               6,500,000      6.3800%
    84           12,550,000      08/28/06             51.69%                 33.90%               6,500,000      5.9500%
    85            8,300,000      06/12/06             77.72%                 73.97%               6,451,000      6.1690%
    86            8,560,000      05/08/06             74.06%                 63.52%               6,350,000      6.3300%
    87            8,050,000      06/29/06             78.26%                 69.87%               6,300,000      6.3330%
    88            7,970,000      08/01/06             79.05%                 73.88%               6,300,000      5.9200%
--------------------------------------------------------------------------------------------------------------------------
    89            8,140,000      08/08/06             76.41%                 65.22%               6,225,000      6.1900%
   89.1           4,700,000      08/08/06
   89.2           3,440,000      08/08/06
--------------------------------------------------------------------------------------------------------------------------
    90            8,330,000      11/18/05             73.58%                 68.96%               6,129,018      6.1200%
    91           10,200,000      07/28/06             58.82%                 55.05%               6,000,000      6.0229%
    92            7,725,000      06/30/06             77.60%                 65.49%               6,000,000      5.8010%
    93            7,900,000      03/27/06             74.86%                 49.90%               5,925,000      6.3800%
    94            9,000,000      03/27/06             63.61%                 49.95%               5,725,000      6.4200%
    95            7,500,000      07/17/06             74.47%                 58.42%               5,600,000      6.3100%
    96            9,450,000      03/20/06             58.81%                 55.09%               5,558,000      6.0800%
    97            6,900,000      08/17/06             79.60%                 61.02%               5,500,000      5.6600%
    98            9,720,000      06/29/06             56.48%                 48.19%               5,500,000      6.1400%
    99            6,760,000      08/01/06             79.88%                 74.66%               5,400,000      5.9200%
    100           6,800,000      02/20/06             79.34%                 67.22%               5,400,000      5.9300%
    101           8,650,000      05/10/06             62.28%                 53.52%               5,400,000      6.3700%
    102           6,660,000      06/14/06             79.58%                 70.70%               5,300,000      6.1130%
    103           7,050,000      03/31/06             74.80%                 58.79%               5,287,000      6.3700%
    104           7,700,000      05/31/06             66.95%                 52.37%               5,165,000      7.4500%
    105           6,900,000      07/17/06             74.64%                 64.20%               5,150,000      6.4900%
    106           6,700,000      08/16/06             74.63%                 67.76%               5,000,000      6.2500%
    107           7,600,000      06/30/06             65.79%                 65.79%               5,000,000      5.9510%
    108           7,870,000      07/27/06             63.46%                 50.38%               5,000,000      6.7200%
    109           7,100,000      08/10/06             70.34%                 54.82%               5,000,000      6.1500%
    110           6,500,000      07/26/06             75.38%                 68.48%               4,900,000      6.2750%
    111           6,500,000      08/18/06             75.08%                 66.71%               4,880,000      6.1200%
    112           6,425,000      03/08/05             75.91%                 64.37%               4,975,000      5.3450%
    113           6,850,000      06/19/06             70.07%                 65.73%               4,800,000      6.1900%
    114           6,200,000      08/01/06             77.36%                 65.99%               4,800,000      6.1700%
--------------------------------------------------------------------------------------------------------------------------
    115           7,000,000      05/03/06             68.45%                 58.48%               4,800,000      6.1900%
   115.1          3,045,634      05/03/06
   115.2          3,954,366      05/03/06
--------------------------------------------------------------------------------------------------------------------------
    116           7,200,000      06/27/06             66.55%                 56.85%               4,800,000      6.1900%
    117           6,400,000      07/07/06             73.44%                 66.70%               4,700,000      6.2600%
    118           7,500,000      08/16/06             60.00%                 54.45%               4,500,000      6.2200%
    119           6,310,000      07/01/06             71.32%                 66.84%               4,500,000      6.1300%
    120           6,000,000      03/27/06             74.70%                 49.87%               4,500,000      6.3700%
    121           5,925,000      12/01/06             75.11%                 65.55%               4,450,000      6.2200%
    122           6,100,000      12/06/05             71.23%                 64.72%               4,345,000      6.2800%
    123           5,400,000      08/08/06             79.17%                 69.09%               4,275,000      6.2200%
    124           6,800,000      07/28/06             61.71%                 52.40%               4,200,000      6.0100%
    125           5,420,000      08/17/06             76.99%                 69.30%               4,175,000      6.1400%
    126           5,200,000      05/17/06             78.73%                 68.51%               4,100,000      6.8600%
    127           5,150,000      10/01/06             79.39%                 61.51%               4,100,000      5.9300%
    128           5,100,000      07/05/06             78.43%                 69.99%               4,000,000      6.3100%
--------------------------------------------------------------------------------------------------------------------------
    129           5,200,000      02/24/06             76.86%                 65.61%               4,000,000      6.1900%
   129.1          2,000,000      02/24/06
   129.2          3,200,000      02/24/06
--------------------------------------------------------------------------------------------------------------------------
    130           6,540,000      06/27/06             61.01%                 52.15%               4,000,000      6.1800%
    131           5,300,000      03/28/06             74.86%                 49.90%               3,975,000      6.3800%
    132           5,290,000      06/09/06             73.59%                 62.78%               3,900,000      6.1400%
    133           6,800,000      07/01/06             56.58%                 48.52%               3,850,000      6.3600%
    134           5,100,000      08/01/06             74.91%                 58.84%               3,825,000      6.3900%
    135           6,650,000      07/19/06             57.14%                 48.90%               3,800,000      6.3100%
    136           5,075,000      12/01/06             74.88%                 65.36%               3,800,000      6.2200%
    137           5,480,000      02/28/06             69.29%                 59.00%               3,800,000      6.1100%
    138           6,900,000      07/01/06             54.71%                 47.09%               3,778,000      6.4870%
--------------------------------------------------------------------------------------------------------------------------
    139           4,720,000       Various             79.45%                 70.78%               3,750,000      6.2400%
   139.1          2,370,000      08/01/06
   139.2          2,350,000      08/15/06
--------------------------------------------------------------------------------------------------------------------------
    140           4,825,000      06/26/06             76.97%                 66.22%               3,720,000      6.4400%
    141           5,800,000      03/29/06             63.63%                 50.01%               3,700,000      6.3700%
    142           5,200,000      07/31/06             69.23%                 64.68%               3,600,000      5.8900%
    143           5,150,000      06/23/06             67.96%                 61.39%               3,500,000      5.9800%
    144           4,750,000      05/08/06             72.93%                 62.94%               3,475,000      6.4900%
    145           4,300,000      06/27/06             79.56%                 70.66%               3,421,000      6.0990%
    146           4,440,000      06/16/06             74.90%                 58.49%               3,330,000      7.4300%
    147           4,150,000      09/03/06             80.00%                 72.60%               3,320,000      6.2200%
    148           4,990,000      07/15/06             66.01%                 56.09%               3,300,000      6.0000%
    149           6,200,000      05/31/06             53.02%                 47.13%               3,287,000      6.1400%
    150           5,600,000      05/16/06             58.04%                 58.04%               3,250,133      5.0200%
    151           5,110,000      06/26/06             59.64%                 51.31%               3,050,000      6.4700%
    152           5,600,000      07/12/06             54.07%                 46.23%               3,030,000      6.2500%
    153           4,300,000      04/06/06             69.77%                 60.73%               3,000,000      6.1100%
    154           4,000,000      07/25/06             74.94%                 63.80%               3,000,000      6.1000%
    155           5,360,000      07/19/06             55.88%                 47.92%               3,000,000      6.3300%
    156           6,800,000      07/06/06             44.00%                 34.33%               3,000,000      6.1400%
    157           4,120,000      07/31/06             70.94%                 60.78%               2,925,000      6.3200%
    158           3,700,000      07/18/06             78.24%                 66.84%               2,900,000      6.1900%
    159           4,040,000      07/25/06             70.98%                 55.74%               2,875,000      6.3400%
    160           3,600,000      06/26/06             79.11%                 67.98%               2,850,000      6.4300%
    161           3,700,000      07/10/06             76.35%                 69.56%               2,825,000      6.4274%
    162           3,300,000      06/07/06             78.79%                 67.24%               2,600,000      6.2150%
    163           3,400,000      08/08/06             75.44%                 68.34%               2,565,000      6.1300%
    164           3,800,000      06/15/06             67.37%                 63.35%               2,560,000      6.3900%
    165           4,750,000      08/03/06             52.63%                 46.52%               2,500,000      5.8800%
    166           3,050,000      09/03/06             80.00%                 72.60%               2,440,000      6.2200%
    167           3,350,000      06/19/06             71.58%                 60.93%               2,400,000      6.0900%
    168           5,000,000      07/11/06             46.00%                 46.00%               2,300,000      6.2830%
    169           6,510,000      07/04/06             33.77%                 28.92%               2,200,000      6.3100%
    170           2,850,000      09/30/05             77.04%                 64.70%               2,200,000      5.6100%
    171           2,700,000      08/08/06             79.44%                 72.29%               2,145,000      6.3700%
    172           2,890,000      06/01/06             72.66%                 69.26%               2,100,000      6.3300%
    173           2,740,000      08/10/06             76.58%                 65.29%               2,100,000      6.1500%
    174           2,750,000      04/19/06             74.37%                 64.13%               2,050,000      6.4900%
    175           2,600,000      07/24/06             76.92%                 65.86%               2,000,000      6.3300%
    176           3,000,000      04/27/06             66.44%                 53.30%               2,000,000      6.9800%
    177           2,600,000      05/03/06             75.38%                 67.13%               1,960,000      6.2200%
    178           2,520,000      02/28/06             77.05%                 66.13%               1,950,000      6.2600%
    179           2,425,000      05/15/06             79.13%                 68.04%               1,925,000      6.3600%
    180           2,710,000      06/28/06             67.47%                 57.59%               1,830,000      6.1900%
    181           2,965,000      02/20/06             60.66%                 51.75%               1,800,000      6.1750%
    182           2,475,000      06/26/06             72.60%                 62.24%               1,800,000      6.3100%
    183           3,300,000      06/27/06             53.03%                 48.26%               1,750,000      6.3750%
    184           2,300,000      08/22/06             76.03%                 64.82%               1,750,000      6.1500%
    185           3,000,000      05/26/06             58.14%                 26.08%               1,750,000      6.0600%
    186           2,100,000      06/20/06             79.87%                 68.71%               1,680,000      6.4400%
    187           3,600,000      06/15/06             44.37%                 38.01%               1,600,000      6.2900%
    188           2,000,000      04/22/06             79.66%                 68.47%               1,600,000      6.3100%
    189           4,000,000      08/03/06             38.52%                 0.30%                1,550,000      6.2500%
    190           6,000,000      08/10/06             24.98%                 21.40%               1,500,000      6.3200%
    191           1,900,000      07/11/06             76.11%                 68.03%               1,446,000      6.3900%
    192           1,760,000      05/02/06             79.74%                 68.48%               1,408,000      6.3100%
    193           1,800,000      06/12/06             77.49%                 61.11%               1,400,000      6.4300%
    194           2,170,000      07/19/06             63.36%                 59.59%               1,375,000      6.4000%
    195           2,500,000      05/12/06             53.87%                 46.50%               1,350,000      6.5240%
    196           1,725,000      07/22/06             78.07%                 61.68%               1,350,000      6.5300%
    197           1,675,000      07/07/06             77.61%                 69.54%               1,300,000      6.5000%
    198           1,975,000      07/06/06             63.22%                 49.71%               1,250,000      6.4200%
    199           1,700,000      05/02/06             73.36%                 63.48%               1,250,000      6.6200%
    200           1,600,000      06/12/06             74.77%                 64.67%               1,200,000      6.5730%
    201           1,510,000      06/12/06             77.48%                 65.81%               1,170,000      6.0500%
    202           1,500,000      06/21/06             77.94%                 66.93%               1,170,000      6.4000%
    203           1,500,000      07/21/06             74.28%                 64.19%               1,115,000      6.6300%
    204           2,190,000      06/02/06             50.65%                 43.27%               1,110,000      6.2200%
    205           1,590,000      04/13/06             69.07%                 59.77%               1,100,000      6.6500%
    206           1,460,000      06/14/06             68.44%                 58.72%               1,000,000      6.3700%
    207           1,440,000      07/21/06             66.28%                 50.37%                 955,000      6.8400%
    208           2,250,000      08/02/06             37.78%                 34.29%                 850,000      6.2500%

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b        2,329,500,000      08/01/06         64.39% (Note 9)       64.39% (Note 9)         115,000,000      5.5215%

                                                       INTEREST                                    FIRST             SCHEDULED
             ADMINISTRATIVE  NET MORTGAGE               ACCRUAL                                   PAYMENT    GRACE    MATURITY
LOAN NUMBER     FEE RATE        RATE       RATE TYPE    METHOD        LOAN TYPE       NOTE DATE    DATE     PERIOD   DATE/ ARD
------------------------------------------------------------------------------------------------------------------------------

     1           0.0310%        5.8926%      Fixed    Actual/360     Interest Only     09/15/06  11/06/06     0       10/06/16
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
------------------------------------------------------------------------------------------------------------------------------
     2           0.0210%        5.9790%      Fixed    Actual/360     Interest Only     09/14/06  11/06/06     0       10/06/16
     3           0.0210%        5.7830%      Fixed    Actual/360   Interest Only/ARD   06/28/06  08/11/06     0       07/11/16
------------------------------------------------------------------------------------------------------------------------------
     4           0.0210%       5.58175%      Fixed    Actual/360     Interest Only     08/14/06  10/01/06  (Note 6)   09/01/11
    4.1
    4.2
    4.3
    4.4
------------------------------------------------------------------------------------------------------------------------------
     5           0.0410%        6.0867%      Fixed    Actual/360     Interest Only     06/29/06  08/01/06     5       07/01/11
------------------------------------------------------------------------------------------------------------------------------
     6           0.0510%        5.7390%      Fixed    Actual/360  Partial IO/Balloon   03/28/06  05/01/06     5       04/01/14
    6.1
    6.2
------------------------------------------------------------------------------------------------------------------------------
     7           0.0510%        6.1490%      Fixed    Actual/360     Interest Only     09/14/06  11/01/06     5       10/01/11
     8           0.0310%        5.8390%      Fixed    Actual/360        Balloon        10/17/06  12/01/06     5       11/01/16
     9           0.0210%        5.9090%      Fixed    Actual/360     Interest Only     09/20/06  11/11/06     0       10/11/16
    10           0.0310%        5.9840%      Fixed    Actual/360  Partial IO/Balloon   06/16/06  08/11/06     0       07/11/16
------------------------------------------------------------------------------------------------------------------------------
    11           0.0210%        6.1500%      Fixed    Actual/360        Balloon        09/15/06  11/11/06     0       10/11/16
   11.1
   11.2
   11.3
   11.4
   11.5
   11.6
------------------------------------------------------------------------------------------------------------------------------
    12           0.0210%        6.0190%      Fixed    Actual/360  Partial IO/Balloon   08/03/06  09/11/06     0       08/11/16
    13           0.0510%        5.3940%      Fixed    Actual/360  Partial IO/Balloon   09/13/06  11/11/06     0       10/11/16
    14           0.0210%        5.5590%      Fixed    Actual/360  Partial IO/Balloon   08/17/06  10/01/06     5       09/01/16
    15           0.0710%        5.6590%      Fixed    Actual/360     Interest Only     09/29/06  11/01/06     5       10/01/16
    16           0.0810%        6.0390%      Fixed    Actual/360  Partial IO/Balloon   09/12/06  11/01/06     5       10/01/16
    17           0.0210%        6.2190%      Fixed    Actual/360        Balloon        07/31/06  09/11/06     0       08/11/16
    18           0.0210%        5.4960%      Fixed    Actual/360  Partial IO/Balloon   09/21/06  11/01/06     7       10/01/16
    19           0.0210%        6.1920%      Fixed    Actual/360  Partial IO/Balloon   07/27/06  09/11/06     0       08/11/16
    20           0.0210%        5.8940%      Fixed    Actual/360     Interest Only     05/31/06  07/11/06     0       06/11/16
------------------------------------------------------------------------------------------------------------------------------
    21           0.0610%        6.3790%      Fixed    Actual/360  Partial IO/Balloon   08/11/06  10/01/06     5       09/01/16
    22           0.0610%        6.3790%      Fixed    Actual/360  Partial IO/Balloon   08/11/06  10/01/06     5       09/01/16
------------------------------------------------------------------------------------------------------------------------------
    23           0.0410%        5.6308%      Fixed    Actual/360  Partial IO/Balloon   04/26/06  06/11/06     0       05/11/16
    24           0.0210%        6.0890%      Fixed    Actual/360        Balloon                  12/06/06     0       11/06/16
    25           0.0510%        6.2990%      Fixed    Actual/360  Partial IO/Balloon   08/24/06  10/01/06     5       09/01/16
    26           0.0210%        5.7640%      Fixed    Actual/360     Interest Only     05/31/06  07/11/06     0       06/11/16
    27           0.0610%        5.7590%      Fixed    Actual/360  Partial IO/Balloon   10/05/06  12/01/06     5       11/01/16
    28           0.0210%        6.0690%      Fixed    Actual/360  Partial IO/Balloon   08/09/06  10/01/06     5       09/01/16
    29           0.0710%        6.1190%      Fixed    Actual/360  Partial IO/Balloon   06/27/06  08/11/06     0       07/11/16
    30           0.0310%        5.5990%      Fixed    Actual/360        Balloon        09/08/06  11/01/06     5       10/01/16
------------------------------------------------------------------------------------------------------------------------------
    31           0.0310%        6.2490%      Fixed    Actual/360  Partial IO/Balloon   09/07/06  11/01/06     5       10/01/11
    32           0.0310%        6.2490%      Fixed    Actual/360  Partial IO/Balloon   09/07/06  11/01/06     5       10/01/11
------------------------------------------------------------------------------------------------------------------------------
    33           0.0210%        6.1790%      Fixed    Actual/360        Balloon        08/08/06  10/01/06     5       09/01/16
    34           0.1210%        5.9290%      Fixed    Actual/360  Partial IO/Balloon   09/27/06  11/01/06     5       10/01/11
    35           0.0410%        6.0790%      Fixed    Actual/360  Partial IO/Balloon   09/11/06  11/01/06     5       10/01/16
    36           0.0210%        6.5490%      Fixed    Actual/360     Interest Only     10/10/06  12/01/06     5       11/01/13
    37           0.0210%        6.1890%      Fixed    Actual/360   Interest Only/ARD   05/23/06  07/11/06     0       06/11/13
    38           0.0210%        6.0140%      Fixed    Actual/360  Partial IO/Balloon   10/16/06  12/06/06     0       11/06/16
    39           0.0710%        6.1050%      Fixed    Actual/360        Balloon        08/25/06  10/01/06     5       09/01/16
    40           0.0210%        6.0440%      Fixed    Actual/360  Partial IO/Balloon   09/29/06  11/01/06     5       10/01/16
    41           0.0810%        6.2990%      Fixed    Actual/360        Balloon        08/30/06  10/01/06     5       09/01/16
    42           0.0210%        5.9690%      Fixed    Actual/360  Partial IO/Balloon   09/20/06  11/01/06     7       10/01/16
    43           0.0210%        6.4840%      Fixed    Actual/360  Partial IO/Balloon   04/27/06  06/11/06     0       05/11/16
    44           0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   08/29/06  10/11/06     0       09/11/16
    45           0.0210%        5.1190%      Fixed    Actual/360        Balloon        08/31/05  10/11/05     0       09/11/15
    46           0.0510%        6.0590%      Fixed    Actual/360  Partial IO/Balloon   10/05/06  12/01/06     5       11/01/16
    47           0.0210%        6.4310%      Fixed    Actual/360  Partial IO/Balloon   09/15/06  11/06/06     0       10/06/16
    48           0.0210%        6.1940%      Fixed    Actual/360  Partial IO/Balloon   07/27/06  09/11/06     0       08/11/16
    49           0.0510%        5.8290%      Fixed    Actual/360  Partial IO/Balloon   10/06/06  11/06/06     0       10/06/16
    50           0.0210%        6.1970%      Fixed    Actual/360     Interest Only     09/13/06  11/06/06     0       10/06/16
    51           0.0210%        6.2370%      Fixed    Actual/360     Interest Only     08/29/06  10/01/06     5       09/01/16
    52           0.0510%        6.0790%      Fixed    Actual/360  Partial IO/Balloon   08/28/06  10/01/06     5       09/01/16
    53           0.0210%        6.1790%      Fixed    Actual/360  Partial IO/Balloon   06/09/06  07/11/06     0       06/11/16
    54           0.0810%        6.0990%      Fixed    Actual/360  Partial IO/Balloon   07/25/06  09/01/06     5       08/01/16
    55           0.0210%        6.1390%      Fixed    Actual/360  Partial IO/Balloon   09/11/06  11/01/06     5       10/01/16
    56           0.0210%        5.9590%      Fixed    Actual/360  Partial IO/Balloon   09/13/06  11/01/06     5       10/01/16
    57           0.0210%        6.0290%      Fixed    Actual/360        Balloon        09/19/06  11/01/06     5       10/01/16
    58           0.0210%        5.8390%      Fixed    Actual/360  Partial IO/Balloon   09/19/06  11/01/06     5       10/01/16
    59           0.0210%        6.0790%      Fixed    Actual/360  Partial IO/Balloon   03/31/06  05/11/06     0       04/11/16
    60           0.0210%        5.8590%      Fixed    Actual/360     Interest Only     09/28/06  11/01/06     5       10/01/11
    61           0.0310%        5.8790%      Fixed    Actual/360        Balloon        10/02/06  12/01/06     0       11/01/16
    62           0.0210%        6.0190%      Fixed    Actual/360     Interest Only     09/29/06  11/01/06     5       10/01/16
    63           0.0710%        6.3500%      Fixed    Actual/360        Balloon        05/31/06  07/01/06     5       06/01/16
    64           0.0210%        6.1040%      Fixed    Actual/360     Interest Only     04/28/06  06/11/06     0       05/11/16
    65           0.0810%        5.9290%      Fixed    Actual/360        Balloon        09/13/06  11/01/06     5       10/01/16
    66           0.0310%        6.2990%      Fixed    Actual/360        Balloon        08/21/06  10/01/06     5       09/01/16
    67           0.0710%        5.8040%      Fixed    Actual/360  Partial IO/Balloon   10/05/06  11/06/06     0       10/06/16
    68           0.0210%        6.2940%      Fixed    Actual/360  Partial IO/Balloon   07/31/06  09/01/06     5       08/01/16
    69           0.0210%        6.2430%      Fixed    Actual/360  Partial IO/Balloon   06/13/06  08/11/06     0       07/11/16
    70           0.0210%        6.1760%      Fixed    Actual/360  Partial IO/Balloon   07/25/06  09/01/06     5       08/01/16
    71           0.0310%        6.2990%      Fixed    Actual/360        Balloon        08/21/06  10/01/06     5       09/01/16
    72           0.0210%        6.0790%      Fixed    Actual/360  Partial IO/Balloon   08/17/06  10/11/06     0       09/11/16
------------------------------------------------------------------------------------------------------------------------------
    73           0.1210%        6.0090%      Fixed    Actual/360        Balloon        08/18/06  10/01/06     5       09/01/16
   73.1
   73.2
   73.3
   73.4
   73.5
   73.6
   73.7
   73.8
   73.9
   73.10
   73.11
------------------------------------------------------------------------------------------------------------------------------
    74           0.0210%        6.4950%      Fixed    Actual/360  Partial IO/Balloon   09/18/06  11/01/06     5       10/01/16
    75           0.0310%        6.2990%      Fixed    Actual/360        Balloon        08/21/06  10/01/06     5       09/01/16
    76           0.0210%        6.1920%      Fixed    Actual/360  Partial IO/Balloon   09/27/06  11/01/06     5       10/01/16
    77           0.0210%        5.7290%      Fixed    Actual/360  Partial IO/Balloon   03/09/06  04/11/06     0       03/11/16
    78           0.0210%        6.2290%      Fixed    Actual/360        Balloon        08/14/06  10/01/06     5       09/01/16
    79           0.0210%        6.0790%      Fixed    Actual/360        Balloon                  12/01/06     5       11/01/16
    80           0.0710%        6.1190%      Fixed    Actual/360  Partial IO/Balloon   09/01/06  10/01/06     5       09/01/16
    81           0.0310%        6.1490%      Fixed    Actual/360        Balloon        08/29/06  10/01/06     5       09/01/16
    82           0.0210%        6.9490%      Fixed    Actual/360        Balloon        08/15/06  10/01/06     5       09/01/16
    83           0.0710%        6.3090%      Fixed    Actual/360        Balloon        09/12/06  11/01/06     7       10/01/16
    84           0.0210%        5.9290%      Fixed    Actual/360        Balloon        09/29/06  11/01/06     5       10/01/16
    85           0.0210%        6.1480%      Fixed    Actual/360  Partial IO/Balloon   06/29/06  08/11/06     0       07/11/13
    86           0.0310%        6.2990%      Fixed    Actual/360        Balloon        08/21/06  10/01/06     5       09/01/16
    87           0.1010%        6.2320%      Fixed    Actual/360  Partial IO/Balloon   09/21/06  11/01/06     5       10/01/16
    88           0.0210%        5.8990%      Fixed    Actual/360  Partial IO/Balloon   08/30/06  10/01/06     5       09/01/16
------------------------------------------------------------------------------------------------------------------------------
    89           0.0210%        6.1690%      Fixed    Actual/360        Balloon        09/15/06  11/01/06     5       10/01/16
   89.1
   89.2
------------------------------------------------------------------------------------------------------------------------------
    90           0.0210%        6.0990%      Fixed    Actual/360    Partial IO/ARD     04/28/06  06/11/06     0       05/11/16
    91           0.0210%        6.0019%      Fixed    Actual/360  Partial IO/Balloon   08/29/06  10/11/06     0       09/11/16
    92           0.0210%        5.7800%      Fixed    Actual/360        Balloon        09/21/06  11/06/06     0       10/06/16
    93           0.0710%        6.3090%      Fixed    Actual/360        Balloon        09/14/06  11/01/06     7       10/01/16
    94           0.0710%        6.3490%      Fixed    Actual/360        Balloon        10/03/06  12/01/06     7       11/01/16
    95           0.0210%        6.2890%      Fixed    Actual/360        Balloon        08/22/06  10/11/06     0       09/11/16
    96           0.0210%        6.0590%      Fixed    Actual/360  Partial IO/Balloon   09/25/06  11/06/06     0       10/06/16
    97           0.0210%        5.6390%      Fixed    Actual/360        Balloon        09/25/06  11/01/06     5       10/01/16
    98           0.0210%        6.1190%      Fixed    Actual/360        Balloon        08/17/06  10/01/06     5       09/01/16
    99           0.0210%        5.8990%      Fixed    Actual/360  Partial IO/Balloon   08/30/06  10/01/06     5       09/01/16
    100          0.1010%        5.8290%      Fixed    Actual/360        Balloon        09/18/06  11/01/06     5       10/01/16
    101          0.0210%        6.3490%      Fixed    Actual/360        Balloon        07/17/06  09/01/06     5       08/01/16
    102          0.0210%        6.0920%      Fixed    Actual/360  Partial IO/Balloon   08/11/06  10/01/06     5       09/01/16
    103          0.0710%        6.2990%      Fixed    Actual/360        Balloon        08/11/06  10/01/06     7       09/01/16
    104          0.0310%        7.4190%      Fixed    Actual/360        Balloon        07/21/06  09/01/06     5       08/01/21
    105          0.0610%        6.4290%      Fixed    Actual/360  Partial IO/Balloon   08/29/06  10/11/06     0       09/11/21
    106          0.0610%        6.1890%      Fixed    Actual/360  Partial IO/Balloon   10/13/06  12/01/06     5       11/01/16
    107          0.0210%        5.9300%      Fixed    Actual/360     Interest Only     07/28/06  09/01/06     7       08/01/16
    108          0.0810%        6.6390%      Fixed    Actual/360        Balloon        09/01/06  11/01/06     5       10/01/16
    109          0.0210%        6.1290%      Fixed    Actual/360        Balloon        09/18/06  11/01/06     5       10/01/16
    110          0.0210%        6.2540%      Fixed    Actual/360  Partial IO/Balloon   09/11/06  11/01/06     5       10/01/16
    111          0.0610%        6.0590%      Fixed    Actual/360  Partial IO/Balloon   09/18/06  11/01/06     5       10/01/16
    112          0.0210%        5.3240%      Fixed    Actual/360          ARD          04/29/05  06/11/05     0       05/11/15
    113          0.0210%        6.1690%      Fixed    Actual/360  Partial IO/Balloon   08/11/06  09/11/06     0       08/11/16
    114          0.0210%        6.1490%      Fixed    Actual/360        Balloon        09/08/06  11/01/06     5       10/01/16
------------------------------------------------------------------------------------------------------------------------------
    115          0.0210%        6.1690%      Fixed    Actual/360        Balloon        08/28/06  10/01/06     5       09/01/16
   115.1
   115.2
------------------------------------------------------------------------------------------------------------------------------
    116          0.0210%        6.1690%      Fixed    Actual/360        Balloon        08/07/06  10/01/06     5       09/01/16
    117          0.0210%        6.2390%      Fixed    Actual/360  Partial IO/Balloon   09/29/06  11/01/06     5       10/01/16
    118          0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   09/14/06  11/01/06     5       10/01/16
    119          0.0210%        6.1090%      Fixed    Actual/360  Partial IO/Balloon   10/16/06  12/01/06     5       11/01/16
    120          0.0710%        6.2990%      Fixed    Actual/360        Balloon        08/10/06  10/01/06     7       09/01/16
    121          0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   09/05/06  11/01/06     5       10/01/16
    122          0.0210%        6.2590%      Fixed    Actual/360  Partial IO/Balloon   07/18/06  09/01/06     5       08/01/16
    123          0.0510%        6.1690%      Fixed    Actual/360  Partial IO/Balloon   08/21/06  10/01/06     5       09/01/16
    124          0.0810%        5.9290%      Fixed    Actual/360        Balloon        09/25/06  11/01/06     5       10/01/16
    125          0.0210%        6.1190%      Fixed    Actual/360        Balloon        09/06/06  11/01/06     5       10/01/16
    126          0.0210%        6.8390%      Fixed    Actual/360        Balloon        08/10/06  10/01/06     5       09/01/16
    127          0.0510%        5.8790%      Fixed    Actual/360        Balloon        09/07/06  10/11/06     0       09/11/16
    128          0.0210%        6.2890%      Fixed    Actual/360  Partial IO/Balloon   09/15/06  11/01/06     5       10/01/16
------------------------------------------------------------------------------------------------------------------------------
    129          0.0210%        6.1690%      Fixed    Actual/360        Balloon        09/22/06  11/01/06     5       10/01/16
   129.1
   129.2
------------------------------------------------------------------------------------------------------------------------------
    130          0.0210%        6.1590%      Fixed    Actual/360        Balloon        07/27/06  09/01/06     5       08/01/16
    131          0.0710%        6.3090%      Fixed    Actual/360        Balloon        09/14/06  11/01/06     7       10/01/16
    132          0.0610%        6.0790%      Fixed    Actual/360        Balloon        08/21/06  10/01/06     5       09/01/16
    133          0.0210%        6.3390%      Fixed    Actual/360        Balloon        09/08/06  11/06/06     0       10/06/16
    134          0.0710%        6.3190%      Fixed    Actual/360        Balloon        09/15/06  11/01/06     5       10/01/16
    135          0.0610%        6.2490%      Fixed    Actual/360        Balloon        10/03/06  12/01/06     5       11/01/16
    136          0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   09/05/06  11/01/06     5       10/01/16
    137          0.0210%        6.0890%      Fixed    Actual/360        Balloon        09/13/06  11/01/06     5       10/01/16
    138          0.0210%        6.4660%      Fixed    Actual/360        Balloon        09/19/06  11/06/06     0       10/06/16
------------------------------------------------------------------------------------------------------------------------------
    139          0.0710%        6.1690%      Fixed    Actual/360  Partial IO/Balloon   09/01/06  10/01/06     5       09/01/16
   139.1
   139.2
------------------------------------------------------------------------------------------------------------------------------
    140          0.0210%        6.4190%      Fixed    Actual/360        Balloon        08/03/06  10/01/06     5       09/01/16
    141          0.0710%        6.2990%      Fixed    Actual/360        Balloon        08/10/06  10/01/06     7       09/01/16
    142          0.0510%        5.8390%      Fixed    Actual/360  Partial IO/Balloon   10/04/06  12/01/06     5       11/01/16
    143          0.0210%        5.9590%      Fixed    Actual/360  Partial IO/Balloon   09/19/06  11/01/06     5       10/01/16
    144          0.0210%        6.4690%      Fixed    Actual/360        Balloon        06/23/06  08/01/06     5       07/01/16
    145          0.0210%        6.0780%      Fixed    Actual/360  Partial IO/Balloon   08/21/06  10/11/06     0       09/11/16
    146          0.0310%        7.3990%      Fixed    Actual/360        Balloon        08/11/06  10/01/06     5       09/01/21
    147          0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   09/21/06  11/01/06     5       10/01/16
    148          0.0210%        5.9790%      Fixed    Actual/360        Balloon        08/25/06  10/01/06     5       09/01/16
    149          0.0210%        6.1190%      Fixed    Actual/360  Partial IO/Balloon   09/08/06  10/11/06     0       09/11/16
    150          0.0210%        4.9990%      Fixed      30/360       Interest Only     07/31/06  09/01/06     5       08/01/11
    151          0.0210%        6.4490%      Fixed    Actual/360        Balloon        09/12/06  11/01/06     5       10/01/16
    152          0.0210%        6.2290%      Fixed    Actual/360        Balloon        09/08/06  11/01/06     5       10/01/16
    153          0.0210%        6.0890%      Fixed    Actual/360  Partial IO/Balloon   05/30/06  07/01/06     5       06/01/16
    154          0.0210%        6.0790%      Fixed    Actual/360        Balloon        09/11/06  11/01/06     5       10/01/16
    155          0.0210%        6.3090%      Fixed    Actual/360        Balloon        08/25/06  10/01/06     5       09/01/16
    156          0.1010%        6.0390%      Fixed    Actual/360        Balloon        08/14/06  10/01/06     5       09/01/16
    157          0.1010%        6.2190%      Fixed    Actual/360        Balloon        09/26/06  11/01/06     7       10/01/16
    158          0.0210%        6.1690%      Fixed    Actual/360        Balloon        08/22/06  10/01/06     5       09/01/16
    159          0.0210%        6.3190%      Fixed    Actual/360        Balloon        08/22/06  10/01/06     5       09/01/16
    160          0.0810%        6.3490%      Fixed    Actual/360        Balloon        09/13/06  11/01/06     5       10/01/16
    161          0.0710%        6.3564%      Fixed    Actual/360  Partial IO/Balloon   08/10/06  09/11/06     0       08/11/16
    162          0.0210%        6.1940%      Fixed    Actual/360        Balloon        10/06/06  12/01/06     5       11/01/16
    163          0.0610%        6.0690%      Fixed    Actual/360  Partial IO/Balloon   10/05/06  12/01/06     5       11/01/16
    164          0.0610%        6.3290%      Fixed    Actual/360  Partial IO/Balloon   08/28/06  10/01/06     5       09/01/16
    165          0.0210%        5.8590%      Fixed    Actual/360  Partial IO/Balloon   09/29/06  11/01/06     5       10/01/16
    166          0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   09/21/06  11/01/06     5       10/01/16
    167          0.1210%        5.9690%      Fixed    Actual/360        Balloon        09/13/06  11/01/06     5       10/01/16
    168          0.0210%        6.2620%      Fixed    Actual/360     Interest Only     08/16/06  10/01/06     5       09/01/16
    169          0.0210%        6.2890%      Fixed    Actual/360        Balloon        09/06/06  11/01/06     5       10/01/16
    170          0.0210%        5.5890%      Fixed    Actual/360        Balloon        08/30/06  10/01/06     5       09/01/16
    171          0.0210%        6.3490%      Fixed    Actual/360  Partial IO/Balloon   10/16/06  12/06/06     0       11/06/16
    172          0.0210%        6.3090%      Fixed    Actual/360  Partial IO/Balloon   07/31/06  09/01/06     5       08/01/13
    173          0.0210%        6.1290%      Fixed    Actual/360        Balloon        09/18/06  11/01/06     5       10/01/16
    174          0.0210%        6.4690%      Fixed    Actual/360        Balloon        07/31/06  09/01/06     5       08/01/16
    175          0.0810%        6.2490%      Fixed    Actual/360        Balloon        10/12/06  12/01/06     5       11/01/16
    176          0.0210%        6.9590%      Fixed    Actual/360        Balloon        07/31/06  09/01/06     5       08/01/16
    177          0.0210%        6.1990%      Fixed    Actual/360  Partial IO/Balloon   08/18/06  10/01/06     5       09/01/16
    178          0.0210%        6.2390%      Fixed    Actual/360        Balloon        05/26/06  07/01/06     5       06/01/16
    179          0.0810%        6.2790%      Fixed    Actual/360        Balloon        06/29/06  08/01/06     7       07/01/16
    180          0.0210%        6.1690%      Fixed    Actual/360        Balloon        09/08/06  11/01/06     5       10/01/16
    181          0.0210%        6.1540%      Fixed    Actual/360        Balloon        09/25/06  11/01/06     5       10/01/16
    182          0.0210%        6.2890%      Fixed    Actual/360        Balloon        08/02/06  10/01/06     5       09/01/16
    183          0.0210%        6.3540%      Fixed    Actual/360  Partial IO/Balloon   08/02/06  10/01/06     5       09/01/16
    184          0.0210%        6.1290%      Fixed    Actual/360        Balloon        09/29/06  11/01/06     5       10/01/16
    185          0.0210%        6.0390%      Fixed    Actual/360        Balloon        09/05/06  11/01/06     5       10/01/16
    186          0.0210%        6.4190%      Fixed    Actual/360        Balloon        08/03/06  10/01/06     5       09/01/16
    187          0.0210%        6.2690%      Fixed    Actual/360        Balloon        08/02/06  10/01/06     5       09/01/16
    188          0.0810%        6.2290%      Fixed    Actual/360        Balloon        05/31/06  07/01/06     5       06/01/16
    189          0.1010%        6.1490%      Fixed    Actual/360   Fully Amortizing    09/27/06  11/01/06     5       10/01/16
    190          0.0210%        6.2990%      Fixed    Actual/360        Balloon        09/27/06  11/01/06     5       10/01/16
    191          0.0710%        6.3190%      Fixed    Actual/360  Partial IO/Balloon   09/13/06  11/01/06     5       10/01/16
    192          0.0710%        6.2390%      Fixed    Actual/360        Balloon        06/08/06  08/01/06     5       07/01/16
    193          0.0710%        6.3590%      Fixed    Actual/360        Balloon        08/01/06  09/01/06     5       08/01/16
    194          0.0210%        6.3790%      Fixed    Actual/360  Partial IO/Balloon   08/29/06  10/01/06     5       09/01/16
    195          0.0810%        6.4430%      Fixed    Actual/360        Balloon        07/07/06  09/01/06     5       08/01/16
    196          0.0810%        6.4490%      Fixed    Actual/360        Balloon        08/17/06  10/01/06     5       09/01/16
    197          0.0210%        6.4790%      Fixed    Actual/360  Partial IO/Balloon   09/01/06  10/01/06     5       09/01/16
    198          0.1010%        6.3190%      Fixed    Actual/360        Balloon        09/18/06  11/01/06     5       10/01/16
    199          0.0210%        6.5990%      Fixed    Actual/360        Balloon        07/21/06  09/01/06     5       08/01/16
    200          0.0210%        6.5520%      Fixed    Actual/360        Balloon        06/08/06  08/01/06     5       07/01/16
    201          0.0210%        6.0290%      Fixed    Actual/360        Balloon        10/06/06  12/01/06     5       11/01/16
    202          0.0210%        6.3790%      Fixed    Actual/360        Balloon        09/14/06  11/01/06     5       10/01/16
    203          0.0210%        6.6090%      Fixed    Actual/360        Balloon        09/13/06  11/01/06     5       10/01/16
    204          0.0210%        6.1990%      Fixed    Actual/360        Balloon        09/06/06  11/01/06     5       10/01/16
    205          0.0210%        6.6290%      Fixed    Actual/360        Balloon        08/04/06  10/01/06     5       09/01/16
    206          0.0610%        6.3090%      Fixed    Actual/360        Balloon        09/05/06  11/01/06     5       10/01/16
    207          0.1460%        6.6940%      Fixed    Actual/360        Balloon        09/15/06  11/01/06     5       10/01/21
    208          0.0210%        6.2290%      Fixed    Actual/360  Partial IO/Balloon   10/12/06  12/01/06     5       11/01/16

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b           0.0210%        5.5005%      Fixed    Actual/360     Interest Only     08/14/06  10/01/06  (Note 6)   09/01/11

                                  ORIGINAL TERM                   STATED ORIGINAL             REMAINING TERM  STATED REMAINING
                 MONTHLY DEBT     TO MATURITY /   INTEREST ONLY     AMORTIZATION   SEASONING   TO MATURITY /    AMORTIZATION
LOAN NUMBER    SERVICE PAYMENT     ARD (MONTHS)  PERIOD (MONTHS)   TERM (MONTHS)    (MONTHS)   ARD (MONTHS)     TERM (MONTHS)
------------------------------------------------------------------------------------------------------------------------------

     1                613,649.99       120             120         Interest Only       1           119          Interest Only
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
------------------------------------------------------------------------------------------------------------------------------
     2                608,333.33       120             120         Interest Only       1           119          Interest Only
     3                490,384.26       120             120         Interest Only       4           116          Interest Only
------------------------------------------------------------------------------------------------------------------------------
     4                454,445.28        60              60         Interest Only       2            58          Interest Only
    4.1
    4.2
    4.3
    4.4
------------------------------------------------------------------------------------------------------------------------------
     5                362,413.74        60              60         Interest Only       4            56          Interest Only
------------------------------------------------------------------------------------------------------------------------------
     6                410,281.47        96              48              360            7            89               360
    6.1
    6.2
------------------------------------------------------------------------------------------------------------------------------
     7                252,492.13        60              60         Interest Only       1            59          Interest Only
     8                236,487.30       120                              360            0           120               360
     9                200,412.04       120             120         Interest Only       1           119          Interest Only
    10                221,289.87       120              36              360            4           116               360
------------------------------------------------------------------------------------------------------------------------------
    11                214,316.53       120                              360            1           119               359
   11.1
   11.2
   11.3
   11.4
   11.5
   11.6
------------------------------------------------------------------------------------------------------------------------------
    12                193,101.36       120              60              360            3           117               360
    13                180,589.77       120              24              360            1           119               360
    14                160,389.17       120              36              360            2           118               360
    15                125,874.31       120             120         Interest Only       1           119          Interest Only
    16                149,392.66       120              36              360            1           119               360
    17                143,310.60       120                              360            3           117               357
    18                127,992.61       120              60              360            1           119               360
    19                137,443.40       120              60              360            3           117               360
    20                111,197.21       120             120         Interest Only       5           115          Interest Only
------------------------------------------------------------------------------------------------------------------------------
    21                 72,234.64       120              24              360            2           118               360
    22                 67,209.62       120              24              360            2           118               360
------------------------------------------------------------------------------------------------------------------------------
    23                124,980.76       120              60              360            6           114               360
    24                124,361.38       120                              360            0           120               360
    25                108,891.25       120              60              360            2           118               360
    26                 84,558.76       120             120         Interest Only       5           115          Interest Only
    27                100,199.85       120              60              360            0           120               360
    28                 99,882.59       120              36              360            2           118               360
    29                 97,585.33       120              60              360            4           116               360
    30                 89,419.67       120                              360            1           119               359
------------------------------------------------------------------------------------------------------------------------------
    31                 49,413.57        60              24              360            1            59               360
    32                 46,325.23        60              24              360            1            59               360
------------------------------------------------------------------------------------------------------------------------------
    33                 94,810.20       120                              360            2           118               358
    34                 89,812.57        60              36              360            1            59               360
    35                 89,574.87       120              24              360            1           119               360
    36                 77,159.48        84              84         Interest Only       0            84          Interest Only
    37                 72,826.63        84              84         Interest Only       5            79          Interest Only
    38                 82,134.02       120              60              360            0           120               360
    39                 76,249.57       120                              420            2           118               418
    40                 78,485.66       120              36              360            1           119               360
    41                 86,804.64       120                              300            2           118               298
    42                 75,462.38       120              36              360            1           119               360
    43                 79,049.61       120              12              360            6           114               360
    44                 76,260.60       120              60              360            2           118               360
    45                 67,630.87       120                              360           14           106               346
    46       106,452.81 (Note 10)      120              72         168 (Note 10)       0           120               168
    47                 73,111.32       120              24              360            1           119               360
    48                 71,159.35       120              60              360            3           117               360
    49                 62,399.08       120              60              420            1           119               420
    50                 57,789.98       120             120         Interest Only       1           119          Interest Only
    51                 57,632.99       120             120         Interest Only       2           118          Interest Only
    52                 63,954.65       120              12              360            2           118               360
    53                 63,941.76       120              36              360            5           115               360
    54                 62,339.52       120              36              360            3           117               360
    55                 60,987.57       120              36              360            1           119               360
    56                 59,826.53       120              60              360            1           119               360
    57                 60,276.89       120                              360            1           119               359
    58                 56,695.63       120              24              360            1           119               360
    59                 57,163.49       120              36              360            7           113               360
    60                 45,755.79        60              60         Interest Only       1            59          Interest Only
    61                 54,627.44       120                              360            0           120               360
    62                 46,949.81       120             120         Interest Only       1           119          Interest Only
    63                 56,419.34       120                              360            5           115               355
    64                 43,987.99       120             120         Interest Only       6           114          Interest Only
    65                 54,817.59       120                              300            1           119               299
    66                 52,779.02       120                              360            2           118               358
    67                 47,473.80       120              24              420            1           119               420
    68                 49,596.07       120              24              360            3           117               360
    69                 49,330.24       120              24              360            4           116               360
    70                 48,981.95       120              24              360            3           117               360
    71                 47,190.65       120                              360            2           118               358
    72                 45,146.61       120              48              360            2           118               360
------------------------------------------------------------------------------------------------------------------------------
    73                 44,987.11       120                              360            2           118               358
   73.1
   73.2
   73.3
   73.4
   73.5
   73.6
   73.7
   73.8
   73.9
   73.10
   73.11
------------------------------------------------------------------------------------------------------------------------------
    74                 46,802.66       120              24              348            1           119               348
    75                 44,086.01       120                              360            2           118               358
    76                 43,023.89       120              36              360            1           119               360
    77                 40,850.10       120              60              360            8           112               360
    78                 43,100.20       120                              360            2           118               358
    79                 41,056.15       120                              360            0           120               360
    80                 41,297.86       120              36              360            2           118               360
    81                 40,948.51       120                              360            2           118               358
    82                 43,113.78       120                              360            2           118               358
    83                 48,004.14       120                              240            1           119               239
    84                 46,380.72       120                              240            1           119               239
    85                 39,380.70        84              36              360            4            80               360
    86                 39,429.03       120                              360            2           118               358
    87                 39,130.91       120              24              360            1           119               360
    88                 37,448.26       120              60              360            2           118               360
------------------------------------------------------------------------------------------------------------------------------
    89                 38,085.81       120                              360            1           119               359
   89.1
   89.2
------------------------------------------------------------------------------------------------------------------------------
    90                 37,220.74       120              60              360            6           114               360
    91                 36,061.42       120              60              360            2           118               360
    92                 35,209.00       120                              360            1           119               359
    93                 43,757.62       120                              240            1           119               239
    94                 38,369.91       120                              300            0           120               300
    95                 37,149.45       120                              300            2           118               298
    96                 33,609.42       120              60              360            1           119               360
    97                 34,302.35       120                              300            1           119               299
    98                 33,471.95       120                              360            2           118               358
    99                 32,098.51       120              60              360            2           118               360
    100                32,133.11       120                              360            1           119               359
    101                33,671.32       120                              360            3           117               357
    102                32,162.24       120              24              360            2           118               360
    103                35,269.92       120                              300            2           118               298
    104                35,937.76       180                              360            3           177               357
    105                32,517.64       180              60              360            2           178               360
    106                30,785.86       120              36              360            0           120               360
    107                25,140.22       120             120         Interest Only       3           117          Interest Only
    108                34,450.92       120                              300            1           119               299
    109                32,675.08       120                              300            1           119               299
    110                30,249.86       120              36              360            1           119               360
    111                29,635.62       120              24              360            1           119               360
    112                27,765.60       120                              360           18           102               342
    113                29,367.37       120              60              360            3           117               360
    114                29,305.13       120                              360            1           119               359
------------------------------------------------------------------------------------------------------------------------------
    115                29,367.37       120                              360            2           118               358
   115.1
   115.2
------------------------------------------------------------------------------------------------------------------------------
    116                29,367.37       120                              360            2           118               358
    117                28,969.28       120              36              360            1           119               360
    118                27,619.53       120              36              360            1           119               360
    119                27,357.03       120              60              360            0           120               360
    120                33,207.27       120                              240            2           118               238
    121                27,312.65       120              12              360            1           119               360
    122                26,837.75       120              36              360            3           117               360
    123                26,238.56       120              12              360            2           118               360
    124                25,208.13       120                              360            1           119               359
    125                24,199.23       120                              420            1           119               419
    126                26,893.00       120                              360            2           118               358
    127                26,241.20       120                              300            2           118               298
    128                24,784.99       120              24              360            1           119               360
------------------------------------------------------------------------------------------------------------------------------
    129                24,472.81       120                              360            1           119               359
   129.1
   129.2
------------------------------------------------------------------------------------------------------------------------------
    130                24,446.87       120                              360            3           117               357
    131                29,356.38       120                              240            1           119               239
    132                23,734.65       120                              360            2           118               358
    133                23,981.23       120                              360            1           119               359
    134                25,564.38       120                              300            1           119               299
    135                23,545.74       120                              360            0           120               360
    136                23,323.16       120              12              360            1           119               360
    137                23,052.35       120                              360            1           119               359
    138                23,847.24       120                              360            1           119               359
------------------------------------------------------------------------------------------------------------------------------
    139                23,065.01       120              24              360            2           118               360
   139.1
   139.2
------------------------------------------------------------------------------------------------------------------------------
    140                23,366.34       120                              360            2           118               358
    141                24,682.94       120                              300            2           118               298
    142                21,329.88       120              60              360            0           120               360
    143                20,939.29       120              36              360            1           119               360
    144                21,941.52       120                              360            4           116               356
    145                20,728.87       120              24              360            2           118               360
    146                23,124.44       180                              360            2           178               358
    147                20,377.08       120              36              360            1           119               360
    148                19,785.17       120                              360            2           118               358
    149                20,004.05       120              24              360            2           118               360
    150                13,596.39        60              60         Interest Only       3            57          Interest Only
    151                19,217.94       120                              360            1           119               359
    152                18,656.23       120                              360            1           119               359
    153                18,199.23       120              12              360            5           115               360
    154                18,179.84       120                              360            1           119               359
    155                18,627.89       120                              360            2           118               358
    156                19,586.59       120                              300            2           118               298
    157                18,143.10       120                              360            1           119               359
    158                17,742.79       120                              360            2           118               358
    159                19,125.75       120                              300            2           118               298
    160                17,882.94       120                              360            1           119               359
    161                17,721.25       120              36              360            3           117               360
    162                15,949.51       120                              360            0           120               360
    163                15,593.50       120              36              360            0           120               360
    164                15,996.19       120              60              360            2           118               360
    165                14,796.43       120              24              360            1           119               360
    166                14,975.92       120              36              360            1           119               360
    167                14,528.38       120                              360            1           119               359
    168                12,209.67       120             120         Interest Only       2           118          Interest Only
    169                13,631.75       120                              360            1           119               359
    170                12,643.61       120                              360            2           118               358
    171                13,375.00       120              36              360            0           120               360
    172                13,039.52        84              36              360            3            81               360
    173                12,793.79       120                              360            1           119               359
    174                12,943.92       120                              360            3           117               357
    175                12,418.59       120                              360            0           120               360
    176                14,110.08       120                              300            3           117               297
    177                12,029.84       120              24              360            2           118               360
    178                12,019.17       120                              360            5           115               355
    179                11,990.62       120                              360            4           116               356
    180                11,196.31       120                              360            1           119               359
    181                10,995.26       120                              360            1           119               359
    182                11,153.25       120                              360            2           118               358
    183                10,917.72       120              36              360            2           118               360
    184                10,661.49       120                              360            1           119               359
    185                14,824.28       120                              180            1           119               179
    186                10,552.54       120                              360            2           118               358
    187                 9,893.14       120                              360            2           118               358
    188                 9,914.00       120                              360            5           115               355
    189                17,403.42       120                              120            1           119               119
    190                 9,304.16       120                              360            1           119               359
    191                 9,035.35       120              24              360            1           119               360
    192                 8,724.32       120                              360            4           116               356
    193                 9,391.76       120                              300            3           117               297
    194                 8,600.71       120              60              360            2           118               360
    195                 8,554.24       120                              360            3           117               357
    196                 9,140.62       120                              300            2           118               298
    197                 8,216.88       120              24              360            2           118               360
    198                 8,377.71       120                              300            1           119               299
    199                 7,999.75       120                              360            3           117               357
    200                 7,642.52       120                              360            4           116               356
    201                 7,052.40       120                              360            0           120               360
    202                 7,318.42       120                              360            1           119               359
    203                 7,143.15       120                              360            1           119               359
    204                 6,812.82       120                              360            1           119               359
    205                 7,061.61       120                              360            2           118               358
    206                 6,235.43       120                              360            1           119               359
    207                 6,251.35       180                              360            1           179               359
    208                 5,607.19       120              60              300            0           120               300

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b                536,492.97        60              60         Interest Only       2            58          Interest Only

                                                                         LOCKOUT PERIOD  DEFEASEANCE  DEFEASEANCE  YIELD MAINTENANCE
LOAN NUMBER  PREPAYMENT PROVISIONS                                          END DATE      START DATE    END DATE   PERIOD START DATE
------------------------------------------------------------------------------------------------------------------------------------

     1       LO(25)/Defeasance(90)/Free(5)                                  12/05/08       12/06/08     06/05/16         NAP
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
------------------------------------------------------------------------------------------------------------------------------------
     2       LO(25)/Defeasance(92)/Free(3)                                  12/05/08       12/06/08     08/05/16         NAP
     3       LO(28)/Defeasance(89)/Free(3)                                  12/10/08       12/11/08     05/10/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
     4       LO(26)/Defeasance(25)/Free(9)                                  11/30/08       12/01/08     12/31/10         NAP
    4.1
    4.2
    4.3
    4.4
------------------------------------------------------------------------------------------------------------------------------------
     5       LO(28)/Defeasance(29)/Free(3)                                  11/30/08       12/01/08     04/30/11         NAP
------------------------------------------------------------------------------------------------------------------------------------
     6       LO(31)/Defeasance(61)/Free(4)                                  11/30/08       12/01/08     12/31/13         NAP
    6.1
    6.2
------------------------------------------------------------------------------------------------------------------------------------
     7       LO(25)/Defeasance(31)/Free(4)                                  11/30/08       12/01/08     06/30/11         NAP
     8       LO(24)/Defeasance(94)/Free(2)                                  11/30/08       12/01/08     09/30/16         NAP
     9       LO(25)/Defeasance(91)/Free(4)                                  12/10/08       12/11/08     07/10/16         NAP
    10       LO(28)/Defeasance(89)/Free(3)                                  12/10/08       12/11/08     05/10/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
    11       LO(25)/Defeasance(92)/Free(3)                                  12/10/08       12/11/08     08/10/16         NAP
   11.1
   11.2
   11.3
   11.4
   11.5
   11.6
------------------------------------------------------------------------------------------------------------------------------------
    12       LO(27)/Defeasance(90)/Free(3)                                  12/10/08       12/11/08     06/10/16         NAP
    13       LO(25)/Grtr1%UPBorYM(92)/Free(3)                               12/10/08         NAP          NAP         12/11/08
    14       LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    15       LO(23)/Grtr1%UPBorYM(94)/Free(3)                               09/30/08         NAP          NAP         10/01/08
    16       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    17       LO(27)/(i)Grtr1%UPBorYMor(ii)Defeasance(91)/Free(2)
             (Note 7)                                                       12/10/08         NAP          NAP         12/11/08
    18       LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    19       LO(27)/Defeasance(90)/Free(3)                                  12/10/08       12/11/08     06/10/16         NAP
    20       LO(29)/Defeasance(88)/Free(3)                                  12/10/08       12/11/08     04/10/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
    21       LO(35)/Grtr1%UPBorYM(82)/Free(3)                               08/31/09         NAP          NAP         09/01/09
    22       LO(33)/Grtr1%UPBorYM(84)/Free(3)                               06/30/09         NAP          NAP         07/01/09
------------------------------------------------------------------------------------------------------------------------------------
    23       LO(30)/Defeasance(87)/Free(3)                                  12/10/08       12/11/08     03/10/16         NAP
    24       LO(24)/Defeasance(93)/Free(3)                                  12/05/08       12/06/08     09/05/16         NAP
    25       LO(26)/Defeasance(90)/Free(4)                                  11/30/08       12/01/08     05/31/16         NAP
    26       LO(29)/Defeasance(88)/Free(3)                                  12/10/08       12/11/08     04/10/16         NAP
    27       LO(36)/Defeasance(81)/Free(3)                                  11/30/09       12/01/09     08/31/16         NAP
    28       LO(23)/Grtr1%UPBorYM(94)/Free(3)                               08/31/08         NAP          NAP         09/01/08
    29       LO(28)/Defeasance(89)/Free(3)                                  12/10/08       12/11/08     05/10/16         NAP
    30       LO(36)/Defeasance(81)/Free(3)                                  10/31/09       11/01/09     07/31/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
    31       LO(36)/Defeasance(20)/Free(4)                                  10/31/09       11/01/09     06/30/11         NAP
    32       LO(36)/Defeasance(20)/Free(4)                                  10/31/09       11/01/09     06/30/11         NAP
------------------------------------------------------------------------------------------------------------------------------------
    33       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    34       LO(25)/Defeasance(32)/Free(3)                                  11/30/08       12/01/08     07/31/11         NAP
    35       LO(35)/Grtr1%UPBorYM(81)/Free(4)                               09/30/09         NAP          NAP         10/01/09
    36       LO(24)/Defeasance(57)/Free(3)                                  11/30/08       12/01/08     08/31/13         NAP
    37       LO(29)/Defeasance(52)/Free(3)                                  12/10/08       12/11/08     04/10/13         NAP
    38       LO(24)/Defeasance(92)/Free(4)                                  12/05/08       12/06/08     08/05/16         NAP
    39       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    40       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    41       LO(36)/Defeasance(80)/Free(4)                                  09/30/09       10/01/09     05/31/16         NAP
    42       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    43       LO(30)/Defeasance(87)/Free(3)                                  12/10/08       12/11/08     03/10/16         NAP
    44       LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
    45       LO(38)/Defeasance(79)/Free(3)                                  12/10/08       12/11/08     07/10/15         NAP
    46       LO(24)/Defeasance(92)/Free(4)                                  11/30/08       12/01/08     07/31/16         NAP
    47       LO(25)/Defeasance(91)/Free(4)                                  12/05/08       12/06/08     07/05/16         NAP
    48       LO(27)/Defeasance(89)/Free(4)                                  12/10/08       12/11/08     05/10/16         NAP
    49       LO(25)/Grtr1%UPBorYM(91)/Free(4)                               12/05/08         NAP          NAP         12/06/08
    50       LO(25)/Defeasance(92)/Free(3)                                  12/05/08       12/06/08     08/05/16         NAP
    51       LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    52       LO(35)/Grtr1%UPBorYM(81)/Free(4)                               08/31/09         NAP          NAP         09/01/09
    53       LO(29)/Defeasance(88)/Free(3)                                  12/10/08       12/11/08     04/10/16         NAP
    54       LO(36)/Defeasance(81)/Free(3)                                  08/31/09       09/01/09     05/31/16         NAP
    55       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    56       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    57       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    58       LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    59       LO(31)/Defeasance(86)/Free(3)                                  12/10/08       12/11/08     02/10/16         NAP
    60       LO(23)/Grtr1%UPBorYM(34)/Free(3)                               09/30/08         NAP          NAP         10/01/08
    61       LO(24)/Defeasance(93)/Free(3)                                  11/30/08       12/01/08     08/31/16         NAP
    62       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    63       LO(29)/Defeasance(90)/Free(1)                                  11/30/08       12/01/08     05/31/16         NAP
    64       LO(30)/Defeasance(87)/Free(3)                                  12/10/08       12/11/08     03/10/16         NAP
    65       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    66       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    67       LO(25)/Defeasance(92)/Free(3)                                  12/05/08       12/06/08     08/05/16         NAP
    68       LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    69       LO(28)/Defeasance(89)/Free(3)                                  12/10/08       12/11/08     05/10/16         NAP
    70       LO(27)/Defeasance(91)/Free(2)                                  11/30/08       12/01/08     06/30/16         NAP
    71       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    72       LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
    73       LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
   73.1
   73.2
   73.3
   73.4
   73.5
   73.6
   73.7
   73.8
   73.9
   73.10
   73.11
------------------------------------------------------------------------------------------------------------------------------------
    74       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    75       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    76       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    77       LO(32)/Defeasance(83)/Free(5)                                  12/10/08       12/11/08     11/10/15         NAP
    78       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    79       LO(35)/Grtr1%UPBorYM(82)/Free(3)                               10/31/09         NAP          NAP         11/01/09
    80       LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    81       LO(36)/Defeasance(81)/Free(3)                                  09/30/09       10/01/09     06/30/16         NAP
    82       LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    83       LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    84       LO(23)/Grtr1%UPBorYM(94)/Free(3)                               09/30/08         NAP          NAP         10/01/08
    85       LO(28)/Defeasance(53)/Free(3)                                  12/10/08       12/11/08     05/10/13         NAP
    86       LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    87       LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    88       LO(23)/Grtr1%UPBorYM(94)/Free(3)                               08/31/08         NAP          NAP         09/01/08
------------------------------------------------------------------------------------------------------------------------------------
    89       LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
   89.1
   89.2
------------------------------------------------------------------------------------------------------------------------------------
    90       LO(30)/Defeasance(87)/Free(3)                                  12/10/08       12/11/08     03/10/16         NAP
    91       LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
    92       LO(25)/Defeasance(91)/Free(4)                                  12/05/08       12/06/08     07/05/16         NAP
    93       LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    94       LO(24)/Defeasance(94)/Free(2)                                  11/30/08       12/01/08     09/30/16         NAP
    95       LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
    96       LO(25)/Defeasance(91)/Free(4)                                  12/05/08       12/06/08     07/05/16         NAP
    97       LO(25)/Defeasance(4)/Grtr1%UPBorYMor(ii)Defeasance(87)/
             Free(4) (Note 8)                                               11/30/08         NAP          NAP         12/01/08
    98       LO(35)/Grtr1%UPBorYM(82)/Free(3)                               08/31/09         NAP          NAP         09/01/09
    99       LO(23)/Grtr1%UPBorYM(94)/Free(3)                               08/31/08         NAP          NAP         09/01/08
    100      LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    101      LO(0)/Grtr1%UPBorYM(117)/Free(3)                               08/31/06         NAP          NAP         09/01/06
    102      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    103      LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    104      LO(36)/Defeasance(140)/Free(4)                                 08/31/09       09/01/09     04/30/21         NAP
    105      LO(26)/Defeasance(151)/Free(3)                                 12/10/08       12/11/08     07/10/21         NAP
    106      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               10/31/09         NAP          NAP         11/01/09
    107      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    108      LO(59)/Grtr1%UPBorYM(57)/Free(4)                               09/30/11         NAP          NAP         10/01/11
    109      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    110      LO(25)/Defeasance(91)/Free(4)                                  11/30/08       12/01/08     06/30/16         NAP
    111      LO(36)/Defeasance(81)/Free(3)                                  10/31/09       11/01/09     07/31/16         NAP
    112      LO(42)/Grtr1%UPBorYM(77)/Free(1)                               12/10/08         NAP          NAP         12/11/08
    113      LO(27)/Grtr1%UPBorYM(89)/Free(4)                               12/10/08         NAP          NAP         12/11/08
    114      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
    115      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
   115.1
   115.2
------------------------------------------------------------------------------------------------------------------------------------
    116      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               08/31/09         NAP          NAP         09/01/09
    117      LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    118      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    119      LO(24)/Defeasance(94)/Free(2)                                  11/30/08       12/01/08     09/30/16         NAP
    120      LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    121      LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    122      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    123      LO(35)/Grtr1%UPBorYM(81)/Free(4)                               08/31/09         NAP          NAP         09/01/09
    124      LO(36)/Defeasance(81)/Free(3)                                  10/31/09       11/01/09     07/31/16         NAP
    125      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    126      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    127      LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
    128      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               09/30/09         NAP          NAP         10/01/09
------------------------------------------------------------------------------------------------------------------------------------
    129      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               09/30/09         NAP          NAP         10/01/09
   129.1
   129.2
------------------------------------------------------------------------------------------------------------------------------------
    130      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    131      LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    132      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    133      LO(25)/Defeasance(92)/Free(3)                                  12/05/08       12/06/08     08/05/16         NAP
    134      LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    135      LO(35)/Grtr1%UPBorYM(81)/Free(4)                               10/31/09         NAP          NAP         11/01/09
    136      LO(25)/Defeasance(93)/Free(2)                                  11/30/08       12/01/08     08/31/16         NAP
    137      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    138      LO(25)/Defeasance(92)/Free(3)                                  12/05/08       12/06/08     08/05/16         NAP
------------------------------------------------------------------------------------------------------------------------------------
    139      LO(26)/Defeasance(93)/Free(1)                                  11/30/08       12/01/08     08/31/16         NAP
   139.1
   139.2
------------------------------------------------------------------------------------------------------------------------------------
    140      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    141      LO(26)/Defeasance(92)/Free(2)                                  11/30/08       12/01/08     07/31/16         NAP
    142      LO(59)/Grtr1%UPBorYM(58)/Free(3)                               10/31/11         NAP          NAP         11/01/11
    143      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    144      LO(28)/Defeasance(89)/Free(3)                                  11/30/08       12/01/08     04/30/16         NAP
    145      LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
    146      LO(36)Defeasance(140)Free(4)                                   09/30/09       10/01/09     05/31/21         NAP
    147      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    148      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    149      LO(26)/Defeasance(91)/Free(3)                                  12/10/08       12/11/08     07/10/16         NAP
    150      LO(23)/Grtr1%UPBorYM(33)/Free(4)                               07/31/08         NAP          NAP         08/01/08
    151      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    152      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    153      LO(29)/Defeasance(88)/Free(3)                                  11/30/08       12/01/08     03/31/16         NAP
    154      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    155      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    156      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    157      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    158      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    159      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    160      LO(36)/Defeasance(81)/Free(3)                                  10/31/09       11/01/09     07/31/16         NAP
    161      LO(27)/Defeasance(90)/Free(3)                                  12/10/08       12/11/08     06/10/16         NAP
    162      LO(24)/Defeasance(93)/Free(3)                                  11/30/08       12/01/08     08/31/16         NAP
    163      LO(36)/Defeasance(81)/Free(3)                                  11/30/09       12/01/09     08/31/16         NAP
    164      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    165      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    166      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    167      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    168      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    169      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               09/30/09         NAP          NAP         10/01/09
    170      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    171      LO(24)/Defeasance(92)/Free(4)                                  12/05/08       12/06/08     08/05/16         NAP
    172      LO(27)/Defeasance(30)/Free(27)                                 11/30/08       12/01/08     05/31/11         NAP
    173      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    174      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               07/31/09         NAP          NAP         08/01/09
    175      LO(36)/Defeasance(81)/Free(3)                                  11/30/09       12/01/09     08/31/16         NAP
    176      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    177      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    178      LO(29)/Defeasance(88)/Free(3)                                  11/30/08       12/01/08     03/31/16         NAP
    179      LO(28)/Defeasance(89)/Free(3)                                  11/30/08       12/01/08     04/30/16         NAP
    180      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    181      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    182      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    183      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    184      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    185      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    186      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    187      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    188      LO(29)/Defeasance(88)/Free(3)                                  11/30/08       12/01/08     03/31/16         NAP
    189      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    190      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    191      LO(35)/Grtr1%UPBorYM(82)/Free(3)                               09/30/09         NAP          NAP         10/01/09
    192      LO(28)/Defeasance(89)/Free(3)                                  11/30/08       12/01/08     04/30/16         NAP
    193      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    194      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    195      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    196      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    197      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    198      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    199      LO(27)/Defeasance(90)/Free(3)                                  11/30/08       12/01/08     05/31/16         NAP
    200      LO(28)/Defeasance(89)/Free(3)                                  11/30/08       12/01/08     04/30/16         NAP
    201      LO(24)/Defeasance(93)/Free(3)                                  11/30/08       12/01/08     08/31/16         NAP
    202      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    203      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    204      LO(25)/Defeasance(92)/Free(3)                                  11/30/08       12/01/08     07/31/16         NAP
    205      LO(26)/Defeasance(91)/Free(3)                                  11/30/08       12/01/08     06/30/16         NAP
    206      LO(36)/Defeasance(81)/Free(3)                                  10/31/09       11/01/09     07/31/16         NAP
    207      LO(25)/Defeasance(152)/Free(3)                                 11/30/08       12/01/08     07/31/21         NAP
    208      LO(24)/Defeasance(93)/Free(3)                                  11/30/08       12/01/08     08/31/16         NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b       LO(26)/Defeasance(25)/Free(9)                                  11/30/08       12/01/08     12/31/10         NAP

                                                                                                     YIELD MAINTENANCE
                YIELD     PREPAYMENT                                                      YIELD        INTEREST RATE
             MAINTENANCE   PENALTY    PREPAYMENT                                       MAINTENANCE      CONVERTED TO
                PERIOD       START     PENALTY           YIELD MAINTENANCE               INTEREST         MONTHLY
LOAN NUMBER    END DATE      DATE      END DATE          CALCULATION METHOD               RATE         MORTGAGE RATE
----------------------------------------------------------------------------------------------------------------------

     1           NAP          NAP         NAP                    NAP                       NAP              NAP
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
----------------------------------------------------------------------------------------------------------------------
     2           NAP          NAP         NAP                    NAP                       NAP              NAP
     3           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
     4           NAP          NAP         NAP                    NAP                       NAP              NAP
    4.1
    4.2
    4.3
    4.4
----------------------------------------------------------------------------------------------------------------------
     5           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
     6           NAP          NAP         NAP                    NAP                       NAP              NAP
    6.1
    6.2
----------------------------------------------------------------------------------------------------------------------
     7           NAP          NAP         NAP                    NAP                       NAP              NAP
     8           NAP          NAP         NAP                    NAP                       NAP              NAP
     9           NAP          NAP         NAP                    NAP                       NAP              NAP
    10           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    11           NAP          NAP         NAP                    NAP                       NAP              NAP
   11.1
   11.2
   11.3
   11.4
   11.5
   11.6
----------------------------------------------------------------------------------------------------------------------
    12           NAP          NAP         NAP                    NAP                       NAP              NAP
    13         08/10/16       NAP         NAP      Interest Differential (Monthly)    Treasury Flat         Yes
    14           NAP          NAP         NAP                    NAP                       NAP              NAP
    15         07/31/16       NAP         NAP               Present Value             Treasury Flat          No
    16           NAP          NAP         NAP                    NAP                       NAP              NAP
    17         07/10/16       NAP         NAP       Interest Differential (Annual)    Treasury Flat          No
    18           NAP          NAP         NAP                    NAP                       NAP              NAP
    19           NAP          NAP         NAP                    NAP                       NAP              NAP
    20           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    21         06/30/16       NAP         NAP               Present Value             Treasury Flat         Yes
    22         06/30/16       NAP         NAP               Present Value             Treasury Flat         Yes
----------------------------------------------------------------------------------------------------------------------
    23           NAP          NAP         NAP                    NAP                       NAP              NAP
    24           NAP          NAP         NAP                    NAP                       NAP              NAP
    25           NAP          NAP         NAP                    NAP                       NAP              NAP
    26           NAP          NAP         NAP                    NAP                       NAP              NAP
    27           NAP          NAP         NAP                    NAP                       NAP              NAP
    28         06/30/16       NAP         NAP               Present Value             Treasury Flat          No
    29           NAP          NAP         NAP                    NAP                       NAP              NAP
    30           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    31           NAP          NAP         NAP                    NAP                       NAP              NAP
    32           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    33           NAP          NAP         NAP                    NAP                       NAP              NAP
    34           NAP          NAP         NAP                    NAP                       NAP              NAP
    35         06/30/16       NAP         NAP               Present Value             Treasury Flat         Yes
    36           NAP          NAP         NAP                    NAP                       NAP              NAP
    37           NAP          NAP         NAP                    NAP                       NAP              NAP
    38           NAP          NAP         NAP                    NAP                       NAP              NAP
    39           NAP          NAP         NAP                    NAP                       NAP              NAP
    40           NAP          NAP         NAP                    NAP                       NAP              NAP
    41           NAP          NAP         NAP                    NAP                       NAP              NAP
    42           NAP          NAP         NAP                    NAP                       NAP              NAP
    43           NAP          NAP         NAP                    NAP                       NAP              NAP
    44           NAP          NAP         NAP                    NAP                       NAP              NAP
    45           NAP          NAP         NAP                    NAP                       NAP              NAP
    46           NAP          NAP         NAP                    NAP                       NAP              NAP
    47           NAP          NAP         NAP                    NAP                       NAP              NAP
    48           NAP          NAP         NAP                    NAP                       NAP              NAP
    49         07/05/16       NAP         NAP      Interest Differential (Monthly)    Treasury Flat         Yes
    50           NAP          NAP         NAP                    NAP                       NAP              NAP
    51           NAP          NAP         NAP                    NAP                       NAP              NAP
    52         05/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    53           NAP          NAP         NAP                    NAP                       NAP              NAP
    54           NAP          NAP         NAP                    NAP                       NAP              NAP
    55           NAP          NAP         NAP                    NAP                       NAP              NAP
    56           NAP          NAP         NAP                    NAP                       NAP              NAP
    57           NAP          NAP         NAP                    NAP                       NAP              NAP
    58           NAP          NAP         NAP                    NAP                       NAP              NAP
    59           NAP          NAP         NAP                    NAP                       NAP              NAP
    60         07/31/11       NAP         NAP     Interest Differential (Monthly LS)  Treasury Flat          No
    61           NAP          NAP         NAP                    NAP                       NAP              NAP
    62           NAP          NAP         NAP                    NAP                       NAP              NAP
    63           NAP          NAP         NAP                    NAP                       NAP              NAP
    64           NAP          NAP         NAP                    NAP                       NAP              NAP
    65           NAP          NAP         NAP                    NAP                       NAP              NAP
    66           NAP          NAP         NAP                    NAP                       NAP              NAP
    67           NAP          NAP         NAP                    NAP                       NAP              NAP
    68           NAP          NAP         NAP                    NAP                       NAP              NAP
    69           NAP          NAP         NAP                    NAP                       NAP              NAP
    70           NAP          NAP         NAP                    NAP                       NAP              NAP
    71           NAP          NAP         NAP                    NAP                       NAP              NAP
    72           NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    73           NAP          NAP         NAP                    NAP                       NAP              NAP
   73.1
   73.2
   73.3
   73.4
   73.5
   73.6
   73.7
   73.8
   73.9
   73.10
   73.11
----------------------------------------------------------------------------------------------------------------------
    74           NAP          NAP         NAP                    NAP                       NAP              NAP
    75           NAP          NAP         NAP                    NAP                       NAP              NAP
    76           NAP          NAP         NAP                    NAP                       NAP              NAP
    77           NAP          NAP         NAP                    NAP                       NAP              NAP
    78           NAP          NAP         NAP                    NAP                       NAP              NAP
    79         08/31/16       NAP         NAP     Interest Differential (Monthly LS)  Treasury Flat          No
    80           NAP          NAP         NAP                    NAP                       NAP              NAP
    81           NAP          NAP         NAP                    NAP                       NAP              NAP
    82           NAP          NAP         NAP                    NAP                       NAP              NAP
    83           NAP          NAP         NAP                    NAP                       NAP              NAP
    84         07/31/16       NAP         NAP               Present Value             Treasury Flat          No
    85           NAP          NAP         NAP                    NAP                       NAP              NAP
    86           NAP          NAP         NAP                    NAP                       NAP              NAP
    87           NAP          NAP         NAP                    NAP                       NAP              NAP
    88         06/30/16       NAP         NAP               Present Value             Treasury Flat          No
----------------------------------------------------------------------------------------------------------------------
    89           NAP          NAP         NAP                    NAP                       NAP              NAP
   89.1
   89.2
----------------------------------------------------------------------------------------------------------------------
    90           NAP          NAP         NAP                    NAP                       NAP              NAP
    91           NAP          NAP         NAP                    NAP                       NAP              NAP
    92           NAP          NAP         NAP                    NAP                       NAP              NAP
    93           NAP          NAP         NAP                    NAP                       NAP              NAP
    94           NAP          NAP         NAP                    NAP                       NAP              NAP
    95           NAP          NAP         NAP                    NAP                       NAP              NAP
    96           NAP          NAP         NAP                    NAP                       NAP              NAP
    97         06/30/16       NAP         NAP               Present Value             Treasury Flat          No
    98         06/30/16       NAP         NAP     Interest Differential (Monthly LS)  Treasury Flat          No
    99         06/30/16       NAP         NAP               Present Value             Treasury Flat          No
    100          NAP          NAP         NAP                    NAP                       NAP              NAP
    101        05/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    102          NAP          NAP         NAP                    NAP                       NAP              NAP
    103          NAP          NAP         NAP                    NAP                       NAP              NAP
    104          NAP          NAP         NAP                    NAP                       NAP              NAP
    105          NAP          NAP         NAP                    NAP                       NAP              NAP
    106        08/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    107          NAP          NAP         NAP                    NAP                       NAP              NAP
    108        06/30/16       NAP         NAP               Present Value             Treasury Flat         Yes
    109          NAP          NAP         NAP                    NAP                       NAP              NAP
    110          NAP          NAP         NAP                    NAP                       NAP              NAP
    111          NAP          NAP         NAP                    NAP                       NAP              NAP
    112        05/10/15       NAP         NAP       Interest Differential (Annual)    Treasury Flat          No
    113        05/10/16       NAP         NAP           PV Yield Differential         Treasury Flat         Yes
    114          NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    115          NAP          NAP         NAP                    NAP                       NAP              NAP
   115.1
   115.2
----------------------------------------------------------------------------------------------------------------------
    116        06/30/16       NAP         NAP     Interest Differential (Monthly LS)  Treasury Flat          No
    117          NAP          NAP         NAP                    NAP                       NAP              NAP
    118          NAP          NAP         NAP                    NAP                       NAP              NAP
    119          NAP          NAP         NAP                    NAP                       NAP              NAP
    120          NAP          NAP         NAP                    NAP                       NAP              NAP
    121          NAP          NAP         NAP                    NAP                       NAP              NAP
    122          NAP          NAP         NAP                    NAP                       NAP              NAP
    123        05/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    124          NAP          NAP         NAP                    NAP                       NAP              NAP
    125          NAP          NAP         NAP                    NAP                       NAP              NAP
    126          NAP          NAP         NAP                    NAP                       NAP              NAP
    127          NAP          NAP         NAP                    NAP                       NAP              NAP
    128        07/31/16       NAP         NAP               Present Value             Treasury Flat          No
----------------------------------------------------------------------------------------------------------------------
    129        07/31/16       NAP         NAP               Present Value             Treasury Flat          No
   129.1
   129.2
----------------------------------------------------------------------------------------------------------------------
    130          NAP          NAP         NAP                    NAP                       NAP              NAP
    131          NAP          NAP         NAP                    NAP                       NAP              NAP
    132          NAP          NAP         NAP                    NAP                       NAP              NAP
    133          NAP          NAP         NAP                    NAP                       NAP              NAP
    134          NAP          NAP         NAP                    NAP                       NAP              NAP
    135        07/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    136          NAP          NAP         NAP                    NAP                       NAP              NAP
    137          NAP          NAP         NAP                    NAP                       NAP              NAP
    138          NAP          NAP         NAP                    NAP                       NAP              NAP
----------------------------------------------------------------------------------------------------------------------
    139          NAP          NAP         NAP                    NAP                       NAP              NAP
   139.1
   139.2
----------------------------------------------------------------------------------------------------------------------
    140          NAP          NAP         NAP                    NAP                       NAP              NAP
    141          NAP          NAP         NAP                    NAP                       NAP              NAP
    142        08/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    143          NAP          NAP         NAP                    NAP                       NAP              NAP
    144          NAP          NAP         NAP                    NAP                       NAP              NAP
    145          NAP          NAP         NAP                    NAP                       NAP              NAP
    146          NAP          NAP         NAP                    NAP                       NAP              NAP
    147          NAP          NAP         NAP                    NAP                       NAP              NAP
    148          NAP          NAP         NAP                    NAP                       NAP              NAP
    149          NAP          NAP         NAP                    NAP                       NAP              NAP
    150        04/30/11       NAP         NAP               Present Value             Treasury Flat          No
    151          NAP          NAP         NAP                    NAP                       NAP              NAP
    152          NAP          NAP         NAP                    NAP                       NAP              NAP
    153          NAP          NAP         NAP                    NAP                       NAP              NAP
    154          NAP          NAP         NAP                    NAP                       NAP              NAP
    155          NAP          NAP         NAP                    NAP                       NAP              NAP
    156          NAP          NAP         NAP                    NAP                       NAP              NAP
    157          NAP          NAP         NAP                    NAP                       NAP              NAP
    158          NAP          NAP         NAP                    NAP                       NAP              NAP
    159          NAP          NAP         NAP                    NAP                       NAP              NAP
    160          NAP          NAP         NAP                    NAP                       NAP              NAP
    161          NAP          NAP         NAP                    NAP                       NAP              NAP
    162          NAP          NAP         NAP                    NAP                       NAP              NAP
    163          NAP          NAP         NAP                    NAP                       NAP              NAP
    164          NAP          NAP         NAP                    NAP                       NAP              NAP
    165          NAP          NAP         NAP                    NAP                       NAP              NAP
    166          NAP          NAP         NAP                    NAP                       NAP              NAP
    167          NAP          NAP         NAP                    NAP                       NAP              NAP
    168          NAP          NAP         NAP                    NAP                       NAP              NAP
    169        07/31/16       NAP         NAP               Present Value             Treasury Flat          No
    170          NAP          NAP         NAP                    NAP                       NAP              NAP
    171          NAP          NAP         NAP                    NAP                       NAP              NAP
    172          NAP          NAP         NAP                    NAP                       NAP              NAP
    173          NAP          NAP         NAP                    NAP                       NAP              NAP
    174        05/31/16       NAP         NAP               Present Value             Treasury Flat          No
    175          NAP          NAP         NAP                    NAP                       NAP              NAP
    176          NAP          NAP         NAP                    NAP                       NAP              NAP
    177          NAP          NAP         NAP                    NAP                       NAP              NAP
    178          NAP          NAP         NAP                    NAP                       NAP              NAP
    179          NAP          NAP         NAP                    NAP                       NAP              NAP
    180          NAP          NAP         NAP                    NAP                       NAP              NAP
    181          NAP          NAP         NAP                    NAP                       NAP              NAP
    182          NAP          NAP         NAP                    NAP                       NAP              NAP
    183          NAP          NAP         NAP                    NAP                       NAP              NAP
    184          NAP          NAP         NAP                    NAP                       NAP              NAP
    185          NAP          NAP         NAP                    NAP                       NAP              NAP
    186          NAP          NAP         NAP                    NAP                       NAP              NAP
    187          NAP          NAP         NAP                    NAP                       NAP              NAP
    188          NAP          NAP         NAP                    NAP                       NAP              NAP
    189          NAP          NAP         NAP                    NAP                       NAP              NAP
    190          NAP          NAP         NAP                    NAP                       NAP              NAP
    191        07/31/16       NAP         NAP               Present Value             Treasury Flat         Yes
    192          NAP          NAP         NAP                    NAP                       NAP              NAP
    193          NAP          NAP         NAP                    NAP                       NAP              NAP
    194          NAP          NAP         NAP                    NAP                       NAP              NAP
    195          NAP          NAP         NAP                    NAP                       NAP              NAP
    196          NAP          NAP         NAP                    NAP                       NAP              NAP
    197          NAP          NAP         NAP                    NAP                       NAP              NAP
    198          NAP          NAP         NAP                    NAP                       NAP              NAP
    199          NAP          NAP         NAP                    NAP                       NAP              NAP
    200          NAP          NAP         NAP                    NAP                       NAP              NAP
    201          NAP          NAP         NAP                    NAP                       NAP              NAP
    202          NAP          NAP         NAP                    NAP                       NAP              NAP
    203          NAP          NAP         NAP                    NAP                       NAP              NAP
    204          NAP          NAP         NAP                    NAP                       NAP              NAP
    205          NAP          NAP         NAP                    NAP                       NAP              NAP
    206          NAP          NAP         NAP                    NAP                       NAP              NAP
    207          NAP          NAP         NAP                    NAP                       NAP              NAP
    208          NAP          NAP         NAP                    NAP                       NAP              NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b           NAP          NAP         NAP                    NAP                       NAP              NAP

                YIELD
             MAINTENANCE
             DISCOUNTING                 PROPERTY SIZE                                         OCCUPANCY   OCCUPANCY
LOAN NUMBER    HORIZON    PROPERTY SIZE      TYPE           YEAR BUILT       YEAR RENOVATED   PERCENTAGE  AS OF DATE
--------------------------------------------------------------------------------------------------------------------

     1            NAP         936,720          SF                                                 96%      06/01/06
    1.1                       138,825          SF              2001                NAP            91%      06/01/06
    1.2                       122,567          SF              2001                NAP           100%      06/01/06
    1.3                       141,724          SF           1982-1984              NAP           100%      06/01/06
    1.4                       142,958          SF           1985-1986              NAP            98%      06/01/06
    1.5                        90,315          SF              1999                NAP            98%      06/01/06
    1.6                        94,832          SF              1985                NAP           100%      06/01/06
    1.7                        84,730          SF              1985                NAP            86%      06/01/06
    1.8                        59,827          SF              2000                NAP           100%      06/01/06
    1.9                        60,942          SF              1986               2006            82%      06/01/06
--------------------------------------------------------------------------------------------------------------------
     2            NAP         443,271          SF              1991                NAP            93%      09/13/06
     3            NAP             449         Units            1986                NAP            97%      07/12/06
--------------------------------------------------------------------------------------------------------------------
     4            NAP       1,989,759          SF                                                 96%      Various
    4.1                     1,606,435          SF              1959               2004            97%      06/27/06
    4.2                       199,362          SF              1961               2004            89%      06/27/06
    4.3                       169,918          SF              1983                NAP            89%      06/15/06
    4.4                        14,044          SF              1989                NAP           100%      06/27/06
--------------------------------------------------------------------------------------------------------------------
     5            NAP         562,000          SF              2000                NAP           100%      06/12/06
--------------------------------------------------------------------------------------------------------------------
     6            NAP         521,957          SF                                                 95%      09/01/06
    6.1                       274,634          SF              1986                NAP            97%      09/01/06
    6.2                       247,323          SF              1982                NAP            94%      09/01/06
--------------------------------------------------------------------------------------------------------------------
     7            NAP             265         Rooms            1942               2000            74%      07/31/06
     8            NAP         541,636          SF              1987               2005            75%      10/17/06
     9            NAP         295,367          SF        1963, 1972, 1986   1990, 2002, 2004      93%      09/19/06
    10            NAP         135,418          SF           2005/2006              NAP            91%      06/09/06
--------------------------------------------------------------------------------------------------------------------
    11            NAP         319,600          SF                                                100%      09/18/06
   11.1                        70,087          SF              2006                NAP           100%      09/18/06
   11.2                        48,780          SF              2003                NAP           100%      09/18/06
   11.3                        50,000          SF              2006                NAP           100%      09/18/06
   11.4                        54,175          SF              2003                NAP           100%      09/18/06
   11.5                        50,025          SF              2003                NAP           100%      09/18/06
   11.6                        46,533          SF              2005                NAP           100%      09/18/06
--------------------------------------------------------------------------------------------------------------------
    12            NAP         318,695          SF              1985               2004            80%      08/01/06
    13         Maturity           293         Units         2005, 2006             NAP            97%      08/23/06
    14            NAP             324         Units            2006                NAP            95%      07/06/06
    15         Maturity       113,989          SF              1986               2000           100%      09/25/06
    16            NAP         156,135          SF              1978               1996           100%      07/12/06
    17         Maturity        21,000          SF              1926               1991           100%      06/01/06
    18            NAP             115         Units            2006                NAP           100%      09/01/06
    19            NAP         236,847          SF              1975          1995, 2001-2005      98%      07/25/06
    20            NAP          83,052          SF              1948               1998           100%      05/31/06
--------------------------------------------------------------------------------------------------------------------
    21         Maturity       167,245          SF              1983               2004           100%      08/10/06
    22         Maturity       152,686          SF              1964               2006           100%      08/01/06
--------------------------------------------------------------------------------------------------------------------
    23            NAP          50,451          SF              2006                NAP           100%      03/28/06
    24            NAP             135         Rooms            1988            2005, 2006         88%      06/30/06
    25            NAP         229,728          SF              2000                NAP            88%      05/15/06
    26            NAP          76,169          SF              1973               1998           100%      05/31/06
    27            NAP          78,745          SF              2004                NAP           100%      08/14/06
    28         Maturity       180,532          SF              1929               1967            90%      08/04/06
    29            NAP         110,710          SF              1999                NAP           100%      06/21/06
    30            NAP              74         Units            2006                NAP           100%      08/02/06
--------------------------------------------------------------------------------------------------------------------
    31            NAP             149         Rooms            1989               2006            68%      06/16/06
    32            NAP             154         Rooms            1988               2006            67%      06/16/06
--------------------------------------------------------------------------------------------------------------------
    33            NAP         676,031          SF              1996               2003           100%      08/08/06
    34            NAP         104,203          SF              1868               1988            90%      09/26/06
    35         Maturity           276         Units            1985               2003            92%      08/09/06
    36            NAP         325,661          SF              1979               2003            67%      03/03/06
    37            NAP          10,558          SF              1894               2005           100%      04/01/06
    38            NAP          60,550          SF              1973               1983           100%      08/08/06
    39            NAP         118,438          SF              2005                NAP           100%      07/26/06
    40            NAP         217,424          SF              1976               2005            99%      09/26/06
    41            NAP             214         Rooms            1999                NAP            71%      09/01/06
    42            NAP          97,761          SF              1998                NAP            90%      09/05/06
    43            NAP             496         Units         1949, 1969          2004-2005         86%      04/25/06
    44            NAP          44,500          SF              1968               2001           100%      08/23/06
    45            NAP         238,897          SF           1967, 1995             NAP           100%      06/23/06
    46            NAP         152,287          SF              1997                NAP           100%      09/12/06
    47            NAP              91         Rooms            2004                NAP            73%      08/31/06
    48            NAP         130,475          SF              1984               1987            88%      07/24/06
    49         Maturity        93,684          SF              1995                NAP           100%      08/31/06
    50            NAP          33,120          SF              1928         1996, 2001, 2005     100%      07/19/06
    51            NAP          78,128          SF              1999                NAP           100%      08/24/06
    52         Maturity           260         Units            1977               1993            90%      08/16/06
    53            NAP          36,226          SF              2005                NAP           100%      06/12/06
    54            NAP         118,879          SF              1985                NAP            89%      06/01/06
    55            NAP          72,182          SF              1906               1999            92%      06/30/06
    56            NAP             172         Units            2001                NAP           100%      07/31/06
    57            NAP          48,334          SF              1998                NAP            94%      05/31/06
    58            NAP          63,169          SF              1986                NAP            92%      07/01/06
    59            NAP         134,480          SF           1992, 1993             NAP           100%      04/01/06
    60         Maturity           228         Units            1975                NAP            97%      07/07/06
    61            NAP          54,735          SF              2006                NAP            87%      07/13/06
    62            NAP          63,128          SF              1992                NAP           100%      11/01/06
    63            NAP             342         Units            1975               1999            85%      04/01/06
    64            NAP          64,736          SF              1983                NAP            93%      04/01/06
    65            NAP          93,299          SF              1979               1999           100%      07/21/06
    66            NAP              96         Rooms            1998                NAP            70%      06/30/06
    67            NAP             211         Units            2003                NAP           100%      09/20/06
    68            NAP          45,493          SF              1975               2000           100%      07/12/06
    69            NAP          19,806          SF              1884               2000           100%      05/01/06
    70            NAP             184         Units            1991                NAP            92%      04/30/06
    71            NAP             127         Rooms            1986                NAP            71%      06/30/06
    72            NAP         104,800          SF              1990               2004           100%      08/03/06
--------------------------------------------------------------------------------------------------------------------
    73            NAP         162,465          SF                                                100%      06/01/06
   73.1                         9,640          SF              1995                NAP           100%      06/01/06
   73.2                         9,632          SF              1995                NAP           100%      06/01/06
   73.3                        11,817          SF              1995                NAP           100%      06/01/06
   73.4                        30,100          SF              1995                NAP           100%      06/01/06
   73.5                         7,700          SF              1988                NAP           100%      06/01/06
   73.6                         7,700          SF              1988                NAP           100%      06/01/06
   73.7                        13,560          SF              1995                NAP           100%      06/01/06
   73.8                        30,000          SF              1995                NAP           100%      06/01/06
   73.9                        13,000          SF              1996                NAP           100%      06/01/06
   73.10                        6,816          SF              1983               2005           100%      06/01/06
   73.11                       22,500          SF              1996                NAP           100%      06/01/06
--------------------------------------------------------------------------------------------------------------------
    74            NAP             378         Units            1970                NAP            60%      07/01/06
    75            NAP             127         Rooms            1986               2006            68%      06/30/06
    76            NAP          69,848          SF              1978               2006           100%      08/01/06
    77            NAP          61,758          SF              2006                NAP           100%      03/03/06
    78            NAP          56,283          SF              1987               2005            98%      08/14/06
    79         Maturity        71,781          SF              1974                NAP            94%      06/02/06
    80            NAP          80,299          SF              1953               2002            98%      07/31/06
    81            NAP              59         Units            2006                NAP           100%      07/25/06
    82            NAP             201         Units            1975               2002            98%      06/01/06
    83            NAP              82         Rooms            2001                NAP            77%      06/30/06
    84         Maturity        52,756          SF              2005                NAP            87%      08/28/06
    85            NAP             240         Units            1984               2005            88%      06/29/06
    86            NAP             102         Rooms            1995               2006            70%      06/30/06
    87            NAP              96         Units            2005                NAP            89%      09/14/06
    88         Maturity           337         Units            1975                NAP            85%      08/15/06
--------------------------------------------------------------------------------------------------------------------
    89            NAP         187,493          SF                                                 89%      08/15/06
   89.1                        97,768          SF              1973               2005            94%      08/15/06
   89.2                        89,725          SF              1983               2001            84%      08/15/06
--------------------------------------------------------------------------------------------------------------------
    90            NAP          36,520          SF              2002                NAP           100%      04/25/06
    91            NAP          28,281          SF              2005                NAP            74%      08/21/06
    92            NAP          38,701          SF              1967            2003, 2006         87%      08/31/06
    93            NAP             101         Rooms            1999                NAP            64%      06/30/06
    94            NAP             101         Rooms            1999                NAP            64%      08/31/06
    95            NAP              95         Rooms            2002                NAP            73%      07/31/06
    96            NAP          30,975          SF           2004, 2005             NAP            82%      08/31/06
    97         Maturity        39,000          SF              2004                NAP            92%      09/19/06
    98         Maturity        64,183          SF              1988                NAP            89%      05/01/06
    99         Maturity           291         Units            1975                NAP            95%      08/15/06
    100           NAP          40,760          SF              1896               2000            96%      09/18/06
    101        Maturity       129,006          SF              1959               2005           100%      07/03/06
    102           NAP          32,464          SF           1942, 2006      1994, 1999, 2006      91%      07/31/06
    103           NAP              84         Rooms            2003                NAP            79%      06/30/06
    104           NAP             148         Units            2003                NAP            97%      05/24/06
    105           NAP          25,819          SF              1986                NAP           100%      08/24/06
    106        Maturity        71,779          SF              1966               2006           100%      07/31/06
    107           NAP          57,346          SF              1985            2000 - 2006        83%      05/31/06
    108        Maturity            88         Rooms            1985               2006            82%      06/30/06
    109           NAP             101         Rooms            1993               1999            78%      07/31/06
    110           NAP         120,000          SF              1998                NAP           100%      09/06/06
    111           NAP          39,092          SF              1985                NAP           100%      06/01/06
    112        Specified       33,343          SF              1995                NAP           100%      06/26/06
    113           WAL          51,620          SF              1993                NAP           100%      06/19/06
    114           NAP          46,174          SF              2006                NAP            88%      08/01/06
--------------------------------------------------------------------------------------------------------------------
    115           NAP         140,910          SF                                                 88%      04/11/06
   115.1                       61,535          SF              1977                NAP            87%      04/11/06
   115.2                       79,375          SF              1980                NAP            88%      04/11/06
--------------------------------------------------------------------------------------------------------------------
    116        Maturity        59,600          SF              2003                NAP           100%      06/16/06
    117           NAP          30,859          SF              1899            1985, 2004        100%      09/22/06
    118           NAP          36,887          SF              1906               1998           100%      09/01/06
    119           NAP          14,550          SF              2006                NAP           100%      11/01/06
    120           NAP              81         Rooms            2005                NAP            64%      06/30/06
    121           NAP             100         Rooms            1997                NAP            67%      07/31/06
    122           NAP          82,216          SF              1991                NAP            92%      06/20/06
    123        Maturity           128         Units            1983                NAP            93%      08/15/06
    124           NAP          41,821          SF              1995               2005           100%      08/14/06
    125           NAP          89,024          SF              1998                NAP           100%      11/01/06
    126           NAP             100         Units            1973               2005            99%      05/01/06
    127           NAP          29,286          SF              1985               2006            90%      08/23/06
    128        Maturity        21,184          SF              1971               2002           100%      09/15/06
--------------------------------------------------------------------------------------------------------------------
    129        Maturity            70         Units                                              100%      07/01/06
   129.1                           30         Units            1970                NAP           100%      07/01/06
   129.2                           40         Units            1975               2004           100%      07/01/06
--------------------------------------------------------------------------------------------------------------------
    130           NAP              87         Units            1999                NAP            84%      06/26/06
    131           NAP              71         Rooms            1999                NAP            77%      06/30/06
    132           NAP          27,509          SF              1999               2006           100%      08/18/06
    133           NAP          94,721          SF              1977             1995-1996         92%      06/01/06
    134           NAP              80         Rooms            1998                NAP            74%      06/30/06
    135        Maturity        75,600          SF              1999                NAP           100%      05/31/06
    136           NAP              91         Rooms            1995                NAP            70%      07/31/06
    137           NAP         119,625          SF              2005                NAP            64%      02/28/06
    138           NAP         154,885          SF           1961-1986           2005-2006         69%      07/12/06
--------------------------------------------------------------------------------------------------------------------
    139           NAP          53,200          SF                                                100%      Various
   139.1                       13,200          SF              2001                NAP           100%      08/29/06
   139.2                       40,000          SF              1976               2006           100%      08/31/06
--------------------------------------------------------------------------------------------------------------------
    140           NAP          20,457          SF              2003                NAP           100%      08/03/06
    141           NAP              78         Rooms            2004                NAP            72%      06/30/06
    142        Maturity        64,792          SF              1966                NAP           100%      07/01/06
    143           NAP              30         Units            1924               2005            97%      09/18/06
    144           NAP          34,600          SF              1985               2004            95%      05/23/06
    145           NAP          34,869          SF              1917               1986            91%      07/05/06
    146           NAP             152         Units            2005                NAP            98%      06/01/06
    147           NAP              52         Units         1989/2006              NAP           100%      09/06/06
    148           NAP          18,784          SF              2005                NAP           100%      08/25/06
    149           NAP          19,700          SF       1920s, 1970s, 1980     2005, 2006        100%      09/06/06
    150        Maturity       110,174          SF              1987               2005           100%      05/04/06
    151           NAP          14,820          SF              2005                NAP           100%      10/01/06
    152           NAP              23         Units            1973                NAP           100%      07/25/06
    153           NAP          94,000          SF              1969             2003-2005         89%      09/14/06
    154           NAP          24,381          SF              2003                NAP            87%      08/01/06
    155           NAP          55,062          SF              2003                NAP            92%      05/31/06
    156           NAP           6,580          SF              1998                NAP           100%      08/14/06
    157           NAP          29,608          SF              1985                NAP           100%      09/26/06
    158           NAP          24,784          SF              1998                NAP            94%      08/01/06
    159           NAP          52,625          SF              2003               2005            98%      07/01/06
    160           NAP          15,416          SF              2006                NAP            75%      06/08/06
    161           NAP          14,546          SF              2000               2003           100%      08/04/06
    162           NAP          45,480          SF              1942            1991, 2005         97%      05/31/06
    163           NAP          11,667          SF              2005                NAP           100%      07/25/06
    164           NAP          21,700          SF              1980               2005            95%      08/07/06
    165           NAP              42         Units            1922               1994           100%      07/12/06
    166           NAP              36         Units            2006                NAP           100%      07/03/06
    167           NAP             105         Units            1968                NAP            71%      06/19/06
    168           NAP          13,013          SF              2005                NAP           100%      07/28/05
    169        Maturity        32,130          SF              1949               1999           100%      08/24/06
    170           NAP          81,856          SF              1975               2004            95%      10/05/05
    171           NAP          19,347          SF              1970                NAP           100%      01/01/06
    172           NAP             215         Units            1971                NAP            75%      04/30/06
    173           NAP             106         Units            1995                NAP            91%      07/31/06
    174        Maturity        37,425          SF              1979               2006           100%      03/04/06
    175           NAP             421         Units            2005                NAP            86%      07/31/06
    176           NAP              52         Rooms            1998                NAP            57%      04/30/06
    177           NAP          75,591          SF              1988                NAP           100%      10/01/06
    178           NAP             116         Units            1956                NAP            96%      02/28/06
    179           NAP           9,121          SF              1997                NAP           100%      05/03/06
    180           NAP           5,943          SF              2005                NAP           100%      06/08/06
    181           NAP             140         Units            1961               2005            94%      06/30/06
    182           NAP          41,592          SF              1985               2005            94%      07/01/06
    183           NAP           6,536          SF              2005                NAP            79%      08/02/06
    184           NAP          16,000          SF              2004                NAP            88%      06/01/06
    185           NAP          33,405          SF          2002 & 2003             NAP           100%      09/05/06
    186           NAP          10,898          SF              1959               2004            94%      04/30/06
    187           NAP              79         Units            1989                NAP            96%      07/25/06
    188           NAP          47,225          SF              1994               2002            95%      06/30/06
    189           NAP         110,438          SF              1964                NAP           100%      08/22/06
    190           NAP          14,090          SF              2006                NAP           100%      11/01/06
    191        Maturity        15,000          SF              1995                NAP           100%      09/01/06
    192           NAP          40,261          SF              1982                NAP            83%      06/07/06
    193           NAP          16,482          SF              1999                NAP           100%      06/01/06
    194           NAP           5,875          SF              1958               2006           100%      08/09/06
    195           NAP           9,560          SF              2005                NAP           100%      06/14/06
    196           NAP          47,550          SF              1984               1997            95%      06/15/06
    197           NAP           9,800          SF              2004                NAP           100%      08/25/06
    198           NAP          24,802          SF              1989               2006           100%      05/09/06
    199           NAP          27,600          SF              1989                NAP            98%      05/02/06
    200           NAP           9,100          SF              2006                NAP           100%      04/01/06
    201           NAP          23,091          SF              1998               2000           100%      04/30/06
    202           NAP          47,550          SF              1985               2004            94%      05/26/06
    203           NAP          21,760          SF              2003                NAP            86%      04/30/06
    204           NAP          48,285          SF              1994               2001            90%      06/07/06
    205           NAP          11,101          SF              2003                NAP            89%      05/24/06
    206           NAP           6,000          SF              2004                NAP           100%      05/31/06
    207           NAP              40         Units            2005                NAP            95%      09/06/06
    208           NAP          11,000          SF              2006                NAP           100%      11/01/06

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b            NAP

                                                             LARGEST  LARGEST
                                                              MAJOR    MAJOR      LARGEST MAJOR
                                                              TENANT   TENANT     TENANT LEASE
LOAN NUMBER               LARGEST MAJOR TENANT                 NRSF    NRSF%      MATURITY DATE    SECOND LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------

     1
    1.1      Merck-Medco                                      20,945     15%        01/31/11       Cardinal IG Company
    1.2      Unigraphics Solutions                           122,567    100%        09/30/11       NAP
    1.3      Applied Underwriters                            141,724    100%        02/28/17       NAP
    1.4      URS Corporation                                  15,109     11%        03/31/07       TransFirst e-Payment Inc.
    1.5      California Casualty                              25,099     28%        08/31/14       UNUM Provident
    1.6      Hewlett Packard                                  94,832    100%        06/30/12       NAP
    1.7      Magnum Resources, Inc.                            7,819      9%        05/31/09       Ryco Packaging Corporation
    1.8      Assurant                                         59,827    100%        09/30/10       NAP
    1.9      Ascension Health                                 40,760     67%        08/31/10       Missouri Gaming Commission
------------------------------------------------------------------------------------------------------------------------------------
     2       Federal/Chubb                                   113,157     26%        02/29/08       Sedgwick, Detert, Moran
     3       NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
     4
    4.1      Sears                                           341,199     21%        08/31/09       Macy's
    4.2      Kaiser Foundation Health                         21,958     11%   12/31/07; 06/30/11  Bank of Hawaii
    4.3      Macy's                                           15,099      9%        11/30/06       Data House Holdings Corp
    4.4      Blockbuster, Inc.                                 6,052     43%        03/31/10       I Love Country Cafe
------------------------------------------------------------------------------------------------------------------------------------
     5       WellPoint Inc.                                  562,000    100%        07/20/15       NAP
------------------------------------------------------------------------------------------------------------------------------------
     6
    6.1      InfiCorp Holdings, Inc.                          33,342     12%        05/31/10       Fidelity
    6.2      Cigna Companies                                  30,031     12%        02/28/11       Katz Media Corporation
------------------------------------------------------------------------------------------------------------------------------------
     7       NAP                                                 NAP     NAP           NAP         NAP
     8       First Bank and Trust                             27,336      5%        03/31/16       Morris Bart, PLC
     9       Price Chopper                                    98,850     33%        12/31/25       Stop & Shop
    10       AMC Theatre                                      58,521     43%        12/31/20       Coldwell Banker Bain
------------------------------------------------------------------------------------------------------------------------------------
    11
   11.1      Dick's Sporting Goods                            50,000     71%        01/31/16       PetSmart
   11.2      Dick's Sporting Goods                            48,780    100%        03/31/23       NAP
   11.3      Dick's Sporting Goods                            50,000    100%        01/31/22       NAP
   11.4      Dick's Sporting Goods                            54,175    100%        01/31/24       NAP
   11.5      Dick's Sporting Goods                            50,025    100%        01/31/24       NAP
   11.6      Dick's Sporting Goods                            46,533    100%        01/31/22       NAP
------------------------------------------------------------------------------------------------------------------------------------
    12       Washington Mutual                                38,506     12%        08/31/09       Dominion Business Center, Inc.
    13       NAP                                                 NAP     NAP           NAP         NAP
    14       NAP                                                 NAP     NAP           NAP         NAP
    15       GSA - USDA - Dept of Agriculture                113,989    100%        01/17/10       NAP
    16       Cingular Wireless LLC                           156,135    100%        09/30/09       NAP
    17       604 5th Avenue Rest., Inc                        21,000    100%        06/26/15       NAP
    18       NAP                                                 NAP     NAP           NAP         NAP
    19       Kohl's Departmental Store                        71,339     30%        01/31/26       JC Penney
    20       Playboy Enterprises, Inc.                        12,391     15%        01/31/16       Lowe Galleries, LLC
------------------------------------------------------------------------------------------------------------------------------------
    21       Wakefield Companies                             167,245    100%        08/31/16       NAP
    22       Wakefield Companies                             152,686    100%        09/01/26       NAP
------------------------------------------------------------------------------------------------------------------------------------
    23       Whole Foods Market                               50,451    100%        12/31/30       NAP
    24       NAP                                                 NAP     NAP           NAP         NAP
    25       Conagra Poultry Company d.b.a. Pilgrim's Pride   50,556     22%        08/31/13       ABB Automotion, Inc.
    26       Sony Computer Entertainment                      24,282     32%        05/31/09       Summit Entertainment
    27       Heart Center Medical Group                       78,745    100%        06/14/26       NAP
    28       Fraser Law Firm                                  32,278     18%        08/31/14       Legislative Service
    29       Marshalls                                        30,000     27%        04/01/10       Old Navy
    30       NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
    31       NAP                                                 NAP     NAP           NAP         NAP
    32       NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
    33       Orgill, Inc.                                    676,031    100%        11/30/21       NAP
    34       JHPIEGO Corporation                              36,012     35%        10/31/08       Maryland First Financial
    35       NAP                                                 NAP     NAP           NAP         NAP
    36       The American Nat'l. Red Cross                    49,493     15%        08/31/12       Pictorial Engraving Co.
    37       Scoop Soho, LLC                                  10,558    100%        03/31/26       NAP
    38       Collier Enterprises Mgmt, Inc                    21,491     35%        09/30/11       Cummings & Lockwood
    39       Gordmans                                         60,488     51%        03/31/15       Bed Bath & Beyond
    40       Kroger                                           58,890     27%        02/28/13       Athens Center, LLC
    41       NAP                                                 NAP     NAP           NAP         NAP
    42       Atlantic Diving Supply, Inc.                     21,623     22%        09/17/10       Professional Software
                                                                                                   Engineering, Inc.
    43       NAP                                                 NAP     NAP           NAP         NAP
    44       Ralph's Grocery                                  44,500    100%        02/28/21       NAP
    45       GL & V USA Inc.                                 134,897     56%        12/31/13       Hillsborough Industrial
                                                                                                   Maintenance Partners
    46       CIGNA                                           152,287    100%        09/30/18       NAP
    47       NAP                                                 NAP     NAP           NAP         NAP
    48       T.J. MAXX                                        24,300     19%        01/31/10       Shoe Carnival
    49       Toys R Us / Babies R Us                          41,640     44%        01/31/17       Petsmart
    50       ADM Cinema Corporation                           33,120    100%        07/31/22       NAP
    51       Pick-n-Save (Roundy's)                           54,718     70%        12/31/19       Walgreens
    52       NAP                                                 NAP     NAP           NAP         NAP
    53       University of Phoenix                            12,845     35%        10/31/12       Realty Executives Premier
    54       Bank of Oklahoma                                 19,391     16%        09/30/16       TD Williamson
    55       Ambiance Antiques                                 6,119      8%        07/31/15       Credit Com, Inc.
    56       NAP                                                 NAP     NAP           NAP         NAP
    57       Great Destinations Pediatrics                     4,820     10%        12/31/10       Dr. Garrett Harnett
    58       Head USA, Inc                                    12,285     19%        05/31/08       Bear Naked, Inc.
    59       Liz Claiborne                                    12,000      9%        05/31/07       Old Navy
    60       NAP                                                 NAP     NAP           NAP         NAP
    61       Sentara Healthcare                               47,781     87%        06/30/21       NAP
    62       Stop & Shop                                      63,128     100%       12/31/26       NAP
    63       NAP                                                 NAP     NAP           NAP         NAP
    64       Chase Manhattan                                  15,460     24%        12/31/11       Crutchfield Capital
    65       Nationwide Mutual Insurance Company              93,299    100%        08/31/09       NAP
    66       NAP                                                 NAP     NAP           NAP         NAP
    67       NAP                                                 NAP     NAP           NAP         NAP
    68       ACO, Inc.                                        14,400     32%        10/31/10       Rite Aid Pharmacy
    69       Orsay Restaurant                                 10,776     54%        06/30/21       NAP
    70       NAP                                                 NAP     NAP           NAP         NAP
    71       NAP                                                 NAP     NAP           NAP         NAP
    72       JC Penney                                       104,800    100%        01/31/15       NAP
------------------------------------------------------------------------------------------------------------------------------------
    73
   73.1      OSA International, Inc.                           9,640    100%        04/30/08       NAP
   73.2      Methods & Equipment                               9,632    100%        12/31/09       NAP
   73.3      Westco Metalcraft                                11,817    100%        07/31/07       NAP
   73.4      Satellite Glass Corp                             30,100    100%        11/30/08       NAP
   73.5      Fluidtech Rubber                                  7,700    100%        10/31/06       NAP
   73.6      Lasting Impressions                               7,700    100%        11/30/06       NAP
   73.7      Progressive Insurance                            13,560    100%        09/30/08       NAP
   73.8      Advanced Technology Service                      30,000    100%        05/31/08       NAP
   73.9      Trybus, Inc.                                     13,000    100%        06/30/07       NAP
   73.10     Amersham Health                                   6,816    100%        10/31/09       NAP
   73.11     Alside                                           22,500    100%        06/30/11       NAP
------------------------------------------------------------------------------------------------------------------------------------
    74       NAP                                                 NAP     NAP           NAP         NAP
    75       NAP                                                 NAP     NAP           NAP         NAP
    76       Carlson Companies, Inc.                          35,240     50%        05/31/12       Concert Group Logistics
    77       Raymours Furniture Co., Inc.                     61,758    100%        05/31/26       NAP
    78       Ocean Atlantic Rentals                            3,000      5%        12/31/15       Ocean Threads
    79       Corinthian Schools                               18,372     26%        11/01/06       Comerica Bank
    80       JBG Investments                                  15,072     19%        02/28/07       Fruitasia Expansion
    81       NAP                                                 NAP     NAP           NAP         NAP
    82       NAP                                                 NAP     NAP           NAP         NAP
    83       NAP                                                 NAP     NAP           NAP         NAP
    84       Applied Health Outcomes                          10,856     21%        12/01/10       Morgan Stanley
    85       NAP                                                 NAP     NAP           NAP         NAP
    86       NAP                                                 NAP     NAP           NAP         NAP
    87       NAP                                                 NAP     NAP           NAP         NAP
    88       NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
    89
   89.1      NAP                                                 NAP     NAP           NAP         NAP
   89.2      NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
    90       State of Michigan                                36,520    100%        06/15/22       NAP
    91       Troon Mtn Health & Fitness                        8,605     30%        12/31/10       G. Motti, LLC
    92       Wine & Spirits Outlet Store                       9,028     23%        06/30/10       Wash Stop Laundry Center, LLC
    93       NAP                                                 NAP     NAP           NAP         NAP
    94       NAP                                                 NAP     NAP           NAP         NAP
    95       NAP                                                 NAP     NAP           NAP         NAP
    96       Mealissimo, LLC                                   3,624     12%        10/31/14       Daniel King, D.D.S.
    97       CBS Radio Inc                                    27,779     71%        05/31/21       Burdette, Koehler, Murphy &
                                                                                                   Associates
    98       Noteworld, LLC                                    8,477     13%           MTM         KASL Consulting Engineers
    99       NAP                                                 NAP     NAP           NAP         NAP
    100      Swope Law Group                                  25,000     61%        09/01/16       ASD
    101      Rudi's Organic Bakery, Inc.                      65,706     51%        01/21/15       University of Colorado
    102      Capital Care                                     16,323     50%        05/21/16       Schenectady Radiologist
    103      NAP                                                 NAP     NAP           NAP         NAP
    104      NAP                                                 NAP     NAP           NAP         NAP
    105      Don Perico                                        4,000     15%        12/31/10       Universal Home Loans
    106      ARC Thrift Store                                 32,213     45%        11/29/17       U.S. Postal Service
    107      McKenry, Dancigers, Warner, Dawson & Lake        11,740     20%        08/31/09       Schenker, Inc.
    108      NAP                                                 NAP     NAP           NAP         NAP
    109      NAP                                                 NAP     NAP           NAP         NAP
    110      Valley Wide Beverage Company                    120,000    100%        09/10/21       NAP
    111      America's Mattress                                4,886     12%        09/30/07       Ann's Uniform Shop
    112      Circuit City                                     33,343    100%        05/31/18       NAP
    113      Marc's                                           33,600     65%        05/31/13       Blockbuster
    114      Harmsen                                           8,886     19%        04/30/12       Bridge Entertainment
------------------------------------------------------------------------------------------------------------------------------------
    115
   115.1     NAP                                                 NAP     NAP           NAP         NAP
   115.2     NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
    116      Goodman Industrial                               59,600    100%        06/30/11       NAP
    117      Insight Direct, Inc.                              5,775     19%        11/30/07       MaidPro, Inc.
    118      Law Offices of John York                          9,000     24%        12/31/08       The Next Education LLC
    119      Walgreen's                                       14,550    100%        06/30/81       NAP
    120      NAP                                                 NAP     NAP           NAP         NAP
    121      NAP                                                 NAP     NAP           NAP         NAP
    122      Publix Supermarket                               42,112     51%        02/06/11       Beall's Outlet Stores, Inc.
    123      NAP                                                 NAP     NAP           NAP         NAP
    124      Systems Engineering & Management Co.             41,821     100%       08/31/21       NAP
    125      FedEx                                            89,024     100%       04/30/16       NAP
    126      NAP                                                 NAP     NAP           NAP         NAP
    127      Gamma Surgery Center LLC                          7,641     26%        07/31/16       Gamma Imaging Center LLC
    128      County of Sacramento                             21,184     100%       08/06/10       NAP
------------------------------------------------------------------------------------------------------------------------------------
    129
   129.1     NAP                                                 NAP     NAP           NAP         NAP
   129.2     NAP                                                 NAP     NAP           NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
    130      NAP                                                 NAP     NAP           NAP         NAP
    131      NAP                                                 NAP     NAP           NAP         NAP
    132      EPL                                              27,509     100%       07/14/21       NAP
    133      Best Deal Food Co., Inc.                         24,770     26%        06/30/12       CHI Management, Inc.
    134      NAP                                                 NAP     NAP           NAP         NAP
    135      United States Postal Services                    75,600     100%       09/30/11       NAP
    136      NAP                                                 NAP     NAP           NAP         NAP
    137      NAP                                                 NAP     NAP           NAP         NAP
    138      ARC Thrift Stores                                20,000     13%        06/30/11       New Image Rent Own
------------------------------------------------------------------------------------------------------------------------------------
    139
   139.1     The American Academy of Cosmetic Dentistry       13,200     100%       10/31/11       NAP
   139.2     Actuant Corporation                              40,000     100%       08/31/16       NAP
------------------------------------------------------------------------------------------------------------------------------------
    140      Physiotherapy Associates                          3,005     15%        10/31/09       Chamberlain, McCreery and Rice
    141      NAP                                                 NAP     NAP           NAP         NAP
    142      John Wagner Associates                           26,238     40%        02/28/07       James L. Smith, Inc.
    143      NAP                                                 NAP     NAP           NAP         NAP
    144      Raynham Mandarin                                  6,000     17%        11/14/08       Red Cross
    145      Fidelity National Title Insurance Company         4,000     11%        04/30/11       Olin & Haltrecht
    146      NAP                                                 NAP     NAP           NAP         NAP
    147      NAP                                                 NAP     NAP           NAP         NAP
    148      Sound Fitness                                     8,600     46%        08/31/13       USA (Armed Services)
    149      Rocky Mountain Institute                          5,272     27%        10/31/10       Jovian P4, LLC
    150      Old Time Pottery                                110,174     100%       06/30/15       NAP
    151      Walgreens                                        14,820     100%       10/31/80       NAP
    152      NAP                                                 NAP     NAP           NAP         NAP
    153      Family Farm and Home Inc.                        40,000     43%        01/02/16       Dunham's Athleisure Corp
    154      State Farm Mutual Automobile Insurance           18,751     77%        01/31/14       Independent Order of Foresters
    155      NAP                                                 NAP     NAP           NAP         NAP
    156      Kinko's Copy Store                                6,580     100%       04/30/09       NAP
    157      Zukerman & Associates                            11,420     39%        07/31/18       RST III
    158      Colorado Railcar Mfg, LLC                         6,271     25%        03/31/08       Ken Pieper Design
    159      NAP                                                 NAP     NAP           NAP         NAP
    160      St. Louis Orthodontic                             4,578     30%        05/31/11       Thomas F Kemlage, DDS, PC
    161      Thomasville Furniture                            14,546     100%       07/14/15       NAP
    162      Consolidated Mail                                35,400     78%        10/31/16       Capital Clubhouse
    163      Pro Health Physicians                            11,667     100%       09/30/20       NAP
    164      Carniceria El Torito                              4,770     22%        03/31/11       Liquor Zone
    165      NAP                                                 NAP     NAP           NAP         NAP
    166      NAP                                                 NAP     NAP           NAP         NAP
    167      NAP                                                 NAP     NAP           NAP         NAP
    168      CVS                                              13,013     100%       01/31/31       NAP
    169      Ross Stores, Inc.                                32,130     100%       01/31/11       NAP
    170      NAP                                                 NAP     NAP           NAP         NAP
    171      MCI WorldCom                                     19,347     100%  05/31/10, 12/31/10  NAP
    172      NAP                                                 NAP     NAP           NAP         NAP
    173      NAP                                                 NAP     NAP           NAP         NAP
    174      NAP                                                 NAP     NAP           NAP         NAP
    175      NAP                                                 NAP     NAP           NAP         NAP
    176      NAP                                                 NAP     NAP           NAP         NAP
    177      Profiles, Inc.                                   75,591     100%       07/31/26       NAP
    178      NAP                                                 NAP     NAP           NAP         NAP
    179      Catherine's Inc.                                  3,680     40%        02/28/07       TCMB&T, Inc.
    180      Grill Zone                                        2,011     34%        07/31/11       123 Fit
    181      NAP                                                 NAP     NAP           NAP         NAP
    182      NAP                                                 NAP     NAP           NAP         NAP
    183      Starbucks                                         1,855     28%        11/30/15       Vern Cleavenger Photography
    184      Baeber Group                                      9,400     59%        08/31/17       Imperial Door
    185      Tico's                                            6,885     21%        10/31/07       Sasha's Paws
    186      El Mezcal                                         4,651     43%        01/31/10       The Curtain Exchange
    187      NAP                                                 NAP     NAP           NAP         NAP
    188      NAP                                                 NAP     NAP           NAP         NAP
    189      Winn Dixie                                       57,710     52%        06/30/10       Fred's
    190      Walgreens                                        14,090     100%       09/30/79       NAP
    191      Advance Auto Parts                                7,500     50%        12/31/12       Eye on Video
    192      NAP                                                 NAP     NAP           NAP         NAP
    193      United Insurance Group Agency, Inc               12,735     77%        03/01/10       Performance Environmental
                                                                                                   Services
    194      Noodles                                           2,507     43%        05/31/11       Starbucks
    195      Remanufactured Transmissions                      3,460     36%        05/25/15       Radio Shack
    196      NAP                                                 NAP     NAP           NAP         NAP
    197      Kelly Rentals                                     4,800     49%        01/12/11       US Cellular
    198      R.E. Michels                                     13,552     55%        07/31/10       Autozone
    199      NAP                                                 NAP     NAP           NAP         NAP
    200      The Center of Hope                                3,150     35%        04/30/11       5-Star Postal & Shipping
    201      NAP                                                 NAP     NAP           NAP         NAP
    202      NAP                                                 NAP     NAP           NAP         NAP
    203      NAP                                                 NAP     NAP           NAP         NAP
    204      NAP                                                 NAP     NAP           NAP         NAP
    205      Peter H. Nasser, D.D.S.                           4,000     36%        04/30/08       Kenneth W. Mouser, D.D.S.
    206      Sprint Store                                      1,950     33%        01/31/09       Quizno's
    207      NAP                                                 NAP     NAP           NAP         NAP
    208      Big 5 Corp.                                      11,000     100%       03/04/20       NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b

             SECOND LARGEST  SECOND LARGEST     SECOND LARGEST                                         THIRD LARGEST  THIRD LARGEST
              MAJOR TENANT    MAJOR TENANT      MAJOR TENANT                                            MAJOR TENANT   MAJOR TENANT
LOAN NUMBER       NRSF           NRSF%       LEASE MATURITY DATE  THIRD LARGEST MAJOR TENANT               NRSF           NRSF%
-----------------------------------------------------------------------------------------------------------------------------------

     1
    1.1          20,413            15%             07/31/11       Voyager Bank                             11,884           9%
    1.2             NAP            NAP               NAP          NAP                                         NAP           NAP
    1.3             NAP            NAP               NAP          NAP                                         NAP           NAP
    1.4          14,165            10%             12/31/07       Parish Enterprises Inc.                  12,012           8%
    1.5          12,560            14%             05/31/10       Alamosa                                   9,588           11%
    1.6             NAP            NAP               NAP          NAP                                         NAP           NAP
    1.7           7,709             9%             12/31/06       Marcotte Insurance                        7,631           9%
    1.8             NAP            NAP               NAP          NAP                                         NAP           NAP
    1.9           5,475             9%             06/30/08       Metalsco                                  3,662           6%
-----------------------------------------------------------------------------------------------------------------------------------
     2           64,922            15%             10/31/15       The Law Firm of Manning & Marder         60,246           14%
     3              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
     4
    4.1         326,860            20%             12/31/15       Shirokiya                                53,515           3%
    4.2          18,200             9%             03/31/26       Kapiolani Health                         10,979           6%
    4.3          14,061             8%             06/30/08       Ameriprise Financial SE                  10,126           6%
    4.4           3,122            22%             12/31/10       Payless Shoesource                        3,080           22%
-----------------------------------------------------------------------------------------------------------------------------------
     5              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
     6
    6.1          22,531             8%             12/31/13       Quikrete                                 19,175           7%
    6.2          28,684            12%             04/30/11       Safeguard                                23,696           10%
-----------------------------------------------------------------------------------------------------------------------------------
     7              NAP            NAP               NAP          NAP                                         NAP           NAP
     8           25,011             5%             10/31/10       AIG Claim Services, Inc.                 24,493           5%
     9           30,953            10%             12/31/15       TJ Maxx                                  27,932           9%
    10            6,554             5%             09/30/16       Ram                                       6,540           5%
-----------------------------------------------------------------------------------------------------------------------------------
    11
   11.1          20,087            29%             01/31/16       NAP                                         NAP           NAP
   11.2             NAP            NAP               NAP          NAP                                         NAP           NAP
   11.3             NAP            NAP               NAP          NAP                                         NAP           NAP
   11.4             NAP            NAP               NAP          NAP                                         NAP           NAP
   11.5             NAP            NAP               NAP          NAP                                         NAP           NAP
   11.6             NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    12           19,465             6%             12/31/07       Debt Settlement America                  19,395           6%
    13              NAP            NAP               NAP          NAP                                         NAP           NAP
    14              NAP            NAP               NAP          NAP                                         NAP           NAP
    15              NAP            NAP               NAP          NAP                                         NAP           NAP
    16              NAP            NAP               NAP          NAP                                         NAP           NAP
    17              NAP            NAP               NAP          NAP                                         NAP           NAP
    18              NAP            NAP               NAP          NAP                                         NAP           NAP
    19           35,522            15%             10/31/10       TJ Maxx Store                            30,046           13%
    20            6,000             7%             08/31/10       Cosmo Street Editorial, Inc               6,000           7%
-----------------------------------------------------------------------------------------------------------------------------------
    21              NAP            NAP               NAP          NAP                                         NAP           NAP
    22              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    23              NAP            NAP               NAP          NAP                                         NAP           NAP
    24              NAP            NAP               NAP          NAP                                         NAP           NAP
    25           46,829            20%             07/31/07       Intertek Testing Services NA, Inc.       38,640           17%
    26           13,782            18%             10/31/08       HLW International                        11,411           15%
    27              NAP            NAP               NAP          NAP                                         NAP           NAP
    28           31,805            18%             03/31/08       Loomis Law Firm                          15,430           9%
    29           25,000            23%             06/30/10       Bed Bath & Beyond                        24,710           22%
    30              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    31              NAP            NAP               NAP          NAP                                         NAP           NAP
    32              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    33              NAP            NAP               NAP          NAP                                         NAP           NAP
    34           15,534            15%             11/30/09       Community of Science                     12,173           12%
    35              NAP            NAP               NAP          NAP                                         NAP           NAP
    36            9,156             3%             12/31/08       Educare - North Carolina                  8,577           3%
    37              NAP            NAP               NAP          NAP                                         NAP           NAP
    38           12,207            20%             01/31/11       Comerica Bank                             7,693           13%
    39           23,046            19%             01/31/16       PETsMART                                 20,100           17%
    40           25,000            12%             10/31/09       Goody's                                  20,403           9%
    41              NAP            NAP               NAP          NAP                                         NAP           NAP
    42           21,489            22%             02/28/09       Davenport and Company LLC                 7,696           8%
    43              NAP            NAP               NAP          NAP                                         NAP           NAP
    44              NAP            NAP               NAP          NAP                                         NAP           NAP
    45          104,000            44%             09/30/25       NAP                                         NAP           NAP
    46              NAP            NAP               NAP          NAP                                         NAP           NAP
    47              NAP            NAP               NAP          NAP                                         NAP           NAP
    48           15,428            12%             02/29/08       Rugged Wearhouse                         15,427           12%
    49           26,249            28%             01/31/17       Michaels Store                           22,995           25%
    50              NAP            NAP               NAP          NAP                                         NAP           NAP
    51           13,905            18%             10/31/19       Maple Grove Dental                        1,845           2%
    52              NAP            NAP               NAP          NAP                                         NAP           NAP
    53           11,332            31%             06/30/15       Dr. Vendiola                              3,441           10%
    54           16,256            14%             10/31/10       World Travel Service, LLC                11,507           10%
    55            4,525             6%             05/31/07       The India Connection                      4,469           6%
    56              NAP            NAP               NAP          NAP                                         NAP           NAP
    57            4,782            10%             12/31/14       Dr. William Castro                        3,759           8%
    58            9,716            15%             05/31/08       Management Resources of America           6,742           11%
    59           12,000             9%             10/31/11       The Gap                                  10,800           8%
    60              NAP            NAP               NAP          NAP                                         NAP           NAP
    61              NAP            NAP               NAP          NAP                                         NAP           NAP
    62              NAP            NAP               NAP          NAP                                         NAP           NAP
    63              NAP            NAP               NAP          NAP                                         NAP           NAP
    64           14,912            23%             10/31/13       Dougherty, Clements & Hofer               8,579           13%
    65              NAP            NAP               NAP          NAP                                         NAP           NAP
    66              NAP            NAP               NAP          NAP                                         NAP           NAP
    67              NAP            NAP               NAP          NAP                                         NAP           NAP
    68           11,060            24%             07/31/12       Blockbuster Video                         4,000           9%
    69              NAP            NAP               NAP          NAP                                         NAP           NAP
    70              NAP            NAP               NAP          NAP                                         NAP           NAP
    71              NAP            NAP               NAP          NAP                                         NAP           NAP
    72              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    73
   73.1             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.2             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.3             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.4             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.5             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.6             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.7             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.8             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.9             NAP            NAP               NAP          NAP                                         NAP           NAP
   73.10            NAP            NAP               NAP          NAP                                         NAP           NAP
   73.11            NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    74              NAP            NAP               NAP          NAP                                         NAP           NAP
    75              NAP            NAP               NAP          NAP                                         NAP           NAP
    76            7,426            11%             04/30/16       SSOE, Inc.                                4,808           7%
    77              NAP            NAP               NAP          NAP                                         NAP           NAP
    78            2,475             4%             03/31/15       Mustang Sally's                           2,400           4%
    79            5,489             8%             02/01/07       ISCS, Inc.                                4,384           6%
    80           13,532            17%             11/30/12       Sahara Restaurant                         9,590           12%
    81              NAP            NAP               NAP          NAP                                         NAP           NAP
    82              NAP            NAP               NAP          NAP                                         NAP           NAP
    83              NAP            NAP               NAP          NAP                                         NAP           NAP
    84           10,475            20%             01/01/13       Hand Tax                                  8,308           16%
    85              NAP            NAP               NAP          NAP                                         NAP           NAP
    86              NAP            NAP               NAP          NAP                                         NAP           NAP
    87              NAP            NAP               NAP          NAP                                         NAP           NAP
    88              NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    89
   89.1             NAP            NAP               NAP          NAP                                         NAP           NAP
   89.2             NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    90              NAP            NAP               NAP          NAP                                         NAP           NAP
    91            4,661            16%             11/30/16       Cafe Dumonde                              2,058           7%
    92            3,200             8%             08/31/07       Silk Florist (II)                         3,200           8%
    93              NAP            NAP               NAP          NAP                                         NAP           NAP
    94              NAP            NAP               NAP          NAP                                         NAP           NAP
    95              NAP            NAP               NAP          NAP                                         NAP           NAP
    96            3,033            10%             09/30/10       Red Twig Galleries, LLC                   2,959           10%
    97            8,226            21%             08/31/13       Starr Systems Design LLC                  2,995           8%
    98            6,684            10%             09/30/07       Paymentech (Prism)                        6,543           10%
    99              NAP            NAP               NAP          NAP                                         NAP           NAP
    100           9,000            22%             12/01/10       MLM Technology                            5,000           12%
    101          52,000            40%             09/30/23       University of Colorado                   11,300           9%
    102           3,889            12%             12/31/07       Sunnyview                                 3,208           10%
    103             NAP            NAP               NAP          NAP                                         NAP           NAP
    104             NAP            NAP               NAP          NAP                                         NAP           NAP
    105           4,000            15%             07/31/09       Mountain Mike's Pizza                     3,200           12%
    106          24,379            34%             11/29/17       ARC Thrift Store                         15,187           21%
    107           8,270            14%             01/31/09       Inlet Technology, LLC                     3,940           7%
    108             NAP            NAP               NAP          NAP                                         NAP           NAP
    109             NAP            NAP               NAP          NAP                                         NAP           NAP
    110             NAP            NAP               NAP          NAP                                         NAP           NAP
    111           3,817            10%             01/31/08       We Care Cleaners                          3,040           8%
    112             NAP            NAP               NAP          NAP                                         NAP           NAP
    113           6,000            12%             06/09/09       Pet Supplies Plus                         5,500           11%
    114           5,164            11%             08/31/08       Platt Electric                            5,162           11%
-----------------------------------------------------------------------------------------------------------------------------------
    115
   115.1            NAP            NAP               NAP          NAP                                         NAP           NAP
   115.2            NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    116             NAP            NAP               NAP          NAP                                         NAP           NAP
    117           4,477            15%             11/30/07       Sovereign Bank                            3,730           12%
    118           4,800            13%             10/31/07       The Roda Group                            4,800           13%
    119             NAP            NAP               NAP          NAP                                         NAP           NAP
    120             NAP            NAP               NAP          NAP                                         NAP           NAP
    121             NAP            NAP               NAP          NAP                                         NAP           NAP
    122          15,404            19%             04/30/11       Dollar General                            8,775           11%
    123             NAP            NAP               NAP          NAP                                         NAP           NAP
    124             NAP            NAP               NAP          NAP                                         NAP           NAP
    125             NAP            NAP               NAP          NAP                                         NAP           NAP
    126             NAP            NAP               NAP          NAP                                         NAP           NAP
    127           5,761            20%             05/31/16       Rehabilitation & Pain Specialists         3,802           13%
    128             NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    129
   129.1            NAP            NAP               NAP          NAP                                         NAP           NAP
   129.2            NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    130             NAP            NAP               NAP          NAP                                         NAP           NAP
    131             NAP            NAP               NAP          NAP                                         NAP           NAP
    132             NAP            NAP               NAP          NAP                                         NAP           NAP
    133          16,864            18%             03/31/11       Jennifer Do                              16,520           17%
    134             NAP            NAP               NAP          NAP                                         NAP           NAP
    135             NAP            NAP               NAP          NAP                                         NAP           NAP
    136             NAP            NAP               NAP          NAP                                         NAP           NAP
    137             NAP            NAP               NAP          NAP                                         NAP           NAP
    138          20,000            13%             03/31/09       Family Dollar Stores Colorado             7,245           5%
-----------------------------------------------------------------------------------------------------------------------------------
    139
   139.1            NAP            NAP               NAP          NAP                                         NAP           NAP
   139.2            NAP            NAP               NAP          NAP                                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------------
    140           2,845            14%             01/31/10       US Government                             2,255           11%
    141             NAP            NAP               NAP          NAP                                         NAP           NAP
    142          12,155            19%             06/30/11       Greenpeace, Inc.                          9,666           15%
    143             NAP            NAP               NAP          NAP                                         NAP           NAP
    144           4,800            14%             05/14/11       Rockland Trust                            4,300           12%
    145           1,334             4%             12/31/09       Francis Miller, Esquire                   1,198           3%
    146             NAP            NAP               NAP          NAP                                         NAP           NAP
    147             NAP            NAP               NAP          NAP                                         NAP           NAP
    148           4,074            22%             07/31/11       Shah Arfin (Nextel)                       1,410           8%
    149           4,145            21%             05/31/11       Blue Spruce Capital Corp.                 3,397           17%
    150             NAP            NAP               NAP          NAP                                         NAP           NAP
    151             NAP            NAP               NAP          NAP                                         NAP           NAP
    152             NAP            NAP               NAP          NAP                                         NAP           NAP
    153          30,000            32%             01/31/14       Dollar Tree                              14,400           15%
    154           2,480            10%             07/31/09       NAP                                         NAP           NAP
    155             NAP            NAP               NAP          NAP                                         NAP           NAP
    156             NAP            NAP               NAP          NAP                                         NAP           NAP
    157           8,560            29%             07/31/18       Hercules Real Estate Services, Inc.       8,025           27%
    158           4,610            19%             02/28/08       FACTO Express Corp.                       3,220           13%
    159             NAP            NAP               NAP          NAP                                         NAP           NAP
    160           2,839            18%             05/31/11       William T. Kowaiski, DMD, MS, LLC         2,090           14%
    161             NAP            NAP               NAP          NAP                                         NAP           NAP
    162           4,800            11%             06/30/11       Everyday Staffing                         3,828           8%
    163             NAP            NAP               NAP          NAP                                         NAP           NAP
    164           2,970            14%             09/30/16       Curves for Women                          2,000           9%
    165             NAP            NAP               NAP          NAP                                         NAP           NAP
    166             NAP            NAP               NAP          NAP                                         NAP           NAP
    167             NAP            NAP               NAP          NAP                                         NAP           NAP
    168             NAP            NAP               NAP          NAP                                         NAP           NAP
    169             NAP            NAP               NAP          NAP                                         NAP           NAP
    170             NAP            NAP               NAP          NAP                                         NAP           NAP
    171             NAP            NAP               NAP          NAP                                         NAP           NAP
    172             NAP            NAP               NAP          NAP                                         NAP           NAP
    173             NAP            NAP               NAP          NAP                                         NAP           NAP
    174             NAP            NAP               NAP          NAP                                         NAP           NAP
    175             NAP            NAP               NAP          NAP                                         NAP           NAP
    176             NAP            NAP               NAP          NAP                                         NAP           NAP
    177             NAP            NAP               NAP          NAP                                         NAP           NAP
    178             NAP            NAP               NAP          NAP                                         NAP           NAP
    179           3,000            33%             02/28/12       Sprint                                    2,441           27%
    180           2,011            34%             04/13/11       US Asian Pain Care                        1,005           17%
    181             NAP            NAP               NAP          NAP                                         NAP           NAP
    182             NAP            NAP               NAP          NAP                                         NAP           NAP
    183           1,232            19%             01/14/09       Quiznos                                   1,200           18%
    184           2,000            13%             01/31/08       Pizza Hut                                 2,000           13%
    185           2,550             8%             05/31/08       Figaro's Pizza                            2,550           8%
    186           1,633            15%             08/04/10       Montague Jewelery                         1,440           13%
    187             NAP            NAP               NAP          NAP                                         NAP           NAP
    188             NAP            NAP               NAP          NAP                                         NAP           NAP
    189          20,490            19%             03/31/09       Movie Gallery                            10,000           9%
    190             NAP            NAP               NAP          NAP                                         NAP           NAP
    191           4,500            30%             09/30/10       Tammy's Tots Child Care Center            3,000           20%
    192             NAP            NAP               NAP          NAP                                         NAP           NAP
    193           2,287            14%             10/31/10       MS Howells & Co.                          1,460           9%
    194           1,800            31%             05/25/16       Coldstone Creamery                        1,568           27%
    195           2,100            22%             08/15/10       Brittannia Properties, Inc.               2,000           21%
    196             NAP            NAP               NAP          NAP                                         NAP           NAP
    197           1,800            18%             01/31/12       Curves                                    1,800           18%
    198          11,250            45%             07/31/16       NAP                                         NAP           NAP
    199             NAP            NAP               NAP          NAP                                         NAP           NAP
    200           1,400            15%             04/15/13       Cell Phone Company                        1,225           13%
    201             NAP            NAP               NAP          NAP                                         NAP           NAP
    202             NAP            NAP               NAP          NAP                                         NAP           NAP
    203             NAP            NAP               NAP          NAP                                         NAP           NAP
    204             NAP            NAP               NAP          NAP                                         NAP           NAP
    205           2,000            18%             02/28/08       Iberia Bank                               1,379           12%
    206           1,500            25%             01/31/14       Great Clips for Hair                      1,350           23%
    207             NAP            NAP               NAP          NAP                                         NAP           NAP
    208             NAP            NAP               NAP          NAP                                         NAP           NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b

              THIRD LARGEST                    SECOND MOST        SECOND MOST
              MAJOR TENANT     SECOND MOST      RECENT YEAR       RECENT YEAR    SECOND MOST  SECOND MOST  SECOND MOST
             LEASE MATURITY    RECENT YEAR   STATEMENT NUMBER  STATEMENT ENDING  RECENT YEAR  RECENT YEAR  RECENT YEAR
LOAN NUMBER      DATE        STATEMENT TYPE     OF MONTHS            DATE          REVENUES     EXPENSES       NOI
----------------------------------------------------------------------------------------------------------------------

     1                                                                                                      10,615,062
    1.1         08/31/15        Full Year            12            12/31/05        3,329,402    1,523,608    1,805,793
    1.2           NAP           Full Year            12            12/31/05        3,147,120    1,391,468    1,755,652
    1.3           NAP           Full Year            12            12/31/05        2,083,813    1,004,924    1,078,890
    1.4         07/31/08        Full Year            12            12/31/05        2,498,212    1,103,385    1,394,827
    1.5         10/31/07        Full Year            12            12/31/05        2,131,224      850,561    1,280,663
    1.6           NAP           Full Year            12            12/31/05        1,098,151        6,333    1,091,818
    1.7         06/30/12        Full Year            12            12/31/05        1,360,645      634,970      725,675
    1.8           NAP           Full Year            12            12/31/05        1,484,105      669,729      814,376
    1.9         06/30/08        Full Year            12            12/31/05        1,134,625      467,256      667,368
----------------------------------------------------------------------------------------------------------------------
     2          09/30/18        Full Year            12            12/31/05       12,941,353    5,836,237    7,105,117
     3            NAP           Full Year            12            12/31/05       19,433,841    9,605,478    9,828,363
----------------------------------------------------------------------------------------------------------------------
     4                                                                                                     102,850,117
    4.1         01/31/20        Full Year            12            12/31/05      128,507,069   31,374,526   97,132,542
    4.2         02/28/09        Full Year            12            12/31/05        4,205,686    1,026,803    3,178,883
    4.3         12/31/07        Full Year            12            12/31/05        2,803,791      684,535    2,119,255
    4.4         08/31/09        Full Year            12            12/31/05          554,917      135,481      419,436
----------------------------------------------------------------------------------------------------------------------
     5            NAP              UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
     6                                                                                                       4,704,844
    6.1         12/31/11        Full Year            12            12/31/05        4,599,011    2,050,933    2,548,078
    6.2         11/30/12        Full Year            12            12/31/05        3,892,734    1,735,968    2,156,766
----------------------------------------------------------------------------------------------------------------------
     7            NAP           Full Year            12            12/31/05       12,704,998    8,334,844    4,370,154
     8          05/31/10        Full Year            12            12/31/05        4,252,548    2,082,117    2,170,431
     9          01/31/12        Full Year            12            12/31/05        3,898,469    1,114,517    2,783,953
    10          11/13/15           UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    11                                                                                                             UAV
   11.1           NAP              UAV              UAV               UAV                UAV          UAV          UAV
   11.2           NAP              UAV              UAV               UAV                UAV          UAV          UAV
   11.3           NAP              UAV              UAV               UAV                UAV          UAV          UAV
   11.4           NAP              UAV              UAV               UAV                UAV          UAV          UAV
   11.5           NAP              UAV              UAV               UAV                UAV          UAV          UAV
   11.6           NAP              UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    12          07/31/11        Full Year            12            12/31/05        4,758,850    2,468,989    2,289,861
    13            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    14            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    15            NAP           Full Year            12            12/31/04        3,399,868    1,283,417    2,116,451
    16            NAP           Full Year            12            12/31/05        2,323,156      550,752    1,772,404
    17            NAP           Full Year            12            12/31/05        1,873,538      280,787    1,592,751
    18            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    19          04/30/11           UAV              UAV               UAV                UAV          UAV          UAV
    20          03/31/08        Full Year            12            12/31/05        3,210,309      647,090    2,563,219
----------------------------------------------------------------------------------------------------------------------
    21            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    22            NAP              UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    23            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    24            NAP           Full Year            12            12/31/05        4,936,489    2,937,744    1,998,745
    25          02/28/10        Full Year            12            12/31/05        2,638,974      455,940    2,183,034
    26          03/05/09        Full Year            12            12/31/05        2,478,758      578,070    1,900,688
    27            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    28          04/30/12        Full Year            12            12/31/05        3,065,846    1,382,659    1,683,187
    29          01/31/11        Full Year            12            12/31/04        1,861,824      323,528    1,538,296
    30            NAP              UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    31            NAP           Full Year            12            12/31/05        2,986,840    2,424,748      562,092
    32            NAP           Full Year            12            12/31/05        3,224,143    2,413,923      810,220
----------------------------------------------------------------------------------------------------------------------
    33            NAP           Full Year            12            12/31/05        1,449,000            0    1,449,000
    34          04/30/08        Full Year            12            12/31/05        2,300,236      825,338    1,474,898
    35            NAP           Full Year            12            12/31/05        2,202,669      752,944    1,449,725
    36          11/30/06        Full Year            12            12/31/05        1,764,503      721,398    1,043,105
    37            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    38          11/30/15        Full Year            12            12/31/05        1,367,062      513,571      853,491
    39          02/28/15        Full Year            12            12/31/05        1,126,380      208,675      917,704
    40          01/31/16        Full Year            12            12/31/05        1,624,064      806,258      817,806
    41            NAP           Full Year            12            12/31/05        4,161,744    2,679,150    1,482,594
    42          04/28/09        Full Year            12            12/31/05        1,901,644      645,038    1,256,606
    43            NAP           Full Year            12            12/31/05        1,749,748      535,754    1,213,994
    44            NAP           Full Year            12            12/31/05          880,307          887      879,420
    45            NAP           Full Year            12            12/31/05        1,484,807      729,193      755,615
    46            NAP           Full Year            12            12/31/04        1,952,022      219,205    1,732,817
    47            NAP           Full Year            12            12/31/05        2,928,738    1,727,109    1,201,629
    48          11/30/10        Full Year            12            12/31/05        1,577,156      442,874    1,134,283
    49          02/28/16        Full Year            12            12/31/05        1,081,217      226,628      854,589
    50            NAP           Annualized           11            12/31/05        1,086,982       12,416    1,074,566
    51          10/31/09        Full Year            12            12/31/05        1,221,356      236,046      985,310
    52            NAP           Full Year            12            12/31/05        1,869,238      794,513    1,074,725
    53          07/31/16           UAV              UAV               UAV                UAV          UAV          UAV
    54          02/28/07           UAV              UAV               UAV                UAV          UAV          UAV
    55          08/31/09        Full Year            12            12/31/05        1,294,441      401,819      892,622
    56            NAP           Full Year            12            12/31/05        1,438,866      398,434    1,040,432
    57          10/31/09        Full Year            12            12/31/05        1,179,548      307,245      872,303
    58          05/31/12        Full Year            12            12/31/05        1,630,359      632,239      998,120
    59          09/30/09        Full Year            12            12/31/05        2,608,839    1,297,820    1,311,019
    60            NAP           Full Year            12            12/31/05        1,397,091      626,654      770,437
    61            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    62            NAP           Full Year            12            12/31/05          727,000       21,810      705,190
    63            NAP           Full Year            12            12/31/05        1,902,751    1,101,057      801,694
    64          12/31/09        Full Year            12            12/31/04          895,342      390,081      505,261
    65            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    66            NAP           Full Year            12            12/31/05        2,858,420    1,966,382      892,038
    67            NAP           Full Year            12            12/31/05          840,735       18,691      822,044
    68          01/31/20        Full Year            12            12/31/05        1,007,681      218,189      789,492
    69            NAP           Full Year            12            12/31/05          965,388      247,243      718,145
    70            NAP           Full Year            12            12/31/05        1,061,459      484,272      577,187
    71            NAP           Full Year            12            12/31/05        2,912,452    1,997,178      915,274
    72            NAP              UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    73                                                                                                         851,250
   73.1           NAP           Full Year            12            12/31/05           72,200       20,274       51,926
   73.2           NAP           Full Year            12            12/31/05           68,649       19,277       49,373
   73.3           NAP           Full Year            12            12/31/05           86,403       24,262       62,141
   73.4           NAP           Full Year            12            12/31/05          210,682       59,159      151,523
   73.5           NAP           Full Year            12            12/31/05           50,895       14,291       36,604
   73.6           NAP           Full Year            12            12/31/05           53,262       14,956       38,306
   73.7           NAP           Full Year            12            12/31/05          105,341       29,580       75,761
   73.8           NAP           Full Year            12            12/31/05          198,846       55,836      143,010
   73.9           NAP           Full Year            12            12/31/05          100,607       28,250       72,356
   73.10          NAP           Full Year            12            12/31/05           85,220       23,930       61,290
   73.11          NAP           Full Year            12            12/31/05          151,502       42,542      108,960
----------------------------------------------------------------------------------------------------------------------
    74            NAP           Full Year            12            12/31/05        1,836,251    1,046,926      789,325
    75            NAP           Full Year            12            12/31/05        2,767,553    1,915,424      852,129
    76          12/01/11        Full Year            12            12/31/05          762,427      335,414      427,013
    77            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    78          01/11/11        Full Year            12            12/31/05          580,052      385,100      194,952
    79          02/01/07        Full Year            12            12/31/04        1,963,303      791,896    1,171,407
    80          09/30/08        Full Year            12            12/31/05        1,008,315      363,475      644,840
    81            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    82            NAP           Full Year            12            12/31/05        1,197,415      499,197      698,218
    83            NAP           Full Year            12            12/31/05        1,837,447    1,113,110      724,337
    84          07/01/10           UAV              UAV               UAV                UAV          UAV          UAV
    85            NAP           Full Year            12            12/31/05        1,353,972      883,427      470,545
    86            NAP           Full Year            12            12/31/05        2,197,759    1,410,409      787,350
    87            NAP              UAV              UAV               UAV                UAV          UAV          UAV
    88            NAP           Full Year            12            12/31/05        1,057,650      493,821      563,829
----------------------------------------------------------------------------------------------------------------------
    89                                                                                                         507,651
   89.1           NAP           Full Year            12            12/31/05          470,293      167,489      302,804
   89.2           NAP           Full Year            12            12/31/05          435,705      230,858      204,847
----------------------------------------------------------------------------------------------------------------------
    90            NAP           Full Year            12            12/31/05          740,915      145,314      595,602
    91          03/31/13           UAV              UAV               UAV                UAV          UAV          UAV
    92          01/31/11        Full Year            12            12/31/05          664,985      204,117      460,867
    93            NAP           Full Year            12            12/31/05        1,813,368    1,072,174      741,193
    94            NAP           Full Year            12            12/31/05        2,198,908    1,346,983      851,925
    95            NAP           Full Year            12            12/31/05        1,767,824    1,238,393      529,431
    96          05/31/11           UAV              UAV               UAV                UAV          UAV          UAV
    97          12/31/08           UAV              UAV               UAV                UAV          UAV          UAV
    98          12/31/08        Full Year            12            12/31/05        1,069,895      473,142      596,753
    99            NAP           Full Year            12            12/31/05          969,957      474,244      495,713
    100           MTM           Full Year            12            12/31/05          715,514      180,200      535,313
    101         08/31/07        Full Year            12            12/31/05          799,885      341,620      458,266
    102         06/25/16           UAV              UAV               UAV                UAV          UAV          UAV
    103           NAP           Full Year            12            12/31/05        1,915,855    1,154,866      760,989
    104           NAP           Full Year            12            12/31/05          947,758      528,114      419,644
    105         06/30/11        Full Year            12            12/31/05          479,592      220,099      259,493
    106         03/15/16           UAV              UAV               UAV                UAV          UAV          UAV
    107         05/21/09        Full Year            12            12/31/05          713,496      344,298      369,198
    108           NAP           Full Year            12            12/31/05        2,239,868    1,321,782      918,086
    109           NAP           Full Year            12            12/31/05        2,300,919    1,568,269      732,650
    110           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    111         04/30/08        Full Year            12            12/31/05          663,988      157,068      506,920
    112           NAP           Full Year            12            12/31/05          481,440            0      481,440
    113         07/31/09        Full Year            12            12/31/05          708,533      203,707      504,826
    114         07/31/09           UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    115                                                                                                        538,963
   115.1          NAP           Full Year            12            12/31/05          422,037      179,503      242,534
   115.2          NAP           Full Year            12            12/31/05          515,823      219,394      296,429
----------------------------------------------------------------------------------------------------------------------
    116           NAP           Full Year            12            12/31/05          396,000      226,408      169,592
    117         12/31/07        Full Year            12            12/31/04          765,429      332,940      432,489
    118         10/13/07        Full Year            12            12/31/05          790,655      243,594      547,061
    119           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    120           NAP           Full Year            12            12/31/05          979,421      545,668      433,753
    121           NAP           Full Year            12            12/31/05        1,503,973    1,016,391      487,582
    122         06/30/08           UAV              UAV               UAV                UAV          UAV          UAV
    123           NAP           Full Year            12            12/31/05          842,388      399,642      442,746
    124           NAP           Full Year            12            12/31/04          339,002      155,432      183,570
    125           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    126           NAP           Full Year            12            12/31/05          747,323      306,403      440,920
    127         01/31/16           UAV              UAV               UAV                UAV          UAV          UAV
    128           NAP           Full Year            12            12/31/05          498,195      103,014      395,181
----------------------------------------------------------------------------------------------------------------------
    129                                                                                                        460,318
   129.1          NAP           Full Year            12            12/31/05          240,506       58,743      181,764
   129.2          NAP           Full Year            12            12/31/05          375,273       96,719      278,554
----------------------------------------------------------------------------------------------------------------------
    130           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    131           NAP           Full Year            12            12/31/05        1,458,086      966,951      491,135
    132           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    133         07/31/10        Full Year            12            12/31/05          527,925      173,448      354,477
    134           NAP           Full Year            12            12/31/05        1,497,352    1,045,420      451,932
    135           NAP           Full Year            12            12/31/05          622,047      166,903      455,144
    136           NAP           Full Year            12            12/31/05        1,483,272    1,029,384      453,888
    137           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    138         12/31/09        Full Year            12            12/31/05          655,363      161,362      494,001
----------------------------------------------------------------------------------------------------------------------
    139                                                                                                            UAV
   139.1          NAP              UAV              UAV               UAV                UAV          UAV          UAV
   139.2          NAP              UAV              UAV               UAV                UAV          UAV          UAV
----------------------------------------------------------------------------------------------------------------------
    140         06/30/11        Full Year            12            12/31/05          422,782      160,600      262,182
    141           NAP           Full Year            12            12/31/05        1,395,237      885,530      509,707
    142         05/31/10        Full Year            12            12/31/05          512,567      102,300      410,267
    143           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    144         08/31/14        Full Year            12            12/31/05          536,638      161,715      374,922
    145         05/31/09        Full Year            12            12/31/05          387,408      148,465      238,942
    146           NAP           Full Year            12            12/31/05          536,715      301,369      235,346
    147           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    148         08/30/11           UAV              UAV               UAV                UAV          UAV          UAV
    149         01/31/11        Full Year            12            12/31/05           56,364       14,033       42,331
    150           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    151           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    152           NAP           Full Year            12            12/31/05          394,591      139,045      255,546
    153         08/31/08        Full Year            12            12/31/05          349,383      209,817      139,565
    154           NAP           Full Year            12            12/31/05          371,194      127,704      243,490
    155           NAP           Full Year            12            12/31/05          527,161      118,132      409,029
    156           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    157         07/31/18        Full Year            12            12/31/04          371,480      143,010      228,470
    158         04/30/09        Full Year            12            12/31/04          400,574      128,172      272,402
    159           NAP           Full Year            12            12/31/05          389,729      197,269      192,459
    160         05/31/11           UAV              UAV               UAV                UAV          UAV          UAV
    161           NAP           Full Year            12            12/31/05          293,760          636      293,124
    162         03/31/08        Full Year            12            12/31/05          305,678       69,207      236,472
    163           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    164         06/30/08        Full Year            12            12/31/05          228,103       82,309      145,794
    165           NAP           Full Year            12            12/31/05          465,178      193,818      271,360
    166           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    167           NAP           Full Year            12            12/31/05          336,094      180,106      155,988
    168           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    169           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    170           NAP           Full Year            12            12/31/05          314,424       61,263      253,161
    171           NAP           Full Year            12            12/31/05          519,182      272,278      246,904
    172           NAP           Full Year            12            12/31/04          431,117      162,382      268,735
    173           NAP           Full Year            12            12/31/05          213,281       68,123      145,158
    174           NAP           Full Year            12            12/31/04          279,572      111,234      168,338
    175           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    176           NAP           Full Year            12            12/31/05          710,600      456,309      254,292
    177           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    178           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    179         11/30/10        Full Year            12            12/31/05          225,659       54,323      171,336
    180         06/01/11           UAV              UAV               UAV                UAV          UAV          UAV
    181           NAP           Full Year            12            12/31/05          322,602       93,596      229,006
    182           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    183         12/14/10           UAV              UAV               UAV                UAV          UAV          UAV
    184         05/31/11        Full Year            12            12/31/05          111,700       20,235       91,465
    185         11/30/08        Full Year            12            12/31/05          326,672      108,249      218,423
    186         06/30/08           UAV              UAV               UAV                UAV          UAV          UAV
    187           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    188           NAP           Full Year            12            12/31/04          240,569       60,308      180,261
    189         06/30/10        Full Year            12            12/31/05          402,095      155,529      246,565
    190           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    191         08/31/11        Full Year            12            12/31/05          118,583       44,358       74,225
    192           NAP           Full Year            12            12/31/05          240,322      110,450      129,872
    193         03/31/07           UAV              UAV               UAV                UAV          UAV          UAV
    194         02/28/16           UAV              UAV               UAV                UAV          UAV          UAV
    195         05/25/10           UAV              UAV               UAV                UAV          UAV          UAV
    196           NAP           Full Year            12            12/31/05          255,405      149,331      106,075
    197         08/31/08           UAV              UAV               UAV                UAV          UAV          UAV
    198           NAP           Full Year            12            12/31/05          117,736       20,992       96,744
    199           NAP           Full Year            12            12/31/05          191,258       47,424      143,834
    200         04/30/11           UAV              UAV               UAV                UAV          UAV          UAV
    201           NAP           Full Year            12            12/31/05          183,509       65,553      117,956
    202           NAP           Full Year            12            12/31/04          151,396       47,737      103,659
    203           NAP           Full Year            12            12/31/04          143,175       75,913       67,262
    204           NAP           Full Year            12            12/31/05          221,849      104,020      117,829
    205         12/01/06        Full Year            12            12/31/05          168,929       25,750      143,179
    206         03/31/09        Full Year            12            12/31/05          125,414       42,153       83,260
    207           NAP              UAV              UAV               UAV                UAV          UAV          UAV
    208           NAP              UAV              UAV               UAV                UAV          UAV          UAV

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b

              SECOND MOST    MOST CURRENT     MOST CURRENT     MOST CURRENT
              RECENT YEAR   YEAR STATEMENT   YEAR STATEMENT   YEAR STATEMENT
LOAN NUMBER     NOI DSCR         TYPE       NUMBER OF MONTHS    ENDING DATE   MOST CURRENT YEAR REVENUES
--------------------------------------------------------------------------------------------------------

     1            1.44
    1.1                      Trailing-12           12            06/30/06              3,449,442
    1.2                      Trailing-12           12            06/30/06              3,112,444
    1.3                      Trailing-12           12            06/30/06              2,529,742
    1.4                      Trailing-12           12            06/30/06              2,568,368
    1.5                      Trailing-12           12            06/30/06              2,212,136
    1.6                      Trailing-12           12            06/30/06              1,119,962
    1.7                      Trailing-12           12            06/30/06              1,370,285
    1.8                      Trailing-12           12            06/30/06              1,508,798
    1.9                      Trailing-12           12            06/30/06              1,067,068
--------------------------------------------------------------------------------------------------------
     2            0.97        Annualized           5             05/31/06             13,427,338
     3            1.67        Annualized           4             04/30/06             20,069,600
--------------------------------------------------------------------------------------------------------
     4       1.51 (Note 5)
    4.1                      Trailing-12           12            05/31/06            133,156,698
    4.2                      Trailing-12           12            05/31/06              4,357,856
    4.3                      Trailing-12           12            05/31/06              2,905,237
    4.4                      Trailing-12           12            05/31/06                574,995
--------------------------------------------------------------------------------------------------------
     5            UAV            UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
     6            0.96
    6.1                      Trailing-12           12            08/31/06              5,880,494
    6.2                      Trailing-12           12            08/31/06              4,977,418
--------------------------------------------------------------------------------------------------------
     7            1.44       Trailing-12           12            07/31/06             13,179,869
     8            0.76        Annualized           12            06/30/06              6,828,185
     9            1.16        Annualized           5             05/31/06              3,676,184
    10            UAV            UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    11            UAV
   11.1                          UAV              UAV              UAV                       UAV
   11.2                          UAV              UAV              UAV                       UAV
   11.3                          UAV              UAV              UAV                       UAV
   11.4                          UAV              UAV              UAV                       UAV
   11.5                          UAV              UAV              UAV                       UAV
   11.6                          UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    12            0.99       Trailing-12           12            05/31/06              4,811,465
    13            UAV            UAV              UAV              UAV                       UAV
    14            UAV            UAV              UAV              UAV                       UAV
    15            1.40        Full Year            12            12/31/05              3,511,921
    16            0.99        Annualized           6             06/30/05              2,310,078
    17            0.93        Annualized           5             05/31/06              1,864,373
    18            UAV            UAV              UAV              UAV                       UAV
    19            UAV         Annualized           5             05/31/06              2,905,549
    20            1.92        Annualized           4             04/30/06              3,034,119
--------------------------------------------------------------------------------------------------------
    21            UAV            UAV              UAV              UAV                       UAV
    22            UAV            UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    23            UAV            UAV              UAV              UAV                       UAV
    24            1.34       Trailing-12           12            06/30/06              5,914,053
    25            1.67       Trailing-12           12            06/30/06              2,603,314
    26            1.87        Annualized           4             04/30/06              2,629,280
    27            UAV            UAV              UAV              UAV                       UAV
    28            1.40       Trailing-12           12            06/30/06              2,854,490
    29            1.31        Full Year            12            12/31/05              1,789,723
    30            UAV            UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    31            1.19       Trailing-12           12            06/16/06              2,994,550
    32            1.19       Trailing-12           12            06/16/06              3,465,110
--------------------------------------------------------------------------------------------------------
    33            1.27       Trailing-12           12            05/31/06              1,449,000
    34            1.37       Trailing-12           12            07/31/06              2,269,380
    35            1.35       Trailing-12           12            07/31/06              2,188,697
    36            1.13       Trailing-12           12            07/31/06              1,757,648
    37            UAV            UAV              UAV              UAV                       UAV
    38            0.87        Annualized           9             09/30/06              1,560,845
    39            1.00       Trailing-12           12            05/31/06              1,494,645
    40            0.87       Trailing-12           12            07/31/06              1,817,441
    41            1.42       Trailing-12           12            07/31/06              4,388,193
    42            1.39       Trailing-12           12            06/30/06              1,971,879
    43            1.28       Trailing-12           12            02/28/06              1,884,443
    44            0.96        Annualized           2             02/28/06                880,307
    45            0.93        Annualized           5             05/31/06              2,033,703
    46            1.36        Full Year            12            12/31/05              2,127,811
    47            1.37       Trailing-12           12            08/31/06              3,093,130
    48            1.33        Annualized           5             05/31/06              1,360,979
    49            1.14        Annualized           8             08/31/06              1,275,890
    50            1.55        Annualized           6             06/30/06              1,128,000
    51            1.42       Trailing-12           12            06/30/06              1,217,758
    52            1.40        Annualized           12            07/31/06              1,850,624
    53            UAV            UAV              UAV              UAV                       UAV
    54            UAV         Full Year            12            12/31/05              1,428,480
    55            1.22       Trailing-12           12            06/30/06              1,251,751
    56            1.45       Trailing-12           12            07/31/06              1,489,985
    57            1.21       Trailing-12           12            06/30/06              1,182,686
    58            1.47       Trailing-12           12            06/30/06              1,550,982
    59            1.91        Annualized           4             04/30/06              2,658,939
    60            1.40       Trailing-12           12            05/31/06              1,454,820
    61            UAV            UAV              UAV              UAV                       UAV
    62            1.25       Trailing-12           12            06/30/06                727,000
    63            1.18       Trailing-12           12            06/30/06              1,994,426
    64            0.96        Full Year            12            12/31/05                831,255
    65            UAV            UAV              UAV              UAV                       UAV
    66            1.41       Trailing-12           12            06/30/06              2,842,677
    67            1.44       Trailing-12           12            08/31/06                860,803
    68            1.33       Trailing-12           12            04/30/06                985,821
    69            1.21        Annualized           6             06/30/06                970,015
    70            0.98       Trailing-12           12            05/31/06              1,121,139
    71            1.62       Trailing-12           12            06/30/06              2,926,863
    72            UAV            UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    73            1.58
   73.1                      Trailing-12           12            05/31/06                 72,671
   73.2                      Trailing-12           12            05/31/06                 69,097
   73.3                      Trailing-12           12            05/31/06                 86,967
   73.4                      Trailing-12           12            05/31/06                212,057
   73.5                      Trailing-12           12            05/31/06                 51,227
   73.6                      Trailing-12           12            05/31/06                 53,610
   73.7                      Trailing-12           12            05/31/06                106,028
   73.8                      Trailing-12           12            05/31/06                200,143
   73.9                      Trailing-12           12            05/31/06                101,263
   73.10                     Trailing-12           12            05/31/06                 85,776
   73.11                     Trailing-12           12            05/31/06                152,490
--------------------------------------------------------------------------------------------------------
    74            1.41       Trailing-12           12            07/31/06              2,002,350
    75            1.61       Trailing-12           12            06/30/06              2,800,582
    76            0.83       Trailing-12           12            07/31/06                851,672
    77            UAV            UAV              UAV              UAV                       UAV
    78            0.38       Trailing-12           12            07/31/06                636,615
    79            2.38        Full Year            12            12/31/05              1,715,209
    80            1.30       Trailing-12           12            06/30/06              1,050,379
    81            UAV            UAV              UAV              UAV                       UAV
    82            1.35       Trailing-12           12            04/30/06              1,204,481
    83            1.26       Trailing-12           12            06/30/06              1,893,449
    84            UAV            UAV              UAV              UAV                       UAV
    85            1.00       Trailing-12           12            04/30/06              1,390,014
    86            1.66       Trailing-12           12            06/30/06              2,288,318
    87            UAV        Trailing-12           12            07/31/06                260,737
    88            1.25       Trailing-12           12            05/31/06              1,032,474
--------------------------------------------------------------------------------------------------------
    89            1.11
   89.1                      Trailing-12           12            07/31/06                498,101
   89.2                      Trailing-12           12            07/31/06                416,899
--------------------------------------------------------------------------------------------------------
    90            1.33        Annualized           4             04/25/06                748,614
    91            UAV         Annualized           6             06/30/06                286,306
    92            1.09        Annualized           8             08/31/06                648,341
    93            1.41       Trailing-12           12            06/30/06              1,887,693
    94            1.85       Trailing-12           12            08/31/06              2,024,577
    95            1.19       Trailing-12           12            07/31/06              2,033,391
    96            UAV         Annualized           8             08/31/06                646,517
    97            UAV            UAV              UAV              UAV                       UAV
    98            1.49       Trailing-12           12            06/30/06                978,145
    99            1.29       Trailing-12           12            05/31/06                960,176
    100           1.39       Trailing-12           12            03/31/06                798,670
    101           1.13       Trailing-12           12            05/31/06              1,106,097
    102           UAV            UAV              UAV              UAV                       UAV
    103           1.80       Trailing-12           12            06/30/06              2,014,307
    104           0.97        Annualized           12            05/31/06              1,001,812
    105           0.67        Annualized           6             06/30/06                739,360
    106           UAV            UAV              UAV              UAV                       UAV
    107           1.22       Trailing-12           12            05/31/06                769,740
    108           2.22       Trailing-12           12            06/30/06              2,289,313
    109           1.87       Trailing-12           12            07/31/06              2,377,120
    110           UAV            UAV              UAV              UAV                       UAV
    111           1.43        Annualized           4             04/30/06                667,290
    112           1.45        Annualized           5             05/31/06                481,440
    113           1.43        Annualized           5             05/31/06                695,429
    114           UAV            UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    115           1.53
   115.1                     Trailing-12           12            03/30/06                427,989
   115.2                     Trailing-12           12            03/30/06                523,082
--------------------------------------------------------------------------------------------------------
    116           0.48       Trailing-12           12            05/31/06                396,000
    117           1.24        Full Year            12            12/31/05                749,620
    118           1.65       Trailing-12           12            06/30/06                779,178
    119           UAV            UAV              UAV              UAV                       UAV
    120           1.09       Trailing-12           12            06/30/06              1,411,713
    121           1.49       Trailing-12           12            07/31/06              1,643,134
    122           UAV         Full Year            12            12/31/05                462,467
    123           1.41       Trailing-12           6             06/30/06                815,066
    124           0.61        Full Year            12            12/31/05                341,332
    125           UAV            UAV              UAV              UAV                       UAV
    126           1.37       Trailing-12           12            03/31/06                747,866
    127           UAV            UAV              UAV              UAV                       UAV
    128           1.33       Trailing-12           12            06/30/06                501,961
--------------------------------------------------------------------------------------------------------
    129           1.57
   129.1                     Trailing-12           12            08/31/06                245,136
   129.2                     Trailing-12           12            08/31/06                375,812
--------------------------------------------------------------------------------------------------------
    130           UAV         Annualized           6             06/30/06                734,957
    131           1.39       Trailing-12           12            06/30/06              1,592,516
    132           UAV            UAV              UAV              UAV                       UAV
    133           1.23       Trailing-12           12            04/30/06                605,404
    134           1.47       Trailing-12           12            06/30/06              1,508,660
    135           1.61        Annualized           7             07/31/06                624,112
    136           1.62       Trailing-12           12            07/31/06              1,577,396
    137           UAV        Trailing-12           12            05/31/06                303,199
    138           1.73        Annualized           5             05/31/06                991,807
--------------------------------------------------------------------------------------------------------
    139           UAV
   139.1                         UAV              UAV              UAV                       UAV
   139.2                         UAV              UAV              UAV                       UAV
--------------------------------------------------------------------------------------------------------
    140           0.94       Trailing-12           12            05/31/06                544,055
    141           1.72       Trailing-12           12            06/30/06              1,425,178
    142           1.60        Annualized           6             06/30/06                507,904
    143           UAV         Annualized           7             07/31/06                201,543
    144           1.42       Trailing-12           12            04/30/06                556,595
    145           0.96        Annualized           5             05/31/06                434,383
    146           0.85       Trailing-12           12            05/31/06                786,981
    147           UAV            UAV              UAV              UAV                       UAV
    148           UAV            UAV              UAV              UAV                       UAV
    149           0.18        Annualized           8             08/31/06                373,982
    150           UAV            UAV              UAV              UAV                       UAV
    151           UAV            UAV              UAV              UAV                       UAV
    152           1.14       Trailing-12           12            06/30/06                407,731
    153           0.64       Trailing-12           12            03/31/06                385,816
    154           1.12       Trailing-12           12            04/30/06                407,351
    155           1.83       Trailing-12           12            05/31/06                550,675
    156           UAV            UAV              UAV              UAV                       UAV
    157           1.05        Full Year            12            12/31/05                386,616
    158           1.28        Full Year            12            12/31/05                385,347
    159           0.84       Trailing-12           12            06/30/06                469,290
    160           UAV            UAV              UAV              UAV                       UAV
    161           1.38        Annualized           12            06/30/06                298,816
    162           1.24       Trailing-12           12            03/31/06                310,186
    163           UAV            UAV              UAV              UAV                       UAV
    164           0.76        Annualized           6             06/30/06                242,792
    165           1.53       Trailing-12           12            06/30/06                480,179
    166           UAV            UAV              UAV              UAV                       UAV
    167           0.89       Trailing-12           12            05/31/06                458,210
    168           UAV            UAV              UAV              UAV                       UAV
    169           UAV            UAV              UAV              UAV                       UAV
    170           1.67       Trailing-12           12            07/31/06                326,413
    171           1.54        Annualized           5             05/31/06                561,571
    172           1.72        Full Year            12            12/31/05                347,786
    173           0.95       Trailing-12           12            07/31/06                235,720
    174           1.08        Full Year            12            12/31/05                302,956
    175           UAV         Annualized           7             07/31/06                243,825
    176           1.50       Trailing-12           12            04/30/06                793,695
    177           UAV            UAV              UAV              UAV                       UAV
    178           UAV        Trailing-12           12            08/31/06                389,160
    179           1.19       Trailing-12           12            04/30/06                211,649
    180           UAV            UAV              UAV              UAV                       UAV
    181           1.74        Annualized           8             08/31/06                375,460
    182           UAV        Trailing-12           12            06/30/06                239,403
    183           UAV         Full Year            12            12/31/05                163,903
    184           0.71       Trailing-12           12            06/30/06                124,306
    185           1.23       Trailing-12           12            04/30/06                320,223
    186           UAV       YTD Annualized         5             05/31/06                251,321
    187           UAV        Trailing-12           12            06/30/06                375,283
    188           1.52      YTD Annualized         7             07/31/06                291,574
    189           1.18       Trailing-12           12            06/30/06                521,077
    190           UAV            UAV              UAV              UAV                       UAV
    191           0.68        Annualized           5             05/31/06                159,993
    192           1.24       Trailing-12           12            07/31/06                243,451
    193           UAV        Trailing-12           12            04/30/06                220,317
    194           UAV            UAV              UAV              UAV                       UAV
    195           UAV         Annualized           3             03/31/06                 97,158
    196           0.97       Trailing-12           12            05/31/06                255,222
    197           UAV            UAV              UAV              UAV                       UAV
    198           0.96       Trailing-12           12            05/31/06                124,863
    199           1.50       Trailing-12           12            04/30/06                191,307
    200           UAV            UAV              UAV              UAV                       UAV
    201           1.39       Trailing-12           12            07/31/06                186,760
    202           1.18       Trailing-12           12            04/30/06                188,125
    203           0.78        Full Year            12            12/31/05                185,402
    204           1.44       Trailing-12           12            07/31/06                225,345
    205           1.69       Trailing-12           12            05/31/06                155,435
    206           1.11        Annualized           12            07/31/06                135,055
    207           UAV            UAV              UAV              UAV                       UAV
    208           UAV            UAV              UAV              UAV                       UAV

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b       1.21 (Note 9)

LOAN NUMBER  MOST CURRENT YEAR EXPENSES  MOST CURRENT YEAR NOI  MOST CURRENT YEAR NOI DSCR  U/W REVENUES   U/W EXPENSES
-----------------------------------------------------------------------------------------------------------------------

     1                                        11,285,588                   1.53
    1.1               1,563,327                1,886,115                                        3,490,500    1,557,952
    1.2               1,297,085                1,815,358                                        3,265,433    1,403,850
    1.3               1,024,219                1,505,523                                        2,706,606    1,017,408
    1.4               1,136,563                1,431,805                                        2,620,501    1,080,837
    1.5                 857,779                1,354,358                                        2,056,440      810,266
    1.6                   6,229                1,113,733                                        1,105,409       49,936
    1.7                 627,396                  742,888                                        1,389,405      582,764
    1.8                 676,027                  832,771                                        1,453,524      669,321
    1.9                 464,033                  603,035                                          879,764      476,933
-----------------------------------------------------------------------------------------------------------------------
     2                5,741,617                7,685,722                   1.05                15,382,305    6,189,958
     3               10,260,980                9,808,621                   1.67                21,608,722   10,065,860
-----------------------------------------------------------------------------------------------------------------------
     4                                       107,239,288              1.57 (Note 5)
    4.1              31,878,984              101,277,714                                      152,823,180   36,151,909
    4.2               1,043,312                3,314,543                                        5,001,486    1,183,153
    4.3                 695,541                2,209,696                                        3,334,324      788,769
    4.4                 137,659                  437,336                                          659,918      156,111
-----------------------------------------------------------------------------------------------------------------------
     5                      UAV                      UAV                   UAV                  7,271,855      218,156
-----------------------------------------------------------------------------------------------------------------------
     6                                         6,776,205                   1.38
    6.1               2,210,596                3,669,898                                        5,678,047    2,148,328
    6.2               1,871,112                3,106,307                                        4,806,061    1,818,406
-----------------------------------------------------------------------------------------------------------------------
     7                8,645,051                4,534,818                   1.50                13,498,430    8,707,452
     8                3,676,642                3,151,542                   1.11                 7,887,617    3,799,937
     9                1,149,991                2,526,193                   1.05                 4,566,457    1,209,197
    10                      UAV                      UAV                   UAV                  4,113,437    1,117,038
-----------------------------------------------------------------------------------------------------------------------
    11                                               UAV                   UAV
   11.1                     UAV                      UAV                                        1,053,436      299,402
   11.2                     UAV                      UAV                                          558,290       11,166
   11.3                     UAV                      UAV                                          522,893       10,458
   11.4                     UAV                      UAV                                          432,437        8,649
   11.5                     UAV                      UAV                                          430,764        8,615
   11.6                     UAV                      UAV                                          406,295        8,126
-----------------------------------------------------------------------------------------------------------------------
    12                2,570,753                2,240,712                   0.97                 5,362,565    2,615,326
    13                      UAV                      UAV                   UAV                  4,086,931    1,282,073
    14                      UAV                      UAV                   UAV                  4,509,981    1,893,013
    15                1,252,284                2,259,637                   1.50                 3,427,157    1,375,635
    16                  549,334                1,760,744                   0.98                 3,305,485      669,028
    17                  274,228                1,590,145                   0.92                 2,312,925      327,239
    18                      UAV                      UAV                   UAV                  2,663,998      775,280
    19                  897,435                2,008,114                   1.22                 2,890,597      936,426
    20                  652,532                2,381,587                   1.78                 3,183,851      683,514
-----------------------------------------------------------------------------------------------------------------------
    21                      UAV                      UAV                   UAV                  1,214,700       24,294
    22                      UAV                      UAV                   UAV                  1,108,958       22,179
-----------------------------------------------------------------------------------------------------------------------
    23                      UAV                      UAV                   UAV                  1,917,138       57,514
    24                3,187,478                2,726,575                   1.83                 5,571,969    3,263,248
    25                  475,567                2,127,747                   1.63                 2,698,464      523,661
    26                  588,504                2,040,776                   2.01                 2,482,662      551,527
    27                      UAV                      UAV                   UAV                  2,006,577      540,828
    28                1,496,881                1,357,609                   1.13                 3,315,977    1,574,694
    29                  344,401                1,445,322                   1.23                 1,801,664      414,522
    30                      UAV                      UAV                   UAV                  2,097,488      518,961
-----------------------------------------------------------------------------------------------------------------------
    31                2,371,847                  622,703                   1.45                 3,362,541    2,168,196
    32                2,427,157                1,037,953                   1.45                 3,485,466    2,393,209
-----------------------------------------------------------------------------------------------------------------------
    33                   61,246                1,387,754                   1.22                 1,913,729      464,088
    34                  768,353                1,501,027                   1.39                 2,278,419      894,582
    35                  793,817                1,394,879                   1.30                 2,197,345      780,811
    36                  718,784                1,038,864                   1.12                 2,144,531      735,670
    37                      UAV                      UAV                   UAV                  1,730,265      190,269
    38                  564,519                  996,326                   1.01                 2,044,277      837,517
    39                  236,510                1,258,135                   1.38                 1,484,459      319,680
    40                  730,567                1,086,873                   1.15                 1,997,728      761,906
    41                2,602,177                1,786,026                   1.71                 4,388,193    2,672,289
    42                  649,185                1,322,694                   1.46                 1,805,077      624,677
    43                  487,316                1,397,127                   1.47                 2,350,731    1,054,609
    44                        0                  880,307                   0.96                 1,089,020       32,671
    45                  588,570                1,445,133                   1.78                 2,147,341      960,282
    46                  374,273                1,753,538                   1.37                 1,865,696       48,142
    47                1,784,629                1,308,501                   1.49                 3,093,130    1,731,822
    48                  398,582                  962,397                   1.13                 1,540,686      435,700
    49                  232,943                1,042,947                   1.39                 1,246,692      280,032
    50                   14,910                1,113,090                   1.61                 1,250,609      230,431
    51                  237,449                  980,309                   1.42                 1,232,322      288,290
    52                  825,630                1,024,994                   1.34                 1,850,624      837,893
    53                      UAV                      UAV                   UAV                  1,366,098      444,138
    54                  734,380                  694,100                   0.93                 1,729,570      697,381
    55                  402,383                  849,367                   1.16                 1,458,462      497,305
    56                  409,240                1,080,745                   1.51                 1,430,439      421,348
    57                  266,987                  915,699                   1.27                 1,244,906      324,038
    58                  649,379                  901,603                   1.33                 1,586,724      680,181
    59                1,555,098                1,103,841                   1.61                 2,404,764    1,460,323
    60                  627,241                  827,579                   1.51                 1,503,731      656,920
    61                      UAV                      UAV                   UAV                  1,282,011      374,312
    62                   21,816                  705,184                   1.25                   735,808       22,074
    63                1,064,736                  926,690                   1.37                 2,062,764    1,157,302
    64                  394,057                  437,198                   0.83                 1,230,415      412,261
    65                      UAV                      UAV                   UAV                  1,706,589      639,677
    66                2,026,814                  815,863                   1.29                 2,842,677    1,830,029
    67                   16,165                  844,638                   1.48                   825,324       42,423
    68                  202,350                  783,471                   1.32                 1,027,849      270,465
    69                  230,153                  739,862                   1.25                 1,011,531      246,544
    70                  492,423                  628,716                   1.07                 1,237,727      487,353
    71                2,026,630                  900,233                   1.59                 2,926,863    1,970,193
    72                      UAV                      UAV                   UAV                    714,839       34,605
-----------------------------------------------------------------------------------------------------------------------
    73                                           882,973                   1.64
   73.1                  18,810                   53,861                                           68,455       16,848
   73.2                  17,885                   51,212                                           65,089       16,019
   73.3                  22,510                   64,457                                           81,922       20,162
   73.4                  54,888                  157,169                                          199,755       49,163
   73.5                  13,259                   37,968                                           48,255       11,877
   73.6                  13,876                   39,734                                           50,500       12,429
   73.7                  27,444                   78,585                                           99,877       24,582
   73.8                  51,804                  148,339                                          188,533       46,401
   73.9                  26,210                   75,053                                           95,389       23,477
   73.10                 22,202                   63,574                                           80,800       19,886
   73.11                 39,470                  113,021                                          143,644       35,353
-----------------------------------------------------------------------------------------------------------------------
    74                1,062,709                  939,641                   1.67                 2,002,350    1,142,079
    75                1,941,848                  858,734                   1.62                 2,800,582    1,916,317
    76                  347,668                  504,004                   0.98                 1,099,477      413,990
    77                      UAV                      UAV                   UAV                    855,000       41,553
    78                  257,006                  379,610                   0.73                   937,701      276,804
    79                  812,142                  903,067                   1.83                 1,670,987      754,117
    80                  359,691                  690,688                   1.39                 1,200,551      401,120
    81                      UAV                      UAV                   UAV                    926,235      292,226
    82                  496,746                  707,735                   1.37                 1,196,821      525,618
    83                1,021,705                  871,743                   1.51                 1,893,449    1,118,945
    84                      UAV                      UAV                   UAV                  1,290,676      473,318
    85                  922,781                  467,233                   0.99                 1,453,654      830,322
    86                1,474,078                  814,240                   1.72                 2,288,318    1,454,373
    87                   44,719                  216,018                   0.46                   800,865      298,692
    88                  446,155                  586,319                   1.30                 1,019,584      436,414
-----------------------------------------------------------------------------------------------------------------------
    89                                           529,084                   1.16
   89.1                 163,817                  334,284                                          520,872      188,536
   89.2                 222,099                  194,800                                          434,871      195,293
-----------------------------------------------------------------------------------------------------------------------
    90                  154,671                  593,943                   1.33                   751,945      163,923
    91                   71,636                  214,670                   0.50                   738,244      168,705
    92                  178,760                  469,582                   1.11                   808,989      232,323
    93                1,014,567                  873,126                   1.66                 1,887,693    1,093,031
    94                1,196,305                  828,271                   1.80                 2,024,682    1,277,958
    95                1,354,521                  678,870                   1.52                 2,033,391    1,358,272
    96                   66,658                  579,859                   1.44                   745,954      154,072
    97                      UAV                      UAV                   UAV                    689,494      115,280
    98                  491,918                  486,228                   1.21                 1,131,329      492,844
    99                  430,469                  529,707                   1.38                   949,352      472,590
    100                 210,299                  588,371                   1.53                   724,540      288,805
    101                 426,779                  679,317                   1.68                 1,040,674      491,432
    102                     UAV                      UAV                   UAV                    714,657      172,963
    103               1,272,577                  741,730                   1.75                 2,014,307    1,308,000
    104                 519,616                  482,196                   1.12                 1,067,249      493,925
    105                 246,148                  493,212                   1.26                   719,222      235,088
    106                     UAV                      UAV                   UAV                    589,162      104,641
    107                 322,598                  447,142                   1.48                   892,689      314,887
    108               1,370,163                  919,150                   2.22                 2,289,387    1,527,189
    109               1,613,230                  763,890                   1.95                 2,249,809    1,538,128
    110                     UAV                      UAV                   UAV                    655,195      169,681
    111                 161,381                  505,909                   1.42                   633,357      162,465
    112                       0                  481,440                   1.45                   457,368       17,342
    113                 203,088                  492,341                   1.40                   736,339      253,862
    114                     UAV                      UAV                   UAV                    526,287       93,437
-----------------------------------------------------------------------------------------------------------------------
    115                                          519,356                   1.47
   115.1                194,247                  233,741                                          409,914      193,106
   115.2                237,467                  285,615                                          527,188      248,807
-----------------------------------------------------------------------------------------------------------------------
    116                 256,408                  139,592                   0.40                   535,722      104,414
    117                 309,380                  440,240                   1.27                   767,891      328,631
    118                 242,403                  536,775                   1.62                   710,656      202,358
    119                     UAV                      UAV                   UAV                    399,689       11,991
    120                 721,383                  690,331                   1.73                 1,411,713      828,491
    121               1,071,852                  571,282                   1.74                 1,643,134    1,071,897
    122                 156,574                  305,893                   0.95                   614,941      209,342
    123                 389,425                  425,641                   1.35                   818,074      399,203
    124                 184,996                  156,336                   0.52                   676,651      210,412
    125                     UAV                      UAV                   UAV                    536,770      156,631
    126                 304,624                  443,242                   1.37                   745,409      312,002
    127                     UAV                      UAV                   UAV                    589,866      172,887
    128                 107,777                  394,185                   1.33                   478,188       92,035
-----------------------------------------------------------------------------------------------------------------------
    129                                          456,796                   1.56
   129.1                 60,853                  184,283                                          235,389       72,041
   129.2                103,299                  272,513                                          361,037      120,494
-----------------------------------------------------------------------------------------------------------------------
    130                 218,860                  516,097                   1.76                   647,136      247,614
    131                 904,075                  688,441                   1.95                 1,497,345      959,556
    132                     UAV                      UAV                   UAV                    426,235        8,525
    133                 188,885                  416,519                   1.45                   655,579      178,354
    134               1,070,371                  438,289                   1.43                 1,508,660    1,031,713
    135                 169,114                  454,998                   1.61                   609,781      172,138
    136               1,089,064                  488,331                   1.74                 1,577,396    1,091,961
    137                 123,338                  179,862                   0.65                   560,549      199,301
    138                 368,484                  623,323                   2.18                   739,291      302,286
-----------------------------------------------------------------------------------------------------------------------
    139                                              UAV                   UAV
   139.1                    UAV                      UAV                                          248,631       72,364
   139.2                    UAV                      UAV                                          239,415       64,016
-----------------------------------------------------------------------------------------------------------------------
    140                 178,437                  365,618                   1.30                   540,510      177,248
    141                 923,255                  501,923                   1.69                 1,425,178      958,649
    142                 120,530                  387,374                   1.51                   514,225      106,069
    143                 112,080                   89,463                   0.36                   448,666      117,595
    144                 147,270                  409,326                   1.55                   531,368      191,984
    145                 196,749                  237,634                   0.96                   474,566      167,165
    146                 362,078                  424,903                   1.53                   829,842      395,601
    147                     UAV                      UAV                   UAV                    568,963      265,295
    148                     UAV                      UAV                   UAV                    493,227      141,009
    149                 171,918                  202,064                   0.84                   536,066      223,418
    150                     UAV                      UAV                   UAV                    556,096      161,351
    151                     UAV                      UAV                   UAV                    295,082        8,852
    152                 196,340                  211,392                   0.94                   397,866      124,767
    153                 238,228                  147,588                   0.68                   620,448      309,822
    154                 130,035                  277,316                   1.27                   424,165      131,463
    155                 136,192                  414,483                   1.85                   536,832      165,791
    156                     UAV                      UAV                   UAV                    438,140       22,167
    157                 148,004                  238,612                   1.10                   471,583      163,829
    158                 143,518                  241,829                   1.14                   436,151      126,609
    159                 224,744                  244,546                   1.07                   497,521      210,749
    160                     UAV                      UAV                   UAV                    426,158      128,725
    161                     304                  298,512                   1.40                   280,401       13,163
    162                  65,066                  245,119                   1.28                   331,481       66,516
    163                     UAV                      UAV                   UAV                    309,399       66,648
    164                  98,083                  144,708                   0.75                   348,712       93,317
    165                 226,601                  253,578                   1.43                   500,059      228,444
    166                     UAV                      UAV                   UAV                    406,032      181,311
    167                 232,953                  225,257                   1.29                   464,352      238,994
    168                     UAV                      UAV                   UAV                    300,000        3,000
    169                     UAV                      UAV                   UAV                    502,013      142,116
    170                  67,648                  258,765                   1.71                   312,076       91,916
    171                 331,150                  230,421                   1.44                   389,071      196,942
    172                 154,911                  192,875                   1.23                   400,383      165,496
    173                 116,640                  119,080                   0.78                   334,382      142,758
    174                 103,309                  199,647                   1.29                   292,535      100,408
    175                 110,985                  132,840                   0.89                   330,378      122,745
    176                 467,438                  326,256                   1.93                   793,694      498,557
    177                     UAV                      UAV                   UAV                    346,862      123,524
    178                 289,153                  100,007                   0.69                   434,483      248,978
    179                  37,471                  174,178                   1.21                   207,441       43,641
    180                     UAV                      UAV                   UAV                    212,274       41,115
    181                 117,351                  258,109                   1.96                   328,469      128,498
    182                  99,065                  140,337                   1.05                   275,682      105,843
    183                  31,675                  132,228                   1.01                   232,580       52,983
    184                  26,724                   97,582                   0.76                   221,148       50,250
    185                  99,686                  220,537                   1.24                   356,306      107,501
    186                  27,748                  223,573                   1.77                   246,500       81,057
    187                 149,178                  226,104                   1.90                   379,491      183,831
    188                  98,422                  193,152                   1.62                   290,899      109,112
    189                 299,834                  221,243                   1.06                   507,858      136,395
    190                     UAV                      UAV                   UAV                    346,750       17,338
    191                  40,283                  119,710                   1.10                   196,503       51,366
    192                 111,015                  132,436                   1.27                   243,234      105,412
    193                 117,114                  103,203                   0.92                   271,831      115,723
    194                     UAV                      UAV                   UAV                    179,593       50,050
    195                  26,970                   70,188                   0.68                   244,611       74,372
    196                 155,540                   99,682                   0.91                   257,040      116,511
    197                     UAV                      UAV                   UAV                    161,314       35,772
    198                  20,022                  104,841                   1.04                   178,955       41,965
    199                  48,988                  142,319                   1.48                   202,313       81,626
    200                     UAV                      UAV                   UAV                    188,317       63,943
    201                  22,747                  164,013                   1.94                   185,658       72,738
    202                  58,649                  129,476                   1.47                   190,803       79,835
    203                  84,401                  101,001                   1.18                   203,143       92,741
    204                 145,904                   79,441                   0.97                   239,470      124,759
    205                  21,277                  134,158                   1.58                   179,616       51,107
    206                  38,861                   96,194                   1.29                   145,077       47,847
    207                     UAV                      UAV                   UAV                    191,018       90,605
    208                     UAV                      UAV                   UAV                    164,834       29,919

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

    4b                                                                1.26 (Note 9)

                                                          U/W NCF DSCR    TAXES    INSURANCE   U/W ANNUAL  ESCROWED REPLACEMENT
                                                            (NOTE 1)    CURRENTLY  CURRENTLY  REPLACEMENT       RESERVES
LOAN NUMBER         U/W NOI              U/W NCF            (NOTE 4)     ESCROWED  ESCROWED     RESERVES     INITIAL DEPOSIT
-------------------------------------------------------------------------------------------------------------------------------

     1                 11,318,315            10,468,760      1.42          No         No          187,344                     0
    1.1                 1,932,548             1,782,616                                            27,765
    1.2                 1,861,583             1,722,779                                            24,513
    1.3                 1,689,197             1,566,121                                            28,345
    1.4                 1,539,664             1,421,009                                            28,592
    1.5                 1,246,175             1,156,136                                            18,063
    1.6                 1,055,473               997,818                                            18,966
    1.7                   806,642               741,066                                            16,946
    1.8                   784,203               721,364                                            11,965
    1.9                   402,831               359,851                                            12,188
     2                  9,192,347             8,693,522      1.19          Yes        Yes          55,553                     0
     3                 11,542,862            11,405,468      1.94          No         No          128,133                     0
     4       123,538,966 (Note 5)  123,538,966 (Note 5)  1.81 (Note 5)     No         No                0                     0
    4.1               116,671,271           116,671,271                                                 0
    4.2                 3,818,332             3,818,332                                                 0
    4.3                 2,545,555             2,545,555                                                 0
    4.4                   503,808               503,808                                                 0
     5                  7,053,699             6,945,514      1.60          No         No          108,185                     0
     6                  6,517,374             5,924,786      1.20          Yes        Yes          77,432                     0
    6.1                 3,529,719             3,208,782                                            41,936
    6.2                 2,987,655             2,716,004                                            35,496
     7                  4,790,978             4,251,041      1.40          Yes        Yes         539,937                     0
     8                  4,087,680             3,504,518      1.23          Yes        Yes         109,032                     0
     9                  3,357,260             3,242,026      1.35          Yes        No           44,305                     0
     10                 2,996,399             2,903,254      1.20          No         No           20,313                     0
     11                 3,057,699             2,957,657      1.15          No         No           31,960                     0
    11.1                  754,034               725,957                                             7,009
    11.2                  547,124               531,080                                             4,878
    11.3                  512,435               496,977                                             5,000
    11.4                  423,789               409,722                                             5,418
    11.5                  422,148               408,531                                             5,003
    11.6                  398,169               385,389                                             4,653
     12                 2,747,239             2,407,941      1.15          Yes        Yes          70,286                     0
     13                 2,804,858             2,731,608      1.26          Yes        Yes          73,250                     0
     14                 2,616,968             2,519,767      1.31          Yes        Yes          97,201                     0
     15                 2,051,522             1,908,873      1.26          Yes        Yes          22,798                     0
     16                 2,636,457             2,466,075      1.38          Yes        Yes          33,030                     0
     17                 1,985,686             1,983,586      1.15          Yes        No            2,100                     0
     18                 1,888,718             1,854,218      1.21          Yes        Yes          34,500                     0
     19                 1,954,171             1,876,134      1.14          Yes        Yes          35,541                36,614
     20                 2,500,337             2,353,265      1.76          No         No           16,610                     0
     21                 1,190,406             1,104,074      1.28          Yes        Yes          43,434                     0
     22                 1,086,779             1,032,346      1.28          Yes        Yes          15,269                     0
     23                 1,859,624             1,839,681      1.23          No         No            7,568                     0
     24                 2,308,721             2,085,842      1.40          Yes        Yes         222,879                11,875
     25                 2,174,803             1,966,962      1.51          Yes        Yes          34,459                     0
     26                 1,931,135             1,830,584      1.80          No         No           15,234                     0
     27                 1,465,749             1,450,000      1.21          No         No           15,749                     0
     28                 1,741,283             1,560,751      1.30          Yes        Yes          36,106                     0
     29                 1,387,142             1,348,394      1.15          No         No           16,607                     0
     30                 1,578,527             1,548,657      1.44          Yes        Yes          24,272                     0
     31                 1,194,345             1,059,843      1.75          No         Yes         134,502             1,777,247
     32                 1,092,257               952,838      1.75          No         Yes         139,419             1,678,467
     33                 1,449,641             1,314,747      1.16          No         No          101,171                     0
     34                 1,383,837             1,258,794      1.17          Yes        Yes          20,841                     0
     35                 1,416,534             1,347,534      1.25          Yes        Yes          69,000                     0
     36                 1,408,861             1,255,027      1.36          No         No           48,849                     0
     37                 1,539,996             1,533,662      1.75          No         No            1,056                     0
     38                 1,206,759             1,133,866      1.15          Yes        No           12,110                     0
     39                 1,164,779             1,098,822      1.20          No         No           17,916                     0
     40                 1,235,822             1,125,572      1.20          Yes        Yes          30,110                     0
     41                 1,715,904             1,540,376      1.48          Yes        Yes         175,528                     0
     42                 1,180,400             1,087,985      1.20          Yes        Yes          19,552                     0
     43                 1,296,122             1,172,122      1.24          Yes        Yes         124,000               248,000
     44                 1,056,349             1,049,674      1.15          No         No            6,675                     0
     45                 1,187,059             1,093,470      1.35          Yes        Yes          26,279                     0
     46                 1,817,553             1,700,041      1.33          No         No           30,457                     0
     47                 1,361,308             1,237,583      1.41          Yes        Yes         123,725                     0
     48                 1,104,985             1,025,146      1.20          Yes        No           19,635                     0
     49                   966,660               906,912      1.21          No         No           14,053                     0
     50                 1,020,178             1,000,573      1.44          Yes        No            3,312                     0
     51                   944,032               932,313      1.35          No         No           11,719                     0
     52                 1,012,732               946,605      1.23          Yes        Yes          66,127                     0
     53                   921,960               881,998      1.15          Yes        Yes           5,434                     0
     54                 1,032,189               910,728      1.22          Yes        Yes          23,776                     0
     55                   961,157               869,508      1.19          Yes        Yes          14,436                     0
     56                 1,009,091               966,091      1.35          Yes        Yes          43,000                     0
     57                   920,868               862,537      1.19          Yes        No            9,667                     0
     58                   906,543               836,896      1.23          Yes        Yes          11,608                     0
     59                   944,442               880,714      1.28          Yes        Yes          20,172                     0
     60                   846,812               789,812      1.44          Yes        Yes          57,000                     0
     61                   907,699               853,330      1.30          Yes        Yes          10,947                     0
     62                   713,734               704,265      1.25          No         No            9,469                     0
     63                   905,461               816,130      1.21          Yes        Yes          89,332                     0
     64                   818,154               740,471      1.40          No         No           12,947                     0
     65                 1,066,912               964,714      1.47          Yes        Yes          18,660                     0
     66                 1,012,648               898,941      1.42          Yes        Yes         113,707               710,000
     67                   782,901               719,601      1.26          No         No           63,300                     0
     68                   757,384               726,330      1.22          Yes        Yes           8,238                     0
     69                   764,987               736,055      1.24          Yes        Yes           5,155                     0
     70                   750,374               704,374      1.20          Yes        Yes          46,000                     0
     71                   956,670               839,596      1.48          Yes        Yes         117,075               640,000
     72                   680,234               621,646      1.15          No         No           11,537                     0
     73                   846,022               772,874      1.43          Yes        Yes          24,369                     0
    73.1                   51,607                47,145                                             1,486
    73.2                   49,069                44,827                                             1,413
    73.3                   61,760                56,420                                             1,779
    73.4                  150,592               137,572                                             4,338
    73.5                   36,379                33,234                                             1,048
    73.6                   38,071                34,779                                             1,097
    73.7                   75,296                68,786                                             2,169
    73.8                  142,132               129,843                                             4,094
    73.9                   71,912                65,694                                             2,071
   73.10                   60,914                55,647                                             1,755
   73.11                  108,291                98,928                                             3,119
     74                   860,271               841,371      1.50          Yes        Yes          18,900                     0
     75                   884,265               772,241      1.46          Yes        Yes         112,023               652,000
     76                   685,487               622,801      1.21          Yes        Yes          17,462                     0
     77                   813,447               776,435      1.58          No         No            6,176                     0
     78                   660,898               622,868      1.20          Yes        Yes          11,257                     0
     79                   916,870               829,761      1.68          No         No           14,356                     0
     80                   799,431               724,401      1.46          Yes        Yes          12,045                     0
     81                   616,309               616,309      1.25          Yes        Yes          17,700               357,185
     82                   671,203               620,953      1.20          Yes        Yes          50,250                     0
     83                   774,504               698,766      1.21          Yes        Yes          75,738                     0
     84                   817,358               756,968      1.36          Yes        Yes          10,551                     0
     85                   623,332               563,332      1.19          Yes        Yes          60,000                83,400
     86                   833,945               742,413      1.57          Yes        Yes          91,533               520,000
     87                   502,173               478,173      1.02          Yes        Yes          24,000                     0
     88                   583,170               566,320      1.26          Yes        Yes          16,850                     0
     89                   571,913               548,247      1.20          Yes        Yes          23,666                     0
    89.1                  332,335               317,492                                            14,843
    89.2                  239,578               230,755                                             8,823
     90                   588,022               558,608      1.25          Yes        Yes           5,478                79,936
     91                   569,540               538,224      1.24          Yes        Yes           4,242                     0
     92                   576,665               543,526      1.29          Yes        Yes           9,826                     0
     93                   794,663               719,155      1.37          Yes        Yes          75,508                     0
     94                   746,724               665,419      1.45          Yes        Yes          81,304                     0
     95                   675,119               593,783      1.33          Yes        Yes          81,336                     0
     96                   591,882               591,882      1.47          Yes        No                0                46,427
     97                   574,214               537,138      1.30          Yes        Yes           7,901                     0
     98                   638,485               567,948      1.41          No         No           12,799                     0
     99                   476,762               462,262      1.20          Yes        Yes          14,500                     0
    100                   435,735               410,057      1.06          Yes        Yes           8,152                     0
    101                   549,242               485,013      1.20          Yes        Yes          21,984                     0
    102                   541,694               506,530      1.31          No         No            4,943                     0
    103                   706,307               625,735      1.48          Yes        Yes          80,572                     0
    104                   573,324               536,324      1.24          Yes        Yes          37,000                     0
    105                   484,134               467,325      1.20          Yes        Yes           4,389                 4,000
    106                   484,521               449,033      1.22          Yes        Yes          10,767                     0
    107                   577,802               520,651      1.73          Yes        Yes          12,043                     0
    108                   647,729               647,729      1.57          Yes        Yes         114,469                     0
    109                   711,681               621,689      1.59          Yes        Yes          89,992                     0
    110                   485,514               455,622      1.26          Yes        Yes           9,350                     0
    111                   470,892               443,954      1.25          Yes        Yes           5,864                     0
    112                   440,026               415,027      1.25          No         Yes           4,335                     0
    113                   482,477               447,246      1.27          Yes        Yes          10,840                     0
    114                   432,850               401,531      1.14          Yes        Yes           6,923                     0
    115                   495,190               474,045      1.35          Yes        Yes          21,145                     0
   115.1                  216,808               207,569                                             9,239
   115.2                  278,382               266,476                                            11,906
    116                   431,308               408,928      1.16          Yes        Yes           5,960                     0
    117                   439,261               414,882      1.19          Yes        Yes           7,406                     0
    118                   508,299               464,096      1.40          Yes        Yes           7,375                     0
    119                   387,698               385,515      1.17          No         No            2,183                     0
    120                   583,222               526,754      1.32          Yes        Yes          56,469                     0
    121                   571,237               505,512      1.54          Yes        Yes          65,725                     0
    122                   405,598               372,386      1.16          Yes        Yes           8,222                     0
    123                   418,871               386,871      1.23          Yes        Yes          32,000                     0
    124                   466,239               430,221      1.42          Yes        Yes          13,076                     0
    125                   380,139               351,155      1.21          No         No           10,683                     0
    126                   433,407               408,407      1.27          Yes        Yes          25,000                     0
    127                   416,979               378,875      1.20          Yes        Yes           5,857                     0
    128                   386,152               362,911      1.22          Yes        Yes           4,237                     0
    129                   403,891               386,391      1.32          Yes        Yes          17,500                     0
   129.1                  163,348               155,848                                             7,500
   129.2                  240,543               230,543                                            10,000
    130                   399,522               373,421      1.27          Yes        Yes          26,100                     0
    131                   537,789               477,895      1.36          Yes        Yes          59,894                     0
    132                   417,711               393,252      1.38          Yes        Yes           5,502             1,425,000
    133                   477,225               381,915      1.33          Yes        No           22,733                     0
    134                   476,948               416,601      1.36          Yes        Yes          60,346                     0
    135                   437,642               415,838      1.47          Yes        No            7,560                 7,560
    136                   485,434               422,338      1.51          Yes        Yes          63,096                     0
    137                   361,248               343,304      1.24          Yes        Yes          17,944                     0
    138                   437,005               346,833      1.21          Yes        No           29,421                     0
    139                   351,666               329,450      1.19          No         No            7,980                     0
   139.1                  176,267               174,947                                             1,320
   139.2                  175,399               169,399                                             6,000
    140                   363,262               346,522      1.24          Yes        Yes           3,069                     0
    141                   466,530               409,084      1.38          Yes        Yes          57,446                     0
    142                   408,156               377,063      1.47          Yes        Yes           8,334                     0
    143                   331,071               323,571      1.29          Yes        Yes           7,500                     0
    144                   339,384               316,764      1.20          Yes        Yes           5,190                     0
    145                   307,400               286,991      1.15          Yes        No           12,420                     0
    146                   434,241               396,242      1.43          Yes        Yes          38,000                     0
    147                   303,668               290,668      1.19          Yes        Yes          13,000                     0
    148                   352,218               336,339      1.42          Yes        Yes           2,818                     0
    149                   312,648               290,161      1.21          Yes        Yes           3,940                     0
    150                   394,745               338,468      2.07          No         No           29,505                     0
    151                   286,230               284,007      1.23          No         No            2,223                     0
    152                   273,098               265,048      1.18          Yes        Yes           8,050                     0
    153                   310,626               270,499      1.24          Yes        Yes          14,192                     0
    154                   292,702               264,480      1.21          Yes        Yes           3,657                     0
    155                   371,041               362,782      1.62          No         No            8,259                     0
    156                   415,973               409,981      1.74          Yes        Yes             987                     0
    157                   307,755               286,012      1.31          Yes        Yes           5,601                     0
    158                   281,785               261,170      1.23          Yes        Yes           4,532                     0
    159                   286,773               276,997      1.21          Yes        Yes           9,776                     0
    160                   297,433               278,231      1.30          Yes        Yes           3,083                     0
    161                   267,238               257,456      1.21          No         No            2,182                     0
    162                   264,966               245,297      1.28          Yes        Yes           8,239                     0
    163                   242,751               227,079      1.21          Yes        Yes           2,333                     0
    164                   255,395               239,096      1.25          Yes        Yes           4,318                12,954
    165                   271,615               261,115      1.47          Yes        Yes          10,500                     0
    166                   224,721               215,721      1.20          Yes        Yes           9,000                     0
    167                   225,358               220,108      1.26          Yes        Yes           5,250                     0
    168                   297,000               297,000      2.03          No         No                0                     0
    169                   359,898               330,982      2.02          No         No            4,800                     0
    170                   220,160               208,315      1.37          Yes        Yes          11,845                     0
    171                   192,129               192,129      1.20          Yes        No                0
    172                   234,887               224,137      1.43          Yes        Yes          10,750                     0
    173                   191,624               186,324      1.21          No         No            5,300                     0
    174                   192,126               186,572      1.20          Yes        Yes           5,554                     0
    175                   207,633               199,244      1.34          Yes        Yes           8,389                     0
    176                   295,137               259,031      1.53          Yes        Yes          36,106                     0
    177                   223,338               204,385      1.42          Yes        Yes           7,330                     0
    178                   185,505               179,805      1.25          Yes        Yes           5,700                     0
    179                   163,801               154,584      1.07          Yes        Yes           1,368                     0
    180                   171,159               165,061      1.23          Yes        Yes           1,248                     0
    181                   199,971               193,421      1.47          Yes        Yes           6,550                     0
    182                   169,839               163,806      1.22          Yes        Yes           6,033                     0
    183                   179,597               172,104      1.31          Yes        Yes             980                     0
    184                   170,898               154,435      1.21          Yes        Yes           3,200                     0
    185                   248,804               226,552      1.27          Yes        Yes           5,011                     0
    186                   165,443               156,319      1.23          Yes        Yes           1,635                     0
    187                   195,660               191,760      1.62          Yes        Yes           3,900                     0
    188                   181,787               174,748      1.47          Yes        Yes           7,039                     0
    189                   371,462               317,268      1.52          Yes        Yes          16,566                     0
    190                   329,413               313,147      2.80          No         No            2,114                     0
    191                   145,137               136,134      1.26          Yes        Yes           2,400                     0
    192                   137,822               131,805      1.26          Yes        Yes           6,017                     0
    193                   156,108               140,115      1.24          Yes        Yes           3,296                     0
    194                   129,544               124,058      1.20          Yes        Yes             881                     0
    195                   170,239               160,568      1.56          Yes        Yes           1,461                     0
    196                   140,528               134,056      1.22          Yes        Yes           6,473                     0
    197                   125,542               119,461      1.21          Yes        Yes             980                     0
    198                   136,989               123,978      1.23          Yes        Yes           3,720                     0
    199                   120,687               116,547      1.21          Yes        Yes           4,140                     0
    200                   124,374               117,239      1.28          Yes        Yes           1,365                     0
    201                   112,921               109,457      1.29          Yes        Yes           3,464                     0
    202                   110,967               105,894      1.21          Yes        Yes           5,073                     0
    203                   110,402               106,416      1.24          Yes        Yes           3,986                     0
    204                   114,711               107,836      1.32          Yes        Yes           6,875                     0
    205                   128,509               117,925      1.39          Yes        Yes           2,220                     0
    206                    97,230                92,081      1.23          Yes        Yes             900                     0
    207                   100,413                90,413      1.21          Yes        Yes          10,000                     0
    208                   134,915               128,814      1.91          No         No            1,659                     0

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

                                                         1.45 (Note 9)

                   ESCROWED REPLACEMENT                            ESCROWED TI/LC
                     RESERVES CURRENT           U/W ANNUAL TI/LC     RESERVES
LOAN NUMBER           ANNUAL DEPOSIT                RESERVES      INITIAL DEPOSIT
---------------------------------------------------------------------------------

     1                                       0           662,211                0
    1.1                                                  122,167
    1.2                                                  114,290
    1.3                                                   94,731
    1.4                                                   90,064
    1.5                                                   71,975
    1.6                                                   38,689
    1.7                                                   48,629
    1.8                                                   50,873
    1.9                                                   30,792
     2                                  53,193           443,271                0
     3                                       0             9,261              NAP
     4                                       0                 0                0
    4.1                                                        0
    4.2                                                        0
    4.3                                                        0
    4.4                                                        0
     5                                       0                 0                0
     6                                  77,340           515,156                0
    6.1                                                  279,001
    6.2                                                  236,155
     7                                 551,270               NAP              NAP
     8                                 474,291           474,130
     9                                  44,995            70,929                0
     10                                      0            72,832        1,253,443
     11                                      0            68,082                0
    11.1                                                  21,069
    11.2                                                  11,166
    11.3                                                  10,458
    11.4                                                   8,649
    11.5                                                   8,615
    11.6                                                   8,126
     12                                 67,018           269,012                0
     13                                 58,600               NAP              NAP
     14                                 97,200               NAP              NAP
     15                                 22,800           119,851        1,709,835
     16                                 33,030           137,352        2,000,000
     17                                  2,100                 0                0
     18                                 34,500               NAP              NAP
     19                                      0            42,496                0
     20                                      0           130,462                0
     21                                      0            42,899                0
     22                                      0            39,164                0
     23                                      0            12,375                0
     24                                222,878               NAP              NAP
     25                                 34,459           173,381        1,000,000
     26                                      0            85,318                0
     27                                 15,749               NAP                0
     28                                 36,106           144,426          174,064
     29                                 16,607            22,142                0
     30                                 24,272             5,598              NAP
     31      134,501.64 for the first month,                 NAP              NAP
             4% annual gross revenues
             thereafter.
     32      139,418.64 for the first month,                 NAP              NAP
             4% of annual gross revenues
             thereafter.
     33                                      0            33,723                0
     34                                 35,433           104,203          480,039
     35                                 69,000               NAP              NAP
     36                                      0           104,985                0
     37                                      0             5,279                0
     38                                 12,110            60,784                0
     39                                 17,916            48,041                0
     40                                 30,100            80,141                0
     41                                196,604               NAP              NAP
     42                                      0            72,862                0
     43                                      0               NAP              NAP
     44                                      0                 0                0
     45                                 26,280            67,310                0
     46                                100,609            70,151                0
     47                                123,725               NAP              NAP
     48                                 19,571            60,204                0
     49                                  9,368            45,696                0
     50                                      0            16,293                0
     51                                 11,719                 0                0
     52                                 66,040               NAP              NAP
     53                                  5,434            34,528                0
     54                                 23,776            97,686          193,260
     55                                 10,827            77,212                0
     56                                 43,000               NAP              NAP
     57                                      0            48,664           75,000
     58                                 11,608            58,040                0
     59                                 20,172            43,556          150,000
     60                                      0               NAP              NAP
     61                                 10,947            43,422          400,000
     62                                      0                 0                0
     63                                 89,332               NAP              NAP
     64                                      0            64,736          237,079
     65                                 18,660            83,539        1,500,000
     66                                113,707               NAP              NAP
     67                                      0               NAP              NAP
     68                                  8,189            22,816                0
     69                                  5,155            23,776                0
     70                                 46,000               NAP              NAP
     71                                117,075               NAP              NAP
     72                                 11,537            47,052                0
     73                                 24,369            48,779                0
    73.1                                                   2,976
    73.2                                                   2,829
    73.3                                                   3,561
    73.4                                                   8,683
    73.5                                                   2,098
    73.6                                                   2,195
    73.7                                                   4,341
    73.8                                                   8,195
    73.9                                                   4,146
   73.10                                                   3,512
   73.11                                                   6,244
     74                                 17,550               NAP              NAP
     75                                112,023               NAP              NAP
     76                                 13,970            45,223                0
     77                                      0            30,836                0
     78                                      0            26,773                0
     79                                      0            72,753                0
     80                                 12,045            62,984          100,000
     81                                 17,700               NAP              NAP
     82                                 50,250               NAP              NAP
     83                                 75,738               NAP              NAP
     84                                 10,551            49,839                0
     85                                 60,000               NAP              NAP
     86                                 91,533               NAP              NAP
     87                                 14,400               NAP              NAP
     88                                      0               NAP              NAP
     89                                 23,666               NAP              NAP
    89.1                                                     NAP
    89.2                                                     NAP
     90                                      0            23,936          109,560
     91                                      0            27,073                0
     92                                  9,826            23,313                0
     93                                 75,508               NAP              NAP
     94                                 81,304               NAP              NAP
     95                                 81,336               NAP              NAP
     96                                      0                 0          464,625
     97                                  7,903            29,174                0
     98                                      0            57,738                0
     99                                      0               NAP              NAP
    100                                  8,152            17,527                0
    101                                 21,984            42,245                0
    102                                      0            30,221                0
    103                                 80,572               NAP              NAP
    104                                 36,994               NAP              NAP
    105                                      0            12,420           15,000
    106                                 10,985            24,722                0
    107                                      0            45,108                0
    108      4.00% of gross revenues generated               NAP              NAP
             for the 12 month period ending on
             Sep. 30 of preceding year.
    109                                 89,992               NAP              NAP
    110                                  9,350            20,542                0
    111                                  6,255            21,074                0
    112                                      0            20,664                0
    113                                 10,324            24,391                0
    114                                  6,923            24,395                0
    115                                 21,145               NAP              NAP
   115.1                                                     NAP
   115.2                                                     NAP
    116                                  5,960            16,420                0
    117                                  6,172            16,973          215,000
    118                                  7,375            36,827                0
    119                                      0                 0                0
    120                                 56,469               NAP              NAP
    121                                 65,725               NAP              NAP
    122                                  8,282            24,990                0
    123                                 32,000               NAP              NAP
    124                                 13,076            22,942                0
    125                                  8,902            18,301                0
    126                                 25,000               NAP              NAP
    127                                  5,857            32,246           55,956
    128                                  4,237            19,005                0
    129                                 17,500               NAP              NAP
   129.1                                                     NAP
   129.2                                                     NAP
    130                                 26,100               NAP              NAP
    131                                 63,701               NAP              NAP
    132                                  5,502            18,956                0
    133                                 22,733            72,577                0
    134                                 60,346               NAP              NAP
    135                                      0            14,245                0
    136                                 63,096               NAP              NAP
    137                                 17,944               NAP              NAP
    138                                 29,421            60,752                0
    139                                  6,402            14,896                0
   139.1                                                       0
   139.2                                                       0
    140                                  3,069            13,671                0
    141                                 57,466               NAP              NAP
    142                                  8,334            22,759          512,000
    143                                  7,500               NAP              NAP
    144                                  5,190            17,430                0
    145                                  8,750             7,990                0
    146                                 37,994               NAP              NAP
    147                                 13,000               NAP              NAP
    148                                  2,818            13,061                0
    149                                  3,940            18,547                0
    150                                      0            26,772                0
    151                                      0                 0                0
    152                                  8,050               NAP              NAP
    153                                 14,192            25,935                0
    154                                  2,625            24,565                0
    155                                      0               NAP              NAP
    156                                    987             5,005                0
    157                                  5,601            16,141                0
    158                                  4,532            16,083                0
    159                                  9,776               NAP              NAP
    160                                  3,083            16,118           80,000
    161                                      0             7,600                0
    162                                  8,239            11,429                0
    163                                  2,333            13,339                0
    164                                  4,318            11,981           35,000
    165                                 10,500               NAP              NAP
    166                                  9,000               NAP              NAP
    167                                  5,250               NAP              NAP
    168                                      0                 0                0
    169                                      0            24,115                0
    170                                  6,476               NAP              NAP
    171                                      0                 0                0
    172                                 10,750               NAP              NAP
    173                                      0               NAP              NAP
    174                                  5,554               NAP              NAP
    175                                  8,389               NAP              NAP
    176                                 36,106               NAP              NAP
    177                                      0            11,906                0
    178                                  6,050               NAP              NAP
    179                                  1,368             7,849                0
    180                                  1,248             4,850           23,325
    181                                  6,550               NAP              NAP
    182                                  6,033               NAP              NAP
    183                                    980             6,512                0
    184                                  3,200            13,263                0
    185                                      0            17,241           50,000
    186                                  1,635             7,489                0
    187                                  3,900               NAP              NAP
    188                                  7,039               NAP              NAP
    189                                 16,566            37,628                0
    190                                      0            14,152                0
    191                                  2,400             6,604                0
    192                                  6,017               NAP              NAP
    193                                  3,296            12,697                0
    194                                  4,605             4,605                0
    195                                  1,461             8,210                0
    196                                  6,473               NAP              NAP
    197                                  1,470             5,101                0
    198                                  3,720             9,291                0
    199                                  4,140               NAP              NAP
    200                                  1,365             5,770                0
    201                                  3,464               NAP              NAP
    202                                  1,899               NAP              NAP
    203                                  3,986               NAP              NAP
    204                                  6,875               NAP              NAP
    205                                  2,220             8,364           50,000
    206                                    900             4,249                0
    207                                 10,000               NAP              NAP
    208                                      0             4,443                0

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

LOAN NUMBER       ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT        HOLDBACK AMOUNT        HOLDBACK DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------

     1                                                               0
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2                                                               0
     3                                                             NAP
     4                                                               0
    4.1
    4.2
    4.3
    4.4
     5                                                               0
     6                                                         514,421
    6.1
    6.2
     7                                                             NAP
     8                                                         109,032
     9                                                          74,992
     10                                                              0        4,279,000   Debt Service Guaranty
     11                                                              0
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12                                                        239,349        3,070,000   Debt Service Holdback
     13                                                            NAP
     14                                                            NAP
     15                                                              0
     16                                                        200,000
     17                                                              0
     18                                                            NAP
     19                                                         41,222
     20                                                              0
     21                                                              0
     22                                                              0
     23                                                              0
     24                                                            NAP
     25                                                              0
     26                                                              0
     27                                                              0
     28                                                        144,426
     29                                                         27,678
     30                                                            NAP
     31                                                            NAP
     32                                                            NAP
     33                                                              0
     34                                                        104,203
     35                                                            NAP
     36                                                              0          400,000   Property Performance Holdback
     37                                                              0
     38                                                         60,550
     39                                                              0
     40                                                         80,140
     41                                                            NAP
     42                                                         74,944
     43                                                            NAP
     44                                                              0
     45                                                         71,669
     46                                                              0
     47                                                            NAP
     48                                                         56,104
     49                                                              0
     50                                                              0
     51                                                              0
     52                                                            NAP
     53                                                         36,226
     54                                                         96,000
     55                                                         61,365
     56                                                            NAP
     57                                                              0
     58                                                         58,039
     59                                                         67,240
     60                                                            NAP
     61                                                              0
     62                                                              0
     63                                                            NAP
     64                                                              0
     65                                                        250,000
     66                                                            NAP
     67                                                            NAP
     68                                                         22,816
     69                                                              0
     70                                                            NAP
     71                                                            NAP
     72                                                              0
     73                                                         48,779
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74                                                            NAP
     75                                                            NAP
     76                                                         99,991
     77                                                              0
     78                                                              0
     79                                                              0
     80                                                              0
     81                                                            NAP
     82                                                            NAP
     83                                                            NAP
     84                                                         35,171
     85                                                            NAP
     86                                                            NAP
     87                                                            NAP
     88                                                            NAP
     89                                                            NAP
    89.1
    89.2
     90                                                              0
     91                                                              0
     92                                                         23,271
     93                                                            NAP
     94                                                            NAP
     95                                                            NAP
     96                                                              0
     97                                                              0
     98                                                              0
     99                                                            NAP
    100                                                         17,532
    101                                                         42,502
    102                                                              0
    103                                                            NAP
    104                                                            NAP
    105                                                              0
    106                                                         39,996
    107                                                              0
    108                                                            NAP
    109                                                            NAP
    110                                                         18,000
    111                                                         40,000
    112                                                              0
    113                                                         25,810
    114                                                         22,939
    115                                                            NAP
   115.1
   115.2
    116                                                         14,900
    117
    118                                                              0
    119                                                              0
    120                                                            NAP
    121                                                            NAP
    122                                                         24,971
    123                                                            NAP
    124                                                         36,000
    125                                                         18,301
    126                                                            NAP
    127                                                         32,214
    128                                                         14,662
    129                                                            NAP
   129.1
   129.2
    130                                                            NAP
    131                                                            NAP
    132      No escrow account until the net worth of Experimental
             Pathologies Laboratories is below $3,400,000.  If the
             value drops below $3.4 million, the borrower will deposit
             $3,000 monthly into an escrow account held by PNC.
    133                                                         71,041
    134                                                            NAP
    135                                                              0
    136                                                            NAP
    137                                                            NAP          625,000   Property Performance Holdback
    138                                                         77,423          477,000   Debt Service Holdback
    139                                                         15,000
   139.1
   139.2
    140                                                         13,671
    141                                                            NAP
    142                                                         12,000
    143                                                            NAP
    144                                                         17,430
    145                                                              0
    146                                                            NAP
    147                                                            NAP
    148                                                         13,062
    149                                                         14,775
    150                                                              0
    151                                                              0
    152                                                            NAP
    153                                                         25,546
    154                                                         24,565
    155                                                            NAP
    156                                                              0
    157                                                         16,141
    158                                                         16,084
    159                                                            NAP
    160                                                              0
    161                                                              0
    162                                                         11,430
    163                                                              0
    164                                                         35,000
    165                                                            NAP
    166                                                            NAP
    167                                                            NAP
    168                                                              0
    169                                                              0
    170                                                            NAP
    171                                                              0
    172                                                            NAP
    173                                                            NAP
    174                                                            NAP
    175                                                            NAP
    176                                                            NAP
    177                                                              0
    178                                                            NAP
    179                                                          7,849
    180                                                          4,850
    181                                                            NAP
    182                                                            NAP
    183                                                          6,512          100,000   Property Performance Holdback
    184                                                         15,955
    185                                                              0
    186                                                          7,489
    187                                                            NAP
    188                                                            NAP
    189                                                         37,628
    190                                                              0
    191                                                         12,500
    192                                                            NAP
    193                                                         12,697
    194                                                            881
    195                                                          8,210
    196                                                            NAP
    197                                                          5,880
    198                                                          9,291
    199                                                            NAP
    200                                                          8,658
    201                                                            NAP
    202                                                            NAP
    203                                                            NAP
    204                                                            NAP
    205                                                              0
    206                                                          7,500
    207                                                            NAP
    208                                                              0

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

                             FOOTNOTES TO ANNEX A-1

(1)   With respect to loan numbers 2 and 3, the U/W NCF DSCR was calculated using projected net cash flows based on various financial performance assumptions regarding occupancy and/or rental income. With respect to loan numbers 2 and 3, the U/W NCF DSCRs calculated without taking into account the additional net cash flows are 1.07x and 1.84x, respectively.
      With respect to loan numbers 10 and 12, the U/W NCF DSCRs were adjusted to take into account: (a) the reamortized debt service payments that would be in effect if the principal balance of the subject underlying mortgage loan is reduced by a related cash holdback or guaranty; and/or
      (b) various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the subject cash holdback or guaranty. With respect to loan numbers 10 and 12, the U/W NCF DSCRs calculated without taking into account the related cash holdback or guaranty are 1.09x and 1.04x, respectively.

(2)   With respect to loan numbers 21, 22, 57, 121 and 136, the Cut-off Date
      LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated using the "as-stabilized" or "as complete" appraised value. The Cut-off
      Date LTV Ratios calculated using the "as-is" appraised value for loan numbers 21, 22, 57, 121 and 136 are 95.16%, 95.16%, 80.91%, 80.54% and
      82.61%, respectively. The Maturity Date/ARD LTV Ratios calculated using the "as-is" appraised value for loan numbers 21, 22, 57, 121 and 136 are
      85.15%, 85.15%, 68.78%, 70.30% and 72.10%, respectively.

(3)   For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. For each Related Group, reflects the aggregate cut-off date principal balance of the subject
      Related Group. In all other cases, reflects the related cut-off date principal balance of the subject underlying mortgage loan.

(4)   With respect to loan numbers 5, 58, 66, 71, 75, 86, 110, 140, 147, 166 and 197, each mortgage loan is a part of a Loan Combination that also includes a Subordinate Non-Trust Loan, the Cut-off Date LTV Ratio, the
      Maturity Date/ARD LTV Ratio and the U/W NCF DSCR with respect to those underlying mortgage loans are presented without regard to the related subordinate Non-Trust Loans.

(5)   With respect to the Ala Moana Portfolio Mortgage Loan (loan number 4), the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most
      Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR
      excludes the subordinate non-pooled portion, the Ala Moana Portfolio Pari
      Passu Non-Trust Loans and the Ala Moana Portfolio Subordinate Non-Trust
      Loans. Also, the U/W NCF and U/W NCF DSCR does not include any normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of the U/W NOI, U/W NCF and U/W NCF DSCR.

(6)   With respect the the Ala Moana Portfolio Mortgage Loan, a 3 day grace period will apply only once during any 12-month period for a payment made after the due date.

(7)   With respect to loan number 17, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(8)   With respect to loan number 97, after the initial lockout period followed by a defeasance period, borrower has the option of defeasance or prepayment at yield maintenance premium.

(9)   With respect to the Ala Moana Portfolio Mortgage Loan non-pooled portion, the related Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, Second
      Most Recent Year NOI DSCR, Most Current Year NOI DSCR and U/W NCF DSCR
      are calculated on the aggregate indebtedness of the Ala Moana Portfolio
      Loan Combination. Also, the U/W NCF DSCR does not include any normalized leasing costs or capital expenditures and a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of U/W NCF DSCR.

(10)  With respect to loan number 46, the Monthly Debt Service Payment shown is due from the First Payment Date up to and including the payment due date in October 2010. Commencing on the payment due date in November 2010, a payment of interest only will be in effect up to and including the
      Scheduled Maturity Date/ARD.

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-2

                 CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                          AGGREGATE                     MAXIMUM
           RANGE OF          NUMBER OF   CUT-OFF DATE  % OF INITIAL   CUT-OFF DATE                STATED               CUT-OFF DATE
         CUT-OFF DATE         MORTGAGE    PRINCIPAL   MORTGAGE POOL    PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      PRINCIPAL BALANCES       LOANS       BALANCE       BALANCE        BALANCE        RATE     TERM (MO.)     DSCR        RATIO
---------------------------- --------- -------------- ------------- --------------- ---------- ------------ --------- --------------

$    850,000 to $  4,999,999    101    $  288,653,060      13.6%     $   4,994,482     6.249%       118        1.33x       69.42%
$  5,000,000 to $  9,999,999     53       367,086,197      17.3          9,991,820     6.178        115        1.34        73.13
$ 10,000,000 to $ 14,999,999     25       301,441,147      14.2         14,900,000     6.165        111        1.29        71.97
$ 15,000,000 to $ 19,999,999      7       115,253,773       5.4         17,500,000     6.010        118        1.37        71.49
$ 20,000,000 to $ 24,999,999      7       157,101,315       7.4         24,600,000     5.973        117        1.32        67.12
$ 25,000,000 to $ 29,999,999      2        54,000,000       2.5         28,000,000     5.652        118        1.29        75.05
$ 30,000,000 to $ 39,999,999      4       135,992,202       6.4         36,850,000     5.927        118        1.19        78.41
$ 40,000,000 to $ 49,999,999      3       128,200,000       6.0         48,200,000     6.013         97        1.33        75.30
$ 50,000,000 to $ 74,999,999      2       140,000,000       6.6         70,000,000     5.959         73        1.40        68.37
$ 75,000,000 to $ 99,999,999      1        96,000,000       4.5         96,000,000     5.603         58        1.81        51.51
$100,000,000 to $119,999,999      1       100,000,000       4.7        100,000,000     5.804        116        1.94        30.12
$120,000,000 to $122,610,000      2       242,610,000      11.4        122,610,000     5.961        119        1.31        77.74
----------------------------    ---    --------------     -----
 Total / Wtd. Avg.              208    $2,126,337,692     100.0%                       6.039%       109        1.37x       69.66%
============================    ===    ==============     =====

                       MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL      MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL      MORTGAGE POOL   CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS         BALANCE          BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- --------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        84      $  823,339,000         38.7%      $ 70,000,000     6.042%       113        1.26x       74.06%
Interest Only             18         635,620,133         29.9        122,610,000     5.947         96        1.47        69.81
Balloon                  101         540,951,576         25.4         40,000,000     6.189        119        1.31        70.89
Interest Only/ARD          2         113,880,000          5.4        100,000,000     5.853        111        1.92        31.16
Partial IO/ARD             1           6,129,018          0.3          6,129,018     6.120        114        1.25        73.58
ARD                        1           4,877,027          0.2          4,877,027     5.345        102        1.25        75.91
Fully Amortizing           1           1,540,939          0.1          1,540,939     6.250        119        1.52        38.52
--------------------     ---      --------------        -----
 Total / Wtd. Avg.       208      $2,126,337,692        100.0%                       6.039%       109        1.37x       69.66%
====================     ===      ==============        =====

                         MORTGAGE RATES (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                       AGGREGATE                       CUMULATIVE
                        NUMBER OF    CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE      PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES        LOANS         BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- --------------- --------------- ---------- ------------ --------- --------------

  5.0200% to 5.4999%         4      $   52,328,932         2.5%            2.5%        5.338%       111        1.33x       73.86%
  5.5000% to 5.7499%         8         217,298,965        10.2            12.7         5.616         91        1.52        64.10
  5.7500% to 5.9999%        26         554,625,811        26.1            38.8         5.870        113        1.46        66.45
  6.0000% to 6.4999%       153       1,232,716,900        58.0            96.7         6.181        110        1.31        71.87
  6.5000% to 6.9999%        15          60,885,964         2.9            99.6         6.642        110        1.34        70.28
  7.0000% to 7.4500%         2           8,481,121         0.4           100.0         7.442        177        1.32        70.07
----------------------     ---      --------------       -----
   Total / Wtd. Avg.       208      $2,126,337,692       100.0%                        6.039%       109        1.37x       69.66%
======================     ===      ==============       =====

                                      A-2-1

              ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                       AGGREGATE                      CUMULATIVE
   RANGE OF ORIGINAL    NUMBER OF    CUT-OFF DATE     % OF INITIAL   % OF INITIAL                STATED                CUT-OFF DATE
        TERMS TO         MORTGAGE      PRINCIPAL     MORTGAGE POOL  MORTGAGE POOL   MORTGAGE    REMAINING      U/W     LOAN-TO-VALUE
 MATURITY/ARD (MONTHS)    LOANS         BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)   NCF DSCR       RATIO
---------------------- ----------- ---------------- --------------- -------------- ---------- ------------ ---------- --------------

           60                8      $  257,060,133        12.1%          12.1%        5.927%        58         1.63x       63.38%
           84                4          36,331,000         1.7           13.8         6.347         81         1.48        57.80
           96                1          70,000,000         3.3           17.1         5.790         89         1.20        67.70
          120              191       1,748,361,065        82.2           99.3         6.051        118         1.34        70.89
          180                4          14,585,495         0.7          100.0         7.067        178         1.27        71.43
        -----              ---      --------------       -----
   Total / Wtd. Avg.       208      $2,126,337,692       100.0%                       6.039%       109         1.37x       69.66%
======================     ===      ==============       =====

              REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                      AGGREGATE                       CUMULATIVE
  RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED                CUT-OFF DATE
       TERMS TO         MORTGAGE      PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING      U/W     LOAN-TO-VALUE
 MATURITY/ARD (MOS.)     LOANS         BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)   NCF DSCR       RATIO
--------------------- ----------- ---------------- --------------- --------------- ---------- ------------ ---------- --------------

        56 to 59            8      $  257,060,133        12.1%           12.1%        5.927%        58         1.63x       63.38%
        60 to 83            3          22,431,000         1.1            13.1         6.209         79         1.56        53.08
       84 to 114           10         166,140,817         7.8            21.0         5.878        100         1.27        67.96
       115 to 120         183       1,666,120,248        78.4            99.3         6.062        118         1.34        71.01
       121 to 179           4          14,585,495         0.7           100.0         7.067        178         1.27        71.43
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       208      $2,126,337,692       100.0%                        6.039%       109         1.37x       69.66%
=====================     ===      ==============       =====

                   ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                  -------------------------------------------------
                                      AGGREGATE                      CUMULATIVE
  RANGE OF ORIGINAL    NUMBER OF    CUT-OFF DATE     % OF INITIAL   % OF INITIAL                STATED                CUT-OFF DATE
     AMORTIZATION       MORTGAGE      PRINCIPAL     MORTGAGE POOL  MORTGAGE POOL   MORTGAGE    REMAINING      U/W     LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)   NCF DSCR       RATIO
--------------------- ----------- ---------------- --------------- -------------- ---------- ------------ ---------- --------------

     Interest Only         20      $  749,500,133        35.2%          35.2%        5.933%        98         1.54x       63.93%
         120                1           1,540,939         0.1           35.3         6.250        119         1.52        38.52
         168                1          12,000,000         0.6           35.9         6.110        120         1.33        69.77
         180                1           1,744,308         0.1           36.0         6.060        119         1.27        58.14
         240                5          27,338,010         1.3           37.3         6.276        119         1.32        69.07
         300               18          77,813,438         3.7           40.9         6.277        118         1.43        68.88
         348                1           7,310,000         0.3           41.3         6.516        119         1.50        79.46
         360              157       1,212,283,446        57.0           98.3         6.082        115         1.27        73.00
         420                4          36,807,419         1.7          100.0%        6.014        119         1.22        78.22
       -----              ---      --------------       -----
  Total / Wtd. Avg.       208      $2,126,337,692       100.0%                       6.039%       109         1.37x       69.66%
=====================     ===      ==============       =====

                                      A-2-2

                  REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                      AGGREGATE                       CUMULATIVE
  RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED                CUT-OFF DATE
  AMORTIZATION TERMS    MORTGAGE      PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING      U/W     LOAN-TO-VALUE
       (MONTHS)          LOANS         BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)   NCF DSCR       RATIO
--------------------- ----------- ---------------- --------------- --------------- ---------- ------------ ---------- --------------

     Interest Only         20      $  749,500,133        35.2%           35.2%        5.933%        98         1.54x       63.93%
       119 to 300          26         120,436,695         5.7            40.9         6.257        119         1.40        68.46
       301 to 360         158       1,219,593,446        57.4            98.3         6.084        115         1.27        73.04
       361 to 420           4          36,807,419         1.7           100.0%        6.014        119         1.22        78.22
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       208      $2,126,337,692       100.0%                        6.039%       109         1.37x       69.66%
=====================     ===      ==============       =====

                    MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                      AGGREGATE                       CUMULATIVE
                       NUMBER OF     CUT-OFF DATE     % OF INITIAL   % OF INITIAL                STATED                CUT-OFF DATE
                        MORTGAGE      PRINCIPAL      MORTGAGE POOL  MORTGAGE POOL   MORTGAGE    REMAINING      U/W     LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS         BALANCE          BALANCE        BALANCE        RATE     TERM (MO.)   NCF DSCR       RATIO
--------------------- ----------- ----------------- --------------- -------------- ---------- ------------ ---------- --------------

        0 to 5            199      $1,974,096,876         92.8%          92.8%        6.057%  110              1.38x       69.77%
        6 to 11             7         135,162,018          6.4           99.2         5.893   101              1.25        67.23
        12 to 18            2          17,078,799          0.8          100.0         5.199   105              1.32        75.82
---------------------     ---      --------------        -----
  Total / Wtd. Avg.       208      $2,126,337,692        100.0%                       6.039%  109              1.37x       69.66%
=====================     ===      ==============        =====

                      ENCUMBERED INTEREST (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                -------------------------------------------------
                                                  AGGREGATE
                                   NUMBER OF     CUT-OFF DATE     % OF INITIAL                STATED                CUT-OFF DATE
                                   MORTGAGED      PRINCIPAL      MORTGAGE POOL   MORTGAGE    REMAINING      U/W     LOAN-TO-VALUE
       ENCUMBERED INTEREST        PROPERTIES       BALANCE          BALANCE        RATE     TERM (MO.)   NCF DSCR       RATIO
-------------------------------- ------------ ----------------- --------------- ---------- ------------ ---------- --------------

Fee Simple                            229      $2,053,190,917         96.6%        6.041%  109              1.37x       69.44%
Leasehold                               6          40,664,018          1.9         6.157   108              1.28        78.96
Fee in Part, Leasehold in Part          4          32,482,757          1.5         5.816   115              1.46        71.97
--------------------------------      ---      --------------        -----
 Total / Wtd. Avg.                    239      $2,126,337,692        100.0%        6.039%  109              1.37x       69.66%
================================      ===      ==============        =====

                                     A-2-3

                         PROPERTY TYPES (MORTGAGE POOL)

                                              AGGREGATE                        MAXIMUM
                               NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                               MORTGAGED      PRINCIPAL        MORTGAGE       PRINCIPAL
        PROPERTY TYPE         PROPERTIES       BALANCE       POOL BALANCE      BALANCE
---------------------------- ------------ ----------------- -------------- --------------

Office                             56      $  789,106,260         37.1%     $120,000,000
 CBD                               13         372,274,285         17.5       120,000,000
 Suburban                          35         356,323,525         16.8        32,070,000
 Medical Office                     8          60,508,449          2.8        17,040,000
Retail                             65         535,378,261         25.2        90,663,232
 Anchored                          17         221,464,526         10.4        40,000,000
 Anchored, Single Tenant           17         101,635,141          4.8        21,600,000
 Regional Mall                      2          91,054,733          4.3        90,663,232
 Unanchored                        21          76,414,920          3.6        13,880,000
 Unanchored, Single Tenant          2          34,241,315          1.6        23,241,315
 Shadow Anchored                    6          10,567,627          0.5         3,000,000
Multifamily                        30         346,912,303         16.3       100,000,000
 Conventional                      21         174,022,106          8.2        32,000,000
 High Rise                          1         100,000,000          4.7       100,000,000
 Student Housing                    6          64,409,075          3.0        28,000,000
 Senior Housing                     2           8,481,121          0.4         5,155,462
Hospitality                        24         203,469,385          9.6        48,200,000
Industrial                         28         122,403,926          5.8        17,500,000
Mixed Use                           7          52,261,869          2.5        14,900,000
Self Storage                       19          38,861,776          1.8         3,796,941
Manufactured Housing                9          30,943,913          1.5         7,310,000
Land                                1           7,000,000          0.3         7,000,000
----------------------------       --      --------------        -----
 Total / Wtd. Avg.                239      $2,126,337,692        100.0%
============================      ===      ==============        =====

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
                                                                                                    MIN/MAX
                                           STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
        PROPERTY TYPE           RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
---------------------------- ---------- ------------ --------- --------------- --------------- ----------------

Office                          5.981%       110        1.33x        73.25%    1.06x / 1.81x   49.09% / 80.88%
 CBD                            5.963        101        1.29         72.29     1.19x / 1.81x   51.51% / 80.00%
 Suburban                       5.997        118        1.39         73.74     1.06x / 1.80x   49.09% / 80.88%
 Medical Office                 5.997        119        1.22         76.21     1.15x / 1.31x   68.24% / 80.00%
Retail                          6.025        107        1.37         67.67     1.07x / 2.80x   24.98% / 80.00%
 Anchored                       6.092        117        1.23         77.14     1.14x / 1.52x   38.52% / 80.00%
 Anchored, Single Tenant        5.999        115        1.28         71.56     1.15x / 2.80x   24.98% / 79.62%
 Regional Mall                  5.603         58        1.81         51.51     1.81x / 1.81x   51.51% / 51.51%
 Unanchored                     6.243        115        1.41         60.50     1.20x / 1.91x   37.78% / 79.87%
 Unanchored, Single Tenant      6.233        118        1.25         52.81     1.15x / 1.44x   45.66% / 67.90%
 Shadow Anchored                6.270        117        1.20         70.98     1.07x / 1.26x   63.36% / 79.13%
Multifamily                     5.937        117        1.46         62.37     1.02x / 1.94x   30.12% / 80.00%
 Conventional                   6.008        114        1.25         75.44     1.02x / 1.47x   52.63% / 80.00%
 High Rise                      5.804        116        1.94         30.12     1.94x / 1.94x   30.12% / 30.12%
 Student Housing                5.750        118        1.32         76.11     1.19x / 1.44x   70.34% / 80.00%
 Senior Housing                 7.442        177        1.32         70.07     1.24x / 1.43x   66.95% / 74.90%
Hospitality                     6.300        100        1.45         71.46     1.21x / 1.75x   63.46% / 83.78%
Industrial                      6.297        114        1.32         70.82     1.14x / 1.51x   57.14% / 79.45%
Mixed Use                       5.935         98        1.23         72.77     1.15x / 1.35x   53.02% / 79.56%
Self Storage                    6.250        118        1.29         72.02     1.20x / 1.62x   50.65% / 79.74%
Manufactured Housing            6.173        116        1.34         75.13     1.20x / 1.62x   44.37% / 79.88%
Land                            5.750        112        1.58         45.75     1.58x / 1.58x   45.75% / 45.75%
----------------------------
 Total / Wtd. Avg.              6.039%       109        1.37x        69.66%    1.02x / 2.80x   24.98% / 83.78%
============================

                                     A-2-4

     UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                   ------------------------------------------------
                                     AGGREGATE                        CUMULATIVE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE      PRINCIPAL      MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)      LOANS         BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- --------------- --------------- ---------- ------------ --------- --------------

   1.02x to 1.09x          3      $   13,614,260          0.6%            0.6%        6.177%       119        1.04x       78.81%
   1.10x to 1.19x         24         386,153,698         18.2            18.8         6.107        115        1.17        73.61
   1.20x to 1.25x         68         507,410,400         23.9            42.7         6.062        115        1.21        74.45
   1.25x to 1.30x         25         183,234,674          8.6            51.3         5.987        118        1.27        74.99
   1.30x to 1.35x         19         180,079,362          8.5            59.8         5.929        118        1.33        76.01
   1.35x to 1.40x         11          90,066,190          4.2            64.0         6.220        114        1.37        69.12
   1.40x to 1.45x         17         273,119,665         12.8            76.8         6.059        107        1.42        74.45
   1.45x to 1.50x         13          74,314,371          3.5            80.3         6.250        118        1.47        68.74
   1.50x to 2.00x         24         409,097,758         19.2            99.6         5.929         89        1.76        52.19
   2.00x to 2.80x          4           9,247,314          0.4           100.0         5.852         97        2.17        43.92
--------------------      --      --------------        -----
 Total / Wtd. Avg.       208      $2,126,337,692        100.0%                        6.039%       109        1.37x       69.66%
====================     ===      ==============        =====

                CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                      AGGREGATE                        CUMULATIVE
       RANGE OF        NUMBER OF     CUT-OFF DATE     % OF INITIAL    % OFINITIAL                 STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE      PRINCIPAL      MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- ---------------  -------------- ---------- ------------ --------- --------------

  24.98% to 60.00%         33      $  362,938,975         17.1%           17.1%        5.878%        99        1.72x       45.48%
  60.01% to 65.00%         12          66,655,262          3.1            20.2         6.308        118        1.39        63.01
  65.01% to 70.00%         28         365,409,294         17.2            37.4         6.108         92        1.37        67.80
  70.01% to 75.00%         48         459,208,580         21.6            59.0         6.074        117        1.28        73.60
  75.01% to 80.00%         84         734,015,581         34.5            93.5         6.053        117        1.23        78.51
  80.01% to 83.78%          3         138,110,000          6.5           100.0         5.964        112        1.46        81.20
---------------------      --      --------------        -----
  Total / Wtd. Avg.       208      $2,126,337,692        100.0%                        6.039%       109        1.37x       69.66%
=====================     ===      ==============        =====

             MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                      AGGREGATE                        CUMULATIVE
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE      PRINCIPAL      MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- ---------------  -------------- ---------- ------------ --------- --------------

   0.30% to 50.00%         31      $  232,857,687         11.0%           11.0%        6.045%  115             1.66x       43.02%
  50.01% to 60.00%         40         354,124,356         16.7            27.6         6.024   103             1.55        61.11
  60.01% to 65.00%         35         241,140,705         11.3            38.9         5.957   110             1.27        71.17
  65.01% to 70.00%         65         626,863,401         29.5            68.4         6.121   105             1.30        74.47
  70.01% to 80.00%         34         533,241,544         25.1            93.5         6.009   117             1.23        77.65
  80.01% to 80.90%          3         138,110,000          6.5           100.0         5.964   112             1.46        81.20
---------------------      --      --------------        -----
  Total / Wtd. Avg.       208      $2,126,337,692        100.0%                        6.039%  109             1.37x       69.66%
=====================     ===      ==============        =====

                                     A-2-5

                          STATE/REGION (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                       AGGREGATE                       CUMULATIVE
                         NUMBER OF    CUT-OFF DATE     % OF INITIAL   % OF INITIAL                STATED               CUT-OFF DATE
                         MORTGAGED     PRINCIPAL      MORTGAGE POOL  MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION     PROPERTIES      BALANCE          BALANCE        BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ----------------- --------------- -------------- ---------- ------------ --------- --------------

California                   32    $  375,985,660          17.7%          17.7%        6.005%       119        1.33x       69.03%
 Southern California(1)      15       259,495,043          12.2           12.2         6.055        118        1.34        69.81
 Northern California(1)      17       116,490,617           5.5            5.5         5.893        121        1.29        67.30
New York                      9       168,408,953           7.9           25.6         5.976        113        1.70        41.11
Georgia                      11       146,832,705           6.9           32.5         6.033        100        1.30        69.02
Texas                        18       106,538,911           5.0           37.5         6.242        120        1.25        75.48
Pennsylvania                 14        96,011,927           4.5           42.0         6.073        118        1.38        75.94
Hawaii                        4        96,000,000           4.5           46.5         5.603         58        1.81        51.51
Indiana                       3        91,212,875           4.3           50.8         6.071         71        1.51        71.45
North Carolina               12        87,972,717           4.1           55.0         6.093        112        1.30        74.04
Connecticut                   5        76,720,000           3.6           58.6         6.023        118        1.26        79.59
District of Columbia          2        74,200,000           3.5           62.1         6.035         80        1.35        69.44
Nebraska                      4        55,140,000           2.6           64.7         5.924        119        1.42        80.88
Wisconsin                     7        53,055,544           2.5           67.2         5.930        118        1.23        78.25
Louisiana                     4        52,928,974           2.5           69.7         6.005        119        1.23        78.94
South Carolina                8        51,028,947           2.4           72.1         6.312        110        1.34        76.65
Michigan                     17        49,160,671           2.3           74.4         6.161        117        1.32        74.61
Washington                    5        48,093,776           2.3           76.6         6.051        117        1.21        78.31
Massachusetts                 8        46,523,514           2.2           78.8         6.330        118        1.23        75.59
Minnesota                     4        41,798,000           2.0           80.8         5.984        116        1.39        78.59
Tennessee                     6        40,341,061           1.9           82.7         6.082        118        1.25        75.99
Virginia                      7        39,225,223           1.8           84.5         6.060        119        1.33        73.28
Kansas                        4        37,415,321           1.8           86.3         6.230        119        1.42        73.84
Florida                       7        36,211,660           1.7           88.0         6.100        119        1.20        67.86
Illinois                      5        29,907,188           1.4           89.4         6.141        119        1.33        71.17
Missouri                      4        27,897,147           1.3           90.7         5.991        119        1.40        80.25
Arizona                       5        27,232,056           1.3           92.0         6.143        118        1.22        70.30
New Hampshire                 3        25,690,948           1.2           93.2         5.672        113        1.26        76.94
Colorado                      6        24,333,773           1.1           94.3         6.280        118        1.22        64.08
Maryland                      3        23,992,504           1.1           95.5         5.937         82        1.25        73.10
Ohio                          3        22,677,027           1.1           96.5         5.937        115        1.22        74.24
Oklahoma                      4        18,420,095           0.9           97.4         6.200        118        1.22        76.31
New Jersey                    4        12,111,071           0.6           98.0         5.976        115        1.46        58.64
Arkansas                      2        10,958,606           0.5           98.5         5.923         69        1.40        76.63
Alabama                       3        10,731,056           0.5           99.0         6.675        118        1.36        67.50
Rhode Island                  1         9,200,000           0.4           99.4         6.040        119        1.25        77.97
West Virginia                 2         4,791,586           0.2           99.6         6.190        118        1.35        68.45
Kentucky                      1         4,450,000           0.2           99.9         6.220        119        1.54        75.11
Oregon                        1         1,597,258           0.1           99.9         6.290        118        1.62        44.37
Mississippi                   1         1,540,939           0.1          100.0         6.250        119        1.52        38.52
-----------------------      --    --------------         -----
 Total/Wtd. Avg.            239    $2,126,337,692         100.0%                       6.039%       109        1.37x       69.66%
=======================     ===    ==============         =====

(1)   Northern California includes areas with zip codes of 93308 and above, and
      Southern California includes areas with zip codes of below 92870.

                                     A-2-6

                   PREPAYMENT PROVISION TYPE (MORTGAGE POOL)

                                                                                            WEIGHTED AVERAGES
                                                                          -----------------------------------------------------
                                            AGGREGATE
                             NUMBER OF     CUT-OFF DATE     % OF INITIAL                     STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL      MORTGAGE POOL     WTD. AVG.      REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE          BALANCE      MORTGAGE RATE   TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- --------------- --------------- ------------ --------- --------------

LO/Defeasance                   177      $1,866,410,341         87.8%           6.045%    109             1.38x       69.60%
LO/Grtrx%UPBorYM                 29         231,193,533         10.9            5.981     115             1.31        72.31
LO/(i)Grtrx%UPBorYMor
 (ii)Defeasance                   1          23,241,315          1.1            6.240     117             1.15        45.66
LO/Defeasance/
 (i)Grtrx%UPBorYMor
 (ii)Defeasance                   1           5,492,504          0.3            5.660     119             1.30        79.60
---------------------------     ---      --------------        -----
 Total / Wtd. Avg.              208      $2,126,337,692        100.0%           6.039%    109             1.37x       69.66%
===========================     ===      ==============        =====

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (MORTGAGE
                                    POOL)(1)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------- ------------ ----------- ----------- ----------- -----------

Mortgage Loan Pool
 Balance(2)                   100.00%      99.64%      99.24%      98.69%      97.99%
Locked/Defeasance              99.75%      99.75%      96.30%      88.24%      88.27%
 Locked                        99.75%      99.75%      96.30%       1.42%       0.40%
 Defeasance                     0.00%       0.00%       0.00%      86.81%      87.88%
Yield Maintenance (All)         0.25%       0.25%       3.70%      11.76%      11.73%
 Grtr1%UPBorYM(3)               0.25%       0.25%       3.70%      11.76%      11.73%
Open                            0.00%       0.00%       0.00%       0.00%       0.00%
----------------              ------      ------      ------      ------      ------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
================              ======      ======      ======      ======      ======

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Mortgage Loan Pool
 Balance(2)                   85.17%      84.27%      81.61%      77.48%      75.77%      0.62%
Locked/Defeasance             86.78%      86.82%      86.71%      86.23%      86.01%    100.00%
 Locked                        0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                   86.78%      86.82%      86.71%      86.23%      86.01%    100.00%
Yield Maintenance (All)       13.11%      13.07%      13.29%      13.77%      13.59%      0.00%
 Grtr1%UPBorYM(3)             13.11%      13.07%      13.29%      13.77%      13.59%      0.00%
Open                           0.11%       0.11%       0.00%       0.00%       0.41%      0.00%
----------------             ------      ------      ------      ------      ------     ------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
================             ======      ======      ======      ======      ======     ======

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the Ala Moana
     Portfolio Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Mortgage Pool Balance at the specified point in time.

(3)  Assumes the greater of YM or 1% prepayment penalty for two loans which also have the option to defease.

                                     A-2-7

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-3

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)

                                                                     % OF
                                                                   INITIAL
                                                    AGGREGATE        LOAN
              RANGE OF               NUMBER OF     CUT-OFF DATE     GROUP
            CUT-OFF DATE              MORTGAGE      PRINCIPAL       NO. 1
         PRINCIPAL BALANCES            LOANS         BALANCE       BALANCE
----------------------------------- ----------- ----------------- ---------

$    850,000 to $  4,999,999             88      $  249,189,876      13.1%
$  5,000,000 to $  9,999,999             45         308,066,132      16.2
$ 10,000,000 to $ 14,999,999             21         253,671,147      13.4
$ 15,000,000 to $ 19,999,999              7         115,253,773       6.1
$ 20,000,000 to $ 24,999,999              6         134,601,315       7.1
$ 25,000,000 to $ 29,999,999              1          26,000,000       1.4
$ 30,000,000 to $ 39,999,999              3         103,992,202       5.5
$ 40,000,000 to $ 49,999,999              3         128,200,000       6.8
$ 50,000,000 to $ 74,999,999              2         140,000,000       7.4
$ 75,000,000 to $ 99,999,999              1          96,000,000       5.1
$100,000,000 to $119,999,999              1         100,000,000       5.3
$120,000,000 to $122,610,000              2         242,610,000      12.8
-----------------------------------      --      --------------     -----
 Total / Wtd. Avg.                      180      $1,897,584,444     100.0%
===================================     ===      ==============     =====

                                                                   WEIGHTED AVERAGES
                                                    ------------------------------------------------
                                        MAXIMUM
              RANGE OF                CUT-OFF DATE                STATED               CUT-OFF DATE
            CUT-OFF DATE               PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         PRINCIPAL BALANCES             BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------- --------------- ---------- ------------ --------- --------------

$    850,000 to $  4,999,999         $   4,994,482     6.232%       117        1.34x       69.07%
$  5,000,000 to $  9,999,999             9,991,820     6.146        116        1.36        72.32
$ 10,000,000 to $ 14,999,999            14,900,000     6.160        110        1.29        71.29
$ 15,000,000 to $ 19,999,999            17,500,000     6.010        118        1.37        71.49
$ 20,000,000 to $ 24,999,999            24,600,000     6.049        117        1.34        65.14
$ 25,000,000 to $ 29,999,999            26,000,000     5.730        119        1.26        73.03
$ 30,000,000 to $ 39,999,999            36,850,000     6.075        117        1.17        79.63
$ 40,000,000 to $ 49,999,999            48,200,000     6.013         97        1.33        75.30
$ 50,000,000 to $ 74,999,999            70,000,000     5.959         73        1.40        68.37
$ 75,000,000 to $ 99,999,999            96,000,000     5.603         58        1.81        51.51
$100,000,000 to $119,999,999           100,000,000     5.804        116        1.94        30.12
$120,000,000 to $122,610,000           122,610,000     5.961        119        1.31        77.74
-----------------------------------
 Total / Wtd. Avg.                                     6.043%       109        1.38x       68.93%
===================================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL      MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL        LOAN GROUP    CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS         BALANCE       NO. 1 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- --------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        68      $  647,833,000         34.1%      $ 70,000,000     6.092%       112        1.26x       73.45%
Interest Only             17         626,410,133         33.0        122,610,000     5.948         97        1.47        69.70
Balloon                   90         496,914,327         26.2         40,000,000     6.146        118        1.32        70.70
Interest Only/ARD          2         113,880,000          6.0        100,000,000     5.853        111        1.92        31.16
Partial IO/ARD             1           6,129,018          0.3          6,129,018     6.120        114        1.25        73.58
ARD                        1           4,877,027          0.3          4,877,027     5.345        102        1.25        75.91
Fully Amortizing           1           1,540,939          0.1          1,540,939     6.250        119        1.52        38.52
--------------------      --      --------------        -----
 Total / Wtd. Avg.       180      $1,897,584,444        100.0%                       6.043%       109        1.38x       68.93%
====================     ===      ==============        =====

                       MORTGAGE RATES (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                      AGGREGATE                      CUMULATIVE
       RANGE OF        NUMBER OF    CUT-OFF DATE     % OF INITIAL   % OF INITIAL                STATED               CUT-OFF DATE
       MORTGAGE         MORTGAGE      PRINCIPAL       LOAN GROUP     LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        RATES            LOANS         BALANCE      NO. 1 BALANCE  NO. 1 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- --------------- -------------- ---------- ------------ --------- --------------

 5.0200% to 5.4999%         3      $   20,328,932         1.1%           1.1%        5.170%        97        1.44x       72.98%
 5.5000% to 5.7499%         6         166,798,965         8.8            9.9         5.636         83        1.59        59.95
 5.7500% to 5.9999%        21         520,965,811        27.5           37.3         5.867        114        1.47        65.87
 6.0000% to 6.4999%       139       1,152,643,505        60.7           98.1         6.178        110        1.31        71.53
 6.5000% to 6.9800%        11          36,847,231         1.9          100.0         6.602        105        1.41        69.41
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       180      $1,897,584,444       100.0%                       6.043%       109        1.38x       68.93%
=====================     ===      ==============       =====

                                     A-3-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL
  ORIGINAL TERMS TO    NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     MATURITY/ARD       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       (MONTHS)          LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

          60                7      $  247,850,133        13.1%         13.1%       5.929%        58        1.63x       62.88%
          84                3          29,880,000         1.6          14.6        6.386         81        1.55        53.50
          96                1          70,000,000         3.7          18.3        5.790         89        1.20        67.70
         120              168       1,544,704,311        81.4          99.7        6.064        118        1.35        70.24
         180                1           5,150,000         0.3         100.0        6.490        178        1.20        74.64
       -----              ---      --------------       -----
  Total / Wtd. Avg.       180      $1,897,584,444       100.0%                     6.043%       109        1.38x       68.93%
=====================     ===      ==============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL
  REMAINING TERMS TO   NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     MATURITY/ARD       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        (MOS.)           LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

        56 to 59            7      $  247,850,133        13.1%         13.1%       5.929%        58        1.63x       62.88%
        60 to 83            2          15,980,000         0.8          13.9        6.226         79        1.71        43.13
       84 to 114            9         153,640,817         8.1          22.0        5.827         99        1.27        68.14
      115 to 120          161       1,474,963,494        77.7          99.7        6.081        118        1.35        70.29
      121 to 178            1           5,150,000         0.3         100.0        6.490        178        1.20        74.64
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       180      $1,897,584,444       100.0%                     6.043%       109        1.38x       68.93%
=====================     ===      ==============       =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                      CUMULATIVE
                                        AGGREGATE     % OF INITIAL   % OF INITIAL
        RANGE OF         NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

      Interest Only          19      $  740,290,133        39.0%         39.0%       5.933%        99        1.54x       63.78%
          120                 1           1,540,939         0.1          39.1        6.250        119        1.52        38.52
          168                 1          12,000,000         0.6          39.7        6.110        120        1.33        69.77
          180                 1           1,744,308         0.1          39.8        6.060        119        1.27        58.14
          240                 5          27,338,010         1.4          41.3        6.276        119        1.32        69.07
          300                18          77,813,438         4.1          45.4        6.277        118        1.43        68.88
          348                 1           7,310,000         0.4          45.7        6.516        119        1.50        79.46
          360               131       1,001,190,197        52.8          98.5        6.094        114        1.27        72.47
          420                 3          28,357,419         1.5         100.0%       6.055        119        1.21        77.88
        -----               ---      --------------       -----
   Total / Wtd. Avg.        180      $1,897,584,444       100.0%                     6.043%       109        1.38x       68.93%
=======================     ===      ==============       =====

                                     A-3-2

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL
      REMAINING        NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

     Interest Only         19      $  740,290,133        39.0%         39.0%       5.933%        99        1.54x       63.78%
      119 to 300           26         120,436,695         6.3          45.4        6.257        119        1.40        68.46
      301 to 360          132       1,008,500,197        53.1          98.5        6.097        114        1.27        72.52
      361 to 420            3          28,357,419         1.5         100.0%       6.055        119        1.21        77.88
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       180      $1,897,584,444       100.0%                     6.043%       109        1.38x       68.93%
=====================     ===      ==============       =====

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
                       NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
                        MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

         0 to 5           172      $1,757,843,627         92.6%         92.6%       6.066%  109             1.39x       68.97%
        6 to 11             6         122,662,018          6.5          99.1        5.830   100             1.25        67.38
        12 to 18            2          17,078,799          0.9         100.0        5.199   105             1.32        75.82
---------------------     ---      --------------        -----
  Total / Wtd. Avg.       180      $1,897,584,444        100.0%                     6.043%  109             1.38x       68.93%
=====================     ===      ==============        =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                             MORTGAGED      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    ENCUMBERED INTEREST     PROPERTIES       BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------ ----------------- ------------- ---------- ------------ --------- --------------

Fee Simple                      201      $1,834,437,668        96.7%       6.044%  109             1.38x       68.71%
Leasehold                         6          40,664,018         2.1        6.157   108             1.28        78.96
Fee in Part, Leasehold in
 Part                             3          22,482,757         1.2        5.743   114             1.51        68.69
--------------------------      ---      --------------       -----
 Total / Wtd. Avg.              210      $1,897,584,444       100.0%       6.043%  109             1.38x       68.93%
==========================      ===      ==============       =====

                                     A-3-3

                       PROPERTY TYPES (LOAN GROUP NO. 1)

                                              AGGREGATE      % OF INITIAL      MAXIMUM
                               NUMBER OF     CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
                               MORTGAGED      PRINCIPAL          NO. 1        PRINCIPAL
        PROPERTY TYPE         PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- ------------ ----------------- -------------- --------------

Office                             56      $  789,106,260         41.6%     $120,000,000
 CBD                               13         372,274,285         19.6       120,000,000
 Suburban                          35         356,323,525         18.8        32,070,000
 Medical Office                     8          60,508,449          3.2        17,040,000
Retail                             65         535,378,261         28.2        90,663,232
 Anchored                          17         221,464,526         11.7        40,000,000
 Anchored, Single Tenant           17         101,635,141          5.4        21,600,000
 Regional Mall                      2          91,054,733          4.8        90,663,232
 Unanchored                        21          76,414,920          4.0        13,880,000
 Unanchored, Single Tenant          2          34,241,315          1.8        23,241,315
 Shadow Anchored                    6          10,567,627          0.6         3,000,000
Hospitality                        24         203,469,385         10.7        48,200,000
Industrial                         28         122,403,926          6.5        17,500,000
Multifamily                         3         122,199,075          6.4       100,000,000
 High Rise                          1         100,000,000          5.3       100,000,000
 Student Housing                    2          22,199,075          1.2        15,510,846
Mixed Use                           7          52,261,869          2.8        14,900,000
Self Storage                       19          38,861,776          2.0         3,796,941
Manufactured Housing                7          26,903,892          1.4         7,310,000
Land                                1           7,000,000          0.4         7,000,000
----------------------------       --      --------------        -----
 Total / Wtd. Avg.                210      $1,897,584,444        100.0%
============================      ===      ==============        =====

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
                                                                                                    MIN/MAX
                                           STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
        PROPERTY TYPE           RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
---------------------------- ---------- ------------ --------- --------------- --------------- ----------------

Office                          5.981%       110        1.33x        73.25%    1.06x / 1.81x   49.09% / 80.88%
 CBD                            5.963        101        1.29         72.29     1.19x / 1.81x   51.51% / 80.00%
 Suburban                       5.997        118        1.39         73.74     1.06x / 1.80x   49.09% / 80.88%
 Medical Office                 5.997        119        1.22         76.21     1.15x / 1.31x   68.24% / 80.00%
Retail                          6.025        107        1.37         67.67     1.07x / 2.80x   24.98% / 80.00%
 Anchored                       6.092        117        1.23         77.14     1.14x / 1.52x   38.52% / 80.00%
 Anchored, Single Tenant        5.999        115        1.28         71.56     1.15x / 2.80x   24.98% / 79.62%
 Regional Mall                  5.603         58        1.81         51.51     1.81x / 1.81x   51.51% / 51.51%
 Unanchored                     6.243        115        1.41         60.50     1.20x / 1.91x   37.78% / 79.87%
 Unanchored, Single Tenant      6.233        118        1.25         52.81     1.15x / 1.44x   45.66% / 67.90%
 Shadow Anchored                6.270        117        1.20         70.98     1.07x / 1.26x   63.36% / 79.13%
Hospitality                     6.300        100        1.45         71.46     1.21x / 1.75x   63.46% / 83.78%
Industrial                      6.297        114        1.32         70.82     1.14x / 1.51x   57.14% / 79.45%
Multifamily                     5.802        116        1.84         37.88     1.25x / 1.94x   30.12% / 78.69%
 High Rise                      5.804        116        1.94         30.12     1.94x / 1.94x   30.12% / 30.12%
 Student Housing                5.796        119        1.39         72.86     1.25x / 1.44x   70.34% / 78.69%
Mixed Use                       5.935         98        1.23         72.77     1.15x / 1.35x   53.02% / 79.56%
Self Storage                    6.250        118        1.29         72.02     1.20x / 1.62x   50.65% / 79.74%
Manufactured Housing            6.168        116        1.36         74.87     1.20x / 1.62x   44.37% / 79.88%
Land                            5.750        112        1.58         45.75     1.58x / 1.58x   45.75% / 45.75%
----------------------------
 Total / Wtd. Avg.              6.043%       109        1.38x        68.93%    1.06x / 2.80x   24.98% / 83.78%
============================

                                     A-3-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
                       NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
       RANGE OF         MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   U/W NCF DSCR (X)      LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

    1.06x to 1.09x          2      $    7,314,260          0.4%          0.4%       6.043%       118        1.07x       79.29%
    1.10x to 1.19x         21         373,355,047         19.7          20.1        6.103        116        1.17        73.64
    1.20x to 1.25x         56         421,571,940         22.2          42.3        6.029        114        1.21        74.09
    1.25x to 1.30x         19         116,451,044          6.1          48.4        6.089        118        1.27        74.97
    1.30x to 1.35x         16         138,082,513          7.3          55.7        5.988        118        1.33        75.56
    1.35x to 1.40x         11          90,066,190          4.7          60.4        6.220        114        1.37        69.12
    1.40x to 1.45x         15         260,584,006         13.7          74.2        6.047        107        1.42        74.36
    1.45x to 1.50x         12          71,814,371          3.8          78.0        6.263        118        1.47        69.30
    1.50x to 2.00x         24         409,097,758         21.6          99.5        5.929         89        1.76        52.19
    2.00x to 2.80x          4           9,247,314          0.5         100.0        5.852         97        2.17        43.92
---------------------      --      --------------        -----
  Total / Wtd. Avg.       180      $1,897,584,444        100.0%                     6.043%       109        1.38x       68.93%
=====================     ===      ==============        =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
       RANGE OF        NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

   24.98% to 60.00%        31      $  357,411,324         18.8%         18.8%       5.875%        99        1.73x       45.36%
   60.01% to 65.00%        11          62,665,483          3.3          22.1        6.316        118        1.40        63.13
   65.01% to 70.00%        24         343,299,458         18.1          40.2        6.072         90        1.37        67.89
   70.01% to 75.00%        46         423,882,921         22.3          62.6        6.111        117        1.28        73.53
   75.01% to 80.00%        65         572,215,257         30.2          92.7        6.068        118        1.23        78.55
   80.01% to 83.78%         3         138,110,000          7.3         100.0        5.964        112        1.46        81.20
---------------------      --      --------------        -----
  Total / Wtd. Avg.       180      $1,897,584,444        100.0%                     6.043%       109        1.38x       68.93%
=====================     ===      ==============        =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

   0.30% to 50.00%         29      $  227,330,036         12.0%         12.0%       6.044%  115             1.66x       42.76%
   50.01% to 60.00%        35         328,199,082         17.3          29.3        5.964   100             1.57        60.69
   60.01% to 65.00%        34         237,640,705         12.5          41.8        5.956   109             1.27        71.21
   65.01% to 70.00%        53         503,434,077         26.5          68.3        6.166   101             1.32        73.83
   70.01% to 80.00%        26         462,870,544         24.4          92.7        6.031   118             1.22        77.47
   80.01% to 80.90%         3         138,110,000          7.3         100.0        5.964   112             1.46        81.20
---------------------      --      --------------        -----
  Total / Wtd. Avg.       180      $1,897,584,444        100.0%                     6.043%  109             1.38x       68.93%
=====================     ===      ==============        =====

                                     A-3-5

                        STATE/REGION (LOAN GROUP NO. 1)

                                                                                                  WEIGHTED AVERAGES
                                                                                   ------------------------------------------------
                                                                       CUMULATIVE
                                         AGGREGATE      % OF INITIAL  % OF INITIAL
                          NUMBER OF     CUT-OFF DATE     LOAN GROUP    LOAN GROUP                STATED               CUT-OFF DATE
                          MORTGAGED      PRINCIPAL          NO. 1        NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION      PROPERTIES       BALANCE          BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ------------ ----------------- -------------- ------------ ---------- ------------ --------- --------------

California                    29      $  338,458,009         17.8%        17.8%       6.057%       119        1.33x       68.78%
 Southern California(1)       15         259,495,043         13.7         13.7        6.055        118        1.34        69.81
 Northern California(1)       14          78,962,966          4.2          4.2        6.062        121        1.30        65.39
New York                       9         168,408,953          8.9         26.7        5.976        113        1.70        41.11
Georgia                        9         126,332,705          6.7         33.4        5.976         97        1.32        68.67
Hawaii                         4          96,000,000          5.1         38.4        5.603         58        1.81        51.51
Indiana                        3          91,212,875          4.8         43.2        6.071         71        1.51        71.45
Pennsylvania                  13          86,011,927          4.5         47.8        6.084        118        1.38        75.55
Connecticut                    5          76,720,000          4.0         51.8        6.023        118        1.26        79.59
District of Columbia           2          74,200,000          3.9         55.7        6.035         80        1.35        69.44
Texas                         10          55,869,611          2.9         58.7        6.082        118        1.26        73.89
Nebraska                       4          55,140,000          2.9         61.6        5.924        119        1.42        80.88
South Carolina                 7          50,074,574          2.6         64.2        6.302        108        1.35        76.85
Michigan                      17          49,160,671          2.6         66.8        6.161        117        1.32        74.61
Washington                     5          48,093,776          2.5         69.3        6.051        117        1.21        78.31
North Carolina                 8          47,912,717          2.5         71.9        6.346        108        1.35        71.08
Massachusetts                  8          46,523,514          2.5         74.3        6.330        118        1.23        75.59
Louisiana                      3          43,965,879          2.3         76.6        5.920        120        1.24        79.14
Minnesota                      4          41,798,000          2.2         78.8        5.984        116        1.39        78.59
Virginia                       7          39,225,223          2.1         80.9        6.060        119        1.33        73.28
Kansas                         4          37,415,321          2.0         82.9        6.230        119        1.42        73.84
Florida                        6          34,269,966          1.8         84.7        6.091        119        1.20        67.34
Tennessee                      5          31,891,061          1.7         86.4        6.137        118        1.25        75.10
Wisconsin                      6          30,555,544          1.6         88.0        6.233        118        1.25        77.74
Missouri                       4          27,897,147          1.5         89.4        5.991        119        1.40        80.25
Arizona                        5          27,232,056          1.4         90.9        6.143        118        1.22        70.30
Illinois                       4          26,407,188          1.4         92.3        6.163        119        1.34        71.60
New Hampshire                  3          25,690,948          1.4         93.6        5.672        113        1.26        76.94
Maryland                       3          23,992,504          1.3         94.9        5.937         82        1.25        73.10
Ohio                           3          22,677,027          1.2         96.1        5.937        115        1.22        74.24
Colorado                       5          20,343,994          1.1         97.1        6.299        118        1.21        64.68
Oklahoma                       4          18,420,095          1.0         98.1        6.200        118        1.22        76.31
Rhode Island                   1           9,200,000          0.5         98.6        6.040        119        1.25        77.97
New Jersey                     2           8,114,223          0.4         99.0        5.871        113        1.54        49.67
West Virginia                  2           4,791,586          0.3         99.3        6.190        118        1.35        68.45
Kentucky                       1           4,450,000          0.2         99.5        6.220        119        1.54        75.11
Alabama                        2           4,240,549          0.2         99.7        6.222        118        1.59        49.66
Arkansas                       1           1,748,606          0.1         99.8        6.150        119        1.21        76.03
Oregon                         1           1,597,258          0.1         99.9        6.290        118        1.62        44.37
Mississippi                    1           1,540,939          0.1        100.0        6.250        119        1.52        38.52
-----------------------       --      --------------        -----
 Total/Wtd. Avg.             210      $1,897,584,444        100.0%                    6.043%       109        1.38x       68.93%
=======================      ===      ==============        =====

(1)   Northern California includes areas with zip codes of 93308 and above, and
      Southern California includes areas with zip codes of below 92870.

                                     A-3-6

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)

                                                                                          WEIGHTED AVERAGES
                                                                        -----------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                     STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL         NO. 1        WTD. AVG.      REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE     MORTGAGE RATE   TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- --------------- ------------ --------- --------------

LO/Defeasance                   155      $1,712,408,940        90.2%          6.039%    108             1.39x       69.10%
LO/Grtrx%UPBorYM                 23         156,441,685         8.2           6.062     117             1.33        70.23
LO/(i)Grtrx%UPBorYMorl
 (ii)Defeasance                   1          23,241,315         1.2           6.240     117             1.15        45.66
LO/Defeasance/
 (i)Grtrx%UPBorYMor
 (ii)Defeasance                   1           5,492,504         0.3           5.660     119             1.30        79.60
---------------------------     ---      --------------       -----
 Total / Wtd. Avg.              180      $1,897,584,444       100.0%          6.043%    109             1.38x       68.93%
===========================     ===      ==============       =====

       INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME
                             (LOAN GROUP NO. 1)(1)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------- ------------ ----------- ----------- ----------- -----------

Mortgage Loan Pool
 Balance(2)                   100.00%      99.62%      99.22%      98.70%      98.03%
Locked/Defeasance              99.72%      99.72%      96.34%      90.75%      90.78%
 Locked                        99.72%      99.72%      96.34%       1.60%       0.44%
 Defeasance                     0.00%       0.00%       0.00%      89.15%      90.33%
Yield Maintenance (All)         0.28%       0.28%       3.66%       9.25%       9.22%
 Grtr1%UPBorYM(3)               0.28%       0.28%       3.66%       9.25%       9.22%
Open                            0.00%       0.00%       0.00%       0.00%       0.00%
----------------              ------      ------      ------      ------      ------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
================              ======      ======      ======      ======      ======

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Mortgage Loan Pool
 Balance(2)                   84.28%      83.42%      80.93%      76.49%      74.75%      0.25%
Locked/Defeasance             88.95%      88.98%      88.94%      88.47%      88.23%    100.00%
 Locked                        0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                   88.95%      88.98%      88.94%      88.47%      88.23%    100.00%
Yield Maintenance (All)       10.92%      10.89%      11.06%      11.53%      11.31%      0.00%
 Grtr1%UPBorYM(3)             10.92%      10.89%      11.06%      11.53%      11.31%      0.00%
Open                           0.13%       0.13%       0.00%       0.00%       0.46%      0.00%
----------------             ------      ------      ------      ------      ------     ------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
================             ======      ======      ======      ======      ======     ======

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the Ala Moana
     Portfolio Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Loan Group 1 Balance at the specified point in time.

(3)  Assumes the greater of YM or 1% prepayment penalty for two loans which also have the option to defease.

                                     A-3-7

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-4

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 2)

                                                                                                  WEIGHTED AVERAGES
                                                                                   ------------------------------------------------
                                          AGGREGATE    % OF INITIAL     MAXIMUM
          RANGE OF          NUMBER OF   CUT-OFF DATE    LOAN GROUP   CUT-OFF DATE                STATED               CUT-OFF DATE
        CUT-OFF DATE         MORTGAGE     PRINCIPAL        NO. 2       PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     PRINCIPAL BALANCES       LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

$  954,374 to $ 4,999,999       13      $ 39,463,184        17.3%    $ 4,275,000      6.354%  125             1.27x       71.66%
$ 5,000,000 to $ 9,999,999       8        59,020,065        25.8       9,210,000      6.341   109             1.23        77.38
$10,000,000 to $19,999,999       4        47,770,000        20.9      14,750,000      6.194   117             1.26        75.62
$20,000,000 to $24,999,999       1        22,500,000         9.8      22,500,000      5.517   119             1.21        78.95
$25,000,000 to $29,999,999       1        28,000,000        12.2      28,000,000      5.580   118             1.31        76.92
$30,000,000 to $32,000,000       1        32,000,000        14.0      32,000,000      5.445   119             1.26        74.42
--------------------------      --      ------------       -----
 Total / Wtd. Avg.              28      $228,753,249       100.0%                     6.013%  117             1.26x       75.71%
==========================      ==      ============       =====

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                    AGGREGATE    % OF INITIAL
                      NUMBER OF   CUT-OFF DATE    LOAN GROUP      MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE     PRINCIPAL       NO. 2      CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS        BALANCE       BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- ------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        16      $175,506,000       76.7%     $32,000,000      5.854%       117        1.25x       76.32%
Balloon                   11        44,037,249       19.3        8,963,096      6.674        130        1.25        73.05
Interest Only              1         9,210,000        4.0        9,210,000      5.880         59        1.44        76.75
--------------------      --      ------------      -----
 Total / Wtd. Avg.        28      $228,753,249      100.0%                      6.013%       117        1.26x       75.71%
====================      ==      ============      =====

                       MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                          AGGREGATE    % OF INITIAL    CUMULATIVE
                            NUMBER OF   CUT-OFF DATE    LOAN GROUP    % OF INITIAL                STATED               CUT-OFF DATE
         RANGE OF            MORTGAGE     PRINCIPAL        NO. 2       LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      MORTGAGE RATES          LOANS        BALANCE        BALANCE    NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ----------- -------------- -------------- -------------- ---------- ------------ --------- --------------

    5.4450% to 5.4999%           1      $ 32,000,000        14.0%         14.0%        5.445%  119             1.26x       74.42%
    5.5000% to 5.7499%           2        50,500,000        22.1          36.1         5.552   118             1.26        77.83
    5.7500% to 5.9999%           5        33,660,000        14.7          50.8         5.919   103             1.35        75.47
    6.0000% to 6.4999%          14        80,073,395        35.0          85.8         6.212   115             1.21        76.81
    6.5000% to 7.4500%           6        32,519,853        14.2         100.0         6.897   134             1.25        71.22
--------------------------      --      ------------       -----
    Total / Wtd. Avg.           28      $228,753,249       100.0%                      6.013%  117             1.26x       75.71%
==========================      ==      ============       =====

                                     A-4-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
      RANGE OF                      AGGREGATE    % OF INITIAL     CUMULATIVE
  ORIGINAL TERMS TO   NUMBER OF   CUT-OFF DATE    LOAN GROUP     % OF INITIAL                STATED               CUT-OFF DATE
    MATURITY/ARD       MORTGAGE     PRINCIPAL        NO. 2        LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      (MONTHS)          LOANS        BALANCE        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- -------------- --------------- ---------- ------------ --------- --------------

          60               1      $  9,210,000         4.0%           4.0%        5.880%        59        1.44x       76.75%
          84               1         6,451,000         2.8            6.8         6.169         80        1.19        77.72
          120             23       203,656,754        89.0           95.9         5.951        118        1.25        75.88
          180              3         9,435,495         4.1          100.0         7.381        178        1.30        69.69
      -------             --      ------------       -----
 Total / Wtd. Avg.        28      $228,753,249       100.0%                       6.013%       117        1.26x       75.71%
====================      ==      ============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                       AGGREGATE    % OF INITIAL     CUMULATIVE
        RANGE OF         NUMBER OF   CUT-OFF DATE    LOAN GROUP     % OF INITIAL                STATED               CUT-OFF DATE
   REMAINING TERMS TO     MORTGAGE     PRINCIPAL        NO. 2        LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY / ARD (MOS.)     LOANS        BALANCE        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
----------------------- ----------- -------------- -------------- --------------- ---------- ------------ --------- --------------

         59 to 59             1      $  9,210,000         4.0%           4.0%        5.880%        59        1.44x       76.75%
         60 to 83             1         6,451,000         2.8            6.8         6.169         80        1.19        77.72
        84 to 114             1        12,500,000         5.5           12.3         6.505        114        1.24        65.79
       115 to 120            22       191,156,754        83.6           95.9         5.914        118        1.25        76.54
       121 to 179             3         9,435,495         4.1          100.0         7.381        178        1.30        69.69
-----------------------      --      ------------       -----
   Total / Wtd. Avg.         28      $228,753,249       100.0%                       6.013%       117        1.26x       75.71%
=======================      ==      ============       =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
      RANGE OF                       AGGREGATE    % OF INITIAL     CUMULATIVE
      ORIGINAL         NUMBER OF   CUT-OFF DATE    LOAN GROUP     % OF INITIAL                STATED               CUT-OFF DATE
    AMORTIZATION        MORTGAGE     PRINCIPAL        NO. 2        LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)        LOANS        BALANCE        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- -------------- --------------- ---------- ------------ --------- --------------

 Interest Only              1      $  9,210,000         4.0%           4.0%        5.880%        59        1.44x       76.75%
       360                 26       211,093,249        92.3           96.3         6.024        120        1.25        75.52
       420                  1         8,450,000         3.7          100.0         5.875        119        1.26        79.34
    ------         --      --      ------------       -----
  Total / Wtd.Avg.         28      $228,753,249       100.0%                       6.013%       117        1.26x       75.71%
=====================      ==      ============       =====

                                     A-4-2

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
       RANGE OF                      AGGREGATE    % OF INITIAL     CUMULATIVE
      REMAINING        NUMBER OF   CUT-OFF DATE    LOAN GROUP     %OF INITIAL                 STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE     PRINCIPAL        NO. 2        LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS        BALANCE        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- -------------- --------------- ---------- ------------ --------- --------------

    Interest Only           1      $  9,210,000         4.0%           4.0%        5.880%        59        1.44x       76.75%
      355 to 360           26       211,093,249        92.3           96.3         6.024        120        1.25        75.52
      361 to 420            1         8,450,000         3.7          100.0         5.875        119        1.26        79.34
---------------------      --      ------------       -----
  Total / Wtd. Avg.        28      $228,753,249       100.0%                       6.013%       117        1.26x       75.71%
=====================      ==      ============       =====

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE    % OF INITIAL     CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    LOAN GROUP     % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGE     PRINCIPAL        NO. 2        LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS        BALANCE        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- -------------- --------------- ---------- ------------ --------- --------------

         1 to 3            24      $198,897,459        86.9%          86.9%        5.956%  119             1.26x       76.15%
         4 to 6             4        29,855,790        13.1          100.0         6.391   107             1.22        72.75
---------------------      --      ------------       -----
  Total / Wtd. Avg.        28      $228,753,249       100.0%                       6.013%  117             1.26x       75.71%
=====================      ==      ============       =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                                 AGGREGATE
                                   NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
           ENCUMBERED              MORTGAGED     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
            INTEREST              PROPERTIES      BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------------------- ------------ -------------- --------------- ---------- ------------ --------- --------------

Fee Simple                            28       $218,753,249        95.6%        6.015%  117             1.25x       75.54%
Fee in Part, Leasehold in Part         1         10,000,000         4.4         5.980   119             1.35        79.37
--------------------------------      --       ------------       -----
 Total / Wtd. Avg.                    29       $228,753,249       100.0%        6.013%  117             1.26x       75.71%
================================      ==       ============       =====

                                     A-4-3

                       PROPERTY TYPES (LOAN GROUP NO. 2)

                                       AGGREGATE                       MAXIMUM
                         NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                         MORTGAGED     PRINCIPAL      LOAN GROUP      PRINCIPAL
     PROPERTY TYPE      PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE
---------------------- ------------ -------------- --------------- --------------

Multifamily                 27       $224,713,227        98.2%      $32,000,000
 Conventional               21        174,022,106        76.1        32,000,000
 Student Housing             4         42,210,000        18.5        28,000,000
 Senior Housing              2          8,481,121         3.7         5,155,462
Manufactured Housing         2          4,040,021         1.8         2,098,327
----------------------      --       ------------       -----
 Total / Wtd. Avg.          29       $228,753,249       100.0%
======================      ==       ============       =====

                                       WEIGHTED AVERAGES
                       -------------------------------------------------
                                                                                              MIN/MAX
                                     STATED                CUT-OFF DATE                    CUT-OFF DATE
                        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE    MIN/MAX U/W     LOAN-TO-VALUE
     PROPERTY TYPE        RATE     TERM (MO.)     DSCR        RATIO          NCF DSCR          RATIO
---------------------- ---------- ------------ --------- --------------- --------------- ----------------

Multifamily               6.010%  117             1.26x        75.69%    1.02x / 1.47x   52.63% / 80.00%
 Conventional             6.008   114             1.25         75.44     1.02x / 1.47x   52.63% / 80.00%
 Student Housing          5.726   118             1.28         77.83     1.19x / 1.31x   76.92% / 80.00%
 Senior Housing           7.442   177             1.32         70.07     1.24x / 1.43x   66.95% / 74.90%
Manufactured Housing      6.203   117             1.23         76.81     1.21x / 1.25x   76.58% / 77.05%
----------------------
 Total / Wtd. Avg.        6.013%  117             1.26x        75.71%    1.02x / 1.47x   52.63% / 80.00%
======================

                                     A-4-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                    AGGREGATE                      CUMULATIVE
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)      LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   1.02x to 1.09x          1      $  6,300,000         2.8%            2.8%        6.333%       119        1.02x       78.26%
   1.10x to 1.19x          3        12,798,651         5.6             8.3         6.201         99        1.19        72.72
   1.20x to 1.25x         12        85,838,460        37.5            45.9         6.222        121        1.22        76.22
   1.25x to 1.30x          6        66,783,631        29.2            75.1         5.807        119        1.26        75.02
   1.30x to 1.35x          3        41,996,848        18.4            93.4         5.733        118        1.32        77.50
   1.35x to 1.45x          2        12,535,659         5.5            98.9         6.291         91        1.44        76.26
   1.45x to 1.47x          1         2,500,000         1.1           100.0         5.880        119        1.47        52.63
--------------------      --      ------------       -----
 Total / Wtd. Avg.        28      $228,753,249       100.0%                        6.013%       117        1.26x       75.71%
====================      ==      ============       =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
       RANGE OF        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

  52.63% to 60.00%          2      $  5,527,651         2.4%            2.4%        6.083%  119             1.31x       53.42%
  60.01% to 65.00%          1         3,989,779         1.7             4.2         6.180   117             1.27        61.01
  65.01% to 70.00%          4        22,109,836         9.7            13.8         6.657   132             1.24        66.43
  70.01% to 75.00%          2        35,325,659        15.4            29.3         5.632   125             1.28        74.46
  75.01% to 80.00%         19       161,800,324        70.7           100.0         6.002   113             1.25        78.37
---------------------      --      ------------       -----
  Total / Wtd. Avg.        28      $228,753,249       100.0%                        6.013%  117             1.26x       75.71%
=====================      ==      ============       =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  RANGE OF MATURITY    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

  46.23% to 50.00%          2      $  5,527,651         2.4%            2.4%        6.083%  119             1.31x       53.42%
  50.01% to 60.00%          5        25,925,274        11.3            13.7         6.774   138             1.27        66.47
  60.01% to 65.00%          1         3,500,000         1.5            15.3         5.980   119             1.29        67.96
  65.01% to 70.00%         12       123,429,324        54.0            69.2         5.934   118             1.25        77.09
  70.01% to 76.75%          8        70,371,000        30.8           100.0         5.868   107             1.26        78.82
---------------------      --      ------------       -----
  Total / Wtd. Avg.        28      $228,753,249       100.0%                        6.013%  117             1.26x       75.71%
=====================      ==      ============       =====

                                     A-4-5

                        STATE/REGION (LOAN GROUP NO. 2)

                                                                                                  WEIGHTED AVERAGES
                                                                                   ------------------------------------------------
                                        AGGREGATE                     CUMULATIVE
                          NUMBER OF   CUT-OFF DATE    % OF INITIAL   % OF INITIAL                STATED               CUT-OFF DATE
                          MORTGAGED     PRINCIPAL      LOAN GROUP     LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION      PROPERTIES      BALANCE     NO. 2 BALANCE  NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
----------------------- ------------ -------------- --------------- -------------- ---------- ------------ --------- --------------

Texas                         8       $ 50,669,300        22.2%          22.2%        6.419%       123        1.25x       77.24%
North Carolina                4         40,060,000        17.5           39.7         5.790        118        1.25        77.58
California                    3         37,527,651        16.4           56.1         5.539        119        1.27        71.33
 Northern California(1)       3         37,527,651        16.4           16.4         5.539        119        1.27        71.33
Wisconsin                     1         22,500,000         9.8           65.9         5.517        119        1.21        78.95
Georgia                       2         20,500,000         9.0           74.9         6.385        115        1.22        71.21
Pennsylvania                  1         10,000,000         4.4           79.2         5.980        119        1.35        79.37
Arkansas                      1          9,210,000         4.0           83.3         5.880         59        1.44        76.75
Louisiana                     1          8,963,096         3.9           87.2         6.421        115        1.21        77.94
Tennessee                     1          8,450,000         3.7           90.9         5.875        119        1.26        79.34
Alabama                       1          6,490,507         2.8           93.7         6.970        118        1.20        79.15
New Jersey                    2          3,996,848         1.7           95.5         6.190        119        1.32        76.86
Colorado                      1          3,989,779         1.7           97.2         6.180        117        1.27        61.01
Illinois                      1          3,500,000         1.5           98.7         5.980        119        1.29        67.96
Florida                       1          1,941,694         0.8           99.6         6.260        115        1.25        77.05
South Carolina                1            954,374         0.4          100.0         6.840        179        1.21        66.28
-----------------------       -       ------------       -----
 Total/Wtd. Avg.             29       $228,753,249       100.0%                       6.013%       117        1.26x       75.71%
=======================      ==       ============       =====

(1)   Northern California includes areas with zip codes of 93308 and above, and
      Southern California includes areas with zip codes of below 92870.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)

                                                                                       WEIGHTED AVERAGES
                                                                       -------------------------------------------------
                                           AGGREGATE
                             NUMBER OF   CUT-OFF DATE    % OF INITIAL   WTD. AVG.     STATED               CUT-OFF DATE
                              MORTGAGE     PRINCIPAL      LOAN GROUP     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS        BALANCE     NO. 2 BALANCE      RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- -------------- --------------- ----------- ------------ --------- --------------

LO/Defeasance                    22      $154,001,400        67.3%         6.110%  120             1.25x       75.25%
LO/Grtrx%UPBorYM                  6        74,751,848        32.7          5.812   111             1.28        76.66
---------------------------      --      ------------       -----
 Total / Wtd. Avg.               28      $228,753,249       100.0%         6.013%  117             1.26x       75.71%
===========================      ==      ============       =====

INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME (LOAN GROUP
                                   NO. 2)(1)

                                               MONTHS FOLLOWING CUT-OFF DATE
                                ------------------------------------------------------------
     PREPAYMENT RESTRICTION           0           12          24          36          48
------------------------------- ------------ ----------- ----------- ----------- -----------

Mortgage Loan Pool Balance(2)       100.00%      99.77%      99.40%      98.64%      97.64%
Locked/Defesance                    100.00%     100.00%      95.95%      67.37%      67.42%
Locked                              100.00%     100.00%      95.95%       0.00%       0.00%
Defeasance                            0.00%       0.00%       0.00%      67.37%      67.42%
Yield Maintenance (All)               0.00%       0.00%       4.05%      32.63%      32.58%
Grtr1%UPBorYM                         0.00%       0.00%       4.05%      32.63%      32.58%
Open                                  0.00%       0.00%       0.00%       0.00%       0.00%
------------------------------      ------      ------      ------      ------      ------
TOTAL                               100.00%     100.00%     100.00%     100.00%     100.00%
==============================      ======      ======      ======      ======      ======

                                                    MONTHS FOLLOWING CUT-OFF DATE
                                ----------------------------------------------------------------------
     PREPAYMENT RESTRICTION          60          72          84          96         108         120
------------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Mortgage Loan Pool Balance(2)       92.54%      91.25%      87.19%      85.75%      84.23%      3.63%
Locked/Defesance                    70.40%      70.43%      69.57%      69.61%      69.65%    100.00%
Locked                               0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
Defeasance                          70.40%      70.43%      69.57%      69.61%      69.65%    100.00%
Yield Maintenance (All)             29.60%      29.57%      30.43%      30.39%      30.35%      0.00%
Grtr1%UPBorYM                       29.60%      29.57%      30.43%      30.39%      30.35%      0.00%
Open                                 0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
-------------------------------    ------      ------      ------      ------      ------     ------
TOTAL                              100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
===============================    ======      ======      ======      ======      ======     ======

(1)  All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance (excluding the non-pooled subordinate portion of the Ala Moana
     Portfolio Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Loan Group 2 Balance at the specified point in time.

                                     A-4-6

                                    ANNEX A-5

      CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY
                            MORTGAGED REAL PROPERTIES

                                       A-5

                      LOAN
 LOAN     MORTGAGE    GROUP
NUMBER  LOAN SELLER  NUMBER  LOAN / PROPERTY NAME                       PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

   3        CGM         1    Tower 67                                   145 West 67th Street
  13        CGM         2    Paseo Villas Apartments                    801 East Atherton Drive
  14      LaSalle       2    North Campus Crossing Phase I              3800 Bostic Drive
  18      LaSalle       2    Equinox Apartments                         409 West Gorham Street
  30        PNC         1    Ambassador Square                          407-411 East Beaver Avenue
  35        PNC         2    Forest Cove Apartment Homes                2401 Repsdorph Road
  43        CGM         2    Augusta Apartments                         1424 Sycamore Drive, 3146 & 3148 Alpine Drive, and 237 Fox
                                                                        Trace
  52        PNC         2    Woodland Hills Village Apartment Homes     2139 Lake Hills Drive
  56      LaSalle       2    Lake View Apartments                       2331 Lakeview Drive
  60      LaSalle       2    Towne Oaks Apartments                      9300 Treasure Hill Road and 9600 Southedge Drive
  63      LaSalle       2    Oaks of Kingsbridge                        11888 Longridge Drive
  67        CGM         2    Nashville Auto Diesel College              1003 Douglas Avenue
  70      LaSalle       2    Wynfield Apartments                        4658 Mercer University Drive
  74      LaSalle       1    Gettysburg MHP & RV Resort                 1300 Hanover Road
  81        PNC         1    University Gate Apartments                 5086 Station Road
  82      LaSalle       2    VE - Colony Park Apartments                1 Country Lane
  85        CGM         2    Trinity Trace                              1707 Trinity Heights Drive
  87      LaSalle       2    Woodland Village                           1916 Rayconda Road
  88      LaSalle       1    Virginia Hills                             642 Falls Church Road
  99      LaSalle       1    Redwood Estates                            100 Redwood Drive
  104       PNC         2    Laurel Point Senior Apartments             16170 Westpark Drive
  123       PNC         2    South Point Apartment Homes                1021 Pecan Crossing Drive
  126     LaSalle       2    Timbers on Broadway Apartments             2720 South Broadway Avenue
----------------------------------------------------------------------------------------------------------------------------------
  129     LaSalle       2    Buena Villa & Wheat Manor                  Various
 129.1                       Buena Villa                                240 East Wheat Road
 129.2                       Wheat Manor                                264 East Wheat Road
----------------------------------------------------------------------------------------------------------------------------------
  130     LaSalle       2    Mountaineer Village                        720 North Colorado Street
  143     LaSalle       2    Woodlawn Court                             5218-28 South Woodlawn
  146       PNC         2    Killeen Stone Ranch Apartments             4401 East Rancier Road
  147     LaSalle       2    Campus Crossing at Aycock & Spring Garden  1018-1022 South Aycock Street and 2909-2911 Spring Garden
                                                                        Street
  152     LaSalle       2    Foothill Hacienda Apartments               190 California Boulevard
  165     LaSalle       2    520 Taylor St.                             518-520 Taylor Street
  166     LaSalle       2    Campus Crossing at Lindell                 918 South Lindell Street
  167     LaSalle       1    Santa Nella MHC                            13023 South Highway 33
  172     LaSalle       1    Oronoco Estates MHC                        3611 85th Street NW
  173     LaSalle       2    Regency Village MHC                        11540 Montana Avenue
  178     LaSalle       2    Wayside Glen MHP                           5120 14th Street West
  181     LaSalle       1    Mt. Rock MHP                               7650 Molly Pitcher Highway
  187     LaSalle       1    Ridgeview Village MHP                      301 East Columbia Drive
  207     LaSalle       2    Thornton Hall Apartments                   2117 Lincoln Street

 LOAN                                                                                                              ELEVATOR(S)
NUMBER  CITY                      STATE  ZIP CODE  COUNTY            PROPERTY TYPE         DETAILED PROPERTY TYPE    (YES/NO)
------------------------------------------------------------------------------------------------------------------------------

   3    New York                    NY     10023   New York          Multifamily           High Rise                    5
  13    Manteca                     CA     95337   San Joaquin       Multifamily           Conventional                 0
  14    Greenville                  NC     27834   Pitt              Multifamily           Student Housing              0
  18    Madison                     WI     53703   Dane              Multifamily           Conventional                 2
  30    State College               PA     16801   Centre            Multifamily           Student Housing              2
  35    Seabrook                    TX     77586   Harris            Multifamily           Conventional                 0
  43    Augusta                     GA     30909   Richmond          Multifamily           Conventional                 0
  52    Humble                      TX     77339   Harris            Multifamily           Conventional                 0
  56    Erie                        PA     16506   Erie              Multifamily           Conventional                 0
  60    Little Rock                 AR     72227   Pulaski           Multifamily           Conventional                 0
  63    Baton Rouge                 LA     70816   East Baton Rouge  Multifamily           Conventional                 0
  67    Nashville                   TN     37206   Davidson          Multifamily           Student Housing              0
  70    Macon                       GA     31210   Bibb              Multifamily           Conventional                 0
  74    Gettysburg                  PA     17325   Adams             Manufactured Housing  Manufactured Housing        NAP
  81    Erie                        PA     16510   Erie              Multifamily           Student Housing              0
  82    Mobile                      AL     36608   Mobile            Multifamily           Conventional                 0
  85    Arlington                   TX     76014   Tarrant           Multifamily           Conventional                 0
  87    Fayetteville                NC     28304   Cumberland        Multifamily           Conventional                 0
  88    Imperial                    PA     15126   Allegheny         Manufactured Housing  Manufactured Housing        NAP
  99    Oakdale                     PA     15071   Allegheny         Manufactured Housing  Manufactured Housing        NAP
  104   Houston                     TX     77082   Harris            Multifamily           Senior Housing               0
  123   DeSoto                      TX     75115   Dallas            Multifamily           Conventional                 0
  126   Tyler                       TX     75701   Smith             Multifamily           Conventional                 0
------------------------------------------------------------------------------------------------------------------------------
  129   Minotola                    NJ     08341   Atlantic          Multifamily           Conventional
 129.1  Minotola                    NJ     08341   Atlantic          Multifamily           Conventional                 0
 129.2  Minotola                    NJ     08341   Atlantic          Multifamily           Conventional                 0
------------------------------------------------------------------------------------------------------------------------------
  130   Gunnison                    CO     81230   Gunnison          Multifamily           Conventional                 0
  143   Chicago                     IL     60615   Cook              Multifamily           Conventional                 0
  146   Killeen                     TX     76543   Bell              Multifamily           Senior Housing               0
  147   Greensboro                  NC     27403   Guilford          Multifamily           Student Housing              0
  152   San Luis Obispo             CA     93405   San Luis Obispo   Multifamily           Conventional                 0
  165   San Francisco               CA     94102   San Francisco     Multifamily           Conventional                 1
  166   918 South Lindell Street    NC     27403   Guilford          Multifamily           Student Housing              0
  167   Santa Nella                 CA     95322   Merced            Manufactured Housing  Manufactured Housing        NAP
  172   Oronoco                     MN     55960   Olmsted           Manufactured Housing  Manufactured Housing        NAP
  173   El Paso                     TX     79936   El Paso           Manufactured Housing  Manufactured Housing        NAP
  178   Bradenton                   FL     34207   Manatee           Manufactured Housing  Manufactured Housing        NAP
  181   Shippensburg                PA     17257   Franklin          Manufactured Housing  Manufactured Housing        NAP
  187   Newberg                     OR     97132   Yamhill           Manufactured Housing  Manufactured Housing        NAP
  207   Georgetown                  SC     29440   Georgetown        Multifamily           Conventional                 0

 LOAN                                  # OF     # OF 1     # OF 2     # OF 3      # OF 4 OR    AVERAGE RENTAL  AVERAGE RENTAL
NUMBER     UTILITIES TENANT PAYS     STUDIOS  BED ROOMS  BED ROOMS  BED ROOMS  MORE BED ROOMS    RATE STUDIO      RATE 1 BR
-----------------------------------------------------------------------------------------------------------------------------

   3    Electric, Gas                   30       150        147        122           NAP            2,081           2,779
  13    Electric                       NAP        88        177         28           NAP              NAP             985
  14    None                           NAP        24        108        132            60              NAP             600
  18    Electric                        19         5         16         27            48              883           1,129
  30    None                           NAP       NAP        NAP          6            68              NAP             NAP
  35    Electric, Water                NAP       133        143        NAP           NAP              NAP             702
  43    Electric                       NAP       107        389        NAP           NAP              NAP             438
  52    Electric                       NAP       120        132          8           NAP              NAP             581
  56    Electric, Gas, Water           NAP        12        160        NAP           NAP              NAP             653
  60    Electric                        12        96        104         16           NAP              450             536
  63    Electric                       NAP       103        215         24           NAP              NAP             470
  67    Electric, Gas, Sewer, Water    NAP       NAP        211        NAP           NAP              NAP             NAP
  70    Electric                       NAP        48        104         32           NAP              NAP             587
  74    NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  81    Electric                       NAP       NAP          1         25            33              NAP             NAP
  82    Electric                       NAP       120         81        NAP           NAP              NAP             463
  85    Electric                        10       130        100        NAP           NAP              506             604
  87    Electric, Sewer, Water         NAP        24         48         24           NAP              NAP             685
  88    NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  99    NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  104   Electric                       NAP        74         74        NAP           NAP              NAP             555
  123   Electric, Sewer, Water         NAP       104         24        NAP           NAP              NAP             539
  126   Electric, Water, Sewer         NAP        36         46         18           NAP              NAP             486
-----------------------------------------------------------------------------------------------------------------------------
  129
 129.1  Electric, Sewer, Water           2        26          2        NAP           NAP              523             665
 129.2  Electric                       NAP        14         26        NAP           NAP              NAP             746
-----------------------------------------------------------------------------------------------------------------------------
  130   Electric, Gas                  NAP       NAP         51         36           NAP              NAP             NAP
  143   Water, Sewer, Electric         NAP       NAP         24          6           NAP              NAP             NAP
  146   Electric                       NAP        73         79        NAP           NAP              NAP             554
  147   None                           NAP       NAP         32         20           NAP              NAP             NAP
  152   Gas, Electric                  NAP       NAP         23        NAP           NAP              NAP             NAP
  165   Electric                        29        13        NAP        NAP           NAP            1,100           1,350
  166   None                           NAP       NAP         24         12           NAP              NAP             NAP
  167   NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  172   NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  173   NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  178   NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  181   NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  187   NAP                            NAP       NAP        NAP        NAP           NAP              NAP             NAP
  207   Electric, Gas, Water, Sewer    NAP         1         39        NAP           NAP              NAP             445

 LOAN   AVERAGE RENTAL  AVERAGE RENTAL  AVERAGE RENTAL   MAX RENTAL  MAX RENTAL  MAX RENTAL  MAX RENTAL  MAX RENTAL
NUMBER     RATE 2 BR       RATE 3 BR      RATE 4+ BR    RATE STUDIO   RATE 1 BR   RATE 2 BR   RATE 3 BR  RATE 4+ BR
-------------------------------------------------------------------------------------------------------------------

   3         3,649           5,317             NAP         2,500        3,650       5,900      16,500         NAP
  13         1,210           1,489             NAP           NAP        1,075       1,495       1,650         NAP
  14           950           1,350           1,700           NAP          675         990       1,350       1,700
  18         1,415           1,832           2,366           895        1,150       1,595       1,995       2,950
  30           NAP           1,650           2,215           NAP          NAP         NAP       1,650       2,215
  35           885             NAP             NAP           NAP          621         799         NAP         NAP
  43           472             NAP             NAP           NAP          505         550         NAP         NAP
  52           744             897             NAP           NAP          739         899         909         NAP
  56           715             NAP             NAP           NAP          660         765         NAP         NAP
  60           648             810             NAP           450          620         690         810         NAP
  63           549             661             NAP           NAP          547         657         737         NAP
  67           744             NAP             NAP           NAP          NAP         744         NAP         NAP
  70           672             735             NAP           NAP          640         690         740         NAP
  74           NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  81           NAP           1,534           1,773           NAP          NAP         NAP       1,895       1,995
  82           559             NAP             NAP           NAP          475         585         NAP         NAP
  85           766             NAP             NAP           515          650         850         NAP         NAP
  87           818             885             NAP           NAP          705         905         885         NAP
  88           NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  99           NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  104          657             NAP             NAP           NAP          555         657         NAP         NAP
  123          690             NAP             NAP           NAP          519         690         NAP         NAP
  126          632             829             NAP           NAP          580         710         865         NAP
-------------------------------------------------------------------------------------------------------------------
  129
 129.1         850             NAP             NAP           525          665         850         NAP         NAP
 129.2         794             NAP             NAP           NAP          775         825         NAP         NAP
-------------------------------------------------------------------------------------------------------------------
  130          649             736             NAP           NAP          NAP         725         825         NAP
  143        1,250           1,500             NAP           NAP          NAP       1,250       1,500         NAP
  146          644             NAP             NAP           NAP          435         493         NAP         NAP
  147          838           1,095             NAP           NAP          NAP         850       1,125         NAP
  152        1,491             NAP             NAP           NAP          NAP        1667         NAP         NAP
  165          NAP             NAP             NAP         1,100        1,450         NAP         NAP         NAP
  166          870           1,155             NAP           NAP          NAP         830       1,245         NAP
  167          NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  172          NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  173          NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  178          NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  181          NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  187          NAP             NAP             NAP           NAP          NAP         NAP         NAP         NAP
  207          416             NAP             NAP           NAP          445         445         NAP         NAP

                                     ANNEX B

           DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF
                      CROSS-COLLATERALIZED MORTGAGE LOANS

                                      B-1

--------------------------------------------------------------------------------
                                TEN LARGEST LOANS
-------------------------------------------------------------------------------

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                             LOAN     LOAN      PROPERTY
           LOAN NAME / PROPERTY NAME        SELLER   GROUP        TYPE            CITY        STATE
      ----------------------------------   -------   -----   --------------   ------------   -------

 1)   IRET Portfolio                         CGM       1         Office          Various     Various
 2)   801 South Figueroa Street              CGM       1         Office        Los Angeles      CA
 3)   Tower 67                               CGM       1       Multifamily      New York        NY
 4)   Ala Moana Portfolio(1)               LaSalle     1     Retail, Office     Honolulu        HI
 5)   NNN WellPoint Operations Center(2)   LaSalle     1         Office       Indianapolis      IN
 6)   One & Two Securities Centre          LaSalle     1         Office          Atlanta        GA
 7)   Four Points Sheraton                   PNC       1       Hospitality     Washington       DC
 8)   909 Poydras Office Building          LaSalle     1         Office        New Orleans      LA
 9)   Tri City Plaza                         CGM       1         Retail          Vernon         CT
10)   Kent Station                           CGM       1         Retail           Kent          WA
      TOTAL/WTD. AVG.

                       CUT-OFF
                         DATE         % OF                             CUT-OFF
          CUT-OFF     PRINCIPAL      INITIAL                             DATE
           DATE        BALANCE      MORTGAGE     STATED               LOAN-TO-
        PRINCIPAL        PER          POOL      REMAINING   U/W NCF     VALUE
         BALANCE     SF/UNIT/ROOM    BALANCE   TERM (MO.)     DSCR       RATIO
      ------------   ------------   --------   ----------   -------   --------

 1)   $122,610,000     $    131        5.8%        119       1.42x      80.88%
 2)    120,000,000          271        5.6         119       1.19       74.53
 3)    100,000,000      222,717        4.7         116       1.94       30.12
 4)     96,000,000          603        4.5          58       1.81(3)    51.51
 5)     70,000,000          125        3.3          56       1.60       69.03
 6)     70,000,000          134        3.3          89       1.20       67.70
 7)     48,200,000      181,887        2.3          59       1.40       67.51
 8)     40,000,000           74        1.9         120       1.23       80.00
 9)     40,000,000          135        1.9         119       1.35       80.00
10)     36,850,000          272        1.7         116       1.20       79.61
      ------------                    ----
      $743,660,000                    35.0%         98       1.47X      65.86%

(1)  With respect to the Ala Moana Portfolio Mortgage Loan, the Cut-off Date
     Principal Balance Per SF/Unit, U/W NCF DSCR, and Cut-off Date Loan-to-Value
     Ratio used throughout this free writing prospectus were calculated based upon the aggregate indebtedness of the Ala Moana Portfolio Mortgage Loan, as well as the related senior pari passu non-trust loans but not of the non-pooled subordinate portion of the Ala Moana Portfolio Mortgage Loan or the related subordinate non-trust loans.

(2)  With respect to the NNN WellPoint Operations Center Loan, the Cut-off Date
     Principal Balance Per SF/Unit, U/W NCF DSCR, Cut-off Date Loan-to-Value
     Ratios used throughout the free writing prospectus were calculated based upon the aggregate indebtedness of the NNN WellPoint Operations Center
     Loan, exclusive of the subordinate companion loan note.

(3)  U/W NCF DSCR and Underwritten Net Cash Flow does not include any normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapeolani Development L.L.C. was underwritten in the calculation of U/W NCF DSCR and underwritten Net Cash Flow.

                                      B-1

-------------------------------------------------------------------------------
                                 IRET PORTFOLIO
-------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-2

-------------------------------------------------------------------------------
                                 IRET PORTFOLIO
-------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-3

--------------------------------------------------------------------------------
                                 IRET PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $122,610,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             5.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                              Investors Real Estate Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.9236%
MATURITY DATE                                                    October 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM/AMORTIZATION TERM                                120/Interest Only
REMAINING TERM/REMAINING
   AMORTIZATION TERM                                           119/Interest Only
LOCKBOX(2)                                                        Springing Hard
UP-FRONT RESERVES
   TAX/INSURANCE                                                           No/No
   ROLLOVER GUARANTY(1)                                                 $655,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                           No/No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $122,610,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $131
CUT-OFF DATE LTV RATIO                                                    80.88%
MATURITY DATE LTV RATIO                                                   80.88%
UW NCF DSCR                                                                1.42x
--------------------------------------------------------------------------------

(1)  In lieu of making monthly deposits into a leasing rollover reserve,
     Investors Real Estate Trust guaranteed the payment of the unpaid balance of the loan subject to a maximum liability limitation of $655,000; provided that at any time after January 1, 2008, the borrower shall be entitled to obtain the termination of the guaranty upon demonstrating a DSCR of at least 1.15x using a 7.15% constant.

(2)  See "Lock Box Account" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 9
LOCATION                                                                 Various
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                936,720
OCCUPANCY % AS OF JUNE 1, 2006                                             95.7%
YEAR BUILT/YEAR RENOVATED                                        Various/Various
APPRAISED VALUE                                                     $151,600,000
PROPERTY MANAGEMENT                                          IRET Properties, LP
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                          $18,967,582
UW EXPENSES                                                           $7,649,267
UW NET OPERATING INCOME (NOI)                                        $11,318,315
UW NET CASH FLOW (NCF)                                               $10,468,760
--------------------------------------------------------------------------------

                                      B-4

--------------------------------------------------------------------------------
                                 IRET PORTFOLIO
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                 % OF NET                             % OF     DATE OF
                                  RATINGS         NET RENTABLE   RENTABLE                            ACTUAL     LEASE
      TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
------------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

Applied Underwriters(2)        AAA/NR/AAA            141,724        15.1%    $19.00    $ 2,692,756    17.4%    02/28/17
Unigraphics Solutions(3)        NR/NR/NR             122,567        13.1%    $16.60    $ 2,034,612    13.2%    09/30/11
Hewlett Packard                  A/A3/A-              94,832        10.1%    $12.27    $ 1,163,589     7.5%    06/30/12
Assurant(4)                   BBB/Baa1/BBB+           59,827         6.4%    $14.39    $   860,704     5.6%    09/30/10
Ascension Health(5)             NR/NR/NR              40,760         4.4%    $17.25    $   703,110     4.5%    08/31/10
Top 5 Tenants                                        459,710        49.1%    $16.22    $ 7,454,771    48.2%    Various
Non-major Tenants                                    436,631        46.6%    $18.34    $ 8,009,513    51.8%    Various
                                                     -------       -----     ------    -----------
Occupied Total                                       896,341        95.7%    $17.25    $15,464,284
Vacant                                                40,379         4.3%
                                                     -------       -----
COLLATERAL TOTAL                                     936,720       100.0%
                                                     =======       =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Applied Underwriters was acquired by Bershire Hathaway in May 2006.
      Applied Underwriters has one option to terminate the lease effective July
      31, 2014 subject to a) providing 12 months notice and b) no default under the lease.

(3)   Unigraphics Solutions subleases 26,467 SF through July 13, 2011.

(4)   Assurant has an option to terminate the lease effective as of June 30,
      2008 with a written notice to landlord prior to July 1, 2007.

(5)   Ascension Health has one option to terminate the lease effective August
      31, 2008 with 12 months notice.

                           LEASE ROLLOVER SCHEDULE(1)

                        WTD. AVG. IN PLACE
          # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
 YEAR       ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------   -----------   ------------------   --------   ----------   -------------   -------------   -------------------

   2006         5             $19.15           19,618       2.1%          2.1%             2.4%              2.4%
   2007        13             $19.79           78,611       8.4%         10.5%            10.1%             12.5%
   2008        10             $18.77           39,698       4.2%         14.7%             4.8%             17.3%
   2009        10             $17.14           45,604       4.9%         19.6%             5.1%             22.4%
   2010        21             $17.42          184,867      19.7%         39.3%            20.8%             43.2%
   2011         9             $16.87          202,423      21.6%         60.9%            22.1%             65.3%
   2012         4             $12.91          113,174      12.1%         73.0%             9.4%             74.7%
   2013         2             $14.75           13,301       1.4%         74.4%             1.3%             76.0%
   2014         2             $19.19           36,707       3.9%         78.4%             4.6%             80.5%
   2015         1             $16.00           19,720       2.1%         80.5%             2.0%             82.6%
   2016         0             $ 0.00                0       0.0%         80.5%             0.0%             82.6%
              ---                             -------      ----                           ----
TOTALS         77                             753,723      80.5%                          82.6%
              ===                             =======      ====                           ====

(1)  Tenants representing 31.5% of the NRA have termination options.

                                 IRET PORTFOLIO

                                                    CUT-OFF DATE
                                                   ALLOCATED LOAN     YEAR BUILT/     PROPERTY
PROPERTY NAME                 PROPERTY LOCATION        BALANCE         RENOVATED        SIZE
-------------------------   --------------------   --------------   ---------------   --------

Flagship Corporate Center     Eden Prairie, MN      $ 21,565,000       2001 / NAP      138,825
The Riverport Building      Maryland Heights, MO      19,690,000       2001 / NAP      122,567
Corporate Center West             Omaha, NE           17,315,000    1982-1984 / NAP    141,724
Pacific Hills Plaza               Omaha, NE           16,770,000    1985-1986 / NAP    142,958
Timberlands at Tomahawk          Leawood, KS          13,155,000       1999 / NAP       90,315
Farnam Executive Center           Omaha, NE           12,160,000       1985 / NAP       94,832
Miracle Hills Executive
   Center                         Omaha, NE            8,895,000       1985 / NAP       84,730
Gateway Corporate Center        Woodbury, MN           8,700,000       2000 / NAP       59,827
Woodlands Plaza                Saint Louis, MO         4,360,000      1986 / 2006       60,942
                                                    ------------                       -------
   TOTAL/WTD. AVG.                                  $122,610,000                       936,720
                                                    ============                       =======

                             OCCUPANCY %
                            AS OF JUNE 1,    APPRAISED     UNDERWRITTEN
PROPERTY NAME                    2006          VALUE      NET CASH FLOW
-------------------------   -------------  ------------   -------------

Flagship Corporate Center        90.7%     $ 26,900,000    $ 1,782,616
The Riverport Building          100.0%       23,100,000      1,722,779
Corporate Center West           100.0%       22,600,000      1,566,121
Pacific Hills Plaza              97.5%       19,700,000      1,421,009
Timberlands at Tomahawk          98.5%       15,200,000      1,156,136
Farnam Executive Center         100.0%       14,500,000        997,818
Miracle Hills Executive
   Center                        86.4%       12,200,000        741,066
Gateway Corporate Center        100.0%       10,800,000        721,364
Woodlands Plaza                  81.9%        6,600,000        359,851
                                           ------------    -----------
   TOTAL/WTD. AVG.               95.7%     $151,600,000    $10,468,760
                                           ============    ===========

                                      B-5

--------------------------------------------------------------------------------
                                 IRET PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "IRET Portfolio Loan") is secured by first mortgages on the borrower's fee simple interest in 9 office properties located Nebraska, Minnesota, Missouri and Kansas, (the "IRET
     Portfolio Properties"). The IRET Portfolio Loan has a cut-off date principal balance of $122,610,000 and represents approximately 5.8% of the initial mortgage pool balance. The IRET Portfolio Loan was originated on
     September 15, 2006. The IRET Portfolio Loan provides for interest-only payments for the entire 120 months of its term.

     The IRET Portfolio Loan has a remaining term of 119 months and matures on
     October 6, 2016. The IRET Portfolio Loan may be prepaid on or after June 6,
     2016, and permits defeasance with United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is IRET-MR9, LLC, a special purpose entity structured to be bankruptcy remote. The 100% owner of the borrower is
     IRET-MR9 Holding, LLC, which is 100% owned by IRET Properties, a North
     Dakota Limited Partnership ("IRET Properties"), which is in turn approximately 78% owned by Investors Real Estate Trust ("IRET"), a publicly traded REIT (NASDAQ:IRETS). IRET, founded in 1970 and headquartered in
     Minot, North Dakota, with additional offices in Minneapolis, Minnesota and
     Omaha, Nebraska, owns a diversified portfolio of income-producing properties. IRET is a self-advised equity REIT that was formed for the purpose of owning and operating multifamily residential, office, medical, industrial and retail properties, which are located in 13 states, primarily in the Upper Midwest. As of April 30, 2006, IRET's real estate portfolio consisted of 66 multifamily residential properties, 56 office properties,
     33 medical properties, 11 industrial properties, and 45 retail properties.
     IRET is structured as an umbrella partnership real estate investment trust, which conducts its day to day and property management operations through
     IRET Properties. For the fiscal year ended April 30, 2006, IRET reported annual revenues of $172.799 million and net income of $11.657 million, with total cash of $18.66 million. As of October 11, 2006, IRET had a market capitalization of $469.89 million.

o    THE PROPERTIES. The IRET Portfolio Properties consist of approximately
     936,720 square feet. The IRET Portfolio Properties include 3,417 covered and surface parking spaces. The IRET Portfolio Properties were constructed between 1982 and 2001 and one of the properties, located at 11775 Borman
     Drive, was renovated in 2006. The IRET Portfolio Properties are located in
     Nebraska, Minnesota, Missouri and Kansas. As of June 1, 2006, the weighted average occupancy rate for the IRET Portfolio Properties was approximately
     95.7%.

     The largest tenant is Applied Underwriters occupying 141,724 square feet, or approximately 15.1% of the net rentable area. Applied Underwriters is a workers' compensation and financial services company. Applied Underwriters'
     success stems from its sophisticated, unique approach to workers'
     compensation coverage. Applied Underwriters offers solutions that seamlessly integrate employer coverages with employer-related business services such as payroll processing, thereby filling a clear market need:
     the regulatory and administrative needs of small and mid-sized employers nationwide. Founded in 1994 by Sidney R. Ferenc and Steven Menzies, it is
     headquartered in Foster City, California in the San Francisco Bay Area and
     has its main operations center in Omaha, Nebraska. Applied Underwriters was acquired by Berkshire Hathaway (NYSE:BRK-A, BRK-B) in May 2006. For the
     year ended 2005, Berkshire Hathaway reported annual revenues of $82.451 billion and net income of $8.528 billion. As of October 11, 2006, Berkshire
     Hathaway had a market capitalization of $153.14 billion. Applied
     Underwriters has one option to terminate the lease effective July 31, 2014 subject to a) providing 12 months notice and b) no default under the lease.

     The second largest tenant is Unigraphics Solutions ("UGS") occupying
     122,567 square feet, or approximately 13.1% of the net rentable area. UGS provides product lifecycle management ("PLM") packages, a category of design and collaboration software. Customers include the world's largest auto makers, which were among the first manufacturers to adopt PLM. UGS is one of the biggest suppliers in the PLM market. UGS was spun off from EDS in 1998 and publicly held for three years, after which EDS repurchased its stake in UGS and sold UGS in May 2004 to the private equity group of Bain
     Capital, Silver Lake Partners and Warburg Pincus. UGS is headquartered in
     Plano, Texas with its sales offices situated across Europe and the Asia
     Pacific. UGS reported 2005 annual revenues of $1.15 billion. UGS subleases
     26,467 square feet to EDS. The sublease expires July 13, 2011 and is at the same rental rate as the lease.

                                      B-6

--------------------------------------------------------------------------------
                                 IRET PORTFOLIO
--------------------------------------------------------------------------------

     The third largest tenant is Hewlett Packard ("HP") (NYSE:HPQ) occupying
     94,832 square feet, or approximately 10.1% of the net rentable area. HP is a technology company that operates in more than 170 countries around the world. HP was founded in 1939 and provides enterprise and consumer customers a full range of high-tech equipment, including personal computers, servers, storage devices, printers and networking equipment. HP offers a complete technology product portfolio. HP employs approximately
     150,000 people. HP reported 2005 annual revenues of $86.7 billion and net income of $2.4 billion. As of October 9, 2006 HP had a market capitalization of $103.7 billion. As of October 9, 2006, HP was rated "A-"
     by S&P, "A3" by Moodys and "A" by Fitch.

     The fourth largest tenant is Assurant (NYSE:AIZ) occupying 59,827 square feet, or approximately 6.4% of the net rentable area. Assurant is a provider of specialized insurance products and related services in North
     America and selected international markets. Assurant was founded in 1969 and spun off from its former parent in an IPO during 2004. Assurant's four key businesses; Assurant Employee Benefits, Assurant Health, Assurant
     Solutions and Assurant Specialty Property, have partnered with clients in a number of specialty insurance market segments worldwide. Assurant, a
     Fortune 500 company, has over $20 billion in assets and $7 billion in annual revenue. As of October 18, 2006 Assurant had a market capitalization of $6.83 billion. As of October 18, 2006, Assurant was rated "BBB+" by S&P,
     "Baa1" by Moodys and "BBB" by Fitch. Assurant has an option to terminate the lease effective as of June 30, 2008 with a written notice to landlord prior to July 1, 2007.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account unless an event of default exists, in which case the lender may require that all tenant payments due under the applicable tenant leases be deposited into a lock box account under the lender's control, and transferred to a lender-controlled collection account. In addition, excess cash flow (as determined pursuant to the loan documents) for the Gateway
     Corporate Center property is required to be deposited into a leasing reserve if the tenant, Assurant, exercises its early termination option, and excess cash flow (as determined pursuant to the loan documents) for the
     Corporate Center West property is required to be deposited into a leasing reserve if the tenant, Applied Underwriters, exercises its early termination option.

o    MANAGEMENT. IRET Properties is the property manager for the IRET Portfolio
     Properties. The property manager is affiliated with the borrower.

                                      B-7

--------------------------------------------------------------------------------
                           801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-8

--------------------------------------------------------------------------------
                           801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-9

--------------------------------------------------------------------------------
                            801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $120,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL                                         5.6%
   BALANCE
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Daniel Mani, Simon Mani
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0000%
MATURITY DATE                                                    October 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION
   TERM                                                      119 / Interest Only
LOCKBOX(1)                                                        Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   SPRINGING CHUBB LOC(2)                                             $1,000,000
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                            $4,433
   TI/LC(3)                                                            Springing
ADDITIONAL FINANCING(4)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $120,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $271
CUT-OFF DATE LTV RATIO                                                    74.53%
MATURITY DATE LTV RATIO                                                   74.53%
UW NCF DSCR(5)                                                             1.19x
--------------------------------------------------------------------------------

(1)  See "Lock Box Account" below.

(2)  If, on or before September 1, 2007, Chubb has not delivered written notice to borrower that Chubb has elected to renew their lease with respect to at least 95,870 rentable SF, for a term of not less than five years and at a rate no less than the then-current market rent, then on or before September
     4, 2007, borrower shall deliver to lender a qualified letter of credit having an available amount of $1,000,000.

(3)  TI/LC collections are waived subject to the property maintaining a 90%
     occupancy level and a 1.10x DSCR based on the actual constant; otherwise monthly collections shall commence at a rate of $36,939.25 per month.

(4)  See "Mezzanine Debt Below".

(5)  Based on proforma UW Net Cash Flow. Includes BOMA remeasurement which will increase the amount of leaseable space. Some spaces have already been converted and some will be converted when the leases roll at maturity. The proforma UW assumes that all remaining leases will be remeasured and all leases will be marked to market upon their current lease expiration and present valued at a discount rate of 9.5%. In addition, a 6.4% vacancy factor was used compared to the 7.7% inplace economic vacancy. The total amount of additional income results in an increase in UW Net Cash Flow of
     $849,282 UW NCF DSCR excluding this amount would be 1.07x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Los Angeles, CA
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                443,271
OCCUPANCY % AS OF SEPTEMBER 13, 2006                                       92.5%
YEAR BUILT / YEAR RENOVATED                                           1991 / NAP
APPRAISED VALUE                                                     $161,000,000
PROPERTY MANAGEMENT                                           Mani Brothers, LLC
UW ECONOMIC OCCUPANCY %(5)                                                 93.6%
UW REVENUES(5)                                                       $15,382,305
UW EXPENSES(5)                                                       $ 6,189,958
UW NET OPERATING INCOME (NOI)(5)                                     $ 9,192,347
UW NET CASH FLOW (NCF)(5)                                            $ 8,693,522
--------------------------------------------------------------------------------

                                      B-10

--------------------------------------------------------------------------------
                            801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                         % OF NET                                        DATE OF
                                            RATINGS        NET RENTABLE  RENTABLE                         % OF ACTUAL     LEASE
            TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT      RENT     EXPIRATION
-----------------------------------  --------------------  ------------  --------  --------  -----------  -----------  ----------

Federal/Chubb                               A+/A2/A           113,157      25.5%    $ 28.72   $3,249,863     34.7%      02/29/08
Sedgwick, Detert, Moran(2)                 NR/NR/NR            64,922      14.6%    $ 18.90   $1,226,975     13.1%      10/31/15
The Law Firm of Manning & Marder(3)        NR/NR/NR            60,246      13.6%    $ 18.50   $1,114,551     11.9%      09/30/18
Squire Sanders(4)                          NR/NR/NR            49,354      11.1%    $ 25.97   $1,281,850     13.7%      10/04/07
Willis Insurance Services                BBB/Baa2/BBB-         28,080       6.3%    $ 17.14   $  481,359      5.1%      12/31/14
Top 5 Tenants                                                 315,759      71.2%    $ 23.29   $7,354,598     78.5%      Various
Non-major Tenants                                              94,324      21.3%    $ 21.31   $2,009,664     21.5%      Various
                                                              -------     -----     -------   ----------
Occupied Total                                                410,083      92.5%    $ 22.84   $9,364,262
Vacant                                                         33,188       7.5%
                                                              -------     -----
COLLATERAL TOTAL                                              443,271     100.0%
                                                              =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sedgwick, Detert, Moran may terminate the 17th floor space totaling 20,212
     SF on October 31, 2010 with six months notice.

(3)  The Law Firm of Manning & Marder will expand into 20,082 SF of the full
     12th floor in 1/3 increments after 12, 24 and 36 months of the initial lease date.

(4)  Squire Sanders has notified borrower of their intent to leave at expiration of their lease term. The tenant currently subleases some of their NRA to two tenants.

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                        WTD. AVG. IN PLACE                                                           CUMULATIVE %
          # OF LEASES       BASE RENT PSF    TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE    OF IN PLACE
 YEAR       ROLLING            ROLLING        ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
------   ------------   ------------------   --------   ----------   -------------   -------------   -------------

2006            0             $ 0.00               0        0.0%          0.0%            0.0%            0.0%
2007            3             $24.65           59,201      13.4%         13.4%           15.6%           15.6%
2008            4             $28.72          113,157      25.5%         38.9%           34.7%           50.3%
2009            4             $20.04           31,280       7.1%         45.9%            6.7%           57.0%
2010            1             $28.25           13,462       3.0%         49.0%            4.1%           61.0%
2011            3             $22.36           19,038       4.3%         53.3%            4.5%           65.6%
2012            1             $24.00            4,091       0.9%         54.2%            1.0%           66.6%
2013            1             $18.50            4,831       1.1%         55.3%            1.0%           67.6%
2014            3             $17.40           39,855       9.0%         64.3%            7.4%           75.0%
2015            2             $18.90           64,922      14.6%         78.9%           13.1%           88.1%
2016            0             $ 0.00                0       0.0%         78.9%            0.0%           88.1%
              ---                             -------      ----                          ----
TOTALS         22                             349,837      78.9%                         88.1%
              ===                             =======      ====                          ====

                                      B-11

--------------------------------------------------------------------------------
                            801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "801 South Figueroa Street Loan")
     is secured by a first mortgage encumbering an office building located in
     Los Angeles, California (the "801 South Figueroa Street Property"). The 801
     South Figueroa Street Loan has a cut-off date principal balance of
     $120,000,000 and represents approximately 5.6% of the initial mortgage pool balance. The 801 South Figueroa Street Loan was originated on September 14,
     2006. The 801 South Figueroa Street Loan provides for interest-only payments for the entire 120 months of its term.

     The 801 South Figueroa Street Loan has a remaining term of 119 months and matures on October 6, 2016. The 801 South Figueroa Street Loan may be
     prepaid on or after August 6, 2016, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Mani Brothers 801 Tower (DE), LLC, a special purpose entity structured to be bankruptcy remote. The sponsors of the borrower are Daniel Mani and Simon Mani. Simon and Daniel Mani started the
     International Baking Company ("IBC") in 1970 in West Hollywood, and
     developed and patented the pita manufacturing process. Daniel and Simon
     Mani sold IBC to Sara Lee in 1992 and in 1994 started Mani Brothers Real
     Estate Investments ("MB"). MB is a full-service commercial property firm headquartered in Los Angeles, California. MB is a privately-held real estate investment firm that owns, renovates, operates, manages and leases commercial property in the greater Los Angeles area, specifically West Los
     Angeles, Downtown Los Angeles, Santa Monica, and the South Bay. In total,
     MB owns approximately 1,350,000 square feet of commercial space including
     1,110,000 square feet of office space, 222,250 square feet of industrial space, and 15,300 square feet of retail space.

o    THE PROPERTY. The 801 South Figueroa Street Property consists of approximately 443,271 square feet in a 24-story building situated on approximately 0.9 acres. The 801 South Figueroa Street Property was constructed in 1991. The 801 South Figueroa Street Property is located in the downtown Central Business District of Los Angeles, California on the
     southwest corner of the intersection of Figueroa Street and 8th Street. The
     801 South Figueroa Street Property's layout includes a lobby area, first floor retail, office space situated on floors 2-24 and a 272-space three-story subterranean parking garage. In addition, the 801 South
     Figueroa Street Property has licensing rights to 177 parking spaces on an off-site surface parking lot. The interior of the building consists of a three-story atrium-style lobby with marble floors, coffered ceilings and wood paneled walls. The lobby also has entrances to the rear, opening to a parking area, and to the south, opening to the exterior garden plaza. The
     801 South Figueroa Street Property is designed with a column-free floor plan that allows for 12 corner offices per floor, 9-foot ceilings and floor-to-ceiling windows. The majority of the tenant spaces are open, featuring bullpen style office space with private offices and conference rooms around the perimeter. Each floor contains elevator lobbies, common area restrooms and support areas, and interior corridors leading to tenant spaces. The building has nine, high-speed passenger elevators, one freight elevator serving all floors and two stairways. Security includes two
     24-hour a day security guards, video surveillance and tenant access key cards. As of September 13, 2006, the occupancy rate for the 801 South
     Figueroa Street Property was approximately 92.5%.

o    The largest tenant is Federal Insurance Company occupying 113,157 square feet, or approximately 25.5% of the net rentable area. Federal Insurance
     Company is a wholly owned subsidiary of The Chubb Corporation (NYSE:CB), a holding company for a family of property and casualty insurance companies known as the Chubb Group of Insurance Companies ("Chubb"). Founded in 1882
     and headquartered in Warren, New Jersey, Chubb provides property and casualty insurance for personal and commercial customers worldwide through approximately 8,000 independent agents and brokers. Chubb's global network includes branches and affiliates in North America, Europe, Latin America,
     Asia and Australia. Chubb has a worldwide network of 120 offices in 29 countries staffed by 10,800 employees. Chubb reported 2005 annual revenues of $14.08 billion and net income of $1.826 billion. As of October 11, 2006,
     Chubb had a market capitalization of $21.71 billion. As of October 9, 2006,
     Chubb was rated "A" by S&P, "A2" by Moody's and "A+" by Fitch.

     The second largest tenant is the law firm of Sedgwick, Detert, Moran
     ("Sedgwick") occupying 64,922 square feet, or approximately 14.6% of the net rentable area. Sedgwick is comprised of over 350 attorneys working in
     12 offices in the United States and Europe. Sedgwick's practice areas include general litigation practice, including product liability, toxic tort, drug and medical device litigation, construction, environmental, employment, entertainment, healthcare, insurance and reinsurance and intellectual property law. Sedgwick was founded in San Francisco in 1933.
     In 1979, Sedgwick opened a Los Angeles office to serve an expanding
     Southern California client base. Currently, the Los Angeles office consists of over 70 professionals serving

                                      B-12

--------------------------------------------------------------------------------
                            801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

     in varying capacities as partners, special counsel, and associates and legal professionals. Sedgwick may terminate the 17th floor space totaling
     20,212 SF on October 31, 2010 with six months notice.

     The third largest tenant is The Law Firm of Manning & Marder ("Manning")
     occupying 60,246 square feet, or approximately 13.6% of the net rentable area. Manning is a full service law firm emphasizing a wide range of practice areas. Founded in 1994, the firm has grown to more than 100 attorneys in five cities. Manning services the nationwide interests of clients primarily located throughout California and the western United
     States from Manning's offices in Los Angeles, Irvine, San Diego, San
     Francisco, and Scottsdale. The Los Angeles office is Manning's largest office with 65 attorneys on staff. Manning will expand into 20,082 SF of the full 12th floor in 1/3 increments after 12, 24 and 36 months of the initial lease date.

o    LOCK BOX ACCOUNT. Prior to an event of default, no cash management is required for the 801 South Figueroa Street Loan. Following an event of default, all tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled clearing account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include a combined subject loan and mezzanine loan minimum debt service coverage ratio of 1.20:1.00, a combined subject loan and mezzanine loan maximum loan-to-value ratio of 70%, and borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o    MANAGEMENT. Mani Brothers, LLC is the property manager for the 801 South
     Figueroa Street Property. The property manager is affiliated with the borrower.

                                      B-13

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                                    TOWER 67
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                                      B-14

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                                    TOWER 67
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                                      B-15

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                                    TOWER 67
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                               LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  4.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                      Greg Manocherian, Alan Manocherian,
                                                Jeffrey Manocherian, Parviz Yari
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8040%
MATURITY / ARD DATE                                                July 11, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                          116 / Interest Only
LOCKBOX(2)                                                        Springing Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                       No / No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE / UNIT                                   $222,717
CUT-OFF DATE LTV RATIO                                                    30.12%
MATURITY / ARD DATE LTV RATIO                                             30.12%
UW NCF DSCR(1)                                                             1.94x
LOAN SHADOW RATING (MOODY'S / FITCH)                                    A3 / A--
--------------------------------------------------------------------------------

(1)  Based on proforma UW Net Cash Flow. Assumes a 3.1% increase in rental revenue for leases signed in 2004 and 2005 which is based on the average rents charged for new leases signed in 2006. The proforma mark-to-market adjustment results in an increase in UW Net Cash Flow of $573,580. UW NCF
     DSCR excluding this amount would be 1.84x.

(2)  See "Lock Box Account" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                             Multifamily, High Rise
SIZE (UNITS)                                                                 449
OCCUPANCY % AS OF JULY 12, 2006                                            97.1%
YEAR BUILT / YEAR RENOVATED                                           1986 / NAP
APPRAISED VALUE                                                     $332,000,000
PROPERTY MANAGEMENT                             Metro Real Estate Management Co.
UW ECONOMIC OCCUPANCY %                                                    96.0%
UW REVENUES(1)                                                       $21,608,722
UW EXPENSES(1)                                                       $10,065,860
UW NET OPERATING INCOME (NOI)(1)                                     $11,542,862
UW NET CASH FLOW (NCF)(1)                                            $11,405,468
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TOWER 67 SUMMARY
--------------------------------------------------------------------------------

                                                  APPROXIMATE
                  NUMBER OF   APPROXIMATE UNIT   NET RENTABLE      % OF NET     AVERAGE IN PLACE
   UNIT TYPE        UNITS         SIZE (SF)        AREA (SF)    RENTABLE AREA         RENT
---------------   ---------   ----------------   ------------   -------------   ----------------

Studios               30              730            21,900           4.9%           $2,081
1-BR                 150              697           104,550          23.6%           $2,779
2-BR                 147              978           143,700          32.5%           $3,649
3-BR                 122            1,415           172,580          39.0%           $5,317
                     ---            -----           -------         -----            ------
TOTAL/WTD. AVG.      449              986           442,730         100.0%           $3,707
                     ===                            =======         =====

                                      B-16

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                                    TOWER 67
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "Tower 67 Loan") is secured by a first mortgage encumbering a multifamily property located in New York, New York
     (the "Tower 67 Property"). The Tower 67 Loan has a cut-off date principal balance of $100,000,000 and represents approximately 4.7% of the initial mortgage pool balance. The Tower 67 Loan provides for interest-only payments for the entire 120 months of its term.

     The Tower 67 Loan has a remaining term of 116 months based on the anticipated repayment date and matures on July 11, 2036. The Tower 67 Loan has an anticipated repayment date of July 11, 2016, at which date the Tower
     67 Loan will hyperamortize at a rate at the greater of (i) 2% plus the initial interest rate or (ii) 3% plus the annualized yield. The Tower 67
     Loan may be prepaid on or after May 11, 2016, and permits defeasance with
     United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Amsterco 67, LLC, a special purpose entity structured to be bankruptcy remote, which is 75% owned by the Manocherian
     Family and 25% owned by various Nevada LLCs. The sponsors are Greg
     Manocherian, Alan Manocherian, Jeffrey Manocherian, and Parviz Yari. Some
     or all of the sponsors are active in or associated with the Manocherian
     Organization, a private, family-owned firm comprised of second and third generation real estate investors with an extensive background in the acquisition, development, construction and management of a broad mix of property types. The Manocherian Organization is based in New York City with offices in Westchester and several other cities across the country. Its portfolio spans the United States with its primary holdings located in
     Manhattan. Some of their holdings include the Langham on Central Park West as well as The Caroline, a multifamily and retail property at 23rd Street and Sixth Avenue that was a ground-up development. Some other family holdings in Manhattan include One Astor Place, 818 Third Avenue, 151 East
     50th Street, 145 East 50th Street, 94 Thompson Street and 201 Riverside
     Drive. The Manocherians are also the owners of the New York Health and
     Racquet Club, among other ventures.

o    THE PROPERTY. The Tower 67 Property contains 449 units and 6,174 square feet of ground floor retail space. Constructed in 1986, the Tower 67
     Property is a 47-story building located in the Upper West Side of Manhattan on the eastern block front of Amsterdam Avenue between West 67th and 68th
     Streets. It consists of 30 studios, 150 one-bedroom units, 147 two-bedroom units and 122 three-bedroom units. Four of the three-bedroom units are penthouse units. The property includes 21 units that are rent-stabilized units and will roll to market upon vacancy by the existing tenants. The residential units are contained in floors 3 through 47 (no 13th floor), with a penthouse floor above. Each floor contains 10 apartment units except for floor 46 on which units C and D are combined. The apartments are finished with parquet hardwood flooring, ceramic tile in the kitchen and bath, formica kitchen cabinets, and three piece baths that include a sink with vanity and combination shower and tub. The Tower 67 Property has a laundry room on the third floor, with approximately 22 washers and dryers, and four high speed elevators that serve all floors except the basement.
     There is one freight elevator that services the basement and sub-basement.
     The building maintains a full-time superintendent and doorman. There are four ground floor service-oriented retail tenants at the subject that provide an additional convenience for tenants. The four retail tenants consist of a children's activity center, a beauty parlor, a mail services provider, and a dry cleaner. The Tower 67 Property also contains a parking garage with a legal capacity of 158 cars. As of July 12, 2006, the occupancy rate for the Tower 67 Property was approximately 97.1%.

o    LOCK BOX ACCOUNT. Following the occurrence and continuance of a "trigger event" with respect to the Tower 67 Loan, all rents and other receipts are required to be deposited into a lockbox and are to be swept daily into a lender-controlled cash management account. A "trigger event" means the earlier of (i) June 11, 2016 or (ii) the occurrence and continuance of an event of default under the Tower 67 Loan.

o    MANAGEMENT. Metro Real Estate Management Co. is the property manager for the Tower 67 Property. The property manager is affiliated with the borrower.

                                      B-17

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                              ALA MOANA PORTFOLIO
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                                      B-18

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                               ALA MOANA PORTFOLIO
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                               ALA MOANA PORTFOLIO
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                                      B-20

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                              ALA MOANA PORTFOLIO
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                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $96,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 4.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  GGP Limited Partnership
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                           5.60275%
MATURITY DATE                                                  September 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                               In-Place Hard, Springing
                                                                 Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE / GROUND RENT(2)                                    Springing
   REPLACEMENT(2)                                                      Springing
   ROLLOVER RESERVE(2)                                                 Springing
ADDITIONAL FINANCING                                                         Yes

                                                   ALA MOANA        ALA MOANA
                                                 SENIOR NOTE     PORTFOLIO LOAN
                                                   LOANS(1)      COMBINATION(1)
                                                --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE                  $1,200,000,000   $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF             $          603   $          754
CUT-OFF DATE LTV RATIO                                   51.51%           64.39%
MATURITY DATE LTV RATIO                                  51.51%           64.39%
UW NCF DSCR(3)                                            1.81x            1.45x
LOAN SHADOW RATING
FITCH/MOODY'S                                            A-/A3
--------------------------------------------------------------------------------

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000. One $96,000,000 senior loan (the "Ala Moana Portfolio Pooled Mortgage Loan") is included in the trust fund and multiple junior loans totaling $115,000,000 (the "Ala
     Moana Portfolio Non-Pooled Subordinate Trust Loans") are included in the trust fund and will be sold through a private placement of the Class AMP certificates. The remaining senior loans totaling $1,104,000,000 (the "Ala
     Moana Portfolio Pari Passu Non-Trust Loans") and the remaining subordinate loans totaling $185,000,000 (the "Ala Moana Portfolio Subordinate Non-Trust
     Loans") are not included in the trust fund. One $300,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3
     Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction").

(2)  Upon the occurrence and during the continuation of an Ala Moana Trigger
     Event, the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a
     Replacement Reserve, and (c) $110,987.08 monthly, subject to a cap of
     $1,331,845, into a Rollover Reserve. An "Ala Moana Portfolio Trigger Event"
     will be in effect upon (i) an event of default under the loan documents and until the cure of the event of default or (ii) the DSCR for a 12 consecutive month period falls below 1.25x and until the DSCR is equal to or greater than 1.25x for a 12 consecutive month period.

(3)  UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)  See, "Ala Moana Portfolio Mortgage Loan Summary" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                        Honolulu, Hawaii
PROPERTY TYPE                                                  Retail and Office
SIZE (SF)                                                              1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                            95.8%
YEAR BUILT / YEAR RENOVATED (4)                                          Various
APPRAISED VALUE                                                   $2,329,500,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY %                                                    98.2%
UW REVENUES                                                         $161,818,908
UW EXPENSES                                                         $38,279,942
UW NET OPERATING INCOME (NOI)                                       $123,538,966
UW NET CASH FLOW (NCF)(3)                                           $123,538,966
--------------------------------------------------------------------------------

                                      B-21

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                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                        % OF NET                                           DATE OF
                                          RATINGS         NET RENTABLE  RENTABLE                             % OF ACTUAL    LEASE
            TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)     AREA    RENT PSF   ACTUAL RENT         RENT     EXPIRATION
--------------------------------   --------------------  -------------  --------  --------   -----------     -----------  ----------

Anchor Owned
Neiman Marcus, Inc.                      NR/NR/NR                     SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
Sears, Roebuck & Co.                     BB/NR/BB+           341,199      17.1%   $ 0.00(2)  $      0.00(2)        0%(2)   08/31/09
Macy's Department Stores, Inc.         BBB+/Baa1/BBB         326,860      16.4%   $ 6.65     $ 2,173,380         2.4%      12/31/15
                                                           ---------      ----    ------     -----------        ----
Total Anchor Tenants                                         668,059      33.6%   $ 3.25     $ 2,173,380         2.4%
Shirokiya Incorporated                   NR/NR/NR             53,515       2.7%   $29.71     $ 1,589,748         1.8%      01/31/20
Old Navy, Inc.                        BBB-/Baa3/BBB-          33,221       1.7%   $25.16     $   835,908         0.9%      01/31/11
Longs Drugs                              NR/NR/NR             31,049       1.6%   $38.47     $ 1,194,456         1.3%      01/31/11
Barnes & Noble Booksellers, Inc.         NR/NR/NR             30,758       1.5%   $12.89     $   396,564         0.4%      01/31/16
Banana Republic, Inc.                  BBB-/Ba3/BBB-          22,639       1.1%   $80.22     $ 1,816,176         2.0%      01/31/09
                                                           ---------      ----    ------     -----------        ----
Top 5 In-Line Tenants                                        171,182       8.6%   $34.07     $ 5,832,852         6.5%
Non-major Tenants(3)                                       1,066,636      53.6%   $76.36     $81,452,741        91.1%
                                                           ---------      ----    ------     -----------
Occupied Total                                             1,905,877      95.8%   $46.94     $89,458,973
Vacant                                                        83,882       4.2%
                                                           ---------      ----
COLLATERAL TOTAL                                           1,989,759       100%
                                                           =========      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)  "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
     Tenants", or "Top 5 In-Line Tenants."

                             LEASE ROLLOVER SCHEDULE

                       WTD. AVG. IN PLACE                                                            CUMULATIVE %
         # OF LEASES      BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
 YEAR      ROLLING           ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
------   -----------   ------------------   ---------   ----------   -------------   -------------   ------------

 2006         29             $34.69            32,770       1.6%          1.6%            1.3%           1.3%
 2007         42             $43.88            65,161       3.3%          4.9%            3.2%           4.5%
 2008         60             $54.99           112,171       5.6%         10.6%            6.9%          11.4%
 2009         60             $26.01           532,640      26.8%         37.3%           15.5%          26.8%
 2010         49             $89.74           130,917       6.6%         43.9%           13.1%          40.0%
 2011         38             $57.66           140,371       7.1%         51.0%            9.0%          49.0%
 2012         39             $83.71            70,319       3.5%         54.5%            6.6%          55.6%
 2013         33             $85.28            63,280       3.2%         57.7%            6.0%          61.6%
 2014         32             $98.63            72,901       3.7%         61.3%            8.0%          69.7%
 2015         42             $33.81           476,178      23.9%         85.3%           18.0%          87.7%
 2016         15             $82.20            74,027       3.7%         89.0%            6.8%          94.5%
             ---                            ---------      ----                          ----
TOTALS       439                            1,770,735      89.0%                         94.5%
             ===                            =========      ====                          ====

                           Ala Moana Portfolio Summary

                             CUT-OFF
                         ALLOCATED LOAN PROPERTY  YEAR BUILT /   PROPERTY      OCCUPANCY %         APPRAISED     UNDERWRITTEN
PROPERTY NAME              BALANCE(1)     TYPE   YEAR RENOVATED    SIZE   (AS OF JUNE 27, 2006)      VALUE     NET CASH FLOW(2)
------------------------ -------------- -------- -------------- --------- --------------------- -------------- ----------------

Ala Moana Center           $90,663,232   Retail    1959 / 2004  1,606,435          97.31%       $2,200,000,000   $116,671,271
Ala Moana Building           2,967,160   Office    1961 / 2004    199,362          89.15            72,000,000      3,818,332
Ala Moana Pacific Center     1,978,107   Office    1983 / NAP     169,918          88.82            48,000,000      2,545,555
Ala Moana Plaza                391,500   Retail    1989 / NAP      14,044         100.00             9,500,000        503,808
                           -----------                          ---------          -----        --------------   ------------
TOTAL / WTD. AVG.          $96,000,000                          1,989,759          95.78%       $2,329,500,000   $123,538,966
                           ===========                          =========                       ==============   ============

(1)  The Cut-Off Allocated Loan Balance does not include the Ala Moana Portfolio
     Pari Passu Non-Trust Loans, the Ala Moana Portfolio Non-Pooled Subordinate
     Trust Loans or the Ala Moana Portfolio Subordinate Non-Trust Loans. See,
     "Ala Moana Portfolio Mortgage Loan Summary" below.

(2)  UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

                                      B-22

--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Ala Moana Portfolio Mortgage
     Loan") is secured by fee simple and leasehold interests on four (4)
     mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
     Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a cut-off
     date principal balance of $211,000,000 of which $96,000,000 is pooled and represents approximately 4.5% of the initial mortgage pool balance and the remaining $115,000,000 is represented by the Class AMP certificates. The
     Ala Moana Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

     The $96,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
     comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000. The senior pooled portion of the Ala Moana Portfolio Mortgage Loan in the original principal amount of $96,000,000 is included in the trust fund and multiple non-pooled subordinate portions of the Ala Moana Portfolio Mortgage Loan totaling
     $115,000,000 are included in the trust fund and will be sold through a private placement as represented by the Class AMP Certificates. One of the pari passu notes in the original principal amount of $300,000,000 was included in the Deutsche Mortgage & Asset Receiving Corporation, CD
     2006-CD3 Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction"). The respective rights of the various holders of the Ala
     Moana Portfolio Loan Combination will be governed by a co-lender agreement described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations
     -- The Ala Moana Portfolio Loan Combination" in this free writing prospectus relating to the offered certificates. The Ala Moana Portfolio
     Loan Combination will be serviced under the CD 2006-CD3 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as a master servicer, and J.E. Robert Company, Inc., as a special servicer.

     The Ala Moana Portfolio Mortgage Loan has a remaining term of 58 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan may be
     freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the issue date for the CGCMT 2006-C5 certificates.

o    THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
     Development, L.L.C., both bankruptcy remote special purpose entities
     (collectively, the "Ala Moana Portfolio Borrower"). Legal counsel to the
     Ala Moana Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan
     Combination. The sponsor of the Ala Moana Portfolio Loan Combination is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP).
     GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of October 6, 2006, GGP was rated
     "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $11.87 billion.

o    THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
     mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
     Building"), an approximately 169,918 square foot 18-story office building
     (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
     Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

     The largest tenant is Sears, Roebuck & Co occupying approximately 341,199 square feet, or approximately 17.1% of the net rentable area. Sears,
     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NYSE: SHLD), a retailer in the United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006, Sears operated approximately 3,800 full-line and specialty retail stores in the United States and Canada.
     Sears was founded in 1899 is headquartered in Hoffman Estates, Illinois. As of September 21, 2006, Sears had a market capitalization of approximately
     $24.8 billion. As of October 6, 2006 Sears was rated "NR" by Moody's and
     "BB" by Fitch. The Sears, Roebuck & Co. lease expires in August 2009.

     The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
     Department Stores, Inc.

                                      B-23

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                               ALA MOANA PORTFOLIO
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     ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of
     Columbia, Guam, and Puerto Rico under the names of Macy's, Bloomingdale's,
     Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, L.S. Ayres, Marshall
     Field's, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store.
     Federated was founded in 1820 and is based in Cincinnati, Ohio. As of
     September 21, 2006, Federated had a market capitalization of approximately
     $22.3 billion. As of October 6, 2006, Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The Macy's Department Stores, Inc. lease expires in
     December 2015.

     The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The
     Shirokiya lease expires in January 2020.

     The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the Ala
     Moana Portfolio Loan.

o    LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
     Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
     Borrower's account provided no trigger event exists. In the event of a
     "trigger event," funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the Ala
     Moana Portfolio Borrower's account. A "trigger event" means the occurrence of (i) an event of default under the Ala Moana Portfolio Mortgage Loan or
     (ii) the date on which the debt service coverage ratio (based on the Ala
     Moana Portfolio Combination Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for the twelve (12) consecutive months period then ending.

o    CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
     Non-Trust Loans and the Ala Moana Portfolio Non-Pooled Subordinate Trust
     Loans, which are subordinate to the Ala Moana Portfolio Pari Passu
     Non-Trust Loans, and the pooled portion of the Ala Moana Portfolio Mortgage
     Loan, are also secured by the first mortgage encumbering the Ala Moana
     Portfolio Properties. The maturity date for all loans in the Ala Moana
     Portfolio Loan Combination are the same. Currently, there is no mezzanine indebtedness.

     In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

o    FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
     (i) a maximum loan-to-value ratio (based on the aggregate balances of the
     Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii)
     if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt service coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule);
     (iv) the debt service coverage ratio (based on the aggregate debt service

                                      B-24

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                               ALA MOANA PORTFOLIO
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     payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation;
     and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala
     Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
     Portfolio Borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Portfolio
     Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o    GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan in the amount of $400,000,000.
     Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana Portfolio
     Borrower to pay for unfunded tenant allowances, which equaled $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the Expansion Space improvements (collectively, the
     "Guaranteed Obligations"). GGPLP's obligations under the $400,000,000 guaranty of payment will terminate upon the earlier of (i) repayment of the
     Ala Moana Portfolio Loan Combination in full or (ii) defeasance of the Ala
     Moana Portfolio Loan Combination. GGPLP's obligations under the indemnity will terminate upon the earlier of (i) payment in full of the Ala Moana
     Portfolio Loan Combination, (ii) defeasance of the Ala Moana Portfolio Loan
     Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the
     Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala Moana
     Portfolio Loan Combination, or (iii) upon the date the Qualifying Base Rent
     (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each $1 of Qualifying Base Rent from tenants. An event of default under the $400,000,000 guaranty of payment and the guaranty regarding the Expansion Space will occur if at any time, the net worth of GGPLP falls below $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding
     Guaranteed Obligations.

o    MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
     Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
     (iv) the date on which annual percentage rent paid pursuant to the
     Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August
     1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event. If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP
     Kapiolani Development L.L.C. will be reduced by $1 for each $1 of
     Qualifying Base Rent.

                                      B-25

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                               ALA MOANA PORTFOLIO
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o    RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
     (the "Parking Garage") which may be constructed in the future by the Ala
     Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
     (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies;
     (iii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel(s) is not necessary for Ala Moana
     Portfolio Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana
     Portfolio Properties without a material diminution in the value of the Ala
     Moana Portfolio Properties provided that this condition will not apply to the Parking Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

     The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an
     "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower deliver to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o    SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Ala Moana
     Portfolio Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv)
     the Ala Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and
     (v) the Ala Moana Portfolio Borrower shall properly release the Exchange
     Parcel and shall obtain title insurance or a title endorsement for the
     Acquired Parcel.

o    GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal.
     The lender has certain rights to cure any default of the Ala Moana
     Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o    MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

                                      B-26

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                       $70,000,000
PERCENTAGE OF INITIAL MORTGAGE
POOL BALANCE                                                                3.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.1277%
MATURITY DATE                                                       July 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING                                    56 / Interest Only
AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE(1)                                      Springing / Springing
   REPLACEMENT(2)                                                      Springing
   TI/LC(3)                                                            Springing
ADDITIONAL FINANCING(4)                                                      Yes
                                                MORTGAGE LOAN   LOAN COMBINATION
                                                -------------   ----------------
CUT-OFF DATE PRINCIPAL BALANCE                    $70,000,000        $84,405,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                      $125               $150
CUT-OFF DATE LTV RATIO                                 69.03%             83.24%
MATURITY DATE LTV RATIO                                69.03%             83.24%
UW NCF DSCR                                             1.60x              1.29x
--------------------------------------------------------------------------------

(1)  1/12 of estimated annual real estate taxes monthly and 1/12 of estimated annual insurance premiums monthly; provided that the NNN WellPoint
     Operations Center Borrower (as defined below) will not be required to escrow such amounts if: (a) the NNN WellPoint Operations Center Borrower is
     not in default under the applicable loan documents, (b) in the case of the required real estate tax escrow, (i) WellPoint, Inc. pays its taxes within
     30 days of the date the taxes are due and payable and (ii) the NNN
     WellPoint Operations Center Borrower furnishes to the lender evidence satisfactory to the lender in the lender's sole discretion of the payment of taxes as provided in clause (i), (c) in the case of the required insurance escrow, (i) WellPoint, Inc. maintains a policy or policies of insurance in form, substance and amount required by its lease, (ii) the policies will not be altered or canceled without at least 30 days' prior written notice to the lender and (iii) the NNN WellPoint Operations Center
     Borrower provides the lender with current insurance certificates, (d)
     WellPoint, Inc. is not in default under its lease, (e) WellPoint, Inc. is the sole tenant on and then currently occupies the NNN WellPoint Operations
     Center Property (as defined below) under its lease (or if WellPoint, Inc.
     is not the sole tenant on, or does not occupy, the NNN WellPoint Operations
     Center Property, WellPoint, Inc. remains solely liable for the payment of taxes under its lease), and (f) the debt-service-coverage ratio does not fall below 1.05x.

(2)  $9,015.42 monthly, provided that the NNN WellPoint Operations Center
     Borrower will not be required to escrow replacement reserves if: (i) there exists no event of default, (ii) the NNN WellPoint Operations Center
     Borrower or a successor entity which the lender has approved in writing is the sole fee simple owner of the NNN WellPoint Operations Center Property and the entire NNN WellPoint Operations Center Property is covered by
     WellPoint, Inc.'s lease and WellPoint, Inc. is in occupancy, paying rent and is otherwise acceptable to the lender, and pursuant to its lease,
     WellPoint, Inc. is directly responsible for all repairs and maintenance,
     (iii) the NNN WellPoint Operations Center Borrower furnishes evidence demonstrating to the reasonable satisfaction of the lender and its servicer that the NNN WellPoint Operations Center Borrower is expending the amounts set forth in the approved annual capital budget, (iv) the NNN WellPoint
     Operations Center Property is being properly maintained by the NNN
     WellPoint Operations Center Borrower, (v) the debt-service-coverage ratio does not fall below 1.05x, and (vi) WellPoint, Inc.'s credit, as rated by
     S&P, does not fall below BBB.

(3)  $46,833.33 monthly, provided that the NNN WellPoint Operations Center
     Borrower will not be required to escrow TI/LC reserves if: (i) there exists no event of default, (ii) the NNN WellPoint Operations Center Borrower or a
     successor entity which the lender has approved in writing is the sole fee simple owner of the NNN WellPoint Operations Center Property, and (iii) the
     debt-service-coverage ratio does not fall below 1.05x.

(4)  See, "The Loan" below for further discussion.

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                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Indianapolis, IN
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                562,000
OCCUPANCY % AS OF JUNE 12, 2006                                           100.0%
YEAR BUILT / YEAR RENOVATED                                           2000 / NAP
APPRAISED VALUE                                                     $101,400,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY %                                                   100.0%
UW REVENUES                                                           $7,271,855
UW EXPENSES                                                             $218,156
UW NET OPERATING INCOME (NOI)                                         $7,053,699
UW NET CASH FLOW (NCF)                                                $6,945,514
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                                      B-30

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                         NNN WELLPOINT OPERATIONS CENTER
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                                 TENANT SUMMARY

                                                           % OF NET                            % OF     DATE OF
                          RATINGS           NET RENTABLE   RENTABLE                ACTUAL     ACTUAL     LEASE
TENANT NAME(1)    (FITCH/ MOODY'S/S&P)(2)     AREA (SF)      AREA     RENT PSF     RENT(3)     RENT    EXPIRATION
---------------   -----------------------   ------------   --------   --------   ----------   ------   ----------

WellPoint, Inc.         A- / A1 /A+            562,000      100.0%     $12.26    $6,892,368   100.0%    07/20/15

(1)  As a result of a series of legal transactions and a name change, the sole tenant, originally Anthem Insurance Companies, Inc., became WellPoint, Inc.

(2)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)  Actual rent increases to $7,431,888 on July 21, 2010.

                                      B-31

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                         NNN WELLPOINT OPERATIONS CENTER
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o    THE LOAN. The subject mortgage loan (the "NNN WellPoint Operations Center
     Loan") is secured by a first mortgage encumbering an office building located in Indianapolis, Indiana (the "NNN WellPoint Operations Center
     Property"). The NNN WellPoint Operations Center Loan has a cut-off date principal balance of $70,000,000, which represents approximately 3.3% of the initial mortgage pool balance. The NNN WellPoint Operations Center Loan was originated on June 29, 2006 and is part of a loan pair consisting of two (2) mortgage loans in the aggregate principal amount of $84,405,000, one of which, in the principal amount of $14,405,000, is subordinate and will not be included in the trust (the "NNN WellPoint Operations Center
     Non-Trust Loan"). The NNN WellPoint Operations Center Non-Trust Loan is
     generally subordinate in right of payment to the NNN WellPoint Operations
     Center Loan. The NNN WellPoint Operations Center Loan provides for interest-only payments for the entire 60 months of its term.

     The NNN WellPoint Operations Center Loan has a remaining term of 56 months and matures on July 1, 2011. The NNN WellPoint Operations Center Loan may
     be freely prepaid in whole on or after May 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the issue date for the CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is NNN 220 Virginia Avenue, LLC, a special purpose entity and 29 (subject to a maximum of 35) special purpose entities
     (collectively, the "NNN WellPoint Operations Center Borrower"), each structured to be bankruptcy remote and all jointly and severally liable for the repayment of the NNN WellPoint Operations Center Loan. The NNN
     WellPoint Operations Center Borrower holds title to the NNN WellPoint
     Operations Center Property in fee as tenants-in-common. Legal counsel to the NNN WellPoint Operations Center Borrower delivered a non-consolidation opinion in connection with the origination of the NNN WellPoint Operations
     Center Loan. The sponsor of the borrower is Triple Net Properties, LLC
     ("Triple Net"). Since 1998, Triple Net has specialized in providing 1031 replacement property solutions. Triple Net manages a portfolio of over 30.9 million square feet of office, industrial, multi-family and retail properties with a market value of more than $4.2 billion. An affiliate of
     Triple Net, GREIT, Inc. is currently the subject of an SEC investigation and has reported that numerical and other information in its disclosure documents were incorrect as further described under "Risk
     Factors--Litigation May Adversely Affect Property Performance" in the free writing prospectus. Triple Net provided a special guaranty for any loss or liability arising from the SEC investigation of its affiliate.

o    THE PROPERTY. The NNN WellPoint Operations Center Property is an
     approximately 562,000 square foot office building situated on approximately
     10.38 acres. The NNN WellPoint Operations Center Property was constructed in 2000. The NNN WellPoint Operations Center Property is located in
     Indianapolis, Indiana, within the Indianapolis, Indiana metropolitan statistical area. As of June 12, 2006, the occupancy rate for the NNN
     WellPoint Operations Center Property was 100.0%.

     As a result of a series of legal transactions and a name change, the sole tenant, originally Anthem Insurance Companies, Inc., became WellPoint, Inc.
     ("WellPoint"). WellPoint leases approximately 562,000 square feet, or
     100.0% of the net rentable area. WellPoint is a health benefits company that served over 34 million members as of June 30, 2006. WellPoint and its consolidated subsidiaries offer network-based managed care plans to large and small employers, individuals, Medicaid and senior markets. WellPoint's managed care plans include preferred provider organizations, health maintenance organizations, point-of-service plans, other hybrid plans, including consumer-driven health plans and traditional indemnity plans. As of September 2006, WellPoint was rated "A-" by Fitch, "A1" by Moody's, and
     "A+" by S&P. WellPoint's lease expires in July 2015.

o    LOCK BOX ACCOUNT. The NNN WellPoint Operations Center Borrower or the
     property manager is required to cause all rent and other revenue from NNN
     WellPoint Operations Center Property to be deposited directly into a clearing account under the control of the lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the
     NNN WellPoint Operations Center Loan will be made. The NNN WellPoint
     Operations Center Borrower will have access to the remaining funds after all such required payments are made provided no NNN WellPoint Operations
     Center Cash Management Period exists. A "NNN WellPoint Operations Center
     Cash Management Period" will be in effect upon the occurrence of (i) an event of default under the NNN WellPoint Operations Center Loan until the cure of the event of default, (ii) the bankruptcy or insolvency of the NNN
     WellPoint Operations Center Borrower or the property manager until the emergence of the NNN WellPoint Operations Center Borrower or the property manager, as applicable, from bankruptcy with no adverse consequences to the
     NNN WellPoint Operations Center Property or the NNN WellPoint Operations
     Center Loan or with respect to the bankruptcy of the property manager, a replacement property manager acceptable to the lender is appointed,

                                      B-32

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                         NNN WELLPOINT OPERATIONS CENTER
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     or (iii) the debt-service-coverage ratio for the preceding 12 calendar months falls below 1.05x until the debt-service-coverage ratio is equal to or greater than 1.05x for one quarter.

o    ADDITIONAL FINANCING. See, "The Loan" above for further discussion. No other additional financing is permitted.

o    MANAGEMENT. Triple Net Properties Realty, Inc. is the property manager for the NNN WellPoint Operations Center Property. The property manager is affiliated with the sponsor.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                       $70,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  3.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                       Richard D. Gee & Maxwell B. Drever
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7900%
MATURITY DATE                                                      April 1, 2014
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       96 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                    89 / 360
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES TAX / INSURANCE                                      Yes / Yes
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(1)                                                         $6,445
   TI/LC(2)                                                              $42,868
ADDITIONAL FINANCING(3)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $70,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $134
CUT-OFF DATE LTV RATIO                                                    67.70%
MATURITY DATE LTV RATIO                                                   64.17%
UW NCF DSCR                                                                1.20x
--------------------------------------------------------------------------------

(1)  Replacement reserve escrow will be capped at $389,340, so as long as no event of default has occurred and is continuing. Lender may reassess its estimate of the amount necessary for the replacement reserve escrow from time to time, and may increase the monthly amount required to be deposited into the replacement reserve escrow if lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the mortgaged property.

(2)  TI/LC reserve escrow will be capped at $1,000,000 so as long as no event of default has occurred and is continuing.

(3)  See, "Additional Financing" below for further discussion.

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                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Atlanta, GA
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                521,957
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                        95.5%
YEAR BUILT / YEAR RENOVATED                                    1982 & 1986 / NAP
APPRAISED VALUE                                                     $103,400,000
PROPERTY MANAGEMENT                            Jones Lang LaSalle Americas, Inc.
UW ECONOMIC OCCUPANCY %                                                    91.0%
UW REVENUES                                                          $10,484,108
UW EXPENSES                                                           $3,966,734
UW NET OPERATING INCOME (NOI)                                         $6,517,374
UW NET CASH FLOW (NCF)                                                $5,924,786
--------------------------------------------------------------------------------

                                      B-36

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                           ONE & TWO SECURITIES CENTRE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                               % OF NET                          % OF     DATE OF
                                                RATINGS          NET RENTABLE  RENTABLE                         ACTUAL     LEASE
               TENANT NAME              (FITCH/ MOODY'S/S&P)(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT   EXPIRATION
--------------------------------------  -----------------------  ------------  --------  --------  -----------  ------  ----------

Inficorp Holdings, Inc.                        NR/NR/NR              33,342       6.4%    $23.46   $   782,073    7.4%   05/31/10
Connecticut General Life Insurance
   Company                                   BBB/Baa3/BBB            30,031       5.8%    $19.00   $   570,589    5.4%   02/28/11
Katz Media Corporation                         NR/NR/NR              28,684       5.5%    $27.73   $   795,506    7.5%   04/30/11
Safe-Guard Products International Inc.         NR/NR/NR              23,696       4.5%    $17.74   $   420,372    4.0%   11/30/12
Fidelity National Corporation                  NR/NR/NR              22,531       4.3%    $23.41   $   527,451    5.0%   12/31/13
Top 5 Tenants                                                       138,284      26.5%    $22.39   $ 3,095,991   29.1%
Non-major Tenants                                                   360,022      69.0%    $20.90   $ 7,526,083   70.9%   Various
Occupied Total                                                      498,306      95.5%    $21.32   $10,622,074
Vacant Space                                                         23,651       4.5%
                                                                    -------      ----
COLLATERAL TOTAL                                                    521,957       100%
                                                                    =======      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                             LEASE ROLLOVER SCHEDULE

                       WTD. AVG. IN
                        PLACE BASE                                                               CUMULATIVE %
          # OF LEASES    RENT PSF    TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF IN PLACE  OF IN PLACE
  YEAR      ROLLING      ROLLING      ROLLING     ROLLING          ROLLING         RENT ROLLING  RENT ROLLING
--------  -----------  ------------  --------  -------------  ------------------  -------------  ------------

2006            7         $ 3.92       17,744        3.4%             7.9%              0.7%          0.7%
2007           16         $24.06       29,596        5.7%            13.6%              6.7%          7.4%
2008           10         $22.10       56,686       10.9%            24.5%             11.8%         19.2%
2009           11         $21.31       40,346        7.7%            32.2%              8.1%         27.2%
2010           20         $22.02      111,075       21.3%            53.5%             23.0%         50.3%
2011            9         $22.01      121,813       23.3%            76.8%             25.2%         75.5%
2012            4         $19.46       59,794       11.5%            88.3%             11.0%         86.5%
2013            3         $23.26       33,671        6.5%            94.7%              7.4%         93.8%
2014            2         $23.72       27,581        5.3%           100.0%              6.2%        100.0%
2015            0         $ 0.00            0        0.0%           100.0%              0.0%        100.0%
              ---                     -------      -----                              -----
TOTALS         82                     521,957      100.0%                             100.0%
              ===                     =======      =====                              =====

                                      B-37

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                           ONE & TWO SECURITIES CENTRE
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "One & Two Securities Centre
     Loan") is secured by a first priority deed encumbering two adjacent office buildings located in Atlanta, Georgia (the "One & Two Securities Centre
     Properties"). The One & Two Securities Centre Loan has a cut-off date principal balance of $70,000,000 and represents approximately 3.3% of the initial mortgage pool balance. The One & Two Securities Centre Loan was originated on March 28, 2006. The One & Two Securities Centre Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The One & Two Securities Centre Loan has a remaining term of 89 months and matures on April 1, 2014. The One & Two Securities Centre Loan may be
     prepaid in whole on or after January 1, 2014 and permits defeasance with
     United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The Borrower is collectively ARI-Securities Centre One & Two,
     LLC and thirty-five special purpose entities (collectively, "One & Two
     Securities Centre Borrower") each structured to be bankruptcy remote and all jointly and severally liable for the repayment of the One & Two
     Securities Centre Loan. The One & Two Securities Centre Borrower holds title to the One & Two Securities Centre Properties in fee as
     tenants-in-common. Legal counsel to the One & Two Securities Centre
     Borrower delivered a non-consolidation opinion in connection with the origination of the One & Two Securities Centre Loan. The sponsors for the
     One & Two Securities Centre Loan are Richard D. Gee and Maxwell B. Drever.
     Both Richard D. Gee and Maxwell B. Drever are principals of Argus Realty
     Investors, L.P. Richard D. Gee is the Chairman and CEO and has more than 35 years of commercial real estate experience in brokerage, syndications and acquisitions, while Maxwell B. Drever has more than 30 years in commercial real estate. Argus Realty Investors, L.P. is involved in tax-deferred property exchanges and has more than $900 million invested and approximately nine million square feet under management. The sponsors have no liability for the non-recourse carve-outs.

o    THE PROPERTY. The One & Two Securities Centre Properties are two adjacent office buildings totaling approximately 521,957 square feet. One parcel, known as the "One Securities Centre Property," is a 15-story, approximately
     274,634 square feet building, situated on approximately 4.5 acres, constructed in 1986 and 97.2% occupied as of September 1, 2006. The other parcel, know as the "Two Securities Centre Property," is a seven-story, approximately 247,323 square foot building, situated on approximately 9.76 acres, constructed in 1982 and 93.5% occupied as of September 1, 2006. The
     One & Two Securities Centre Properties are located within the Buckhead submarket in Atlanta, Georgia, within the Atlanta, Georgia metropolitan statistical area.

     The largest tenant is Inficorp Holdings, Inc. ("Inficorp") occupying approximately 33,342 square feet, or approximately 6.4% of the net rentable area. Inficorp is a subsidiary of First National Bank of Nebraska. Inficorp provides management services for credit card portfolios for banks and credit unions. First National Bank of Nebraska is a multi-state, multi-bank holding company headquartered in Omaha, Nebraska. The Inficorp lease expires in May 2010. The second largest tenant is Connecticut General Life
     Insurance Company, one of the operating entities of Cigna Corporation
     ("Cigna", NYSE: CI), occupying approximately 30,031 square feet, or approximately 5.8% of the net rentable area. Cigna is an employee benefits manager in the United States, Europe and Asia. Cigna provides services for managed healthcare plans, short and long term disabilities and life insurance. As of October 2006, Cigna was rated "BBB" by S&P and "Baa3" by
     Moody's. The Cigna lease expires in February 2011. The third largest tenant is Katz Media Corporation ("Katz"), occupying approximately 28,684 square feet, or approximately 5.5% of the net rentable area. Katz, a subsidiary of
     Clear Channel Communications, is a media representation firm that represents more than 2,600 radio stations and approximately 400 television stations. The Katz lease expires in April 2011.

o    LOCK BOX ACCOUNT. The One & Two Securities Centre Borrower or the property manager is required to cause all rent and other revenue from the One & Two
     Securities Centre Properties to be deposited directly into a clearing account under the control of lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the One & Two Securities
     Centre Loan will be made. The One & Two Securities Centre Borrower will have access to the remaining funds after all such required payments are made provided no One & Two Securities Centre Cash Management Period exists.
     A "One & Two Securities Centre Cash Management Period" will be in effect upon the occurrence of (i) an event of default under the One & Two
     Securities Centre Loan until the cure of the event of default, (ii) the bankruptcy or insolvency of the One & Two Securities Centre Borrower until the emergence of the One & Two Securities Centre

                                      B-38

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                           ONE & TWO SECURITIES CENTRE
--------------------------------------------------------------------------------

     Borrower from bankruptcy with no adverse consequences to the One & Two
     Securities Centre Properties or the One & Two Securities Centre Loan, or
     (iii) at any time the debt-service-coverage ratio for the preceding 6 month period, annualized, is less than 1.15x until the debt-service-coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

o    ADDITIONAL FINANCING. If the One & Two Securities Centre Properties are
     sold and the One & Two Securities Centre Loan is assumed by the transferee, the transferee is permitted to incur additional subordinate indebtedness secured by the One & Two Securities Centre Properties, upon satisfaction of certain terms and conditions, including but not limited to: (i) the sum of the outstanding balance of the One & Two Securities Centre Loan plus the amount of subordinate financing will not exceed 75% of the fair market value of the One & Two Securities Centre Properties; (ii) the
     debt-service-coverage ratio will be equal to or greater than 1.35x; and
     (iii) the lender shall have received written confirmation of the Rating
     Agencies to the subordinate loan, stating, among other things, that the transaction will not result in a downgrade of the then-current ratings of the securities.

     In addition, any of the potential 35 tenants-in-common is permitted to convey 100% (but not less) of its ownership interests in the One & Two
     Securities Centre Borrower to a new special purpose entity (collectively, the "TIC Mezzanine Borrowers") which may in turn pledge all or any portion of the TIC Mezzanine Borrowers' limited liability company interests in the tenant-in-common to secure a loan (all such loans together, the "TIC
     Mezzanine Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the
     TIC Mezzanine Loan and the One & Two Securities Centre Loan will not exceed
     85% of the fair market value of the One & Two Securities Centre Properties;
     (ii) the debt-service-coverage ratio on the combined amount of the One &
     Two Securities Centre Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the Lender will enter into a subordination and intercreditor agreement.

o    PARTIAL RELEASE. The related loan documents permit the One & Two Securities
     Centre Borrower to obtain a release of either of the One & Two Securities
     Centre Properties by partial defeasance payments upon satisfaction of certain terms and conditions, including but not limited to: (i) delivery to the lender of government securities that provide for payments equal to or greater than the amount of the corresponding monthly debt service payment amount or interest only payment amount, as applicable, after the release date through the One & Two Securities Centre Loan maturity date; (ii) the outstanding balance of the mortgage loan allocated to the remaining parcel will not exceed 75% of the fair market value of each parcel; (iii) the debt-service-coverage ratio with respect to the remaining parcel is equal to or greater than 1.35x; (iv) the balance in the rollover reserve escrow allocated to the transferred parcel and the remaining parcel will be determined by lender based on the rentable area of each such parcel, provided, however in no event may the amount escrowed by lender of either parcel be less than $1.00 per square foot, and any ongoing requirements for the rollover reserve escrow will be adjusted proportionally in lender's reasonable discretion.

     In addition, the related loan documents permit the One & Two Securities
     Centre Borrower to obtain the release of an undeveloped parcel that was not considered in the appraisal or underwriting of the One & Two Securities
     Centre Properties without payment.

o    MANAGEMENT. Jones Lang LaSalle Americas, Inc., a subsidiary of Jones Lang
     LaSalle Inc. (NYSE: JLL), is the property manager for the One & Two
     Securities Centre Properties. Jones Lang LaSalle Inc. has more than 100 offices worldwide and operates in more than 430 cities in 50 countries.
     Jones Lang LaSalle Inc. reports a managed portfolio of approximately 966 million square feet worldwide. The manager is entitled to a fee equal to a specified percentage of gross revenue collected on the One & Two Securities
     Centre Properties. That specified percentage will be 1.00% for the first year, 1.25% the next year and 1.75% thereafter.

                                      B-39

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                              FOUR POINTS SHERATON
--------------------------------------------------------------------------------

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                                      B-40

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                              FOUR POINTS SHERATION
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                                      B-41

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                              FOUR POINTS SHERATON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $48,200,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              JBG Investment Fund IV, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.2000%
MATURITY DATE                                                    October 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                              60 /Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          59 / Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   FF&E                                                                   Yes(1)
ADDITIONAL FINANCING                                                      Yes(2)
CUT-OFF DATE PRINCIPAL BALANCE                                       $48,200,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $181,887
CUT-OFF DATE LTV RATIO                                                    67.51%
MATURITY DATE LTV RATIO                                                   67.51%
UW NCF DSCR                                                                1.40x
--------------------------------------------------------------------------------

(1)  Initially $45,939 monthly. In 2007 and each succeeding calendar year, escrows of FF&E reserves shall be in an amount deemed necessary by lender to be sufficient to pay the costs of all anticipated capital improvements on the property for such calendar year, which shall be no less than a per annum amount equal to four percent (4%) of the annual gross revenues of the property during the preceding twelve month period.

(2)  See "Mezzanine Debt" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 265
OCCUPANCY % T-12 JULY 31, 2006                                             73.7%
YEAR BUILT / YEAR RENOVATED                                          1942 / 2000
APPRAISED VALUE                                                      $71,400,000
PROPERTY MANAGEMENT                              Crestline Hotels & Resorts, Inc
UW ECONOMIC OCCUPANCY %                                                    73.9%
UW REVENUES                                                          $13,498,430
UW EXPENSES                                                           $8,707,452
UW NET OPERATING INCOME (NOI)                                         $4,790,978
UW NET CASH FLOW (NCF)                                                $4,251,041
--------------------------------------------------------------------------------

                              Four Points Sheraton

                                                                        Cut-Off
                                                                          Date     Occupancy %
                                    Cut-Off                            Principal      (T-12
                                     Date       Year Built /   Total    Balance/     July 31,
Property Name      City, State      Balance       Renovated    Rooms      Room        2006)
--------------   --------------   -----------   ------------   -----   ---------   -----------

Four Points by
   Sheraton      Washington, DC   $48,200,000    1942 / 2000    265     $181,887      73.7%

                                                                        REVPAR
                                                    ADR                 (T-12
                 U/W Economic    Underwritten   (T-12 July     U/W     July 31,     U/W
Property Name     Occupancy %   Net Cash Flow    31, 2006)     ADR      2006)      REVPAR
--------------   ------------   -------------   ----------   -------   --------   -------

Four Points by
   Sheraton          73.9%        $4,251,041      $169.59    $173.34    $124.98   $128.08

                                      B-42

--------------------------------------------------------------------------------
                              FOUR POINTS SHERATON
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Four Points by Sheraton Loan") is secured by a first mortgage encumbering a hospitality property located in
     Washington, DC (the "Four Points by Sheraton Property"). The Four Points by
     Sheraton Loan represents approximately 2.3% of the cut-off date principal balance. The Four Points by Sheraton Loan was originated on September 14,
     2006 and has a principal balance as of the cut-off date of $48,200,000. The
     Four Points by Sheraton Loan provides for interest-only payments for the entire 60 months of its term. The Four Points by Sheraton Loan matures on
     October 1, 2011 and may be prepaid on or after July 1, 2011. Defeasance is permitted beginning 25 months after the issue date for the series CGCMT
     2006-C5 certificates.

o    THE BORROWER. The borrower is JBG/1201 K Hotel, L.L.C., a special purpose entity and affiliate of The JBG Companies. Ownership of the borrower is held 99% by JBG Investment Fund IV, LLC which has its 60% investor Yale
     University and the managing member is held by principals of The JBG companies, a Washington DC based real estate development /investment firm which was founded in 1960. The JBG Companies is engaged in the acquisition and development of some of the most distinguished office, retail, multi-family, hotel and mixed-use properties in the Washington DC metro area.

o    THE PROPERTY. The Four Points by Sheraton Property is a 10-story (one
     5-story wing), Class A, 265-room, full service Four Points by Sheraton hotel located at 1201 K Street NW in the Washington, DC central business district. The Four Points by Sheraton Property was originally constructed in 1942, expanded in 1962, completely renovated in 2000, and updated this past year with $1.8 million of improvements. The Four Points by Sheraton
     Property has 8,115 square feet of meeting space, with a capacity for up to
     560 people, and includes: the Franklin Ballroom (6,152 square feet / 400 people); the McPherson room (1,419 square feet / 100 people); the Logan
     Room (544 square feet / 60 people); and a Club Lounge for Starwood
     Preferred Guests. Other amenities of the hotel includes a 77 space underground parking garage, a rooftop enclosed swimming pool and health club. The hotel also houses the Washington DC Chamber of Commerce on a 10 year lease and the Corduroy restaurant, a 57 seat upscale restaurant which has been on the "Top 100 Very Best Restaurants" in the DC area for the last
     5 years.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to satisfaction of certain conditions, which include combined subject loan and mezzanine loan debt service coverage ratio and loan-to-value ratio acceptable to lender, and borrower's delivery of an intercreditor agreement.

o    MANAGEMENT. The Four Points by Sheraton Property has been managed by
     Crestline Hotels & Resorts, Inc. since the Borrower acquired the property in June of 2004. Crestline was recently ranked #7 on the list of Top
     Independent Third Party Hotel Management Companies by Hotel and Motel
     Management, and #9 on the list of Top 100 Management Companies by Hotel
     Business. The company has won the highest quality awards in the hospitality industry from Marriott, Hilton, Hyatt, Renaissance, InterContinental, and
     is a Starwood Preferred Manager. Crestline manages 40 hotels (27 full-service, 12 limited-service, and 1 conference center) containing more than 9,700 rooms. Crestline manages 6 hotels (1,511 rooms) in Washington,
     DC including the Four Points by Sheraton Property.

                                      B-43

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                           909 POYDRAS OFFICE BUILDING
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                                      B-44

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                           909 POYDRAS OFFICE BUILDING
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                                  [MAP OMITTED]

                                      B-45

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                           909 POYDRAS OFFICE BUILDING
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                            LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                              $40,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                        1.9%
NUMBER OF MORTGAGE LOANS                                                              1
LOAN PURPOSE                                                                  Refinance
SPONSOR                                          Judah Hertz, Isaac Hertz, Sarah Hertz,
                                                                       William Z. Hertz
OWNERSHIP INTEREST                                                           Fee Simple
MORTGAGE RATE                                                                   5.8700%
MATURITY DATE                                                          November 1, 2016
AMORTIZATION TYPE                                                               Balloon
ORIGINAL TERM / AMORTIZATION TERM                                             120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                                  120 / 360
LOCKBOX                                        In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                            Yes / Yes
   LEASING HOLDBACK(1)                                                         $133,417
   REQUIRED REPAIR FUNDS                                                        $13,750
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                              Yes / Yes
   REPLACEMENT                                                                  $39,524
   TI/LC                                                                         $9,086
   ROLLOVER FUNDS(2)                                                          Springing
ADDITIONAL FINANCING(4)                                                             Yes
CUT-OFF DATE PRINCIPAL BALANCE                                              $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                   $74
CUT-OFF DATE LTV RATIO                                                           80.00%
MATURITY DATE LTV RATIO                                                          67.59%
UW NCF DSCR                                                                       1.23x

(1)  At closing, $133,417 was deposited into a leasing holdback reserve account for the 909 Poydras Office Building Loan. So long as no event of default has occurred and is continuing, funds will be disbursed from the leasing holdback reserve account when, among other things, (i) 8% of the funds will be released upon evidence reasonably satisfactory to lender, including without limitation a tenant estoppel, that, with respect to the portion of the 14th floor of the Mortgaged Property leased to Kean Miller, Kean Miller is in occupancy, open for business and paying full contractual rent without right of offset, abatement or credit; (ii) 92% of the funds will be released upon evidence reasonably satisfactory to lender, including without limitation a tenant estoppel, that, with respect to the portion of the 32nd and 33rd floors of the Mortgaged Property leased to First Bank and Trust,
     First Bank and Trust is in occupancy, open for business and paying full contractual rent without right of offset, abatement or credit.

(2)  In the event that the borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant's Lease (a "Lease Termination Fee") the borrower is required to immediately deposit such Lease Termination Fee into the rollover funds reserve account, to be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such
     Lease Termination Fee (a "Termination Space"). So long as no event of default has occurred and is continuing, funds shall be disbursed from the rollover funds reserve account when, among other things, (i) the borrower provides evidence of the tenant improvement costs and leasing commissions to be paid for the Termination Space or (ii) the borrower specifies the amount by which the rent expected to be obtained by the borrower for the
     Termination Space during the next succeeding calendar month is less than the amount of monthly rent received from the previous tenant leasing the
     Termination.

(3)  Occupancy represents physical occupancy per the October 17, 2006 rent roll.
     First Bank and Trust and Sher Garner Cahill Richter Klein Mcalister &
     Hilbert, L.L.C. ("Sher Garner") are currently expanding their space and when the expansion is complete and First Bank and Trust and Sher Garner take occupancy of their respective expansion space, occupancy will be
     80.6%. See, "909 Poydras Office Building Tenant Summary" below for additional information.

(4)  See "Additional Financing" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         New Orleans, LA
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                541,636
OCCUPANCY % AS OF OCTOBER 17, 2006                                      75.2%(3)
YEAR BUILT / YEAR RENOVATED                                          1987 / 2005
APPRAISED VALUE                                                      $50,000,000
PROPERTY MANAGEMENT                             The Hertz Investment Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    80.7%
UW REVENUES                                                           $7,887,617
UW EXPENSES                                                           $3,799,937
UW NET OPERATING INCOME (NOI)                                         $4,087,680
UW NET CASH FLOW (NCF)                                                $3,504,518
--------------------------------------------------------------------------------

                                      B-46

--------------------------------------------------------------------------------
                           909 POYDRAS OFFICE BUILDING
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                       % OF NET                               % OF
                                          RATINGS       NET RENTABLE   RENTABLE    RENT PER                  ACTUAL  DATE OF LEASE
           TENANT NAME            FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA    SQUARE FOOT  ACTUAL RENT     RENT     EXPIRATION
--------------------------------  --------------------  ------------  ---------  -----------  -----------    ------  --------------

First Bank and Trust                    NR/NR/NR          27,416(2)      5.1%       $12.10(3) $ 331,663      5.5%     Various(3)
Morris Bart, PLC                        NR/NR/NR          25,011         4.6%       $14.00    $ 350,240(4)   5.8%   10/31/2010(5)
AIG Claim Services, Inc.                AA/Aa2/AA         24,493         4.5%       $13.95(6) $ 341,706      5.7%     Various(6)
Blanchard and Company, Inc.             NR/NR/NR          23,805         4.4%       $14.92(7) $ 355,262      5.9%   Various(7)(8)
Sher Garner Cahill Richter Klein        NR/NR/NR          20,766(9)      3.8%       $12.15    $ 252,404      4.2%      12/31/17
   Mcalister & Hilbert, L.L.C.
Top 5 Tenants                                            121,491        22.4%       $13.43    $1,631,274     27.0%
Non-major Tenants                                        285,777        52.8%       $15.44    $4,413,083     73.0%
                                                         -------        ----        -------   ----------
Occupied Total                                           407,268        75.2%       $14.84    $6,044,357
Vacant Space                                             134,368        24.8%
                                                         -------        ----
COLLATERAL TOTAL                                         541,636         100%
                                                         =======        ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  First Bank and Trust currently occupies approximately 27,416 square feet, comprised of approximately 12,042 square feet of original space (the
     "Original Space"), approximately 15,294 square feet of temporary space (the
     "Temporary Space") and approximately 80 square feet of storage space.
     Current rental rates are $14.25 per square foot for the Original Space and
     $10.00 per square foot for the Temporary Space. First Bank and Trust is currently expanding its space by approximately 35,000 square feet (the
     "Expansion Space") and upon completion of the build-out of the Expansion
     Space, First Bank and Trust will be leasing approximately 47,042 square feet. The leasing of the Temporary Space will terminate upon First Bank and
     Trust's occupancy of the Expansion Space.

(3)  First Bank and Trust occupies multiple suites containing various lease expiration dates: First Bank and Trust's lease of the Temporary Space
     (55.9%) expires upon occupancy of the Expansion Space at a rental rate of
     $10.00 per square foot and First Bank and Trust's lease of the Original
     Space (44.1% of space) expires March 31, 2016 at a rental rate of $14.25 per square foot. First Bank and Trust's lease of the Expansion Space lease will expire March 31, 2016 at a rental rate of $14.25 per square foot.

(4)  Morris Bart, PLC is entitled to a rent abatement for the calendar months of
     October 2007 and October 2008.

(5)  In the event of the permanent disability or death of Morris Bart, Morris
     Bart, PLC has the right to terminate its lease, subject to a termination fee equal to six months' base rent plus an amount equal to the unamortized portion of any concessions, commissions, allowances or other expenses incurred by the landlord in connection with any space leased by Morris
     Bart, PLC.

(6)  AIG Claim Services, Inc. occupies multiple suites containing various lease expiration dates: 47.2% of AIG Claim Services, Inc.'s space expires
     December 31, 2007 at a rental rate of $12.50 per square foot and 52.8% of
     AIG Claim Services, Inc.'s space expires May 31, 2010 at a rental rate of
     $15.25 per square foot.

(7)  Blanchard and Company, Inc. occupies multiple suites containing various lease expiration dates: 4.5% of Blanchard and Company, Inc.'s space expires
     September 30, 2010 at a rental rate of $8.00 per square foot and 95.5% of
     Blanchard and Company, Inc.'s space expires September 30, 2013 at a rental rate of $15.75 per square foot.

(8)  Blanchard and Company, Inc. may terminate its lease on 9/30/2011 upon providing nine months prior written notice and payment of a termination fee equal to the sum of one month's base rent and the total unamortized transaction costs amortized at 8%.

(9)  Sher Garner has leased a total of approximately 30,553 square feet of which approximately 20,766 square feet is occupied (the "Original Space"). The remaining 9,787 square feet is currently being built out (the "Expansion
     Space") and Sher Garner will take occupancy of the Expansion Space upon completion. Current rental rates are $12.12 per square foot for the
     Original Space and will be $12.12 per square foot for the Expansion Space.
     The lease for the Original Space and Expansion Space expires December 31,
     2017.

                             LEASE ROLLOVER SCHEDULE

                        WTD. AVG. IN PLACE                                                           CUMULATIVE %
         # OF LEASES      BASE RENT PER      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE    OF IN PLACE
 YEAR      ROLLING     SQUARE FOOT ROLLING    ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
------   -----------   -------------------   --------   ----------   -------------   -------------   ------------

2006           2              $11.99            7,911       1.5%          1.5%            1.6%           1.6%
2007           9              $15.17           62,346      11.5%         13.0%           15.6%          17.2%
2008           9              $15.87           57,242      10.6%         23.5%           15.0%          32.2%
2009           5              $15.81           37,724       7.0%         30.5%            9.9%          42.1%
2010           6              $14.91           59,568      11.0%         41.5%           14.7%          56.8%
2011           4              $14.99           59,553      11.0%         52.5%           14.8%          71.6%
2012           1              $11.35           13,410       2.5%         55.0%            2.5%          74.1%
2013           1              $15.25           22,734       4.2%         59.2%            5.7%          79.8%
2014           1              $14.20           20,395       3.8%         62.9%            4.8%          84.6%
2015           0              $ 0.00                0       0.0%         62.9%            0.0%          84.6%
2016           4              $14.84           45,619       8.4%         71.4%           11.2%          95.8%
             ---                              -------      ----                          ----
TOTALS        42                              386,502      71.4%                         95.8%
             ===                              =======      ====                          ====

                                      B-47

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                           909 POYDRAS OFFICE BUILDING
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "909 Poydras Office Building
     Loan") is secured by a first mortgage encumbering an office building located in New Orleans, Louisiana (the "909 Poydras Office Building
     Property"). The 909 Poydras Office Building Loan represents approximately
     1.9% of the initial mortgage pool balance. The 909 Poydras Office Building
     Loan was originated on October 17, 2006 and has a principal balance as of the cut-off date of $40,000,000.

     The 909 Poydras Office Building Loan has a remaining term of 120 months and matures on November 1, 2016. The 909 Poydras Office Building Loan may be
     prepaid on or after October 1, 2016, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Hertz 909 Poydras, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 909 Poydras Office Building Loan.
     The sponsors of the borrower are members of the Hertz family. The Hertz family, through related entities, has been involved in acquiring, marketing and managing commercial properties for over 25 years.

o    THE PROPERTY. The 909 Poydras Office Building Property is an approximately
     541,636 square foot office building situated on approximately 0.86 acres.
     The 909 Poydras Office Building Property was constructed in 1987 and renovated in 2005. The 909 Poydras Office Building Property is located in
     New Orleans, Louisiana. As of October 17, 2006, the occupancy rate for the
     909 Poydras Office Building Property was approximately 75.2%.

     The largest tenant is First Bank and Trust ("First Bank"), presently occupying approximately 27,416 square feet, comprised of approximately
     12,042 square feet of Original Space, approximately 15,294 square feet of
     Temporary Space, and approximately 80 square feet of storage space or approximately 5.1% of the net rentable area. Current rental rates are
     $14.25 per square foot for the Original Space and $10.00 per square foot for the Temporary Space. First Bank and Trust is currently expanding into approximately 35,000 square feet of Expansion Space and is leasing the
     Temporary Space at a rate of $10.00 per square foot during the build-out of the Expansion Space. Leasing of the Temporary Space will terminate upon
     First Bank and Trust's occupancy of the Expansion Space at which time First
     Bank and Trust will be leasing approximately 47,042 square feet. First Bank and Trust's lease for the Original Space and the Expansion Space expires in
     March 2016. First Bank is a state chartered, FDIC insured, New Orleans based bank with over $600 million in assets. The 909 Poydras Office
     Building Property serves as First Bank's headquarters. The second largest tenant is Morris Bart, PLC ("Morris Bart"), occupying approximately 25,011 square feet, or approximately 4.6% of the net rentable area. Morris Bart is a regional law firm that specializes in personal injury cases and has offices in Louisiana and Mississippi. The 909 Poydras Office Building
     Property serves as Morris Bart's headquarters. The Morris Bart lease expires in October 2010. The third largest tenant is AIG Claim Services,
     Inc. ("AIG Claims"), occupying approximately 24,493 square feet, or approximately 4.5% of the net rentable area. AIG Claims is a subsidiary of
     American International Group, Inc. (NYSE:AIG), an international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The AIG Claims lease expires at various dates:
     47.2% and 52.8% of AIG Claims space expires in December 2007 and May 2010, respectively.

o    LOCK BOX ACCOUNT. The borrower or the property manager is required to cause all rent and other revenue from the 909 Poydras Office Building Property to be deposited directly into a clearing account under the control of lender.
     The rents and other revenue in the clearing account will then be transferred daily to a bank account maintained by the borrower provided no
     Poydras Cash Management Period exists. In the event of a Poydras Cash
     Management Period, the rents and other revenue will be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the 909 Poydras Office Building Loan will be made. A "Poydras Cash Management Period" will be in effect upon the occurrence of (i) an event of default under the 909 Poydras Office Building
     Loan until the cure of the event of default, (ii) the bankruptcy or insolvency of the borrower or property manager until the emergence of the borrower from bankruptcy with no adverse consequences to the 909 Poydras
     Office Building Property or the 909 Poydras Office Building Loan or with respect to the property manager, until a replacement property manager is appointed, as applicable, or (iii) the debt-service-coverage-ratio for the preceding 12 calendar months falls below 1.10x until the
     debt-service-coverage-ratio is equal to or greater than 1.20x for two consecutive quarters.

                                      B-48

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                           909 POYDRAS OFFICE BUILDING
--------------------------------------------------------------------------------

o    ADDITIONAL FINANCING. The 909 Poydras Office Building Loan borrower is permitted to pledge all or a portion of the borrower's ownership interests to secure a mezzanine loan upon satisfaction of certain terms and conditions, including but not limited to: (i) the aggregate outstanding principal balance amounts of the mezzanine loan and the 909 Poydras Office
     Building Loan will not exceed 85% of the fair market value of the 909
     Poydras Office Building Property; (ii) the debt-service-coverage ratio on the combined amount of the 909 Poydras Office Building Loan and the mezzanine loan will be equal to or greater than 1.10x; and (iii) the mezzanine loan lender and the lender of the 909 Poydras Office Building
     Loan will enter into a subordination and intercreditor agreement.

o    MANAGEMENT. The Hertz Investment Group, Inc. is the property manager for the 909 Poydras Office Building Property. The Hertz Investment Group, Inc.
     is a national real estate investment company specializing in the acquisition, marketing and management of commercial properties throughout the country.

                                      B-49

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                                 TRI CITY PLAZA
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                                      B-50

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                                      B-51

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                                 TRI CITY PLAZA
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,000,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           DLC Management Corporation and
                                              Delphi Commercial Properties, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.9300%
MATURITY DATE                                                   October 11, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         119 / Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   DOLLAR TREE RESERVE(1)                                               $371,536
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                      Yes / No
   REPLACEMENT(2)                                                         $3,750
   TI/LC(3)                                                               $6,249
   ENVIRONMENTAL(4)                                                       $2,500
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $135
CUT-OFF DATE LTV RATIO                                                    80.00%
MATURITY DATE LTV RATIO                                                   80.00%
UW NCF DSCR                                                                1.35x
--------------------------------------------------------------------------------

(1)  At closing, $276,614 was escrowed to pay for TI/LC for the Dollar Tree space. When the Dollar Tree executes an estoppel reasonably satisfactory to
     Lender stating that it is open for business, paying full rent and that all landlord tenant improvement and leasing commission obligations have been paid, then Borrower shall be entitled to all of the funds. Prior to such date, Borrower shall recieve a monthly gap rent payment of $16,179.94.

(2)  The reserve is subject to a $179,980 cap.

(3)  The reserve is subject to a $299,968 cap. Monthly deposits will be waived until January 2010 in the event that Staples renews its lease with respect to its space which expires in 10/31/07.

(4)  The reserve is subject to a $60,000 cap and is to be disbursed to pay for monitoring, sampling and remediation work including groundwater treatment and soil vapor extraction systems in place at the property, with respect to chloronated solvents from a former dry cleaning operation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Vernon, CT
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                295,367
OCCUPANCY % AS OF SEPTEMBER 19,
   2006(5)                                                                 93.0%
YEAR BUILT / YEAR RENOVATED                  1963, 1972, 1986 / 1990, 2002, 2004
APPRAISED VALUE                                                      $50,000,000
PROPERTY MANAGEMENT                                   DLC Management Corporation
UW ECONOMIC OCCUPANCY %                                                    90.4%
UW REVENUES                                                           $4,566,457
UW EXPENSES                                                           $1,209,197
UW NET OPERATING INCOME (NOI)                                         $3,357,260
UW NET CASH FLOW (NCF)                                                $3,242,026

--------------------------------------------------------------------------------

(5)  The occupancy % includes the NRA of Stop & Shop, which is currently dark but is still paying rent. The Stop & Shop lease is guaranteed by
     Koninklijke Ahold n.v. The occupancy % also includes Dollar Tree which has not yet taken occupancy.

                                      B-52

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

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                                 TRI CITY PLAZA
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                                 TENANT SUMMARY

                                                          % OF NET                                            DATE OF
                           RATINGS         NET RENTABLE   RENTABLE                            % OF ACTUAL      LEASE
   TENANT NAME      FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------   --------------------   ------------   --------   --------   -----------   -----------   ----------

Price Chopper             NR/NR/NR             98,850       33.5%     $10.09     $  997,500       27.2%      12/31/25
Stop & Shop(2)           BB/Ba1/BB+            30,953       10.5%     $14.78     $  457,608       12.5%      12/31/15
TJ Maxx(3)                 NR/A3/A             27,932        9.5%     $ 8.75     $  244,405        6.7%      01/31/12
HomeGoods(4)               NR/A3/A             27,932        9.5%     $ 8.50     $  237,422        6.5%      04/30/15
Staples                 BBB+/Baa2/BBB          25,438        8.6%     $16.86     $  428,964       11.7%      10/31/07
Top 5 Tenants                                 211,105       71.5%     $11.21     $2,365,899       64.6%       Various
Non-major Tenants                              63,512       21.5%     $20.44     $1,298,377       35.4%       Various
                                              -------       ----      ------     ----------
Occupied Total                                274,617       93.0%     $13.34     $3,664,276
Vacant                                         20,750        7.0%
                                              -------       ----
COLLATERAL TOTAL                              295,367        100%
                                              =======       ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Stop & Shop is currently dark, but still paying rent. The lease is guaranteed by Koninklijke Ahold n.v.

(3)  TJ Maxx has a co-tenancy clause. If a tenant occupying more than 50,000 SF shall not operate for a period of 120 consecutive days, then during such period (a) no minimum rent or percentage rent will be due and TJ Maxx will pay the lesser of either TJ Maxx's minimum rent or two percent (2%) of the
     TJ Maxx's gross sales in lieu thereof, and (b) if such period continues for more than one year, TJ Maxx may terminate the TJ Maxx lease at any time by giving the borrower notice thereof and the TJ Maxx lease will then terminate on the date set forth in the notice.

(4)  HomeGoods has a co-tenancy clause. If Price Chopper shall not operate for a period of 120 consecutive days, then during such period (a) HomeGoods will pay two percent (2%) of the HomeGoods' gross sales in lieu thereof, and (b)
     if such period continues for more than one year, HomeGoods may terminate the HomeGoods lease at any time by giving the borrower notice thereof and the HomeGoods lease will then terminate on the date set forth in the notice.

                          LEASE ROLLOVER SCHEDULE(1)(2)

                       Wtd. Avg. In Place
         # of Leases     Base Rent PSF      Total SF   % of Total    Cumulative %   % of In Place   Cumulative % of In
 Year      Rolling          Rolling          Rolling   SF Rolling   of SF Rolling    Rent Rolling   Place Rent Rolling
------   -----------   ------------------   --------   ----------   -------------   -------------   ------------------

 2006          1             $23.50            2,000       0.7%          0.7%            1.3%               1.3%
 2007          3             $18.35           31,068      10.5%         11.2%           15.6%              16.8%
 2008          6             $24.60           18,825       6.4%         17.6%           12.6%              29.5%
 2009          3             $15.45            8,552       2.9%         20.5%            3.6%              33.1%
 2010          1             $25.00            2,292       0.8%         21.2%            1.6%              34.6%
 2011          3             $14.35           19,950       6.8%         28.0%            7.8%              42.5%
 2012          2             $10.97           31,195      10.6%         38.6%            9.3%              51.8%
 2013          1             $22.68            1,500       0.5%         39.1%            0.9%              52.7%
 2014          0             $ 0.00                0       0.0%         39.1%            0.0%              52.7%
 2015          3             $12.16           60,385      20.4%         59.5%           20.0%              72.8%
 2016          0             $ 0.00                0       0.0%         59.5%            0.0%              72.8%
             ---                             -------      ----                          ----
TOTALS        23                             175,767      59.5%                         72.8%
             ===                             =======      ====                          ====

(1)  Tenants representing 5.2% of the NRA have termination options mostly related to sales based thresholds.

(2)  Tenants representing 30.6% of the NRA have co-tenancy clauses in their leases.

                                      B-53

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                                 TRI CITY PLAZA
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o    THE LOAN. The subject mortgage loan (the "Tri City Plaza Loan") is secured by a first mortgage encumbering an anchored retail building located in
     Vernon, Connecticut. The Tri City Plaza Loan has a cut-off date principal balance of $40,000,000 and represents approximately 1.9% of the initial mortgage pool balance. The Tri City Plaza Loan was originated on September
     20, 2006. The Tri City Plaza Loan provides for interest-only payments for the entire 120 months of its term.

     The Tri City Plaza Loan has a remaining term of 119 months and matures on
     October 11, 2016. The Tri City Plaza Loan may be prepaid on or after July
     11, 2016, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Tri-City Improvements, LLC, a special purpose entity structured to be bankruptcy remote. The sponsors of the borrower are
     DLC Management Corporation ("DLC") and Delphi Commercial Properties, Inc
     ("Delphi"). DLC and Delphi are wholly owned by Adam Ifshin. DLC is a privately held company founded in 1991 by Adam and Stephen Ifshin. Adam
     Ifshin is also founder and president of Delphi, a specialty real estate brokerage firm. DLC is a private and public owner of retail shopping centers in the U.S. Their portfolio, as of the year end 2005, consisted of approximately 52 retail properties, totaling approximately 10.4 million square feet in 20 states, concentrated in the East Coast and Midwest. DLC focuses on anchored neighborhood and community shopping centers generating strong, repeat consumer traffic with a special emphasis on urban core and infill locations. They specialize in acquiring properties with potential upside. Headquartered in Tarrytown, New York with regional offices in
     Atlanta, Baltimore, and Chicago, DLC uses an in-house staff to provide acquisition due diligence, management (including third-party property management), leasing, legal, and construction management activities. Their regional offices provide hands-on management and leasing expertise based on strong local knowledge and industry contacts. DLC has formed strong relationships with many national retailers, many of which are the same retailers located in properties throughout their portfolio.

o    THE PROPERTY. The Tri City Plaza Property is an approximately 295,367 square foot anchored retail building situated on approximately 24.9 acres.
     The Tri City Plaza Property is a community shopping center and contains a total of three buildings. The main shopping center consisting of 278,408 square feet was built in 1963, the satellite building consisting of 17,030 square feet which houses seven in-line tenants was built in 1972, and the free-standing Denny's Restaurant consisting of 4,600 square feet was built in 1986. Denny's Restaurant has a ground lease and owns its improvements, which are excluded from the square footage of the Tri City Plaza Property.
     The Tri City Plaza Property was renovated in 1990 and upgraded in 2002 and
     2004. The Tri City Plaza Property includes 1,144 surface parking spaces.
     The Tri City Plaza Property is part of a well-known retail corridor that runs from Vernon to the Buckland Hills Mall and benefits from traffic drawn by the Buckland Hills regional mall, which is located just 1.5 miles from the Tri City Plaza Property. As of September 19, 2006, the occupancy rate for the Tri City Plaza Property was approximately 93.0%. The 93.0%
     occupancy rate includes the NRA of Stop & Shop, which is currently dark but still paying rent.

     The largest tenant is Price Chopper occupying 98,850 square feet, or approximately 33.5% of the net rentable area. Price Chopper is a medium size chain of supermarkets in New York, Vermont, Connecticut, Pennsylvania,
     and Massachusetts with headquarters in upstate New York. Founded in 1933 by
     Lewis Golub, Price Chopper operated under the name Central Market until
     1973, when it was renamed Price Chopper. Price Chopper markets itself has a low price high quality operator and has over 20,000 employees with a focus on service, as exemplified by their open 24 hours a day policy. Price
     Chopper has had an active presence in the community with the establishment of the Golub Foundation which contributes to non-profit organizations located within the marketing area of the Price Chopper stores.

     The second largest tenant is Stop & Shop occupying 30,953 square feet, or approximately 10.5% of the net rentable area. Stop & Shop is one of the largest food retailers in New England, operating over 360 grocery stores.
     Stop & Shop employs 58,000 associates in its network of stores, distribution centers, manufacturing plants and offices, which stretch across more than 180 communities in Connecticut, Massachusetts, New
     Hampshire, New York, New Jersey and Rhode Island. Stop & Shop does not occupy but pays rent on its leased space at the Tri City Plaza Property, and it is understood to be exploring the subleasing of its leased space.
     Further, Stop & Shop's parent company, Koninklijke Ahold n.v., guarantees the rent payments required pursuant to the Stop & Shop lease. As of October
     9, 2006, Koninklijke Ahold n.v. was rated "BB+" by S&P, "Ba1" by Moody's and "BB" by Fitch.

     The third largest tenant is TJ Maxx occupying 27,932 square feet, or approximately 9.5% of the net rentable area. The TJX Companies, Inc.
     ("TJX") (NYSE: TJX) operates as an off-price retailer of apparel and home fashions in the United States and

                                      B-54

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                                 TRI CITY PLAZA
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     internationally. It sells off-price family apparel and home fashions through T.J. Maxx, Marshalls, Bob's Stores, and A.J. Wright chains in the
     United States; Winners chain in Canada; and T.K. Maxx chain in the United
     Kingdom and Ireland. The company sells off-price home fashions through the
     HomeGoods chain in the United States and the Canadian HomeSense chain, operated by Winners. TJ Maxx is one of the largest off-price retail chains in the United States with over 800 stores in approximately 47 states and
     HomeGoods operates approximately 215 stores. HomeGoods stores are typically
     27,000 square feet and are often situated alongside TJ Maxx or Marshalls.
     In addition to the TJ Maxx space at the Tri City Plaza Property, HomeGoods currently occupies an additional 27,932 square feet, or approximately 9.5%
     of the net rentable area at the Tri City Plaza Property. TJX reported fiscal year ended January 2006 revenues of $16.1 billion and net income of
     $690.4 million. As of October 9, 2006, TJX reported a market capitalization of $13.1 billion. As of October 9, 2006, TJX was rated "A" S&P and "A3" by
     Moody's. TJ Maxx and HomeGoods both have co-tenancy clause in their respective leases, see "Tenant Summary" above.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. DLC Management Corporation is the property manager for the Tri
     City Plaza Property. The property manager is affiliated with the borrower.

                                      B-55

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,850,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       Joseph D. Blattner
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0150%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   116 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   TI / LC                                                            $1,253,443
   DEBT SERVICE GUARANTY(1)                                           $4,279,000
   AMC GUARANTY(2)                                                    $1,294,743
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                       No / No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,850,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $272
CUT-OFF DATE LTV RATIO                                                    79.61%
MATURITY DATE LTV RATIO                                                   71.97%
UW NCF DSCR(1)                                                             1.20x
--------------------------------------------------------------------------------

(1)  The Debt Service Guaranty is comprised of $4,279,000 and will be released when a 1.20x coverage is achieved at the actual constant of 7.21%. During the term of the guarantee, ECT and/or its beneficiary shall not revoke its trust and will maintain a net worth in excess of $25MM. In the event ECT or its beneficiary revokes the trust or drops below the net worth threshold,
     Michael Corliss, the beneficiary, "springs" as the guarantor. The Mortgage
     Loan Seller is showing an adjusted UW NCF DSCR of 1.20x throughout the Free
     Writing Propspectus Supplement. The unadjusted UW NCF DSCR is 1.09x.

(2)  At closing, a partial guaranty was provided in the amount of $1,294,743 with respect to the current disputed outstanding AMC Construction Allowance amount. The $1,294,743 will be released upon resolution of the disputed construction allowance. During the term of the guarantee, ECT and/or its beneficiary shall not revoke its trust and will maintain a net worth in excess of $25MM. In the event ECT or its beneficiary revokes the trust or drops below the net worth threshold, Michael Corliss, the beneficiary,
     "springs" as the guarantor.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                                Kent, WA
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                135,418
OCCUPANCY % AS OF JUNE 9, 2006                                             91.2%
YEAR BUILT / YEAR RENOVATED                                      2005-2006 / NAP
APPRAISED VALUE                                                      $46,289,000
PROPERTY MANAGEMENT                                          Kent Station L.L.C.
UW ECONOMIC OCCUPANCY %                                                    89.3%
UW REVENUES                                                           $4,113,437
UW EXPENSES                                                           $1,117,038
UW NET OPERATING INCOME (NOI)                                         $2,996,399
UW NET CASH FLOW (NCF)                                                $2,903,254
--------------------------------------------------------------------------------

                                      B-58

--------------------------------------------------------------------------------
                                  KENT STATION
--------------------------------------------------------------------------------

                                 Tenant Summary

                                                                       % OF NET                             % OF      DATE OF
                                        RATINGS         NET RENTABLE   RENTABLE                            ACTUAL      LEASE
          TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
------------------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

AMC Theatre(2)                          B/NR/B              58,521       43.2%     $21.75     $1,272,832    40.1%    12/31/20
Coldwell Banker Bain                   NR/NR/NR              6,554        4.8%     $28.00     $  183,512     5.8%    09/30/16
Ram(3)                                 NR/NR/NR              6,540        4.8%     $28.00     $  183,120     5.8%    11/13/15
Zephyr Grill                           NR/NR/NR              5,840        4.3%     $31.00     $  181,040     5.7%    05/14/16
Plaza Bank                             NR/NR/NR              3,909        2.9%     $28.00     $  109,452     3.4%    05/31/16
Top 5 Tenants                                               81,364       60.1%     $23.72     $1,929,956    60.8%     Various
Non-major Tenants                                           42,095       31.1%     $29.55     $1,244,034    39.2%     Various
                                                           -------       ----      ------     ----------
Occupied Total                                             123,459       91.2%     $25.71     $3,173,989
Vacant                                                      11,959        8.8%
                                                           -------       ----
COLLATERAL TOTAL                                           135,418        100%
                                                           =======       ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  If at any time 50% or more of the retail floor area of the Kent Station planned unit development of which the mortgaged property is a part, excluding the AMC Theatre, is not open for business for a period of at least 18 months, AMC Theatre may terminate its lease.

(3)  If AMC Theatre stays closed for 90 consecutive days, tenant shall pay 50%
     of minimum rent or 7% of gross sales. If AMC Theatre stays closed for 12 months, Ram may terminate its lease with 180 days notice. If the landlord notifies Ram within 90 days of termination notice that AMC Theatre or a replacement will be open within 120 days, Ram's termination notice shall be rescinded.

                          Lease Rollover Summary(1)(2)

                       WTD. AVG. IN PLACE
         # OF LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL   CUMULATIVE % OF   % OF IN PLACE   CUMULATIVE % OF IN
 YEAR      ROLLING           ROLLING         ROLLING   SF ROLLING      SF ROLLING      RENT ROLLING   PLACE RENT ROLLING
------   -----------   ------------------   --------   ----------   ---------------   -------------   ------------------

 2006          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2007          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2008          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2009          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2010          4              $31.80          4,430        3.3%           3.3%              4.4%              4.4%
 2011          3              $31.13          4,870        3.6%           6.9%              4.8%              9.2%
 2012          0              $ 0.00              0        0.0%           6.9%              0.0%              9.2%
 2013          0              $ 0.00              0        0.0%           6.9%              0.0%              9.2%
 2014          0              $ 0.00              0        0.0%           6.9%              0.0%              9.2%
 2015         15              $28.74         37,985       28.1%          34.9%             34.4%             43.6%
 2016          4              $29.30         17,653       13.0%          48.0%             16.3%             59.9%
             ---                             ------       ----                             ----
TOTALS        26                             64,938       48.0%                            59.9%
             ===                             ======       ====                             ====

(1)  Tenants representing 9.9% of the NRA have termination options mostly related to sales based thresholds.

(2)  Tenants representing 58.9% of the NRA have co-tenancy clauses in their leases.

                                      B-59

--------------------------------------------------------------------------------
                                  KENT STATION
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Kent Station Loan") is secured by a first mortgage encumbering an anchored retail property located in Kent,
     Washington. The Kent Station Loan has a cut-off date principal balance of
     $36,850,000 and represents approximately 1.7% of the initial mortgage pool balance. The Kent Station Loan was originated on June 16, 2006. The Kent
     Station Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year amortization schedule.

     The Kent Station Loan has a remaining term of 116 months and matures on
     July 11, 2016. The Kent Station Loan may be prepaid on or after May 11,
     2016, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Tarragon-Kent Station Phase I L.L.C., a special purpose entity. The borrower is 100% owned by Kent Station -- Phase
     I Partners, L.L.C., a special purpose entity, which is 38.75% owned by
     Evergreen Capital Trust, a Washington grantor trust ("ECT"), and 25% owned by Joseph Blattner, the sponsor of the borrower. Mr. Blattner is the president of Tarragon Development Company ("Tarragon"), the entity that developed the subject property. Mr. Blattner has been a principal of
     Tarragon since its inception in 1995. As president, Mr. Blattner is responsible for all of the operations and personnel of Tarragon as well as involvement in every stage of the development process. Mr. Blattner has a broad background in management, development, and construction services.
     Tarragon is an affiliated development company of ECT. ECT was established by Michael J. Corliss for the purpose of consolidating various business investments into a single entity. The business investments include shares of stock in "S" corporations, memberships in limited liability companies, interests in partnerships and marketable securities. The business investments are centered in income-producing commercial real estate, residential home development and land. Over the last 20 years, Mr. Corliss has developed over 5,000 units of residential housing and 2 million square feet of industrial and commercial space.

o    THE PROPERTY. The Kent Station Property is an approximately 135,418 square foot anchored retail center, consisting of 10 buildings situated on approximately 10.5 acres. Built in 2005 and 2006, the Kent Station Property is phase 1 of a multi-phase lifestyle retail development. The Kent Station
     Property is comprised of a 135,418 square feet of retail center anchored by an AMC Theatre and 76,897 square feet of in-line retail space. The Kent
     Station Property is part of a master plan by the City of Kent ("City") to create an expanded downtown with retail, office, residential and entertainment uses located adjacent to the new train station and parking deck. The City has invested city funds towards a parking structure (which also provides parking for the AMC Theater) at the new commuter rail station that connects the City to downtown Seattle and Tacoma, as well as infrastructure improvements at the site. Tarragon was selected by the City as the developer for the site. A portion of the Kent Station Property has been converted into a two unit commercial condominium. Unit I remains a part of the subject property and is used for retail space, Unit II constitutes 22,600 square feet of office and classroom space that was specifically built out for, and subsequently sold to, Green River Community
     College for use as a satellite campus. Unit II is excluded from the Kent
     Station Property. As of June 9, 2006, the occupancy rate for the Kent
     Station Property was approximately 91.2%.

     The largest tenant is AMC Theatre occupying 58,521 square feet, or approximately 43.2% of the net rentable area. AMC Theatre is a subsidiary of AMC Entertainment Inc. ("AMC"). At the end of 2004, AMC was acquired by
     Marquee Holdings Inc. ("Marquee"). Marquee is an investment vehicle controlled by J.P. Morgan Partners, LLC ("JPMP") and Apollo Management,
     L.P. ("Apollo"). JPMP, founded in 1984, is a private equity division of
     JPMorgan Chase & Co. Apollo, founded in 1990, has managed the investment of an aggregate of approximately $13 billion in equity capital in a wide variety of industries, both domestically and internationally, and is currently managing Apollo Investment Fund VI, L.P. In January 2006, AMC
     completed a merger with Loews Cineplex Entertainment Corporation ("Loews")
     with Loews merging into AMC. AMC is one of the world's leading movie theater operators with interests in approximately 415 theatres with 5,672 screens. About 80% of the theatres are located in the United States and
     Canada. The balance of AMC's screens are in attractive international markets including Mexico, Argentina, Brazil, Chile, Uruguay, Hong Kong,
     France, Spain and the United Kingdom. In the United States, AMC has
     significant presence in major urban markets with locations in 29 states and the District of Columbia. AMC Theatre operates 14 screens with stadium seating for approximately 2,500 patrons at the Kent Station Property.

     The second largest tenant is Coldwell Banker Bain occupying 6,554 square feet, or approximately 4.8% of the net rentable area. Coldwell Banker Bain is a real estate brokerage that has been serving the Puget Sound area for over 30 years.

                                      B-60

--------------------------------------------------------------------------------
                                  KENT STATION
--------------------------------------------------------------------------------

     The third largest tenant is Ram occupying 6,540 square feet, or approximately 4.8% of the net rentable area. Ram is a privately-held regional restaurant chain headquartered in Lakewood, Washington with approximately 15 locations across Washington, Idaho, Illinois, Oregon, and
     Indiana. The Ram restaurants are family-oriented, with many specializing in handcrafted beer brewed on premises, sports programming, billiards and electronic games, boardrooms and banquet facilities. Founded in 1971, Ram both develops and operates restaurants.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. Kent Station L.L.C. is the property manager for the Kent
     Station Property. The property manager is affiliated with the borrower.

o    GUARANTY. The subject property has not yet achieved a 1.20:1.00 DSCR and there is also an outstanding construction allowance due AMC, the amount of which is presently in dispute. ECT and Mr. Corliss executed at closing a partial guaranty ("Partial Guaranty") in lieu of an economic cash holdback and a holdback for the construction allowance. The Partial Guaranty guaranties the debt up to a maximum amount of $5,573,743. This maximum amount is comprised of two components, (a) $4,279,000 (provided in lieu of an economic cash holdback), and (b) $1,294,743 (the amount of the construction allowance claimed by AMC). The $1,294,743 will be released upon resolution of the disputed construction allowance. The remaining
     $4,279,000 will be released when a DSCR of 1.20:1.00 is achieved. During the term of the guarantee, ECT will not (i) permit its net worth to be less than $25 million, (ii) dissolve, liquidate, file for bankruptcy or make an assignment for the benefit of creditors, or (iii) terminate, rescind, or revoke its trust agreement (each of (i), (ii) and (iii) are a "Trigger
     Event"). Until the occurrence of a Trigger Event, Mr. Corliss is not liable under the Partial Guaranty; however, from and after the occurrence of a
     Trigger Event, Mr. Corliss becomes fully liable as an additional guarantor thereunder.

                                      B-61

                                    ANNEX C-1

                      YIELD TABLES FOR OFFERED CERTIFICATES

                                      C-1

                                    ANNEX C-2

  DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4,
  CLASS A-1A, CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D CERTIFICATES

                                       C-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................    88.2      88.2      88.2      88.2      88.2
November 2008.................    75.3      75.3      75.3      75.3      75.3
November 2009.................    59.1      59.1      59.1      59.1      59.1
November 2010.................    37.9      37.9      37.9      37.9      37.9
November 2011 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    3.14      3.07      3.03      3.00      2.99

                                    CLASS A-2

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    4.80      4.79      4.76      4.71      4.44

                                    CLASS A-3

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011.................   100.0      99.7      99.4      98.9      97.8
November 2012.................   100.0      99.2      98.6      98.1      97.8
November 2013.................    70.7      70.7      70.7      70.7      70.5
November 2014 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    7.22      7.19      7.17      7.14       6.95

                                      C-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-SB

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011.................    98.7      98.7      98.7      98.7      98.7
November 2012.................    81.2      81.2      81.2      81.2      81.2
November 2013.................    59.9      59.9      59.9      59.9      60.0
November 2014.................    40.5      40.5      40.5      40.5      40.5
November 2015.................     5.0       4.8       4.6       4.2       0.0
November 2016 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    7.40      7.40      7.40      7.39      7.37

                                    CLASS A-4

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011.................   100.0     100.0     100.0     100.0     100.0
November 2012.................   100.0     100.0     100.0     100.0     100.0
November 2013.................   100.0     100.0     100.0     100.0     100.0
November 2014.................   100.0     100.0     100.0     100.0     100.0
November 2015.................   100.0     100.0     100.0     100.0      99.8
November 2016 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    9.74      9.72      9.71      9.69      9.54

                                      C-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-1A

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................    99.8      99.8      99.8      99.8      99.8
November 2008.................    99.4      99.4      99.4      99.4      99.4
November 2009.................    98.6      98.6      98.6      98.6      98.6
November 2010.................    97.6      97.6      97.6      97.6      97.6
November 2011.................    92.5      92.5      92.5      92.5      92.5
November 2012.................    91.2      91.2      91.2      91.2      91.2
November 2013.................    87.2      87.2      87.2      87.2      87.2
November 2014.................    85.8      85.8      85.8      85.8      85.8
November 2015.................    84.2      84.2      84.2      84.2      84.2
November 2016 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    9.16      9.15      9.15      9.12      9.00

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-M

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011.................   100.0     100.0     100.0     100.0     100.0
November 2012.................   100.0     100.0     100.0     100.0     100.0
November 2013.................   100.0     100.0     100.0     100.0     100.0
November 2014.................   100.0     100.0     100.0     100.0     100.0
November 2015.................   100.0     100.0     100.0     100.0     100.0
November 2016 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    9.90      9.90      9.90      9.90      9.73

                                      C-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-J

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100.0%   100.0%    100.0%    100.0%    100.0%
November 2007......................    100.0    100.0     100.0     100.0     100.0
November 2008......................    100.0    100.0     100.0     100.0     100.0
November 2009......................    100.0    100.0     100.0     100.0     100.0
November 2010......................    100.0    100.0     100.0     100.0     100.0
November 2011......................    100.0    100.0     100.0     100.0     100.0
November 2012......................    100.0    100.0     100.0     100.0     100.0
November 2013......................    100.0    100.0     100.0     100.0     100.0
November 2014......................    100.0    100.0     100.0     100.0     100.0
November 2015......................    100.0    100.0     100.0     100.0     100.0
November 2016 and thereafter.......      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...     9.90     9.90      9.90      9.90      9.73

                                     CLASS B

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100.0%   100.0%    100.0%    100.0%    100.0%
November 2007......................    100.0    100.0     100.0     100.0     100.0
November 2008......................    100.0    100.0     100.0     100.0     100.0
November 2009......................    100.0    100.0     100.0     100.0     100.0
November 2010......................    100.0    100.0     100.0     100.0     100.0
November 2011......................    100.0    100.0     100.0     100.0     100.0
November 2012......................    100.0    100.0     100.0     100.0     100.0
November 2013......................    100.0    100.0     100.0     100.0     100.0
November 2014......................    100.0    100.0     100.0     100.0     100.0
November 2015......................    100.0    100.0     100.0     100.0     100.0
November 2016 and thereafter.......      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...     9.90     9.90      9.90      9.90      9.73

                                       C-6

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS C

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100.0%   100.0%    100.0%    100.0%    100.0%
November 2007......................    100.0    100.0     100.0     100.0     100.0
November 2008......................    100.0    100.0     100.0     100.0     100.0
November 2009......................    100.0    100.0     100.0     100.0     100.0
November 2010......................    100.0    100.0     100.0     100.0     100.0
November 2011......................    100.0    100.0     100.0     100.0     100.0
November 2012......................    100.0    100.0     100.0     100.0     100.0
November 2013......................    100.0    100.0     100.0     100.0     100.0
November 2014......................    100.0    100.0     100.0     100.0     100.0
November 2015......................    100.0    100.0     100.0     100.0     100.0
November 2016 and thereafter.......      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...     9.90     9.90      9.90      9.90      9.73

                                     CLASS D

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100.0%   100.0%    100.0%    100.0%    100.0%
November 2007......................    100.0    100.0     100.0     100.0     100.0
November 2008......................    100.0    100.0     100.0     100.0     100.0
November 2009......................    100.0    100.0     100.0     100.0     100.0
November 2010......................    100.0    100.0     100.0     100.0     100.0
November 2011......................    100.0    100.0     100.0     100.0     100.0
November 2012......................    100.0    100.0     100.0     100.0     100.0
November 2013......................    100.0    100.0     100.0     100.0     100.0
November 2014......................    100.0    100.0     100.0     100.0     100.0
November 2015......................    100.0    100.0     100.0     100.0     100.0
November 2016 and thereafter.......      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...     9.90     9.90      9.90      9.90      9.81

                                       C-7

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                                      D-1

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
135 S. LaSalle Street, Suite 1625                   SERIES 2006-C5                  Prior Payment:        N/A
Chicago, IL 60603                                                                   Next Payment:   17-Jan-07
USA                                                                                 Record Date:    30-Nov-06

Administrator:                              ABN AMRO ACCT:               Analyst:
Laura Kocha-Chaddha 312.904.0648   REPORTING PACKAGE TABLE OF CONTENTS   Patrick Gong 714.259.6253
laura.kocha.chaddha@abnamro.com                                          patrick.gong@abnamro.com

------------------------------------------
Issue Id:           CCMT06C5
Monthly Data File
Name:               CCMT06C5_200612_3.ZIP
------------------------------------------

----------------------------------------------------------------
                                                         Page(s)
                                                         -------
Statements to Certificateholders                         Page 2
Cash Reconciliation Summary                              Page 3
Shortfall Summary Report                                 Page 4
Bond Interest Reconciliation                             Page 5
Bond Interest Reconciliation                             Page 6
Rating Information                                       Page 7
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 8
Delinquent Loan Detail                                   Page 9
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 10
Historical Collateral Prepayment                         Page 11
Mortgage Loan Characteristics                            Page 12-14
Loan Level Detail                                        Page 15
Appraisal Reduction Detail                               Page 16
Specially Serviced (Part I) - Loan Detail                Page 17
Specially Serviced (Part II) - Servicer Comments         Page 18
Modified Loan Detail                                     Page 19
Summary of Loan Maturity Extensions                      Page 20
Realized Loss Detail                                     Page 21
Historical REO Report                                    Page 22
Material Breaches Detail                                 Page 23
----------------------------------------------------------------

---------------------------------------
Closing Date:
First Payment Date:         15-Dec-2006
Rated Final Payment Date:   15-Oct-2049
Determination Date:

         Trust Collection Period
---------------------------------------

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
            Depositor: Citigroup Commercial Mortgage Securities Inc.
                  Master Servicer: Midland Loan Services, Inc.
                      Special Servicer: LNR Partners, Inc.
                      Trustee: ABN AMRO LaSalle Bank N.A.
--------------------------------------------------------------------------------

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                              www.midlandls.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:

                                                                                                                   PASS-THROUGH
CLASS       ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING    INTEREST      INTEREST        RATE
CUSIP    FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT    Next Rate(3)
--------------------------------------------------------------------------------------------------------------------------------

Total
--------------------------------------------------------------------------------------------------------------------------------
                                                               Total P&I Payment
                                                               -----------------------------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                      0.00       0
Scheduled Principal                                                 0.00       0
Unscheduled Principal                                               0.00       0
Deferred Interest                                                   0.00
Liquidations                                                        0.00       0
Repurchases                                                         0.00       0
--------------------------------------------------------------------------------
Ending Pool                                                         0.00       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                           0.00
Plus Current Period                                                         0.00
Less Recovered                                                              0.00
Less Non Recovered                                                          0.00
Ending Outstanding                                                          0.00

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                                0.00       0.00
Plus Current Period                                              0.00       0.00
Less Recovered                                                   0.00       0.00
Less Non Recovered                                               0.00       0.00
Ending Outstanding                                               0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 0F 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXCESS ALLOCATED TO THE BONDS:
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====
--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                      BOND INTEREST RECONCILIATION DETAIL

           Accrual                                Accrued       Total       Total
        -------------  Opening   Pass-Through   Certificate   Interest     Interest
Class   Method   Days  Balance       Rate        Interest     Additions   Deductions
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                                    Current     Remaining          Credit
        Distributable   Interest     Period    Outstanding        Support
         Certificate     Payment   Shortfall    Interest     ---------------------
Class     Interest       Amount     Recovery    Shorfalls    Original   Current(1)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                      BOND INTEREST RECONCILIATION DETAIL

                                                             Additions
                              -----------------------------------------------------------------------------
          Prior     Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                              -----------------------------------------------------------------------------

                    Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable    Accretion     Interest      Certificate     Payment
Class     PPIS       Interest    Loss Expense     Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                               RATING INFORMATION

--------------------------------------------------------------------------------
                  ORIGINAL RATINGS      RATING CHANGE/CHANGE DATE(1)
                --------------------    ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P   FITCH      MOODY'S       S&P
--------------------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                    PAGE 7 0F 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                Delinquency Aging Categories                                  Special Event Categories (1)
              -------------------------------------------------------------------------  -------------------------------------------
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure  REO        Modifications Specially Serviced Bankruptcy
   Date       #      Balance  #       Balance  #        Balance  #   Balance  # Balance  #     Balance #          Balance #  Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I      P&I          Protection    Loan Status      Servicer     Foreclosure   Bankruptcy   REO
Control #    Date     Advance     Advances**       Advances       Code (1)    Transfer Date       Date         Date      Date
------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO
------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

--------------------------------------------------------------------------------
Distribution   Ending Pool (1)   Payoffs (2)   Penalties   Appraisal Reduct. (2)
    Date       #      Balance    #   Balance   #  Amount   #         Balance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Liquidations (2)   Realized Losses (2)   Remaining Term   Curr Weighted Avg.
#       Balance    #            Amount   Life             Coupon      Remit
--------------------------------------------------------------------------------

                                                                   PAGE 10 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

CURRENT
CUMULATIVE

                                                                   PAGE 11 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                       Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0      0.00%
--------------------------------------------------------------------------

Average Schedule Balance                 0
Maximum Schedule Balance    (9,999,999,999)
Minimum Schedule Balance     9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                      Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                       0           0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                       0           0      0.00%
-------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ____,900.000%
Maximum Mortgage Interest Rate   ____,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                    Weighted Average
  Balloon         # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                     0           0      0.00%
-----------------------------------------------------------------------

                                                                   PAGE 12 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0      0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0      0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled     % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                 0           0      0.00%
----------------------------------------------------------------

                                                                   PAGE 13 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                    # of    Scheduled   % of
Property Types      Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
                     0         0        0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                    # of    Scheduled    % of
Amortization Type   Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                    # of    Scheduled    % of
Number of Months    Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-----------------------------------------------------------------------
                    # of    Scheduled    % of
Year                Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
    2006              0         0        0.00%      0    0.00%    0.00
    2007              0         0        0.00%      0    0.00%    0.00
    2008              0         0        0.00%      0    0.00%    0.00
    2009              0         0        0.00%      0    0.00%    0.00
    2010              0         0        0.00%      0    0.00%    0.00
    2011              0         0        0.00%      0    0.00%    0.00
    2012              0         0        0.00%      0    0.00%    0.00
    2013              0         0        0.00%      0    0.00%    0.00
    2014              0         0        0.00%      0    0.00%    0.00
    2015              0         0        0.00%      0    0.00%    0.00
    2016              0         0        0.00%      0    0.00%    0.00
2017 & Greater        0         0        0.00%      0    0.00%    0.00
-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                                                                   PAGE 14 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                               LOAN LEVEL DETAIL

----------------------------------------------------------------------
                                                  Operating
Disclosure           Property   Maturity   PFY    Statement      Geo.
 Control #   Group     Type       Date     DSCR      Date     Location
----------------------------------------------------------------------

-----------------------------------------------------------------
  Ending                                                   Loan
Principal   Note   Scheduled   Prepayment   Prepayment    Status
 Balance    Rate      P&I        Amount        Date      Code (1)
-----------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing Matured Ballon

7. Foreclosure

9. REO

                                                                   PAGE 15 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                     Remaining Term                          Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date     Life           Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
           SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                      Loan        Balance                            Remaining
Disclosure Servicing Status  ---------------                Maturity --------- Property    Geo.                          NOI
Control #  Xfer Date Code(1) Schedule Actual Note Rate       Date    Life        Type   Location    NOI      DSCR        Date
------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Not Avail Not Avail Not Avail
           ---------         ---------------

------------------------------------------------------------------------------------------------------------------------------

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 18 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                              MODIFIED LOAN DETAIL

               Ending                    Cutoff    Modified
Disclosure   Principal   Modification   Maturity   Maturity   Modification
 Control #    Balance        Date         Date       Date      Description
--------------------------------------------------------------------------

--------------------------------------------------------------------------

Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

                                                                   PAGE 19 of 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

---------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

---------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
                     HISTORICAL COLLATERAL LEVEL REO REPORT

                                                               Recent              Appraisal
Disclosure   REO               Property   Actual  Scheduled  Appraisal  Appraisal  Reduction
 Control #  Date  City  State    Type    Balance   Balance     Value       Date      Amount
----------------------------------------------------------------------------------------------

                                         -----------------------------------------------------

----------------------------------------------------------------------------------------------

                                                    Other
Disclosure     Date     Liquidation  Liquidation   Revenue   Realized  Type
 Control #  Liquidated    Proceeds     Expenses   Recovered    Loss     (*)
---------------------------------------------------------------------------

            ---------------------------------------------------------------

---------------------------------------------------------------------------

(*) Legend: (1) Paid in Full, (2) Final Recovery Made, (3) Permitted Purchase
(4) Final Recovery of REO, (5) Permitted purchase of REO

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]         CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.  Statement Date: 15-Dec-06
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   15-Dec-06
                                                    SERIES 2006-C5                  Prior Payment:        N/A
                                                                                    Next Payment:   17-Jan-07
                                                                                    Record Date:    30-Nov-06

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                      Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 23 OF 23

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                               CLASS A-SB
                  DISTRIBUTION DATE     ANNED PRINCIPAL BALANCE
                  -----------------     -----------------------
                      11/21/2006             $92,920,000.00
                      12/15/2006             $92,920,000.00
                      01/15/2007             $92,920,000.00
                      02/15/2007             $92,920,000.00
                      03/15/2007             $92,920,000.00
                      04/15/2007             $92,920,000.00
                      05/15/2007             $92,920,000.00
                      06/15/2007             $92,920,000.00
                      07/15/2007             $92,920,000.00
                      08/15/2007             $92,920,000.00
                      09/15/2007             $92,920,000.00
                      10/15/2007             $92,920,000.00
                      11/15/2007             $92,920,000.00
                      12/15/2007             $92,920,000.00
                      01/15/2008             $92,920,000.00
                      02/15/2008             $92,920,000.00
                      03/15/2008             $92,920,000.00
                      04/15/2008             $92,920,000.00
                      05/15/2008             $92,920,000.00
                      06/15/2008             $92,920,000.00
                      07/15/2008             $92,920,000.00
                      08/15/2008             $92,920,000.00
                      09/15/2008             $92,920,000.00
                      10/15/2008             $92,920,000.00
                      11/15/2008             $92,920,000.00
                      12/15/2008             $92,920,000.00
                      01/15/2009             $92,920,000.00
                      02/15/2009             $92,920,000.00
                      03/15/2009             $92,920,000.00
                      04/15/2009             $92,920,000.00
                      05/15/2009             $92,920,000.00
                      06/15/2009             $92,920,000.00
                      07/15/2009             $92,920,000.00
                      08/15/2009             $92,920,000.00
                      09/15/2009             $92,920,000.00
                      10/15/2009             $92,920,000.00
                      11/15/2009             $92,920,000.00
                      12/15/2009             $92,920,000.00
                      01/15/2010             $92,920,000.00
                      02/15/2010             $92,920,000.00
                      03/15/2010             $92,920,000.00
                      04/15/2010             $92,920,000.00
                      05/15/2010             $92,920,000.00
                      06/15/2010             $92,920,000.00
                      07/15/2010             $92,920,000.00
                      08/15/2010             $92,920,000.00
                      09/15/2010             $92,920,000.00
                      10/15/2010             $92,920,000.00
                      11/15/2010             $92,920,000.00
                      12/15/2010             $92,920,000.00
                      01/15/2011             $92,920,000.00
                      02/15/2011             $92,920,000.00
                      03/15/2011             $92,920,000.00
                      04/15/2011             $92,920,000.00
                      05/15/2011             $92,920,000.00
                      06/15/2011             $92,920,000.00
                      07/15/2011             $92,920,000.00
                      08/15/2011             $92,920,000.00
                      09/15/2011             $92,920,000.00
                      10/15/2011             $92,919,272.26
                      11/15/2011             $91,731,085.08
                      12/15/2011             $90,321,869.01
                      01/15/2012             $89,086,280.25
                      02/15/2012             $87,844,183.61
                      03/15/2012             $86,234,765.45
                      04/15/2012             $84,977,648.75
                      05/15/2012             $83,534,008.00
                      06/15/2012             $82,262,665.43
                      07/15/2012             $80,805,185.06
                      08/15/2012             $79,519,468.53
                      09/15/2012             $78,226,979.60
                      10/15/2012             $76,748,927.03
                      11/15/2012             $75,441,844.00
                      12/15/2012             $73,949,593.58
                      01/15/2013             $72,627,764.51
                      02/15/2013             $71,298,972.49
                      03/15/2013             $69,430,445.97
                      04/15/2013             $68,084,810.48
                      05/15/2013             $66,555,054.35
                      06/15/2013             $65,055,054.35
                      07/15/2013             $63,510,562.08
                      08/15/2013             $60,132,717.29
                      09/15/2013             $58,751,508.28
                      10/15/2013             $57,187,565.48
                      11/15/2013             $55,687,565.47
                      12/15/2013             $54,108,529.16
                      01/15/2014             $52,696,129.12
                      02/15/2014             $51,276,288.54
                      03/15/2014             $49,326,352.85
                      04/15/2014             $47,826,633.57
                      05/15/2014             $46,297,962.68
                      06/15/2014             $44,924,170.40
                      07/15/2014             $43,380,655.28
                      08/15/2014             $41,991,445.39
                      09/15/2014             $40,594,893.78
                      10/15/2014             $39,029,236.92
                      11/15/2014             $37,617,030.00
                      12/15/2014             $36,036,142.64
                      01/15/2015             $34,608,116.91
                      02/15/2015             $33,172,543.98
                      03/15/2015             $31,248,006.14
                      04/15/2015             $29,794,673.61
                      05/15/2015             $24,037,837.36
                      06/15/2015             $22,576,985.85
                      07/15/2015             $20,949,663.68
                      08/15/2015             $19,472,477.48
                      09/15/2015              $7,747,883.39
                      10/15/2015              $6,120,839.42
                      11/15/2015              $4,641,667.07
                      12/15/2015              $2,998,683.86
                      01/15/2016              $1,502,956.36
                      02/15/2016                      $0.00

                                      E-1

                                     ANNEX F

                             REFERENCE RATE SCHEDULE

                                      F-1

                                     ANNEX G

                         CLASS XP TOTAL NOTIONAL AMOUNT

                                       G-1

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Citigroup Commercial
Mortgage Trust 2006-C5, Commercial Mortgage Pass-Through Certificates, Series
2006-C5, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-M, Class A-J, Class XP, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       H-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or

                                       H-2

Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       H-3

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed;

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary; and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed;

               (ii)  certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain

                                      H-4

circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       H-5

PROSPECTUS

          CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o     have its own series designation, and

o     consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each issuing entity will include--

o     mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o     mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o     some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi monthly, quarterly, semi annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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                  The date of this prospectus is June 8, 2006.

                                                   TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----

    The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses
          on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
          Unpredictable ..............................................................................................19
    Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the
          Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to
          Refinance the Property, of Which There Is No Assurance .....................................................22
    The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a
          Series of Offered Certificates May Present Special Risks ...................................................29
    Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly

    Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
          Offered Certificates .......................................................................................54
    Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property
          and May Deter a Lender from Foreclosing ....................................................................55
    Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on
          Non-Condominiums ...........................................................................................57
    Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual
          Ownership Interest in a Real Property ......................................................................58
    Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being
          Unenforceable ..............................................................................................58
    Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the
          Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations
          Secured by a Real Property .................................................................................60
    Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
          Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a
          Mortgage Lender's Rights ...................................................................................60
    With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties
          that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans
          That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
          Conflict with Your Interests ...............................................................................61
    Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage
          Loans Underlying Your Offered Certificates May be Unenforceable ............................................62
    Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may
          Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered
          Certificates ...............................................................................................62
    World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the
          Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow

    Litigation and Other Legal Proceedings May Adversely Affect a Borrower's Ability to Repay Its Mortgage
          Loan .......................................................................................................65
    Potential Conflicts of Interest Can Affect a Person's Performance ................................................66
    Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple
          Properties .................................................................................................66
    Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage
          Loans ......................................................................................................67
    Limited Information Causes Uncertainty ...........................................................................67
    The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the
          Offered Certificates and Payments on the Mortgage Assets ...................................................67
    Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse
          Effect on the Market Value of Your Offered Certificates ....................................................67
    The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the
          Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally ..............................................68
    Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or
          More Other Classes of Certificates of the Same Series.......................................................69
    Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates ...................69
    Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All
          Potential Losses ...........................................................................................69
    The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and
          to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered
          Certificateholders of the Same Series ......................................................................70
    Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-132746. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -6-

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR....................................    We are Citigroup Commercial Mortgage Securities Inc., the
                                                     depositor with respect to each series of offered certificates.
                                                     We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York
                                                     10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
                                                     Holdings Inc. and an affiliate of Citigroup Global Markets Inc.
                                                     We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity.
                                                     See "Transaction Participants--The Depositor."

THE SPONSOR......................................    Citigroup Global Markets Realty Corp., which is our affiliate, will be a sponsor with respect to each securitization
                                                     transaction involving the issuance of a series of offered
                                                     certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization
                                                     transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See "Transaction Participants-- The Sponsor."

THE ISSUING ENTITY...............................    The issuing entity with respect to each series of offered
                                                     certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See "Transaction
                                                     Participants--The Issuing Entity."

THE ORIGINATORS..................................    Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets
                                                     Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See "Transaction
                                                     Participants--The Originators" and "Transaction
                                                     Participants--The Sponsor." We will identify in the prospectus supplement for each series of offered certificates any
                                                     originator or group of affiliated originators -- apart from a sponsor and/or its affiliates -- that originated or is expected to originate mortgage loans

                                       -7-

                                                     representing  10% or more of the related  mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED.....................    The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related
                                                     prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...................    We may not publicly offer all the mortgage pass-through
                                                     certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some
                                                     privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates
                                                     described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS..........................    In  general,  a  pooling  and  servicing  agreement  or  other similar  agreement or collection  of  agreements  will govern, among other things--

                                                     o     the issuance of each series of offered certificates,

                                                     o     the creation of and transfer of assets to the issuing
                                                           entity, and

                                                     o     the servicing and administration of those assets.

                                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or
                                                     arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and

                                       -8-

                                                     preparing  and  disseminating  various  reports to the holders of those offered certificates.

                                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing
                                                     document(s) will also include--

                                                     o     one or more master servicers that will generally be
                                                           responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted,
                                                           nonperforming or otherwise problematic in any material
                                                           respect, and

                                                     o     one or more special servicers that will generally be
                                                           responsible for servicing and administering (a) those
                                                           mortgage loans that are defaulted, nonperforming or
                                                           otherwise problematic in any material respect, including
                                                           the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets
                                                           acquired as part of the related trust with respect to
                                                           defaulted mortgage loans.

                                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable
                                                     governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                     Compensation arrangements for a trustee, master servicer,
                                                     special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

                                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See
                                                     "Description of the Governing Documents."

                                                     Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more
                                                     sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the
                                                     subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

                                       -9-

CHARACTERISTICS OF THE MORTGAGE ASSETS...........    The trust assets with respect to any series of offered
                                                     certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security
                                                     interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                                     o     rental or cooperatively-owned buildings with multiple
                                                           dwelling units;

                                                     o     retail properties related to the sale of consumer goods
                                                           and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                                     o     office buildings;

                                                     o     hospitality properties;

                                                     o     casino properties;

                                                     o     health care-related facilities;

                                                     o     industrial facilities;

                                                     o     warehouse facilities, mini-warehouse facilities and
                                                           self-storage facilities;

                                                     o     restaurants, taverns and other establishments involved in
                                                           the food and beverage industry;

                                                     o     manufactured housing communities, mobile home parks and
                                                           recreational vehicle parks;

                                                     o     recreational and resort properties;

                                                     o     arenas and stadiums;

                                                     o     churches and other religious facilities;

                                                     o     parking lots and garages;

                                                     o     mixed use properties;

                                                     o     other income-producing properties; and/or

                                                     o     unimproved land.

                                      -10-

                                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                     o     may provide for the accrual of interest at a mortgage
                                                           interest rate that is fixed over its term, that resets on
                                                           one or more specified dates or that otherwise adjusts from time to time;

                                                     o     may provide for the accrual of interest at a mortgage
                                                           interest rate that may be converted at the borrower's
                                                           election from an adjustable to a fixed interest rate or
                                                           from a fixed to an adjustable interest rate;

                                                     o     may provide for no accrual of interest;

                                                     o     may provide for level payments to stated maturity, for
                                                           payments that reset in amount on one or more specified
                                                           dates or for payments that otherwise adjust from time to
                                                           time to accommodate changes in the mortgage interest rate
                                                           or to reflect the occurrence of specified events;

                                                     o     may be fully amortizing or, alternatively, may be
                                                           partially amortizing or nonamortizing, with a substantial
                                                           payment of principal due on its stated maturity date;

                                                     o     may permit the negative amortization or deferral of
                                                           accrued interest;

                                                     o     may prohibit some or all voluntary prepayments or require
                                                           payment of a premium, fee or charge in connection with
                                                           those prepayments;

                                                     o     may permit defeasance and the release of real property
                                                           collateral in connection with that defeasance;

                                                     o     may provide for payments of principal, interest or both,
                                                           on due dates that occur monthly, bi-monthly, quarterly,
                                                           semi-annually, annually or at some other interval; and/or

                                                     o     may have two or more component parts, each having
                                                           characteristics that are otherwise described in this
                                                           prospectus as being attributable to separate and distinct
                                                           mortgage loans.

                                                     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                                     However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its
                                                     territories and possessions, provided that foreign mortgage loans do not

                                      -11-

                                                     represent more than 10% of the related mortgage asset pool, by balance.

                                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                                     instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

                                                     The trust assets with respect to any series of offered
                                                     certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage
                                                     participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                     o     the security has been registered under the Securities Act
                                                           of 1933, as amended, or

                                                     o     we would be free to publicly resell the security without
                                                           registration.

                                                     In addition to the asset classes described above in this
                                                     "--Characteristics of the Mortgage Assets" subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal
                                                     balance of the related asset pool.

                                                     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the
                                                     related prospectus supplement.

                                                     The trust assets with respect to a series of offered
                                                     certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted
                                                     investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real
                                                     property and other collateral for defaulted mortgage loans.

                                                     See "The Trust Fund."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.......................    We will generally  acquire the mortgage  assets to be included in our trusts from Citigroup Global Markets Realty Corp. or

                                      -12-

                                                     another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related
                                                     securitization.

                                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of
                                                     certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or
                                                     arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
                                                     For 90 days -- or such other period as may be specified in the related prospectus supplement -- following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or
                                                     investments if we deliver or arrange for delivery of a
                                                     corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire
                                                     shortfall, any of the cash or, following liquidation,
                                                     investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                                     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                                     particular mortgage assets underlying a series of certificates in exchange for:

                                                     o     cash that would be applied to pay down the principal
                                                           balances of certificates of that series; and/or

                                                     o     other mortgage loans or mortgage-backed securities that--

                                                           1.    conform to the description of mortgage assets in
                                                                 this prospectus, and

                                                           2.    satisfy the criteria set forth in the related
                                                                 prospectus supplement.

                                                     In addition, if so specified in the related prospectus
                                                     supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances
                                                     described in that

                                      -13-

                                                     prospectus supplement, to sell on behalf of the trust a
                                                     delinquent or defaulted mortgage asset.

                                                     Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining
                                                     certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the
                                                     mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

                                                     If and to the extent described in the related prospectus
                                                     supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the
                                                     affected mortgage asset(s) out of the related trust or to
                                                     replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

                                                     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
THE OFFERED CERTIFICATES.........................    As  more  particularly  described  under  "Description  of the
                                                     Certificates--General" and "--Payments on the Certificates," an
                                                     offered certificate may entitle the holder to receive:

                                                     o     payments of interest;

                                                     o     payments of principal;

                                                     o     payments of all or part of the prepayment or repayment
                                                           premiums, fees and charges, equity participation payments
                                                           or any other specific items or amounts received on the
                                                           related mortgage assets; and/or

                                                     o     payments of residual amounts remaining after required
                                                           payments have been made with respect to other classes of
                                                           certificates of the same series.

                                      -14-

                                                     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of
                                                     certificates of that series, for purposes of some or all
                                                     payments and/or allocations of losses.

                                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and
                                                     distinct classes.

                                                     Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

                                                     We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations.
                                                     Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and
                                                     allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

                                                     See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES..........    Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by
                                                     overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related
                                                     prospectus supplement how losses not covered by credit
                                                     enhancement or support will be allocated to the subject series of offered certificates.

                                      -15-

                                                     The trust assets with respect to any series of offered
                                                     certificates may also include any of the following agreements:

                                                     o     guaranteed investment contracts in accordance with which
                                                           moneys held in the funds and accounts established with
                                                           respect to those offered certificates will be invested at
                                                           a specified rate;

                                                     o     interest rate exchange agreements, interest rate cap
                                                           agreements and interest rate floor agreements; and

                                                     o     currency exchange agreements.

                                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

                                                     See "Risk Factors," "The Trust Fund" and "Description of Credit
                                                     Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS...........................    If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                                     o     delinquent scheduled payments of principal and/or
                                                           interest, other than balloon payments,

                                                     o     property protection expenses,

                                                     o     other servicing expenses, or

                                                     o     any other items specified in the related prospectus
                                                           supplement.

                                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
                                                     otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                                     Governing Documents--Advances."

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations

                                      -16-

                                                     with respect to those mortgage-backed securities or the
                                                     underlying mortgage loans.

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION........................    We will describe in the related prospectus supplement any
                                                     circumstances in which a specified party is permitted or
                                                     obligated to purchase or sell any of the mortgage assets
                                                     underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                     o     all the mortgage assets in any particular trust, thereby
                                                           resulting in a termination of the trust, or

                                                     o     that portion of the mortgage assets in any particular
                                                           trust as is necessary or sufficient to retire one or more
                                                           classes of offered certificates of the related series.

                                                     See "Description of the Certificates--Termination and
                                                     Redemption."

FEDERAL INCOME TAX CONSEQUENCES..................    Any class of offered certificates will constitute or evidence ownership of:

                                                     o     regular interests or residual interests in a real estate
                                                           mortgage investment conduit under Sections 860A through
                                                           860G of the Internal Revenue Code of 1986; or

                                                     o     interests in a grantor trust under Subpart E of Part I of
                                                           Subchapter J of the Internal Revenue Code of 1986.

                                                     See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS.............................    If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or
                                                     arrangement, you are encouraged to review with your legal
                                                     advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the
                                                     Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See "ERISA Considerations."

                                      -17-

LEGAL INVESTMENT.................................    If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will
                                                     constitute mortgage related securities for purposes of the
                                                     Secondary Mortgage Market Enhancement Act of 1984, as amended.
                                                     See "Legal Investment."

                                      -18-

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding

                                       19

whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social,

                                       20

tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant area;

                                       21

      o     changes in rental rates in the relevant area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

                                       22

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

      o     the successful operation and value of the related mortgaged property, and

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      See "--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks" below.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the location, age, functionality, design and construction quality of the subject property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

      o     retroactive changes in building codes and other applicable laws;

                                       23

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                                       24

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults or any other inability to collect rental payments;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements;

      o     a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

      o     an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                       25

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted

                                       26

property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

                                       27

      Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage

                                       28

loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE
MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES MAY PRESENT SPECIAL
RISKS

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties.

      Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality, in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the existence or construction of competing or alternative
            residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

                                       29

      o     compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o     in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     local factory or other large employer closings;

      o     state and local regulations, which may affect the property owner's ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o     the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

                                       30

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

                                       31

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

      o     the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o     the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                       32

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

      o     tenants' sales;

                                       33

      o     tenant mix;

      o     whether the property is in a desirable location;

      o     the physical condition and amenities of the building in relation to competing buildings;

      o     whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

                                       34

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

                                       35

      o     the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

      o     the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building's compatibility with current business wiring requirements;

      o     whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o     the location of the property with respect to the central business district or population centers;

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

                                       36

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner of the property.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.
In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

                                       37

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

                                       38

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism;

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o     changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

                                       39

      In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses.
There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health care-related properties include:

      o     hospitals;

      o     medical offices;

                                       40

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor

                                       41

other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.
Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals.
There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o     location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

                                       42

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

                                       43

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

                                       44

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the

                                       45

vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance, condition and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

                                       46

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether or not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

                                       47

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

                                       48

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

      o     the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

                                       49

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

                                       50

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each  of these appraisal methods presents analytical difficulties. For example--

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

                                       51

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" above.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

                                       52

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing

                                       53

member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "Legal Aspects of Mortgage Loans--Bankruptcy
Laws."

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the

                                       54

property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental

                                       55

problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,
            or

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978--

      o     to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o     to deliver to potential residents or purchasers a United States
            Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young

                                       56

            children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

      Some  mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                       57

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

                                       58

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the

                                       59

mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules.
See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation".

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES; CO-LENDER, INTERCREDITOR
AND SIMILAR AGREEMENTS MAY LIMIT A MORTGAGE LENDER'S RIGHTS

      With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations."

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

      The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the

                                       60

loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See
"Legal Aspects of Mortgage Loans--Subordinate Financing."

      In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

      o     grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of the payment terms of the subject underlying mortgage loan; and or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      See also "--With Respect to Certain Mortgage Loans Included in Our Trusts,
the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the
Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests" below.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

      One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations." Pursuant to one
or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer -- without cause -- with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination -- or, if applicable, any representative, designee or assignee thereof with respect to the particular right -- that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust

                                       61

mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See "Description of the Governing
Documents--Servicing Mortgage Loans That Are Part of a Loan Combination."

CERTAIN ASPECTS OF CO-LENDER, INTERCREDITOR AND SIMILAR AGREEMENTS EXECUTED IN
CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE
UNENFORCEABLE

      One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust -- directly or through an applicable servicer -- will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street
Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States
Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

MEZZANINE DEBT MAY REDUCE THE CASH FLOW AVAILABLE TO REINVEST IN A MORTGAGED
REAL PROPERTY AND MAY INCREASE THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

      In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

                                       62

      o     grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of payment terms of the subject underlying mortgage loan; and/or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES.

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.
We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

                                       63

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     mold,

      o     vermin, and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

      Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject

                                       64

property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

                                       65

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES.

      In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

      o     the real properties may be managed by property managers that are affiliated with the related borrowers;

      o     the property managers also may manage additional properties, including properties that may compete with those real properties; or

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                                       66

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

                                       67

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

                                       68

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES

      If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the certificates of the same series,

      o     the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the related trust.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.
Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

                                       69

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INTERESTS OF CERTAIN CERTIFICATEHOLDERS WITH RIGHTS AND POWERS OVER CERTAIN
SERVICING ACTIONS AND TO CURE AND PURCHASE CERTAIN MORTGAGE LOANS MAY BE IN
CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS OF THE SAME SERIES

      The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

      The certificateholders and/or certificate owners possessing -- directly or through representatives -- the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners -- directly or through representatives -- will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may

                                       70

be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

                                       71

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

      o     a foreign person under the Internal Revenue Code of 1986, or

                                       72

      o     a U.S. person that is classified as a partnership under the Internal
            Revenue Code of 1986, unless all of its beneficial owners are U.S.
            persons, or

      o     a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the
"Glossary" attached to this prospectus.

                                 THE TRUST FUND

DESCRIPTION OF THE TRUST ASSETS

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

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MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o     rental or cooperatively-owned buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

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      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

                                       75

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

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      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest origination date and maturity date of the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

                                       77

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide--

      o     more general information in the related prospectus supplement, and

      o     specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      o     mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o     will be exempt from the registration requirements of that Act, or

      o     will have been held for at least the holding period specified in
            Rule 144(k) under that Act, or

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      o     may otherwise be resold by us publicly without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days -- or such other period as may be specified in the related prospectus supplement --
following the date of initial issuance of that series of certificates, which
90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for

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delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period;

      o     the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

      o     any limitation on the ability to add pool assets.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

      o     cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1.    conform to the description of mortgage assets in this
                  prospectus, and

            2.    satisfy the criteria set forth in the related prospectus
                  supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

      In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is

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material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s)
that satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      See also "Description of the Certificates--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

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      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

      Trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o     currency exchange agreements.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                            TRANSACTION PARTICIPANTS

THE SPONSOR

      Unless otherwise specified in the related prospectus supplement, Citigroup
Global Markets Realty Corp. ("CGMRC"), a New York corporation, will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.

      CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup
Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York
10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.
CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

      CGMRC's Commercial Real Estate Securitization Program.

      CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and

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commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by
CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and
2005, respectively.

      When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and
CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

      In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

      In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates
in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

      In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

      Underwriting Standards

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      General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

      Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC's underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer.
The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more--depending on loan size--specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses, capital
            expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

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      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      In addition, CGMRC may "normalize" operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional

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collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process,
CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional

                                       86

Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether--

                                       87

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CGMRC to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC's underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE DEPOSITOR

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

      We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

      We do not have, and do not expect in the future to have, any significant assets.

      We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section
13(a) or 15(d) of the Exchange Act.

      We were organized, among other things, for the purposes of:

      o     acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

      o     acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

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      o     authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

      o     acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

      o     doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from
CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

      o     to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

      o     to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

      o     to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

      o     to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

      Generally, however, it is expected that the functions and/or duties set out under this "--The Depositor" section will be performed by our agents or affiliates.

THE ISSUING ENTITY

      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of
New York or other jurisdiction specified in the related prospectus supplement.
As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions

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on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

THE ORIGINATORS

      Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "Transaction Participants--The Sponsor." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your

                                       90

offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Transaction Participants--The
Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

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      o     responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special

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servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

      One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan

                                       94

combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See "Risk Factors--With Respect to Certain
Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that
Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.
However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

                                       95

            remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                                       96

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the related Governing
            Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust.
However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                       97

      o     incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing
            Document; or

      o     incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that
            Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager

                                       98

may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2.    to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

      3.    to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

      4.    to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
            Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5.    to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
            Document;

      6.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

      7.    to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      8.    to otherwise modify or delete existing provisions of the Governing
            Document.

      However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

                                       99

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement.

      The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $50,000,000; and

                                       100

      o     be subject to supervision or examination by a federal or state banking authority.

      If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

      The trustee for a series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

      In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

RIGHTS, PROTECTIONS, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or

                                       101

expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related
Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

      The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document, or to make any investigation of matters arising under that
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that
Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      In general, if, among other things--

      o     the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

      o     the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or

                                       102

            any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o     the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing Document and such failure continues unremedied for a period set forth in the related Governing Document after receipt of written notice by the trustee of such failure, or

      o     if the trustee fails to make certain distributions to the
            certificateholders required pursuant to the related Governing
            Document,

then we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related
Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

      The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

                                       103

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance, if any;

      o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
            pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

                                       104

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on

                                       105

transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC..

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

      A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the frequency of distributions on, and the periodic distribution date for, that series,

      o     the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

      o     the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days--generally not more than five--prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

                                       106

      o     the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o     any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

      o     any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o     how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the
            transaction accounts or account activity; and

      o     an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o     a rate based on the interest rate for a particular related mortgage asset;

      o     a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

                                       107

      o     a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o     a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o     a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o     a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered
            certificates;

      o     a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o     the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o     a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

                                       108

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the related mortgage assets; or

      o     equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

                                       109

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and

                                       110

manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

      See "Description of Credit Support."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to

      o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
            Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
            containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o     Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of
            2002.

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not

                                       111

available until filing of the final prospectus supplement related to the series.
Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "Available Information."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement

                                       112

information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii)
            to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the

                                       113

mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool - or, in the case of a master trust, of the particular series in which the class was issued - is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,
for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream. DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                       114

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

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maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

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      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o     we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates,

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      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

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      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o     be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o     payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

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      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

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      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o     the projected weighted average life of each class of those offered certificates with principal balances, and

      o     the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage

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loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all,

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at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

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      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount,

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net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

      Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

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                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Trust Fund--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

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      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during

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the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

      If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

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PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

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      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

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In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

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      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property.
Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of

                                       133

obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

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BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

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      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the

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management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the
Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or

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lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

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JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect

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from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer

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or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o     its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o     the lender was, at the time of execution of the mortgage,
            "reasonably without cause to believe that the property was subject to forfeiture."

      However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies,

      o     foreign investors.

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

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      o     holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

      Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal
Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and
Other Tax Consequences."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "The Trust Fund--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

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      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section
1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

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      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

                                       146

unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

                                       147

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                       148

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                       149

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       150

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption

                                       151

in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of

                                       152

the REMIC will be allocated to each day in the calendar quarter ratably using a
"30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.
The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable
Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                       153

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the

                                       154

interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

                                       155

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o     increased by amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

                                       156

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

                                       157

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax
            liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

                                       158

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest,

      o     the present value of the expected future distributions on the interest, and

      o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

                                       159

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

                                       160

      In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

                                       161

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction

                                       162

generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other permitted investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance

                                       163

may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

                                       164

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

                                       165

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

                                       166

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

      o     fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury

                                       167

Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S.
            Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

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            2.    the sum of:

                  o     normal administration fees, and

                  o     interest paid to the holders of grantor trust fractional
                        interest certificates issued with respect to that
                        grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,
            and

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section
            856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                       169

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

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      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of

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all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Grantor Trusts--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

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      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

                                       173

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

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      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of

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the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of

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original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

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      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      These regulations are proposed to be effective on January 1, 2004.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                       179

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

                                       180

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both
Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1.    those with discretionary authority or control over the assets of the entity,

      2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3.    those who are affiliates of the persons described in the preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of that Plan, or

      o     provides investment advice with respect to the assets of that Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then

                                       181

the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

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UNDERWRITER'S EXEMPTION

      The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the
Underwriter Exemption to a predecessor in interest to Citigroup Global Markets
Inc. Subject to the satisfaction of the conditions specified in the Underwriter
Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
            Markets Inc. or any person affiliated with Citigroup Global Markets
            Inc., such as particular classes of the offered certificates.

      Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

      Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees

                                       183

thereof: (a) has investment discretion with respect to the investment of such
Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue
Code.

CONSULTATION WITH COUNSEL

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that
Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or

                                       184

review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented by those securities; and

      o     federal credit unions may invest in "mortgage related securities"
            and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24
            (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation

                                       185

that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities, unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates are encouraged review the "Supervisory Policy Statement on
Investment Securities and End-User Derivatives Activities" of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent--

                                       186

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

                                       187

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc.
is our affiliate and an affiliate of CGMRC.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      o     Sidley Austin LLP.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this

                                       188

prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       189

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Clearstream" means Clearstream Banking Luxembourg.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "DTC" means The Depository Trust Company.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "EPA" means the Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

                                       190

      "ECSPLC" means Euroclear Clearance System Public Limited Company.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

                                       191

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                       192

      "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction
Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

      "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

                                       193

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2006-C5 Annex A.xls", a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

Important Notice About the Information
   Contained in This Offering Prospectus and
   the Accompanying Base Prospectus .............          6
Important Notice Relating to Automatically

Capitalized Terms Used in this Offering

Affiliations and Certain Relationships and
   Related Transactions .........................        150
The Series 2006-C5 Pooling and Servicing
   Agreement ....................................        150
Servicing of the Ala Moana Portfolio

ANNEX A-1--Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties ....................      A-1-1
ANNEX A-2--Summary Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties ....................      A-2-1
ANNEX A-3--Summary Characteristics of the
   Underlying Mortgage Loans in Loan Group
   No. 1 and the Related Mortgaged Real
   Properties ...................................      A-3-1
ANNEX A-4--Summary Characteristics of the
   Underlying Mortgage Loans in Loan Group
   No. 2 and the Related Mortgaged Real
   Properties ...................................      A-4-1
ANNEX A-5--Characteristics of the
   Multifamily and Manufactured Housing
   Community Mortgaged Real Properties ..........      A-5-1
ANNEX B--Description of Ten Largest
   Mortgage Loans and/or Groups of Cross-

ANNEX D--Form of Distribution Date
   Statement ....................................        D-1
ANNEX E--Class A-SB Planned Principal
   Balance Schedule .............................        E-1
ANNEX F--Reference Rate Schedule ................        F-1
ANNEX G--Class XP Total Notional
   Amount .......................................        G-1
ANNEX H--Global Clearance, Settlement
   and Tax Documentation Procedures .............        H-1

================================================================================

================================================================================

                                $1,964,204,000
                                 (APPROXIMATE)

                             CITIGROUP COMMERCIAL
                            MORTGAGE TRUST 2006-C5

                       COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2006-C5

                             CLASS A-1, CLASS A-2,
                            CLASS A-3, CLASS A-SB,
                            CLASS A-4, CLASS A-1A,
                             CLASS A-M, CLASS A-J,
                               CLASS B, CLASS C,
                             CLASS D AND CLASS XP

                              OFFERING PROSPECTUS

                                   CITIGROUP
                       LASALLE FINANCIAL SERVICES, INC.
                            PNC CAPITAL MARKETS LLC
                        BANC OF AMERICA SECURITIES LLC

                                OCTOBER 30, 2006

================================================================================

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5